As filed with the Securities and Exchange Commission on March 24, 2025
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONSGATE STUDIOS HOLDING CORP.*
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	7812	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
(877)
848-3866
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Tobey
Executive Vice President and General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue
Santa Monica, California 90404
(877)
848-3866
(Name, address, including zip code, and telephone number, including area code, of agent for service)

David E. Shapiro Mark A. Stagliano Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Kimberly Burns Dentons Canada LLP 250 Howe Street, 20th Floor Vancouver, British Columbia Canada, V6C 3R8
Approximate Date of Commencement of Proposed Sale of the Securities to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act of 1934, as amended. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
The Registrant is currently named Lionsgate Studios Holding Corp. In connection with the Transactions described in the prospectus included in this Registration Statement, Lionsgate Studios Holding Corp. plans to change its name to “Lionsgate Studios Corp.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY AND SUBJECT TO COMPLETION, DATED MARCH 24, 2025

The 283,853 shares of common stock, without par value, of Lionsgate Studios Holding Corp. (“New Lionsgate,” “we,” “us,” “our,” or the “Company”), a newly incorporated entity formed under the laws of the Province of British Columbia and a wholly-owned subsidiary of Lions Gate Entertainment Corp. (“Lionsgate” or “LGEC”), covered by this prospectus include options (“stock options”) and stock appreciation rights (“SARs”) to acquire shares of the common stock of New Lionsgate that are held by former employees of LGEC and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz Entertainment Corp. (“Starz”), and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The stock options and SARs are outstanding under the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “New Lionsgate 2025 Plan”) and were converted from stock options to purchase Class A voting shares and Class B non-voting shares of LGEC (“LGEC common shares”) and SARs to acquire LGEC common shares in connection with the separation of the businesses of Lionsgate Studios Corp., a British Columbia corporation (“LG Studios”), which encompasses the motion picture and television studio operations (the “LG Studios Business”), from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms (the “Starz Business”). Any proceeds received by New Lionsgate from the exercise of stock options and SARs covered by the Plan (and issued pursuant to the offering described in this prospectus) will be used for general corporate purposes.

As of the date of this prospectus, New Lionsgate is a wholly-owned subsidiary of LGEC. After the Transactions (as defined below), New Lionsgate new common shares are expected to trade on the New York Stock Exchange (“NYSE”) under the symbol “LION.” Prior to the completion of the Transactions, there is no established public trading market for New Lionsgate new common shares. Trading of New Lionsgate new common shares under the symbol “LION” is expected to begin on the first trading day following the completion of the Transactions.

In reviewing this prospectus, we urge you to read carefully the section entitled “Risk Factors” beginning on page 20 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated [   ], 2025

i

CERTAIN DEFINITIONS

Unless otherwise indicated or as the context otherwise requires, all references in this prospectus to:

“Arrangement” refers to an arrangement proposed by Lionsgate to the holders of the LGEC Class A shares and to the holders of the LGEC Class B shares, and by LG Studios to the shareholders of the LG Studios common shares, in each case under Part 9, Division 5 of the BC Act on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the provisions of the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and LG Studios, as applicable;

“Arrangement Agreement” refers to that certain Arrangement Agreement, dated January 29, 2025, as amended by an amending agreement dated March 12, 2025, and may be further amended from time to time, by and among Lionsgate, New Lionsgate, LG Studios, and LG Sirius, which agreement and amending agreement are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively;

“BC Act” refers to the Business Corporations Act (British Columbia);

“BC Court” refers to the Supreme Court of British Columbia;

“Class A Lion Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of New Lionsgate new common shares equal to the Class A Separation Lion Exchange Ratio;

“Class A Separation Lion Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, for a number of Starz common shares equal to the Class A Separation Starz Exchange Ratio;

“Class A Separation Starz Exchange Ratio” refers to one and twelve one-hundredths (1.12);

“Class A Starz Exchange Ratio” refers to the Initial Class A Exchange Ratio, together with the Class A Separation Starz Exchange Ratio;

“Class B Lion Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Lion Exchange Ratio;

“Class B Separation Lion Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) New Lionsgate new common share;

“Class B Separation Lion Exchange Ratio” refers to the ratio used in the Class B Separation Lion Exchange;

“Class B Separation Starz Exchange” refers to the exchange by New Lionsgate shareholders (formerly LGEC shareholders) of each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, for one (1) Starz common share;

“Class B Separation Starz Exchange Ratio” refers to the ratio used in the Class B Separation Starz Exchange;

“Class B Starz Exchange Ratio” refers to the Initial Class B Exchange Ratio, together with the Class B Separation Starz Exchange Ratio;

“Competition Act” refers to the Competition Act (Canada) and the regulations made thereunder;

“Computershare” refers to Computershare Investor Services Inc. with offices located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada;

“Employee Matters Agreement” refers to the employee matters agreement, by and between New Lionsgate and Starz, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Exhibit 10.4;

“Initial Class A Exchange” refers to the exchange by LGEC shareholders of each LGEC Class A share that they hold for one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share;

“Initial Class A Exchange Ratio” refers to the ratio used in the Initial Class A Exchange;

“Initial Class B Exchange” refers to the exchange by LGEC shareholders of each LGEC Class B share that they hold for one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share;

“Initial Class B Exchange Ratio” refers to the ratio used in the Initial Class B Exchange;

“Interim Orders” refers to the LGEC Interim Order with respect to the Arrangement for LGEC and the LG Studios Interim Order with respect to the Arrangement for LG Studios, in each case pursuant to the Arrangement Agreement;

“Investment Canada Act” refers to the Investment Canada Act (Canada) and the regulations made thereunder;

“LG Sirius” refers to LG Sirius Holdings ULC, a British Columbia unlimited liability corporation;

“LG Sirius Owned Shares” refers to all of the LG Studios common shares owned by LG Sirius at the Arrangement Effective Time;

“LG Studios” refers to Lionsgate Studios Corp., a British Columbia corporation;

“LG Studios Board” refers to the board of directors of LG Studios;

“LG Studios Business” refers to the business held by LG Studios prior to the Transactions;

“LG Studios common shares” refers to the common shares, without par value, of LG Studios;

“LG Studios Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LG Studios made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the LG Studios Special Meeting;

v

“LG Studios Reorganization Proposal” refers to a special resolution of the holders of LG Studios common shares adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this prospectus;

“LGEC common shares” refers to LGEC Class A shares and LGEC Class B shares;

“LGEC Class A shares” refers to the Class A voting shares, without par value, of Lionsgate;

“LGEC Class B shares” refers to the Class B non-voting shares, without par value, of Lionsgate;

“LGEC Interim Articles” refers to the interim articles of LGEC;

“LGEC Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LGEC made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the Lionsgate Annual General and Special Meeting;

“Lionsgate” or “LGEC” refers to Lions Gate Entertainment Corp., a British Columbia corporation, which, as part of the Transactions, will change its name to “Starz Entertainment Corp.”;

“Lionsgate Board” refers to the board of directors of Lionsgate;

“Lionsgate Transactions Proposal” refers to a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares, in each case adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, Studios, the shareholders of Studios, and New Lionsgate, pursuant to which, among other things, (a) New Lionsgate will be separated from Lionsgate and hold the Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in this prospectus;

“New Lionsgate” refers to Lionsgate Studios Holding Corp., a British Columbia corporation;

“New Lionsgate 2025 Plan” refers to the Lionsgate Studios Corp. 2025 Performance Incentive Plan, the form of which is attached hereto as Exhibit 10.5;

“New Lionsgate Articles” refers to the articles of New Lionsgate to be effective upon completion of the Transactions, as amended from time to time, the form of which are attached hereto as Exhibit 3.2;

“New Lionsgate Board” refers to the board of directors of New Lionsgate;

“New Lionsgate Class A shares” refers to the Class A shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class A shares;

“New Lionsgate Class B shares” refers to the Class B shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class B shares;

“New Lionsgate Class C preferred shares” refers to the Class C preferred shares, with one-half (1/2) of a vote per share, without par value, with a redemption price of $0.01 per share, of New Lionsgate;

“New Lionsgate Interim Articles” refers to the interim articles of New Lionsgate, the form of which are attached hereto as Exhibit 3.1;

“New Lionsgate new common shares” refers to the common shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“New Lionsgate preference shares” refers to the preference shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“Plan of Arrangement” refers to the Plan of Arrangement in respect of the Arrangement, the form of which is attached hereto as Exhibit 2.2, subject to any amendments or variations to such plan made in accordance with the Arrangement Agreement and the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and Studios, as applicable;

“Prior Plans” refers to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan;

“Separation Agreement” refers to the separation agreement by and among New Lionsgate, LG Studios, LG Sirius and Lionsgate, to be entered into prior to the Arrangement Effective Time, the form of which is attached hereto as Exhibit 2.3;

“Starz” refers to LGEC following its name change to Starz Entertainment Corp. in connection with the Transactions;

“Starz 2025 Plan” refers to the Starz Entertainment Corp. 2025 Performance Incentive Plan;

“Starz Articles” refers to the articles of Starz to be effective upon completion of the Transactions, as may be amended from time to time;

“Starz Board” refers to the board of directors of Starz;

“Starz Business” refers to the businesses of Lionsgate, other than the LG Studios Business, as in existence prior to the Transactions;

“Starz common shares” refers to voting common shares, each without par value, of Starz (formerly LGEC);

“Tax Matters Agreement” refers to the tax matters agreement, by and between LGEC and LG Studios, dated as of May 9, 2024 and entered into in connection with the Business Combination, which is attached hereto as Exhibit 10.1 and to which New Lionsgate will be made a party prior to the Arrangement Effective Time pursuant to an amendment to the Tax Matters Agreement, the form of which is attached hereto as Exhibit 10.2 (the “Tax Matters Agreement Amendment”); and

“Transition Services Agreement” refers to the transition services agreement, by and between New Lionsgate and Starz, to be entered into in connection with the Transactions, the form of which is attached hereto as Exhibit 10.3.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. To fully understand the Transactions you should read carefully this entire prospectus, including the annexes, as well as the documents incorporated by reference into this prospectus, and the other documents to which you are referred. Please see the section entitled “Where You Can Find More Information” elsewhere in this prospectus.

Except as otherwise indicated or unless the context otherwise requires, the information included in this prospectus about New Lionsgate assumes the completion of all of the transactions referred to in this prospectus in connection with the Transactions. Unless the context otherwise requires, references in this prospectus to “New Lionsgate” or the “Company” refer to Lionsgate Studios Holding Corp., a British Columbia corporation, which is currently a wholly-owned subsidiary of Lions Gate Entertainment Corp. and was formed to hold, upon consummation of the Transactions, the Lionsgate Studios Corp. (“LG Studios”) Business, including a substantial portion of Lionsgate’s corporate general and administrative functions and costs. References in this prospectus to “LGEC” or “Lionsgate” refer to Lions Gate Entertainment Corp., a British Columbia corporation, unless the context otherwise requires. References in this prospectus to New Lionsgate’s historical business and operations, and to LG Studios, refer to the LG Studios Business of LGEC prior to the Transactions and that transferred to New Lionsgate in connection with the Transactions. References in this prospectus to the “Transactions” refer to the series of transactions that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions.

Lionsgate Studios Holding Corp.

Overview and History

Lionsgate Studios Holding Corp. is a newly formed entity incorporated under the laws of the Province of British Columbia and is a direct, wholly owned subsidiary of Lionsgate (“New Lionsgate”). Following the completion of the Transactions, New Lionsgate will hold the LG Studios Business.

New Lionsgate was incorporated under the BC Act using the name Lionsgate Studios Holding Corp. on January 10, 2025. New Lionsgate’s head office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

The New Lionsgate new common shares are expected to trade under the symbol “LION” on the New York Stock Exchange after the Transactions.

Summary of Risk Factors

An investment in New Lionsgate new common shares is subject to a number of risks. Set forth below are some, but not all, of these risks. Please read the information in the section entitled “Risk Factors,” beginning on page 20, for a more thorough description of these and other risks.

Risks Related to New Lionsgate and the LG Studios Business

•	New Lionsgate faces substantial capital requirements and financial risks.

•

The requirements of being a public company, including maintaining adequate internal control over financial and management systems, may strain New Lionsgate’s resources, divert management’s attention, and affect New Lionsgate’s ability to attract and retain executive management and qualified board members.

•	New Lionsgate may incur significant write-offs if its projects do not perform well enough to recoup costs.

•	Changes in New Lionsgate’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability.

•	New Lionsgate’s revenues and results of operations may fluctuate significantly.

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New Lionsgate’s content licensing arrangements, primarily those relating to the distribution of films in foreign territories, may include minimum guarantee arrangements which, absent such arrangements, could adversely affect our results of operations.

•	New Lionsgate may not have long-term arrangements with many of its production or co-financing partners and, as a result, New Lionsgate may not have certain derivative rights related thereto.

•	The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.

•	A significant portion of New Lionsgate’s library revenues is expected to come from a small number of titles.

•	Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect New Lionsgate’s business, financial condition or results of operations.

•	New Lionsgate expects to face substantial competition in all aspects of its business.

•	New Lionsgate will face economic, political, regulatory, and other risks from doing business internationally.

•	New Lionsgate expects to be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

•	If Entertainment One Canada Ltd. loses its Canadian status, it could lose licenses, incentives and tax credits.

•	New Lionsgate’s success will depend on attracting and retaining key personnel and artistic talent.

•	Global economic turmoil and regional economic conditions could adversely affect New Lionsgate’s business.

•	New Lionsgate could be adversely affected by labor disputes, strikes or other union job actions.

•	Business interruptions from circumstances or events out of New Lionsgate’s control could adversely affect New Lionsgate’s operations.

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New Lionsgate’s business will be dependent on the maintenance and protection of its intellectual property and pursuing and defending against intellectual property claims may have a material adverse effect on New Lionsgate’s business.

•	The LG Studios Business involves risks of claims for content of material, which could adversely affect New Lionsgate’s business, results of operations and financial condition.

•	New Lionsgate may in the future become subject to litigation and other legal proceedings, which could adversely impact its business, financial condition and results of operations.

•	Piracy of films and television programs could adversely affect New Lionsgate’s business over time.

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New Lionsgate may rely upon “cloud” computing services to operate certain aspects of its service and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its operations and its business.

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New Lionsgate’s activities are subject to stringent and evolving obligations which may adversely impact its operations. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

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Service disruptions or failures of New Lionsgate or its third-party service providers’ information systems, data and networks may disrupt its businesses, damage its reputation, expose it to regulatory investigations, actions, litigation, fines and penalties or have a negative impact on its results of operations including but not limited to loss of revenue or profit, loss of customers or sales and other adverse consequences.

•	New Lionsgate may incur debt obligations that could adversely affect its business and profitability and its ability to meet other obligations.

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The Internal Revenue Service may not agree that New Lionsgate should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that its U.S. affiliates should not be subject to certain adverse U.S. federal income tax rules.

•	Future changes to U.S. and non-U.S. tax laws could adversely affect New Lionsgate.

•	Changes in foreign, state and local tax incentives may increase the cost of original programming content to such an extent that they are no longer feasible.

•	New Lionsgate’s tax rate is uncertain and may vary from expectations.

•	Legislative or other governmental action in the U.S. could adversely affect New Lionsgate’s business.

•	Changes in, or interpretations of, tax rules and regulations, and changes in geographic operating results, may adversely affect New Lionsgate’s effective tax rates.

Risks Related to the Transactions

•	New Lionsgate may be unable to achieve some or all of the benefits that it expects to achieve through the Transactions.

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Challenges in the commercial and credit environment may adversely affect the expected benefits of the Transactions, the expected plans or anticipated timeline to complete the Transactions and future access to capital on favorable terms.

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The historical financial information of the LG Studios Business and pro forma financial information of New Lionsgate included in this prospectus is not necessarily representative of the results that New Lionsgate would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

•	Following the completion of the Transactions, New Lionsgate will be a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

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Substantial sales of New Lionsgate new common shares following the completion of the Transactions, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares.

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New Lionsgate may fail to perform under the agreements that will be executed as part of the Transactions, and such failure to perform could have a material adverse effect on New Lionsgate’s operations.

•	New Lionsgate may be held liable to Starz if it fails to perform under its agreements, and the performance of such services may negatively affect New Lionsgate’s business and operations.

•	Certain of the transaction agreements between New Lionsgate and Starz may be on terms that differ from the terms New Lionsgate may have otherwise received from unaffiliated third parties.

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The transfer to New Lionsgate of certain contracts, permits and other assets and rights may require the consents or approvals of, or provide other rights to, third parties and governmental authorities. If such consents or approvals are not obtained, New Lionsgate may not be entitled to the full benefit of such contracts, permits and other assets and rights, which could increase its expenses or otherwise harm its business and financial performance.

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The Transactions may result in litigation and/or regulatory inquiries and investigations, which would harm New Lionsgate’s business, financial condition and operating results and could divert management attention.

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Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.

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The Transactions are subject to various risks and uncertainties, including approval of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting and approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting, and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect the businesses of Lionsgate and/or LG Studios before the Transactions, or the business of New Lionsgate following the Transactions.

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After the Transactions, actual or potential conflicts of interest may develop between the management and directors of Starz, on the one hand, and the management and directors of New Lionsgate, on the other hand.

•	New Lionsgate and its respective shareholders could suffer material adverse tax consequences as a result of the Transactions.

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The executive officers and directors of Lionsgate and the executive officers and directors of LG Studios have interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate’s shareholders and LG Studios’ shareholders.

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The allocation of intellectual property rights between Starz and New Lionsgate as part of the Transactions could adversely affect New Lionsgate’s competitive position and/or ability to develop and commercialize certain content and services.

•	The definitive agreements with respect to the material indebtedness of New Lionsgate have not yet been entered into and are subject to change.

Risks Related to New Lionsgate New Common Shares

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New Lionsgate cannot be certain that an active trading market for its common shares will develop or be sustained after the Transactions, and following the completion of the Transactions, its share price may fluctuate significantly.

•	New Lionsgate does not expect to pay any cash dividends for the foreseeable future.

•	Your percentage ownership in New Lionsgate may be diluted in the future.

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If securities or industry analysts do not publish research or publish misleading or unfavorable research about New Lionsgate’s business, New Lionsgate’s share price and/or trading volume, as applicable, could decline.

The Transactions

Structure of the Transactions

The Transactions will result in the separation of the LG Studios Business from the Starz Business through a series of steps that will result in the pre-transaction shareholders of LGEC owning shares in two separate public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LG Studios shareholders and LGEC shareholders.

The Transactions will consist of elements of a typical Canadian “spinoff” and be completed through a British Columbia Plan of Arrangement, which is a British Columbia statutory procedure providing for approval with respect to fairness and supervision with respect to procedure by the BC Court. The Plan of Arrangement is subject to approval by the shareholders of LGEC, the shareholders of LG Studios and the BC Court. As currently contemplated, the Transactions will occur on a taxable basis to the shareholders of LGEC under the Canadian Tax Act, with non-residents of Canada expected to be exempt from Canadian income tax on any gains realized. Holders of LG Studios common shares who hold such shares as capital property for purposes of the Canadian Tax Act will generally not realize either a capital gain or a capital loss on the exchange of LG Studios common shares for New Lionsgate new common shares.

With respect to dissent rights, under the Interim Orders, registered shareholders of Lionsgate as of the Record Date have been granted the right to dissent in respect of the Lionsgate Transactions Proposal, and registered shareholders of LG Studios as of the Record Date have been granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided they strictly follow the procedures specified in Section 237 through Section 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court.

Shareholders of Lionsgate or LG Studios who are not shareholders of record and wish to dissent should be aware that only registered shareholders are entitled to dissent rights. Accordingly, non-registered shareholders of Lionsgate or LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate or LG Studios shares to dissent on their behalf.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders will first receive in exchange for each outstanding LGEC Class A share that they hold:

○	One (1) New Lionsgate Class A share; and

○	One (1) New Lionsgate Class C preferred share;

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class B share that they hold:

○	One (1) New Lionsgate Class B share; and

○	One (1) New Lionsgate Class C preferred share.

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares, the Starz common shares.

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New Lionsgate will create a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

•

New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares;

•

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

The following diagram depicts Lionsgate’s simplified current organizational and ownership structures prior to completion of the Transactions.

LG Studios Public Shareholders
Lions Gate Entertainment Corp. (Canada)
12.2%
87.8%
Lionsgate Studios Corp. (Canada)
100%
Other Starz Subsidiaries (non-U.S.)
100%
Entities conducting the Starz Business (non-U.S.)
100%
Lions Gate Capital Holdings, LLC (U.S.- Delaware)
100%
Entities conducting the Starz Business (U.S.)
100%
Other LG Studios Subsidiaries (non-U.S.)
100%
Entities conducting the Studio Business (non-U.S.)
100%
Other LG Studio Subsidiaries (U.S.)
100%
Entities conducting the Studio Business (U.S.)

The following diagram depicts LG Studios’ simplified current organizational and ownership structures prior to completion of the Transactions.

The following diagrams depict New Lionsgate’s and Starz’s simplified organizational and ownership structures immediately following the completion of the Transactions.

Results of the Transactions

After the Transactions, each of New Lionsgate and Starz will be a separate, publicly traded company. The actual number of New Lionsgate new common shares to be issued in the Transactions will be determined at the Arrangement Effective Time, and will reflect any exercise of stock options (“stock options”) or share appreciation rights (“SARs”) relating to LGEC common shares prior to the Arrangement Effective Time.

New Lionsgate, Lionsgate and LG Studios have entered into an Arrangement Agreement and will enter into a Separation Agreement, as well as other related agreements to effect the Transactions and to provide a framework for their relationship after the Transactions, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement, and agreements governing other commercial licensing arrangements between the parties thereto. The Separation Agreement and other agreements will provide for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Reasons for the Transactions

The Lionsgate Board and the LG Studios Board believe that the separation of the LG Studios Business and the Starz Business into two independent, publicly traded companies is in the best interests of Lionsgate and its shareholders for a number of reasons, including:

•	Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and Profit Growth. The Transactions will allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and it will enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

•

The Transactions will allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

•

The Transactions will allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities domestically and internationally and to efficiently grow its international operations on a standalone basis.

•

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions will allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions will also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategy.

•	The Transactions will allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

•	The Transactions will allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development.

•

Targeted Investment Opportunity. The Transactions will allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

•	The Transactions will allow New Lionsgate to become one of the only pure-play publicly traded content studios.

•

The Transactions will allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

•

Creation of Independent Equity Currencies. The Transactions will create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz will have more flexibility to capitalize on their unique strategic opportunities.

•

Employee Recruitment, Incentives and Retention. The Transactions will allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions will allow incentive structures and targets at each company to be better aligned with each underlying business.

•

Stronger Corporate Governance. The Lionsgate Board also believes that a one (1) share, one (1) vote capital structure at Starz and New Lionsgate is in the best interests of Starz, New Lionsgate and their respective shareholders as it strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

The Lionsgate Board and the LG Studios Board also considered a number of potentially negative factors in evaluating the Transactions, including:

•

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on each of their respective management’s time, effort and resources.

•

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business currently benefit from certain economies of scale operating within the broader corporate organization that will no longer be available after the Transactions. As standalone companies, New Lionsgate and Starz may have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies will result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz will require corporate general and administrative functions.

•

Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. Following the completion of the Transactions, New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

In determining to pursue the Transactions, the Lionsgate Board and the LG Studios Board each concluded the potential benefits of the Transactions outweighed the foregoing factors. See “Risk Factors—Risks Related to the Transactions” included elsewhere in this prospectus.

Treatment of Lionsgate Equity Awards

Background. Lionsgate currently maintains four equity compensation plans: the Lionsgate 2023 Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Lionsgate 2019 Plan”), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Lionsgate 2017 Plan”) and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (together with the Lionsgate 2023 Plan, the Lionsgate 2019 Plan and the Lionsgate 2017 Plan, the “Prior Plans”). It is expected that New Lionsgate will assume the Lionsgate 2023 Plan and amend and restate the Lionsgate 2023 Plan as the New Lionsgate 2025 Plan as approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, to be effective as of the date of the completion of the Transactions, subject to the approval of holders of LGEC Class A shares as further described in this prospectus. Awards outstanding under the equity plans of Lionsgate including awards outstanding under the Prior Plans immediately prior to the completion of the Transactions held by a Lionsgate employee who will be a New Lionsgate employee after the Transactions (a “New Lionsgate Employee”) or by a former employee of Lionsgate (regardless of the division in which such former employee served), will be converted into awards of New Lionsgate under the New Lionsgate 2025 Plan, the form of which is attached hereto as Exhibit 10.5. It is expected that Starz will adopt the Starz 2025 Plan as approved prior to the Transactions by the Lionsgate Board, to be effective as of the date of the Transactions, subject to the approval of holders of LGEC Class A shares, as further described in this prospectus. Subject to shareholder approval, Starz will adopt the Starz 2025 Plan, and awards outstanding under the equity plans of Lionsgate immediately prior to the Transactions including awards outstanding under the Prior Plans immediately prior to the Transactions held by a Lionsgate employee who will become an employee of Starz (a “Starz Employee”), will be converted into an award of Starz immediately after the Transactions and assumed under the Starz 2025 Plan. Each Lionsgate equity award that is outstanding immediately prior to the Transactions will be adjusted to reflect the impact of the Transactions, as described below.

Stock Options

Stock Options Held by Starz Employees. Each award of Lionsgate stock options held by a Starz Employee will be converted into an award of stock options with respect to the Starz common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Options Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock options held by a New Lionsgate Employee or by a former employee of Lionsgate will be converted into an award of stock options with respect to New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights

Stock Appreciation Rights Held by Starz Employees. Each award of Lionsgate stock appreciation rights held by a Starz Employee will be converted into an award of stock appreciation rights with respect to Starz common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock appreciation rights held by a New Lionsgate Employee or by a former employee will be converted into an award of stock appreciation rights with respect to the New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units

Time-Vesting Restricted Share Units Held by Starz Employees and Starz Directors. Each award of Lionsgate time-vesting restricted share units held by a Starz Employee or a non-employee director of Lionsgate who will be a non-employee director of Starz but not a non-employee director of New Lionsgate immediately following the Transactions will be converted into an award of time-vesting restricted share units with respect to Starz common shares. The number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by New Lionsgate Employees, New Lionsgate Directors and Former Lionsgate Employees. Each award of Lionsgate time-vesting restricted share units held by a New Lionsgate Employee, by a non-employee director of Lionsgate who will be a non-employee director of New Lionsgate but not a non-employee director of Starz immediately following the Transactions or by a former employee of Lionsgate will be converted into an award of time-vesting restricted share units with respect to the New Lionsgate new common shares. The number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by Dual Directors. Each award of Lionsgate time-vesting restricted share units held by a non-employee director of Lionsgate who will serve as non-employee director on both the Starz Board and the New Lionsgate Board immediately following the Transactions (a “Dual Director”) will be converted into an award of time-vesting restricted share units with respect to Starz common shares and an award of time-vesting restricted share units with respect to New Lionsgate new common shares. The number of shares subject to such Starz award and the number of shares subject to such New Lionsgate award will be the number of Starz common shares and the number of New Lionsgate new common shares, respectively, that would have been received pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC common shares subject to such Lionsgate time-vesting restricted share units immediately prior to the Arrangement Effective Time.

Performance-Based Restricted Share Units

Performance-Vesting Restricted Share Units Held by Starz Employees. Each award of Lionsgate performance-based restricted share units held by a Starz Employee will be converted into an award of restricted share units with respect to Starz common shares, provided that the number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the Starz Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Performance-Vesting Restricted Share Units Held by New Lionsgate Employees. Each award of Lionsgate performance-based restricted share units held by a New Lionsgate Employee will be converted into an award of restricted share units with respect to New Lionsgate new common shares, provided that the number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the New Lionsgate Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Conditions to the Transactions

The Transactions will be completed at the Arrangement Effective Time in accordance with the Plan of Arrangement, provided that the conditions set forth in the Separation Agreement have been satisfied (or waived by Lionsgate in its sole and absolute discretion), including, among others:

•	the Transactions having been duly approved by the Lionsgate Board;

•	the Transactions having been duly approved by the LG Studios Board;

•	the approval by Lionsgate’s shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by LG Studios’ shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the SEC declaring effective Lionsgate’s and New Liongate’s registration statement on Form S-4 and such registration statement not being the subject of any order suspending the effectiveness of the registration statement; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•	the internal reorganization having been completed in accordance with the Separation Agreement;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•

an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the Transactions, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•	the execution of certain agreements contemplated by the Separation Agreement;

•	no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions being in effect;

•	the New Lionsgate new common shares to be issued having been accepted for listing on the NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board or the LG Studios Board, makes it inadvisable to effect the Transactions.

The Plan of Arrangement

If the Arrangement is approved and implemented, at the Arrangement Effective Time, the following transactions will be effected:

(a)

each LGEC common share outstanding immediately prior to the Arrangement Effective Time held by an LGEC shareholder in respect of which dissent rights have been validly exercised will be transferred free and clear of all liens by the shareholder to New Lionsgate.

(b)	New Lionsgate will amend its notice of articles to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

a.	Michael Burns;

b.	Mignon Clyburn;

c.	Gordon Crawford;

d.	Jon Feltheimer;

e.	Emily Fine;

f.	Michael T Fries;

g.	John D. Harkey, Jr.;

h.	Susan McCaw;

i.	Yvette Ostolaza;

j.	Mark H. Rachesky, M.D.;

k.	Hardwick Simmons; and

l.	Harry E. Sloan.

(c)

each outstanding LGEC Class A share will be transferred to New Lionsgate in exchange for one New Lionsgate Class A share and one New Lionsgate Class C preferred share, and each outstanding LGEC Class B share will be transferred to New Lionsgate in exchange for one New Lionsgate Class B share and one New Lionsgate Class C preferred share. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.”

(d)

LG Sirius will be voluntarily dissolved under Section 314 of the BC Act. LG Sirius will transfer and assign all of its property to LGEC, and LGEC will assume all of the liabilities and obligations of LG Sirius.

(e)

LGEC will change its name to Starz Entertainment Corp. and will create the Starz common shares. LGEC’s notice of articles will be amended to reflect the change of name and the alterations to LGEC’s capital, and LGEC will adopt the LGEC Interim Articles.

(f)

all of the outstanding LGEC common shares will be transferred by New Lionsgate to LGEC in exchange for an initial number of Starz common shares and all of the LG Sirius Owned Shares. Based on 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares outstanding as of March 7, 2025, approximately 250,639,462 initial Starz common shares would be issued, prior to the Reverse Stock Split.

(g)

the authorized capital of LGEC will be altered to eliminate LGEC Class A shares and LGEC Class B shares and LGEC’s notice of articles will be amended to reflect the alterations to LGEC’s capital, and LGEC will adopt the Starz Articles.

(h)	New Lionsgate will create the New Lionsgate new common shares and New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital.

(i)

New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

(j)

the authorized capital of New Lionsgate will be altered to eliminate the New Lionsgate Class A shares, the New Lionsgate Class B shares and the New Lionsgate Class C preferred shares, and New Lionsgate’s notice of articles will be amended to reflect the alterations to New Lionsgate’s capital, and New Lionsgate will adopt the New Lionsgate Interim Articles.

(k)

pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

(l)

each LG Studios common share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios shareholder in respect of which dissent rights have been validly exercised will be transferred to New Lionsgate.

(m)

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time.

(n)

LG Studios will change its name to “Lionsgate Studios Holding Corp.” and the sole director of LG Studios will be Bruce Tobey. New Lionsgate will change its name to “Lionsgate Studios Corp.”, New Lionsgate will adopt the New Lionsgate Articles, and the directors of New Lionsgate will be Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan. The directors of LGEC (now named Starz) will be Michael Burns, Mignon Clyburn, Emily Fine, Lisa Gersh, Marc Graboff, Jeffrey A. Hirsch, Bruce Mann, Mark H. Rachesky, M.D., Joshua W. Sapan, Hardwick Simmons and Harry E. Sloan.

Summary Historical and Unaudited Pro Forma Financial Information

As more fully described elsewhere in this prospectus, New Lionsgate is expected to retain certain existing indebtedness of Lionsgate and incur certain additional indebtedness in connection with the Transactions, the estimated impacts of which are summarized below and reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate.

The anticipated New Lionsgate indebtedness includes:

•

Executed IP credit facilities of $1,190.0 million in aggregate (prior to debt issuance costs), which were entered into in anticipation of the Transactions and are expected to remain outstanding with New Lionsgate following the completion of the Transactions.

•	Exchange Notes of $389.9 million aggregate principal amount, which are to become obligations of New Lionsgate upon consummation of the Transactions.

•	The incurrence of new debt of approximately $415.0 million (prior to debt issuance costs), comprised of a new, partially drawn revolving credit facility and other asset backed facilities.

The following tables set forth summary historical consolidated financial data of Lionsgate Studios Corp. and unaudited pro forma financial information of New Lionsgate. This information is presented for illustrative purposes only to reflect the current anticipated changes and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the dates indicated, nor is it indicative of future operating results. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and we believe such assumptions are reasonable under the circumstances.

This information is derived from and should be read in conjunction with the information under “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and accompanying notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the interim unaudited condensed consolidated financial statements and related notes, as well as the audited combined financial statements of LG Studios that are included in this prospectus and Lionsgate’s interim unaudited consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended December 31, 2024, as well as the audited consolidated financial statements included in its annual report on Form 10-K for the year ended March 31, 2024 incorporated by reference in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF NEW LIONSGATE AND CONSOLIDATED STATEMENTS OF OPERATIONS DATA OF LIONSGATE STUDIOS CORP.

	Pro Forma New Lionsgate		Historical Lionsgate Studios Corp.
	Nine Months Ended December 31,	Year Ended March 31,	Nine Months Ended December 31,		Year Ended March 31,
	2024	2024	2024	2023	2024	2023	2022
	(Amounts in millions, except per share amounts)
Revenues	$2,125.8	$3,380.0	$2,125.8	$2,106.3	$2,986.4	$3,083.8	$2,716.3
Expenses:
Direct operating	1,440.9	2,141.6	1,440.9	1,306.0	1,886.7	2,207.9	1,922.1
Distribution and marketing	306.1	480.5	306.0	346.0	462.3	304.2	315.2
General and administration	267.0	454.8	259.4	261.6	349.2	387	342.7
Depreciation and amortization	13.2	21.2	13.2	11.1	15.6	17.9	18.1
Restructuring and other	64.3	130.0	75.8	61.5	132.9	27.2	6.3
Goodwill impairment	—	296.2	—	—	—	—	—

Total expenses	2,091.5	3,524.3	2,095.3	1,986.2	2,846.7	2,944.2	2,604.4

Operating income (loss)	34.3	(144.3)	30.5	120.1	139.7	139.6	111.9
Interest expense	(164.9)	(252.3)	(180.1)	(157.1)	(222.5)	(162.6)	(115.0)
Interest and other income	11.5	25.1	11.4	6.9	19.2	6.4	28.0
Other expense	(5.2)	(27.1)	(5.2)	(14.3)	(20.0)	(21.2)	(8.6)
Gain (loss) on extinguishment of debt	(2.6)	(17.6)	(1.8)	—	(1.3)	(1.3)	(3.4)
Gain (loss) on investments	—	3.5	—	2.7	3.5	44.0	1.3
Equity interests income (loss)	8.5	8.7	8.5	5.7	8.7	0.5	(3.0)

Income (loss) from continuing operations before income taxes	(118.4)	(404.0)	(136.7)	(36.0)	(72.7)	5.4	11.2
Income tax benefit (provision)	(13.3)	18.1	(13.3)	(16.7)	(34.2)	(14.3)	(17.3)

Income (loss) from continuing operations	(131.7)	(385.9)	(150.0)	(52.7)	(106.9)	(8.9)	(6.1)
Less: Net loss (income) attributable to noncontrolling interests	(0.4)	13.4	(0.4)	6.2	13.4	8.6	17.2

Net income (loss) from continuing operations attributable to controlling interest	$(132.1)	$(372.5)	$(150.4)	$(46.5)	$(93.5)	$(0.3)	$11.1

Per share information attributable to shareholders:
Basic net loss from continuing operations per common share	$(0.48)	$(1.53)	$(0.53)	$(0.18)	$(0.42)	$—	$0.04

Diluted net loss from continuing operations per common share	$(0.48)	$(1.53)	$(0.53)	$(0.18)	$(0.42)	$—	$0.04

Weighted average number of common shares outstanding:
Basic	277.9	243.7	283.3	253.4	253.4	253.4	253.4
Diluted	277.9	243.7	283.3	253.4	253.4	253.4	253.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND CONSOLIDATED BALANCE SHEET DATA

	Pro Forma New Lionsgate	Historical Lionsgate Studios Corp.
	As of December 31,	As of December 31,	As of March 31,
	2024	2024	2024	2023
	(Amounts in millions)
Balance Sheet Data:
Cash and cash equivalents	$146.7	$186.2	$277.0	$210.9
Investment in films and television programs and program rights, net	2,492.6	2,457.4	1,929.0	1,786.7
Total assets	5,370.0	5,374.5	5,103.0	4,412.7
Corporate debt	1,945.4	1,996.2	1,783.3	1,243.6
Film related obligations	1,864.4	1,864.4	1,938.0	1,940.1
Total liabilities	6,249.9	6,324.6	6,129.9	4,848.0
Redeemable noncontrolling interest	99.7	99.7	123.3	343.6
Total equity (deficit)	(979.6)	(1,049.8)	(1,150.2)	(778.9)

THE OFFERING

Common stock offered:	283,853 New Lionsgate new common shares

Use of Proceeds:	Any proceeds received by New Lionsgate from the exercise of New Lionsgate stock options covered by the Plans (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the New Lionsgate stock options.

Risk Factors:	For a discussion of risks and uncertainties involved with an investment in our common stock, see “Risk Factors” included elsewhere in this prospectus and any risk factors described in any accompanying prospectus supplement.

Listing:	Prior to the completion of the Transactions, there will be no established public trading market for New Lionsgate new common shares. New Lionsgate new common shares are expected to trade under the symbol “LION” following the completion of the Transactions.

RISK FACTORS

You should carefully consider each of the following risks and uncertainties associated with the Transactions, New Lionsgate and the ownership of New Lionsgate securities. In addition, for more information you should review the specific descriptions of New Lionsgate’s businesses under “Business” in this prospectus as well as other information incorporated by reference into this prospectus. The following list of significant risk factors is not all-inclusive or necessarily in order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially adversely affect us in future periods.

Risks Related to New Lionsgate and the LG Studios Business

New Lionsgate faces substantial capital requirements and financial risks.

The production, acquisition and distribution of motion picture and television content requires substantial capital. A significant amount of time may elapse between expenditure of funds and the receipt of revenues after release or distribution of such content. New Lionsgate cannot assure you that it will be able to successfully implement arrangements to reduce the risks of production exposure such as tax credit, government or industry programs. Moreover, New Lionsgate may experience delays and increased costs due to disruptions or events beyond its control and if production incurs substantial budget overruns, New Lionsgate may have to seek additional financing or fund the overrun itself. New Lionsgate cannot make assurances regarding the availability of such additional financing on terms acceptable to it, or that it will recoup these costs. Increased costs or budget overruns incurred with respect to a particular film may prevent its completion or release or may result in a delayed release and the postponement to a potentially less favorable date. This could adversely affect box office performance and the overall financial success of such film. Any of the foregoing could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects.

The requirements of being a public company, including maintaining adequate internal control over financial and management systems, may strain New Lionsgate’s resources, divert management’s attention, and affect New Lionsgate’s ability to attract and retain executive management and qualified board members.

As a public company, New Lionsgate will be subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules subsequently implemented by the SEC, the rules and regulations of the listing standards of U.S. and Canadian exchanges, and other applicable securities rules and regulations. Compliance with these rules and regulations will likely strain our financial and management systems, internal controls, and employees.

The Exchange Act requires, among other things, that New Lionsgate file annual, quarterly, and current reports with respect to its business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that New Lionsgate maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If New Lionsgate has a material weaknesses or deficiencies in its internal control over financial reporting, New Lionsgate may not detect errors on a timely basis and its consolidated financial statements may be materially misstated. Effective internal control is necessary for New Lionsgate to produce reliable financial reports and is important to prevent fraud.

In addition, New Lionsgate will be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. New Lionsgate expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, New Lionsgate management’s attention may be diverted from other business concerns, which could harm New Lionsgate’s business, operating results, and financial condition.

New Lionsgate may incur significant write-offs if its projects do not perform well enough to recoup costs.

New Lionsgate will be required to amortize capitalized production costs over the expected revenue streams as it recognizes revenue from films or other projects. The amount of production costs that will be amortized each quarter depends on, among other things, how much future revenue New Lionsgate expects to receive from each project. Unamortized production costs are evaluated for impairment each reporting period on a project-by-project basis when events or changes in circumstances indicate that the fair value of a film is less than its unamortized cost. These events and changes in circumstances include, among others, an adverse change in the expected performance of a film prior to its release, actual costs substantially in excess of budgeted cost for the film, delays or changes in release plans and actual performance subsequent to the film’s release being less than previously expected performance estimates. In any given quarter, if New Lionsgate lowers its previous forecast with respect to total anticipated revenue from any film or other project or increases its previous forecast of cost of making or distribution of the film, New Lionsgate may be required to accelerate amortization or record impairment charges with respect to the unamortized costs, even if it previously recorded impairment charges for such film or other project. Such impairment charges could adversely impact New Lionsgate’s business, operating results and financial condition.

Changes in New Lionsgate’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability.

As changes in New Lionsgate’s business environment occur, it may adjust its business strategies to meet these changes, which may include growing a particular area of business or restructuring a particular business or asset. In addition, external events including changing technology, changing consumer patterns, acceptance of theatrical and television offerings and changes in macroeconomic conditions may impair the value of New Lionsgate’s assets. When these occur, New Lionsgate may incur costs to adjust its business strategy and may need to write down the value of assets. New Lionsgate may also invest in existing or new businesses. Some of these investments may have negative or low short-term returns and the ultimate prospects of the businesses may be uncertain or may not develop at a rate that supports its level of investment. In any of these events, New Lionsgate’s costs may increase, it may have significant charges associated with the write-down of assets, or returns on new investments may be lower than prior to the change in strategy, plans for growth or restructuring.

New Lionsgate’s revenues and results of operations may fluctuate significantly.

New Lionsgate’s results of operations will depend significantly upon the commercial success of the motion picture, television and other content that it sells, licenses or distributes, which cannot be predicted with certainty. Viewer preferences and audience acceptance are difficult to predict and may be subject to influences beyond New Lionsgate’s control, such as the critical acclaim of its content, the format in which content is released, the talent involved, the genre and specific subject matter of its content, audience reaction to its content, the quality and acceptance of content that its competitors release into the marketplace, and the availability of alternative forms of entertainment (including user-generated content) and leisure activities, general economic conditions and other tangible and intangible factors. New Lionsgate may not be able to anticipate and react effectively to shifts in tastes and interests. In particular, if one or more motion pictures underperforms at the box office in any given period, New Lionsgate’s revenue and earnings results for that period (and potentially, subsequent periods) may be less than anticipated. New Lionsgate’s results of operations may also fluctuate due to the timing, mix, number and availability of theatrical motion picture and home entertainment releases, as well as license periods for content. Moreover, low ratings for television programming produced by New Lionsgate may lead to the cancellation of a program which may result in significant programming impairments in a given period, and can negatively affect license fees for the cancelled program in future periods. Other than non-renewals or cancellation of television programs or series that may occur from time to time, Lionsgate is not aware of any current material cancellation of television programming releases or of content that Lionsgate sells, licenses or distributes. In addition, the comparability of results may be affected by changes in accounting guidance or changes in New Lionsgate’s ownership of certain assets and businesses. As a result of the factors above, New Lionsgate’s results of operations may fluctuate and differ from period to period, and therefore, may not be indicative of the results for any future periods or directly comparable to prior reporting periods.

New Lionsgate’s content licensing arrangements, primarily those relating to the distribution of films in foreign territories, may include minimum guarantee arrangements which, absent such arrangements, could adversely affect our results of operations.

New Lionsgate will generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international marketplaces. Certain of such content licensing arrangements, primarily those relating to the distribution of films by third parties in foreign territories, may include a minimum guarantee. The LG Studios Business revenue from these minimum guarantee arrangements amounted to approximately $151.0 million, $101.3 million and $51.1 million for the years ended March 31, 2024, 2023 and 2022 respectively (and $84.8 million for the nine months ended December 31, 2024). To the extent that receipts generated by such foreign distributor from distribution of the film in the territory exceed a formula-based threshold, the distributor will pay New Lionsgate an amount in addition to the minimum guarantee (the “overage”). Absent these arrangements, the revenues derived by New Lionsgate may be determined as a function of a revenue-sharing formulation that calculates the licensee fee payable to New Lionsgate solely based on the actual performance of the film in the territory. In these situations, content that is not favorably received or underperforms may not achieve the level of revenues that New Lionsgate would have received from a minimum guarantee arrangement, which could adversely impact New Lionsgate’s business, operating results and financial condition.

New Lionsgate may not have long-term arrangements with many of its production or co-financing partners and, as a result, New Lionsgate may not have certain derivative rights related thereto.

With respect to the LG Studios Business, Lionsgate typically does not, and it is expected that New Lionsgate typically will not, enter into long-term production contracts with the creative producers of motion picture and television content that it produces, acquires or distributes. Moreover, New Lionsgate generally will have certain derivative rights that provide it with distribution rights to, for example, prequels, sequels and remakes of certain content it produces, acquires or distributes. There is no guarantee that New Lionsgate will produce, acquire or distribute future content by any creative producer or co-financing partner, and a failure to do so could adversely affect its business, financial condition, operating results, liquidity and prospects.

The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.

A small number of retailers and distributors account for a material percentage of the revenues in home entertainment for the Motion Picture segment of the LG Studios Business. The LG Studios Business does not have long-term agreements with retailers. In addition, in fiscal 2024, 2023 and 2022, the LG Studios Business generated approximately 18%, 25% and 24%, respectively, of its revenue from the Starz Business, and in fiscal 2024, 2023 and 2022, the LG Studios Business generated approximately 14%, 11% and 9%, respectively, of its revenue from Amazon.com, Inc. and its subsidiaries. New Lionsgate cannot assure you that it will maintain favorable relationships with its retailers and distributors (including the Starz Business following the Transactions) or that it or they will not be adversely affected by economic conditions, including as a result of global pandemics, such as wars, such as Russia’s invasion of Ukraine (including sanctions therefrom, though Lionsgate and, to the knowledge of Lionsgate, its directors and executive officers have not been, and are not expected to be, subject to any sanctions related to Russia’s invasion of Ukraine), bank failures, inflation or a recession. For additional information, see Note 16 to the combined audited financial statements of the LG Studios Business in this prospectus. For information regarding charges related to Russia’s invasion of Ukraine included in direct operating expenses for fiscal 2022, see page 140 of “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

A significant portion of New Lionsgate’s library revenues is expected to come from a small number of titles.

New Lionsgate is expected to depend on a limited number of titles in any given fiscal quarter for the majority of the revenues to be generated by its library. In addition, many of the titles in its library are not presently distributed and generate substantially no revenue. Moreover, the rights to the titles in its library vary; in some cases, the LG Studios Business only holds the right to distribute titles in certain media and territories for a limited term; in other cases, certain rights may be reserved and/or granted to third parties or otherwise only granted to it for a limited period. If New Lionsgate cannot acquire new product and the rights to popular titles through production, distribution agreements, acquisitions, mergers, joint ventures or other strategic alliances, or renew expiring rights to titles generating a significant portion of its revenue on acceptable terms, any such failure could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects. Lionsgate has not entered into any agreements regarding material acquisitions of titles, renewals, business combinations, joint ventures or sales that have not yet closed. Completed material acquisitions have been previously disclosed in the reports of Lionsgate that have been filed under the Exchange Act.

Changes in consumer behavior, as well as evolving technologies and distribution models, may negatively affect New Lionsgate’s business, financial condition or results of operations.

New Lionsgate’s success, in part, will depend on its ability to anticipate and adapt to shifting content consumption patterns. The ways in which viewers consume content, and technology and business models in its industry, continue to evolve, and new distribution platforms, as well as increased competition from new entrants and emerging technologies, have added to the complexity of maintaining predictable revenues. Developments in technology and new content delivery products and services have also led to an increased amount of video content, as well as changes in consumers’ expectations regarding the availability of video content and their willingness to pay for access to such content. These changes include the increase in the number of advertising-

based video on demand services or free, ad-supported streaming linear channels (also known as FAST channels) or increased cord-cutting. The use of generative artificial intelligence (“AI”), machine learning, and large language models, is evolving rapidly and becoming more prevalent in business operations and New Lionsgate’s ability to compete could be adversely affected if its competitors gain an advantage by using such technologies. Technology such as AI may be used in ways that increase access to publicly available free or relatively inexpensive content that may reduce demand for New Lionsgate’s products and services. Regulations governing new technological developments, such as developments in AI, remain unsettled, and these developments may affect aspects of New Lionsgate’s existing business model, including revenue streams for the use of New Lionsgate’s intellectual property and how it creates its entertainment products. In addition, rules governing new technological developments, such as developments in generative artificial intelligence, remain unsettled, and these developments may affect aspects of New Lionsgate’s business model, including revenue streams for the use of its intellectual property and how New Lionsgate creates and distribute its content. If New Lionsgate fails to successfully exploit emerging technologies and effectively anticipate or adapt to emerging competitors, content distribution platforms, changes in consumer behavior and shifting business models, this could have a material adverse effect on its competitive position, business, financial condition and results of operations.

New Lionsgate expects to face substantial competition in all aspects of its business.

New Lionsgate will be an independent distributor and producer. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their motion picture operations and television production operations. If New Lionsgate is unable to successfully or profitably compete with current and new competitors, its business will be adversely affected.

New Lionsgate will face economic, political, regulatory, and other risks from doing business internationally.

New Lionsgate will have operations and distribute content outside the U.S. and derive revenue from international sources. As a result, its business may be subject to certain risks inherent in international business, many of which are beyond its control. These risks may include:

•	difficulties in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	laws and policies adversely affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•	sanctions imposed on countries, entities and individuals with whom it conducts business (such as those imposed due to Russia’s invasion of Ukraine);

•	the impact of trade disputes;

•

anti-corruption laws and regulations such as the Foreign Corrupt Practices Act and the U.K. Bribery Act that impose strict requirements on how New Lionsgate may conduct its foreign operations and changes in these laws and regulations;

•

changes in local regulatory requirements including regulations designed to stimulate local productions, promote and preserve local culture and economic activity (including local content quotas, investment obligations, local ownership requirements, and levies to support local film funds);

•	differing degrees of consumer protection laws, data privacy and cybersecurity laws, and changes in these laws;

•	differing degrees of employee or labor laws and changes in these laws that may impact our ability to hire and retain foreign employees;

•	strikes or other employment actions that may make it difficult to produce and/or localize content;

•	censorship requirements that may cause New Lionsgate to remove or edit popular content, leading to consumer disappointment, brand tarnishment or consumer dissatisfaction;

•	inability to adapt New Lionsgate’s offerings successfully to differing languages, cultural tastes, and preferences in international markets;

•	international jurisdictions where laws are less protective of intellectual property and varying attitudes towards the piracy of intellectual property;

•	establishing and protecting a new brand identity in competitive markets;

•	the instability of foreign economies and governments;

•	currency exchange restrictions, export controls and currency devaluation risks in some foreign countries;

•	war and acts of terrorism; and

•	the spread of communicable diseases, which may impact business in such jurisdictions.

New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, disruptions of its business operations, reputational harm, loss of revenue or profits, loss of customers or sales, and other adverse business consequences.

New Lionsgate expects to be subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

From time to time, New Lionsgate may engage in discussions and activities with respect to possible acquisitions, sale of assets, business combinations, joint ventures intended to complement or expand its business or other transactions. However, New Lionsgate may not realize the anticipated benefit from the transactions it pursues; there may be liabilities assumed that it did not discover or that it underestimated in the course of performing its due diligence; the negotiation of the transaction and the integration of the acquired business could require New Lionsgate to incur significant costs and cause diversion of management’s time and resources; the transaction could result in impairment of goodwill and other intangibles, development write-offs and other related expenses; the transaction may pose challenges in the consolidation and integration of information technology, accounting systems, personnel and operations; and New Lionsgate may have difficulty managing the combined entity in the short term if it experiences a significant loss of management personnel during the transition period after a significant acquisition. No assurance can be given that expansion, acquisition or other opportunities will be successful, completed on time, or that New Lionsgate will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. If New Lionsgate determines to sell individual properties, libraries or other assets or businesses, it will benefit from the net proceeds realized from such sales. However, New Lionsgate’s revenues may be affected in the long-term due to the loss of revenue-generating assets, and poor timing of such disposals may result in unrealized asset value, all of which may diminish its ability to service its indebtedness and repay its notes and its other indebtedness at maturity. Furthermore, New Lionsgate’s future growth may be inhibited if the disposed asset contributed in a significant way to the diversification of its business platform. In addition, for risks relating the Transactions, see “–Risks Related to the Transactions” below.

If Canada Ltd. loses Canadian status, it could lose licenses, incentives and tax credits.

Through Lionsgate’s acquisition of eOne in December 2023, it acquired the economic interests in Entertainment One Canada Ltd., a Canadian corporation (“EOCL”), which will be held by New Lionsgate. EOCL is able to benefit from a number of licenses, incentive programs and Canadian government tax credits as a result of it being “Canadian controlled” as defined in the Investment Canada Act. Lionsgate has taken measures to ensure that EOCL’s Canadian status is maintained. There can be no assurance, however, that EOCL will be able to continue to maintain its Canadian status. The loss of EOCL’s Canadian status could harm New Lionsgate’s business, including the possible loss of future incentive programs and clawback of funding previously provided to EOCL.

New Lionsgate’s success will depend on attracting and retaining key personnel and artistic talent.

New Lionsgate’s success will depend upon the continued efforts, abilities and expertise of its executive teams and other key employees, including production, creative and technical personnel, including, in turn, on its ability to identify, attract, hire, train and retain such personnel. New Lionsgate expects to have employment agreements with top executive officers and production executives but does not expect to have significant “key person” life insurance policies for any employee. Although it is standard in the industry to rely on employment agreements as a method of retaining the services of key employees, these agreements cannot assure New Lionsgate of the continued services of such employees. In addition, New Lionsgate will depend on the availability of a number of actors, writers, directors and producers of third-party production companies who create its original programming. New Lionsgate cannot assure you that it will be successful in identifying, attracting, hiring, training and retaining such personnel in the future, and New Lionsgate’s inability to do so could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

Global economic turmoil and regional economic conditions could adversely affect New Lionsgate’s business.

Global economic turmoil resulting from such events as global pandemics, wars, inflation, bank failures or a recession, may cause a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, levels of intervention from U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets. A decrease in economic activity in the U.S. or in other regions of the world in which New Lionsgate will do business could adversely affect demand for its content, thus reducing its revenues and earnings. A decline in economic conditions could reduce performance of theatrical, television and home entertainment releases. In addition, an increase in price levels generally could result in a shift in consumer demand away from the entertainment offered, which could also adversely affect New Lionsgate revenues and, at the same time, increase costs. Moreover, financial institution failures may make it more difficult to finance any future acquisitions, or engage in other financing activities.

New Lionsgate could be adversely affected by labor disputes, strikes or other union job actions.

The LG Studios Business is directly or indirectly dependent upon highly specialized union members who are essential to the production of motion pictures and television content including writers, directors, actors and other talent as well as trade employees and others who are subject to collective bargaining agreements. In general, a labor dispute, work stoppage, work slowdown, strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of motion pictures or television content could delay or halt the LG Studios Business’s ongoing development and/or production activities, or could cause a delay or interruption in release of new motion pictures and television content. Labor disputes have in the past, such as the industry-wide strike by the Writers Guild of America in May 2023 and Screen Actors Guild in July 2023, and may in the future, restrict access to content, result in work stoppages, and may result in increased costs and decreased revenue, which could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects.

Business interruptions from circumstances or events out of New Lionsgate’s control could adversely affect New Lionsgate’s operations.

The operations of the LG Studios Business are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures, software or hardware failures, loss of data, security breaches, cyberattacks, personnel misconduct or error, war or acts of terrorism, global pandemics, work stoppages and strikes, and similar events beyond its control. New Lionsgate’s headquarters will be located in Southern California, which is subject to natural disasters such as earthquakes, wildfires and flooding. Although New Lionsgate expects to develop certain plans to respond in the event of a disaster, there can be no assurance that they will be effective in the event of a specific disaster. In the event of a short-term power outage, New Lionsgate expects to have uninterrupted power source equipment designed to protect its operations and equipment. A long-term power outage, however, could disrupt its operations.

Although New Lionsgate may carry business interruption insurance for potential losses (including earthquake-related losses), there can be no assurance that such insurance will be sufficient to compensate for losses that may occur or that such insurance may continue to be available on affordable terms. Any losses or damages incurred by New Lionsgate could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

New Lionsgate’s business will be dependent on the maintenance and protection of its intellectual property and pursuing and defending against intellectual property claims may have a material adverse effect on New Lionsgate’s business.

New Lionsgate’s ability to compete will depend, in part, upon successful protection of its intellectual property. New Lionsgate will attempt to maintain and protect its proprietary and intellectual property rights to its productions through available copyright and trademark laws, contractual provisions in its agreements with its employees, contractors and production partners that develop intellectual property on its behalf, and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries where the LG Studios Business distributes its products. As a result, it may be possible for unauthorized third parties to copy and distribute New Lionsgate’s productions or certain portions or applications of its intended productions, which could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. Moreover, there can be no assurance that New Lionsgate’s content producers or other third parties from whom it may license or acquire content have, in every instance, entered into agreements that contain appropriate protections regarding intellectual property, including nondisclosure, “work made for hire” or valid assignment provisions, with each party who has developed intellectual property on their respective behalf. Litigation may also be necessary to enforce New Lionsgate’s intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. New Lionsgate’s more successful and popular film or television products or franchises may experience higher levels of infringing activity, particularly around key release dates. Alleged infringers have claimed and may claim that their products are permitted under fair use or similar doctrines, that they are entitled to compensatory or punitive damages because New Lionsgate’s efforts to protect its intellectual property rights are illegal or improper, and that New Lionsgate’s key trademarks or other significant intellectual property are invalid. Such claims, even if meritless, may result in adverse publicity or costly litigation. New Lionsgate will vigorously defend its copyrights and trademarks from infringing products and activity, which can result in litigation. It may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurance that a favorable final outcome will be obtained in all cases. Additionally, one of the risks of the film and television production business is the possibility that others may claim that New Lionsgate’s productions and production techniques misappropriate or infringe the intellectual property rights of third parties.

Notwithstanding New Lionsgate’s efforts to obtain all permissions and clearances it deems necessary in relation to the content it will create or distribute, from time to time, New Lionsgate may be subject to claims and legal proceedings regarding alleged infringement by it of the intellectual property rights (including patents) of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, require the development of alternative technology or business practices, injunctions against New Lionsgate, or payments for licenses or damages. New Lionsgate may also enter into licenses or other arrangements to settle and resolve such allegations on commercially reasonable terms where available, though there can be no assurance such agreements can be obtained on acceptable terms. These risks may be amplified by the increase in third parties whose sole or primary business is to assert such claims. Regardless of the validity or the success of the assertion of any such claims, New Lionsgate could incur significant costs and diversion of resources in enforcing its intellectual property rights or in defending against such claims, which could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

In addition, New Lionsgate may, from time to time, lose or cease to control certain of its rights in the intellectual property on which it relies. Pursuant to applicable intellectual property laws, such rights may expire or be transferred to third parties as a result of the operation of copyright reversion and/or termination of transfer rights under applicable laws. Additionally, where New Lionsgate acquires rights in certain properties or content, it may only acquire such rights for a limited period or subject to other restrictions. Where New Lionsgate loses intellectual property rights, it may not be able to re-acquire such rights on reasonable terms or at all, including due to material entering the public domain. The loss of (or of control of) such intellectual property rights may adversely impact New Lionsgate’s ability to prevent others from exploiting content based on such rights.

The LG Studios Business involves risks of claims for content of material, which could adversely affect New Lionsgate’s business, results of operations and financial condition.

As a distributor of media content, in the ordinary course of business New Lionsgate may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, claims related to the mature nature of some of its content, other claims based on the nature and content of the materials distributed, or statements made by personnel or talent regarding or promoting those materials or attributable to its business. These types of claims have historically been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on New Lionsgate’s business, financial condition and results of operations.

New Lionsgate may in the future become subject to litigation and other legal proceedings, which could adversely impact its business, financial condition and results of operations.

From time to time, New Lionsgate may be subject to various legal proceedings (including class action lawsuits), claims, regulatory investigations and arbitration proceedings, including claims relating to intellectual property, employment, wage and hour, consumer privacy, contractual and commercial disputes, and the production, distribution, and licensing of its content. The outcomes of legal proceedings are inherently uncertain. Any proceedings, actions, claims or inquiries initiated by or against it, whether successful or not, may be time consuming, result in costly litigation, damage awards, consent decrees, injunctive relief or increased costs of business, require to change its business practices or products, result in negative publicity, require significant amounts of management time, result in the diversion of significant operational resources or otherwise harm its business and financial results. In addition, New Lionsgate’s insurance may not be adequate to protect it from all material expenses related to pending and future claims. Any of these factors could materially adversely affect New Lionsgate’s business, financial condition and results of operations.

Piracy of films and television programs could adversely affect New Lionsgate’s business over time.

Piracy is extensive in many parts of the world and is made easier by the availability of digital copies of content and technological advances allowing conversion of films and television content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of motion pictures and television content. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on the LG Studios Business, because these products reduce the revenue it may receive from distribution. In order to contain this problem, New Lionsgate may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. New Lionsgate cannot assure you that even the highest levels of security and anti-piracy measures will prevent piracy.

New Lionsgate may rely upon “cloud” computing services to operate certain aspects of its service and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its operations and its business.

New Lionsgate may utilize “cloud” computing services to deliver a distributed computing infrastructure platform for its business operations. New Lionsgate may architect its software and computer systems so as to utilize data processing, storage capabilities and other services provided by its current “cloud” computing service provider and run its computing via such “cloud” computing service provider. Given this, along with the fact that switching “cloud” computing services to another provider may be difficult, any problems faced by New Lionsgate’s “cloud” computing provider, including technological or business-related disruptions, as well as cybersecurity threats and regulatory interference, or any unanticipated interference with its current “cloud” service provider could adversely impact New Lionsgate’s operations and its business.

New Lionsgate’s activities are subject to stringent and evolving obligations which may adversely impact its operations. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

Data Privacy and Security. In the ordinary course of its business, New Lionsgate may collect, generate, use, store, process, disclose, transmit, share and transfer (collectively “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, and third-party data, through its websites and applications and those of third parties. Among other purposes, New Lionsgate may use this information to engage with users, promote its programming, and monitor the use of its digital platforms. New Lionsgate’s collection and use of personal data may subject it to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

In the U.S, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act and the Controlling the Assault of Non-Solicited Pornography and Marketing Act), and other similar laws (e.g., wiretapping laws). For example, in the past few years, numerous U.S. states—including California, Virginia, Colorado, Connecticut, and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact New Lionsgate’s business and ability to provide its products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018 (“CCPA”) allows for civil penalties (up to $7,500 per intentional violation). Similar laws are being considered in several other states, as well as at the federal and local levels. These developments will further complicate compliance efforts and increase legal risk and compliance costs for New Lionsgate and the third parties upon whom New Lionsgate may rely.

Outside the U.S, an increasing number of laws, regulations, and industry standards apply to data privacy and security. For example, the European Union’s General Data Protection Regulation (the “EU GDPR”), the United Kingdom’s GDPR (the “UK GDPR” and, together with the EU GDPR, the “GDPR”), the EU Digital Services Act, Brazil’s General Data Protection Law (Lei Geral de Proteção de Dados Pessoais, or “LGPD”) (Law No. 13,709/2018) and Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”) impose strict requirements for processing personal data. For example, under the GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros (under the EU GDPR) or 17.5 million pounds sterling (under the UK GDPR), or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. As another example, in Canada, PIPEDA and various related provincial laws, as well as Canada’s Anti-Spam Legislation, may apply to New Lionsgate’s operations, as well as the LGPD in Brazil. The LGPD broadly regulates processing personal data of individuals in Brazil and imposes compliance obligations and penalties comparable to those of the GDPR.

Additionally, regulators are increasingly scrutinizing companies that process children’s data. Numerous laws, regulations, and legally-binding codes, such as the Children’s Online Privacy Protection Act, California’s Age Appropriate Design Code, CCPA, other U.S. state comprehensive privacy laws, GDPR, and the UK Age Appropriate Design Code impose various obligations on companies that process children’s data, including requiring certain consents to process such data and extending certain rights to children and their parents with respect to that data. Some of these obligations have wide ranging applications, including for services that do not intentionally target child users (defined in some circumstances as a user under the age of 18 years old). These laws may be, or in some cases, have already been, subject to legal challenges and changing interpretations, which may further complicate New Lionsgate’s efforts to comply with these laws.

New Lionsgate may be subject to new laws governing the processing of consumer health data, including by providing for reproductive, sexual orientation, and gender identity privacy rights. For example, Washington’s My Health My Data Act broadly defines consumer health data, places restrictions on processing consumer health data (including imposing stringent requirements for consents), provides consumers certain rights with respect to their health data, and creates a private right of action to allow individuals to sue for violations of the law. Other states are considering and may adopt similar laws.

Additionally, under various privacy laws (such as the Video Privacy Protection Act) and other obligations, New Lionsgate may be required to obtain certain consents to process personal data. Noncompliance with such obligations is increasingly subject to challenges by class action plaintiffs. New Lionsgate’s inability or failure to obtain such consents could result in adverse consequences.

In the ordinary course of business, New Lionsgate may transfer personal data from Europe and other jurisdictions to the U.S. or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“U.K.”) have significantly restricted the transfer of personal data to the U.S. and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the U.S. in compliance with law, such as the EEA standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that New Lionsgate can satisfy or rely on these measures to lawfully transfer personal data to the U.S.

If there is no lawful manner for New Lionsgate to transfer personal data from the EEA, the UK or other jurisdictions to the U.S., or if the requirements for a legally-compliant transfer are too onerous, New Lionsgate could face significant adverse consequences, including the interruption or degradation of its operations, the need to relocate part of or all its business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against processing or transferring of personal data necessary to operate its business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of the EEA for allegedly violating the GDPR’s cross-border data transfer limitations.

New Lionsgate may also bound by contractual obligations related to data privacy and security, and its efforts to comply with such obligations may not be successful. For example, New Lionsgate may be contractually subject to industry standards adopted by industry groups, such as the Payment Card Industry Data Security Standard (“PCI DSS”). The PCI DSS requires companies to adopt certain measures to ensure the security of cardholder information, including using and maintaining firewalls, adopting proper password protections for certain devices and software, and restricting data access. Noncompliance with PCI DSS can result in penalties ranging from fines of $5,000 to $100,000 per month by credit card companies, litigation, damage to New Lionsgate’s reputation, and revenue losses. New Lionsgate may rely on third parties to process payment card data, who may be subject to PCI DSS, and its business may be negatively affected if these parties are fined or suffer other consequences as a result of PCI DSS noncompliance. Moreover, New Lionsgate may publish privacy policies, marketing materials and other statements regarding data privacy and security, including as required by applicable laws and regulations. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of New Lionsgate’s practices, it may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires significant resources and may necessitate changes to New Lionsgate’s information systems, policies and practices and to those of any third parties upon which it relies.

New Lionsgate may at times fail (or be perceived to have failed) in efforts to comply with data privacy and security obligations. Moreover, despite its efforts, its personnel or third parties upon whom it relies may fail to comply with such obligations, which could negatively impact New Lionsgate’s business operations and compliance posture. If New Lionsgate or the third parties on which it relies fails, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, New Lionsgate could face significant consequences, including, but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans or restrictions on processing personal data; or orders to destroy or not use personal data. In particular, plaintiffs have become increasingly active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on New Lionsgate’s reputation, business, or financial condition, including, but not limited to: loss of customers; interruptions or stoppages in business operations; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize its products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to its business model or operations.

Consumer Protection Laws. The continued growth and development of the market for online commerce may lead to more stringent consumer protection laws both domestically and internationally, which may impose additional burdens on New Lionsgate. In addition, many states have enacted laws regulating automatically renewing online subscription services. If authorities start taking increased enforcement action related to statutes governing perceived unfair deceptive acts and practices, New Lionsgate could suffer additional costs, complaints and/or regulatory investigations or fines. Several of these laws also have private rights of action. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, reputational harm, and other adverse business consequences. Other changes in consumer protection laws and the interpretations thereof, could have a materially adverse effect on New Lionsgate’s business, financial condition and results of operations.

Levies/Taxes. Governments are increasingly looking to introduce regulations related to media and tax that may apply to New Lionsgate’s services. For example, some international governments have enacted or are considering enacting laws that impose levies and other financial obligations on media operators located outside their jurisdiction. Other changes in levy or tax laws and the interpretations thereof could have a materially adverse effect on New Lionsgate’s business, financial condition and results of operations.

Service disruptions or failures of New Lionsgate or its third-party service providers’ information systems, data and networks may disrupt its businesses, damage its reputation, expose it to regulatory investigations, actions, litigation, fines and penalties or have a negative impact on its results of operations including but not limited to loss of revenue or profit, loss of customers or sales and other adverse consequences.

In the ordinary course of New Lionsgate’s business, New Lionsgate and the third parties on which it may rely process proprietary, confidential, and sensitive data, including personal data, intellectual property, and trade secrets (collectively, sensitive information). Threats such as cyberattacks, malicious internet-based activity, and online and offline fraud are becoming more prevalent and are increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” personnel (such as through theft or misuse), sophisticated nation-states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, New Lionsgate and the third parties upon which it may rely may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt New Lionsgate’s systems and operations, supply chain, and ability to produce, sell and distribute its goods and services.

New Lionsgate and the third parties upon which it may rely may be subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, attacks enhanced or facilitated by artificial intelligence, and other similar threats. In particular, ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in New Lionsgate’s operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but New Lionsgate may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Further, a partially remote workforce poses increased risks to New Lionsgate’s information technology systems and data, as certain employees may work from home on a full or part-time basis, utilizing network connections outside New Lionsgate’s premises. Business transactions (such as acquisitions or integrations) could expose New Lionsgate to additional cybersecurity risks and vulnerabilities, as its systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, New Lionsgate may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into its information technology environment and security program.

New Lionsgate may rely on third parties to operate critical business systems to process proprietary, confidential or other sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure (for more, see the Risk Factor titled “New Lionsgate may rely upon ‘cloud’ computing services to operate certain aspects of its service and any disruption of or interference with its use of its “cloud” computing servicer could adversely impact its operations and its business.”), data center facilities, encryption and authentication technology, employee email servers, content delivery systems, and other functions. New Lionsgate’s ability to monitor these third parties’ information security practices may be limited, and these third parties may not have adequate information security measures in place. If these third parties experience a security incident or other interruption, New Lionsgate could experience adverse consequences. While New Lionsgate may be entitled to damages if these third parties fail to satisfy their privacy or security-related obligations to it, any award may be insufficient to cover New Lionsgate’s damages, or New Lionsgate may be unable to recover such award. Similarly, supply-chain attacks have increased in frequency and severity, and New Lionsgate cannot guarantee that third parties and infrastructure in its supply chain or its third-party partners’ supply chains have not been compromised.

New Lionsgate expects to takes steps to detect, mitigate and remediate vulnerabilities in its information systems (such as its hardware or software) and those of the third parties upon which New Lionsgate may rely, but it may not be able to detect and remediate (or have its third-party service providers remediate) all such vulnerabilities on a timely basis or at all. Further, New Lionsgate may experience delays in developing and deploying remedial measures and patches designed to address any such identified vulnerabilities. If not remediated expeditiously, vulnerabilities could be exploited and result in a security incident.

Any of the previously identified or similar threats could cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to New Lionsgate’s sensitive information. A security incident or other interruption could disrupt New Lionsgate’s ability (and that of third parties upon whom it may rely) to provide its services. New Lionsgate’s may expend significant resources or modify its business activities to try to protect against security incidents. Certain data privacy and security obligations may require New Lionsgate’s to implement and maintain specific industry-standard or reasonable security measures to protect its information technology systems and sensitive information. While New Lionsgate’s expects to implement security measures designed to protect against security incidents, there can be no assurance that these measures will be effective.

Applicable data privacy and security obligations may require New Lionsgate to notify relevant stakeholders, including affected individuals, customers, regulators, and investors, of security incidents. Such disclosures are costly, and the disclosures or the failure to comply with such requirements could lead to adverse consequences. If New Lionsgate (or a third party upon whom it may rely) experiences a security incident or is perceived to have experienced a security incident, New Lionsgate may experience adverse consequences, such as: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information; litigation; indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in its operations; financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using New Lionsgate’s services, deter new customers from using New Lionsgate’s services, and negatively impact New Lionsgate’s ability to grow and operate its business. New Lionsgate’s contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in its contracts are sufficient to protect it from liabilities, damages, or claims related to its data privacy and security obligations. New Lionsgate cannot be sure that its insurance coverage will be adequate or sufficient to protect it from or to mitigate liabilities arising out of its privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about New Lionsgate’s from public sources, data brokers, or other means that reveals competitively sensitive details about its organization and could be used to undermine its competitive advantage or market position.

New Lionsgate may incur debt obligations that could adversely affect its business and profitability and its ability to meet other obligations.

New Lionsgate may complete one or more financing transactions on or prior to the completion of the Transactions. As a result of such transactions, New Lionsgate anticipates having approximately $1,945.4 million of indebtedness, net of unamortized debt issuance costs, upon completion of the Transactions. New Lionsgate may also incur additional indebtedness in the future. As of December 31, 2024 and March 31, 2024, the LG Studios Business had corporate debt of approximately $2,020.3 million and $1,793.5 million, respectively, and film related obligations of approximately $1,870.3 million and $1,949.4 million, respectively, and the LG Studios Business’ revolving credit facility provided for unused commitments of $710.0 million and $675.0 million, respectively. The LG Studios Business’s debt service obligations (principal and interest) on its corporate debt and film related obligations outstanding as of December 31, 2024 over the next twelve months was estimated to be approximately $1,806.3 million. This amount is based on the applicable SOFR rate as of December 31, 2024, and is net of payments and receipts from the LG Studios Business’s interest rate swaps and excludes amounts that may be required for future borrowings under the LG Studios Business revolving line of credit which had $390.0 million outstanding as of December 31, 2024. Interest paid on the weighted average borrowings under the line of credit of approximately $636.9 million amounted to $44.9 million during the nine months ended December 31, 2024. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounts Receivable Monetization and Governmental Incentives—Uses of Cash—Material Cash Requirements from Known Contractual and Other Obligations” for more information.

This significant amount of debt could potentially have important consequences to New Lionsgate and its debt and equity investors, including:

•	requiring a substantial portion of its cash flow from operations to make interest payments;

•	making it more difficult to satisfy debt service and other obligations;

•	increasing the risk of a future credit ratings downgrade of its debt, which could increase future debt costs and limit the future availability of debt financing;

•	increasing its vulnerability to general adverse economic and industry conditions;

•	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow its business;

•	limiting New Lionsgate’s flexibility in planning for, or reacting to, changes in its business and the industry;

•	placing New Lionsgate at a competitive disadvantage relative to its competitors that may not be as highly leveraged with debt; and

•	limiting New Lionsgate’s ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase New Lionsgate new common shares.

To the extent that New Lionsgate incurs additional indebtedness, the foregoing risks could increase. In addition, New Lionsgate’s actual cash requirements in the future may be greater than expected. Its cash flow from operations may not be sufficient to repay all of the outstanding debt as it becomes due, and New Lionsgate may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance its debt. For more information, see “Description of Material Indebtedness and Film Related Obligations.”

New Lionsgate may seek additional capital that may result in stockholder dilution or that may have rights senior to those of its shareholders. The decision to obtain additional capital will depend on, among other things, New Lionsgate’s business plans, operating performance and condition of the capital markets. Rising interest rates or any disruption in the capital markets could make it more difficult and expensive for New Lionsgate to raise additional capital or refinance its existing indebtedness. If New Lionsgate raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of its common shares, and New Lionsgate’s shareholders may experience dilution. Any large equity or equity-linked offering could also negatively impact New Lionsgate’s share price.

The Internal Revenue Service may not agree that New Lionsgate should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that its U.S. affiliates should not be subject to certain adverse U.S. federal income tax rules.

Under current U.S. federal tax law, a corporation is generally considered for U.S. federal tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Because New Lionsgate will be incorporated outside of the U.S., it would generally be classified as a non-U.S. corporation (and, therefore, a non-U.S. tax resident) under these rules. However, Section 7874 of the Internal Revenue Code (“Section 7874”) provides an exception to this general rule under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation (or surrogate foreign corporation) for U.S. federal tax purposes if it acquires a domestic entity (referred to as a “domestic entity acquisition”), and after the domestic entity acquisition, 80% or more (by vote or value) of the non-U.S. incorporated entity’s stock (60% or more for purposes of a surrogate foreign corporation determination) is held by former shareholders of the domestic entity by reason of holding stock in the domestic entity. This exception generally does not apply to situations in which, prior to the domestic entity acquisition, 80% or more (by vote and value) of the stock of the domestic entity was held directly or indirectly by a parent corporation (referred to as the “common parent”), and, after the domestic entity acquisition, the same common parent holds 80% or more (by vote and value) of the stock of the non-U.S. incorporated entity (referred to as the “internal group restructuring exception”). The internal group restructuring exception is preserved notwithstanding the common parent’s related transfer of the non-U.S. incorporated entity stock to its shareholders.

There is limited guidance regarding the application of Section 7874, including the application of the rules to the facts as they may exist at the time of the closing of the Transactions. If New Lionsgate were to be treated as a U.S. corporation for federal tax purposes, it could be subject to substantially greater U.S. tax liability than currently contemplated as a non-U.S. corporation. In addition, non-U.S. shareholders of New Lionsgate would be subject to U.S. withholding tax on the gross amount of any dividends paid by us to such shareholders (subject to an exemption or reduced rate available under an applicable tax treaty). Alternatively, if New Lionsgate were to be treated as a surrogate foreign corporation for federal tax purposes, it and its U.S. affiliates (including the U.S. affiliates historically owned by it) may, in some circumstances, be subject to certain adverse U.S. federal income tax rules (which, among other things, could retroactively increase its transition tax under Section 965 from

8%-15.5% to 35% (as well as that of its prospective U.S. acquiror as the case may be) and limit its ability to utilize certain U.S. tax attributes to offset U.S. taxable income, such as the use of net operating losses and certain tax credits, or to offset the gain resulting from certain transactions, such as from the transfer or license of property to a foreign related person during the 10-year period following the merger).

Future changes to U.S. and non-U.S. tax laws could adversely affect New Lionsgate.

The U.S. Congress, the Organisation for Economic Co-operation and Development (“OECD”) and other government agencies in jurisdictions where New Lionsgate and its affiliates will conduct business have had an extended focus on issues related to the taxation of multinational corporations. For the past several years, the primary focus has been in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As part of its so-called Base Erosion and Profit Shifting (“BEPS”) project, OECD and the G-20 developed changes to numerous long-standing international tax principles. More recently, countries are increasingly seeking ways to tax what is sometimes referred to as the digitalized economy. For example, in response to the increasing globalization and digitalization of trade and business operations, OECD is working on a proposal as an extension of its BEPS project to establish a global minimum corporate taxation rate. The rules are designed to ensure that large multinational groups pay corporate income taxes at the minimum rate of 15% in the countries where they operate. The goal is for OECD members to enact domestic legislation implementing these rules by 2024.

Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. As discussed in more detail below, the U.S. recently enacted significant tax reform, and certain provisions of the new law may adversely affect it. Further, certain provisions of the Build Back Better Act passed by the House of Representatives but which failed to be enacted would have added new limitations on business interest deductions and tightened current rules on the base erosion and anti-abuse tax. Many countries in the European Union, as well as a number of other countries and organizations such as OECD, are increasingly scrutinizing the tax positions of companies and actively considering changes to existing tax laws that, if enacted, could increase its tax obligations in countries where it does business. For example, the OECD has urged its member countries to raise taxes to protect against future fiscal risks attributed to high deficit and debt levels. There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects New Lionsgate or the holders of New Lionsgate new common shares. If U.S. or other foreign tax authorities change applicable tax laws, its overall taxes could increase, and its business, financial condition or results of operations may be adversely impacted.

Changes in foreign, state and local tax incentives may increase the cost of original programming content to such an extent that they are no longer feasible.

Original programming requires substantial financial commitment, which can occasionally be offset by foreign, state or local tax incentives. However, there is a risk that the tax incentives will not remain available for the duration of a series. If tax incentives are no longer available or reduced substantially, it may result in increased costs for it to complete the production, or make the production of additional seasons more expensive. If New Lionsgate is unable to produce original programming content on a cost-effective basis its business, financial condition and results of operations would be materially adversely affected.

New Lionsgate’s tax rate is uncertain and may vary from expectations.

There is no assurance that New Lionsgate will be able to maintain any particular worldwide effective corporate tax rate because of uncertainty regarding the tax policies in the jurisdictions in which it and its affiliates operate. New Lionsgate’s actual effective tax rate may vary from its expectations, and such variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices in any particular jurisdiction could change in the future, possibly on a retroactive basis, and any such change could have an adverse impact on New Lionsgate and its affiliates.

Legislative or other governmental action in the U.S. could adversely affect New Lionsgate’s business.

Legislative action may be taken by the U.S. Congress that, if ultimately enacted, could limit the availability of tax benefits or deductions that New Lionsgate expects to claim, override tax treaties upon which it expects to rely, or otherwise increase the taxes that the U.S. imposes on New Lionsgate’s worldwide operations. Such changes could materially adversely affect New Lionsgate’s effective tax rate and/or require it to take further action, at potentially significant expense, to seek to preserve its effective tax rate. In addition, if proposals were enacted that had the effect of limiting New Lionsgate’s ability as a Canadian company to take advantage of tax treaties with the U.S., it could incur additional tax expense and/or otherwise incur business detriment.

Changes in, or interpretations of, tax rules and regulations, and changes in geographic operating results, may adversely affect New Lionsgate’s effective tax rates.

New Lionsgate is subject to income taxes in Canada, the U.S. and foreign tax jurisdictions. It also conducts business and financing activities between its entities in various jurisdictions and it is subject to complex transfer pricing regulations in the countries in which it operates. Although uniform transfer pricing standards are emerging in many of the countries in which it operates, there is still a relatively high degree of uncertainty and inherent subjectivity in complying with these rules. In addition, due to economic and political conditions, tax rates in various jurisdictions may be subject to significant change. New Lionsgate’s future effective tax rates could be affected by changes in tax laws or regulations or the interpretation thereof (including those affecting the allocation of profits and expenses to differing jurisdictions), by changes in the amount of revenue or earnings that it derives from international sources in countries with high or low statutory tax rates, by changes in the valuation of its deferred tax assets and liabilities, by changes in the expected timing and amount of the release of any tax valuation allowance, or by the tax effects of stock-based compensation. Unanticipated changes in its effective tax rates could affect its future results of operations. Further, New Lionsgate may be subject to examination of its income tax returns by federal, state, and foreign tax jurisdictions. New Lionsgate regularly assesses the likelihood of outcomes resulting from possible examinations to determine the adequacy of its provision for income taxes. In making such assessments, it exercises judgment in estimating its provision for income taxes. While New Lionsgate believes its estimates are reasonable, it cannot assure you that final determinations from any examinations will not be materially different from those reflected in its historical income tax provisions and accruals. Any adverse outcome from any examinations may have an adverse effect on its business and operating results, which could cause the market price of its securities to decline.

Risks Related to the Transactions

New Lionsgate may be unable to achieve some or all of the benefits that it expects to achieve through the Transactions.

New Lionsgate may be unable to achieve the full strategic and financial benefits expected to result from the Transactions, or such benefits may be delayed or may never occur at all. The Transactions are expected to provide the following benefits, among others:

•

allow New Lionsgate to more effectively pursue its own distinct operating priorities and strategies, and enable the management team of New Lionsgate to focus on strengthening its core business, and pursue distinct and targeted opportunities to accelerate revenue and profitability;

•	allow New Lionsgate to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities;

•	allow the LG Studios Business to more effectively pursue its own distinct capital structure and capital allocation strategy;

•

allow New Lionsgate to more effectively articulate its own clear investment thesis for its business as a pure-play content studio, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate its access to capital by providing investors with a distinct and targeted investment opportunity;

•	allow for continued participation by Lionsgate’s shareholders in New Lionsgate’s future earnings and growth potential following the completion of the Transactions; and

•	provide employees with stock-based compensation that more closely aligns with the performance of the underlying businesses.

New Lionsgate may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (i) the Transactions will require significant amounts of management time and effort, which may divert management attention from operating and growing New Lionsgate’s business and (ii) the other actions required to separate New Lionsgate’s and Starz’s respective businesses prior to the Arrangement Effective Time could disrupt New Lionsgate’s operations. If New Lionsgate fails to achieve some or all of the benefits expected to result from the Transactions, or if such benefits are delayed, New Lionsgate’s business, results of operations and financial condition could be materially and adversely affected.

Challenges in the commercial and credit environment may adversely affect the expected benefits of the Transactions, the expected plans or anticipated timeline to complete the Transactions and future access to capital on favorable terms.

Volatility in the world financial markets could increase borrowing costs or affect New Lionsgate’s ability to access the capital markets. New Lionsgate’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for its business’s content, products or in the solvency of its customers or suppliers or if there are other significantly unfavorable changes in economic conditions, such as a recession. These conditions may also adversely affect the anticipated timeline to complete the Transactions and the expected benefits of the Transactions, including by increasing the time and expense involved in the Transactions.

The historical financial information of the LG Studios Business and pro forma financial information of Lionsgate included in this prospectus is not necessarily representative of the results that New Lionsgate would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

As described elsewhere in this prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from Lionsgate in a “reverse spin” in accordance with GAAP, specifically FASB Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs.” Following the completion of the Transactions, New Lionsgate will report the historical consolidated results of operations of the Starz Business in discontinued operations. The historical information about the LG Studios Business in this prospectus refers to the LG Studios Business as operated by and integrated with Lionsgate, excluding the Starz Business. The historical and pro forma financial information included in this prospectus is derived from the consolidated financial statements and accounting records of Lionsgate. Accordingly, the historical and pro forma financial information included in this prospectus does not necessarily reflect the financial condition, results of operations or cash flows that New Lionsgate would have achieved as a separate, publicly traded company during the periods presented or those that New Lionsgate will achieve in the future primarily as a result of the factors described below:

•

Following the completion of the Transactions, New Lionsgate’s results of operations and cash flows are likely to be more volatile, and it may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may or may not be available on terms acceptable to New Lionsgate and may be more costly.

•

Currently, the LG Studios Business is integrated with the Starz Business. Historically, Lionsgate’s businesses shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. While Lionsgate has sought to minimize the impact on New Lionsgate when separating these arrangements, there is no guarantee these arrangements will continue to capture these benefits in the future.

•	After the completion of the Transactions, the cost of capital for New Lionsgate’s business may be higher than Lionsgate’s cost of capital prior to the Transactions.

•

In connection with the Transactions, New Lionsgate is expected to retain certain existing indebtedness of Lionsgate and incur certain additional indebtedness. New Lionsgate’s historical financial information does not reflect the debt that it will incur as part of the Transactions, including the financing discussed in the section entitled “Description of Material Indebtedness and Film Related Obligations.”

•

The unaudited pro forma condensed consolidated financial information included in this prospectus includes adjustments to reflect the divestiture of the Starz Business from Lionsgate. The pro forma adjustments are based upon available information and assumptions that management of Lionsgate believes are reasonable; however, actual outcomes may vary from such assumptions. In addition, the unaudited pro forma condensed consolidated financial information included in this prospectus does not give effect to on-going costs that New Lionsgate may incur or may be eliminated in connection with being a stand-alone company.

Other significant changes may occur in New Lionsgate’s cost structure, management, financing and business operations as a result of operating as a company separate from Starz. For additional information about the past financial performance of its business and the basis of presentation of the historical combined financial statements and the unaudited pro forma condensed consolidated financial statements of its business, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and accompanying notes included elsewhere in this prospectus.

Following the completion of the Transactions, New Lionsgate will be a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

The Transactions will result in New Lionsgate being a smaller, less diversified company than Lionsgate prior to the Transactions, with more limited business concentrated primarily in film and television production and distribution. As a result, the LG Studios Business following the completion of the Transactions may be more vulnerable to changing market conditions, which could have a material adverse effect on New Lionsgate’s business, financial condition and results of operations. In addition, the diversification of revenues, costs, and cash flows will diminish for New Lionsgate following the completion of the Transactions, such that its results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and its ability to fund capital expenditures and investments, pay dividends and service debt may be diminished. Following the completion of the Transactions, New Lionsgate may also lose capital allocation efficiency and flexibility, as the LG Studios Business will no longer be able to use cash flow from the Starz Business.

Substantial sales of New Lionsgate new common shares following the completion of the Transactions, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares.

The smaller relative size and different investment characteristics of New Lionsgate following the completion of the Transactions as compared to Lionsgate prior to the Transactions may not appeal to the current investor base of Lionsgate, which could result in the disposition of New Lionsgate new common shares following the completion of the Transactions. Any sales of substantial amounts of New Lionsgate new common shares in the public market following the completion of the Transactions, for this or other reasons, or the perception that such sales might occur, could depress the market price of New Lionsgate new common shares. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the prices of New Lionsgate new common shares may be depressed by such sales and have periods of volatility. Lionsgate currently has, and immediately following the Transactions, New Lionsgate is expected to have, several shareholders who each hold a significant percentage of their respective outstanding common shares. If such shareholders sell a significant portion or all of their shares following the completion of the Transactions, the prices of New Lionsgate new common shares may be depressed by such sales.

Starz may fail to perform under the agreements that will be executed as part of the Transactions, and such failure to perform could have a material adverse effect on New Lionsgate’s operations.

In connection with, and prior to, the Transactions, New Lionsgate and Lionsgate (which will be renamed Starz) have entered into an Arrangement Agreement and will enter into the Separation Agreement and certain other agreements, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties thereto. The Arrangement Agreement, Separation Agreement and other agreements, together with the documents and agreements by which the internal reorganization will be effected, will determine the allocation of assets and liabilities between the companies following the completion of the Transactions for those respective areas and will include any applicable indemnifications related to liabilities and obligations. The Transition Services Agreement will provide for the performance of certain services by each company for the benefit of the other for a period of time after the Transactions. New Lionsgate will rely on Starz to satisfy its performance and payment obligations under these agreements. If Starz is unable or unwilling to satisfy its obligations under these agreements, including its indemnification obligations, New Lionsgate could incur operational difficulties and/or losses. If New Lionsgate does not have in place its own systems and services, or if it does not have agreements with other providers of these services once certain Transactions-related agreements expire, it may not be able to operate its business effectively, and its profitability may decline.

New Lionsgate may be held liable to Starz if it fails to perform under its agreements, and the performance of such services may negatively affect New Lionsgate’s business and operations.

In connection with the Transactions, New Lionsgate and Starz will enter into a Transition Services Agreement, agreements governing other commercial licensing arrangements between the parties to the Transactions and other agreements that will provide for the performance of certain services by each company for the benefit of the other after the Transactions. If New Lionsgate does not satisfactorily perform its obligations under the agreement, it may be held liable for any resulting losses suffered by Starz, subject to certain limits. In addition, during the transition services periods, New Lionsgate’s management and employees may be required to divert their attention away from New Lionsgate’s business in order to provide services to Starz, which could adversely affect New Lionsgate’s business.

Certain of the transaction agreements between New Lionsgate and Starz may be on terms that differ from the terms each may have otherwise received from unaffiliated third parties.

The agreements that New Lionsgate and Lionsgate (which will be renamed Starz) will enter into in connection with the Transactions, including the Arrangement Agreement, Separation Agreement, Transition Services Agreement, Tax Matters Agreement Amendment, Employee Matters Agreement and agreements governing other commercial licensing arrangements, were prepared in the context of the Transactions while New Lionsgate and Starz were still part of the same combined company. Accordingly, during the period in which the terms of those agreements were prepared, New Lionsgate did not have an independent board of directors or a management team that was fully independent of Starz’s business. While New Lionsgate believes that the terms of such agreements generally reflect market terms, they may not reflect the same terms that would have resulted from negotiations with unaffiliated third parties.

The transfer to New Lionsgate of certain contracts, permits and other assets and rights may require the consents or approvals of, or provide other rights to, third parties and governmental authorities. If such consents or approvals are not obtained, New Lionsgate may not be entitled to the full benefit of such contracts, permits and other assets and rights, which could increase its expenses or otherwise harm its business and financial performance.

The Separation Agreement will provide that certain contracts, permits and other assets and rights are to be transferred from Lionsgate (which will be renamed Starz) or its subsidiaries to New Lionsgate or its subsidiaries, or vice versa, in connection with the Transactions. The transfer of, or transfer of control related to, certain contracts, permits and other assets and rights may require consents or approvals of third parties or governmental authorities or provide other rights to third parties. In addition, in some circumstances, both New Lionsgate and Starz or their respective beneficiaries may be beneficiaries of contracts, and New Lionsgate and/or Starz may need the consents of third parties in order to split or separate the existing contracts or the relevant portion of the existing contracts to New Lionsgate.

Some parties may use consent requirements or other rights to seek to terminate contracts or obtain more favorable contractual terms from New Lionsgate, which, for example, could take the form of price increases, require the expenditure of additional resources in order to obtain the services or assets previously provided under the contract, or require the pursuit of arrangements with new third parties or letters of credit or other forms of credit support. If New Lionsgate is unable to obtain required consents or approvals, it may be unable to obtain the benefits, permits, assets and contractual commitments that are intended to be allocated to them as part of the Transactions, and it may be required to seek alternative arrangements to obtain services and assets which may be more costly and/or of lower quality. The termination or modification of these contracts or permits or the failure to timely complete the transfer or separation of these contracts or permits could negatively impact New Lionsgate’s business, financial condition, results of operations and cash flows.

The Transactions may result in litigation and/or regulatory inquiries and investigations, which would harm New Lionsgate’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Transactions. Any litigation or investigation relating to the Transactions against New Lionsgate, whether or not resolved in either party’s favor, could result in substantial costs and divert the applicable company’s management’s attention from other business concerns, which could adversely affect the applicable company’s business and cash resources and the ultimate value of New Lionsgate new common shares.

Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.

On August 27, 2024, purported holders of Lionsgate’s 5.500% Notes filed a complaint against Lionsgate in New York State court asserting claims for declaratory judgment and breach of the implied covenant of good faith and fair dealing based on a May 2024 transaction in which Lionsgate exchanged approximately $390 million in aggregate principal amount of 5.500% Notes for new 5.500% exchange notes due 2029 and entered into Supplemental Indenture No. 10 to the indenture governing the 5.500% Notes (the “Indenture”). The main basis for these claims is that Supplemental Indenture No. 10 allegedly implicated certain provisions of the Indenture that require consent of each affected holder for certain types of waivers, amendments, and supplements to the Indenture. The relief sought includes a request for a declaration that Supplemental Indenture No. 10 and the associated exchange transaction are null and void, as well as for a permanent injunction against the Transactions going forward to the extent they have not already taken place. On September 13, 2024, another purported holder sought to intervene as a plaintiff in the same suit asserting nearly identical claims, which intervention was granted on October 11, 2024. Lionsgate has filed a motion to dismiss the claims. Briefing related to that motion is ongoing.

Although Lionsgate believes that these allegations are without merit, there can be no assurance that the plaintiffs will not be successful in obtaining relief sought in their complaints. If they are successful in obtaining a declaratory judgment, they may also issue the trustee of the 5.500% Notes a notice of default and seek accelerated payments for amounts due under the 5.500% Notes. These actions may result in an outcome that could have a material adverse impact on New Lionsgate’s and Starz’s business, operations and financial conditions as well as their stakeholders, as any such actions could require payments on the 5.500% Notes earlier than expected. In addition, if plaintiffs obtain an injunction against moving forward with the Transactions, the Transactions, to the extent not yet completed, may need to be abandoned. Even if Lionsgate is successful in defending against such claims, it may expend significant management time and attention and funds to defend against such claims.

The Transactions are subject to various risks and uncertainties, including approval of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting and approval of the LG Studios Reorganization Proposal at the LG Studios Special Meeting, and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect the business of New Lionsgate following the Transactions.

Lionsgate’s separation into two separate, publicly traded companies is complex in nature, and unanticipated developments or changes, including changes in the law, the macroeconomic environment, competitive conditions, regulatory approvals or clearances, the uncertainty of the financial markets and challenges in executing the Transactions, could delay or prevent the completion of the proposed Transactions, or cause the Transactions to occur on terms or conditions that are different or less favorable than expected. The Lionsgate Transactions Proposal may not be approved at the Lionsgate Annual General and Special Meeting and/or the LG Studios Reorganization Proposal may not be approved at the LG Studios Special Meeting, in which case the Transactions would not be permitted to occur under applicable law.

Additionally, the Arrangement Agreement: (i) will terminate if the arrangement does not occur on or before September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios, and (ii) may be terminated prior to the Arrangement Effective Time by the mutual written agreement of all parties to the Arrangement Agreement without further notice to or authorization on the part of the shareholders of Lionsgate or the other parties. In the event of any termination of the Arrangement Agreement prior to the Arrangement Effective Time, the Arrangement Agreement will become void and of no further force or effect and no party thereto (nor any of its representatives, as defined therein) will have any liability or further obligation to the other parties thereto by reason of the Arrangement Agreement. After the Arrangement Effective Time, the Arrangement Agreement may not be terminated except by mutual written agreement of all parties to the Arrangement Agreement and as approved by the BC Court, or as otherwise required by applicable law. Lionsgate and LG Studios will have discretion, upon mutual written agreement and subject to the provisions of the Interim Orders, the Final Order and the Plan of Arrangement, before the Arrangement Effective Time, to amend, modify or supplement the Arrangement Agreement without further notice to or approval by the Lionsgate shareholders or LG Studios shareholders. Under the Arrangement Agreement, Lionsgate and LG Studios will jointly determine the Arrangement Effective Time in a notice to New Lionsgate, or, if no such notice is given, the Arrangement Effective Time will be 2:30 p.m. Pacific time on the Arrangement Effective Date.

The process of completing the proposed Transactions has been and is expected to continue to be time-consuming and involves significant costs and expenses. The costs of the Transactions may be significantly higher than what Lionsgate currently anticipates and may not yield a discernible benefit if the Transactions are not completed or are not well executed, or the expected benefits of the Transactions are not realized. Executing the proposed Transactions will also require significant amounts of New Lionsgate’s management’s time and effort, which may divert management’s attention from operating and growing New Lionsgate’s businesses. In addition, if the Transactions are abandoned, not completed, or delayed or if the expected benefits of the Transactions are not realized, there may be a negative impact on the market price of New Lionsgate new common shares.

New Lionsgate and its shareholders could suffer material adverse tax consequences as a result of the Transactions.

There can be no assurance that the New Lionsgate new common shares will be qualified investments for purposes of the Canadian Tax Act. New Lionsgate will endeavor to ensure that the New Lionsgate new common shares are qualified investments for Registered Plans. However, no assurance can be given in this regard. The Canadian Tax Act imposes penalties for the acquisition or holding of non-qualified investments by Registered Plans.

The transactions contemplated by the arrangement may give rise to tax for holders of LGEC common shares who are resident in Canada for the purposes of the Canadian Tax Act or for holders of LGEC common shares who are non-residents of Canada and to whom such shares constitute “taxable Canadian property.”

Certain of the anticipated tax consequences to New Lionsgate are based on valuations of the LG Studios Business and the Starz Business. In the event that such valuations are successfully challenged by one or more relevant taxing authorities, it is possible that New Lionsgate could suffer material adverse tax consequences.

After the Transactions, actual or potential conflicts of interest may develop between the management and directors of Starz, on the one hand, and the management and directors of New Lionsgate, on the other hand.

After the Transactions, the management and directors of New Lionsgate and Starz may own both Starz common shares and New Lionsgate new common shares. This ownership overlap could create, or appear to create, potential conflicts of interest when New Lionsgate’s and Starz’s respective directors and executive officers face decisions that could have different implications for New Lionsgate and Starz. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between New Lionsgate and Starz regarding terms of the agreements governing the Transactions and the relationship between New Lionsgate and Starz thereafter, including the Arrangement Agreement, the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement Amendment, the Transition Services Agreement or any commercial agreements between the parties thereto or their affiliates. Potential conflicts of interest could also arise if New Lionsgate and Starz enter into any commercial arrangements in the future.

The allocation of intellectual property rights between Starz and New Lionsgate as part of the Transactions could adversely affect New Lionsgate’s competitive positions and/or ability to develop and commercialize certain content and services.

In connection with the Transactions, New Lionsgate and Starz will enter into commercial agreements governing, among other things, the allocation of intellectual property rights related to their respective businesses. The allocation of intellectual property rights between the two parties may also impose limitations on New Lionsgate’s ability to fully develop and commercialize certain content, brands and services. For example, although Starz generally has secured long-term licenses for its current and library originals that were greenlit prior to the Transactions from Lionsgate, Starz does not own the intellectual property rights for most of such shows because they were allocated to Lionsgate. However, as part of such original programming license agreements, Starz typically has rights of first negotiation/first refusal for periods that extend beyond the initial run of the programs to acquire exclusive rights to any television derivative or spinoff of such programs. Additionally, Starz generally owns or co-owns the intellectual property rights to most of its current development slate and expects to own or co-own most of its originals following the Transactions.

The definitive agreements with respect to the material indebtedness of New Lionsgate have not yet been entered into and are subject to change.

New Lionsgate has not entered into definitive agreements with respect to the New Lionsgate Credit Agreement or the Exchange Notes, and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. The material terms of the indebtedness described in “Description of Material Indebtedness and Film Related Obligations” assume the Transactions are consummated on the terms set forth herein. The aggregate size of the revolving facility under the New Lionsgate Credit Agreement and the interest rates and other material terms with respect thereto are in each case based on our current expectations and may change based on future market conditions. If the financial institutions that are part of the syndicate of New Lionsgate’s revolving facility fail to extend credit under the applicable facility, New Lionsgate’s liquidity and results of operations may be adversely affected. Each financial institution that is part of the syndicate for such revolving facility is or will be responsible on a several, and not joint, basis for providing a portion of the loans to be made under such revolving facility.

Risks Related to New Lionsgate New Common Shares

New Lionsgate cannot be certain that an active trading market for its common shares will develop or be sustained after the Transactions, and following the completion of the Transactions, its share price may fluctuate significantly.

A public market for New Lionsgate new common shares does not currently exist. New Lionsgate anticipates that trading of its common shares will begin on the first trading day after the Arrangement Effective Time. However, New Lionsgate cannot guarantee that an active trading market for its common shares will develop or be sustained after the Transactions, nor can New Lionsgate predict the prices at which its common shares may trade after the Transactions. Similarly, New Lionsgate cannot predict whether the combined market value of the New Lionsgate new common shares and Starz common shares will be less than, equal to or greater than the market value of LGEC Class A shares and LGEC Class B shares, respectively, prior to the Transactions, or whether the market value of the New Lionsgate new common shares will be less than, equal to or greater than the market value of LG Studios common shares prior to the Transactions.

The market price of New Lionsgate new common shares may decline or fluctuate significantly due to a number of factors, many of which may be beyond New Lionsgate’s control, including:

•	the limited trading history of the New Lionsgate new common shares;

•	actual or anticipated fluctuations in New Lionsgate’s operating results, as applicable, and the expectations of securities analysts, investors and the financial community with respect thereto;

•	actual or anticipated fluctuations in operating revenues derived from New Lionsgate’s core business, as applicable;

•	the gain or loss of significant customers;

•	changes in management;

•	changes in financial estimates and recommendations by securities analysts;

•	announcements of developments affecting New Lionsgate’s business or systems or expansion plans by New Lionsgate or others;

•	the amount of short interest in New Lionsgate new common shares;

•	the operating and share price performance of comparable companies; and

•	changes in the regulatory and legal environment under which New Lionsgate operates.

New Lionsgate does not expect to pay any cash dividends for the foreseeable future.

New Lionsgate currently intends to retain future earnings to finance and grow its business. As a result, New Lionsgate does not expect to pay any cash dividends for the foreseeable future. All decisions regarding the payment of dividends by New Lionsgate will be made in the sole discretion of the New Lionsgate Board from time to time in accordance with applicable law. There can be no assurance that New Lionsgate will have sufficient surplus under applicable law to be able to pay any dividends at any time in the future. This may result from extraordinary cash expenses, actual costs exceeding contemplated costs, funding of capital expenditures or increases in reserves. If New Lionsgate does not pay dividends, the price of the New Lionsgate new common shares that you receive in the Transactions must appreciate for you to receive a gain on your investment. This appreciation may not occur. Further, you may have to sell some or all of your New Lionsgate new common shares in order to generate cash flow from your investment.

Your percentage ownership in New Lionsgate may be diluted in the future.

In the future, your percentage ownership in New Lionsgate may be diluted because of equity awards that New Lionsgate grants to New Lionsgate’s directors, officers and employees or otherwise as a result of equity issuances for acquisitions, strategic transactions or capital market transactions. New Lionsgate’s employees and former employees of Lionsgate (regardless of the division in which such former employees served) will receive an equity award for New Lionsgate new common shares after the Transactions as a result of conversion of their Lionsgate equity awards to New Lionsgate equity awards. New Lionsgate anticipates that, in normal course, its compensation committees will grant additional stock-based awards to its employees after the Transactions. Such awards will have a dilutive effect on the earnings per share of New Lionsgate which could adversely affect the market price of the New Lionsgate new common shares. For more detailed description of the treatment of the Lionsgate equity awards in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

In addition, New Lionsgate’s articles in effect following the completion of the Transactions, which we refer to as the “New Lionsgate Articles,” allow for the issuance of one or more classes or series of preference shares that have powers, preferences and/or other special rights, including preferences over the New Lionsgate new common shares with respect to dividends and distributions. The terms of such preference shares could dilute the voting power or reduce the value of the New Lionsgate new common shares. Similarly, the repurchase or redemption rights or liquidation preferences that New Lionsgate could assign to holders of preference shares could affect the residual value of the New Lionsgate new common shares. For additional information, see “Description of Capital Stock.”

If securities or industry analysts do not publish research or publish misleading or unfavorable research about New Lionsgate’s business, New Lionsgate’s share price and/or trading volume could decline.

The trading markets for the New Lionsgate new common shares will depend in part on the research and reports that securities or industry analysts publish about New Lionsgate or its business. New Lionsgate does not currently have and may never obtain separate research coverage for its common shares. If there is no research coverage, the New Lionsgate new common shares may be negatively impacted. If New Lionsgate obtains research coverage for its common shares and if one or more of the analysts downgrades the New Lionsgate new common shares or publishes unfavorable research about New Lionsgate’s business the share price of the New Lionsgate new common shares may decline. If one or more of the analysts cease coverage of the New Lionsgate new common shares or fail to publish reports on it regularly, demand for the New Lionsgate new common shares could decrease, which could cause the price or trading volume of the New Lionsgate new common shares to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “projects,” “intend,” “expect,” “believe,” “anticipate,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which New Lionsgate operates, business prospects and strategies, including the completion of the Transactions, and anticipated financial position, liquidity, and capital needs relating to New Lionsgate. For those statements, New Lionsgate claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are estimates and projections reflecting judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although New Lionsgate believes that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on New Lionsgate’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

•	Weakness in the global economy and financial markets, including a recession.

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Competitive factors that could adversely affect New Lionsgate’s operations, including new product or service introductions and technologies by its current or future competitors, consolidation or strategic alliances among media companies, and/or distributors to improve their competitive position or develop new models for the delivery of entertainment, increased pricing pressure due to the impact of low-cost content providers or new entrants into its markets.

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates.

•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on the operating performance of New Lionsgate.

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Security breaches of New Lionsgate’s information systems, which could impair its ability to conduct business, compromise sensitive information of New Lionsgate and its customers and other business partners, and result in actions by regulatory bodies or civil litigation.

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The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and New Lionsgate’s ability to successfully integrate any business it may acquire.

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Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing its intellectual property rights and governmental expropriation of assets. New Lionsgate’s international operations also increase its compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws.

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Natural disasters, global pandemics, wars (such as Russia’s invasion of Ukraine), terrorism, labor disruptions or strikes, and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for New Lionsgate’s services or adversely affect New Lionsgate’s content procurement and distribution capabilities.

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Pending and potential future litigation or other proceedings asserting, including and/or subpoenas seeking information with respect to, alleged violations of law and/or regulation, including the availability or collectability of insurance relating to any such claims.

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New or changing laws and regulations affecting domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies or taxation (including tax reforms that could adversely impact multinational corporations).

•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

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The expected benefits and timing of the Transactions, and the risk that conditions to the Transactions will not be satisfied and/or that the Transactions will not be completed within the expected time frame, on the expected terms or at all.

•	The possibility that any consents or approvals required in connection with the Transactions will not be received or obtained within the expected time frame, on the expected terms or at all.

•	Expected financing transactions undertaken in connection with the Transactions and risks associated with additional indebtedness.

•	The risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the Transactions will exceed estimates.

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The impact of the Transactions on the LG Studios Business and the risk that the Transactions may be more difficult, time-consuming or costly than expected, including the impact on New Lionsgate’s respective resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

•	Other risks and uncertainties discussed in this prospectus and other reports that New Lionsgate may file with the SEC.

New Lionsgate believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. The above list of factors is not exhaustive or necessarily in order of importance. New Lionsgate is not under any obligation, nor does it intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as required by law.

THE TRANSACTIONS

Structure of the Transactions

The Transactions will result in the separation of the LG Studios Business from the Starz Business through a series of steps that will result in the pre-transaction shareholders of LGEC owning shares in two separate public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LG Studios shareholders and LGEC shareholders.

The Transactions will consist of elements of a typical Canadian “spinoff” and be completed through the Plan of Arrangement, which is a British Columbia statutory procedure providing for approval with respect to fairness and supervision with respect to procedure by the BC Court. The Plan of Arrangement is subject to approval by the shareholders of LGEC, the shareholders of LG Studios and the BC Court. As currently contemplated, the Transactions will occur on a taxable basis to the shareholders of LGEC under the Canadian Tax Act, with non-residents of Canada expected to be exempt from Canadian income tax on any gains realized. Holders of LG Studios common shares who hold such shares as capital property for purposes of the Canadian Tax Act will generally not realize either a capital gain or a capital loss on the exchange of LG Studios common shares for New Lionsgate new common shares.

With respect to dissent rights, under the Interim Orders, registered shareholders of Lionsgate as of the Record Date have been granted the right to dissent in respect of the Lionsgate Transactions Proposal, and registered shareholders of LG Studios as of the Record Date have been granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided they strictly follow the procedures specified in Section 237 through Section 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court.

Shareholders of Lionsgate or LG Studios who are not shareholders of record and wish to dissent should be aware that only registered shareholders are entitled to dissent rights. Accordingly, non-registered shareholders of Lionsgate or LG Studios who wish to exercise the dissent rights must make arrangements for the registered holder of such Lionsgate shares or LG Studios shares, as applicable, to dissent on their behalf.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class A share that they hold:

•	One (1) New Lionsgate Class A share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class B share that they hold:

•	One (1) New Lionsgate Class B share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares, the Starz common shares.

•

New Lionsgate will create a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

•	New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share

Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and

•

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

•	LG Studios will change its name to “Lionsgate Studios Holding Corp.”

Reasons for the Transactions

The Lionsgate Board and the LG Studios Board believe that the separation of the LG Studios Business and the Starz Business into two independent, publicly traded companies is in the best interests of Lionsgate and its shareholders for a number of reasons, including:

•

Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and Profit Growth. The Transactions will allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and it will enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

•

The Transactions will allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

•

The Transactions will allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities domestically and internationally and to efficiently grow its international operations on a standalone basis.

•

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions will allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions will also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategy.

•	The Transactions will allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

•	The Transactions will allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development.

•

Targeted Investment Opportunity. The Transactions will allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

•	The Transactions will allow New Lionsgate to become one of the only pure-play publicly traded content studios.

•

The Transactions will allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

•

Creation of Independent Equity Currencies. The Transactions will create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz will have more flexibility to capitalize on their unique strategic opportunities.

•

Employee Recruitment, Incentives and Retention. The Transactions will allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions will allow incentive structures and targets at each company to be better aligned with each underlying business.

•

Stronger Corporate Governance. The Lionsgate Board also believes that a one (1) share, one (1) vote capital structure at Starz and New Lionsgate is in the best interests of Starz, New Lionsgate and their respective shareholders as it strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

The Lionsgate Board and the LG Studios Board also considered a number of potentially negative factors in evaluating the Transactions, including:

•

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on each of their respective management’s time, effort and resources.

•

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business currently benefit from certain economies of scale operating within the broader corporate organization that will no longer be available after the Transactions. As standalone companies, New Lionsgate and Starz may have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies will result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz will require corporate general and administrative functions.

•

Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. Following the completion of the Transactions, New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

In determining to pursue the Transactions, the Lionsgate Board and the LG Studios Board each concluded the potential benefits of the Transactions outweighed the foregoing factors. See “Risk Factors—Risks Related to the Transactions” included elsewhere in this prospectus.

Treatment of Lionsgate Equity Awards

Background. Lionsgate currently maintains four equity compensation plans: the Lionsgate 2023 Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Lionsgate 2019 Plan”), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Lionsgate 2017 Plan”) and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (together with the Lionsgate 2023 Plan, the Lionsgate 2019 Plan and the Lionsgate 2017 Plan, the “Prior Plans”). It is expected that New Lionsgate will assume the Lionsgate 2023 Plan and amend and restate the Lionsgate 2023 Plan as the New Lionsgate 2025 Plan as approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, to be effective as of the date of the completion of the Transactions, subject to the approval of holders of LGEC Class A shares. Awards outstanding under the equity plans of Lionsgate including awards outstanding under the Prior Plans immediately prior to the completion of the Transactions held by a Lionsgate employee who will be a New Lionsgate employee after the Transactions (a “New Lionsgate Employee”) or by a former employee of Lionsgate (regardless of the division in which such former employee served), will be converted into awards of New Lionsgate under the New Lionsgate 2025 Plan, the form of which is attached hereto as Exhibit 10.5. It is expected that Starz will adopt the Starz 2025 Plan as approved prior to the Transactions by the Lionsgate Board, to be effective as of the date of the Transactions, subject to the approval of holders of LGEC Class A shares, as further described in this prospectus. Subject to shareholder approval, Starz will adopt the Starz 2025 Plan, and awards outstanding under the equity plans of Lionsgate immediately prior to the Transactions including awards outstanding under the Prior Plans immediate prior to the Transactions held by a Lionsgate employee who will become an employee of Starz (a “Starz Employee”), will be converted into awards of Starz immediately after the Transactions and assumed under the Starz 2025 Plan. Each Lionsgate equity award that is outstanding immediately prior to the Transactions will be adjusted to reflect the impact of the Transactions, as described below.

Stock Options

Stock Options Held by Starz Employees. Each award of Lionsgate stock options held by a Starz Employee will be converted into an award of stock options with respect to the Starz common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Options Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock options held by a New Lionsgate Employee or by a former employee of Lionsgate will be converted into an award of stock options with respect to New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights

Stock Appreciation Rights Held by Starz Employees. Each award of Lionsgate stock appreciation rights held by a Starz Employee will be converted into an award of stock appreciation rights with respect to Starz common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock appreciation rights held by a New Lionsgate Employee or by a former employee will be converted into an award of stock appreciation rights with respect to the New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units

Time-Vesting Restricted Share Units Held by Starz Employees and Starz Directors. Each award of Lionsgate time-vesting restricted share units held by a Starz Employee or a non-employee director of Lionsgate who will be a non-employee director of Starz but not a non-employee director of New Lionsgate immediately following the Transactions will be converted into an award of time-vesting restricted share units with respect to Starz common shares. The number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by New Lionsgate Employees, New Lionsgate Directors and Former Lionsgate Employees. Each award of Lionsgate time-vesting restricted share units held by a New Lionsgate Employee, by a non-employee director of Lionsgate who will be a non-employee director of New Lionsgate but not a non-employee director of Starz immediately following the Transactions or by a former employee of Lionsgate will be converted into an award of time-vesting restricted share units with respect to the New Lionsgate new common shares. The number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by Dual Directors. Each award of Lionsgate time-vesting restricted share units held by a non-employee director of Lionsgate who will serve as non-employee director on both the Starz Board and the New Lionsgate Board immediately following the Transactions (a “Dual Director”) will be converted into an award of time-vesting restricted share units with respect to Starz common shares and an award of time-vesting restricted share units with respect to New Lionsgate new common shares. The number of shares subject to such Starz award and the number of shares subject to such New Lionsgate award will be the number of Starz common shares and the number of New Lionsgate new common shares, respectively, that would have been received pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC common shares subject to such Lionsgate time-vesting restricted share units immediately prior to the Arrangement Effective Time.

Performance-Based Restricted Share Units

Performance-Vesting Restricted Share Units Held by Starz Employees. Each award of Lionsgate performance-based restricted share units held by a Starz Employee will be converted into an award of restricted share units with respect to Starz common shares, provided that the number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the Starz Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Performance-Vesting Restricted Share Units Held by New Lionsgate Employees. Each award of Lionsgate performance-based restricted share units held by a New Lionsgate Employee will be converted into an award of restricted share units with respect to New Lionsgate new common shares, provided that the number of shares subject to each such award will be adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award will otherwise continue to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the New Lionsgate Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Results of the Transactions

After the Transactions, New Lionsgate will be a separate, publicly traded company. The actual number of New Lionsgate new common shares to be issued in the Transactions will be determined at the Arrangement

Effective Time, and will reflect any exercise of stock options (“stock options”) or share appreciation rights (“SARs”) relating to the LGEC common shares prior to the Arrangement Effective Time.

New Lionsgate, Lionsgate and LG Studios have entered into an Arrangement Agreement and will enter into a Separation Agreement and other related agreements to effect the Transactions and to provide a framework for their relationship after the Transactions, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties thereto. The Separation Agreement and other agreements will provide for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate and will govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Transferability of New Lionsgate New Common Shares

The New Lionsgate new common shares to be issued in connection with the Transactions will be issued in reliance on an exemption from the prospectus requirements of securities legislation in each province and territory of Canada. Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares that constitute “control distributions,” the shares issued pursuant to the Transactions may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort, or no effort, has been made to prepare the market or create demand.

Markets for New Lionsgate New Common Shares

There is currently no public trading market for the New Lionsgate new common shares. New Lionsgate intends to apply to list the New Lionsgate new common shares on the NYSE under the symbol “LION”. New Lionsgate has not and will not set the initial prices of the New Lionsgate new common shares. The initial price will be established by the public markets.

We cannot predict the prices at which New Lionsgate new common shares will trade after the Transactions. For example, the combined trading prices, after the Transactions, of one and twelve one-hundredths (1.12) Starz common shares and one and twelve one-hundredths (1.12) New Lionsgate new common shares may not equal the trading price of one (1) LGEC Class A share immediately prior to the Transactions; one (1) Starz common share and one (1) New Lionsgate new common share may not equal the trading price of one (1) LGEC Class B share immediately prior to the Transactions; and one (1) New Lionsgate new common share may not equal the trading price of one (1) LG Studios common share immediately prior to the Transactions. The prices at which New Lionsgate new common shares trade may fluctuate significantly, particularly until an orderly public market for each develops. Trading prices for the New Lionsgate new common shares will be determined in the public markets and may be influenced by many factors. See “Risk Factors—Risks Related to the Transactions.”

Conditions to the Transactions

The Transactions will be completed at the Arrangement Effective Time in accordance with the Plan of Arrangement, provided that the conditions set forth in the Separation Agreement have been satisfied (or waived by Lionsgate in its sole and absolute discretion), including, among others:

•	the Transactions having been duly approved by the Lionsgate Board;

•	the Transactions having been duly approved by the LG Studios Board;

•	the approval by the Lionsgate’s shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by the LG Studios’ shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the SEC declaring effective Lionsgate’s and New Lionsgate’s registration statement on Form S-4 and such registration statement not being the subject of any order suspending the effectiveness of the registration statement; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•	the internal reorganization having been completed in accordance with the Separation Agreement;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•

an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the Transactions, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•	the execution of certain agreements contemplated by the Separation Agreement;

•	no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions being in effect;

•	the New Lionsgate new common shares to be issued having been accepted for listing on the NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board, or the LG Studios Board, makes it inadvisable to effect the Transactions.

Lionsgate and LG Studios will have discretion, upon mutual agreement and subject to the provisions of the Interim Orders, the Final Order, the Plan of Arrangement, and applicable law, to amend, modify or supplement the Arrangement Agreement, including to determine the Arrangement Effective Time. Lionsgate and LG Studios do not intend to notify Lionsgate and LG Studios shareholders, respectively of any modifications to the terms of the Transactions that, in the judgment of the Lionsgate Board and the LG Studios Board, respectively, are not material, unless notification is required by the Interim Orders or the Final Order. For example, the Lionsgate Board or the LG Studios Board might consider material such matters as significant changes to the exchange ratios and the assets to be contributed or the liabilities to be assumed in the Transactions. To the extent that the Lionsgate Board or the LG Studios Board determines that any modifications by Lionsgate or LG Studios, as applicable, materially change the material terms of the Transactions, each of Lionsgate and LG Studios will, as applicable, notify its respective shareholders in a manner reasonably calculated to inform them about the modification as may be required by law, including the Interim Orders and the Final Order, by, for example, publishing a press release, filing a Current Report on Form 8-K or circulating a supplement to the joint proxy statement/prospectus on Form S-4.

Accounting Treatment

Notwithstanding the legal form of the Transactions described elsewhere in this prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from New Lionsgate. This presentation is in accordance with GAAP, specifically FASB Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs,” and is primarily a result of the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing senior management of Lionsgate with the LG Studios Business and, as a result, New Lionsgate. As a result, it is expected that the separation of the Starz Business from the LG Studios Business will qualify as a discontinued operation. For additional information, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Listing of New Lionsgate New Common Shares

New Lionsgate anticipates that, immediately following the consummation of the Transactions, the New Lionsgate new common shares to be issued in connection with the Transactions will be listed for trading on the NYSE. The listing of the New Lionsgate new common shares to be issued in connection with the Transactions for trading on the NYSE will be subject to New Lionsgate fulfilling all of the listing requirements of the NYSE.

Regulatory Requirements Related to the Transactions

New Lionsgate is not aware of any material governmental approvals or actions that are necessary for the completion of the Transactions. However, certain Lionsgate and LG Studios shareholders may have filing obligations under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 and should consult their own legal advisors.

Post-Closing Governance and Management

New Lionsgate expects that the following individuals will be the executive officers of New Lionsgate following the completion of the Transactions. Some of New Lionsgate’s executive officers are currently employees of Lionsgate, but will cease to hold such positions upon the completion of the Transactions. See “Directors and Executive Officers—Management of New Lionsgate”.

Name	Position
Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

For more information regarding New Lionsgate’s governance and management, see the section of this prospectus entitled “Directors and Executive Officers.”

DIVIDEND POLICY

New Lionsgate does not expect to pay a regular dividend after the completion of the Transactions. However, the timing, declaration, amount of and payment of any dividends following the completion of the Transactions will be within the discretion of the New Lionsgate Board and will depend upon many factors, including its financial condition, earnings, capital requirements of its operating subsidiaries, covenants associated with certain of its debt service obligations, legal requirements, regulatory constraints, industry practice, ability to access capital markets and other factors deemed relevant by the New Lionsgate Board. Moreover, if the New Lionsgate Board determines to pay any dividend in the future, there can be no assurance that it will continue to pay such dividends or the amount of such dividends.

CAPITALIZATION

The following table sets forth the capitalization of New Lionsgate as of December 31, 2024, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in Unaudited Pro Forma Condensed Consolidated Financial Information. Notwithstanding the legal form of the Transactions described elsewhere in this prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from Lionsgate. This presentation is in accordance with U.S. GAAP and is primarily a result of the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate senior management with the LG Studios Business. Therefore, the historical financial statements of Lionsgate will represent the historical financial statements of New Lionsgate given the presentation of the Starz Business as discontinued operations upon completion of the Transactions.

The information below is not necessarily indicative of what New Lionsgate’s capitalization would have been had the Transactions and related transactions, including financing transactions, been completed as of December 31, 2024. In addition, it is not necessarily indicative of New Lionsgate’s future capitalization. This table should be read in conjunction with “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Combined Financial Statements and notes included in the “Index to Financial Statements” section of this prospectus.

	As of December 31, 2024
	Actual(1)	Pro Forma
	(Amounts in millions)
Cash and cash equivalents	$200.5	$146.7
Corporate debt(2)	2,560.8	1,945.4
Equity:
LGEC Class A common shares, no par value, 500.0 shares authorized, 83.7 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding) and LGEC Class B common shares, no par value, 500.0 shares authorized, 156.6 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding)	3,178.0	—
New Lionsgate new common shares, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 285.1 million shares issued and outstanding)	—	2,359.3
Accumulated deficit	(3,422.7)	(3,427.2)
Accumulated other comprehensive income	76.4	57.2
Noncontrolling interests	(87.8)	31.1

Total equity (deficit)	(256.1)	(979.6)

Total capitalization	$2,505.2	$1,112.5

(1)

This column is derived from Lionsgate’s unaudited consolidated financial statements included in its Quarterly Report on From 10-Q for the nine months ended December 31, 2024 incorporated by reference into this prospectus.

(2)

Corporate debt excludes film related obligations of approximately $1,940.2 million (net of deferred financing costs) as of December 31, 2024, see Note 6 and Note 7 to the unaudited consolidated financial statements included in its Quarterly Report on From 10-Q, which are incorporated by reference into this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF NEW LIONSGATE

The following unaudited pro forma condensed consolidated financial information of New Lionsgate presents the financial information of Lions Gate Entertainment Corp. (“LGEC” or “Lionsgate”) adjusted to give effect to the planned separation of the Starz Business and the LG Studios Business (as more fully described below) and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

Lionsgate encompasses the LG Studios Business comprised of its motion picture and television studio operations, and the Starz Business, comprised of the STARZ-branded premium subscription platforms. Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, a new legal entity, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. Prior to the Transactions, New Lionsgate has no assets or operations and therefore its financial information is not included in this pro forma financial information. New Lionsgate will be determined to be the accounting spinnor in the Transactions and therefore the financial statements of New Lionsgate will reflect that of LGEC following the Transactions. Therefore, the pro forma financial information has been prepared by utilizing LGEC’s historical financial statements and adjusting for the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne.

The following unaudited pro forma condensed consolidated financial statements consist of unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023 and 2022, and an unaudited pro forma condensed consolidated balance sheet as of December 31, 2024. The unaudited pro forma condensed consolidated financial information should be read together with the following:

•

Lionsgate’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its quarterly report on Form 10-Q for the nine months ended December 31, 2024 and annual report on Form 10-K for the three fiscal years ended March 31, 2024;

•

Lionsgate Studios Corp.’s (“LG Studios”) historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended December 31, 2024 and historical combined audited financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three fiscal years ended March 31, 2024, included in this prospectus;

•

The historical combined financial statements of the Starz Business and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the nine months ended December 31, 2024 and for the three fiscal years ended March 31, 2024 included in this prospectus; and

•	eOne’s unaudited combined statement of operations data for the nine months ended October 1, 2023 and the related notes included in this prospectus.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and do not purport to represent or be indicative of the actual results of operations or financial condition and should not be construed as representative of the future results of operations or financial condition of New Lionsgate.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, not otherwise reflected in the historical consolidated financial statements of Lionsgate, as if they had occurred on December 31, 2024. The unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024 gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne, as if they had occurred on April 1, 2023. The unaudited pro forma condensed consolidated statement of operations for the fiscal years ended March 31, 2023 and 2022 reflect only the retroactive presentation required under the discontinued operations accounting guidance and therefore do not reflect any other transaction adjustments. Accordingly, intercompany transactions between the LG Studios Business and the Starz Business remain eliminated in the pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2023 and 2022.

Capitalized terms defined in this unaudited pro forma condensed consolidated financial information of New Lionsgate have the meanings ascribed to such terms in, and for the purposes of, this section.

Description of the Transactions

In the Initial Share Exchange, LGEC shareholders will receive, in exchange for each LGEC Class A share that they hold, one (1) New Lionsgate Class A share together with one (1) New Lionsgate Class C preferred share and, in exchange for each LGEC Class B share that they hold, one (1) New Lionsgate Class B share together with one (1) New Lionsgate Class C preferred share. Following the Initial Share Exchange, LGEC will change its name to Starz Entertainment Corp. and create the Starz common shares and New Lionsgate will create the New Lionsgate new common shares. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange”.

In the Second Share Exchange, New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold, and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share together with one (1) Starz common share. Each of the Class A Separation Lion Exchange, Class A Separation Starz Exchange, Class B Separation Lion Exchange, and Class B Separation Starz Exchange is referred to herein as an “Exchange” and collectively as the “Exchanges”. Each of the Class A Separation Lion Exchange Ratio, Class A Separation Starz Exchange Ratio, Class B Separation Lion Exchange Ratio, and Class B Separation Starz Exchange Ratio is referred to herein as an “Exchange Ratio.”

Following the Second Share Exchange and pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change.

According to United States (“U.S.”) generally accepted accounting principles (“GAAP”), due to the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate’s senior management with the LG Studios Business following the completion of the Transactions, New Lionsgate (which will hold the LG Studios Business) will be considered the accounting spinnor or divesting entity and Starz (which will hold the Starz Business) will be considered the accounting spinnee or divested entity. As a result, the Starz Business will be accounted for as discontinued operations in the financial statements of New Lionsgate following the completion of the Transactions.

Description of Other Transactions

Business Combination and Prior LG Studios Separation

On December 22, 2023, Lionsgate entered into a business combination transaction (the “Business Combination”) pursuant to a business combination agreement (the “Business Combination Agreement”), that was then consummated on May 13, 2024, with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“LG Studios”) and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of LG Studios, consisting of the LG Studios Business of Lionsgate. The LG Studios Business consists of the businesses of Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Lionsgate’s corporate general and administrative functions and costs. LG Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which the assets and liabilities of the LG Studios Business were transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the LG Studios Business (the “Prior LG Studios Separation”).

As a result of the Business Combination, approximately 87.8% of the total shares of LG Studios continued to be held by Lionsgate, while other shareholders owned approximately 12.2% of LG Studios, immediately following the closing of the Business Combination. In addition to establishing LG Studios as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate. The net proceeds were used to partially pay down amounts outstanding under Lionsgate’s corporate debt.

Acquisition of eOne

On December 27, 2023, Lionsgate and its subsidiaries completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film business (“eOne”). The aggregate cash purchase price was approximately $373.1 million. Lionsgate funded the acquisition of eOne with a combination of cash on hand and a drawdown of $375.0 million under its revolving credit facility.

As Lionsgate was determined to be the accounting acquirer in the acquisition of eOne, the acquisition is considered a business combination under Accounting Standard Codification (“ASC”) Topic 805 and was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total purchase price, has been allocated to the tangible and intangible assets acquired and liabilities assumed of eOne based on an estimate of their fair value, and such estimates are reflected in Lionsgate’s historical consolidated balance sheet as December 31, 2024.

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements have been adjusted to give effect to the following:

•

The disposition by New Lionsgate of the Starz Business including certain assets and liabilities and operations that comprise the Starz Business, in connection with the Transactions and the resulting treatment as a discontinued operation (see Note 2).

•

The impact of the acquisition of eOne and related purchase accounting adjustments to the results of operations as if the acquisition had occurred on April 1, 2023, as the acquired assets and liabilities are already reflected on Lionsgate’s balance sheet as of December 31, 2024 (see Note 4).

•	Other transactions, related to the Transactions, including changes in the capital structure:

•

The LG Studios Flip, as defined above, including the elimination of noncontrolling interest in LG Studios which was previously recognized as a result of the Prior LG Studios Separation and Business Combination;

•

The pay-off of Lionsgate’s existing Revolving Credit Facility and remaining Term Loan A (all as defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” included elsewhere herein), with $325.1 million of Lionsgate’s 5.5% senior notes due April 15, 2029 (the “Existing Notes”) remaining obligations of the Starz Business that are presented as part of discontinued operations and $389.9 million of the Lionsgate Exchange Notes (also defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”, the “Exchange Notes”) which will remain with the LG Studios Business and be obligations of New Lionsgate;

•

The transfer of cash from Starz to the LG Studios Business in connection with the capital structure allocation as a result of the Transactions, including the allocation of Existing Notes and Exchange Notes discussed above and the assumption of additional senior indebtedness raised by the Starz Business following the completion of the Transactions; and

•

Lionsgate’s incurrence of new debt consisting of an estimated $415.0 million, including a new revolving line of credit (with $265.0 million outstanding balance assumed) and additional new asset backed debt facilities, with an incremental aggregate principal balance currently estimated to be approximately $150.0 million as of December 31, 2024, before debt issuance costs (see details below at Note 3(b) and Note 3(c)). The estimated incurrence of new debt as of December 31, 2024 is in addition to the IP facilities of approximately $1.2 billion executed during the nine months ended December 31, 2024.

•

The impact, if any, of various agreements entered into in connection with the Transactions inclusive of the separation agreement, a transition services agreement, a tax matters agreement, an employee matters agreement, and other commercial agreements between New Lionsgate and Starz.

•	The related income tax effects of the pro forma adjustments.

A final determination regarding New Lionsgate’s debt and capital structure has not yet been made, and the separation agreement, a transition services agreement, a tax matters agreement, an employee matters agreement, and other commercial arrangements have not been finalized. The pro forma adjustments are based on available information and assumptions that management believes are reasonable given the information currently available. However, such adjustments are subject to change as we finalize the terms of these agreements. Additionally, as the repayment of Lionsgate’s existing Revolving Credit Facility and remaining Term Loan A is expected in connection with the Transactions, the repayment and issuance of new debt are considered probable transactions requiring transaction accounting adjustments in these unaudited pro forma condensed consolidated financial statements. Lionsgate has estimated the applicable amounts and terms based on the amounts currently outstanding as of December 31, 2024 and estimates of current market rates. The amounts to be refinanced prior to or at the time of the completion of the Transactions are expected to differ from these estimated amounts. Depending on the market conditions and cash on hand at Lionsgate at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under the existing debt arrangements. New Lionsgate’s ability to obtain financing and the terms of such financing will depend on, among other things, its business plans, operating performance, the condition of the capital markets at the time it seeks financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and changes in interest rates has caused disruption in the capital markets, which could make financing more difficult and/or more expensive. See additional discussion, including interest rate and debt issuance sensitivity, in Note 3(c) below.

Beginning in the first quarter ended after the completion of the Transactions, New Lionsgate’s historical financial results for comparative prior periods will reflect the Starz Business as discontinued operations.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes, are not intended to represent what New Lionsgate’s financial position and results of operations actually would have been had the Transactions and related transactions occurred on the dates indicated above and do not reflect all actions that may be undertaken by New Lionsgate after the disposition of the Starz Business. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of New Lionsgate’s results of operations and financial position for any future period.

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2024

(in millions)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(A))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
ASSETS
Cash and cash equivalents	$200.5	$(14.2)	$(39.6)	3(b)	$146.7
Accounts receivable, net	560.0	(69.5)	176.5	3(a)	667.0
Other current assets	310.4	(17.4)	—	—	293.0

Total current assets	1,070.9	(101.1)	136.9	—	1,106.7
Investment in films and television programs and program rights, net	3,376.3	(883.7)	—	—	2,492.6
Property and equipment, net	83.7	(49.8)	—	—	33.9
Investments	79.4	—	—	—	79.4
Intangible assets	880.9	(858.9)	—	—	22.0
Goodwill	808.5	—	—	—	808.5
Other assets	867.6	(40.7)	—	—	826.9

Total assets	$7,167.3	$(1,934.2)	$136.9	—	$5,370.0

LIABILITIES
Accounts payable	$336.7	$(84.2)	$(0.8)	3(b)	$251.7
Content related payables	147.2	(112.6)	—	—	34.6
Other accrued liabilities	199.6	(42.6)	(13.0)	3(b)	144.0
Participations and residuals	642.2	(29.2)	—	—	613.0
Film related and other obligations	1,497.0	(75.8)	—	—	1,421.2
Debt - short term portion	119.0	—	(119.0)	3(c)	—
Deferred revenue	457.9	(34.5)	23.3	3(a)	446.7

Total current liabilities	3,399.6	(378.9)	(109.5)	—	2,911.2
Debt	2,441.8	(317.9)	(178.5)	3(c)	1,945.4
Participations and residuals	388.8	—	—	—	388.8
Film related and other obligations	443.2	—	—	—	443.2
Other liabilities	503.9	(79.6)	—	—	424.3
Deferred revenue	121.3	—	—	—	121.3
Deferred tax liabilities	25.1	(9.4)	—	—	15.7

Total liabilities	7,323.7	(785.8)	(288.0)	—	6,249.9

Redeemable noncontrolling interest	99.7	—	—	—	99.7

EQUITY (DEFICIT)
LGEC Class A shares, no par value, 500.0 million shares authorized, 83.7 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding) and LGEC Class B shares, no par value, 500.0 million shares authorized, 156.6 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding)	3,178.0	(1,129.2)	429.4	3(d)	—
			(2,478.2)	3(e)	—

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(A))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
New Lionsgate new common shares, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 285.1 million shares issued and outstanding)	$—	$—	$2,359.3	3(e)	$2,359.3
Accumulated deficit	(3,422.7)	—	(4.5)	3(c)	(3,427.2)
Accumulated other comprehensive income	76.4	(19.2)	—	—	57.2

Total Lions Gate Entertainment Corp. shareholders’ equity (deficit)	(168.3)	(1,148.4)	306.0	—	(1,010.7)
Noncontrolling interests	(87.8)	—	118.9	3(e)	31.1

Total equity (deficit)	(256.1)	(1,148.4)	424.9	—	(979.6)

Total liabilities, redeemable noncontrolling interest and equity	$7,167.3	$(1,934.2)	$136.9	—	$5,370.0

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED DECEMBER 31, 2024

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
Revenues	$2,753.8	$(1,041.5)	$413.5	3(g)	$2,125.8
Expenses:
Direct operating	1,639.7	(485.8)	287.0	3(g)	1,440.9
Distribution and marketing	606.0	(299.9)	—	—	306.1
General and administration	334.9	(67.9)	—	3(j)	267.0
Depreciation and amortization	135.4	(122.2)	—	—	13.2
Restructuring and other	71.9	(7.6)	—	—	64.3

Total expenses	2,787.9	(983.4)	287.0	—	2,091.5

Operating income (loss)	(34.1)	(58.1)	126.5	—	34.3
Interest expense	(212.2)	17.6	29.7	3(h)	(164.9)
Interest and other income	11.6	(0.1)	—	—	11.5
Other gains (losses), net	(10.6)	5.4	—	—	(5.2)
Gain (loss) on extinguishment of debt	(6.7)	2.2	1.9	3(i)	(2.6)
Equity interests income	8.5	—	—	—	8.5

Loss from continuing operations before income taxes	(243.5)	(33.0)	158.1	—	(118.4)
Income tax provision	(16.0)	2.7	—	3(k)	(13.3)

Net income (loss) from continuing operations	(259.5)	(30.3)	158.1	—	(131.7)
Less: Net loss from continuing operations attributable to noncontrolling interests	14.8	—	(15.2)	3(f)	(0.4)

Net income (loss) from continuing operations attributable to controlling interest	$(244.7)	$(30.3)	$142.9	—	$(132.1)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(1.03)	—	—	3(l)	$(0.48)

Diluted net income (loss) from continuing operations per common share	$(1.03)	—	—	3(l)	$(0.48)

Weighted average number of common shares outstanding:
Basic	238.4	—	—	3(l)	277.9
Diluted	238.4	—	—	3(l)	277.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2024

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	eOne	eOne PPA (Note 4)	Lionsgate (as adjusted)	Discontinued Operations (Note 2(B))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
Revenues	$4,016.9	$393.6	$—	$4,410.5	$(1,576.4)	$545.9	3(g)	$3,380.0
Expenses:
Direct operating	2,189.2	303.1	(48.2)	2,444.1	(731.1)	428.6	3(g)	2,141.6
Distribution and marketing	911.4	18.2		929.6	(449.1)	—	—	480.5
General and administration	490.5	84.3		574.8	(110.0)	(10.0)	3(j)	454.8
Depreciation and amortization	192.2	13.1	(7.5)	197.8	(176.6)			21.2
Restructuring and other	508.5	—		508.5	(378.5)	—	—	130.0
Goodwill impairment	663.9	296.2		960.1	(663.9)	—	—	296.2

Total expenses	4,955.7	714.9	(55.7)	5,614.9	(2,509.2)	418.6	—	3,524.3

Operating income (loss)	(938.8)	(321.3)	55.7	(1,204.4)	932.8	127.3	—	(144.3)
Interest expense	(269.8)	(27.9)		(297.7)	23.8	21.6	3(h)	(252.3)
Interest and other income	22.1	6.8		28.9	(3.8)	—	—	25.1
Other expense	(26.9)	(7.8)		(34.7)	7.6	—	—	(27.1)
Gain (loss) on extinguishment of debt	19.9	—		19.9	(21.2)	(16.3)	3(i)	(17.6)
Gain on investments	3.5	—		3.5	—	—	—	3.5
Equity interests income (loss)	8.7	—		8.7	—	—	—	8.7

Loss from continuing operations before income taxes	(1,181.3)	(350.2)	55.7	(1,475.8)	939.2	132.6	—	(404.0)
Income tax provision	65.0	38.3	—	103.3	(85.2)	—	3(k)	18.1

Net income (loss) from continuing operations	(1,116.3)	(311.9)	55.7	(1,372.5)	854.0	132.6	—	(385.9)
Less: Net loss from continuing operations attributable to noncontrolling interests	13.4			13.4	—	—	—	13.4

Net income (loss) from continuing operations attributable to controlling interest	$(1,102.9)	$(311.9)	$55.7	$(1,359.1)	$854.0	$132.6	—	$(372.5)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(4.77)						3(l)	$(1.53)

Diluted net income (loss) from continuing operations per common share	$(4.77)						3(l)	$(1.53)

	Historical Lionsgate (as reported)	eOne	eOne PPA (Note 4)	Lionsgate (as adjusted)	Discontinued Operations (Note 2(B))	Transaction Accounting Adjustments	Notes	Pro Forma New Lionsgate
Weighted average number of common shares outstanding:
Basic	233.6						3(l)	243.7
Diluted	233.6						3(l)	243.7

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FISCAL YEAR ENDED MARCH 31, 2023

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Notes	Pro Forma New Lionsgate
Revenues	$3,854.8	$(1,546.5)	3(g)	$2,308.3
Expenses:
Direct operating	2,312.5	(816.2)	3(g)	1,496.3
Distribution and marketing	801.7	(497.5)	—	304.2
General and administration	531.1	(112.5)	—	418.6
Depreciation and amortization	180.3	(162.4)	—	17.9
Restructuring and other	411.9	(389.8)	—	22.1
Goodwill impairment	1,475.0	(1,475.0)	—	—

Total expenses	5,712.5	(3,453.4)	—	2,259.1

Operating income (loss)	(1,857.7)	1,906.9	—	49.2
Interest expense	(221.2)	31.4	—	(189.8)
Interest and other income	6.4	(0.7)	—	5.7
Other expense	(26.9)	6.7	—	(20.2)
Gain (loss) on extinguishment of debt	57.4	(58.7)	—	(1.3)
Gain on investments	44.0	—	—	44.0
Equity interests income (loss)	0.5	—	—	0.5

Loss from continuing operations before income taxes	(1,997.5)	1,885.6	—	(111.9)
Income tax provision	(21.3)	2.5	—	(18.8)

Net income (loss) from continuing operations	(2,018.8)	1,888.1	—	(130.7)
Less: Net loss from continuing operations attributable to noncontrolling interests	8.6	—	—	8.6

Net income (loss) from continuing operations attributable to controlling interest	$(2,010.2)	$1,888.1	—	$(122.1)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(8.82)		3(l)	$(0.51)

Diluted net income (loss) from continuing operations per common share	$(8.82)		3(l)	$(0.51)

Weighted average number of common shares outstanding:
Basic	227.9		3(l)	237.9
Diluted	227.9		3(l)	237.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FISCAL YEAR ENDED MARCH 31, 2022

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Notes	Pro Forma New Lionsgate
Revenues	$3,604.3	$(1,536.2)	3(g)	$2,068.1
Expenses:
Direct operating	2,064.2	(758.8)	3(g)	1,305.4
Distribution and marketing	861.0	(545.8)	—	315.2
General and administration	475.4	(107.8)	—	367.6
Depreciation and amortization	177.9	(159.8)	—	18.1
Restructuring and other	16.8	(10.8)	—	6.0

Total expenses	3,595.3	(1,583.0)	—	2,012.3

Operating income (loss)	9.0	46.8	—	55.8
Interest expense	(176.0)	38.0	—	(138.0)
Interest and other income	30.8	(3.2)	—	27.6
Other expense	(10.9)	2.7	—	(8.2)
Gain (loss) on extinguishment of debt	(28.2)	24.8	—	(3.4)
Gain on investments	1.3	—	—	1.3
Equity interests income (loss)	(3.0)	—	—	(3.0)

Loss from continuing operations before income taxes	(177.0)	109.1	—	(67.9)
Income tax provision	(28.4)	11.0	—	(17.4)

Net income (loss) from continuing operations	(205.4)	120.1	—	(85.3)
Less: Net loss from continuing operations attributable to noncontrolling interests	17.2	—	—	17.2

Net income (loss) from continuing operations attributable to controlling interest	$(188.2)	$120.1	—	$(68.1)

Per share information attributable to shareholders:
Basic net income (loss) from continuing operations per common share	$(0.84)		3(l)	$(0.29)

Diluted net income (loss) from continuing operations per common share	$(0.84)		3(l)	$(0.29)

Weighted average number of common shares outstanding:
Basic	224.1		3(l)	234.1
Diluted	224.1		3(l)	234.1

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, to the extent not reflected in Lionsgate’s historical financial information, as if they had occurred on December 31, 2024. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024 gives effect to the Transactions and other significant corporate and financing transactions of Lionsgate related thereto, as well as the acquisition of eOne, as if they had occurred on April 1, 2023. The unaudited pro forma condensed consolidated statement of operations for the fiscal years ended March 31, 2023 and 2022 reflect only the retroactive presentation required under the discontinued operations accounting guidance and therefore do not reflect any other transaction adjustments. Accordingly, intercompany transactions between the LG Studios Business and the Starz Business remain eliminated in the pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2023 and 2022.

Lionsgate in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 reflects the historical balance sheet of Lionsgate, inclusive of the estimated fair value of assets acquired and liabilities assumed upon the completed acquisition of eOne.

Lionsgate’s fiscal year ends on March 31 and eOne’s fiscal year ends on the last Sunday in December. The pro forma condensed consolidated financial information is presented on the basis of Lionsgate’s fiscal year and combines the historical results of the fiscal periods of Lionsgate and eOne.

The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated statements of operations was derived from Lionsgate’s consolidated financial statements and related accounting records for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022 and reflects the operating results of the Starz Business under the accounting rules for discontinued operations. Discontinued Operations does not include any allocation of general corporate overhead expense of Lionsgate to the Starz Business, which results in all of Lionsgate’s corporate general and administrative expenses, net of reductions for the transition services agreement (see Note 3(j)), reflected in New Lionsgate’s unaudited pro forma condensed consolidated statements of operations, which is consistent with those functions remaining with the LG Studios Business.

The information in the “eOne” column in the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2024 was derived from eOne’s unaudited condensed combined statement of operations data for the nine months ended December 27, 2023 and eOne’s accounting records. As the eOne acquisition occurred on December 27, 2023, the historical statement of operations of Lionsgate for the fiscal year ended March 31, 2024 includes revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024, which amounted to $113.8 million and $4.9 million, respectively.

Pro forma New Lionsgate results of operations presented in these unaudited pro forma financial statements differ from the audited combined results of operations of the LG Studios Business as presented elsewhere in this prospectus primarily due to the impact of Transactions and other related adjustments for the nine months ended December 31, 2024 and fiscal year ended March 31, 2024, the elimination of intercompany licensing revenues and related direct operating expense for the fiscal years ended March 31, 2023 and 2022 and the allocation of Lionsgate’s historical corporate general and administrative expenses to the Starz Business.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed consolidated financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the completion of the Transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the current time.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the company following completion of the Transactions.

2. Discontinued Operations

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2024, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022 includes the following adjustments:

(A) Reflects the balance sheet deconsolidation adjustments for the discontinued operations of the Starz Business, including the associated assets, liabilities, and equity, that are directly related to the Transactions, and debt that is expected to be assumed by the Starz Business following the completion of the Transactions.

(B) Reflects the statement of operations adjustments for the discontinued operations of the Starz Business that are directly related to the Transactions. The following is a description of selected financial information from the “Discontinued Operations” column:

•

No portion of Lionsgate’s historical corporate general and administrative expenses were allocated to discontinued operations because U.S. GAAP precludes the elimination of these amounts from continuing operations.

•

Expenses incurred directly attributable to the Transactions, including legal, accounting and tax advisory services, are reflected as discontinued operations, including $15.2 million, $5.8 million, $10.2 million, and $0.6 million, for the nine months ended December 31, 2024, and fiscal years ended March 31, 2024, 2023, and 2022, respectively. New Lionsgate expects to incur additional expenses directly attributable to the Transactions of $18.0 million, including but not limited to investment advisory fees, which are reflected as a reduction of pro forma cash (see Note 3(b)) on the unaudited pro forma condensed consolidated balance sheet and which have not been reflected in the unaudited pro forma condensed consolidated statement of operations as such costs will be reported within discontinued operations as incurred.

•

Discontinued operations includes only interest expense related to debt positions that are directly related to the Starz Business or are expected to remain with the Starz Business following the completion of the Transactions, specifically the Existing Notes which are issued by a Starz entity, and to the extent not exchanged for new 5.5% senior notes which will become obligations of New Lionsgate or otherwise refinanced as part of the new capital structure for both the LG

Studios Business and the Starz Business, will remain with the Starz Business, along with any other film related and other obligations directly related to the Starz Business. No other interest expense was allocated to discontinued operations.

•	Income Taxes attributable to discontinued operations were calculated by applying tax allocation methods in accordance with U.S. GAAP.

The discontinued operations of the Starz Business presented in these pro forma financial statements differs from the information presented for the Media Networks segment in Lionsgate’s historical consolidated financial statements primarily due to the Media Networks’ segment profit including only revenue less direct operating, distribution and marketing and general and administrative expenses. The discontinued operations of the Starz Business, when applicable, includes restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy and certain charges related to the COVID-19 global pandemic which are excluded from the Media Networks’ segment profit. The discontinued operations of the Starz Business also includes the impact of certain eliminations associated with the intercompany licensing arrangement for the license of content from Lionsgate to the Starz Business.

3. Transaction Accounting Adjustments

The pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 are as follows:

(a) Reflects the recognition of accounts receivable representing amounts due from the Starz Business to the LG Studios Business and deferred revenue from the Starz Business as of December 31, 2024 that were previously eliminated in consolidation but are expected to remain outstanding following the completion of the Transactions.

(b) Reflects the expected change in cash as a result of the expected refinancing of Lionsgate’s existing Revolving Credit Facility and Term Loan A (which is based on the outstanding balance of $704.4 million as of December 31, 2024). Also reflects the payment of transaction costs, including non-recurring additional estimated transaction costs expected to be incurred by Lionsgate of $18.0 million (see note 2(B)), and payment of transaction costs previously incurred and recorded within accounts payable and accrued liabilities of $0.8 million and $13.0 million, respectively, as of December 31, 2024.

Lionsgate expects to either transfer cash to the Starz Business or receive cash from the Starz Business prior to or at the time of the Transactions to establish a cash balance and debt amount at the Starz Business of approximately $12.0 million and approximately $625.0 million (prior to debt issuance costs), respectively, following the completion of the Transactions. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 includes an estimated cash transfer from the Starz Business based on the actual cash held by the Starz Business, as of December 31, 2024, and assuming cash proceeds resulting from to the incurrence of new debt by Starz.

The following reflects the significant components of the pro forma adjustment to cash related to the Transactions:

(in millions)	As of December 31, 2024
Net cash received from incurrence of debt (see 3(c))	$402.4
Repayment of existing debt (see Note 3(c))	(704.4)
Transaction costs	(31.8)
Cash transfer from Starz	294.2

Total pro forma adjustment to cash	$(39.6)

The following reflects the calculation to determine the estimated cash transfer from Starz included above:

(in millions)	As of December 31, 2024
Beginning Starz cash balance	$14.2
Add: Net cash received by Starz for new debt	292.0

Pro forma cash before transfer	306.2
Less: Cash expected to be retained by Starz	(12.0)

Cash transfer (to)/from Starz	$294.2

(c) The following table summarizes debt refinancing activity as of December 31, 2024:

(in millions)	As of December 31, 2024
Cash repayment of debt	$(704.4)
Write-off unamortized debt issuance costs	4.5

Net debt reduction before new debt	(699.9)
Incurrence of debt	415.0
Issuance costs	(12.6)

New incurrence of debt, net of issuance costs	402.4

Total pro forma adjustment to debt	$(297.5)

Pro forma adjustment to Short term debt	$(119.0)

Pro forma adjustment to Long term debt	$(178.5)

Lionsgate expects to pay off the remaining outstanding balances of its existing corporate debt consisting of its Revolving Credit Facility and Term Loan A prior to or at the time of the Transactions. During the nine months ended December 31, 2024, in anticipation of the Transactions, Lionsgate executed IP credit facilities of $1.2 billion in aggregate (prior to debt issuance costs), which debt is included in the historical balance sheet as of December 31, 2024, and expected to remain outstanding following the completion of the Transactions.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2024 reflects the pay-off of $704.4 million of corporate debt, which is equal to the outstanding amount of the Revolving Credit Facility and remaining Term Loan A as of December 31, 2024 and excludes (i) $389.9 million of the Exchange Notes which will remain with New Lionsgate; (ii) approximately $1.2 billion of IP credit facilities which will remain with New Lionsgate, and (iii) $325.1 million of Existing Notes which were not exchanged into New 5.5% senior notes and will remain with the Starz Business and are therefore reflected within discontinued operations. The total pro forma adjustment to debt includes a write-off of unamortized debt issuance costs as of $4.5 million, which is also reflected as a reduction to accumulated deficit within equity on the unaudited pro forma condensed consolidated balance sheet as of December 31, 2024.

New Lionsgate expects to incur new debt currently expected to be $415.0 million, comprised of a partially drawn revolving credit facility and other asset backed facilities.

In addition to the above, Starz expects to incur $300.0 million in new debt ($292.0 million net of debt issuance costs), with a portion of the cash proceeds transferred to New Lionsgate as part of the capital allocation described above (see Note 3(b)).

The new debt presented in the unaudited pro forma condensed consolidated balance sheet is assumed to be long-term debt. The new borrowings reflected above are net of an estimate of debt issuance costs of approximately $12.6 million, which is reflected as a direct deduction from the amount of the new debt cash proceeds. The amounts to be refinanced prior to or at the time of the completion of the Transactions will differ from the amounts outstanding as of December 31, 2024 and depending on the market conditions, cash levels at New Lionsgate, and cash and debt levels at Starz at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under Lionsgate’s existing debt arrangements. See Note 3(h) on interest expense for a sensitivity analysis when different borrowing amounts and interest rates are assumed. If a portion of the debt paid off is deemed to be a modification of terms rather than an extinguishment of debt as assumed herein, then that portion of unamortized debt issuance costs related to the early repayment would be amortized over the life of the new debt issuances, and the portion related to the upfront financing fees and costs would be expensed as a loss on extinguishment of debt.

A final determination regarding New Lionsgate’s debt and capital structure has not yet been made. Lionsgate successfully executed new IP facilities during the nine months ended December 31, 2024. However, Lionsgate’s ability to obtain additional financing and the terms of such financing will depend on, among other things, its business plans, operating performance, the condition of the capital markets at the time it seeks financing, and any short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and changes in interest rates has caused disruption in the capital markets, which could make financing more difficult and/or more expensive.

(d) Reflects the impact to Lionsgate’s shareholders’ equity as a result of the recognition of accounts receivables due from the Starz Business and deferred revenue from the Starz Business described in Note 3(a), transaction costs described in Note 3(b) and the cash transfer from the Starz Business described in Note 3(b):

(in millions)	As of December 31, 2024
Recognition of accounts receivable - due from the Starz Business	$176.5
Recognition of deferred revenue - from the Starz Business	(23.3)
Transaction costs (see Note 3(b))	(18.0)
Cash transfer from Starz (see Note 3(b))	294.2

Total pro forma adjustment to equity	$429.4

(e) Reflects the impact to Lionsgate’s shareholders’ equity as a result of the recapitalization of existing LGEC Class A shares and existing LGEC Class B shares into New Lionsgate new common shares, and issuance of New Lionsgate new common shares pursuant to the LG Studios Flip, which results in the elimination of Lionsgate’s historical noncontrolling interest in LG Studios.

As of
(in millions)	December 31, 2024
Recapitalization of LGEC common shares for New Lionsgate new common shares	$2,478.2
Elimination of noncontrolling interest in LG Studios	(118.9)

Total pro forma adjustments to New Lionsgate new common shares	$2,359.3

The table below details the pro forma number of New Lionsgate new common shares to be issued to effectuate a collapse of LGEC’s existing two classes of shares into a single class based upon an exchange ratio of 1.12 New Lionsgate new common shares for each LGEC Class A share and 1 New Lionsgate new common share for each LGEC Class B share. The number of shares to be issued to existing LG Studios public shareholders to effectuate the LG Studios Flip is to ensure such shareholders maintain the same pro rata ownership of the post-Transactions entity in aggregate. Based on the LG Studios common shares outstanding as of December 31, 2024, existing LG Studios public shareholders other than Lionsgate owned 12.2%, which results in an assumed LG Studios Reorganization Ratio of approximately 99%, which ratio is subject to change pending a final determination of the number of New Lionsgate shares issued.

As of
(shares in millions)	December 31, 2024
LGEC Class A shares outstanding	83.7
Distribution ratio	112%

New Lionsgate new common shares issued to holders of LGEC Class A shares	93.7

LGEC Class B shares outstanding	156.6
Distribution ratio	100%

New Lionsgate new common shares issued to holders of LGEC Class B shares	156.6

LG Studios common shares outstanding- held by public shareholders	35.2
Preliminary estimated distribution ratio	99%

New Lionsgate new common shares issued to public shareholders of LG Studios common shares	34.8

Total New Lionsgate new common shares	285.1

The pro forma adjustments included in the unaudited pro forma condensed consolidated statements of operations:

(f) Reflects the adjustment to net loss attributable to noncontrolling interests as a result of the LG Studios Flip, which noncontrolling interest was initially recorded as a result of the Business Combination.

(g) The Starz Business licenses motion pictures and television programming (including Starz original productions) from Lionsgate’s Motion Picture and Television Production segments which will continue after the completion of the Transactions. Had the Transactions occurred as of April 1, 2023, for the nine months ended December 31, 2024 and for the year ended March 31, 2024, the intercompany licensing revenues and related direct operating expense would not have been eliminated. This adjustment is to record the revenues and direct operating expenses that were historically eliminated in consolidation to reflect these intercompany licensing arrangements as third-party transactions. Revenue and direct operating expenses eliminated in fiscal 2023 were $775.5 million and $710.8 million, respectively. Revenue and direct operating expenses eliminated in fiscal 2022 were $648.2 million and $616.8 million, respectively.

(h) Reflects the elimination of the actual coupon interest expense and amortization of debt issuance costs incurred in the period related to Lionsgate’s existing Revolving Credit Facility, Term Loan A and Term Loan B repaid prior to or at the time of the completion of the separation, and the recognition of estimated interest associated with the new IP credit facilities executed as of the date of this prospectus, and the assumed new borrowings.

The pro forma adjustment reflects the reversal of interest expense on the debt repaid or expected to be repaid, excluding interest rate swap payments and receipts, and excluding the amortization of unrealized losses and gains in accumulated other comprehensive income (loss) related to certain interest rate swaps.

In addition, the pro forma adjustment reflects the estimated interest expense on the New Lionsgate new borrowings discussed above in Note 3(c), including the new IP facilities executed during the nine months ended December 31, 2024, as if such borrowings were outstanding since April 1, 2023. The pro forma adjustment reflects interest expense based on the application of the new estimated effective rate to the pro forma outstanding balance of the revolving credit facility as of December 31, 2024. As discussed in Note 3(c), the amounts to be refinanced prior to or at the time of the completion of the Transactions are expected to differ from the amounts outstanding as of December 31, 2024. Depending on the market conditions and cash on hand at New Lionsgate at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under the existing debt arrangements. See sensitivity analysis below.

The interest expense on the new debt is based on a weighted average credit spread of 2.25% above the applicable SOFR rate and reflects the amortization of estimated debt issuance costs. Interest expense was calculated assuming constant debt levels throughout the periods and assuming borrowings under the new revolving line of credit consistent with the pro forma outstanding balance as of December 31, 2024 of approximately $265.0 million. Interest expense may be higher or lower depending on the actual interest rate on the new borrowings and the actual borrowing amounts.

	Nine months ended	Year Ended
(in millions)	December 31, 2024	March 31, 2024
Interest expense on new debt	$59.0	$109.7
Amortization of issuance costs	3.6	5.7
Reversal of amortization of issuance costs on debt expected to be repaid (Note 3(c))	(1.8)	(3.5)
Reversal of interest expense on debt repaid or expected to be repaid (Note 3(c))	(90.5)	(133.5)

Total pro forma adjustment to interest expense	$(29.7)	$(21.6)

The following table reflects the estimated impact to the interest expense pro forma adjustment, on an annualized basis, as of result of interest rate changes of plus or minus 12.5 basis points, assuming the interest rate increase or decrease is attributable to an increase or decrease in the credit spread and/or issuance costs. The table below also reflects the impact of an increase or decrease in borrowing amounts of $100 million.

	Interest Rate
	-12.5 basis points	Base case	+12.5 basis points
Borrowings	(in millions)
- $100 million	$(8.3)	$(6.7)	$(5.0)
Base case	(1.8)	—	1.8
+ $100 million	5.0	7.0	8.9

(i) Reflects the elimination of the actual loss on debt extinguishments of $1.9 million for early repayment of debt during the nine months ended December 31, 2024, which is assumed to be refinanced in these unaudited pro forma condensed consolidated statement of operations. Also reflects the recognition of non-recurring loss on extinguishment of debt of $16.3 million for the write-off of unamortized debt issuance costs as of the beginning of the fiscal year ended March 31, 2024, as this debt is assumed to be refinanced as discussed above in Note 3(c).

(j) Reflects a reduction to general and administrative expense related to the estimated impact of the transition services agreement expected to be entered into in connection with the Transactions. We currently estimate fees will be received from the Starz Business for the first 12 months of the transition service arrangement which may decrease following the first year of the completion of the Transactions, as we transition to two stand-alone public companies. As such, the adjustment is only reflected for the fiscal year ended March 31, 2024. The estimate of these adjustments is subject to change based on the finalization of terms.

The pro forma unaudited condensed consolidated statement of operations does not include a potential adjustment related to equity awards held by employees of Lionsgate that are expected to be exchanged for equity awards in either New Lionsgate or Starz. The method and formula used for the exchange is intended to provide new equity awards with a fair value immediately after the Transaction that is equivalent to the fair value of the Lionsgate equity awards immediately prior to the Transactions. The exchange is expected to be accounted for as a modification pursuant to U.S. GAAP and may result in an immediate charge to share-based compensation expense and an increase to share-based compensation expense over the remaining vesting period to the extent the fair value of the new equity awards exceed the fair value of the Lionsgate equity awards exchanged. New Lionsgate is unable to estimate these potential increases to share-based compensation expense; however, as the intention is to exchange awards of equivalent values, management does not expect the impact to be significant.

(k) The income tax impact of the pro forma adjustments is zero due to the net operating loss carryforward position and the full valuation allowance against net deferred tax assets. New Lionsgate’s income taxes following the completion of the Transactions will be impacted by many factors, including the profitability in local jurisdictions and the legal entity structure implemented subsequent to the completion of the Transactions, and may be materially different from the pro forma results.

(l) Represents earnings per share after giving effect to the pro forma adjustments, including the Transactions and application of an assumed pro-rata distribution ratio for each class of existing shares (see Note 3(e)). As there were net losses for the nine months ended December 31, 2024 and each of the three fiscal years in the period ended March 31, 2024, the number of basic and diluted shares outstanding is the same for each period presented, as all common shares issuable were determined to be antidilutive.

Pro forma weighted average number of basic and diluted shares outstanding after giving effect to the Transactions for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022, was calculated by applying the applicable distribution ratio to each class of historical weighted average shares outstanding (“WASO”) for Lionsgate for the nine months ended December 31, 2024 and fiscal years ended March 31, 2024, 2023, and 2022. In addition, the pro forma WASO for the nine months ended December 31, 2024 includes an adjustment, using the same calculation methodology, to reflect the New Lionsgate common shares that are issuable as part of the LG Studios Flip, to noncontrolling interest holders of the Studio Business (LG Studios public shareholders), which public shareholders did not exist during the fiscal years ended March 31, 2024, 2023, and 2022.

(shares in millions)	Nine months ended December 31, 2024	Year ended March 31, 2024	Year ended March 31, 2023	Year ended March 31, 2022
Historical WASO LGEC Class A shares	83.6	83.5	83.4	83.2
Distribution ratio	112%	112%	112%	112%

Pro forma WASO New Lionsgate new common shares issued to holders of LGEC Class A shares	93.6	93.6	93.4	93.2

Historical WASO LGEC Class B shares	154.8	150.1	144.5	140.9
Distribution ratio	100%	100%	100%	100%

Pro forma WASO New Lionsgate new common shares issued to holders of LGEC Class B shares	154.8	150.1	144.5	140.9

Historical WASO Lionsgate Studios common shares held by public shareholders	29.9	—	—	—
Distribution ratio	99%	n/a	n/a	n/a

(shares in millions)	Nine months ended December 31, 2024	Year ended March 31, 2024	Year ended March 31, 2023	Year ended March 31, 2022
Pro forma WASO New Lionsgate new common shares issued to pubic shareholders of LG Studios common shares	29.5	—	—	—

Total pro forma WASO New Lionsgate shares	277.9	243.7	237.9	234.1

4. Acquisition of eOne

Historical Lionsgate in the unaudited proforma condensed consolidated balance sheet as of December 31, 2024 reflects the historical balance sheet of Lionsgate, inclusive of the fair value of assets acquired and liabilities assumed upon the completed acquisition of eOne. Similarly, as the eOne acquisition occurred on December 27, 2023, Historical Lionsgate in the unaudited pro forma condensed consolidated statement of operations for the nine months ended December 31, 2024 includes the results related to eOne.

Historical Lionsgate in the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2024 combines the historical statements of operations of Lionsgate and eOne for such periods as described in Note 1, on a pro forma basis as if the acquisition of eOne and other transactions had been consummated on April 1, 2023, the beginning of the earliest period presented. As the eOne acquisition occurred on December 27, 2023, the historical statement of operations of Lionsgate for the fiscal year ended March 31, 2024 includes revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024.

The pro forma purchase price adjustments (PPA) included in the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2024:

Reflects the impacts of eOne purchase price adjustments, including the following:

•

Estimated decrease of $48.2 million in amortization expense for the fiscal year ended March 31, 2024, resulting from the allocation of purchase consideration to investments in film and television programs, subject to amortization, and adjusting the content library to the preliminary fair value. See Note 2 of Lionsgate’s consolidated financial statements as of and for the nine months ended December 31, 2024 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired investments in film and television programs; and

•

Estimated decrease of $7.5 million for the fiscal year ended March 31, 2024, in amortization and depreciation expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization and property and equipment. See Note 2 of Lionsgate’s consolidated financial statements as of and for the nine months ended December 31, 2024 for information on the estimated fair values as of the acquisition date, useful lives and amortization method of acquired definite-lived intangible assets subject to amortization and property and equipment.

•	No income tax adjustment is reflected for the fiscal year ended March 31, 2024 based on Lionsgate having a full valuation allowance on its net deferred tax asset.

BUSINESS

All amounts discussed in this section are in millions of U.S. dollars, unless otherwise indicated. This section discusses New Lionsgate’s business, constituting the LG Studios Business and excluding the Starz Business, assuming the completion of all of the Transactions described in this prospectus.

Overview

New Lionsgate is one of the world’s leading standalone, pure play, publicly traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by New Lionsgate’s bold and entrepreneurial culture.

New Lionsgate manages and reports its operating results through two reportable business segments: Motion Picture and Television Production

Segment Information

Motion Picture: New Lionsgate’s Motion Picture segment includes revenues derived from the following:

•

Theatrical. The domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by New Lionsgate directly in the U.S. and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that New Lionsgate negotiates with its theatrical exhibitors in the U.S. generally provide that New Lionsgate receives a percentage of the box office results.

•

Home Entertainment. The sale or rental of New Lionsgate’s film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms (including pay-per-view and video-on-demand platforms, electronic sell through, and digital rental). In addition, New Lionsgate has revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, New Lionsgate shares in the rental or sales revenues generated by the platform on a title-by-title basis.

•

Television. The licensing of New Lionsgate’s theatrical productions and acquired films to the linear pay, basic cable and free television markets. In addition, when a license in New Lionsgate’s traditional pay television window is made to a subscription video-on-demand or other digital platform, the revenues are included here.

•

International. The (i) licensing of New Lionsgate’s productions, acquired films, New Lionsgate’s catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis, and (ii) the direct distribution of New Lionsgate’s productions, acquired films, and New Lionsgate’s catalog product and libraries of acquired titles in the United Kingdom.

•	Other. Among others, the licensing of New Lionsgate’s film and television and related content (e.g., games, music, location-based entertainment royalties, etc.) to other ancillary markets.

Television Production: New Lionsgate’s Television Production segment includes revenues derived from the following:

•

Television. The licensing to domestic markets (linear pay, basic cable, free television and syndication) of scripted and unscripted series, television movies, mini-series and non-fiction programming. Television revenues include fixed fee arrangements as well as arrangements in which New Lionsgate earns advertising revenue from the exploitation of certain content on television networks. Television revenues also include revenue from licenses to subscription video-on-demand platforms in which the initial license of a television series is to a subscription video-on-demand platform.

•	International. The licensing and syndication to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. The sale or rental of television production movies or series on packaged media and through digital media platforms.

•

Other. Among others, the licensing of New Lionsgate’s television programs to other ancillary markets, the sales and licensing of music from the television broadcasts of New Lionsgate’s productions, and from commissions and executive producer fees earned related to talent management.

Segment Revenue

For the nine months ended December 31, 2024, contributions to the combined revenues of New Lionsgate from its reporting segments included Motion Picture, 50% and Television Production 50%.

•	Within the Motion Picture segment, revenues were generated from the following:

•	Theatrical, 8.6%;

•	Home Entertainment, 41.2%;

•	Television, 22.1%;

•	International, 26.7%; and

•	Motion Picture-Other, 1.4%.

•	Within the Television Production segment, revenues were generated from the following:

•	Television, 69.0%;

•	International, 13.6%;

•	Home Entertainment, 10.5%; and

•	Television Production-Other, 6.9%.

Corporate Strategy

New Lionsgate manages a large and diversified portfolio of film and television content that it licenses to theatrical exhibitors, streaming, broadcast, pay cable and other platform partners worldwide, maintaining a disciplined, targeted and cost-effective approach to the acquisition, production, marketing and distribution of that content. This strategic focus makes it a preferred supplier to third-party buyers, including Starz. The extension of New Lionsgate’s deep portfolio of brands and franchises, creation of new intellectual properties and rigorous focus on retaining key rights to its content is designed to create incremental long-term value for shareholders through a combination of current releases and one of the most valuable film and television libraries in the world.

Motion Picture - Theatrical

Production and Acquisition

New Lionsgate takes a disciplined approach to theatrical production, with the goal of producing content that can be distributed through various domestic and international platforms. In doing so, New Lionsgate may mitigate the financial risk associated with production by, among other things:

•	Negotiating co-financing development and co-production agreements which may provide for cost-sharing with one or more third-party companies;

•

Pre-licensing international distribution rights on a selective basis, including through international output agreements (which license rights to distribute a film in one or more media generally for a limited term, and in one or more specific territories prior to completion of the film);

•

Structuring agreements that provide for talent participation in the financial success of the film in exchange for reduced guaranteed “up-front payments” that would be paid regardless of the film’s success; and

•

Utilizing governmental incentives, programs and other structures from state and foreign countries (e.g., sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies or cash rebates, calculated based on the amount of money spent in the particular jurisdiction in connection with the production).

•

New Lionsgate’s approach to acquiring films complements its theatrical production strategy—New Lionsgate typically seeks to limit its financial exposure while adding films with high potential for commercial box office success, critical recognition and successful monetization across a broad array of platforms.

Distribution

The economic life of a motion picture may consist of its exploitation in theaters, on packaged media and on various digital and television platforms in territories around the world. New Lionsgate generally distributes motion pictures directly to movie theaters in the U.S. whereby the exhibitor retains a portion of the gross box office receipts and the balance is remitted to the distributor. Concurrent with their release in the U.S., films are generally released in Canada and may also be released in one or more other foreign countries. New Lionsgate constructs release schedules taking into account moviegoer attendance patterns and competition from other studios’ scheduled theatrical releases. After the initial theatrical release, distributors seek to maximize revenues by releasing films in sequential release date windows, which may be exclusive against other non-theatrical distribution platforms. In certain circumstances, New Lionsgate’s distribution strategy has and may continue to change, and certain films intended for theatrical release may be licensed to other platforms.

Producing, marketing and distributing films can involve significant risks and costs, and can cause New Lionsgate’s financial results to vary depending on the timing of a film’s release. For instance, marketing costs are generally incurred before and throughout the theatrical release of a film and, to a lesser extent, other distribution windows, and are expensed as incurred. Therefore, New Lionsgate typically incurs losses with respect to a particular film prior to and during the film’s theatrical exhibition, and profitability for the film may not be realized until after its theatrical release window. Further, New Lionsgate may revise the release date of a film as the production schedule changes or in such a manner as New Lionsgate believes is likely to maximize revenues or for other business reasons. Additionally, there can be no assurance that any of the films scheduled for release will be completed and/or in accordance with the anticipated schedule or budget, or that the film will ever be released.

Theatrical Releases

For the nine months ended December 31, 2024, New Lionsgate released 10 films theatrically in the U.S. across its labels (including New Lionsgate’s partnership with Roadside Attractions, of which Lionsgate owns a 43% equity interest). Such titles and their release patterns included the following:

Nine Months Ended December 31, 2024 Theatrical Releases – Lionsgate*
Title	Release Date	Release Pattern
The Ministry of Ungentlemanly Warfare	April 15, 2024	Theatrical and Premium Video-on-Demand
Unsung Hero	April 26, 2024	Theatrical and Accelerated Home Entertainment
The Strangers: Chapter 1	May 17, 2024	Theatrical and Premium Video-on-Demand
Borderlands	August 9, 2024	Theatrical and Premium Video-on-Demand
The Crow	August 23, 2024	Theatrical and Premium Video-on-Demand
The Killer’s Game	September 13, 2024	Theatrical and Premium Video-on-Demand
Never Let Go	September 20, 2024	Theatrical and Premium Video-on-Demand

Nine Months Ended December 31, 2024 Theatrical Releases – Lionsgate*
Title	Release Date	Release Pattern
Megalopolis	September 27, 2024	Theatrical and Premium Video-on-Demand
White Bird	October 4, 2024	Theatrical and Premium Video-on-Demand
The Best Christmas Pageant Ever	November 8, 2024	Theatrical and Premium Video-on-Demand

*	Does not include releases of 23 day-and-date and multi-platform titles for the nine months ended December 31, 2024.

Nine Months Ended December 31, 2024 Theatrical Releases – Roadside Attractions
Title	Release Date	Release Pattern
The Absence of Eden	April 12, 2024	Theatrical and Accelerated Home Entertainment
Boy Kills World	April 26, 2024	Theatrical and Premium Video-on-Demand
Summer Camp	May 31, 2024	Theatrical and Accelerated Home Entertainment
Firebrand	June 14, 2024	Theatrical and Accelerated Home Entertainment
Kill	July 5, 2024	Theatrical and Premium Video-on-Demand
My Penguin Friend	August 16, 2024	Theatrical and Accelerated Home Entertainment
City of Dreams	August 30, 2024	Theatrical and Accelerated Home Entertainment
Lee	September 27, 2024	Theatrical and Premium Video-on-Demand
Exhibiting Forgiveness	October 12, 2024	Theatrical and Accelerated Home Entertainment
Small Things Like These	November 8, 2024	Theatrical and Premium Video-on-Demand
The Last Showgirl	December 13, 2024	Theatrical and Accelerated Home Entertainment

New Lionsgate continues to evaluate release strategies of its films by releasing solely and/or earlier on streaming platforms, initially releasing on premium video-on-demand, premium electronic sell-through, or by licensing directly to streaming platforms. In doing so, New Lionsgate capitalizes on increased optionality in distribution and maintains a platform agnostic approach to distribution to take full advantage of new windowing opportunities and alternative distribution strategies (while also continuing to work closely with New Lionsgate’s theatrical exhibition partners).

Nominations and Awards

New Lionsgate and affiliated companies (including its wholly-owned subsidiaries, Artisan Pictures, Mandate Pictures and Summit Entertainment, as well as Roadside Attractions) have distributed films that have earned numerous Academy Awards®, Golden Globe Awards®, Producers Guild Awards®, Screen Actors Guild Awards®, Directors Guild Awards®, BAFTA Awards and Independent Spirit Awards nominations and wins.

Motion Picture - Home Entertainment

New Lionsgate’s U.S. home entertainment distribution operation exploits its film and television content library of more than 20,000 motion picture titles and television episodes and programs, consisting of titles from, among others, Lionsgate, Lionsgate Television, New Lionsgate’s subsidiaries, affiliates and joint ventures (such as Anchor Bay Entertainment, Artisan Entertainment, eOne, Grindstone Entertainment Group, Roadside

Attractions, Starz, Summit Entertainment, Trimark and Vestron), as well as titles from third parties such as A24, A&E, AMC, Entertainment Studios, EuropaCorp, Gravitas, Saban Entertainment, StudioCanal, STX Entertainment, Tyler Perry Studios, Visiona Romantica and Zeotrope. Home entertainment revenue consists of packaged media and digital revenue.

Packaged Media

New Lionsgate’s packaged media distribution involves the marketing, promotion and/or sale of DVDs/Blu-ray/4K Ultra HD discs to wholesalers and retailers in the U.S. and Canada. Fulfillment of physical distribution services are substantially licensed to Sony Pictures Home Entertainment. New Lionsgate distributes or sells content directly to retailers such as Wal-Mart and Amazon, who buy large volumes of New Lionsgate’s discs to sell directly to consumers.

Digital Media

New Lionsgate considers alternative distribution strategies for its films and releases several titles solely and/or in an accelerated post-theatrical window on various digital platforms (including multi-platform distribution). New Lionsgate directly distributes this and other content (including certain titles not distributed theatrically or on physical media) across a wide range of global distribution platforms and networks on an on-demand basis (whereby the viewer controls the timing of playback) through dozens of transactional (transactional video-on-demand and electronic-sell-through), subscription, ad-supported and free video-on-demand platforms. New Lionsgate also directly distributes content on a linear distribution basis (i.e., whereby the programmer controls the timing of playback) through various linear pay, basic cable, and free, over-the-air television platforms worldwide. Transactional video-on demand services to which New Lionsgate licenses its content include, among others, Amazon’s Prime Video, Disney +, Apple TV, Comcast Xfinity, Fandango at Home, Google TV, Microsoft Movies & TV and YouTube; subscription video-on demand services to which New Lionsgate licenses its content include, among others, Amazon’s Prime Video, Hulu, Max, Netflix, Peacock and Paramount+; ad-supported video-on-demand services to which New Lionsgate licenses its content include, among others, Pluto, The Roku Channel, Samsung, Tubi TV and YouTube; and linear networks to which New Lionsgate distributes its content includes, among others, pay television networks such as EPIX, HBO, Showtime and Starz, and basic cable network groups such as AMC Networks, Disney Media & Entertainment Distribution Networks, NBCUniversal Cable Entertainment, Paramount Global Domestic Media Networks and Warner Media Entertainment Networks, as well as Bounce, Telemundo and UniMás. Additionally, New Lionsgate owns and operates a suite of 19 multi-content and single series free, ad-supported streaming linear channels (also known as FAST channels) carried by various platforms including, among others, Tubi TV, Samsung, The Roku Channel and Pluto.

Motion Picture - Television

New Lionsgate licenses its theatrical productions and acquired films to the domestic linear pay, basic cable and free television markets. For additional information regarding such distribution, see “—Motion Picture — Home Entertainment—Digital Media.”

Motion Picture - International

New Lionsgate’s international sales operations are headquartered at its offices in London, England. The primary components of New Lionsgate’s international business are, on a territory-by-territory basis through third parties or directly through its international divisions:

•	The licensing of rights in all media of its in-house feature film product and third-party acquisitions on an output basis;

•	The licensing of rights in all media of its in-house product and third-party acquisitions on a sales basis for non-output territories;

•	The licensing of third-party feature films on an agency basis; and

•	Direct distribution of theatrical and/or ancillary rights licensing.

New Lionsgate licenses rights in all media on a territory-by-territory sales basis (other than the territories where New Lionsgate self-distributes) of (i) New Lionsgate’s in-house feature film product, and (ii) films produced by third parties such as Ace Entertainment, Buzzfeed, Fifth Season, Asbury Park Pictures and Endurance Media. Films licensed and/or released by New Lionsgate internationally for the nine months ended December 31, 2024 included such in-house productions as The Long Walk, Good Fortune, Highlander, Now You See Me 3, Michael, Never Let Go (f/k/a Motherland), Borderlands, Day7 Drinker and Housemaid as well as films produced by third parties such as Above The Below, The Killer’s Game, Flight Risk, Anniversary, Unsung Hero, The Strangers Trilogy, Arthur The King, Dust Bunny, F Marry Kill, Freaky Tales and Orphan 3. Third-party films for which New Lionsgate was engaged as exclusive sales agent and/or released by New Lionsgate internationally for the nine months ended December 31, 2024 included Bone Yard, Rich Flu, and The Fabulous Four.

Through territory-by-territory sales arrangements, New Lionsgate generally covers a substantial portion of the production budget or acquisition cost of new theatrical releases which New Lionsgate licenses and distributes internationally. New Lionsgate also has an output arrangement in France (for all rights for all media, including home entertainment and television rights), and distributes theatrical titles in Latin America through International Distribution Company, as well as theatrical rights in Canada through Cineplex.

New Lionsgate also self-distributes motion pictures in the United Kingdom and Ireland through its subsidiary, Lions Gate International UK (“Lionsgate UK”). For the nine months ended December 31, 2024, Lionsgate UK released the following theatrical titles:

Nine Months Ended December 31, 2024 Lionsgate UK
Title	Release Date
Love Lies Bleeding	May 3, 2024
The Strangers: Chapter 1	May 17, 2024
Kill	July 5, 2024
Borderlands	August 9, 2024
The Critic	September 13, 2024
Never Let Go	September 27, 2024
Small Things Like These	November 1, 2024
Saw (20th Anniversary)	November 1, 2024

Additionally, New Lionsgate’s office in India manages operations and growth opportunities in the South Asian/Indian sub-continent. Through its local office in Mumbai, New Lionsgate manages the following activities:

•	Appoints and works closely with local theatrical distribution partners to maximize box office for its films;

•	Partners with local production companies, as well as develops in-house, Indian local language television series and feature films for distribution across other media platforms; and

•	Explores investment opportunities throughout the South Asian and South East Asian media market.

Motion Picture - Other

Global Products and Experiences

New Lionsgate’s Global Products and Experiences division drives incremental revenue and builds consumer engagement across New Lionsgate’s entire portfolio of properties via live shows and experiences, location-based entertainment destinations, games, physical and digital merchandise, and select strategic partnerships and investments.

Within the division, New Lionsgate’s Global Live Entertainment business focuses on licensing, developing, and producing live stage shows, concerts, and live immersive experiences and events based on New Lionsgate’s theatrical and television content. New Lionsgate has announced multiple live entertainment projects, including Dirty Dancing, Wonder, and La La Land for Broadway, The Hunger Games for London, as well as a live dance show inspired by New Lionsgate’s Step-Up film franchise. Live to film concerts currently touring globally include Dirty Dancing, La La Land and Twilight.

New Lionsgate’s Interactive Entertainment business focuses on growing a slate that includes games across PC/console, mobile, virtual reality and more, both through stand-alone games based solely on New Lionsgate’s content and the integration of New Lionsgate’s properties with marquee games such as Call of Duty, Dead By Daylight Fortnite and Roblox. Stand-alone game titles include Blair Witch, Power Rangers: Battle for the Grid, Power Rangers: Legacy Wars and RetroRealms: Ash vs Evil Dead. A John Wick AAA video game is currently in development.

New Lionsgate’s Location Based Entertainment business licenses and produces New Lionsgate’s Lionsgate, theatrical, and television brands for theme parks, destinations, and stand-alone attractions and experiences. Attractions based on The Hunger Games, John Wick, Now You See Me, SAW and other of our intellectual property can be found at theme parks and destinations in China, the United States, United Kingdom, and the Middle East. The John Wick Experience in Las Vegas will be New Lionsgate’s newest standalone attraction when it opens in early 2025. New Lionsgate has also partnered with Six Flags to open SAW themed haunted houses across multiple Six Flags theme parks in North America during the Halloween season.

New Lionsgate’s Consumer Products business licenses and develops products around its leading film and television properties, including John Wick, The Hunger Games, Twilight, Dirty Dancing and Saw. New Lionsgate merchandise is available in the Lionsgate Shop, New Lionsgate’s official ecommerce shop, and at many well-known retail outlets such as Hot Topic, Walmart and Target. New Lionsgate is developing new offerings across a broad range of categories with best-in-class licensees, including LEGO, American Classics, Ripple Junction, Goodie Two-Sleeves, Hot Toys, Funko, ColourPop and more.

Music

New Lionsgate manages music for New Lionsgate’s theatrical and television slates, including overseeing songs, scores and soundtracks for all of New Lionsgate’s theatrical productions, co-productions and acquisitions, as well as music staffing, scores and soundtracks for all of New Lionsgate’s television productions. Music revenues are derived from the sales and licensing of music from New Lionsgate’s films, television, and other productions, and the theatrical exhibition of New Lionsgate’s films and the broadcast and webcast of New Lionsgate’s productions.

Ancillary Revenues

Ancillary revenues are derived from the licensing of films and television content at non-theatrical venues including educational and institutional facilities, U.S. military bases, oil rigs, hospitals, hotels, prisons, and on all forms of common carrier transportation, including airlines and ships.

Television Production - Television

New Lionsgate’s television business consists of the development, production, syndication and distribution of television programming. New Lionsgate principally generates revenue from the licensing and distribution of such programming to broadcast television networks, pay and basic cable networks, digital platforms and syndicators of first-run programming, which licenses programs on a station-by-station basis and pays in cash or via barter (i.e., trade of programming for airtime). Each of these platforms may acquire a mix of original and library programming.

After initial exhibition, New Lionsgate distributes programming to subsequent buyers, both domestically and internationally, including basic cable network, premium subscription services or digital platforms (known as “off-network syndicated programming”).

Off-network syndicated programming can be sold in successive cycles of sales which may occur on an exclusive or non-exclusive basis. In addition, television programming is sold on home entertainment (packaged media and via digital delivery) and across all other applicable ancillary revenue streams including music publishing, touring and integration.

Similar to film production practices, New Lionsgate leverages tax credits, subsidies, and other incentive programs to optimize its returns and maintain financially prudent production models for television content.

New Lionsgate currently produces, syndicates and distributes more than 70 television shows on more than 35 networks.

For the nine months ended December 31, 2024, scripted and unscripted programming produced, co-produced or distributed by New Lionsgate and New Lionsgate’s affiliated entities (including Starz original productions), as well as programming syndicated by New Lionsgate’s wholly-owned subsidiary, Debmar-Mercury, during this period, included the following:

Nine Months Ended December 31, 2024 Scripted - Lionsgate
Title	Network
Black Mafia Family	Starz
Ghosts	CBS
Mere Mortals	Apple
Mythic Quest	Apple
Power Book III: Raising Kanan	Starz
Power Book IV: Force	Starz
Spartacus: House of Ashur	Starz
The Studio	Apple

Nine Months Ended December 31, 2024 Scripted - eOne
Title	Network
A Gentleman in Moscow	Paramount+
Mistletoe Murders	Hallmark/Corus
The Recruit	Netflix
The Rookie	ABC
Yellowjackets	Showtime/Paramount+

Nine Months Ended December 31, 2024 Unscripted - Lionsgate Alternative Television*
Title	Network
Adam Richman Eats The Premier League	Discovery
American Rebel	History
Barnes Bunch	WETV
Braver	BYUTV
Caresha Please	BET
Christmas on the Farm	Channel 5
Cruising with Susan Calman	Channel 5
Elevator Pitch	Amazon
Fletcher’s Family Farm	ITV
Fletcher’s Family Farm at Christmas	ITV

Nine Months Ended December 31, 2024 Unscripted - Lionsgate Alternative Television*
Title	Network
Harpooners	Discovery
Milf Manor	TLC
My Big Fat Fab Life	TLC
Naked and Afraid	Discovery
Naked and Afraid XL	Discovery
Naked and Afraid: Last One Standing	Discovery
Power Slap: Road to the Title	Rumble
Scamanda	ABC / Hulu
Selling Sunset	Netflix
Springtime on the Farm	Channel 5
The Greens at Christmas	Channel 5
The Impact: Atlanta	BET+
The Saints	Fox Nation
The Ultimate Fighter	ESPN+
The Yorkshire Vet	Channel 5
The Yorkshire Vet: Christmas Donkey Special	Channel 5
The Yorkshire Vet: Great and Small	Channel 5
Trivial Pursuit	CW
Very Scary People	Investigative Discovery
Zombie House Flippers	A&E

Nine Months Ended December 31, 2024 Syndication – Debmar-Mercury
Title
Family Feud
People Puzzler
Sherri Shepherd
The Conners

*

Lionsgate Alternative Television includes programming produced by Pilgrim Media Group (of which New Lionsgate’s own a majority interest), as well as by New Lionsgate’s wholly-owned subsidiaries, eOne’s U.S. and U.K. non-scripted group, Blackfin, Renegade and Daisybeck Studios (acquired in December 2023).

Television Production - International

New Lionsgate licenses, sells and distributes original Lionsgate television series (including Lionsgate UK television programming), third party television programming and format acquisitions to international markets via packaged media and various digital platforms. For the nine months ended December 31, 2024, Lionsgate UK television programming that was acquired, began production, was produced or was broadcast, included the following:

Nine Months Ended December 31, 2024 Television – Lionsgate UK
Title	Network	Partner(s)
Son of A Critch 4	CBC & CW	Project 10
Borderline	ZDF & Roku	Further South Productions and ShinAwil
Queenie	Channel 4	Further South Productions Limited
The German	DBS Satellite Services (YES)	Gil Formats Ltd
Amandaland	BBC	Merman Television Limited

Television Production - Home Entertainment

For information regarding television production home entertainment revenue, see “—Motion Picture —Home Entertainment.”

Television Production - Other

Other revenues are derived from, among others, the licensing of New Lionsgate’s television programs to other ancillary distributors, the sales and licensing of music from the television broadcasts of New Lionsgate’s productions, and from New Lionsgate’s interest in 3 Arts Entertainment, a talent management company. 3 Arts Entertainment receives commission revenue from talent representation and are producers on a number of television shows and films where they receive an executive producer fee and back-end participations.

Specialized Skill and Knowledge

New Lionsgate’s management team brings together strong complementary skills, expertise and experience in various aspects of the media and entertainment industry, including in film and television studio operations, production and distribution, as well as in strategic planning, financing, sales, marketing and mergers and acquisitions.

Competitive Conditions

New Lionsgate’s businesses operate in highly competitive markets. New Lionsgate competes with companies within the entertainment and media business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation and other cultural-related activities. New Lionsgate competes with the major studios, numerous independent motion picture and television production companies, television networks, pay television services and digital media platforms for the acquisition of literary, film and television properties, the services of performing artists, directors, producers and other creative and technical personnel and production financing, all of which are essential to the success of New Lionsgate’s businesses. In addition, New Lionsgate’s motion pictures compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies. Likewise, New Lionsgate’s television product faces significant competition from independent distributors as well as major studios. As a result, the success of any of New Lionsgate’s motion picture and television business is dependent not only on the quality and acceptance of a particular film or program, but also on the quality and acceptance of other competing content released into the marketplace at or near the same time as well as on the ability to license and produce quality content.

Intellectual Property

New Lionsgate currently uses and owns or licenses a number of trademarks, service marks, copyrights, domain names and similar intellectual property in connection with New Lionsgate’s businesses and owns registrations and applications to register them both domestically and internationally. New Lionsgate believes that ownership of, and/or the right to use, such trademarks, service marks, copyrights, domain names and similar intellectual property is an important factor in New Lionsgate’s businesses and that New Lionsgate’s success depends, in part, on such ownership.

Motion picture and television piracy is extensive in many parts of the world, including South America, Asia and certain Eastern European countries, and is made easier by technological advances and the conversion of content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of content on packaged media and through digital formats. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on New Lionsgate’s business, because these products may reduce the revenue New Lionsgate receives from New Lionsgate’s products. New Lionsgate’s ability to protect and enforce its intellectual property rights is subject to certain risks and, from time to time, New Lionsgate encounters disputes over rights and obligations concerning intellectual property. New Lionsgate cannot provide assurance that New Lionsgate will prevail in any intellectual property disputes.

After the consummation of the Transactions, New Lionsgate will either own or continue to license from third parties’ intellectual property rights necessary to operate the LG Studios Business as of the consummation of the Transactions. New Lionsgate and Starz will enter into certain agreements concerning commercial licensing arrangements between the parties to the Transactions, which are described in the section titled “Certain Relationships and Related Party Transactions.”

Seasonality (Business Cycles)

New Lionsgate’s business is not subject to cyclical or seasonal fluctuations, but may depend significantly based on the risk factors set forth in the section entitled “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business—New Lionsgate’s revenues and results of operations may fluctuate significantly.”

Dependence on Key Customer Contracts

New Lionsgate’s business is not dependent on any key customer contracts. Following the Transactions, New Lionsgate and Starz will be party to certain commercial arrangements, as described under “Certain Relationships and Related Party Transactions,” pursuant to which Starz will be a significant customer of New Lionsgate, at least in the near term. See “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business—The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.”

Changes to Contracts

Except in connection with the Transactions, New Lionsgate’s business is not expected to be affected by the renegotiation or termination of contracts or subcontracts.

Environmental Protection

New Lionsgate’s business does not involve environmental protection requirements.

Employees

New Lionsgate expects to employ approximately 1,175 individuals as of the Arrangement Effective Time in its worldwide operations. New Lionsgate also utilizes consultants in the ordinary course of its business and hires additional employees on a project-by-project basis in connection with the production of New Lionsgate’s motion pictures and television programming.

Environmental and Social Responsibility and Human Capital Management

Following the Transactions, New Lionsgate generally expects to continue Lionsgate’s existing policies and practices with respect to environmental, social responsibility and human capital matters. For more information, see “—Environmental, Social and Governance.”

Legal Proceedings and Regulatory Actions

From time to time, New Lionsgate is expected to be involved in certain claims and legal proceedings arising in the normal course of business. While the resolution of these matters cannot be predicted with certainty, New Lionsgate does not believe, based on current knowledge, that the outcome of any currently pending legal proceedings in which Lionsgate is currently involved will have a material adverse effect on New Lionsgate’s consolidated financial position, results of operations or cash flow. For additional information regarding legal proceedings in which Lionsgate is involved, see “Risk Factors—Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing Lions Gate Capital Holdings LLC’s 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.”

Interest of Informed Persons in Material Transactions

Since the formation of New Lionsgate, except as otherwise described in this prospectus, no informed person of New Lionsgate or any associate or affiliate of any informed person has had any interest in any transaction that has materially affected or is reasonably expected to materially affect New Lionsgate. For the purposes of this paragraph, an “informed person” means a director or officer of New Lionsgate, a director or officer of a person or company that is itself an “informed person” or subsidiary of New Lionsgate; any person or company who beneficially owns or controls or directs, directly or indirectly, voting securities of New Lionsgate or who exercises control or direction over voting securities of New Lionsgate or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of New Lionsgate. The New Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership in shares of New Lionsgate.

Insurance

The Separation Agreement will provide for the allocation between the parties thereto of rights and obligations under existing insurance policies with respect to occurrences prior to the Arrangement Effective Time and will set forth procedures for the administration of insured claims and certain other insurance matters.

Properties

New Lionsgate’s corporate office is located at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8. Its principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California 90404, where New Lionsgate occupies 192,584 square feet (per a lease that expires in September 2029).

In addition, New Lionsgate leases the following properties:

•	94,449 square feet at 134 Peter Street, Toronto, Canada (per a lease that expires June 2025);

•	93,670 square feet at 12020 Chandler Blvd., Valley Village, California (per a lease that expires in December 2027);

•	39,000 square feet at 2700 Pennsylvania Avenue, Santa Monica, California (per a lease that expires in August 2029);

•

34,332 square feet at 530 Fifth Avenue, New York, New York (per a lease that expires in August 2025) (of which approximately 18,000 square feet is leased to Starz per a sublease that expires in August 2025);

•	28,192 square feet at 15301 Ventura Blvd., Sherman Oaks, California (per a lease that expires in December 2025);

•	25,346 square feet at 9460 Wilshire Blvd., Beverly Hills, California (per a lease that expires in February 2026);

•	24,999 square feet at 495-517 Wellington Street West, Toronto, Ontario (per a lease that expires in December 2035);

•	15,673 square feet at 45 Mortimer Street, London, United Kingdom (per a lease that expires in July 2029); and

•

An aggregate of 20,610 square feet for properties located in Beijing, China (per a lease that expires in December 2025), Brentwood, California (per a lease that expires in April 2026), Leeds, United Kingdom (per leases that expire in April 2025, September 2025 and October 2027), Luxembourg City, Luxembourg (per a lease that expires in April 2027), Mumbai, India (per a lease that expires in December 2026), New York, New York (per a lease that expires in May 2030) and Toronto, Canada (per a lease that expires in June 2025).

New Lionsgate believes that its current facilities are adequate to conduct its business operations for the foreseeable future. New Lionsgate believes that it will be able to renew these leases on similar terms upon expiration. If it cannot renew, New Lionsgate believes that it could find other suitable premises without any material adverse impact on its operations.

Material Contracts

The sole material contracts within the meaning of applicable Canadian securities legislation, other than the contracts entered into in the ordinary course of business, which have been entered into by New Lionsgate since its formation or are otherwise material to New Lionsgate within the meaning of applicable Canadian securities legislation are the Separation Agreement, Transition Services Agreement, Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment), Employee Matters Agreement, New Lionsgate Investor Rights Agreement, New Lionsgate Voting Agreement and New Lionsgate Registration Rights Agreements which are described in the section entitled “Certain Relationships and Related Party Transactions.”

Auditors

Ernst & Young LLP, independent registered public accounting firm, is expected to be New Lionsgate’s auditor.

Environmental, Social and Governance

The New Lionsgate Board believes that social responsibility and human capital matters are vital to New Lionsgate’s organizational health and intends to be committed to a positive corporate culture, diversity, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. New Lionsgate expects to report on social responsibility and human capital matters at each regularly scheduled New Lionsgate Board meeting and periodically throughout the year.

Environmental, Social Responsibility and Human Capital Matters

Diversity, Equity and Inclusion

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New Lionsgate will be dedicated to pursuing and embracing diverse talent and perspectives across all aspects of its business and community, to empower all people, regardless of their gender, age, race, national origin, disability, color, religion, sexual orientation, gender identity and/or expression, veteran status, or any other characteristic.

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New Lionsgate’s Chief Diversity Officer will partner with the New Lionsgate leadership team across all of its businesses to effect changes in recruitment, hiring, promotions, policies and culture, and to orchestrate a company-wide response to issues of inequality and workforce disparity.

•	New Lionsgate expects to maintain the following recruitment and hiring initiatives:

•	Internship Programs: New Lionsgate expects to maintain an internship program designed to increase inclusion across the entertainment industry.

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Inclusive Hiring Process: New Lionsgate expects to implement inclusive hiring practices with the goal of ensuring that it is attracting the best talent in the industry through an equitable, inclusive, and accessible approach. Key components of the framework are expected to include bias free job descriptions, inclusive hiring training, external diversity partners, diverse candidate slates, and diverse, cross-functional interview panels.

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Supplier Diversity and Inclusion Program: The mission of New Lionsgate’s Supplier Diversity and Inclusion Program will be to actively establish relationships with diverse businesses and to continuously strive to increase spend with diverse suppliers, while seeking to deliver more competitive pricing, quality, service, innovation and creativity in procurement of services. New Lionsgate believes that this initiative will have the potential to increase the breadth of New Lionsgate’s vendor pool, while creating greater economic opportunity for diverse suppliers. New Lionsgate’s Code of Business Conduct and Ethics will govern conduct with, and apply to, its suppliers, vendors, contractors and agents, as applicable.

Employee Resource Groups

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New Lionsgate plans to provide its employees with the opportunity to form an array of Employee Resource Groups (“ERGs”) which will offer them the chance to build community and enhance a cross-cultural presence at New Lionsgate and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across New Lionsgate’s various business units and levels. The ERGs will be voluntary, employee-led groups that foster a diverse, engaging, and inclusive workplace.

•	New Lionsgate Early Career Group will aim to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

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New Lionsgate Multicultural Employee Resource Groups expects to advocate for a more inclusive workplace and entertainment landscape through programs that educate, activate and celebrate multicultural diversity and its global impact. These are expected to include resource groups from the Asian American Pacific Islander community, the Black community and the Latine and Hispanic community.

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New Lionsgate Parents and Caregivers Group will aim to bring together parents, expecting parents, caregivers, and allies to ensure New Lionsgate’s community fosters an environment that supports all families.

•	New Lionsgate Pride is expected to support, develop and inspire future LGBTQ+ leaders within New Lionsgate and the industry.

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New Lionsgate Vets is expected to create a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

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New Lionsgate Women’s Empowerment Together Group will create a community that will seek to improve the prominence of female leaders and empowers women at all levels within New Lionsgate and the industry.

Community Involvement

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New Lionsgate plans to act responsibly and seek to make a positive difference in the local and global community through Lionshares, New Lionsgate’s volunteer program that will seek to provide opportunities for employees to partner with a diverse range of charitable organizations.

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New Lionsgate plans to maintain a Corporate Sponsorship Committee that prioritizes corporate philanthropic initiatives throughout Lionsgate, focusing particularly on organizations and activities related to diversity and poverty in order to increase New Lionsgate’s impact and to develop meaningful relationships with a core group of organizations and events.

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New Lionsgate plans to encourage employees to volunteer for and serve on boards of non-profit organizations and plans to be committed to the philanthropic contributions of New Lionsgate’s employees and plans to provide for corporate matching to eligible non-profit organizations.

Engagement

•	New Lionsgate plans to conduct an annual employee engagement survey through an independent third party.

•	New Lionsgate expects that its employees will complete performance management conversations at set points throughout the year focusing on goals, development, feedback and well-being.

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New Lionsgate plans to offer a confidential, voluntary Self-ID initiative, allowing employees the opportunity to voluntarily share parts of their identity so that New Lionsgate can better understand the full diversity of its workforce and continuously improve the experiences for all employees.

Training and Development

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New Lionsgate plans to conduct annual employee training on anti-harassment, privacy and information technology security, the Foreign Corrupt Practices Act, as well as manager and diversity, equity and inclusion trainings.

•	New Lionsgate plans to provide training and development to all employees, focusing on career development, professional development and industry knowledge.

Employee Benefits and Programs

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New Lionsgate plans to offer a comprehensive benefits package which includes health, dental and vision insurance, disability and life insurance, family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

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New Lionsgate plans to offer programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development programs, mentorship, and additional programs to help support specific populations (e.g., historically excluded groups, minorities, women, parents, LGBTQ+).

Inclusive Content

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New Lionsgate plans to continue Lionsgate’s mission to develop an inclusive content strategy (through an inclusive creative strategy, an inclusive marketing strategy and inclusive business strategy) that drives growth by centering on an increasingly diverse audience and providing thought leadership that builds greater capacity for inclusion.

•	By amplifying narratives by, about and for women and underrepresented audiences, New Lionsgate is expected to strive to create an empowering space that welcomes all creatives to tell their stories.

Corporate, Environmental and Social Responsibility

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New Lionsgate intends to protect its social, financial, informational, environmental, and reputational assets and make it a priority to operate New Lionsgate business in a responsible and sustainable manner.

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Engaging in a responsible manner will not only help New Lionsgate manage risks and maximize opportunities, but will also help New Lionsgate understand and manage its social, environmental, and economic impact that will enable New Lionsgate to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and committing to environmental sustainability.

•	In all its offices, New Lionsgate plans to prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•	New Lionsgate productions will be expected to distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

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New Lionsgate productions will be expected to follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•	New Lionsgate U.S. productions will be expected to encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

•	New Lionsgate plans to prioritize vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of New Lionsgate.

Corporate Governance

Corporate governance will be a continuing focus of New Lionsgate, starting with the New Lionsgate Board and its committees, and extending to management and all employees. The New Lionsgate Board and its committees will review New Lionsgate’s governance policies and business strategies at New Lionsgate Board and committee meetings throughout the year, and through ongoing communication with each other and with management.

Role of the New Lionsgate’s Board and Corporate Governance Guidelines

New Lionsgate’s corporate governance practices will be embodied in its Corporate Governance Guidelines established by the New Lionsgate Board. These guidelines, which provide a framework for the conduct of the New Lionsgate Board’s business, will provide that:

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the New Lionsgate Board review and regularly monitor the effectiveness of New Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives;

•	the New Lionsgate Board act in the best interest of New Lionsgate to seek to enhance long-term shareholder value;

•	a majority of the members of the New Lionsgate Board be independent directors;

•	the independent directors meet at least quarterly in executive session, or otherwise as needed;

•	directors have unimpeded access to management and, as necessary and appropriate, independent advisors; and

•	the New Lionsgate Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively.

The full text of the key practices and procedures of the New Lionsgate Board will be outlined in the Corporate Governance Guidelines and will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary, at either of its principal executive offices.

Separate Chair and Chief Executive Officer Roles

New Lionsgate expects that its leadership structure, in which the roles of the New Lionsgate Board Chair and the New Lionsgate Chief Executive Officer will be separate, will be appropriate for New Lionsgate, taking into consideration New Lionsgate’s evolving needs, corporate strategy, and operating environment. The separation of the chair and Chief Executive Officer roles will reinforce the independence of the New Lionsgate Board and its oversight of the business and affairs of New Lionsgate, enabling the New Lionsgate Chief Executive Officer to focus on the business, operations, and strategy of New Lionsgate, and will allow New Lionsgate to leverage the New Lionsgate Chair’s experience, perspective, and vision to serve the best interests of its shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations reflects the consolidated financial statements of Lionsgate Studios Corp. following the Studio Separation and for periods prior to the Studio Separation, the combined financial statements of the Studio Business of Lionsgate. This discussion should be read together with the interim unaudited condensed consolidated financial statements and related notes as well as the audited combined financial statements of Lionsgate Studios Corp. that are included in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Lionsgate Studios Corp.’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth elsewhere in this prospectus under the section entitled “Risk Factors”.

Capitalized terms defined in this Management’s Discussion and Analysis of Financial Condition and Results of Operations have the meanings ascribed to such terms in, and for the purposes of, this section.

Overview

Lionsgate Studios Corp. (the “Company,” “Lionsgate Studios,” “we,” “us,” or “our”) is a subsidiary of Lions Gate Entertainment Corp. (“Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “LG Studios Business”) of Lionsgate.

The LG Studios Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. The Motion Picture segment consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. The Television Production segment consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. The Motion Picture segment includes the licensing of motion pictures and the Television Production segment includes the licensing of Starz original productions to the STARZ-branded premium subscription platforms (the “Starz Business”). The Television Production segment also includes the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.

Background

Pursuant to a plan of arrangement, the LG Studios Business and the Starz Business will be separated through a series of transactions (the “Transactions”) that will result in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business will be held by current Lionsgate under a new name, Starz Entertainment Corp. (“Starz”), which will continue to be owned by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of current LGEC, and (ii) the LG Studios Business will be held by New Lionsgate, a new legal entity, which will be owned by LGEC shareholders and LG Studios shareholders as of immediately before the Transactions. The Lionsgate Studios common shares will be delisted from the Nasdaq and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Due to the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing Lionsgate senior management with the LG Studios Business following the completion of the Transactions, for financial reporting purposes, New Lionsgate (holding the LG Studios Business) will be considered the accounting spinnor or divesting entity and Starz (holding the Starz Business)

will be considered the accounting spinnee or divested entity. As a result, the historical consolidated financial statements of Lionsgate will become the historical financial statements of the New Lionsgate.

Studio Separation and Business Combination

On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius, LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“LG Studios”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of the LG Studios Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which the assets and liabilities of the LG Studios Business were transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the LG Studios Business (the “Studio Separation”).

The Business Combination was accounted for as a reverse recapitalization in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, SEAC is treated as the acquired company and the LG Studios Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the LG Studios Business, with the Business Combination treated as the equivalent of the LG Studios Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the LG Studios Business equity. The historical net assets of SEAC were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the LG Studios Business.

To conform to the retroactive application of the reverse recapitalization, in all periods prior to the Business Combination, parent net investment transactions have been recast to accumulated deficit in the combined balance sheets and the combined statements of equity of the LG Studios Business.

The shares and net income (loss) per common share, in all periods prior to the Business Combination, have been retroactively restated based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination. See Note 1 to the audited combined financial statements and Note 12 to the unaudited condensed consolidated financial statements.

The LG Studios Business has been determined to be the accounting acquirer in the Business Combination because Lionsgate continues to hold a controlling financial interest.

As a result of the Business Combination and additional private investments in public equities (“PIPE”) financing discussed in Note 2 to the unaudited condensed consolidated financial statements of Lionsgate Studios, former SEAC public shareholders and founders and new common equity financing investors own approximately 12.2% of LG Studios common shares. In addition to establishing the LG Studios Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate received at closing, including $254.3 million in PIPE financing. See Note 2 to the unaudited condensed consolidated financial statements of Lionsgate Studios, for additional information related to the Business Combination. The net proceeds from the transaction were used by the Company to pay down the Intercompany Note, see Note 7 to the unaudited condensed consolidated financial statements of Lionsgate Studios.

Basis of Presentation

Upon the effective date of the Studio Separation, the Company’s financial statements are presented on a consolidated basis, as Lionsgate completed the contribution of the LG Studios Business on such date. The unaudited financial statements for all periods presented, including the historical results of the Company prior to the Studio Separation, are now referred to as the “condensed consolidated financial statements”. The audited financial statements as of March 31, 2024 and 2023 and for the three-year period ended March 31, 2024 continue to be referred to as the “combined financial statements”.

For periods prior to the Studio Separation, the Company operated as a segment of Lionsgate and not as a separate entity. The Company’s financial statements prior to the Studio Separation were prepared on a carve-out basis and were derived from Lionsgate’s consolidated financial statements and accounting records and reflect LG Studios Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with U.S. GAAP. Prior to the Studio Separation, a management approach was applied to determine the carve-out basis of presentation. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

For periods subsequent to the Studio Separation, the accompanying unaudited condensed consolidated financial statements include the accounts of Lionsgate Studios and all of its majority-owned and controlled subsidiaries.

All revenues and costs as well as assets and liabilities directly associated with the business activity of the LG Studios Business were included in the accompanying unaudited condensed consolidated financial statements. Prior to the Studio Separation, revenues and costs associated with the LG Studios Business were specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, the LG Studios Business costs included an allocation of corporate general and administrative expense (inclusive of share-based compensation) which was allocated to the LG Studios Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the LG Studios Business were generally specifically identifiable as costs of the LG Studios Business in the accounting records of Lionsgate and were included in the accompanying unaudited condensed consolidated financial statements in periods prior to the Studio Separation.

In connection with the Business Combination, on May 9, 2024, Lionsgate and LG Studios entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the closing of the Business Combination. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated completion of the Transactions.

The corporate general and administrative expenses that are allocated to the Company pursuant to the Shared Services Agreement include salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company will continue to receive awards of equity and equity-based compensation pursuant to the existing plans of Lionsgate. Such awards will be treated as a capital contribution by Lionsgate to the Company, with the associated stock based compensation expense for such awards allocated to the Company, see Note 13 to the unaudited condensed consolidated financial statements of Lionsgate Studios and Note 13 to the audited combined financial statements of Lionsgate Studios.

For periods prior to the Studio Separation, the unaudited condensed combined financial statements of the LG Studios Business included allocations of corporate general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to the corporate and shared service functions historically provided by Lionsgate. These expenses were allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Management believes the assumptions underlying these unaudited condensed consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to the LG Studios Business prior to the Studio Separation, are reasonable. See Note 20 to the unaudited condensed consolidated financial statements of Lionsgate Studios and Note 20 to the audited combined financial statements of the Lionsgate Studios for further detail of the allocations included in the unaudited condensed consolidated financial statements and audited combined financial statements, respectively.

In connection with the Business Combination, the Company entered into certain intercompany note arrangements, which mirrored the terms and amounts outstanding under Lionsgate’s credit facilities as previously reflected in the historical financial statements of the LG Studios Business prior to the Studio Separation, see Note 7 to the unaudited condensed consolidated financial statements of Lionsgate Studios.

Components of Results of Operations

Revenues

Our revenues are derived from the Motion Picture and Television Production segments, as described below. As mentioned above, we refer to our Motion Picture and Television Production segments collectively as our LG Studios Business. Our revenues are derived from the U.S., Canada, the United Kingdom and other foreign countries. None of the non-U.S. countries individually comprised greater than 10% of total revenues for the three and nine months ended December 31, 2024 and 2023 and years ended March 31, 2024, 2023 and 2022.

Motion Picture: Our Motion Picture segment includes revenues derived from the following:

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Theatrical. Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by us directly in the U.S. and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that we negotiate with our theatrical exhibitors in the U.S. generally provide that we receive a percentage of the box office results.

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Home Entertainment. Home entertainment revenues are derived from the sale or rental of our film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms (including pay-per-view and video-on-demand platforms, electronic sell through, and digital rental). In addition, we have revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, we share in the rental or sales revenues generated by the platform on a title-by-title basis.

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Television. Television revenues are primarily derived from the licensing of our theatrical productions and acquired films to the linear pay, basic cable and free television markets. In addition, when a license in our traditional pay television window is made to a subscription video-on-demand (“SVOD”) or other digital platform, the revenues are included here.

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International. International revenues are derived from (1) licensing of our productions, acquired films, our catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis; and (2) the direct distribution of our productions, acquired films, and our catalog product and libraries of acquired titles in the United Kingdom.

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Other. Other revenues are derived from, among others, the licensing of our film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets.

Television Production: Our Television Production segment includes revenues derived from the following:

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Television. Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television and syndication) of scripted and unscripted series, television movies, mini-series and non-fiction programming. Television revenues also include revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform. Television revenues include fixed fee arrangements as well as arrangements in which we earn advertising revenue from the exploitation of certain content on television networks.

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International. International revenues are derived from the licensing and syndication to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. Home entertainment revenues are derived from the sale or rental of television production movies or series on packaged media and through digital media platforms.

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Other. Other revenues are derived from, among others, the licensing of our television programs to other ancillary markets, the sales and licensing of music from the television broadcasts of our productions, and from commissions and executive producer fees earned related to talent management.

Expenses

Our primary operating expenses include direct operating expenses, distribution and marketing expenses and general and administration expenses.

Direct operating expenses include amortization of film and television production or acquisition costs, participation and residual expenses, provision for doubtful accounts, and foreign exchange gains and losses.

Participation costs represent contingent consideration payable based on the performance of the film or television program to parties associated with the film or television program, including producers, writers, directors or actors. Residuals represent amounts payable to various unions or “guilds” such as the Screen Actors Guild—American Federation of Television and Radio Artists, Directors Guild of America, and Writers Guild of America, based on the performance of the film or television program in certain ancillary markets or based on the individual’s (i.e., actor, director, writer) salary level in the television market.

Distribution and marketing expenses primarily include the costs of theatrical prints and advertising (“P&A”) and premium video-on-demand (“Premium VOD”) expense and of DVD/Blu-ray duplication and marketing. Theatrical P&A includes the costs of the theatrical prints delivered to theatrical exhibitors and the advertising and marketing cost associated with the theatrical release of the picture. Premium VOD expense represents the advertising and marketing cost associated with the Premium VOD release of the picture. DVD/Blu-ray duplication represents the cost of the DVD/Blu-ray product and the manufacturing costs associated with creating the physical products. DVD/Blu-ray marketing costs represent the cost of advertising the product at or near the time of its release or special promotional advertising.

General and administration expenses include salaries and other overhead. Following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company, including salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. Prior to the Studio Separation, general and administrative expenses included allocations for certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate. See “Basis of Presentation” above, Note 1 and Note 20 to our unaudited condensed consolidated financial statements and Note 20 to the audited combined financial statements of Lionsgate Studios for further details on the Shared Services Agreement and our methodology for allocating these costs for periods prior to the Studio Separation.

For the three and nine months ended December 31, 2024, total Lionsgate corporate general and administrative expenses were $28.4 million and $89.9 million, of which $28.4 million and $87.6 million was allocated to the Company. For the three and nine months ended December 31, 2023, total Lionsgate corporate general and administrative expenses were $31.1 million and $94.2 million, of which $25.2 million and $76.2 million, respectively, was allocated to the Company.

Lionsgate’s corporate and shared service function expense and the allocation reflected in the LG Studios Business’s audited combined financial statements for the years ended March 31, 2024, 2023 and 2022 is presented in the table below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Lionsgate corporate general and administrative expenses:
Lionsgate corporate general and administrative expenses, excluding share-based compensation	$136.1	$122.6	$97.1
Share-based compensation	20.7	36.3	27.4

Total Lionsgate corporate general and administrative expenses	$156.8	$158.9	$124.5

Allocation to the LG Studios Business
General and administrative expenses, excluding allocation of Lionsgate corporate and shared employee share-based compensation expense	$110.6	$100.8	$80.0
Allocation of shared employee share-based compensation expense	15.0	26.7	19.6

Total allocation to the LG Studios Business	$125.6	$127.5	$99.6

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The application of the following accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. As described more fully below, these estimates bear the risk of change due to the inherent uncertainty of the estimate. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments. For a summary of all of our accounting policies, including the accounting policies discussed below, see Note 1 to our audited combined financial statements.

Accounting for Films and Television Programs

Capitalized costs for films or television programs are predominantly monetized individually.

Amortization. Film cost amortization as well as participations and residuals expense are based on management’s estimates. Costs of acquiring and producing films and television programs and of acquired libraries are amortized and estimated liabilities for participations and residuals costs are accrued using the individual-film-forecast method, based on the ratio of the current period’s revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Management’s judgment is required in estimating ultimate revenue and the costs to be incurred throughout the life of each film or television program.

Management estimates ultimate revenues based on historical experience with similar titles or the title genre, the general public appeal of the cast, audience test results when available, actual performance (when available) at the box office or in markets currently being exploited, and other factors such as the quality and acceptance of motion pictures or programs that our competitors release into the marketplace at or near the same time, critical reviews, general economic conditions and other tangible and intangible factors, many of which we do not control and which may change.

For motion pictures, ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. The most sensitive factor affecting our estimate of ultimate revenues for a film intended for theatrical release is the film’s theatrical performance, as subsequent revenues from the licensing and sale in other markets have historically been highly correlated to its theatrical performance. After a film’s release, our estimates of revenue from succeeding markets are revised based on historical relationships and an analysis of current market trends.

For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. The most sensitive factors affecting our estimate of ultimate revenues for a television series is whether the series will be ordered for a subsequent season and estimates of revenue in secondary markets other than the initial license fee, which may depend on a number of factors, including, among others, the ratings or viewership the program achieves on the customers’ platforms. The initial estimate of ultimate revenue may include estimates of revenues outside of the initial license window (i.e., international, home entertainment and other distribution platforms) and are based on historical experience for similar programs (genre, duration, etc.) and the estimated number of seasons of the series. Ultimates of revenue beyond the initial license fee are generally higher for programs that have been or are expected to be ordered for multiple seasons. We regularly monitor the performance of each season, and evaluate whether impairment indicators are present (i.e., low ratings, cancellations or the season is not reordered), and based upon our review, we revise our estimates as needed and perform an impairment assessment if impairment indicators are present (see below).

For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.

Due to the inherent uncertainties involved in making such estimates of ultimate revenues and expenses, these estimates have differed in the past from actual results and are likely to differ to some extent in the future from actual results. In addition, in the normal course of our business, some films and titles are more successful or less successful than anticipated. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and participations and residuals and/or a write-down of all or a portion of the unamortized costs of the film or television program to its estimated fair value (see below).

An increase in the estimate of ultimate revenue will generally result in a lower amortization rate and, therefore, less film and television program amortization expense, while a decrease in the estimate of ultimate revenue will generally result in a higher amortization rate and, therefore, higher film and television program amortization expense, and also periodically results in an impairment requiring a write-down of the film cost to the title’s fair value. These write-downs are included in amortization expense within direct operating expenses in our consolidated statements of operations. See further discussion below under Impairment Assessment.

Impairment Assessment. An individual film or television program is evaluated for impairment when events or changes in circumstances indicate that the fair value of an individual film is less than its unamortized cost. If the result of the impairment test indicates that the carrying value exceeds the estimated fair value, an impairment charge will then be recorded for the amount of the difference.

Estimate of Fair Value. The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. For motion pictures intended for theatrical release, the discounted cash flow analysis used in the impairment evaluation prior to theatrical release is subjective and the key inputs include estimates of future anticipated revenues and estimates of box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews. For television programs, the discounted cash flow analysis used in the impairment evaluation includes key inputs such as estimates of future anticipated revenue, as discussed above. See further discussion of Valuation Assumptions below.

Valuation Assumptions. The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 9 to our unaudited condensed consolidated financial statements). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Revenue Recognition. Our Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media), television, and international market places.

Our content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties. Our fixed fee or minimum guarantee licensing arrangements in the television, digital media and international markets may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.

Sales or usage based royalties represent amounts due to us based on the “sale” or “usage” of our content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated has been satisfied (or partially satisfied). Generally, when we license completed content (with standalone functionality, such as a movie, or television show), our performance obligation will be satisfied prior to the sale or usage. When we license intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), our performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to us under these arrangements are generally not reported to us until after the close of the reporting period. We record revenue under these arrangements for the amounts due and not yet reported to us based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from our customers, historical experience with similar titles in that market or territory, the performance of the title in other markets and/or available data in the industry. While we believe these estimates are reasonable estimates of the amounts due under these arrangements, such estimated amounts could differ from the actual amounts to be subsequently reported by the customer, which could be higher or lower than our estimates, and could result in an adjustment to revenues in future periods.

Revenue from the theatrical release of feature films are treated as sales or usage-based royalties and recognized starting at the exhibition date and based on our participation in box office receipts of the theatrical exhibitor.

Digital media revenue sharing arrangements are recognized as sales or usage based royalties.

Revenue from commissions are recognized as such services are provided.

Goodwill. At December 31, 2024 and March 31, 2024, the carrying value of goodwill was $808.5 million and $811.2 million, respectively. Goodwill is allocated to our reporting units, which are our operating segments or one level below our operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. Our reporting units for purposes of goodwill impairment testing, along with their respective goodwill balances at December 31, 2024 and March 31, 2024, were Motion Picture (goodwill of $397 million and $399 million, respectively), and our Television (goodwill of $319 million and $320 million, respectively) and Talent Management (goodwill of $93 million) businesses, both of which are part of our Television Production segment.

Goodwill is not amortized but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. We perform our annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit of whether or not it is more- likely-than-not that the fair value is less than the carrying value of the reporting unit. If we believe that as a result of our qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company. A quantitative assessment requires determining the fair value of our reporting units. The determination of fair value requires considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates.

In performing a quantitative assessment of goodwill, we determine the fair value of our reporting units by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. The models rely on significant judgments and assumptions surrounding general market and economic conditions, short-term and long-term growth rates, discount rates, income tax rates, and detailed management forecasts of future cash flow and operating margin projections, and other assumptions, all of which are based on our internal forecasts of future performance as well as historical trends. The market-based valuation method utilizes EBITDA multiples from guideline public companies operating in similar industries and a control premium. The results of these valuation methodologies are weighted as to their relative importance and a single fair value is determined. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual or interim goodwill impairment tests will prove to be an accurate prediction of the future.

Goodwill Impairment Assessments

Fiscal 2025. During the three months ended December 31, 2024, we performed qualitative goodwill impairment assessments for all of our reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment).

Fiscal 2024. For our annual goodwill impairment test for fiscal 2024, we performed qualitative goodwill impairment assessments for all of our reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessments considered the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units.

Fiscal 2023. In the second quarter of fiscal 2023, we updated our quantitative impairment assessment for all of our reporting units based on the most recent data and expected growth trends. The DCF analysis components of the fair value estimates were determined primarily by discounting estimated future cash flows, which included weighted average perpetual nominal growth rates ranging from 1.5% to 3.5%, at a weighted average cost of capital (discount rate) ranging from 11.0% to 13.0%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole. Based on the quantitative impairment assessment, the Company determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units.

Management will continue to monitor all of its reporting units for further changes in the business environment that could impact the recoverability in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from our business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in our goodwill impairment tests, and ultimately impact the estimated fair value of our reporting units may include the global economy; consumer consumption levels of our content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions, on our ability to produce, acquire and distribute our content; the commercial success of our television programming and motion pictures; our continual contractual relationships with our customers; and changes in consumer behavior. If our assumptions are not realized, it is possible that additional impairment charges may need to be recorded in the future.

Corporate Expense Allocation. For periods prior to the Studio Separation, Lionsgate’s corporate general and administrative functions and costs provided oversight over both the Starz Business and the LG Studios Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. Accordingly, for periods prior to the Studio Separation, the unaudited condensed consolidated financial statements of the LG Studios Business include allocations of certain general and administrative expenses from Lionsgate of $14.2 million for the nine months ended December 31, 2024 and $25.2 million and $76.2 million for the three and nine months ended December 31, 2023, respectively, and $125.6 million, $127.5 million and $99.6 million for the years ended March 31, 2024, 2023 and 2022, respectively, related to these corporate and shared service functions historically provided by Lionsgate.

The allocation of costs to the LG Studios Business were subjective and required considerable judgment. The allocations of general and administrative expenses to the LG Studios Business were on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures management considered to be a reasonable reflection of the estimated historical utilization levels of these services. Following the Studio Separation, $73.4 million of Lionsgate’s corporate general and administrative costs were allocated to the Company pursuant to the Shared Services Agreement. In aggregate, allocations of Lionsgate’s corporate general and administrative costs to the Company represent approximately 100.0% and 97.0% for the three and nine months ended December 31, 2024, respectively, 79.6% and 79.7% for the three and nine months ended December 31, 2023, respectively, and 80.1%, 80.2% and 80.0% for the years ended March 31, 2024, 2023 and 2022, respectively, of total Lionsgate corporate general and administrative expense. See Components of Results of Operations—Expenses above for further information.

Income Taxes. We are subject to federal and state income taxes in the U.S. and in several foreign jurisdictions. We record deferred tax assets related to net operating loss carryforwards and certain temporary differences, net of applicable reserves in each jurisdiction. We recognize a future tax benefit to the extent that realization of such benefit is more likely than not on a jurisdiction-by-jurisdiction basis; otherwise, a valuation allowance is applied. In order to realize the benefit of our deferred tax assets, we will need to generate sufficient taxable income in the future in each of the jurisdictions which have these deferred tax assets. However, the assessment as to whether there will be sufficient taxable income in a jurisdiction to realize our net deferred tax assets in that jurisdiction is an estimate which could change in the future depending primarily upon the actual performance of our Company. We will be required to continually evaluate the more likely than not assessment that our net deferred tax assets will be realized, and if operating results deteriorate in a particular jurisdiction, we may need to record a valuation allowance for all or a portion of our deferred tax assets through a charge to our income tax benefit (provision). As of March 31, 2024, we maintained a valuation allowance of $341.6 million against certain U.S. and foreign deferred tax assets that may not be realized on a more likely than not basis.

Our effective tax rates differ from the U.S. federal statutory income tax rate and is affected by many factors, including the overall level of income (loss) before taxes and its mix across the jurisdictions in which conduct operations, any changes in tax laws and regulations changes in valuation allowances against our deferred tax assets, changes in unrecognized tax benefits, tax planning strategies available to us and other discrete items.

For periods prior to the Business Combination (including the period from April 1, 2024, through May 13, 2024), income taxes were calculated on a separate tax return basis. The separate tax return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and standalone enterprise. The Company’s U.S. operations, and certain of its non-U.S. operations historically were included in the income tax returns of Lionsgate or its subsidiaries that may not be part of the Company. Management believes the assumptions supporting the Company’s allocation and presentation of income taxes on a separate tax return basis to be reasonable.

For periods following the Business Combination (including the period from May 14, 2024, through December 31, 2024), income taxes were calculated by applying an estimated effective income tax rate to the Company’s ordinary income (loss), adjusted for the income tax effects of items that related discretely to the period, if any.

Results of Operations

Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023

Consolidated Results of Operations

The following table sets forth our consolidated results of operations for the three months ended December 31, 2024 and 2023. Due to the acquisition of eOne, the three months ended December 31, 2024 includes the results of operations of eOne (acquired December 27, 2023), see Note 3 to our unaudited condensed consolidated financial statements for further details.

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
Studio Business
Motion Picture(1)	$309.2	$443.2	$(134.0)	(30.2)%
Television Production(2)	404.6	248.4	156.2	62.9%

Total revenues	713.8	691.6	22.2	3.2%
Expenses:
Direct operating	457.1	433.6	23.5	5.4%
Distribution and marketing	79.4	109.2	(29.8)	(27.3)%
General and administration	82.4	86.0	(3.6)	(4.2)%
Depreciation and amortization	4.4	3.0	1.4	46.7%
Restructuring and other	40.9	52.5	(11.6)	(22.1)%

Total expenses	664.2	684.3	(20.1)	(2.9)%

Operating income	49.6	7.3	42.3	579.5%
Interest expense	(58.5)	(55.5)	(3.0)	5.4%
Interest and other income	3.1	1.7	1.4	82.4%
Other gains (losses), net	10.1	(0.6)	10.7	(1,783.3)%
Loss on extinguishment of debt	(0.3)	—	(0.3)	n/a
Gain on investments, net	—	4.4	(4.4)	(100.0)%
Equity interests income	7.6	4.2	3.4	81.0%

Income (loss) before income taxes	11.6	(38.5)	50.1	nm
Income tax provision	(3.2)	(6.3)	3.1	(49.2)%

Net income (loss)	8.4	(44.8)	53.2	nm
Less: Net loss (income) attributable to noncontrolling interests	(2.0)	3.7	(5.7)	(154.1)%

Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$47.5	nm

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the three months ended December 31, 2024 and 2023, includes $9.9 million and $36.6 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the three months ended December 31, 2024 and 2023, includes $77.9 million and $97.1 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Consolidated revenues increased $22.2 million in the three months ended December 31, 2024 reflecting increased revenue in the Television Production segment, offset by decreased Motion Picture segment revenue. Revenue for the three months ended December 31, 2024 included approximately $126.9 million of revenues from eOne (acquired December 27, 2023, therefore the three months ended December 31, 2023 included no material comparable revenues).

Motion Picture revenue decreased $134.0 million due to lower theatrical and international revenue as compared to the prior year’s quarter, which included the release of The Hunger Games: The Ballad of Songbirds & Snakes, and lower television, home entertainment revenue and other revenue. Motion Picture revenues for the three months ended December 31, 2024 included approximately $12.6 million of revenues from eOne. Motion Picture revenue included $9.9 million of revenue from licensing Motion Picture segment product to the Starz Business, representing a decrease of $26.7 million from the three months ended December 31, 2023.

Television Production revenue increased $156.2 million due to the inclusion of revenue from eOne of approximately $114.3 million, and increases in home entertainment, international and other revenue. Television Production revenue included $77.9 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $19.2 million from the three months ended December 31, 2023.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment were as follows for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024		2023		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$132.6	42.9%	$214.3	48.4%	$(81.7)	(38.1)%
Television Production	320.4	79.2	219.0	88.2	101.4	46.3%
Other	4.1	nm	0.3	nm	3.8	nm

	$457.1	64.0%	$433.6	62.7%	$23.5	5.4%

nm - Percentage not meaningful.

Direct operating expenses increased in the three months ended December 31, 2024 due to higher direct operating expenses of the Television Production segment associated with increased Television Production revenues, partially offset by lower direct operating expenses of the Motion Picture segment associated with decreased Motion Picture revenue. See further discussion in the Segment Results of Operations section below.

Other. Other direct operating expense in the three months ended December 31, 2024 includes rent cost for production facilities that were unutilized as a result of the industry strikes amounting to $4.1 million, which was not allocated to the segments, and is included in direct operating expense.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment were as follows for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$70.6	$101.4	$(30.8)	(30.4)%
Television Production	8.8	7.8	1.0	12.8%

	$79.4	$109.2	$(29.8)	(27.3)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$39.1	$54.1	$(15.0)	(27.7)%

Distribution and marketing expenses decreased in the three months ended December 31, 2024, due to lower Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current quarter, and lower Motion Picture home entertainment expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment were as follows for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,				Change
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$22.4		$27.1		$(4.7)	(17.3)%
Television Production	14.5		13.5		1.0	7.4%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	28.4		25.2		3.2	12.7%
Share-based compensation expense	14.3		17.2		(2.9)	(16.9)%
Purchase accounting and related adjustments	2.8		3.0		(0.2)	(6.7)%

Total general and administrative expenses	$82.4	11.5%	$86.0	12.4%	$(3.6)	(4.2)%

General and administrative expenses decreased in the three months ended December 31, 2024, resulting from decreased Motion Picture general and administrative expenses, share-based compensation expense and purchase accounting and related adjustments, partially offset by increased Television Production general and administrative expenses and corporate expenses. Studio Business general and administrative expenses for the three months ended December 31, 2024 included approximately $5.1 million from eOne. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company. For periods prior to the Studio Separation, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $3.2 million, or 12.7%, primarily due to approximately $3.0 million of corporate general and administrative expenses from eOne.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. For periods prior to the Studio Separation, Lionsgate share-based compensation awards granted to employees of the Company were reflected in parent net investment within the unaudited condensed consolidated statements of equity (deficit) at the time they are expensed in the unaudited condensed consolidated statements of operations. The following table presents share-based compensation expense by financial statement line item:

	Three Months Ended December 31,
	2024	2023
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$14.3	$12.7
Allocation of Lionsgate corporate and shared employee share-based compensation expense	—	4.5

Total share-based compensation included in general and administrative expense	14.3	17.2
Restructuring and other(1)	—	6.8

Total share-based compensation expense	$14.3	$24.0

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charge for the amortization of the recoupable portion of the purchase price related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments were comparable to the prior year’s quarter (see Note 10 to our unaudited condensed consolidated financial statements).

Depreciation and Amortization Expense. Depreciation and amortization of $4.4 million in the three months ended December 31, 2024 increased $1.4 million from $3.0 million in the three months ended December 31, 2023.

Restructuring and Other. Restructuring and other decreased $11.6 million in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023, and includes restructuring and severance costs and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the three months ended December 31, 2024 and 2023 (see Note 15 to our unaudited condensed consolidated financial statements):

	Three Months Ended		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$7.3	$—	$7.3	n/a
Severance(2)	20.3	28.1	(7.8)	(27.8)%
Transaction and other costs(3)	13.3	24.4	(11.1)	(45.5)%

	$40.9	$52.5	$(11.6)	(22.1)%

(1)

Amounts in the three months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories.

(2)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)

Transaction and other costs in the three months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the three months ended December 31, 2023 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.

Interest Expense. Interest expense of $58.5 million for the three months ended December 31, 2024 increased $3.0 million from the three months ended December 31, 2023 due to higher average balances on variable rate corporate debt and film related obligations and a smaller benefit from the interest rate swaps, partially offset by lower average interest rates. The following table sets forth the components of interest expense for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving credit facility(1)	$13.4	$6.5
Term loans(1)	6.8	23.6
IP credit facilities(2)	18.9	—
Other(3)	13.9	18.7

	53.0	48.8
Amortization of debt issuance costs and other non-cash interest(4)	5.5	6.7

Total interest expense	$58.5	$55.5

(1)

Prior to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B). Subsequent to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under the Company’s Intercompany Note with LGCH (see Note 7).

(2)	IP credit facilities interest expense includes interest expense associated with the eOne IP Credit Facility and LG IP Credit Facility.
(3)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, Film Library Facility, Backlog Facility and other, see Note 8 to our unaudited condensed consolidated financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our unaudited condensed consolidated financial statements).

(4)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to de-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our unaudited condensed consolidated financial statements).

Interest and Other Income. Interest and other income of $3.1 million for the three months ended December 31, 2024 increased as compared to interest and other income of $1.7 million for the three months ended December 31, 2023 due to higher interest income.

Other Gains (Losses), net. Other gains (losses), net represented a gain of $10.1 million for the three months ended December 31, 2024, as compared to a loss of $0.6 million for the three months ended December 31, 2023. The change is primarily due to foreign currency gains in the three months ended December 31, 2024, partially offset by an increase in the loss recorded related to our monetization of accounts receivable programs in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023 (see Note 19 to our unaudited condensed consolidated financial statements).

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $0.3 million in the three months ended December 31, 2024 related to the write-off of debt issuance costs associated with the voluntary prepayment of $250.0 million principal amount of the LGTV Term Loan B. There was no comparable loss on extinguishment of debt in the three months ended December 31, 2023. See Note 7 to our unaudited condensed consolidated financial statements.

Gain on Investments, net. Gain on investments, net was nil for the three months ended December 31, 2024, as compared to $4.4 million for the three months ended December 31, 2023 related to other investments.

Equity Interests Income. Equity interests income of $7.6 million in the three months ended December 31, 2024 compared to equity interests income of $4.2 million in the three months ended December 31, 2023 due to higher equity interest income in the current quarter.

Income Tax Provision. The Company had an income tax provision of $3.2 million in the three months ended December 31, 2024, compared to an income tax provision $6.3 million in the three months ended December 31, 2023. Our income tax provision differs from the U.S. federal statutory income tax rate of 21% multiplied by income (loss) before taxes due to the mix of our earnings across the various jurisdictions in which our operations are conducted, changes in valuation allowances against our deferred tax assets, certain minimum income and foreign withholding taxes, and benefits from the release of reserves for uncertain tax benefits due to the close of audits or expirations of statutes of limitations.

Net Income (Loss) Attributable to Lionsgate Studios Corp. Shareholders. Net income attributable to our shareholders for the three months ended December 31, 2024 was $6.4 million, or basic and diluted net income per common share of $0.02 on 288.7 million weighted average common shares outstanding. This compares to net loss attributable to our shareholders for the three months ended December 31, 2023 of $41.1 million, or basic and diluted net loss per common share of $0.16 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Total segment profit represents the sum of segment profit for our individual segments, net of eliminations for intersegment transactions. Segment profit and total segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the COVID-19 global pandemic, and purchase accounting and related adjustments. Segment profit when presented in accordance with ASC 280 within the notes to the consolidated financial statements is a GAAP financial measure and is disclosed in Note 16 to our unaudited condensed consolidated financial statements.

We also present below our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in Note 16 to our unaudited condensed consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company’s segments and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the three months ended December 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses consolidated results of operations.

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating income	$49.6	$7.3	$42.3	579.5%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	28.4	25.2	3.2	12.7%
Adjusted depreciation and amortization	3.4	1.8	1.6	88.9%
Restructuring and other	40.9	52.5	(11.6)	(22.1)%
Content charges	—	0.3	(0.3)	(100.0)%
Unallocated rent cost included in direct operating expense	4.1	—	4.1	n/a
Adjusted share-based compensation expense	14.3	17.2	(2.9)	(16.9)%
Purchase accounting and related adjustments	3.8	4.2	(0.4)	(9.5)%

Total segment profit	$144.5	$108.5	$36.0	33.2%

nm - Percentage not meaningful.

See Note 16 to our unaudited condensed consolidated financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our unaudited condensed consolidated statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$309.2	$443.2	$(134.0)	(30.2)%
Television Production	404.6	248.4	156.2	62.9%

	$713.8	$691.6	$22.2	3.2%

Segment Profit
Motion Picture	$83.6	$100.4	$(16.8)	(16.7)%
Television Production	60.9	8.1	52.8	651.9%

Total Segment Profit	$144.5	$108.5	$36.0	33.2%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$309.2	$443.2	$(134.0)	(30.2)%
Expenses:
Direct operating expense	132.6	214.3	(81.7)	(38.1)%
Distribution & marketing expense	70.6	101.4	(30.8)	(30.4)%

Gross contribution	106.0	127.5	(21.5)	(16.9)%
General and administrative expenses	22.4	27.1	(4.7)	(17.3)%

Segment profit	$83.6	$100.4	$(16.8)	(16.7)%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$39.1	$54.1	$(15.0)	(27.7)%
Direct operating expense as a percentage of revenue	42.9%	48.4%
Gross contribution as a percentage of revenue	34.3%	28.8%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the three months ended December 31, 2024 and 2023. Motion Picture revenues for the three months ended December 31, 2024 included approximately $12.6 million of revenues from eOne.

	Three Months Ended December 31,
	2024			2023			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$33.9	$1.1	$35.0	$98.7	$1.4	$100.1	$(65.1)
Home Entertainment
Digital Media	93.4	52.3	145.7	112.7	42.8	155.5	(9.8)
Packaged Media	9.8	6.2	16.0	11.4	9.6	21.0	(5.0)

Total Home Entertainment	103.2	58.5	161.7	124.1	52.4	176.5	(14.8)
Television	30.5	7.8	38.3	59.7	5.6	65.3	(27.0)
International	48.2	20.1	68.3	80.6	14.1	94.7	(26.4)
Other	3.1	2.8	5.9	4.8	1.8	6.6	(0.7)

	$218.9	$90.3	$309.2	$367.9	$75.3	$443.2	$(134.0)

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue decreased $65.1 million in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023 due to a decrease of $64.8 million from Lionsgate Original Releases due to significant revenue in the prior year’s quarter from the release of The Hunger Games: The Ballad of Songbirds & Snakes.

Home entertainment revenue decreased $14.8 million, or 8.4%, in the three months ended December 31, 2024, as compared to the three months ended December 31, 2023, due to lower digital media revenue and packaged media revenue of $9.8 million and $5.0 million, respectively, primarily due to decreases from Lionsgate Original Releases. Digital media revenue from Lionsgate Original Releases declined $19.3 million due to significant revenue in the prior year’s period from titles in The Hunger Games franchise, partially offset by an increase in Other Film of $9.5 million from our acquired library titles.

Television revenue decreased $27.0 million, or 41.3%, in the three months ended December 31, 2024, as compared to the three months ended December 31, 2023, due to a decrease from Lionsgate Original Releases of $29.2 million due to a greater number of television windows opening in the prior year’s quarter for our theatrical slate titles.

International revenue decreased $26.4 million, or 27.9% in the three months ended December 31, 2024, as compared to the three months ended December 31, 2023, due to a decrease from Lionsgate Original Releases of

$32.4 million due to lower revenue in the current quarter from our fiscal 2025 theatrical slate, as compared to our fiscal 2024 theatrical slate in the prior year’s quarter, and in particular, The Hunger Games: The Ballad of Songbirds & Snakes. This decrease was partially offset by an increase from Other Film of $6.0 million from our acquired library titles.

Direct Operating Expense. The decrease in direct operating expenses is due to lower Motion Picture revenue. The decrease in direct operating expenses as a percentage of motion picture revenue as compared to the prior year’s quarter was driven by the change in the mix of titles and product categories generating revenue and in particular, the current quarter reflected a lower amortization rate and greater portion of revenue from library titles relative to the prior year’s quarter. Investment in film write-downs included in Motion Picture segment direct operating expense were approximately $0.2 million in the three months ended December 31, 2024, compared to approximately $0.5 million in the three months ended December 31, 2023.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in the three months ended December 31, 2024 is due to lower theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current quarter, and lower Motion Picture home entertainment expense. In the three months ended December 31, 2024, approximately $15.7 million of theatrical P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $10.5 million in the prior year’s quarter in the Motion Picture segment.

Gross Contribution. Gross contribution of the Motion Picture segment for the three months ended December 31, 2024 decreased as compared to the three months ended December 31, 2023 due to lower Motion Picture revenue, partially offset by lower direct operating expense as a percentage of Motion Picture revenue and lower distribution and marketing expense, as described above.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment decreased $4.7 million, or 17.3%, primarily due to a decrease in incentive based compensation.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the three months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$404.6	$248.4	$156.2	62.9%
Expenses:
Direct operating expense	320.4	219.0	101.4	46.3%
Distribution & marketing expense	8.8	7.8	1.0	12.8%

Gross contribution	75.4	21.6	53.8	249.1%
General and administrative expenses	14.5	13.5	1.0	7.4%

Segment profit	$60.9	$8.1	$52.8	651.9%

Direct operating expense as a percentage of revenue	79.2%	88.2%
Gross contribution as a percentage of revenue	18.6%	8.7%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the three months ended December 31, 2024 and 2023. Television Production revenues for the three months ended December 31, 2024 included approximately $114.3 million of revenues from eOne.

	Three Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Revenue
Television	$259.9	$182.3	$77.6	42.6%
International	59.3	32.1	27.2	84.7%
Home Entertainment
Digital	55.5	17.4	38.1	219.0%
Packaged Media	1.7	0.3	1.4	466.7%

Total Home Entertainment	57.2	17.7	39.5	223.2%
Other	28.2	16.3	11.9	73.0%

	$404.6	$248.4	$156.2	62.9%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased in the three months ended December 31, 2024 due to an increase of approximately $89.3 million for revenues from eOne in the current quarter, partially offset by a decrease of approximately $13.9 million from the licensing of Starz original series to Starz Networks.

International revenue in the three months ended December 31, 2024 increased $27.2 million, or 84.7% as compared to the three months ended December 31, 2023 due to an increase of approximately $17.7 million for revenues from eOne in the current quarter, and an increase from other third-party international revenue of approximately $13.8 million, partially offset by a decrease of $4.0 million from revenues from the licensing of Starz original series to Starz Networks.

Home entertainment revenue in the three months ended December 31, 2024 increased $39.5 million due to increased third-party digital media revenues, and in particular, digital media revenue in the current quarter for Mad Men Seasons 1 to 7 and Ghosts Season 3.

Other revenue increased $11.9 million in the three months ended December 31, 2024 as compared to the three months ended December 31, 2023, due to increased revenue from 3 Arts Entertainment, which is generated from commissions and executive producer fees earned related to talent management.

Direct Operating Expense. Direct operating expense of the Television Production segment in the three months ended December 31, 2024 increased $101.4 million, or 46.3%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue decreased primarily due to the mix of titles generating revenue in the current quarter as compared to the prior year’s quarter. In particular, the current quarter’s amortization rate reflected higher revenues on product that has lower direct operating expense as a percentage of revenue, including from older library product, such as Mad Men, from our talent management business, and from library and new content acquired with the eOne acquisition. The amortization rate of older, more successful titles is typically lower than newer titles due to a television series incurring higher amortization expenses in relation to revenues initially, until there are a sufficient number of subsequent seasons ordered and episodes produced, such that revenue can be generated from syndication in domestic and international markets.

Gross Contribution. Gross contribution of the Television Production segment for the three months ended December 31, 2024 increased as compared to the three months ended December 31, 2023, due to higher television production revenue and lower direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $1.0 million, or 7.4%. Television Production general and administrative expenses for the three months ended December 31, 2024 included $4.1 million from eOne, partially offset by a decrease in incentive based compensation.

Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023

Consolidated Results of Operations

The following table sets forth our consolidated results of operations for the nine months ended December 31, 2024 and 2023. Due to the acquisition of eOne, the nine months ended December 31, 2024 includes the results of operations of eOne (acquired December 27, 2023), see Note 3 to our unaudited condensed consolidated financial statements for further details.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
Studio Business
Motion Picture(1)	$1,063.3	$1,245.6	$(182.3)	(14.6)%
Television Production(2)	1,062.5	860.7	201.8	23.4%

Total revenues	2,125.8	2,106.3	19.5	0.9%
Expenses:
Direct operating	1,440.9	1,306.0	134.9	10.3%
Distribution and marketing	306.0	346.0	(40.0)	(11.6)%
General and administration	259.4	261.6	(2.2)	(0.8)%
Depreciation and amortization	13.2	11.1	2.1	18.9%
Restructuring and other	75.8	61.5	14.3	23.3%

Total expenses	2,095.3	1,986.2	109.1	5.5%

Operating income	30.5	120.1	(89.6)	(74.6)%
Interest expense	(180.1)	(157.1)	(23.0)	14.6%
Interest and other income	11.4	6.9	4.5	65.2%
Other losses, net	(5.2)	(14.3)	9.1	(63.6)%
Loss on extinguishment of debt	(1.8)	—	(1.8)	n/a
Gain on investments, net	—	2.7	(2.7)	(100.0)%
Equity interests income	8.5	5.7	2.8	49.1%

Loss before income taxes	(136.7)	(36.0)	(100.7)	279.7%
Income tax provision	(13.3)	(16.7)	3.4	(20.4)%

Net loss	(150.0)	(52.7)	(97.3)	184.6%
Less: Net loss (income) attributable to noncontrolling interests	(0.4)	6.2	(6.6)	(106.5)%

Net loss attributable to Lionsgate Studios Corp. shareholders	$(150.4)	$(46.5)	$(103.9)	223.4%

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the nine months ended December 31, 2024 and 2023, includes $146.2 million and $113.7 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the nine months ended December 31, 2024 and 2023, includes $267.3 million and $308.4 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Consolidated revenues increased $19.5 million in the nine months ended December 31, 2024 reflecting increased revenue in the Television Production segment, offset by decreased revenue in the Motion Picture segment. Revenues for the nine months ended December 31, 2024 included approximately $355.1 million of revenues from eOne (acquired December 27, 2023, therefore the nine months ended December 31, 2023 included no material comparable revenues).

Motion Picture revenue decreased $182.3 million due to lower home entertainment and theatrical revenue, primarily due to revenue in the prior year’s period from John Wick: Chapter 4, and The Hunger Games: The Ballad of Songbirds & Snakes, and lower other revenue which was partially offset by increased international and television revenue. Motion Picture revenues for the nine months ended December 31, 2024 included approximately $53.0 million of revenues from eOne. Motion Picture revenue included $146.2 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $32.5 million from the nine months ended December 31, 2023.

Television Production revenue increased $201.8 million due to the inclusion of revenue from eOne of $302.1 million and increased other revenue, which was offset by decreases from other domestic television, home entertainment digital and international revenue. Television Production revenue included $267.3 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $41.1 million from the nine months ended December 31, 2023.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024		2023		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$538.5	50.6%	$603.6	48.5%	$(65.1)	(10.8)%
Television Production	889.9	83.8	701.8	81.5	188.1	26.8%
Other	12.5	nm	0.6	nm	11.9	nm

	$1,440.9	67.8%	$1,306.0	62.0%	$134.9	10.3%

nm - Percentage not meaningful.

Direct operating expenses increased in the nine months ended December 31, 2024, due to higher direct operating expenses of the Television Production segment due to increased revenues from Television Production, partially offset by lower direct operating expenses of the Motion Picture segment due to decreased revenues from Motion Picture. See further discussion in the Segment Results of Operations section below.

Other. Other direct operating expense in the nine months ended December 31, 2024 includes rent cost for production facilities that were unutilized as a result of the industry strikes amounting to $14.6 million, which was not allocated to the segments, and is included in direct operating expense. In addition, other direct operating expense in the nine months ended December 31, 2024 and 2023 includes COVID related charges, if any, net of insurance recoveries.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$278.7	$321.7	$(43.0)	(13.4)%
Television Production	27.3	24.3	3.0	12.3%

	$306.0	$346.0	$(40.0)	(11.6)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$181.1	$204.0	$(22.9)	(11.2)%

Distribution and marketing expenses decreased in the nine months ended December 31, 2024 and primarily reflects lower Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current period and lower Motion Picture home entertainment distribution and marketing expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,				Change
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$73.6		$83.2		$(9.6)	(11.5)%
Television Production	49.3		40.5		8.8	21.7%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	87.6		76.2		11.4	15.0%
Share-based compensation expense	42.2		46.3		(4.1)	(8.9)%
Purchase accounting and related adjustments	6.7		15.4		(8.7)	(56.5)%

Total general and administrative expenses	$259.4	12.2%	$261.6	12.4%	$(2.2)	(0.8)%

General and administrative expenses decreased in the nine months ended December 31, 2024, resulting from decreased Motion Picture general and administrative expenses, purchase accounting and related adjustments and share-based compensation expense, partially offset by increased corporate general and administrative expenses and Television Production general and administrative expenses. Studio Business general and administrative expenses for the nine months ended December 31, 2024 included approximately $18.0 million from eOne. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company. For periods prior to the Studio Separation, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $11.4 million, or 15.0%, primarily due to approximately $9.0 million of corporate general and administrative expenses from eOne.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. For periods prior to the Studio Separation, Lionsgate share-based compensation awards granted to employees of the Company were reflected in parent net investment within the unaudited condensed consolidated statements of equity (deficit) at the time they are expensed in the unaudited condensed consolidated statements of operations. The following table presents share-based compensation expense by financial statement line item:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$31.4	$34.2
Allocation of Lionsgate corporate and shared employee share-based compensation expense	10.8	12.1

Total share-based compensation included in general and administrative expense	42.2	46.3
Restructuring and other(1)	4.7	7.3

Total share-based compensation expense	$46.9	$53.6

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charge for the amortization of the recoupable portion of the purchase price related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $8.7 million, or 56.5%, primarily due to lower noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment of $6.9 million associated with a lower noncontrolling interest ownership percentage as a result of our acquisition of an additional interest in 3 Arts Entertainment (see Note 10 to our unaudited condensed consolidated financial statements). In addition, purchase accounting and related adjustments decreased due to lower amortization of the recoupable portion of the purchase price of 3 Arts Entertainment of $1.3 million, due to the amortization period ending in May 2023.

Depreciation and Amortization Expense. Depreciation and amortization of $13.2 million for the nine months ended December 31, 2024 increased $2.1 million from $11.1 million in the nine months ended December 31, 2023.

Restructuring and Other. Restructuring and other increased $14.3 million in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023, and includes restructuring and severance costs and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the nine months ended December 31, 2024 and 2023 (see Note 15 to our unaudited condensed consolidated financial statements):

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$25.8	$—	$25.8	n/a
Severance(2)	24.6	31.6	(7.0)	(22.2)%
Transaction and other costs(3)	25.4	29.9	(4.5)	(15.1)%

	$75.8	$61.5	$14.3	23.3%

nm - Percentage not meaningful.

(1)

Amounts in the nine months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories, and impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne.

(2)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)

Transaction and other costs in the nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the nine months ended December 31, 2023 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.

Interest Expense. Interest expense of $180.1 million in the nine months ended December 31, 2024 increased $23.0 million from the nine months ended December 31, 2023 due to higher average balances on variable rate corporate debt and film related obligations and a smaller benefit from the interest rate swaps, partially offset by slightly lower average interest rates. The following table sets forth the components of interest expense for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving credit facility(1)	$44.9	$24.3
Term loans(1)	45.6	67.4
IP credit facilities(2)	24.9	—
Other(3)	42.5	45.8

	157.9	137.5
Amortization of debt issuance costs and other non-cash interest(4)	22.2	19.6

Total interest expense	$180.1	$157.1

(1)

Prior to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B). Subsequent to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under the Company’s Intercompany Note with LGCH (see Note 7).

(2)	IP credit facility interest expense includes interest expense associated with the eOne IP Credit Facility and LG IP Credit Facility.
(3)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, Film Library Facility, Backlog Facility and other, see Note 8 to our unaudited condensed consolidated financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our unaudited condensed consolidated financial statements).

(4)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to re-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our unaudited condensed consolidated financial statements).

Interest and Other Income. Interest and other income of $11.4 million for the nine months ended December 31, 2024 increased as compared to interest and other income of $6.9 million for the nine months ended December 31, 2023 due to higher interest income.

Other Losses, net. Other losses, net of $5.2 million for the nine months ended December 31, 2024 decreased as compared to other losses, net of $14.3 million for the nine months ended December 31, 2023. The decrease is due to lower losses recorded related to our monetization of accounts receivable programs in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023 (see Note 19 to our unaudited condensed consolidated financial statements) and foreign currency gains in the nine months ended December 31, 2024.

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.8 million for the nine months ended December 31, 2024 related to the write-off of debt issuance costs associated with the September 2024 and November 2024 voluntary prepayment of $605.1 million principal amount of the LGTV Term Loan B, and the May 2024 voluntary prepayment of $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B. See Note 7 to our unaudited condensed consolidated financial statements.

There was no comparable loss on extinguishment of debt in the nine months ended December 31, 2023.

Gain on Investments, net. Gain on investments, net was nil for the nine months ended December 31, 2024, as compared to $2.7 million for the nine months ended December 31, 2023 related to other investments.

Equity Interests Income. Equity interests income of $8.5 million in the nine months ended December 31, 2024 compared to equity interests income of $5.7 million in the nine months ended December 31, 2023 due to higher equity interest income in the current period.

Income Tax Provision. The Company had an income tax provision of $13.3 million in the nine months ended December 31, 2024, compared to an income tax provision of $16.7 million for the nine months ended December 31, 2023. Our income tax provision differs from the U.S. federal statutory income tax rate of 21% multiplied by income (loss) before taxes due to the mix of our earnings across the various jurisdictions in which our operations are conducted, changes in valuation allowances against our deferred tax assets, certain minimum income and foreign withholding taxes, and benefits from the release of reserves for uncertain tax benefits due to the close of audits or expirations of statutes of limitations.

Net Loss Attributable to Lionsgate Studios Corp. Shareholders. Net loss attributable to our shareholders for the nine months ended December 31, 2024 was $150.4 million, or basic and diluted net loss per common share of $0.53 on 283.3 million weighted average common shares outstanding. This compares to net loss attributable to our shareholders for the nine months ended December 31, 2023 of $46.5 million, or basic and diluted net loss per common share of $0.18 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023”, Segment Results of Operations and Non-GAAP measures for a definition of the non-GAAP measure, total segment profit, which when presented outside of the segment information and reconciliations included in Note 16 to our unaudited condensed consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the nine months ended December 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses consolidated results of operations.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating income	$30.5	$120.1	$(89.6)	(74.6)%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	87.6	76.2	11.4	15.0%
Adjusted depreciation and amortization	10.1	7.1	3.0	42.3%
Restructuring and other	75.8	61.5	14.3	23.3%
COVID-19 related charges (benefit)	(2.1)	(0.5)	(1.6)	nm
Content charges	—	1.1	(1.1)	(100.0)%
Unallocated rent cost included in direct operating expense	14.6	—	14.6	n/a
Adjusted share-based compensation expense	42.2	46.3	(4.1)	(8.9)%
Purchase accounting and related adjustments	9.8	19.4	(9.6)	(49.5)%

Total segment profit	$268.5	$331.2	$(62.7)	(18.9)%

nm - Percentage not meaningful.

See Note 16 to our unaudited condensed consolidated financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our unaudited condensed consolidated statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,063.3	$1,245.6	$(182.3)	(14.6)%
Television Production	1,062.5	860.7	201.8	23.4%

	$2,125.8	$2,106.3	$19.5	0.9%

Segment Profit
Motion Picture	$172.5	$237.1	$(64.6)	(27.2)%
Television Production	96.0	94.1	1.9	2.0%

Total Segment Profit	$268.5	$331.2	$(62.7)	(18.9)%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,063.3	$1,245.6	$(182.3)	(14.6)%
Expenses:
Direct operating expense	538.5	603.6	(65.1)	(10.8)%
Distribution & marketing expense	278.7	321.7	(43.0)	(13.4)%

Gross contribution	246.1	320.3	(74.2)	(23.2)%
General and administrative expenses	73.6	83.2	(9.6)	(11.5)%

Segment profit	$172.5	$237.1	$(64.6)	(27.2)%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$181.1	$204.0	$(22.9)	(11.2)%
Direct operating expense as a percentage of revenue	50.6%	48.5%
Gross contribution as a percentage of revenue	23.1%	25.7%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the nine months ended December 31, 2024 and 2023. Motion Picture revenues for the nine months ended December 31, 2024 included approximately $53.0 million of revenues from eOne.

	Nine Months Ended December 31,
	2024			2023			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$87.3	$3.8	$91.1	$191.0	$3.2	$194.2	$(103.1)
Home Entertainment
Digital Media	265.8	134.5	400.3	359.1	136.2	495.3	(95.0)
Packaged Media	22.8	15.0	37.8	43.9	19.1	63.0	(25.2)

Total Home Entertainment	288.6	149.5	438.1	403.0	155.3	558.3	(120.2)
Television	211.2	23.8	235.0	193.9	20.6	214.5	20.5
International	225.1	59.2	284.3	220.0	35.3	255.3	29.0
Other	8.2	6.6	14.8	17.5	5.8	23.3	(8.5)

	$820.4	$242.9	$1,063.3	$1,025.4	$220.2	$1,245.6	$(182.3)

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue decreased $103.1 million in the nine months ended December 31, 2024 as compared to the nine months ended December 31, 2023 due to a decrease of $103.7 million from Lionsgate Original Releases due to significant revenue in the prior year’s period from The Hunger Games: The Ballad of Songbirds & Snakes and John Wick:Chapter 4.

Home entertainment revenue decreased $120.2 million, or 21.5%, in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023, due to lower digital media revenue and packaged media revenue of $95.0 million and $25.2 million, respectively, primarily due to decreases from Lionsgate Original Releases. Digital media revenue from Lionsgate Original Releases declined $93.3 million due to significant revenue in the prior year’s period from John Wick: Chapter 4, titles in the The Hunger Games franchise and Jesus Revolution. Packaged media revenue from Lionsgate Original Releases declined $21.1 million primarily due to revenue in the prior year’s period for John Wick:Chapter 4.

Television revenue increased $20.5 million, or 9.6%, in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023 due to an increase from Lionsgate Original Releases of $17.3 million due to a higher revenue generated from our fiscal 2025 and 2024 theatrical slate titles with television windows opening in the current period as compared to the revenue from our fiscal 2024 and fiscal 2023 theatrical slate titles with television windows opening in the prior year’s period.

International revenue increased $29.0 million, or 11.4% in the nine months ended December 31, 2024, as compared to the nine months ended December 31, 2023 due to an increase from Other Film of $23.9 million from our acquired library titles and an increase from Lionsgate Original Releases of $5.1 million due to higher revenue from multi-platform releases which was mostly offset by lower revenue from our theatrical slate titles due to revenue in the prior year period for The Hunger Games: The Ballad of Songbirds & Snakes and John Wick: Chapter 4.

Direct Operating Expense. The decrease in direct operating expenses is due to lower Motion Picture revenue. The increase in direct operating expenses as a percentage of motion picture revenue as compared to the prior year’s period, was driven by the change in the mix of titles and product categories generating revenue and in particular, the performance and cost of the titles released in the period, including Borderlands, which had a higher amortization rate as compared to the titles released in the prior year’s period. Investment in film write-downs included in Motion Picture segment direct operating expense were $18.8 million in the nine months ended December 31, 2024, as compared to $27.5 million in the nine months ended December 31, 2023.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in the nine months ended December 31, 2024 is due to lower theatrical P&A and Premium VOD expense associated with the theatrical slate releases in the current period and lower home entertainment distribution and marketing expense. In the nine months ended December 31, 2024 approximately $26.0 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $24.8 million in the nine months ended December 31, 2023 in the Motion Picture segment.

Gross Contribution. Gross contribution of the Motion Picture segment for the nine months ended December 31, 2024 decreased as compared to the nine months ended December 31, 2023 due to the negative contribution of the theatrical slate titles released in the period, including Borderlands, as a result of higher direct operating expense as a percentage of revenue and lower Motion Picture revenue. These decreases in gross contribution were partially offset by lower Motion Picture distribution and marketing expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment in the nine months ended December 31, 2024 decreased $9.6 million, or 11.5%, primarily due to a decrease in incentive based compensation, partially offset by an increase in salaries and related expenses.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,062.5	$860.7	$201.8	23.4%
Expenses:
Direct operating expense	889.9	701.8	188.1	26.8%
Distribution & marketing expense	27.3	24.3	3.0	12.3%

Gross contribution	145.3	134.6	10.7	7.9%
General and administrative expenses	49.3	40.5	8.8	21.7%

Segment profit	$96.0	$94.1	$1.9	2.0%

Direct operating expense as a percentage of revenue	83.8%	81.5%
Gross contribution as a percentage of revenue	13.7%	15.6%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the nine months ended December 31, 2024 and 2023. Television Production revenues for the nine months ended December 31, 2024 included approximately $302.1 million of revenues from eOne.

	Nine Months Ended December 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production
Television	$733.1	$554.2	$178.9	32.3%
International	144.8	137.7	7.1	5.2%
Home Entertainment
Digital	108.7	113.4	(4.7)	(4.1)%
Packaged Media	3.0	1.0	2.0	200.0%

Total Home Entertainment	111.7	114.4	(2.7)	(2.4)%
Other	72.9	54.4	18.5	34.0%

	$1,062.5	$860.7	$201.8	23.4%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased in the nine months ended December 31, 2024 due to an increase of approximately $246.9 million for revenues from eOne in the current period, partially offset by decreases of $50.9 million from other third-party domestic television revenue and $16.8 million from the licensing of Starz original series to Starz Networks. The decrease from other third-party domestic television revenue was due to significant revenue in the prior year’s period from The Continental and lower revenue from reality television programs.

International revenue in the nine months ended December 31, 2024 increased $7.1 million, or 5.2% as compared to the nine months ended December 31, 2023 due to an increase of approximately $36.7 million for revenues from eOne in the current period, which was mostly offset by a decrease of $30.9 million from revenues from the licensing of Starz original series to Starz Networks.

Home entertainment revenue in the nine months ended December 31, 2024 decreased $2.7 million, or 2.4% as compared to the nine months ended December 31, 2023 due to lower third party digital media revenues which reflected significant revenue in the prior year’s period for The Continental, and lower revenues of $6.2 million from the licensing of Starz original series to Starz Networks. These decreases were offset by the inclusion of approximately $12.7 million of revenues from eOne in the current period.

Other revenue in the nine months ended December 31, 2024 increased $18.5 million, or 34.0% from the nine months ended December 31, 2023, due to increased revenue from 3 Arts Entertainment, which is generated from commissions and executive producer fees earned related to talent management.

Direct Operating Expense. Direct operating expense of the Television Production segment in the nine months ended December 31, 2024 increased $188.1 million, or 26.8%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue increased primarily due to the mix of titles generating revenue in the current period as compared to the prior year’s period, and in particular, the prior year’s period included significant revenue from The Continental which has a lower amortization rate as compared to the current period. There were investment in film and television programs write-downs of $0.4 million included in Television Production segment direct operating expense in the nine months ended December 31, 2024, as compared to $6.6 million in the nine months ended December 31, 2023.

Gross Contribution. Gross contribution of the Television Production segment for the nine months ended December 31, 2024 increased as compared to the nine months ended December 31, 2023, due to increased television production revenue, partially offset by higher direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $8.8 million, or 21.7%. Television Production general and administrative expenses for the nine months ended December 31, 2024 included $15.0 million from eOne and an increase in professional fees, partially offset by a decrease in incentive based compensation.

Fiscal 2024 Compared to Fiscal 2023

Combined Results of Operations

The following table sets forth our combined results of operations for the fiscal years ended March 31, 2024 and 2023. Due to the acquisition of eOne, fiscal 2024 includes the results of operations of eOne from the acquisition date of December 27, 2023, see Note 2 to our combined financial statements for further details.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenues
LG Studios Business
Motion Picture (1)	$1,656.3	$1,323.7	$332.6	25.1%
Television Production (2)	1,330.1	1,760.1	(430.0)	(24.4)%

Total revenues	2,986.4	3,083.8	(97.4)	(3.2)%
Expenses:
Direct operating	1,886.7	2,207.9	(321.2)	(14.5)%
Distribution and marketing	462.3	304.2	158.1	52.0%
General and administration	349.2	387.0	(37.8)	(9.8)%
Depreciation and amortization	15.6	17.9	(2.3)	(12.8)%
Restructuring and other	132.9	27.2	105.7	388.6%

Total expenses	2,846.7	2,944.2	(97.5)	(3.3)%

Operating income	139.7	139.6	0.1	0.1%
Interest expense	(222.5)	(162.6)	(59.9)	36.8%
Interest and other income	19.2	6.4	12.8	200.0%
Other expense	(20.0)	(21.2)	1.2	(5.7)%
Loss on extinguishment of debt	(1.3)	(1.3)	—	—%
Gain on investments, net	3.5	44.0	(40.5)	(92.0)%
Equity interests income	8.7	0.5	8.2	nm

Income (loss) before income taxes	(72.7)	5.4	(78.1)	nm
Income tax provision	(34.2)	(14.3)	(19.9)	139.2%

Net loss	(106.9)	(8.9)	(98.0)	nm
Less: Net loss attributable to noncontrolling interests	13.4	8.6	4.8	55.8%

Net loss attributable to Parent	$(93.5)	$(0.3)	$(93.2)	nm

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the years ended March 31, 2024 and 2023, includes $128.2 million and $44.2 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the years ended March 31, 2024 and 2023, includes $417.7 million and $731.3 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Combined revenues decreased $97.4 million in fiscal 2024 reflecting increased revenue in the Motion Picture segment, offset by decreased revenue in the Television Production segment.

Motion Picture revenue increased $332.6 million in fiscal 2024 due to increased home entertainment revenue driven by John Wick: Chapter 4 and The Hunger Games: The Ballad of Songbirds & Snakes, increased theatrical and international revenue primarily from The Hunger Games: The Ballad of Songbirds & Snakes, and higher television and other revenue. Motion Picture revenues for fiscal 2024 included approximately $19.5 million of revenues from eOne from the acquisition date of December 27, 2023. Motion Picture revenue included $128.2 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $84.0 million from fiscal 2023.

Television Production revenue decreased $430.0 million due to decreased domestic television revenue from lower licensing of Starz original series to the Starz Business, and lower domestic television revenue, and decreased international, other, and home entertainment revenue. Television Production revenues for fiscal 2024 included approximately $94.3 million of revenues from eOne from the acquisition date of December 27, 2023. Television Production revenue included $417.7 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $313.6 million from fiscal 2023.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024		2023		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$796.0	48.1%	$666.5	50.4%	$129.5	19.4%
Television Production	1,090.1	82.0%	1,541.5	87.6%	(451.4)	(29.3)%
COVID-19 related charges (benefit)	(0.9)	nm	(8.9)	nm	8.0	(89.9)%
Other	1.5	nm	8.8	nm	(7.3)	(83.0)%

	$1,886.7	63.2%	$2,207.9	71.6%	$(321.2)	(14.5)%

nm - Percentage not meaningful.

Direct operating expenses decreased in fiscal 2024, due to lower direct operating expenses of the Television Production segment due to lower revenues from Television Production, partially offset by higher direct operating expenses of the Motion Picture segment due to higher Motion Picture revenues. See further discussion in the “Segment Results of Operations” section below.

COVID-19 Related Charges (Benefit). In fiscal 2024, direct operating expense included a benefit of $0.9 million, reflecting COVID related costs net of insurance recoveries of $1.0 million (fiscal 2023 - benefit of $8.9 million, net of insurance recoveries of $8.4 million). Direct operating expenses related to the COVID-19 global pandemic have been declining and are expected to continue to decline as the severity of the COVID-19 global pandemic continues to lessen.

Other. Other direct operating expense includes certain other development costs written off, and in fiscal 2023, other direct operating expenses also includes approximately $7.2 million in development costs written off in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment, as a result of changes in strategy across its theatrical slate. These charges are excluded from segment operating results but included in direct operating expense in the combined statement of operations and reflected in the “other” line item above.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$427.0	$270.9	$156.1	57.6%
Television Production	35.3	33.3	2.0	6.0%

	$462.3	$304.2	$158.1	52.0%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$277.7	$149.8	$127.9	85.4%

Distribution and marketing expenses increased in fiscal 2024 primarily reflects greater Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in fiscal 2024. See further discussion in the “Segment Results of Operations” section below.

General and Administrative Expenses. General and administrative expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,				Change
	2024	% of Revenues	2023	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$113.9		$109.8		$4.1	3.7%
Television Production	57.9		51.9		6.0	11.6%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	110.6		100.9		9.7	9.6%
Share-based compensation expense	54.8		69.2		(14.4)	(20.8)%
Purchase accounting and related adjustments	12.0		55.2		(43.2)	(78.3)%

Total general and administrative expenses	$349.2	11.7%	$387.0	12.5%	$(37.8)	(9.8)%

General and administrative expenses decreased in fiscal 2024, resulting from decreased purchase accounting and related adjustments and share-based compensation expense, partially offset by increased Television Production, Corporate and Motion Picture general and administrative expenses. LG Studios Business general and administrative expenses for fiscal 2024 included approximately $7.5 million from eOne from the acquisition date of December 27, 2023. See further discussion in the “Segment Results of Operations” section below.

As discussed in “Components of Results of Operations”, for purposes of preparing the combined financial statements on a carve-out basis, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $9.7 million, or 9.6%, primarily due to an increase in incentive based compensation and approximately $4.0 million allocated corporate general and administrative expenses from eOne from the acquisition date of December 27, 2023. Allocations of expenses from Lionsgate are not necessarily indicative of future expenses and do not necessarily reflect results that would have been achieved as an independent, publicly traded company for the periods presented.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. The decrease in share-based compensation expense included in general and administrative expense in fiscal 2024, as compared to fiscal 2023 is primarily due to a decrease in the number of share-based payment awards incurring expense in fiscal 2024 as compared to fiscal 2023 and a decrease in the allocation of Lionsgate corporate and shared employee share-based compensation expense. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$39.8	$42.5
Allocation of Lionsgate corporate and shared employee share-based compensation expense	15.0	26.7

Total share-based compensation included in general and administrative expense	54.8	69.2
Restructuring and other(1)	7.7	4.2

Total share-based compensation expense	$62.5	$73.4

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash charges for the accretion of the noncontrolling interest discount and the amortization of the recoupable portion of the purchase price related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $43.2 million, or 78.3%, primarily due to lower noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment of $23.5 million associated with decreased earnings of 3 Arts Entertainment in fiscal 2024 due to production delays as a result of the industry strikes, and a lower noncontrolling interest ownership percentage a result of our acquisition of an additional interest in 3 Arts Entertainment (see Note 11 to our combined financial statements). In addition, purchase accounting and related adjustments decreased due to lower noncontrolling interest discount amortization of $13.2 million, and decreased amortization of the recoupable portion of the purchase price of 3 Arts Entertainment of $6.4 million, due to the amortization periods ending in November 2022 and May 2023, respectively.

Depreciation and Amortization Expense. Depreciation and amortization of $15.6 million for fiscal 2024 was comparable to depreciation and amortization of $17.9 million in fiscal 2023.

Restructuring and Other. Restructuring and other increased $105.7 million in fiscal 2024 as compared to fiscal 2023, and includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. Restructuring and other costs were as follows for the fiscal years ended March 31, 2024 and 2023 (see Note 15 to our audited combined financial statements):

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$12.8	$5.9	$6.9	116.9%
Severance(2)
Cash	27.5	10.8	16.7	154.6%
Accelerated vesting on equity awards (see Note 13 to our audited combined financial statements)	7.7	4.2	3.5	83.3%

Total severance costs	35.2	15.0	20.2	134.7%
COVID-19 related charges	—	0.1	(0.1)	(100.0)%
Transaction and other costs(3)	84.9	6.2	78.7	nm

	$132.9	$27.2	$105.7	nm

nm - Percentage not meaningful.

(1)

Amounts in the fiscal year ended March 31, 2024 represent development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. Amounts in the fiscal year ended March 31, 2023 include an impairment of an operating lease right-of-use asset related to the LG Studios Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company.

(2)

Severance costs were primarily related to restructuring activities and other cost-saving initiatives. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne and our Motion Picture and Television Production segments.

(3)

Amounts in the fiscal years ended March 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. See Note 11 to our combined financial statements for further information. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the completion of the Transactions.

Interest Expense. Interest expense of $222.5 million in fiscal 2024, increased $59.9 million from fiscal 2023 due to higher average interest rates and balances on variable rate corporate debt and film related obligations, partially offset by a larger benefit from the interest rate swaps. The following table sets forth the components of interest expense for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving Credit Facility	$43.0	$12.9
Term loans	90.6	63.0
Other(1)	63.8	64.9

	197.4	140.8
Amortization of debt issuance costs and other non-cash interest(2)	25.1	21.8

Total interest expense	$222.5	$162.6

(1)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, IP Credit Facility, Backlog Facility and other, see Note 8 to our audited combined financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our audited combined financial statements).

(2)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to de-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our audited combined financial statements).

Interest and Other Income. Interest and other income of $19.2 million for the fiscal year ended March 31, 2024 increased as compared to interest and other income of $6.4 million for the fiscal year ended March 31, 2023, due to certain insurance recoveries in fiscal 2024.

Other Expense. Other expense of $20.0 million for fiscal 2024 decreased as compared to other expense of $21.2 million for fiscal 2023, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 19 to our audited combined financial statements).

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.3 million for fiscal 2024 is due to the write-off of issuance costs associated with the early prepayment of certain production loans.

In fiscal 2023, loss on extinguishment of debt of $1.3 million related to the write-off of debt issuance costs associated with the voluntary prepayment of the entire outstanding amount of Term Loan A due March 22, 2023.

Gain on Investments, net. Gain on investments, net, was $3.5 million for fiscal 2024, as compared to gain on investments, net of $44.0 million for fiscal 2023 which primarily represented a gain associated with the sale of a portion of our ownership interest in STARZPLAY Arabia.

Equity Interests Income. Equity interests income of $8.7 million in fiscal 2024 increased from equity interests income of $0.5 million in fiscal 2023 due to higher income generated by our equity method investees.

Income Tax Provision. On a standalone entity basis for purposes of these carve-out financial statements, we had an income tax provision of $34.2 million in fiscal 2024, compared to an income tax provision of $14.3 million in fiscal 2023. Our income tax provision differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of our pre-tax income (loss) generated across the various jurisdictions in which we operate, changes in the valuation allowance against our deferred tax assets, and certain minimum taxes and foreign withholding taxes.

As computed on a separate return basis, with the combined historical results of the LG Studios Business presented on a managed basis as discussed in “Basis of Presentation”, at March 31, 2024, we had state net operating loss carryforwards of approximately $251.6 million which expire in varying amounts beginning in 2025, Canada net operating loss carryforwards of approximately $359.6 million which expire in varying amounts beginning in 2036, Spain net operating loss carryforwards of approximately $96.1 million which expire in varying amounts beginning in 2036, and U.K. net operating loss carryforwards of approximately $95.1 million with no expiration. However, under the managed basis of presentation of the LG Studios Business, the combined historical results exclude certain deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of net operating loss carryforwards of the LG Studios Business. Following the Business Combination, through a tax sharing arrangement with Lionsgate, a substantial portion of Lionsgate’s federal net operating loss carryforwards of $1.3 billion and state net operating loss carryforwards of $1.2 billion as of March 31, 2024, are expected to be retained by the LG Studios Business. In addition, a substantial portion of Lionsgate’s U.S. tax credits on foreign taxes paid, amounting to $64.9 million as of March 31, 2024, are expected to be retained by the LG Studios Business. Lionsgate net operating loss carryforwards currently have a significant valuation allowance and the LG Studios Business would need to assess the need for a valuation allowance post Business Combination.

Net Loss attributable to Parent. Net loss attributable to Parent for the fiscal year ended March 31, 2024 was $93.5 million or basic and diluted net loss per common share of $0.42 on 253.4 million weighted average common shares outstanding. This compares to net loss attributable to Parent for the fiscal year ended March 31, 2023 of $0.3 million or basic and diluted net loss per common share of $0.00 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

See introduction to this section above under “Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023—Segment Results of Operations and Non-GAAP Measures” for further information regarding the Company’s segment profit disclosures and related non-GAAP measures.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2024 and 2023. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which discusses combined results of operations.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Operating income	$139.7	$139.6	$0.1	0.1%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	110.6	100.9	9.7	9.6%
Adjusted depreciation and amortization	10.5	12.2	(1.7)	(13.9)%
Restructuring and other	132.9	27.2	105.7	388.6%
COVID-19 related charges (benefit)	(0.9)	(8.9)	8.0	(89.9)%
Content charges	1.5	8.1	(6.6)	(81.5)%
Adjusted share-based compensation expense	54.8	69.2	(14.4)	(20.8)%
Purchase accounting and related adjustments	17.1	61.6	(44.5)	(72.2)%

Total segment profit	$466.2	$409.9	$56.3	13.7%

See Note 16 to our combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our combined statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,656.3	$1,323.7	$332.6	25.1%
Television Production	1,330.1	1,760.1	(430.0)	(24.4)%

	$2,986.4	$3,083.8	$(97.4)	(3.2)%

Segment Profit
Motion Picture	$319.4	$276.5	$42.9	15.5%
Television Production	146.8	133.4	13.4	10.0%

Total Segment Profit	$466.2	$409.9	$56.3	13.7%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,656.3	$1,323.7	$332.6	25.1%
Expenses:
Direct operating expense	796.0	666.5	129.5	19.4%
Distribution & marketing expense	427.0	270.9	156.1	57.6%

Gross contribution	433.3	386.3	47.0	12.2%
General and administrative expenses	113.9	109.8	4.1	3.7%

Segment profit	$319.4	$276.5	$42.9	15.5%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$277.7	$149.8	$127.9	85.4%
Direct operating expense as a percentage of revenue	48.1%	50.4%
Gross contribution as a percentage of revenue	26.2%	29.2%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the fiscal years ended March 31, 2024 and 2023. Motion Picture revenues for fiscal 2024 included approximately $19.5 million of revenues from eOne from the acquisition date of December 27, 2023.

	Year Ended March 31,
	2024			2023			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$222.4	$4.1	$226.5	$115.6	$5.1	$120.7	$105.8
Home Entertainment
Digital Media	459.7	192.6	652.3	354.7	172.8	527.5	124.8
Packaged Media	57.3	26.7	84.0	35.8	34.7	70.5	13.5

Total Home Entertainment	517.0	219.3	736.3	390.5	207.5	598.0	138.3
Television	240.5	33.9	274.4	173.8	44.0	217.8	56.6
International	332.9	58.1	391.0	298.7	66.3	365.0	26.0
Other	19.8	8.3	28.1	15.1	7.1	22.2	5.9

	$1,332.6	$323.7	$1,656.3	$993.7	$330.0	$1,323.7	$332.6

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue increased $105.8 million in fiscal 2024, as compared to fiscal 2023, due to an increase of $106.8 million from Lionsgate Original Releases driven by the performance of our fiscal 2024 theatrical slate, and in particular, The Hunger Games: The Ballad of Songbirds & Snakes, and to a lesser extent, Saw X. The increase was also, to a lesser extent, due to a greater number of theatrical slate releases in fiscal 2024 as compared to fiscal 2023.

Home entertainment revenue increased $138.3 million, or 23.1%, in fiscal 2024, as compared to fiscal 2023, due to higher digital media revenue of $124.8 million. The increase in digital media revenue was due to an increase from Lionsgate Original Releases of $105.0 million due to revenues from John Wick: Chapter 4 (fiscal 2023 theatrical slate title), The Hunger Games: The Ballad of Songbirds & Snakes and previous Hunger Games titles, and to a lesser extent, from a greater number of fiscal 2024 theatrical slate titles released on home entertainment digital media in fiscal 2024 as compared to fiscal 2023. The increase in digital media revenue was also due to an increase from Other Film of $19.8 million from our acquired library titles.

Television revenue increased $56.6 million, or 26.0%, in fiscal 2024, as compared to fiscal 2023, due to an increase from Lionsgate Original Releases of $66.7 million due to a greater number of television windows opening from our fiscal 2024 and fiscal 2023 theatrical slates than from our fiscal 2023 and fiscal 2022 theatrical slates in the prior fiscal year, and higher revenue recognized for those titles, and in particular, John Wick: Chapter 4, partially offset by a decrease from Other Film of $10.1 million primarily from our acquired library titles.

International revenue increased $26.0 million, or 7.1%, in fiscal 2024, as compared to fiscal 2023 due to an increase from Lionsgate Original Releases of $34.2 million driven by higher revenue generated from our fiscal

2024 and fiscal 2023 theatrical slate titles, and in particular, The Hunger Games: The Ballad of Songbirds & Snakes, as compared to the revenue generated from our fiscal 2023 and fiscal 2022 theatrical slate titles in the prior fiscal year, partially offset by a lower revenue from direct-to-platform and multi-platform releases. The increase in Lionsgate Original Releases was partially offset by a decrease from Other Film of $8.0 million from our acquired library titles.

Direct Operating Expense. The increase in direct operating expenses is due to higher motion picture revenue in fiscal 2024. Direct operating expenses as a percentage of motion picture revenue decreased slightly and is driven by the change in the mix of titles and product categories generating revenue in fiscal 2024 as compared to fiscal 2023, in particular the lower amortization rate of our fiscal 2024 theatrical slate as compared to our fiscal 2023 theatrical slate. Investment in film write-downs included in Motion Picture segment direct operating expense in fiscal 2024 were $34.6 million, as compared to $6.2 million in fiscal 2023.

Distribution and Marketing Expense. The increase in distribution and marketing expense in fiscal 2024 is due primarily to higher theatrical P&A and Premium VOD expense associated with the theatrical slate releases in fiscal 2024. In the fiscal year ended March 31, 2024 approximately $26.2 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $23.2 million in the fiscal year ended March 31, 2023. We expect Motion Picture distribution and marketing expense in fiscal 2025 to decrease as compared to fiscal 2024.

Gross Contribution. Gross contribution of the Motion Picture segment for fiscal 2024 increased $47.0 million, or 12.2%, as compared to fiscal 2023 due to higher Motion Picture revenue, partially offset by higher distribution and marketing expense and direct operating expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment increased $4.1 million, or 3.7%, primarily due to an increase in incentive based compensation.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the fiscal years ended March 31, 2024 and 2023:

	Year Ended March 31,		Increase (Decrease)
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,330.1	$1,760.1	$(430.0)	(24.4)%
Expenses:
Direct operating expense	1,090.1	1,541.5	(451.4)	(29.3)%
Distribution & marketing expense	35.3	33.3	2.0	6.0%

Gross contribution	204.7	185.3	19.4	10.5%
General and administrative expenses	57.9	51.9	6.0	11.6%

Segment profit	$146.8	$133.4	$13.4	10.0%

Direct operating expense as a percentage of revenue	82.0%	87.6%
Gross contribution as a percentage of revenue	15.4%	10.5%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the fiscal years ended March 31, 2024 and 2023. Television Production revenues for fiscal 2024 included approximately $94.3 million of revenues from eOne from the acquisition date of December 27, 2023.

	Year Ended March 31,		Change
	2024	2023	Amount	Percent
	(Amounts in millions)
Television Production
Television	$788.5	$1,144.3	$(355.8)	(31.1)%
International	228.8	277.7	(48.9)	(17.6)%
Home Entertainment
Digital	240.6	241.7	(1.1)	(0.5)%
Packaged Media	2.0	3.3	(1.3)	(39.4)%

Total Home Entertainment	242.6	245.0	(2.4)	(1.0)%
Other	70.2	93.1	(22.9)	(24.6)%

	$1,330.1	$1,760.1	$(430.0)	(24.4)%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue decreased $355.8 million, or 31.1% in fiscal 2024 as compared to fiscal 2023, due to a decrease of $243.4 million from revenues from the licensing of fewer Starz original series to Starz Networks, and lower third-party revenue from fewer television episodes delivered, which were unfavorably impacted by the WGA and SAG-AFTRA strikes. These decreases in domestic television revenue were partially offset by an increase of approximately $83.2 million for revenues from eOne from the acquisition date of December 27, 2023.

International revenue in fiscal 2024 decreased $48.9 million, or 17.6%, as compared to fiscal 2023, due to a decrease of $90.6 million from revenues from the licensing of fewer Starz original series to the Starz Business, partially offset by an increase from third-party revenue, which included significant revenue from The Continental - Season 1, and an increase of approximately $7.7 million for revenues from eOne from the acquisition date of December 27, 2023.

Home entertainment revenue in fiscal 2024 was comparable to fiscal 2023.

Other revenue in fiscal 2024 decreased $22.9 million, or 24.6% as compared to fiscal 2023, and primarily reflects lower revenue of 3 Arts Entertainment which is generated from commissions and executive producer fees earned related to talent management and was unfavorably impacted by the WGA and SAG-AFTRA strikes.

Direct Operating Expense. Direct operating expense of the Television Production segment in fiscal 2024 decreased $451.4 million, or 29.3%, due to the decrease in Television Production revenues. Direct operating expenses as a percentage of television production revenue decreased as compared to fiscal 2023, primarily due to the mix of titles generating revenue in fiscal 2024 as compared to fiscal 2023, and in particular, fiscal 2024 included significant revenue from The Continental which has a lower amortization rate as compared to the titles generating revenue in fiscal 2023. Investment in film and television programs write-downs included in Television Production segment direct operating expense in fiscal 2024 were $8.4 million as compared to $4.6 million in fiscal 2023.

Gross Contribution. Gross contribution of the Television Production segment for fiscal 2024 increased by $19.4 million as compared to fiscal 2023 due to lower television production revenue, which was more than offset by lower direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $6.0 million, or 11.6%. Television Production general and administrative expenses for fiscal 2024 included $6.0 million from eOne from the acquisition date of December 27, 2023.

Fiscal 2023 Compared to Fiscal 2022

Combined Results of Operations

The following table sets forth our combined results of operations for the fiscal years ended March 31, 2023 and 2022.

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Revenues
LG Studios Business
Motion Picture (1)	$1,323.7	$1,185.3	$138.4	11.7%
Television Production (2)	1,760.1	1,531.0	229.1	15.0%

Total revenues	3,083.8	2,716.3	367.5	13.5%
Expenses:
Direct operating	2,207.9	1,922.1	285.8	14.9%
Distribution and marketing	304.2	315.2	(11.0)	(3.5)%
General and administration	387.0	342.7	44.3	12.9%
Depreciation and amortization	17.9	18.1	(0.2)	(1.1)%
Restructuring and other	27.2	6.3	20.9	nm

Total expenses	2,944.2	2,604.4	339.8	13.0%

Operating income	139.6	111.9	27.7	24.8%
Interest expense	(162.6)	(115.0)	(47.6)	41.4%
Interest and other income	6.4	28.0	(21.6)	(77.1)%
Other expense	(21.2)	(8.6)	(12.6)	146.5%
Loss on extinguishment of debt	(1.3)	(3.4)	2.1	(61.8)%
Gain on investments, net	44.0	1.3	42.7	nm
Equity interests income (loss)	0.5	(3.0)	3.5	(116.7)%

Income before income taxes	5.4	11.2	(5.8)	(51.8)%
Income tax provision	(14.3)	(17.3)	3.0	(17.3)%

Net loss	(8.9)	(6.1)	(2.8)	45.9%
Less: Net loss attributable to noncontrolling interests	8.6	17.2	(8.6)	(50.0)%

Net income (loss) attributable to Parent	$(0.3)	$11.1	$(11.4)	(102.7)%

nm - Percentage not meaningful.

(1)

Motion Picture revenues for the years ended March 31, 2023 and 2022, includes $44.2 million and $38.0 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the years ended March 31, 2023 and 2022, includes $731.3 million and $610.2 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Combined revenues increased $367.5 million in fiscal 2023 reflecting increased revenue in the Motion Picture and Television Production segment.

Motion Picture revenue increased $138.4 million in fiscal 2023 due to higher international, theatrical, digital media home entertainment, and other revenue, partially offset by lower packaged media home entertainment and television revenue. Motion Picture revenue included $44.2 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $6.2 million from fiscal 2022.

Television Production revenue increased $229.1 million, due to increased digital home entertainment revenue, increased domestic television revenue from the licensing of Starz original series to the Starz Business, and increased international and other revenue. Television Production revenue included $731.3 million of revenue from licensing Television Production segment product to the Starz Business, representing an increase of $121.1 million from fiscal 2022.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023		2022		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$666.5	50.4%	$547.1	46.2%	$119.4	21.8%
Television Production	1,541.5	87.6%	1,373.9	89.7%	167.6	12.2%
COVID-19 related benefit	(8.9)	nm	(5.2)	nm	(3.7)	71.2%
Other	8.8	nm	6.3	nm	2.5	39.7%

	$2,207.9	71.6%	$1,922.1	70.8%	$285.8	14.9%

nm - Percentage not meaningful.

Direct operating expenses increased in fiscal 2023, due to higher Television Production and Motion Picture revenue and slightly higher other direct operating expense, partially offset by a slight increase in COVID-19 related benefit resulting from insurance and bad debt recoveries (as further described below). See further discussion in the Segment Results of Operations section below.

COVID-19 Related Charges (Benefit). We incurred certain incremental costs associated with the COVID-19 pandemic. In fiscal 2023, direct operating expense included a benefit of $8.9 million, net of insurance recoveries of $8.4 million (fiscal 2022 - benefit of $5.2 million, net of insurance recoveries of $15.6 million). The fiscal 2023 benefit also included bad debt recoveries.

Other. In fiscal 2023, other direct operating expenses includes approximately $7.2 million in development costs written off in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment, as a result of changes in strategy across its theatrical slate, with the remaining amount reflecting other corporate development costs written off.

In fiscal 2022, other direct operating expenses includes $5.9 million representing charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, which are excluded from segment operating results but included in direct operating expense in the combined statements of operations.

In addition, the remaining amounts of “other” direct operating expenses in the table above consists of the amortization of the non-cash fair value adjustments on film and television assets associated with the application of purchase accounting related to recent acquisitions.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$270.9	$282.2	$(11.3)	(4.0)%
Television Production	33.3	33.0	0.3	0.9%

	$304.2	$315.2	$(11.0)	(3.5)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$149.8	$153.3	(3.5)	(2.3)%

Distribution and marketing expenses decreased in fiscal 2023 primarily due to lower Motion Picture home entertainment distribution and marketing expense and slightly lower Motion Picture theatrical P&A and Premium VOD expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment and outside our segments were as follows for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,			Change
	2023	% of Revenues	2022	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$109.8		$93.1		$16.7	17.9%
Television Production	51.9		40.2		11.7	29.1%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	100.9		80.0		20.9	26.1%
Share-based compensation expense	69.2		70.2		(1.0)	(1.4)%
Purchase accounting and related adjustments	55.2		59.2		(4.0)	(6.8)%

Total general and administrative expenses	$387.0	12.5%	$342.7	12.6%	$44.3	12.9%

General and administrative expenses increased in fiscal 2023, resulting from increases in Corporate, Motion Picture and Television Production general and administrative expenses, partially offset by decreased purchase accounting and related adjustments and share-based compensation expense. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, for purposes of preparing the combined financial statements on a carve-out basis, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased $20.9 million, or 26.1%, primarily due to an increase in incentive based compensation. Allocations of expenses from Lionsgate are not necessarily indicative of future expenses and do not necessarily reflect results that would have been achieved as an independent, publicly traded company for the periods presented.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. The decrease in share-based compensation expense included in general and administrative expense in the fiscal year ended March 31, 2023, as compared to the fiscal year ended March 31, 2022 is primarily due to a decrease in the number of share-based payment awards incurring expense in fiscal 2023 as compared to fiscal 2022, partially offset by an increase in the allocation of Lionsgate corporate and shared employee share-based compensation expense. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2023	2022
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$42.5	$50.6
Allocation of Lionsgate corporate and shared employee share-based compensation expense	26.7	19.6

Total share-based compensation included in general and administrative expense	69.2	70.2
Restructuring and other(1)	4.2	—

Total share-based compensation expense	$73.4	$70.2

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments include the non-cash charge for the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $4.0 million, or 6.8%, primarily due to lower noncontrolling interest discount amortization of $9.5 million, partially offset by increased noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment of $5.5 million (see further detail in the reconciliation of operating income to total segment profit further below).

Depreciation and Amortization Expense. Depreciation and amortization of $17.9 million for fiscal 2023 decreased $0.2 million from $18.1 million in fiscal 2022.

Restructuring and Other. Restructuring and other increased $20.9 million in fiscal 2023 as compared to fiscal 2022, and includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. Restructuring and other costs were as follows for the fiscal year ended March 31, 2023 and 2022 (see Note 15 to our audited combined financial statements):

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Other impairments(1)	$5.9	$—	$5.9	n/a
Severance(2)
Cash	10.8	2.8	8.0	285.7%
Accelerated vesting on equity awards (see Note 13 to our audited combined financial statements)	4.2	—	4.2	n/a

Total severance costs	15.0	2.8	12.2	nm
COVID-19 related charges(3)	0.1	1.0	(0.9)	(90.0)%
Transaction and other costs(4)	6.2	2.5	3.7	148.0%

	$27.2	$6.3	$20.9	nm

nm - Percentage not meaningful.

(1)

Amounts in the fiscal year ended March 31, 2023 include impairment of an operating lease right-of-use asset related to the LG Studios Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(2)	Severance costs in the fiscal years ended March 31, 2023 and 2022 were primarily related to restructuring activities and other cost-saving initiatives.
(3)

Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(4)

Transaction and other costs in the fiscal years ended March 31, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal matters.

Interest Expense. Interest expense of $162.6 million in fiscal 2023 increased $47.6 million from fiscal 2022 due to higher average interest rates and balances on the Revolving Credit Facility, higher average interest rates on the term loans, and higher average balances and interest rates associated with film related obligations in fiscal 2023. These increases were partially offset by a decrease due to the amortization of unrealized gains in accumulated other comprehensive income (loss) related to the termination of certain of our interest rate swaps on May 20, 2022 (see Note 18 to our audited combined financial statements). The following table sets forth the components of interest expense for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023	2022
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving Credit Facility	$12.9	$6.6
Term loans	63.0	33.1
Other(1)	64.9	28.8

	140.8	68.5
Amortization of debt issuance costs and other non-cash interest(2)	21.8	46.5

Total interest expense	$162.6	$115.0

(1)

Amounts include payments and receipts associated with the Company’s interest rate swaps (see Note 18 to our audited combined financial statements) and interest payments associated with certain film obligations (Production Tax Credit Facility, IP Credit Facility, and Backlog Facility and other, see Note 8 to our audited combined financial statements). The increase in other interest expense primarily reflects an increase of $54.6 million related to film related obligations, partially offset by a $19.4 million benefit related to the Company’s interest rate swaps.

(2)

Amounts include the amortization of unrealized losses in accumulated other comprehensive loss related to de-designated interest rate swaps which are being amortized to interest expense (see Note 18 to our audited combined financial statements).

Interest and Other Income. Interest and other income of $6.4 million for the fiscal year ended March 31, 2023 compared to interest and other income of $28.0 million for the fiscal year ended March 31, 2022, due to insurance recoveries on prior shareholder litigation of $22.7 million in fiscal 2022 (see Note 17 to our audited combined financial statements).

Other Expense. Other expense of $21.2 million for fiscal 2023 compared to other expense of $8.6 million for fiscal 2022, and represented the loss recorded related to our monetization of accounts receivable programs (see Note 19 to our audited combined financial statements).

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.3 million for fiscal 2023 related to the write-off of debt issuance costs associated with the voluntary prepayment of the entire outstanding amount of Term Loan A due March 22, 2023.

In fiscal 2022, loss on extinguishment of debt of $3.4 million related to the amendment of our credit agreement to extend the maturity of a portion of our revolving credit commitments and a portion of our outstanding term A loans, repurchases of the Term Loan B, and the termination of a portion of our revolving credit commitments. See Note 7 to our audited combined financial statements.

Gain on Investments. Gain on investments of $44.0 million for fiscal 2023 primarily represented a gain associated with the sale of a portion of our ownership interest in STARZPLAY Arabia, compared to a gain on investments of $1.3 million for fiscal 2022.

Equity Interests Income (Loss). Equity interests income of $0.5 million in fiscal 2023 compared to equity interests loss of $3.0 million in fiscal 2022.

Income Tax Provision. On a standalone entity basis for purposes of these carve-out financial statements, we had an income tax provision of $14.3 million in fiscal 2023, compared to an income tax provision of $17.3 million in fiscal 2022. Our income tax provision differs from the federal statutory rate multiplied by pre-tax income (loss) due to the mix of our pre-tax income (loss) generated across the various jurisdictions in which we operate, changes in the valuation allowance against our deferred tax assets, and certain minimum taxes and foreign withholding taxes.

As computed on a separate return basis, with the combined historical results of the LG Studios Business presented on a managed basis as discussed in Basis of Presentation, at March 31, 2023, we had U.S. net operating loss carryforwards (“NOLs”) of approximately $27.0 million, which do not expire, state net operating loss carryforwards of approximately $53.9 million which expire in varying amounts beginning 2024. In addition, at March 31, 2023, we had U.S. credit carryforwards related to foreign taxes paid of approximately $7.2 million to offset future federal income taxes that will expire beginning in 2032. However, under the managed basis of presentation of the LG Studios Business, the combined historical results exclude certain deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of NOLs of the LG Studios Business. Following the Business Combination, through a tax sharing arrangement with Lionsgate, a substantial portion of Lionsgate’s federal NOLs of $1.56 billion and state NOLs of $988.2 million as of March 31, 2023, are expected to be retained by the LG Studios Business. In addition, a substantial portion of Lionsgate’s U.S. tax credits on foreign taxes paid, amounting to $73.0 million as of March 31, 2023, are expected to be retained by the LG Studios Business. Lionsgate NOLs currently have a significant valuation allowance and the LG Studios Business would need to assess the need for a valuation allowance post Business Combination.

Net Income (Loss) attributable to Parent. Net loss attributable to Parent for the fiscal year ended March 31, 2023 was $0.3 million or basic and diluted net loss per common share of $0.00 on 253.4 million weighted average common shares outstanding. This compares to net income attributable to Parent for the fiscal year ended March 31, 2022 of $11.1 million, or basic and diluted net income per common share of $0.04 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

See introduction to this section above under “Three Months Ended December 31, 2024 Compared to Three Months Ended December 31, 2023— Segment Results of Operations and Non-GAAP Measures” for further information regarding the Company’s segment profit disclosures and related non-GAAP measures.

The following table reconciles the GAAP measure, operating income, to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2023 and 2022. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which discusses combined results of operations.

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Operating income	$139.6	$111.9	$27.7	24.8%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	100.9	80.0	20.9	26.1%
Adjusted depreciation and amortization	12.2	12.4	(0.2)	(1.6)%
Restructuring and other	27.2	6.3	20.9	nm
COVID-19 related charges (benefit)	(8.9)	(5.2)	(3.7)	71.2%
Content charges	8.1	—	8.1	n/a
Charges related to Russia’s invasion of Ukraine	—	5.9	(5.9)	(100.0)%
Adjusted share-based compensation expense	69.2	70.2	(1.0)	(1.4)%
Purchase accounting and related adjustments	61.6	65.3	(3.7)	(5.7)%

Total segment profit	$409.9	$346.8	$63.1	18.2%

nm - Percentage not meaningful.

See Note 16 to our combined financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our combined statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,323.7	$1,185.3	$138.4	11.7%
Television Production	1,760.1	1,531.0	229.1	15.0%

	$3,083.8	$2,716.3	$367.5	13.5%

Segment Profit
Motion Picture	$276.5	$262.9	$13.6	5.2%
Television Production	133.4	83.9	49.5	59.0%

Total Segment Profit	$409.9	$346.8	$63.1	18.2%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,323.7	$1,185.3	$138.4	11.7%
Expenses:
Direct operating expense	666.5	547.1	119.4	21.8%
Distribution & marketing expense	270.9	282.2	(11.3)	(4.0)%

Gross contribution	386.3	356.0	30.3	8.5%
General and administrative expenses	109.8	93.1	16.7	17.9%

Segment profit	$276.5	$262.9	$13.6	5.2%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$149.8	$153.3	$(3.5)	(2.3)%
Direct operating expense as a percentage of revenue	50.4%	46.2%
Gross contribution as a percentage of revenue	29.2%	30.0%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023			2022			Total Increase (Decrease)
	Lionsgate Original Releases(1)	Other Film(2)	Total	Lionsgate Original Releases(1)	Other Film(2)	Total
			(Amounts in millions)
Motion Picture Revenue
Theatrical	$115.6	$5.1	$120.7	$54.8	$10.5	$65.3	$55.4
Home Entertainment
Digital Media	354.7	172.8	527.5	325.5	171.6	497.1	30.4
Packaged Media	35.8	34.7	70.5	64.7	50.3	115.0	(44.5)

Total Home Entertainment	390.5	207.5	598.0	390.2	221.9	612.1	(14.1)
Television	173.8	44.0	217.8	213.1	44.8	257.9	(40.1)
International	298.7	66.3	365.0	178.4	56.0	234.4	130.6
Other	15.1	7.1	22.2	9.1	6.5	15.6	6.6

	$993.7	$330.0	$1,323.7	$845.6	$339.7	$1,185.3	$138.4

(1)

Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue increased $55.4 million in fiscal 2023, as compared to fiscal 2022, due to an increase of $60.8 million from Lionsgate Original Releases driven by the performance of our fiscal 2023 theatrical slate releases, and in particular, John Wick: Chapter 4, Jesus Revolution and Plane (all released in the fourth quarter of fiscal 2023). John Wick: Chapter 4 was theatrically released on March 24, 2023, therefore fiscal 2023 reflects revenue from seven days of the title’s theatrical release. This increase was offset partially by a decrease of $5.4 million from Other Film due to lower revenue from our acquired library titles.

Home entertainment revenue decreased $14.1 million, or 2.3%, in fiscal 2023, as compared to fiscal 2022, due to lower packaged media revenue of $44.5 million, partially offset by higher digital media revenue of $30.4 million. The decrease in packaged media revenue was due to a decrease of $28.9 million from Lionsgate Original Releases due to fewer theatrical slate titles released on packaged media in fiscal 2023 as compared to fiscal 2022, resulting from the timing of our fiscal 2023 theatrical slate releases, and a decrease of $15.6 million from Other Film due to lower revenue from our acquired library and licensed library titles. The increase in digital media revenue was due to an increase of $29.5 million from Lionsgate Original Releases driven by the license of Shotgun Wedding to a direct- to-streaming platform in fiscal 2023, and revenue in fiscal 2023 from the fiscal 2022 theatrical slate release, Moonfall, partially offset by lower revenue from our direct-to-platform (i.e., subscription video-on-demand) and multi-platform releases.

Television revenue decreased $40.1 million, or 15.5%, in fiscal 2023, as compared to fiscal 2022, due to a decrease from Lionsgate Original Releases of $39.3 million due to fewer television windows opening for our theatrical slate titles than in fiscal 2022 resulting from the timing of our fiscal 2023 theatrical slate releases. In particular, fiscal 2023 included revenue from the fiscal 2023 theatrical release, The Unbearable Weight of Massive Talent, and the fiscal 2022 theatrical releases, American Underdog and Moonfall. These compared to revenue in fiscal 2022 from the fiscal 2022 theatrical releases, Spiral, The Hitman’s Wife’s Bodyguard and Voyager, and the fiscal 2021 theatrical releases, Chaos Walking, Barb and Star Go to Vista Del Mar and Fatale.

International revenue increased $130.6 million, or 55.7%, in fiscal 2023, as compared to fiscal 2022, due to an increase from Lionsgate Original Releases of $120.3 million due to higher revenue generated in fiscal 2023 from our fiscal 2023 theatrical slate titles as compared to the revenue in fiscal 2022 from our fiscal 2022 theatrical slate titles, and higher revenue from direct-to-platform (i.e., SVOD) and multi-platform releases. In particular, fiscal 2023 included significant international revenue from the fiscal 2023 theatrical slate titles John Wick: Chapter 4, Shotgun Wedding, and The Unbearable Weight of Massive Talent. In addition, the increase in international revenue reflected an increase of $10.3 million from Other Film due to higher revenue in fiscal 2023 from our acquired library titles.

Direct Operating Expense. The increase in direct operating expenses is due to higher motion picture revenue in fiscal 2023. The increase in direct operating expenses as a percentage of motion picture revenue is driven by the change in the mix of titles and product categories generating revenue in fiscal 2023 as compared to fiscal 2022, including the higher amortization rate of the fiscal 2023 theatrical slate titles as compared to the fiscal 2022 theatrical slate titles. In addition, fiscal 2023 included an increase in development write-offs of $19.1 million on Lionsgate Original Releases, and an increase of $4.9 million related to foreign exchange losses. Investment in film write-downs included in Motion Picture segment direct operating expense in fiscal 2023 were $6.2 million, as compared to $1.2 million in fiscal 2022.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in fiscal 2023 is due to lower home entertainment distribution and marketing expense and slightly lower theatrical P&A and Premium VOD expense for Lionsgate Original Releases. Theatrical P&A and Premium VOD expense decreased due to lower expense associated with the fiscal 2023 theatrical slate releases, partially offset by higher expense for films to be released in subsequent quarters. In fiscal 2023, approximately $23.2 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters (Are You There God? It’s Me, Margaret, White Bird: A Wonder Story and The Ballad of Songbirds and Snakes), compared to approximately $14.1 million in fiscal 2022. We expect Motion Picture distribution and marketing expense in fiscal 2024 to increase as compared to fiscal 2023, due to our larger expected fiscal 2024 theatrical slate and related theatrical P&A expense.

Gross Contribution. Gross contribution of the Motion Picture segment for fiscal 2023 increased $30.3 million, or 8.5%, as compared to fiscal 2022 due to higher Motion Picture revenue and lower distribution and marketing expense, partially offset by higher direct operating expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment increased $16.7 million, or 17.9%, due to an increase in incentive based compensation.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Change
	2023	2022	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,760.1	$1,531.0	$229.1	15.0%
Expenses:
Direct operating expense	1,541.5	1,373.9	167.6	12.2%
Distribution & marketing expense	33.3	33.0	0.3	0.9%

Gross contribution	185.3	124.1	61.2	49.3%
General and administrative expenses	51.9	40.2	11.7	29.1%

Segment profit	$133.4	$83.9	$49.5	59.0%

Direct operating expense as a percentage of revenue	87.6%	89.7%
Gross contribution as a percentage of revenue	10.5%	8.1%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the fiscal years ended March 31, 2023 and 2022:

	Year Ended March 31,		Increase (Decrease)
	2023	2022	Amount	Percent
	(Amounts in millions)
Television Production
Television	$1,144.3	$1,094.5	$49.8	4.6%
International	277.7	256.5	21.2	8.3%
Home Entertainment Revenue
Digital	241.7	85.1	156.6	184.0%
Packaged Media	3.3	6.9	(3.6)	(52.2)%

Total Home Entertainment Revenue	245.0	92.0	153.0	166.3%
Other	93.1	88.0	5.1	5.8%

	$1,760.1	$1,531.0	$229.1	15.0%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased in fiscal 2023 as compared to fiscal 2022, due to an increase of $62.6 million from revenues from the licensing of Starz original series (Power Book II: Ghost Season 3, Power Book IV: Force Season 2, Heels Season 2, P-Valley Season 2, BMF Season 2, and Power Book III: Raising Kanan Seasons 2 and 3, among others) to the Starz Business, partially offset by a decrease from fewer television episodes delivered to third-parties.

International revenue in fiscal 2023 increased $21.2 million, or 8.3%, as compared to fiscal 2022, due to revenue in fiscal 2023 from Mythic Quest Season 3, The First Lady Season 1 and Acapulco Season 2, as compared to revenue in fiscal 2022 from Pam & Tommy Season 1, Dear White People Season 4 and Acapulco Season 1. In addition, the increase reflects an increase of $8.5 million from revenues from the licensing of Starz original series to the Starz Business.

Home entertainment revenue in fiscal 2023 increased $153.0 million, or 166.3%, as compared to fiscal 2022, due to digital media revenue in fiscal 2023 from Schitt’s Creek Seasons 1 to 6 from the license to a streaming platform, Nashville Season 1 to 6, and Ghosts Season 1, which compared to digital media revenue in fiscal 2022 for Weeds Seasons 1 to 8 and Welcome to Flatch Season 1. In addition, the increase reflects higher digital media revenues of $49.6 million from the licensing of Starz original series to the Starz Business.

Other revenue increased in fiscal 2023 as compared to fiscal 2022, and primarily includes revenue of 3 Arts Entertainment which is generated from commissions and executive producer fees earned related to talent management.

Direct Operating Expense. Direct operating expense of the Television Production segment in fiscal 2023 increased $167.6 million, or 12.2%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue decreased slightly as compared to fiscal 2022, primarily due to the mix of titles generating revenue in fiscal 2023 as compared to fiscal 2022. In addition, fiscal 2023 included lower write-downs to fair value of investment in film and television programs, amounting to $4.6 million in aggregate, as compared to $34.9 million in fiscal 2022.

Gross Contribution. Gross contribution of the Television Production segment for fiscal 2023 increased by $61.2 million as compared to fiscal 2022 due to increased television production revenue, partially offset by higher direct operating expenses.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $11.7 million, or 29.1%, due to increases in salaries and related expenses and incentive based compensation.

Liquidity and Capital Resources

Sources of Cash

Our liquidity and capital requirements in the nine months ended December 31, 2024 were provided principally through cash generated from operations, our Intercompany Note, Intercompany Revolver, eOne IP Credit Facility, LG IP Credit Facility, our film related obligations (as further discussed below), the monetization of trade accounts receivable and prior to the Studio Separation, Lionsgate’s Senior Credit Facilities and parent net investments. Prior to the Studio Separation, from time to time, sources of cash also included cash generated from the Starz Business and contributed to the LG Studios Business through parent net investment.

As discussed in “Studio Separation and Business Combination”, on May 13, 2024, Lionsgate consummated the transactions contemplated by the Business Combination which, in addition to establishing the LG Studios Business as a standalone publicly traded entity, resulted in approximately $330.0 million of gross proceeds, including $254.3 million in PIPE financing. Shortly after the closing of the Business Combination, approximately $299.0 million was transferred to a wholly-owned subsidiary of Lionsgate in partial repayment of the Intercompany Note described below.

As of December 31, 2024 and March 31, 2024 we had cash and cash equivalents of $186.2 million and $277.0 million, respectively.

Corporate Debt

Our corporate debt at December 31, 2024, excluding film related obligations discussed further below, consisted of the following:

•

Intercompany Note and Assumption Agreement: In connection with the Studio Separation and Business Combination, on May 8, 2024, Lions Gate Capital Holdings LLC, a Delaware limited liability company and subsidiary of Lionsgate (“LGCH”), which is not a consolidated subsidiary of Lionsgate Studios entered into an intercompany note and assumption agreement (the “Intercompany Note”) with Lions Gate Television Inc., a Delaware corporation and wholly owned consolidated subsidiary of the Company (“LGTV”).

The Intercompany Note at December 31, 2024, excluding the Intercompany Revolver and film related obligations discussed further below, consisted of the following:

•

LGTV Revolver. We have a $1.1 billion revolving credit facility (with $390.0 million outstanding at December 31, 2024) due April 2026 (the “LGTV Revolver”). We maintain significant availability under our LGTV Revolver, which is currently used to meet our short-term liquidity requirements, and could also be used for longer term liquidity requirements.

•	LGTV Term Loan A. We have a term loan A facility due April 2026 (the “LGTV Term Loan A”), with $314.4 million outstanding at December 31, 2024.

•

In November 2024, the Company paid in full the term loan B facility due March 2025 (the “LGTV Term Loan B”, and, together with the LGTV Revolving Credit Facility and the LGTV Term Loan A, the “Intercompany Note”).

•

Intercompany Revolver: In connection with the Studio Separation and Business Combination, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned consolidated subsidiary of the Company (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of Lionsgate (“LGCH1”) entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. There was $134.4 million outstanding and due to LGCH1 at December 31, 2024. The Intercompany Revolver will, among other things, terminate in connection with a full separation of the entities.

•

eOne IP Credit Facility: In July 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries, with $331.5 million outstanding as of December 31, 2024. The eOne IP Credit Facility matures on July 3, 2029.

•

LG IP Credit Facility: In September 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million as of December 31, 2024, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. As of December 31, 2024, $850.0 million was outstanding under the LG IP Credit Facility. The LG IP Credit Facility matures on September 30, 2029.

•

Lionsgate Exchange Notes and Existing Notes: As discussed in Note 7 to our unaudited condensed consolidated financial statements, on May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Lionsgate, which is not a consolidated subsidiary of Lionsgate Studios, issued $389.9 million aggregate principal amount of the 5.5% senior notes due 2029 (the “Exchange Notes”). The Exchange Notes were exchanged by Lionsgate for an equivalent amount of Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the separation of the Starz Business from the Studio Business. Lionsgate may redeem the Exchange Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture governing the Exchange Notes, at certain specified redemption prices set forth in the indenture governing the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Exchange Notes and Existing Notes and related interest expense are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company and certain of its subsidiaries are guarantors under the Exchange Notes and Existing Notes. Upon completion of the separation of the Starz Business from the Studio Business, the Exchange Notes will become obligations of the Company and will be reflected in the Company’s unaudited condensed consolidated financial statements.

Lionsgate’s Senior Credit Facilities

See Note 7 to our audited combined financial statements for a discussion of Lionsgate’s Senior Credit Facilities reflected as corporate debt in periods prior to the Studio Separation.

Film Related Obligations

We utilize our film related obligations to fund our film and television productions. Our film related obligations at December 31, 2024 include the following:

•

Production Loans: Production loans represent individual and multi-title loans for the production of film and television programs that we produce or license. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis. At December 31, 2024 and March 31, 2024, there was $1,346.0 million and $1,292.2 million, respectively, outstanding of production loans.

•

Production Tax Credit Facility: At December 31, 2024, we had a $260.0 million non-recourse senior secured revolving credit facility due January 2025 based on collateral consisting solely of certain of the Company’s tax credit receivables (the “Production Tax Credit Facility”). As of December 31, 2024, tax credit receivables amounting to $353.1 million represented collateral related to the Production Tax Credit Facility. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. At December 31, 2024 and March 31, 2024 there was $257.8 million and $260.0 million, respectively, outstanding under the Production Tax Credit Facility. In January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million.

•

Film Library Facility: In July 2021, as amended in September 2022, certain of our subsidiaries entered into a senior secured amortizing term credit facility due July 2027 (the “Film Library Facility”) based on the collateral consisting solely of certain of our rights in certain acquired library titles, including the Spyglass and other recently acquired libraries. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. At December 31, 2024 and March 31, 2024, there was $87.5 million and $109.9 million, respectively, outstanding under the Film Library Facility.

•	Backlog Facility and Other:

•

Backlog Facility. In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. The Backlog Facility revolving period finishes on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years and 90 days after the revolving period ends, currently August 14, 2027. As of December 31, 2024 and March 31, 2024 there was $151.9 million and $175.0 million, respectively, outstanding under the Backlog Facility.

•

Other. The Company has other loans which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of December 31, 2024 and March 31, 2024, there was $27.1 million and $112.3 million, respectively, outstanding under the “other” loans, with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to $20.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to $11.0 million represented collateral related to the “other” loans.

See Note 8 to our unaudited condensed consolidated financial statements and Note 8 to our audited combined financial statements for a discussion of our film related obligations.

Accounts Receivable Monetization and Governmental Incentives

Our accounts receivable monetization programs include individual agreements to monetize certain of our trade accounts receivable directly with third-party purchasers and previously have included a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions.

In addition, we utilize governmental incentives, programs and other structures from states and foreign countries (e.g., sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies or cash rebates, calculated based on the amount of money spent in the particular jurisdiction in connection with the production) to fund our film and television productions and reduce financial risk.

See Note 19 to our unaudited condensed consolidated financial statements and Note 19 to our audited combined financial statements for our accounts receivable monetization programs and our tax credit receivables.

Uses of Cash

Our principal uses of cash in operations include the funding of film and television productions, film rights acquisitions, the distribution and marketing of films and television programs, and general and administrative expenses. We also use cash for debt service (i.e. principal and interest payments) requirements, equity method or other equity investments, capital expenditures, and acquisitions of or investment in businesses.

In addition, the Company has a redeemable noncontrolling interest balance of $99.7 million as of December 31, 2024, related to its acquisition of a controlling interest, consisting of a limited liability company interest in 3 Arts Entertainment, and $93.2 million included in other liabilities-non current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest which may require the use of cash in the event the holders of the noncontrolling interests require the Company to repurchase their interests (see Note 10 to our unaudited condensed consolidated financial statements).

We may from time to time seek to retire or purchase or refinance our outstanding debt through cash purchases, and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, refinancings, or otherwise. Such repurchases or exchanges or refinancings, if any, will depend on prevailing market conditions, our liquidity requirements, our assessment of opportunities to lower interest expense, contractual restrictions and other factors, and such repurchases or exchanges could result in a charge from the early extinguishment of debt. The amounts involved may be material.

Anticipated Cash Requirements. The nature of our business is such that significant initial expenditures are required to produce, acquire, distribute and market films and television programs, while revenues from these films and television programs are earned over an extended period of time after their completion or acquisition. In addition to the cash requirements of any potential future redemption of our noncontrolling interests as discussed above, which we may fund with a combination of cash on hand, borrowings under our line of credit and/ or new financing arrangements, we have other anticipated cash requirements outside of our normal operations.

In the short-term, we currently expect that our cash requirements for productions will increase and our marketing spend will decrease in fiscal 2025 as compared to fiscal 2024.

However, we currently believe that cash flow from operations, cash on hand, Intercompany Note availability, Intercompany Revolver availability, the monetization of trade accounts receivable, tax-efficient financing, the availability from other financing obligations and available production or intellectual property financing, will be adequate to meet known operational cash and debt service (i.e. principal and interest payments) requirements for the next 12 months and beyond, including the funding of future film and television production and theatrical and home entertainment release schedules, and future equity method or other investment funding requirements. We monitor our cash flow liquidity, availability, fixed charge coverage, capital base, film spending and leverage ratios with the long-term goal of maintaining our credit worthiness.

Our current financing strategy is to fund operations and to leverage investment in films and television programs in the short-term and long-term, through our cash flow from operations, our revolving credit facility, eOne IP Credit Facility, LG IP Credit Facility, production loans, government incentive programs, the monetization of trade accounts receivable, our Production Tax Credit Facility, our Film Library Facility, our Backlog Facility, and other obligations. In addition, we may acquire businesses or assets, including individual films or libraries that are complementary to our business. Any such transaction could be financed through our cash flow from operations, credit facilities, equity or debt financing. If additional financing beyond our existing cash flows from operations and credit facilities cannot fund such transactions, there is no assurance that such financing will be available on terms acceptable to us. Our ability to obtain any additional financing will depend on, among other things, our business plans, operating performance, the condition of the capital markets at the time we seek financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and rising interest rates and bank failures has caused disruption in the capital markets, which could make financing more difficult and/or expensive, and we may not be able to obtain such financing. We may also dispose of businesses or assets, including individual films or libraries, and use the net proceeds from such dispositions to fund operations or such acquisitions, or to repay debt.

Material Cash Requirements from Known Contractual and Other Obligations. Our material cash requirements from known contractual and other obligations primarily relate to our Intercompany Note and film related obligations. The following table sets forth our significant contractual and other obligations as of December 31, 2024 and the estimated timing of payment:

	Total	Next 12 Months	Beyond 12 Months
	(Amounts in millions)
Future annual repayment of debt and other obligations recorded as of December 31, 2024 (on-balance sheet arrangements)
Corporate debt:
Intercompany Revolver(1)	$134.4	$134.4	$—
Intercompany Note(1)
LGTV Revolver	390.0	—	390.0
LGTV Term Loan A	314.4	—	314.4
eOne IP Credit Facility(1)	331.5	34.0	297.5
LG IP Credit Facility(1)	850.0	85.0	765.0
Film related obligations(2)	1,870.3	1,421.2	449.1
Content related payables(3)	41.8	33.5	8.3
Operating lease obligations	341.5	47.5	294.0

	4,273.9	1,755.6	2,518.3

	Total	Next 12 Months	Beyond 12 Months
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments(4)	263.3	141.7	121.6
Interest payments(5)	358.2	131.7	226.5
Other contractual obligations	430.7	93.4	337.3

	1,052.2	366.8	685.4

Total future repayment of debt and other commitments under contractual obligations(6)	$5,326.1	$2,122.4	$3,203.7

(1)	See Note 7 to our unaudited condensed consolidated financial statements for further information on our corporate debt.
(2)	See Note 8 to our unaudited condensed consolidated financial statements for further information on our film related obligations.
(3)	Content related payables include minimum guarantees included on our consolidated balance sheet, which represent amounts payable for film or television rights that we have acquired or licensed.
(4)

Film related obligations commitments include distribution and marketing commitments, minimum guarantee commitments, and production loan commitments not reflected on the consolidated balance sheets as they did not then meet the criteria for recognition.

(5)

Includes cash interest payments on our Intercompany Note, eOne IP Credit Facility, LG IP Credit Facility, and film related obligations, based on the applicable SOFR interest rates at December 31, 2024, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(6)

Not included in the amounts above are $93.2 million included in other liabilities-non current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest and $99.7 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that we are unable to make sufficiently reliable estimations of future payments (see Note 10 to our unaudited condensed consolidated financial statements).

For additional details of contingencies, see Note 17 to our unaudited condensed consolidated financial statements and Note 17 to our audited combined financial statements.

Post Completion of the Transactions Restructuring of Lionsgate Studio Corporate Debt

In connection with the completion of the Transactions, the Intercompany Note and Intercompany Revolver are expected to be terminated. Additionally, upon completion of the Transactions, the Exchange Notes are expected to become obligations of the Company and will be reflected in the Company’s financial statements at that time. Our ability to fund our operations and capital needs depends upon our ability to generate ongoing cash from operations and our access to the capital markets.

We anticipate that the Lionsgate Senior Credit Facilities will be terminated upon completion of the Transactions.

We further anticipate the Company will enter into new revolving credit and asset backed facilities with an aggregate principal amount sufficient to repay the then current outstanding principal balances of Lionsgate’s Revolving Credit Facility and Term Loan A. As of December 31, 2024, the outstanding balances under Lionsgate’s Revolving Credit Facility and Term Loan A are $390.0 million and $314.4 million, respectively. Interest rates on borrowings are expected to be based on prevailing market interest rates for borrowers of a similar size and credit rating as us, which we currently estimate to be more than our current rates on Lionsgate’s existing Senior Credit Facilities. However, there can be no assurance we can obtain financing at these rates which will depend on a number of factors including the market conditions at the time. See “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” included elsewhere in this prospectus for more information. The amounts to be refinanced prior to or at the time of the completion of the Transactions will differ from amounts outstanding as of December 31, 2024 and depending on the market conditions and cash levels at Lionsgate at the time of the completion of the Transactions, New Lionsgate could borrow more than or less than the amounts outstanding under our existing debt arrangements.

We expect the new facilities to include customary events of default and affirmative and negative covenants as well as a maintenance covenants.

As previously discussed, a portion of Lionsgate’s senior notes that were not part of the Exchange Notes as described above, amounting to $325.1 million will remain obligations of the Starz Business upon completion of the Transactions. Additionally, Lionsgate currently anticipates that the Starz Business will have an initial minimum cash balance of approximately $12 million following the completion of the Transactions. The minimum cash balance could require Lionsgate to either transfer cash to or receive cash from the Starz Business in connection with the completion of the Transactions.

A final determination regarding our debt and capital structure and the debt and capital structure of the Starz Business has not yet been made. Our ability to obtain financing and the terms and amounts of such financing will depend on, among other things, our business plans, operating performance, the condition of capital markets at the time we seek financing, and short and long-term debt ratings assigned by independent rating agencies.

Following the completion of the Transactions and debt restructuring, we expect to begin operations as an independent company with cash and cash equivalents as set forth under “Capitalization”, included elsewhere in this prospectus. We believe that our financing arrangements, future cash from operations and access to capital markets will provide adequate resources to fund our future cash flow needs.

Discussion of Operating, Investing, Financing Cash Flows

Nine Months Ended December 31, 2024 Compared to Nine Months Ended December 31, 2023

Cash, cash equivalents and restricted cash decreased by $90.9 million for the nine months ended December 31, 2024 and increased by $45.5 million for the nine months ended December 31, 2023, before foreign exchange effects on cash. Components of these changes are discussed below in more detail.

Operating Activities. Cash flows provided by (used in) operating activities for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023	Net Change
	(Amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(362.9)	$401.5	$(764.4)

Cash flows used in operating activities for the nine months ended December 31, 2024 were $362.9 million compared to cash flows provided by operating activities of $401.5 million for the nine months ended December 31, 2023.

The decrease in cash provided by operating activities is due to greater cash used in changes in operating assets and liabilities of $798.8 million. The decrease in cash provided by changes in operating assets and liabilities was driven by higher cash used for investment in film and television programs, increases in amounts due from the Starz Business, decreases in participations and residuals, and greater decreases in accounts payable and accrued liabilities, partially offset by greater proceeds from decreases in accounts receivable, net, and increases in deferred revenue.

Investing Activities. Cash flows used in investing activities for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 3)	$12.0	$—
Purchase of eOne, net of cash acquired (see Note 3)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.2
Investment in equity method investees and other	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	(35.0)	—
Other	0.8	16.5
Capital expenditures	(9.9)	(5.1)

Net Cash Flows Used In Investing Activities	$(32.6)	$(325.8)

Cash flows used in investing activities were $32.6 million for the nine months ended December 31, 2024 compared to cash flows used in investing activities of $325.8 million for the nine months ended December 31, 2023, primarily due to cash used for the acquisition of a film library and related assets, partially offset by proceeds from the settlement of certain working capital items pursuant to the Purchase Agreement for eOne in the current period as compared to cash used for the purchase of eOne, net of cash acquired, in the prior year’s period.

Financing Activities. Cash flows provided by (used in) financing activities for the nine months ended December 31, 2024 and 2023 were as follows:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Financing Activities:
Debt- borrowings	$3,555.6	$2,270.5
Debt- repurchases and repayments	(3,317.0)	(1,926.0)

Net proceeds from (repayments and repurchases of) debt	238.6	344.5
Film related obligations - borrowings	1,494.9	1,072.9
Film related obligations - repayments	(1,582.3)	(1,317.7)

Net proceeds from (repayments of) film related obligations	(87.4)	(244.8)
Net cash proceeds from the Business Combination and related transactions	281.7	—
Parent net investment	(95.5)	(127.6)
Other financing activities	(32.8)	(2.3)

Net Cash Flows Provided By (Used In) Financing Activities	$304.6	$(30.2)

Cash flows provided by financing activities were $304.6 million for the nine months ended December 31, 2024 compared to cash flows used in financing activities of $30.2 million for the nine months ended December 31, 2023. Parent net investment reflects the net funding provided to or distributions received from the Starz Business prior to the Studio Separation.

Cash flows provided by financing activities for the nine months ended December 31, 2024 primarily reflects the net proceeds from the Business Combination and related transaction of $281.7 million and net proceeds from debt of $238.6 million, which was partially offset by net film related obligations repayments of $87.4 million, and cash used for other financing activities of $32.8 million. Net proceeds from debt of $238.6 million in the nine months ended December 31, 2024 included the below transactions, along with required repayments on our term loans and borrowings and repayments under our revolving credit facility for working capital purposes:

•	In May 2024, we used the proceeds from the Business Combination to prepay $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B.

•

In July 2024 and September 2024, we borrowed $340.0 million under the eOne IP Credit Facility and $455.0 million under the LG IP Credit Facility, respectively. In September 2024, we used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the LGTV Term Loan B.

•	In November 2024, we borrowed $265.0 million under the LG IP Credit Facility, and used the net proceeds to pay in full the remaining $250.0 million principal amount of the Term Loan B.

•	In December 2024, we borrowed $130.0 million under the LG IP Credit Facility.

Cash flows used in parent net investment for the nine months ended December 31, 2024 of $95.5 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business prior to the Studio Separation.

Cash flows used in financing activities for the nine months ended December 31, 2023 primarily reflects net film related obligations repayments of $244.8 million due to net repayments under production loans and the Production Tax Credit Facility of $165.2 million and net repayments under the Backlog Facility, Film Library Facility and other of $79.6 million. These uses of cash were partially offset by net proceeds from debt of $344.5 million in the nine months ended December 31, 2023, which included net borrowings under our revolving credit facility of $375.0 million to fund the purchase of eOne, which were offset by required repayments on our term loans and payments for other financing activities of $2.3 million.

Cash flows used in parent net investment for the nine months ended December 31, 2023 of $127.6 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

Fiscal 2024 Compared to Fiscal 2023 and Fiscal 2023 Compared to Fiscal 2022

Cash, cash equivalents and restricted cash increased by $82.2 million for the fiscal year ended March 31, 2024, decreased by $17.1 million for the fiscal year ended March 31, 2023 and decreased by $90.2 million for the fiscal year ended March 31, 2022, before foreign exchange effects on cash. Components of these changes are discussed below in more detail.

Operating Activities. Cash flows provided by operating activities for the fiscal years ended March 31, 2024 and 2023 were as follows:

	Year Ended March 31,
	2024	2023	2022	2024 vs 2023 Net Change	2023 vs 2022 Net Change
	(Amounts in millions)
Net Cash Flows Provided By Operating Activities	$488.9	$346.1	$(435.0)	$142.8	$781.1

Cash flows provided by operating activities for the fiscal year ended March 31, 2024 were $488.9 million compared to cash flows provided by operating activities of $346.1 million for the fiscal year ended March 31, 2023 and cash flows used in operating activities of $435.0 million for the fiscal year ended March 31, 2022.

The increase in cash provided by operating activities is due to greater cash provided by changes in operating assets and liabilities of $483.7 million. The greater cash provided by changes in operating assets and liabilities was driven by lower cash used for investment in film and television programs and program rights, greater proceeds from decreases in accounts receivable, net, and increases in deferred revenue, partially offset by lower increases in participations and residuals and greater decreases in accounts payable and accrued liabilities. Fiscal 2023 also included proceeds from the termination of interest rate swaps (see further discussion below for interest rate swap transactions in fiscal 2023).

During the fiscal year ended March 31, 2023, we terminated certain interest rate swaps (a portion of which were considered hybrid instruments with a financing component and an embedded at-market derivative that was a designated cash flow hedge), and received approximately $56.4 million. The $56.4 million received was classified in the combined statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps (and presented in the “proceeds from the termination of interest rate swaps” line item on the combined statement of cash flows), and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million) (see “Financing Activities” below). See Note 18 to our audited combined financial statements.

Investing Activities. Cash flows provided by (used in) investing activities for the fiscal years ended March 31, 2024, 2023 and 2022 were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Investing Activities:
Purchase of eOne, net of cash acquired (see Note 2)	$(331.1)	$—	$—
Proceeds from the sale of equity method and other investments	5.2	46.3	1.5
Investment in equity method investees and other	(13.3)	(17.5)	(14.0)
Distributions from equity method investees and other	0.8	1.9	7.2
Acquisition of assets (film library and related assets)	—	—	(161.4)
Other	16.5	7.1	(7.9)
Capital expenditures	(9.9)	(6.5)	(6.1)

Net Cash Flows Provided By (Used In) Investing Activities	$(331.8)	$31.3	$(180.7)

Cash flows used in investing activities were $331.8 million for the fiscal year ended March 31, 2024 compared to cash flows provided by investing activities of $31.3 million for the fiscal year ended March 31, 2023 and cash flows used in investing activities of $180.7 million for the fiscal year ended March 31, 2022. Cash used in investing activities in fiscal 2024 reflects cash used for the purchase of eOne, net of cash acquired. Cash provided by investing activities in fiscal 2023 reflects proceeds from the sale of a portion of our ownership interest in STARZPLAY Arabia, partially offset by cash used for investment in equity method investees and other as reflected above. Cash used in investing activities in fiscal 2022 primarily relates to cash used for the acquisition of a film library and related assets and investment in equity method investees and other as reflected above.

Financing Activities. Cash flows used in financing activities for the fiscal years ended March 31, 2024, 2023 and 2022 were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Financing Activities:
Debt- borrowings	$3,145.0	$1,523.0	$1,494.3
Debt- repurchases and repayments	(2,611.4)	(1,745.8)	(1,629.5)

Net repayments and repurchases of debt	533.6	(222.8)	(135.2)
Film related obligations- borrowings	1,820.8	1,584.7	1,083.0
Film related obligations- repayments	(1,942.9)	(956.5)	(272.6)

Net proceeds from film related obligations	(122.1)	628.2	810.4
Parent net investment	(290.1)	(621.3)	(119.7)
Other financing activities	(196.3)	(178.6)	(30.0)

Net Cash Flows Used In Financing Activities	$(74.9)	$(394.5)	$525.5

Cash flows used in financing activities were $74.9 million for the fiscal year ended March 31, 2024 compared to cash flows used in financing activities of $394.5 million for the fiscal year ended March 31, 2023. Parent net investment reflects the net funding provided to or distributions received from the Starz Business.

Cash flows used in financing activities for fiscal 2024 primarily reflects parent net investment of $290.1 million, net cash used for other financing activities of $196.3 million, representing primarily the purchase of an additional interest in 3 Arts Entertainment of approximately $194 million, and net film related obligations repayments of $122.1 million due to net repayments under production loans and the Production Tax Credit Facility of $146.3 million, offset by net borrowings under the Backlog Facility, IP Credit Facility and other of $24.2 million.

These uses of cash were partially offset by net proceeds from debt of $533.6 million in fiscal 2024, which included net borrowings under our revolving credit facility of $575.0 million (of which $375.0 million was used to fund the purchase of eOne and approximately $194 million was used to fund the acquisition of an additional interest in 3 Arts Entertainment), which were offset by required repayments on our term loans.

Cash flows used in parent net investment in fiscal 2024 of $290.1 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

Cash flows used in financing activities for fiscal 2023 primarily reflects net debt repayments and repurchases of $222.8 million, parent net investment of $621.3 million and other financing activities of $178.6 million, offset by net film related obligations borrowings of $628.2 million due to net borrowings under production loans and the Production Tax Credit Facility of $385.4 million and net borrowings under the Backlog Facility, IP Credit Facility and Distribution Loans of $242.8 million.

Net debt repayments and repurchases of $222.8 million in fiscal 2023 included the below transaction, along with required repayments on our term loans:

•	In April 2022, we voluntarily prepaid the entire outstanding principal amount of the Term Loan A due March 22, 2023 of $193.6 million.

Cash flows used in parent net investment in fiscal 2023 of $621.3 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

In addition, other financing activities in the fiscal year ended March 31, 2023 includes $134.5 million for interest rate swap settlement payments due to the pay down of the financing component of our terminated interest rate swaps in fiscal 2023 (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million) (see discussion above in “Operating Activities”, and Note 18 to our audited combined financial statements). Other financing activities also includes the purchase of noncontrolling interest of $36.5 million representing the settlement of the exercised Pilgrim Media Group put option.

Cash flows provided by financing activities for fiscal 2022 primarily reflects net proceeds from film related obligations of $810.4 million due to net borrowings under production loans and the Production Tax Credit Facility of $691.7 million and net borrowings under the IP Credit Facility of $118.7 million, offset by net debt repayments and repurchases of $135.2 million. Net debt repayments and repurchases of $135.2 million in fiscal 2022 include the below transactions, along with required repayments on our term loans and other items:

•

On April 6, 2021, we amended our Credit Agreement to, among other things, extend the maturity of a portion of our revolving credit commitments, amounting to $1.25 billion, and a portion of our outstanding term A loans, amounting to $444.9 million to April 6, 2026.

•	During fiscal 2022, the Company also completed a series of repurchases of the Term Loan B and, in aggregate, paid $95.3 million to repurchase $96.0 million principal amount of the Term Loan B.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Currency and Interest Rate Risk Management

Market risks relating to our operations result primarily from changes in interest rates and changes in foreign currency exchange rates. Our exposure to interest rate risk results from the financial debt instruments that arise from transactions entered into during the normal course of business. As part of our overall risk management program, we evaluate and manage our exposure to changes in interest rates and currency exchange risks on an ongoing basis. Hedges and derivative financial instruments will continue to be used in the future in order to manage our interest rate and currency exposure. We have no intention of entering into financial derivative contracts, other than to hedge a specific financial risk. See Note 18 to our unaudited condensed consolidated financial statements for additional information on our financial instruments, and see “Quantitative and Qualitative Disclosures About Market Risk” found in our Prospectus.

Certain of our borrowings, primarily borrowings under our Intercompany Note, eOne IP Credit Facility, LG IP Credit Facility, and our film related obligations, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. The applicable margin with respect to loans under the LGTV Revolver and LGTV Term Loan A is a percentage per annum equal to SOFR plus 0.10% plus 1.75% margin. Advances under the eOne Credit Facility and LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. Assuming the LGTV Revolver is drawn up to its maximum borrowing capacity of $1.1 billion, based on the applicable SOFR in effect as of December 31, 2024, each quarter point change in interest rates would result in a $5.6 million change in annual net interest expense on the LGTV Revolver, LGTV Term Loan A, eOne IP Credit Facility, LG IP Credit Facility, and interest rate swap agreements.

The variable interest film related obligations (which includes our production loans, Production Tax Credit Facility, Film Library Facility, Backlog Facility and other) incur primarily SOFR-based interest, with applicable margins ranging from 0.25% to 3.25% per annum. A quarter point increase of the interest rates on the variable interest film related obligations would result in $3.3 million in additional costs capitalized to the respective film or television asset for production loans (based on the outstanding principal amount of such loans), and a $1.4 million change in annual net interest expense (based on the outstanding principal amount of such loans, and assuming the Production Tax Credit Facility and Backlog Facility are utilized up to their maximum capacity of $260.0 million and $175.0 million, respectively).

The following table presents information about our financial instruments that are sensitive to changes in interest rates. The table also presents the cash flows of the principal amounts of the financial instruments, or the cash flows associated with the notional amounts of interest rate derivative instruments, and related weighted-average interest rates by expected maturity or required principal payment dates and the fair value of the instrument as of December 31, 2024:

	Three Months Ending March 31,	Year Ending March 31,						Fair Value
	2025	2026	2027	2028	2029	Thereafter	Total	December 31, 2024
		(Amounts in millions)
Variable Rates:
Intercompany Revolver(1)	$134.4	$—	—	$—	$—	$—	$134.4	$134.4
Average Interest Rate	6.18%	—	—	—	—	—
LGTV Revolving Credit Facility(1)	—	—	390.0	—	—	—	390.0	390.0
Average Interest Rate	—	—	6.18%	—	—	—
LGTV Term Loan A(1)	—	—	314.4	—	—	—	314.4	313.6
Average Interest Rate	—	—	6.18%	—	—	—
eOne IP Credit Facility(1)	8.5	34.0	34.0	34.0	34.0	187.0	331.5	331.5
Average Interest Rate	6.58%	6.58%	6.58%	6.58%	6.58%	6.58%
LG IP Credit Facility(1)	21.2	85.0	85.0	85.0	85.0	488.8	850.0	850.0
Average Interest Rate	6.58%	6.58%	6.58%	6.58%	6.58%	6.58%
Film related obligations(2)	393.9	1,208.0	—	268.4	—	—	1,870.3	1,870.3
Average Interest Rate	6.28%	5.72%	—	5.84%	—	—
Fixed Rates:
Interest Rate Swaps(3)
Variable to fixed notional amount	—	—	345.0	—	—	—	345.0	0.7

(1)	The effective interest rate in the table above is before the impact of interest rate swaps.
(2)

Represents amounts outstanding under film related obligations (i.e., production loans, Production Tax Credit Facility, Backlog Facility and other, and Film Library Facility), actual amounts outstanding and the timing of expected future repayments may vary in the future (see Note 8 to our unaudited condensed consolidated financial statements for further information).

(3)

Represents interest rate swap agreements on certain of our SOFR-based floating-rate debt with fixed rates paid ranging from 3.803% to 4.045% with maturities in August 2026, September 2026 and December 2026. See Note 18 to our unaudited condensed consolidated financial statements.

DESCRIPTION OF CAPITAL STOCK

New Lionsgate’s notice of articles and articles will be amended, and New Lionsgate will adopt the New Lionsgate Articles in connection with the Transactions. The following briefly summarizes the material terms of New Lionsgate new common shares and New Lionsgate preference shares that will be contained in the New Lionsgate Articles. These summaries do not describe every aspect of these securities and New Lionsgate Articles and are subject to all the provisions of the New Lionsgate Articles that will be in effect at the time of the completion of the Transactions, and are qualified in their entirety by reference to the New Lionsgate Articles, which you should read (along with the applicable provisions of British Columbia law) for complete information on the New Lionsgate new common shares as of the time of the completion of the Transactions. The New Lionsgate Articles, in a form expected to be in effect at the time of the completion of the Transactions, are included as an exhibit to the registration statement of which this prospectus forms a part. The following also summarizes certain relevant provisions of British Columbia law. Since British Columbia law is more detailed than the general information provided below, you should read the actual provisions of British Columbia law for complete information.

General

New Lionsgate’s authorized capital will consist of an unlimited number of New Lionsgate new common shares, without par value, and 200,000,000 New Lionsgate preference shares, without par value. The New Lionsgate Board may establish the rights and restrictions of the New Lionsgate preference shares from time to time. Immediately following the completion of the Transactions, New Lionsgate expects that approximately 285,496,005 New Lionsgate new common shares will be issued and outstanding (based on the number of LGEC common shares and LG Studios common shares outstanding on March 7, 2025) and that no New Lionsgate preference shares will be issued and outstanding.

Dividend Rights

The holders of the New Lionsgate new common shares shall, subject to the rights of the holders of any other class of shares of New Lionsgate entitled to dividends in priority to the holders of the New Lionsgate new common shares, be entitled to dividends as and when declared by New Lionsgate. Dividends shall be payable only as and when declared by the New Lionsgate Board.

The holders of New Lionsgate preference shares shall, subject to the rights of the holders of any other class of shares of New Lionsgate entitled to dividends in priority to the holders of New Lionsgate preference shares, be entitled to dividends in accordance with the special rights or restrictions set out in the New Lionsgate Articles with respect to the New Lionsgate preference shares from time to time. If no New Lionsgate preference shares are issued, the New Lionsgate Board may determine the rights of the New Lionsgate preference shares, including rights of series of shares, at the time of issuance of New Lionsgate preference shares. Dividends shall be payable only as and when declared by the New Lionsgate Board.

Participation Rights

In the event of the distribution of assets of New Lionsgate or on the liquidation, dissolution or winding-up of New Lionsgate, whether voluntary or involuntary, or on any other distribution of assets of New Lionsgate among its shareholders for the purpose of winding up its affairs (each, a “New Lionsgate Liquidity Event”), all of the property and assets of New Lionsgate available for distribution to holders of New Lionsgate’s common equity shall be paid or distributed equally, share for share, to holders of the New Lionsgate new common shares. Notwithstanding the foregoing, on the occurrence of a New Lionsgate Liquidity Event, holders of New Lionsgate preference shares shall be entitled to certain rights as described below. See “—Preferred Stock” below.

Preemptive Rights

Except as provided for in the New Lionsgate Investor Rights Agreement, there are no preemptive rights relating to the New Lionsgate new common shares and New Lionsgate preference shares.

Share Distributions

Notwithstanding that the market value of any stock dividend paid on one class of shares may be different from the market value of the stock dividend paid simultaneously on another class of shares, the New Lionsgate Board may, at any time and from time to time, declare and pay a stock dividend on any class of shares in accordance with the New Lionsgate Articles and the BC Act.

Voting Rights

Each holder of New Lionsgate new common shares is entitled to: (a) one vote for each New Lionsgate new common share held at all meetings of shareholders; (b) receive notice of and to attend all meetings of shareholders of New Lionsgate; and (c) vote on all matters submitted to a vote or consent of shareholders of New Lionsgate.

Each holder of New Lionsgate preference shares will be entitled to the rights or restrictions set out in the New Lionsgate Articles for the applicable series of the New Lionsgate preference shares. Article 25.1 of the New Lionsgate Articles describes some of the potential rights, including voting rights and rights to preferential dividends, that the New Lionsgate Board may determine and establish for a series of New Lionsgate preference shares.

Preferred Stock

The New Lionsgate preference shares consist of a maximum of 200,000,000 preference shares as set out in the New Lionsgate Articles and shall, as a class, have attached thereto the special rights and restrictions specified below.

Pursuant to the New Lionsgate Articles, the New Lionsgate preference shares may at any time and from time to time be issued in one or more series.

Subject to the BC Act, the New Lionsgate Board may from time to time, by resolution, if none of the New Lionsgate preference shares of any particular series are issued, alter the New Lionsgate Articles and authorize the alteration of the notice of articles of New Lionsgate, as the case may be, to fix the number of New Lionsgate preference shares in, and to determine the designation of the preference shares of, that series, alter the New Lionsgate Articles to create, define and attach special rights and restrictions to the New Lionsgate preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of New Lionsgate; and voting rights and restrictions; so long as none of the foregoing are inconsistent with the entitlement of holders of New Lionsgate preference shares to receive, on the occurrence of a New Lionsgate Liquidity Event, before any distribution shall be made to holders of New Lionsgate new common shares or any other shares of New Lionsgate ranking junior to the New Lionsgate preference shares with respect to repayment of capital, the amount paid up with respect to each New Lionsgate preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of New Lionsgate preference shares of the amounts so payable to them, the holders of New Lionsgate preference shares shall not be entitled to share in any further distribution of the property or assets of New Lionsgate except as specifically provided in the special rights and restrictions attached to any particular series of the New Lionsgate preference shares.

Limitation on Liability of Directors and Indemnification of Directors and Officers

The New Lionsgate Articles will provide that, subject to the BC Act, New Lionsgate must indemnify an eligible party and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and New Lionsgate must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the New Lionsgate Articles, “eligible party” means an individual who is a director, officer, former director or former officer of New Lionsgate.

For the purposes of the New Lionsgate Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

For the purposes of the New Lionsgate Articles, “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which any eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of New Lionsgate: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The BC Act prohibits indemnification if any of the following circumstances apply: (i) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (ii) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (iii) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or (iv) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Anti-Takeover Provisions and Other Shareholder Protections

Shareholder Rights

Under the BC Act, the following powers are available to companies to make themselves potentially less vulnerable to hostile takeover attempts:

•

any shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least one percent (1%) of the issued shares of a company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount and must have been received by such company at least three months before the anniversary of the previous year’s annual reference date;

•

shareholders who hold in the aggregate at least 5% of the issued shares of a company that carry the right to vote at general meetings may requisition a general meeting of shareholders by following the procedures in the BC Act, in which case the directors are required to call a meeting for a date not more than four (4) months after the date the requisition is received and if they do not do so within 21 days after the date on which the requisition was received by such company, the requisitioning shareholders may send a notice of a general meeting to be held to transact the business stated in the requisition; and

•	unless the articles state otherwise, directors may only be removed by a two-thirds (66 2/3%) majority vote by shareholders.

Additionally, the BC Act contains no restriction on the adoption of a shareholder rights plan. The BC Act also does not restrict related-party transactions; however, in Canada, takeover bids and related-party transactions are addressed in provincial securities legislation and policies.

Dissent Rights

Under the BC Act, shareholders have a right to dissent and receive a payout from a company in exchange for their shares in the context of an amalgamation, an arrangement, a redomicile, and certain other significant transactions.

Derivative Actions

Under the BC Act, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to the court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

The BC Court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Upon the final disposition of a derivative action, the court may make any order it determines to be appropriate.

Oppression Remedy

The BC Act provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder (which for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate in the circumstances) in a timely manner and it appears to the court that there are reasonable grounds for believing (i) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (ii) that an act of the corporation has been done or is threatened, or that a resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders.

The oppression remedy provides the court with broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Additional Takeover Bid Considerations

Unless an offer constitutes an exempt transaction, and this summary does not address exemptions available under Canadian law, an offer made by a person, an “offeror,” to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, will be subject to the takeover provisions of Canadian securities laws.

The acquisition of a company’s shares may also trigger the application of statutory regimes including among others, the Investment Canada Act and the Competition Act.

Limitations on the ability to acquire and hold a company’s shares may be imposed by the Competition Act. The Competition Act permits the Commissioner of Competition (the “Commissioner”) to review any acquisition of control over or of a significant interest in a Canadian entity. The Competition Act grants the Commissioner jurisdiction, for up to three years after closing (or up to one year if the acquisition was notified to the Commissioner), to challenge an acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

When dealing with a publicly traded corporation, the Competition Act also requires any person who intends to acquire voting shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of the company’s voting shares as a result of such acquisition. If a person already owns more than 20% of a company’s voting shares, a notification must be filed before the acquisition of additional voting shares that would bring that person’s holdings to over 50%. Where a notification is required, the Competition Act prohibits completion of the acquisition until the expiration of a statutory waiting period or, if applicable, a second statutory waiting period, unless the Commissioner provides written notice that they do not intend to challenge the acquisition. A common closing condition of acquisitions subject to notification under the Competition Act is clearance from the Commissioner, even if the applicable statutory waiting period has expired and the parties to the Transactions are in a legal position to close.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science and Economic Development. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act , the acquisition of control of an existing Canadian business (either through the acquisition of the shares or all or substantially all the assets of such business) by a non-Canadian would be reviewable under the “net benefit” standard only if the applicable specified financial threshold is met or exceeded and no exemption applies.

The acquisition of a majority of the voting interests of an entity is deemed to be an acquisition of control of that entity. The acquisition of less than a majority, but one-third (33 1/3%) or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third (33 1/3%) of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the national security regime in the Investment Canada Act, a national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada,” provided that the entity has a specified nexus to Canada. The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The relevant minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to a national security review. Review on national security grounds is at the discretion of the federal government and, depending on the facts, may occur on a pre- or post-closing basis and includes the ability to block a transaction or, for a completed transaction, order divestiture, or authorize the investment subject to terms and conditions. Interim conditions imposed during the course of a national security review and written undertakings to satisfy the relevant minister regarding the risks of injury to national security are also possible.

This summary above is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding the foregoing and securities law in the provinces and territories of Canada.

Listing

New Lionsgate intends to apply to list the New Lionsgate new common shares on the NYSE under the symbol “LION.” The listing of the New Lionsgate new common shares for trading on the NYSE will be subject to New Lionsgate fulfilling all of the listing requirements of the NYSE.

Sale of Unregistered Securities

On January 10, 2025, New Lionsgate issued one Class A voting share, without par value, to Lionsgate pursuant to Section 4(a)(2) of the Securities Act. New Lionsgate did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Transfer Agent and Registrar

After the completion of the Transactions, the transfer agent and registrar for New Lionsgate new common shares will be Computershare.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Before the Transactions, all of the outstanding capital stock of New Lionsgate will be owned beneficially and of record by Lionsgate. Following the Transactions, New Lionsgate expects to have outstanding an aggregate of approximately 285,496,005 New Lionsgate new common shares based upon 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares issued and outstanding on March 7, 2025 and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share.

Securities Owned by Certain Lionsgate Beneficial Owners

The following table presents certain information about expected beneficial ownership of New Lionsgate common shares by each person (or group of affiliated persons) who is known by Lionsgate to own beneficially more than 5% of the outstanding shares of any class of LGEC common shares. All of such information is based on publicly available filings. The security ownership information is given as of March 7, 2025 and, in the case of percentage ownership information, is based upon 285,496,005 New Lionsgate new common shares based upon 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares, in each case, outstanding on that date and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	Expected New Lionsgate common shares
	Number of Shares (1)	% of Class (2)
Mark H. Rachesky, M.D.(3)	37,867,613	13.3%
Liberty 77 Capital L.P. (4)	23,093,365	8.1%
Shapiro Capital Management LLC(5)	16,331,948	5.7%
Capital Research Global Investors(6)	25,683,095	9.0%
Vanguard Group, Inc.(7)	20,524,435	7.2%
BlackRock, Inc.(8)	14,102,432	4.9%

*	Less than 1%
(1)

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D., c/o MHR Fund Management LLC, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Liberty 77 Capital L.P., 2099 Pennsylvania Ave NW, Washington, DC 20006; Shapiro Capital Management LLC, 3060 Peachtree Road NW, Suite 1555, Atlanta, GA 30305; Capital Research Global Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071; Vanguard Group, Inc., PO Box 2600 V26, Valley Forge, PA 19482-2600; and BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.

(2)

The expected percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of expected New Lionsgate new common shares deemed to be beneficially held by such person (or group of affiliated persons) as of March 7, 2025 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) 285,496,005, which is the number of expected New Lionsgate new common shares outstanding based upon 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares issued and outstanding on March 7, 2025 and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share; plus (B) the number of expected New Lionsgate new common shares based upon LGEC Class A shares and LGEC Class B shares issuable upon the exercise of stock options and stock appreciation rights, if any, exercisable as of March 7, 2025 or within 60 days thereafter (i.e., May 6, 2025), held by such person (or group of affiliated persons) and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share.
(3)

The information is based solely on a Schedule 13-D filed with the SEC on January 28, 2025 and Form 4 filed with the SEC on December 3, 2024. After the Transactions, based on 83,691,063 LGEC Class A shares and 156,905,472 Class B shares outstanding as of March 7, 2025 and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share, Dr. Rachesky and affiliated parties is expected to hold approximately 15.1% Starz common shares.

(4)

The information is based solely on a Form 4’s filed with the SEC on January 21, 2025 and November 19, 2024. After the Transactions, based on 83,691,063 LGEC Class A shares and 156,905,472 Class B shares outstanding as of March 7, 2025 and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share, Liberty 77 Capital L.P. is expected to hold approximately 9.2% Starz common shares.

(5)	The information is based solely on a Form 4 filed with the SEC on January 21, 2025.
(6)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 13, 2024.
(7)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 13, 2024.
(8)	The information is based solely on a Schedule 13F-HR filed with the SEC on November 13, 2024.

Stock Ownership of Lionsgate Management

The following table presents certain information about expected beneficial ownership of New Lionsgate common shares by (i) each current director, nominee for director and individual who served as the principal executive officer, principal financial officer, and three other most highly compensated executive officers of Lionsgate for fiscal 2024 (the “Lionsgate Named Executive Officers”) and (ii) all current directors and executive officers of Lionsgate as a group. The security ownership information is given as of March 7, 2025 and, in the case of percentage ownership information, is based upon 285,496,005 New Lionsgate new common shares based upon 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares, in each case, outstanding on that date and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	Expected New Lionsgate common shares
	Number of Shares (1)	% of Class (2)
James W. Barge(3)	3,249,442	1.1%
Michael Burns(4)	5,751,223	2.0%
Mignon Clyburn	52,084	*
Gordon Crawford	2,182,190	*
Jon Feltheimer (5)	6,642,429	2.3%
Emily Fine	96,211	*
Michael T. Fries	0	*
Brian Goldsmith(6).	1,998,604	*
John D. Harkey, Jr.	145,992	*
Susan McCaw	59,111	*
Yvette Ostolaza	83,779	*
Mark H. Rachesky, M.D.(7)	37,867,613	13.3%
Daryl Simm	149,671	*
Hardwick Simmons	168,368	*
Harry E. Sloan	354,878	*
Bruce Tobey	38,907	*
All former and current executive officers and directors and director nominees, as a group (16 persons)	58,840,502	19.8%

*	Less than 1%
(1)

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within sixty (60) days of March 7, 2025 (i.e., May 6, 2025).

(2)

The expected percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of expected New Lionsgate new common shares deemed to be beneficially held by such person (or group of affiliated persons) as of March 7, 2025 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) 285,496,005, which is the number of expected New Lionsgate new common shares outstanding based upon 83,691,063 LGEC Class A shares and 156,905,472 LGEC Class B shares issued and outstanding on March 7, 2025 and 288,681,224 LG Studios Common Shares issued and outstanding on March 7, 2025, excluding treasury shares, assuming no exercise of Lionsgate options or stock appreciation rights and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share; plus (B) the number of expected New Lionsgate new common shares based upon LGEC Class A shares and LGEC Class B shares issuable upon the exercise of stock options and stock appreciation rights, if any, exercisable as of March 7, 2025 or within 60 days thereafter (i.e., May 6, 2025), held by such person (or group of affiliated persons) and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share.

(3)

Includes 2,216,052 expected New Lionsgate new common shares based on 2,216,052 LGEC Class B shares subject to LGEC stock options/SARs that are currently exercisable and applying the exchange ratio of one (1) New Lionsgate new common share for each LGEC Class B share.

(4)

Includes 3,172,206 expected New Lionsgate new common shares based on 850,952 LGEC Class A shares and 2,219,140 LGEC Class B shares subject to LGEC stock options/SARs that are currently exercisable and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share.

(5)	Includes 4,645,757 New Lionsgate new common shares based on 1,130,074 LGEC Class A shares and 3,380,074 LGEC Class B shares subject to LGEC stock options/SARs that are currently exercisable and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share.
(6)

Includes 1,096,135 New Lionsgate new common shares based on 132,657 LGEC Class A shares and 947,559 LGEC Class B shares subject to LGEC stock options/SARs that are currently exercisable and applying the exchange ratio of one and twelve one-hundredths (1.12) New Lionsgate new common shares for each LGEC Class A share and one (1) New Lionsgate new common share for each LGEC Class B share.

(7)	The information is based solely on a Schedule 13-D filed with the SEC on January 28, 2025 and Form 4 filed with the SEC on December 3, 2024.

DIRECTORS AND EXECUTIVE OFFICERS

Management of New Lionsgate

The following table sets forth information as of March 12, 2025 regarding the individuals who are expected to serve as executive officers of New Lionsgate following the completion of the Transactions. Some of New Lionsgate’s executive officers are currently employees of Lionsgate, but will cease to hold such positions upon the completion of the Transactions.

Name	Age	Position	State and Country of Residence
Jon Feltheimer	73	Chief Executive Officer	California, U.S.
Michael Burns	66	Vice Chair	California, U.S.
James W. Barge	69	Chief Financial Officer	California, U.S.
Brian Goldsmith	52	Chief Operating Officer	California, U.S.
Bruce Tobey	65	Executive Vice President and General Counsel	California, U.S.

James W. Barge has been Lionsgate’s Chief Financial Officer since October 2013. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology, risk management and internal audit activities. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long-range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is the chair of the Audit Committee and a member of the Nominating and Governance Committee of Scholastic Corporation (Nasdaq: SCHL).

Brian Goldsmith has been Lionsgate’s Chief Operating Officer since October 2012, and served as Lionsgate’s Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of Lionsgate since September 2007.

Bruce Tobey has been Lionsgate’s Executive Vice President and General Counsel since March 2023. Prior to that, Mr. Tobey was a partner at O’Melveny & Myers LLP, where he worked from August 2012 to March 2023. Prior to joining O’Melveny & Myers LLP, Mr. Tobey also served as Chief Operating Officer at CBS Films from March 2007 to December 2010, as Executive Vice President at Paramount Pictures Corporation from February 2001 to August 2005, and as a partner at Troop Steuber Pasich Reddick & Tobey, LLP (and its predecessor firm), where he worked from May 1986 to March 2000.

Michael Burns has been Lionsgate’s Vice Chair since March 2000. Mr. Burns served as Managing Director and Head of Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Directors of New Lionsgate

Board of Directors Following the Transactions

The following sets forth information regarding those individuals who are expected to be appointed to the New Lionsgate Board following the completion of the Transactions.

GORDON CRAWFORD

Age: 78 Proposed New Lionsgate Board Committee Membership: Audit & Risk Committee Residence: Dana Point, California, U.S.

Business Experience

For over 40 years, Mr. Crawford served in various positions at Capital Research and Management, a privately held global investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Mr. Crawford has been a director of Lionsgate since February 2013, and a director of LG Studios since May 2024. Additionally, Mr. Crawford serves as Director Emeritus of the Board of Trustees of the U.S. Olympic and Paralympic Foundation (which he Chaired for nine years from its inception in 2013), and as a Life Trustee on the Board of Trustees of Southern California Public Radio (which he Chaired from 2005 to 2012). Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and is currently a member of the Emeritus Board of the Nature Conservancy. Mr. Crawford is a past Vice Chairman of the Paley Center for Media and a member of the Board of Trustees of Berkshire School. Mr. Crawford also served on the Board of the U.S. Olympic and Paralympic Committee, and as a member of the Board of the LA24 Olympic and Paralympic Bid Committee.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry for over 40 years. With a wealth of experience and a deep understanding of the sector, Mr. Crawford will bring valuable insight and expertise to New Lionsgate as a member of the New Lionsgate Board.

JON FELTHEIMER

Age: 73 Position with New Lionsgate Following Completion of the Transactions: Chief Executive Officer Residence: Los Angeles, California, U.S.

Business Experience

During his entertainment industry career, Mr. Feltheimer has held leadership positions at Lionsgate, Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, where he oversaw the launch of dozens of successful branded channels around the world.

Other Directorships

Mr. Feltheimer has been a director of Lionsgate since March 2000, a director of LG Studios since May 2024, and is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO).

Qualifications

Under Mr. Feltheimer’s leadership, Lionsgate has grown into one of the world’s premier independent content platforms, with deep film and television pipelines, a vast library of over 20,000 film and television titles, a valuable portfolio of brands and franchises, and a strong reputation for innovation. As New Lionsgate’s Chief Executive Officer, Mr. Feltheimer will serve as a vital bridge to management’s perspective in New Lionsgate Board discussions, offering critical insights into the business and strategic direction of New Lionsgate. With extensive experience across three major and independent studios in the entertainment industry, Mr. Feltheimer will bring an unparalleled level of strategic and operational expertise to the New Lionsgate Board, a deep understanding of New Lionsgate’s evolving industry, and invaluable relationships within the business and entertainment community.

EMILY FINE*

Age: 51 Proposed New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee Residence: New York, New York, U.S. * Ethnic/gender diverse member of the New Lionsgate Board

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine has been a director of Lionsgate since November 2015, and a director of LG Studios since May 2024. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.

Ms. Fine will also serve on the Starz Board following completion of the Transactions.

Qualifications

Ms. Fine will bring the New Lionsgate Board a distinct perspective of New Lionsgate’s business operations and provide valuable insight into financial matters. With over 25 years of investment experience, Ms. Fine has worked with numerous companies in the media industry, including, as a principal of MHR Fund Management, working closely with Lionsgate for nearly fifteen years.

Investor Rights Agreement

Ms. Fine will serve as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

MICHAEL T. FRIES

Age: 62 Proposed New Lionsgate Board Committee Membership: Compensation Committee Residence: Denver, Colorado, U.S.

Business Experience

Mr. Fries has served as the Chief Executive Officer of Liberty Global, plc (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries has been a director of Lionsgate since March 2000, and a director of LG Studios since May 2024. Mr. Fries is also Executive Chairman of Liberty Latin America Ltd. (since December 2017) (Nasdaq: LILA) and a director of Grupo Televisa S.A.B. (since April 2015) (NYSE: TV; BMV: TLEVISA CPO). Mr. Fries serves as a board member of CableLabs®, as a trustee and finance committee member of The Paley Center for Media and as an ICT Governor of the World Economic Forum.

Qualifications

As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, mobile and video communications and an active investor in cutting-edge infrastructure, content and technology businesses through its $3 billion ventures platform. Liberty Global delivers next generation products through advanced fiber and 5G networks in five core European markets, and currently provides over 85 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of over $18 billion, while remaining operations generate consolidated revenue of more than $7 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Mr. Fries’ significant executive experience in building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global will contribute to the New Lionsgate Board’s consideration of the strategic, operational and financial challenges and opportunities of New Lionsgate’s business, and strengthen the New Lionsgate Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries will serve as a designee of Liberty under the New Lionsgate Investor Rights Agreement.

JOHN D. HARKEY, JR.

Age: 64 Proposed New Lionsgate Board Committee Membership: Audit & Risk Committee (Chair) Residence: Dallas, Texas, U.S.

Business Experience

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurant company, since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. Mr. Harkey is also a co-founder and executive chairman of the board of Dialectic Therapeutics, Inc. which is developing cancer immunotherapies, since November 2018. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Other Directorships

Mr. Harkey has been a director of Lionsgate since June 2023, a director of LG Studios since May 2024, and a director of Zuora, Inc. (NYSE: ZUO) since April 2024. Mr. Harkey also serves as chairman of privately-held Veterinary Service, Inc., as well as several non-profit organizations. He previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc., until its merger with Telesat Canada in November 2021, and Emisphere Technologies, Inc., until its acquisition by Novo Nordisk in December 2020.

Qualifications

Mr. Harkey has extensive operational experience as a private investor and chief executive in both public and private companies across a wide range of industries. Mr. Harkey’s qualifications and expertise, including executive leadership, global management, business development and strategy, growth and operational scaling, finance and accounting, legal, regulatory and compliance matters, and public company board experience, will be invaluable to the New Lionsgate Board.

Investor Rights Agreement

Mr. Harkey will serve as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

SUSAN MCCAW*

Age: 62 Proposed New Lionsgate Board Committee Membership: Audit & Risk Committee, Compensation Committee

Business Experience

Ms. McCaw is the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with

Residence: North Palm Beach, Florida, U.S * Ethnic/gender diverse member of the New Lionsgate Board`

Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw has been a director of Lionsgate since September 2018, a director of LG Studios since May 2024, and a director and member of the Leadership Development and Compensation Committee of Air Lease Corporation (NYSE: AL). Ms. McCaw is the chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute. She is also a founding board member of the Malala Fund and serves as the chair of the Knight-Hennessy Scholars Global Advisory Board. Ms. McCaw is also Trustee Emerita of Stanford University. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School.

Qualifications

Ms. McCaw will bring a wealth of experience and invaluable relationships in global business and capital markets to the New Lionsgate Board through her private sector background in investment banking and investment management, as well as her distinguished public service as a former U.S. Ambassador. Ms. McCaw’s experience both as an investor and diplomat will bring broad and meaningful insight to the New Lionsgate Board’s oversight of New Lionsgate’s business.

YVETTE OSTOLAZA*

Age: 60

Proposed New Lionsgate Board Committee Membership:

Nominating and Corporate Governance Committee (Chair)

Residence: Dallas, Texas, U.S.

* Ethnic/gender diverse member of the New Lionsgate Board

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm with 21 offices located in four continents and over $3.3 billion in revenue. She currently serves as Sidley’s Management Committee Chair and as a member of the firm’s Executive Committee. Ms. Ostolaza has also served on a number of nonprofit organizations as a board member or trustee. She regularly advises companies and boards in governance, crisis management, internal investigations, and litigation matters. Ms. Ostolaza was recently named to CNBC’s 2024 inaugural list of 50 “Changemakers: Women Transforming Business” and Forbes 2024 America’s Top 200 Lawyers. She has received awards for her leadership, legal work, and community involvement, including the American Bar Association’s Margaret Brent Award in 2023, Girls, Inc.’s “Woman of Achievement” award, Hispanic National Bar Law Firm Leader of 2022, Texas Lawyer’s Lifetime Achievement Award, and one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, she received the Anti-Defamation League’s Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community.

Other Directorships

Ms. Ostolaza has been a director of Lionsgate since December 2019 and a director of LG Studios since May 2024.

Qualifications

Ms. Ostolaza has dedicated her career building a global practice advising public and private companies, board committees, and directors and officers in litigation, investigations, shareholder activism, regulatory, governance, and crisis management matters across a wide variety of industries. This breadth of experience will offer invaluable insight and counsel to the New Lionsgate Board’s oversight of New Lionsgate’s business.

MARK H. RACHESKY, M.D.

Age: 66 Proposed New Lionsgate Board Committee Membership: Compensation Committee Residence: New York, NY, U.S.

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky has been a director of Lionsgate since September 2009, and a director of LG Studios since May 2024. Dr. Rachesky is also the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (Nasdaq: TSAT), and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Dr. Rachesky will also serve on the Starz Board following completion of the Transactions.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 25 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky will bring broad and insightful perspectives to the New Lionsgate Board relating to economic, financial and business conditions affecting New Lionsgate and its strategic direction.

Investor Rights Agreement

Dr. Rachesky will serve as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

RICHARD ROSENBLATT

Age: 55 Proposed New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Rosenblatt is a serial entrepreneur who has built, operated, taken public and/or sold several high-profile Internet media companies including Demand Media Inc., Intermix Media, Inc., Myspace LLC and iMall. Mr. Rosenblatt has continued his entrepreneurial journey by co-founding several tech/media companies, such as Whip Media Group (where he served as Chair and Chief Executive Officer from January 2014 to October 2023) and D’Amelio Brands (co-founded in February 2022 with the D’ Amelio family to bring high quality products to their engaged audience), and has entered into the emerging Web3 space. Since February 2021, Mr. Rosenblatt serves as Co-Founder and Co-Chairman of Autograph, a first-of-its-kind experience-driven Web3 platform for sports, with his partner, Tom Brady. In December 2021, Mr. Rosenblatt also Co-Founded and Chaired Adim with Robert McElhenney, a Web3 platform that connects content creators and fans to create the next generation of content networks. Adim is being renamed INCENTION, with a focus on bringing IP to the blockchain for safe and protected development by the IP’s fans/community. Mr. Rosenblatt also serves as senior advisor to a number of firms, including Draft Kings, a16z Crypto and Fifth Down Capital.

Fortune Magazine has recognized him as one of “The 50 Smartest People in Tech” and The Los Angeles Business Journal named Mr. Rosenblatt one of the “Most Admired CEOs.” A southern California native, Mr. Rosenblatt holds a B.A. from UCLA and a J.D. from USC Law School. In 2016, he was inducted into the USC Marshall School of Business Entrepreneurs Hall of Fame.

Other Directorships

Mr. Rosenblatt served on the Board of Directors of Draft Kings from April 2020 to April 2021 (and its predecessor from January 2018 to April 2020).

Qualifications

Mr. Rosenblatt is well qualified to serve on the New Lionsgate Board—his extensive experience as an executive in the media and entertainment industry and experience guiding companies through transformational events, position him to provide valuable strategic insight and leadership to the New Lionsgate Board.

HARRY E. SLOAN

Age: 75 Proposed New Lionsgate Board Committee Membership: Compensation Committee (Chair) Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/ Bethesda Game Studios, the award winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp., which became LG Studios (NYSE: LION) in May 2024. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Lionsgate and served as Lionsgate’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed by President Biden as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan has been a director of Lionsgate since December 2021, and a director of LG Studios since May 2024. Mr. Sloan is also a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Transaction Committee of DraftKings.

Mr. Sloan will also serve on the Starz Board following completion of the Transactions.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur, and studio executive uniquely qualifies him to serve on the New Lionsgate Board. Mr. Sloan’s wealth of strategic and operational expertise will offer valuable insights and will contribute meaningfully to New Lionsgate’s strategic direction and decision-making processes.

Director Independence

It will be the policy of the New Lionsgate Board that, as required by the NYSE listing standards, a majority of directors be “independent” of New Lionsgate and its management. For a director to be deemed “independent,” the New Lionsgate Board will affirmatively determine that the director has no material relationship with New Lionsgate or its affiliates or any member of the senior management of New Lionsgate or his/her affiliates.

Pursuant to New Lionsgate’s expected Corporate Governance Guidelines, the New Lionsgate Board will undertake an annual review of director independence. During the annual review, the New Lionsgate Board will consider transactions and relationships between each director or any member of his/her immediate family and New Lionsgate and its subsidiaries and affiliates. The New Lionsgate Board will also examine transactions and relationships with New Lionsgate between directors or their affiliates and members of New Lionsgate’s senior management or their affiliates. As provided in New Lionsgate’s expected Corporate Governance Guidelines, the purpose of this review will be to determine whether any such relationships or transactions are inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee of the New Lionsgate Board, with assistance from counsel, will regularly review New Lionsgate’s Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and NYSE regulations. The full text of New Lionsgate’s Corporate Governance Guidelines will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary. The New Lionsgate website and the information to be contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

The New Lionsgate Board is expected to affirmatively determine that each of Messrs. Crawford, Fries, Harkey, Rachesky, Rosenblatt and Sloan, and Mmes. Fine, McCaw and Ostolaza are “independent” under New Lionsgate’s Standards for Director Independence, Canadian standards, SEC rules and regulations (for New Lionsgate Audit & Risk Committee members) and the NYSE listing standards (including the enhanced independence requirements for compensation committee members). A number of expected New Lionsgate’s independent board members are currently serving or have served as directors or as members of senior management of other public companies, including LGEC. All of the committees of the New Lionsgate Board are expected to be comprised solely of independent directors, each with a different independent director serving as chair of the committee.

Committees of the New Lionsgate Board

There will be three (3) standing committees of the New Lionsgate Board: an audit & risk committee (the “New Lionsgate Audit & Risk Committee”), a compensation committee (the “New Lionsgate Compensation Committee”) and a nominating and corporate governance committee (the “New Lionsgate Nominating and Corporate Governance Committee”). The New Lionsgate Board is expected to adopt written charters for the New Lionsgate Audit & Risk Committee, the New Lionsgate Compensation Committee and the New Lionsgate Nominating and Corporate Governance Committee, which will be available on New Lionsgate’s investor relations website.

The table below sets forth what will be the standing committees. Each of New Lionsgate’s Audit & Risk, the New Lionsgate Compensation and the New Lionsgate Nominating and Corporate Governance is expected to be composed solely of directors who have been determined by the New Lionsgate Board to be independent in accordance with SEC regulations and Canadian securities laws, NYSE listing standards and New Lionsgate’s Standards for Director Independence (including the heightened independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(i) under the Exchange Act for members of New Lionsgate’s Audit & Risk Committee and the enhanced independent standards applicable to compensation committee members under the NYSE listing standards for members of New Lionsgate’s Compensation Committee).

COMMITTEE	FUNCTIONS
Audit & Risk

The New Lionsgate Audit & Risk Committee will have the responsibilities set forth in the charter of such committee. New Lionsgate anticipates that these responsibilities will include:

•  overseeing the integrity of New Lionsgate’s financial statements, accounting and financial reporting processes;

•  overseeing New Lionsgate’s exposure to risk and compliance with legal and regulatory requirements;

•  overseeing the independent auditor’s qualifications and independence;

•  overseeing the performance of New Lionsgate’s internal audit function and independent auditor;

•  overseeing the development, application and execution of all New Lionsgate’s risk management and risk assessment policies and programs;

•  preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•  reviewing and providing oversight over New Lionsgate’s information technology and cybersecurity risk, policies and procedures.

Compensation Committee

The New Lionsgate Compensation Committee will have the responsibilities set forth in the charter of such committee. New Lionsgate anticipates that these responsibilities will include:

•  reviewing, evaluating and making recommendations to the New Lionsgate Board with respect to management’s proposals regarding New Lionsgate’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•  evaluating the performance of and reviewing and approving the level of compensation for New Lionsgate’s Chief Executive Officer and Vice Chair;

•  in consultation with New Lionsgate’s Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of New Lionsgate with compensation arrangements that meet the requirements for New Lionsgate’s Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•  reviewing and recommending for adoption or amendment by New Lionsgate Board and, when required, New Lionsgate’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•  reviewing and recommending to the New Lionsgate Board compensation for New Lionsgate Board and committee members.

COMMITTEE	FUNCTIONS

Nominating and Corporate Governance Committee

The New Lionsgate Nominating and Corporate Governance Committee will have the responsibilities set forth in the charter of such committee. New Lionsgate anticipates that these responsibilities will include:

•  identifying, evaluating and recommending individuals qualified to become members of the New Lionsgate Board, consistent with criteria approved by the New Lionsgate Board;

•  considering and recommending to the New Lionsgate Board the director nominees for each annual general meeting of shareholders, the New Lionsgate Board committees and the Chairpersons thereof;

•  periodically reviewing New Lionsgate’s activities and practices regarding corporate responsibility and environmental, social and related governance matters that are significant to New Lionsgate, oversee New Lionsgate’s public reporting on these topics and receive updates from New Lionsgate’s management committee responsible for significant environmental, social and governance activities;

•  reviewing New Lionsgate’s human capital management policies, programs and initiatives focused on New Lionsgate’s culture, talent development, retention, and diversity and inclusion;

•  developing and recommending to the New Lionsgate Board a set of corporate governance guidelines applicable to New Lionsgate and assisting in the oversight of such guidelines; and

•  overseeing the evaluation of the New Lionsgate Board and management.

How New Lionsgate Makes Pay Decisions and Assesses Its Programs

During New Lionsgate’s fiscal year ended March 31, 2024, New Lionsgate was not an independent company and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who currently serve as New Lionsgate’s executive officers were made by Lionsgate, as described in the section of this prospectus entitled “Compensation Discussion and Analysis of New Lionsgate.”

Corporate Governance

New Lionsgate intends to be committed to good corporate governance, which it believes will help it compete more effectively and build long-term shareholder value. New Lionsgate will be governed by the New Lionsgate Board and committees of the New Lionsgate Board that meet throughout the year. Directors are expected to discharge their responsibilities at New Lionsgate Board and committee meetings through ongoing communication with each other and with management throughout the year.

Governance is expected to be a continuing focus at New Lionsgate, starting with the New Lionsgate Board and extending to management and all employees. Therefore, the New Lionsgate Board is expected to review New Lionsgate’s policies and business strategies and advise and counsel its Chief Executive Officer and the other executive officers who manage New Lionsgate’s businesses, including actively overseeing and reviewing, on at least an annual basis, New Lionsgate’s strategic plans.

In addition, New Lionsgate intends to solicit feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Mandate of the New Lionsgate Board

Under the expected Corporate Governance Guidelines to be established by the New Lionsgate Board, which will include the New Lionsgate Board’s mandate, the New Lionsgate Board expects to have the overall responsibility to review and regularly monitor the effectiveness of New Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the New Lionsgate Board is expected to seek to enhance shareholder value over the long term. Once available, the full text of New Lionsgate’s Corporate Governance Guidelines will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to its Corporate Secretary.

Director Orientation and Education

The New Lionsgate Board expects to continue the policies and practices of Lionsgate with respect to director orientation and education.

Considerations of the Representation of Women on the New Lionsgate Board

New Lionsgate’s Nominating and Corporate Governance Committee is expected to recognize the benefits associated with a diverse board and to take diversity considerations into account when identifying candidates. New Lionsgate’s Nominating and Corporate Governance Committee is expected to utilize a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by New Lionsgate’s Nominating and Corporate Governance Committee, are expected to be reviewed in the context of an assessment of the perceived needs of the New Lionsgate Board at a particular point in time. Prior to the nomination of a new director, New Lionsgate’s Nominating and Corporate Governance Committee is expected to follow prudent practices, such as interviews of the potential nominee conducted by members of the New Lionsgate Board and senior management. There are currently expected to be three (3) female directors on the New Lionsgate Board at the time of the completion of the Transactions.

New Lionsgate Board, Committee and Director Evaluations

Under the expected Corporate Governance Guidelines and a charter of the Nominating and Corporate Governance Committee to be established by the New Lionsgate Board, New Lionsgate’s Nominating and Corporate Governance Committee will oversee an annual evaluation of the performance of the New Lionsgate Board, its committees and each director in order to assess the overall effectiveness of the New Lionsgate Board and its committees, director performance and board dynamics. The evaluation process is intended to be designed to facilitate ongoing, systematic examination of the New Lionsgate Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is expected to be considered each year when the directors stand for re-nomination. Detailed surveys are expected to be used for the evaluations conducted for the New Lionsgate Board and each committee. The surveys are expected to be designed to provide information pertaining to the competencies, behaviors and effectiveness of the New Lionsgate Board, the committees and the directors, and suggested areas for improvement.

Director Selection Process

Shareholder Recommendations for New Lionsgate Director Nominees and Other Proposals

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Shareholder recommendations for New Lionsgate director nominees are welcome and will be sent to the Chair of New Lionsgate’s Nominating and Corporate Governance Committee. At the time a shareholder makes a recommendation the shareholder must provide:

•	As to the shareholder who makes the recommendation (the “nominating shareholder”):

•	the name and address of the nominating shareholder;

•	the class or series and number of shares of New Lionsgate that are owned beneficially or of record by the nominating shareholder;

•

details of any proxy, contract, arrangement, or relationship pursuant to which the nominating shareholder, its affiliates or associates, or any person acting jointly or in concert with the nominating shareholder has interests or rights related to the voting of shares of New Lionsgate; and

•	if a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2);

•	As to the candidate(s):

•	the name, age, business address and residential address of the candidate(s);

•	the principal occupation or employment of the candidate(s);

•	the class or series and number of shares of New Lionsgate that are owned beneficially or of record by the candidate(s);

•	Proof of the candidate’s consent to serve on the New Lionsgate Board if nominated and elected;

•	Proof of the candidate’s agreement to complete, upon request, any questionnaire(s) customary for New Lionsgate’s directors; and

•	If a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

Shareholders submitting proposals pursuant to Rule 14a-8 promulgated under the Exchange Act must also satisfy other procedural and qualification requirements set forth in Rule 14a-8. Shareholder proposals or recommendations for director nominees submitted in accordance with the BC Act and the New Lionsgate Articles to be presented at an annual general meeting of shareholders must be received by New Lionsgate’s Corporate Secretary at its registered office at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8 no later than thirty (30) days prior to the date of the annual general meeting or, in the case of a special meeting, not later than the close of business on the fifteenth day following the first public announcement of the date of the special meeting. Such proposals must comply with the BC Act and the notice and informational requirements of the advance notice procedures for the nomination of directors as described more fully in the New Lionsgate Articles.

Term Limits and New Lionsgate Board Renewal

New Lionsgate does not expect to establish term limits, as it believes that directors who will develop insight into New Lionsgate and its operations over time will provide an increasing contribution to the New Lionsgate Board as a whole. To ensure the New Lionsgate Board continues to generate new ideas and operate effectively, the New Lionsgate Nominating and Corporate Governance Committee is expected to evaluate individual New Lionsgate Board member performance and take steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the New Lionsgate Nominating and Corporate Governance Committee, see “Directors and Executive Officers—Corporate Governance—Shareholder Communications with the New Lionsgate Board.” The New Lionsgate Nominating and Corporate Governance Committee will assess the director nominees recommended by shareholders using the criteria as described above.

The New Lionsgate Board’s Role in Risk Oversight

New Lionsgate’s management will be responsible for communicating material risks to the New Lionsgate Board and its committees, who will provide oversight over the risk management practices implemented by management. The New Lionsgate Board and committee reviews will occur principally through the receipt of reports from New Lionsgate’s management on these areas of risk and discussions with management regarding risk assessment and risk management. The New Lionsgate Board expects to continue the policies and practices of Lionsgate with respect to risk oversight as described in the section of this prospectus entitled “Business—Environmental, Social Responsibility and Human Capital Matters.”

Code of Conduct and Ethics

New Lionsgate will have a Code of Business Conduct and Ethics that will apply to all its directors, officers and employees (and, where applicable, to its suppliers, vendors, contractors and agents) and will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary. New Lionsgate will disclose on its investor relations website any waivers of, or amendments to, the code that applies to New Lionsgate’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions. The code will be administered by New Lionsgate’s compliance officer, or his/her designee, and New Lionsgate’s Office of the General Counsel, and will be overseen by New Lionsgate’s Nominating and Corporate Governance Committee. The New Lionsgate investor relations website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

Shareholder Communications with the New Lionsgate Board

New Lionsgate recognizes the importance of providing New Lionsgate’s shareholders and interested parties with a means of direct communication with the members of the New Lionsgate Board. Shareholders and interested parties who would like to communicate with the chair of the New Lionsgate Board or New Lionsgate’s non-employee directors will be able to do so by writing to the New Lionsgate Board or New Lionsgate’s non-employee directors, care of New Lionsgate’s Corporate Secretary, at New Lionsgate’s principal executive office. The full text of New Lionsgate’s Policy on Shareholder Communications will be available on New Lionsgate’s investor relations website at https://investors.lionsgate.com. The New Lionsgate investor relations website and the information to be contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

Compensation Discussion and Analysis of New Lionsgate

As discussed elsewhere in this prospectus, the Plan of Arrangement will result in the separation of the LG Studios Business from the other businesses of Lionsgate, including the Starz Business, that will result in the pre-transaction shareholders of LGEC owning shares in two separately traded public companies: (1) LGEC, which will be renamed “Starz Entertainment Corp.” and will hold, directly and through subsidiaries, the Starz Business, and will continue to be owned by LGEC shareholders, and (2) New Lionsgate, which will be renamed “Lionsgate Studios Corp.” and will hold, directly and through subsidiaries, the LG Studios Business, and will be owned by LGEC shareholders and LG Studios shareholders. As New Lionsgate is not yet an independent public company, the New Lionsgate Compensation Committee has not yet been formed. Following the separation and distribution, New Lionsgate will have its own executive officers and the New Lionsgate Board will have its own compensation committee.

As of the date of this prospectus, it is expected that the following executive officers of LGEC will serve as executive officers of New Lionsgate in the positions set forth below following the completion of the Transactions and will be the named executive officers of New Lionsgate for the 2025 fiscal year:

Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

The individuals who are expected to become the executive officers of New Lionsgate following the completion of the Transactions are the current executive officers of LGEC. Information regarding executive compensation related matters of such executives is set forth below in the section entitled “Executive Officer and Director Compensation—Compensation Discussion and Analysis of Lionsgate” (the “CD&A”).

It is currently anticipated that the executive compensation philosophy, program elements as well as executive compensation plans, policies and practices for New Lionsgate will be substantially similar immediately following the completion of the Transactions to those of LGEC described in the CD&A but will remain subject to the review of, and may generally be modified by, the New Lionsgate compensation committee after the completion of the Transactions.

Compensation Discussion and Analysis of Lionsgate

Compensation Discussion and Analysis of Lionsgate and Named Executive Officers

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of Lionsgate’s executive compensation philosophy and objectives, and practices. In doing so, it describes the material elements of compensation at Lionsgate awarded to, earned by, or paid to, the individuals who served as Lionsgate’s principal executive officer, principal financial officer, and three other most highly compensated executive officers for fiscal 2024 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2024 include the following:

Named Executive Officer	Position
Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

Executive Summary

Who is Lionsgate

Lionsgate encompasses world-class motion picture and television studio operations aligned with the STARZ premium subscription platform, bringing a unique and varied portfolio of entertainment to consumers around the world. Lionsgate’s film, television, subscription and location-based entertainment businesses are backed by a more than 20,000-title library and a valuable collection of iconic film and television franchises.

Lionsgate’s Content

twilight

*5 films

*$3.4 billion+ global box office

NOW YOU SEE ME

*2 films

*$600 million+ global box office

**Now You See Me 3* (November 2025)

GHOSTS NEVER DIE
POWER
STARZ

*3 spinoffs (*Power Book II: Ghost, Power Book III: Raising Kanan, Power Book IV: Force*)

* *Power* prequel, *Origins*, in development

PATRICK SWAYZE · JENNIFER GREY
Dirty Dancing

*Best-selling library title

*Film in development

A NEW SERIES FROM THE CREATOR OF WEEDS
ORANGE is the new BLACK
EVERY SENTENCE IS A STORY
SEASON ONE

*7 seasons

*4 Emmy awards (21 nominations)

MAD MEN

*7 seasons

*4 consecutive *Best Drama* Emmy's (116 nominations)

Ghosts

tv+
MYTHIC QUEST

P-VALLEY
STARZ

KILL BILL
VOLUME 1

reservoir dogs
Every dog has his day

INGLOURIOUS BASTERDS

EDIE FALCO
NURSE JACKIE

weeds

LA LA LAND

AMERICAN PSYCHO

STEP UP

BLAIR WITCH

THE ROOKIE

Yellowjackets

NAKED AND AFRAID
Discovery

THE RECRUIT

STALLONE
RAMBO
THE FIGHT CONTINUES

SCRE4M

MADEA
GOES TO JAIL

CONTROVERSY... WHAT CONTROVERSY?
CONFIDENTIAL
MICHAEL MOORE
FAHRENHEIT 9/11

crash

MONSTER'S BALL

precious
Based on the novel PUSH
by sapphire

wonder

Select Accomplishments in Fiscal 2024

Lionsgate Studios Corp.

Prepared and closed the launch of Lionsgate Studios Corp.

as a standalone, pure play, publicly-traded content company;

Raised approximately $330 million in gross proceeds from a consortium of leading investors;

Important step towards the completion of the Transactions

Nearly $1.1 Billion Global Box Office Ranked among market share leaders and broke billion-dollar mark for the first time in five years	Library Revenue of $886 Million Trailing 12-month library revenue, second best in Lionsgate’s history (and record library revenue of $339 million in fourth quarter of 2024)

Acquired eOne

Entertainment

Added thousands of titles to library, expanding franchise portfolio, strengthening scripted television business and facilitating the creation of Lionsgate Alternative Television

Nearly $320 Million Motion Picture Segment Profit Best financial performance for Motion Picture Group in 10 years	83% Profit Increase Television Production segment profit in fourth quarter of 2024, driven by library sales and post-strike content deliveries	64% Digital Revenue Media Networks segment (Starz) digital revenue driving topline growth

Stock Performance

LGEC Class A shares have outperformed many of its media studio and streaming peers from April 1, 2023 to March 31, 2024.

Compensation Program Goals and Principles

•   Attract, retain and motivate top talent in an intensely competitive industry

•   Align executive pay with performance and shareholder interests

•   Incentivize long-term value creation and maintain a balanced compensation structure

•   Maintain appropriate level of “at-risk” compensation

•   Maintain a strong “clawback” policy

•   No tax gross-ups on severance or other change in control benefits

•   No repricing or buyouts of underwater stock options/SARs without shareholder approval

•   Utilize “double trigger” change in control provisions that only provide benefits upon qualified terminations in connection with a change in control

Lionsgate Compensation Committee Practices

•   Maintain proactive, ongoing and transparent dialogue with investors

•   Review cost and dilutive impact of stock compensation

•   Use appropriate peer groups and industry survey data when establishing compensation

• Apply performance metrics consistently for all employees, including executives • Take counsel from an independent outside consultant, Pay Governance

Components of Executive Compensation

Item	Nature	Purpose	Basis

Base Salary	Fixed; Short-term	Provide degree of financial stability; Retention	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward near-term performance; Promotion and contribution of business strategy; Ensure competitive compensation	Competitive within peer and industry context; Performance-based, with defined target opportunity

Long- Term Incentive Awards	At-risk Long-term	Retention; Reward long-term performance; Align with shareholder interests	Competitive within peer and industry context; Time and performance-based equity, vesting in tranches over multiple years

Determination of Annual Incentive Bonuses For Fiscal 2024

For more information on the compensation of the Named Executive Officers, please see the Summary Compensation Table below.

Shareholder Engagement

Lionsgate proactively engages with shareholders and other stakeholders throughout the year to discuss significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. Lionsgate takes feedback and insights from its engagement with shareholders and other stakeholders into consideration, as it reviews and evolve its practices and disclosures, and further share them with the Lionsgate Board, as appropriate.

In fiscal 2024, Lionsgate engaged with 38 of its top 50 shareholders and actively-managed institutional investors owning approximately 78% of Lionsgate’s common stock (not including shares held by officers and directors). Participating in this outreach were Messrs. Feltheimer, Burns, Barge, Goldsmith, Hirsch and other senior executives from all of Lionsgate’s businesses with support from Lionsgate’s Investor Relations Department.

Investor Conferences

✓ Presented at several major investor conferences, including:

•  The Morgan Stanley Tech, Media, &Telecom Conference; and

•  The Deutsche Bank Media, Internet and Telecom Conference.

Investor Meetings

✓ Held more than 100 virtual and in-person investor meetings, representing virtually all of Lionsgate’s analysts and top 25 shareholders.

✓ In January 2024, held an investor presentation conference call in connection with Lionsgate’s Business Combination.

✓ Met with over 100 investors and current Lionsgate shareholders in one-on-one meetings related to Lionsgate’s Business Combination.

At Lionsgate’s 2023 Annual General and Special Meeting of Shareholders held on November 28, 2023, 66% of votes cast at that meeting voted in favor of Lionsgate’s executive compensation program. As noted above, Lionsgate seeks input from its shareholders regarding its executive compensation program on an ongoing basis, and the Lionsgate Compensation Committee takes their views into account in making its compensation determinations.

Key Features of Our Executive Compensation Program

The Lionsgate Compensation Committee believes that Lionsgate’s executive compensation program aligns the interests of the Named Executive Officers with Lionsgate’s long-term strategic direction and the interests of our shareholders. Lionsgate’s program’s key features include:

•	Competitive pay using peer group and industry data for compensation decisions.

•	Significant “at risk” pay.

•	Lionsgate provides annual incentive opportunities and other long-term equity awards, which constitute a significant portion of each executive’s total compensation opportunity.

•	The Lionsgate Compensation Committee retains discretion in assessing performance and awarding payouts under the annual incentive plan and performance-based equity awards.

•	Compensation is balanced – the compensation program provides a mix of fixed compensation and short-term and long-term variable compensation.

•	Limited benefits and perquisites are provided.

Lionsgate has entered into employment agreements with the Named Executive Officers, which Lionsgate believes have helped create stability for its management team. These agreements are structured to incorporate several features that Lionsgate believes represent best practices in executive compensation and are generally favored by shareholders. Notably, these agreements do not include provisions for accelerated vesting of equity awards or other payments or benefits that would be triggered solely by a change in control (i.e., there are no

“single-trigger” benefits), nor do they provide for gross-ups of taxes on excess parachute payments related to a change in control. Additionally, these agreements do not grant executives the right to voluntarily terminate employment and receive severance in connection with a change in control, except in cases of “good reason” terminations that we view as constructive terminations of employment.

As noted below, equity award grants to the Named Executive Officers are generally determined in connection with a new or amended employment agreement with Lionsgate (which includes specifying grants to be made annually over its term). Lionsgate typically does not consider equity-based awards to its executive officers at any other time, but may pay annual bonuses in cash and/or equity awards, and retains discretion to grant equity awards to executives at other times as the Lionsgate Compensation Committee may determine appropriate.

Program Objectives

The goal of Lionsgate’s executive compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining qualified senior executive talent. To this end, the Lionsgate Compensation Committee has designed and administered Lionsgate’s compensation program to reward executives for sustained financial and operating performance, to align their interests with those of shareholders, and to encourage them to remain with Lionsgate for long and productive careers. A significant portion of Lionsgate’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon performance.

Compensation Practices

What Lionsgate Does	What Lionsgate Doesn’t Do

✓  Pay for Performance: A significant majority of executives’ target compensation is “at risk” in the form of annual and long-term incentive awards tied to pre-established performance goals aligned with our short-and long-term objectives and/or the value of Lionsgate’s stock price.

× No Tax Gross-ups: Lionsgate does not have tax reimbursements or gross-ups on severance or other payments (including parachute payments in connection with a change in control).

✓  Use Performance Metrics: Lionsgate’s annual bonus and long-term incentive programs rely on performance metrics, including individual and group contributions, and Lionsgate’s financial and operating performance.

× No Pension Plans or Special Retirement Programs for Executive Officers: Lionsgate does not have a defined benefit pension plan or supplemental retirement plan for executive officers.

✓  Risk Mitigation: Lionsgate’s compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, a clawback policy, multiple performance metrics and board and management processes to identify risk.

× No Single-Trigger Change in Control Agreements: Lionsgate does not provide benefits triggered solely by a change in control of Lionsgate.

✓ Review of Share Utilization: The Lionsgate Compensation Committee evaluates share utilization levels by reviewing the cost and dilutive impact of stock compensation.	× No Hedging: Lionsgate Board members and executive officers are prohibited from engaging in hedging transactions that could eliminate or limit the risks and rewards of owning Lionsgate’s stock.

✓  Competitive Peer Group: Lionsgate’s peer group consists of companies with which Lionsgate directly competes for executive talent and are generally similar to Lionsgate in terms of revenues, market-capitalization and focus of its business.

× No Repricing of Stock Options or SARs: Repricing of stock options or SARs is not allowed without the approval of Lionsgate’s shareholders.

What Lionsgate Does	What Lionsgate Doesn’t Do

✓  Independent Compensation Consultant: The Lionsgate Compensation Committee retains Pay Governance, an independent compensation consultant, to provide advice on matters concerning executive and non-employee director pay

× No Buyout of Underwater Stock Options or SARs: Lionsgate does not provide for cash buyouts of underwater stock options or SARs without shareholder approval.

✓ Limit Perquisites: Lionsgate limits perquisites to items that it believes serves a reasonable business purpose.

×   No Evergreen Provisions: The Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Plan”) does not provide for any automatic increases in the number of shares available for issuance under the 2023 Plan.

Process for Determining Executive Compensation

Role of the Lionsgate Compensation Committee

Lionsgate’s executive compensation program is administered by the Lionsgate Compensation Committee, which operates pursuant to a written charter. The Lionsgate Compensation Committee, working with management, determines and implements Lionsgate’s executive compensation philosophy, structure, policies and programs, and administers Lionsgate’s compensation and benefit plans. The Lionsgate Compensation Committee is ultimately responsible for determining the compensation arrangements for Lionsgate’s executive officers and reports to the Lionsgate Board on all compensation matters regarding our executives and other key salaried employees.

Role of Management

The Lionsgate Compensation Committee reviews information provided by management in order to help align the design and operation of the executive compensation program with Lionsgate’s business strategies and objectives. At various times during fiscal 2024, Lionsgate’s Chief Executive Officer and other executives attended relevant portions of Lionsgate Compensation Committee meetings in order to provide information and answer questions regarding Lionsgate’s strategic objectives and financial performance that was relevant to the Lionsgate Compensation Committee’s decisions. Generally, Lionsgate’s Chief Executive Officer makes recommendations to the Lionsgate Compensation Committee with respect to terms of employment for other executive officers (other than himself and the Vice Chair), taking into account competitive market information, Lionsgate’s compensation strategy, his qualitative assessment of the particular executive’s individual performance, and the experience level of the particular executive. The Lionsgate Compensation Committee discusses these recommendations with Lionsgate’s Chief Executive Officer and either approves or modifies them in its discretion. The Lionsgate Compensation Committee is solely responsible for determining the compensation of Lionsgate’s Chief Executive Officer and Lionsgate’s Vice Chair. None of the Named Executive Officers are members of the Lionsgate Compensation Committee or otherwise have any role in determining their own compensation.

Role of Compensation Consultant

The Lionsgate Compensation Committee retains the services of an outside compensation consultant to assist in its review and determination of Lionsgate’s executive compensation program. Throughout fiscal 2024, the Lionsgate Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance assists the committee in the development and evaluation of Lionsgate’s executive compensation program, policies and practices, and its determination of executive compensation, and provides advice to the Lionsgate Compensation Committee on other matters related to its responsibilities. Pay Governance reports directly to the Lionsgate Compensation Committee and the Lionsgate Compensation Committee has the sole authority to retain and terminate the consultant, and to review and approve the consultant’s fees and other retention terms.

Consultant Independence

During fiscal 2024, Pay Governance did not perform work for Lionsgate other than pursuant to its engagement by the Lionsgate Compensation Committee. The Lionsgate Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with Lionsgate or any of its directors or executive officers.

Peer Group Analysis

The Lionsgate Compensation Committee utilizes a peer group to make comparisons of its executives’ compensation with that of similarly situated executives with other companies in order to help ensure that Lionsgate’s compensation packages are competitive with the broader market and aligned with shareholder interests. The peer group is generally comprised of companies focused on film production, television programming, digital content creation and live entertainment, which the Lionsgate Compensation Committee considers to be similar to Lionsgate in terms of revenue, market capitalization, and business focus.

In fiscal 2023, the Lionsgate Compensation Committee retained Pay Governance to update Lionsgate’s peer group. Pay Governance noted that Lionsgate competes in a talent market where traditional scope markers such as revenue size and market capitalization are not as relevant as they might be in a typical industrial or general industry company. For instance, many traditional film and television production companies have gradually consolidated over the past decade into a small group of major diversified public entertainment companies, smaller independent studios are private or divisions of non-U.S. based companies, new streaming or digital competitors have experienced rapid growth or are also divisions of much larger public companies, and compensation data for executives running larger studios at competitors are typically not publicly disclosed. Accordingly, Pay Governance developed a broader universe of potential peers by reviewing companies within a specified range of Lionsgate’s revenue (e.g., $850 million to $13.5 billion, or approximately 0.25 to 4 times revenue at such time) and market capitalization (e.g., $700 million to $15 billion, or approximately 0.25 to 5 times market capitalization at such time), considering peers in adjacent or similar entertainment content creation/distribution industries, reviewing companies utilized by certain shareholder service firms in their reports on Lionsgate from the previous fiscal year, identifying “peer to peer” companies (i.e., those used by multiple Lionsgate peers but not currently used by Lionsgate), and noting “reverse peer” companies (i.e., those disclosing Lionsgate as a peer).

Based on its review, Pay Governance recommended, and the Lionsgate Compensation Committee selected the following peer group, which it utilized for fiscal 2024, and was the same as the peer group used for fiscal 2023:

Peer Group
AMC Networks Inc.	Madison Square Garden Entertainment Corp.
Electronic Arts Inc.	Nexstar Media Group, Inc.
Fox Corporation	Sirius XM Holdings Inc.
Hasbro, Inc.	Take-Two Interactive Software, Inc.
Live Nation Entertainment, Inc.	World Wrestling Entertainment, Inc.

Pay Governance also recommended that Lionsgate continue to utilize industry survey data (such as the Willis Towers Watson Entertainment Industry Survey) to provide compensation data for entertainment-industry specific roles that may not be reflected within Lionsgate’s peer group. The participants in this survey include the following:

Entertainment Industry Group
ABC	Paramount/Showtime
Amazon Studios	Sony Pictures Entertainment
AMC Networks	The CW

CBS	Viacom Media Networks
NBCUniversal	Walt Disney Studios
Netflix	Warner Bros. Discovery

The Lionsgate Compensation Committee determined that it would be appropriate to consider this survey data for executive positions, in addition to the peer group data, as companies in these surveys reflect critical competitors for talent. In using this survey data, the Lionsgate Compensation Committee does not focus on any particular companies in the survey (other than Lionsgate’s peer group listed above). In this Compensation Discussion and Analysis, the term “market” as used for comparison purposes generally refers to Lionsgate’s peer group and the survey data described above.

Use of Market Data

Utilizing peer group and industry survey market data, the Lionsgate Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay, and long-term compensation, including target total direct compensation (defined as base salary, target annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) for a select executive officers, including the Named Executive Officers, relative to the compensation of similarly situated executives with these companies.

While this data serves as informative background for compensation decisions, the Lionsgate Compensation Committee doesn’t strictly benchmark compensation against any particular level relative to Lionsgate’s peer group. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Lionsgate Compensation Committee are qualitative, reflecting the Lionsgate Compensation Committee’s business judgment, which is informed by analysis of the members of the Lionsgate Compensation Committee including input from, and data provided by, Pay Governance. The Lionsgate Compensation Committee believes that the compensation opportunities provided to the Named Executive Officers are appropriate in light of competitive considerations, and will modify its programs as appropriate based on ongoing industry trends and Lionsgate’s competitive landscape.

Employment Agreements

Lionsgate has entered into employment agreements with each of the Named Executive Officers. The terms of each employment agreement are described below under Description of Employment Agreements. Lionsgate believes that it is in the best interests of Lionsgate to enter into multiyear employment agreements with the Named Executive Officers as such multiyear agreements are typical in Lionsgate’s industry and assist in retention and recruiting efforts, foster long-term retention, and promote stability among the management team, while still allowing the Lionsgate Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance.

In fiscal 2023, the Lionsgate Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Barge. Lionsgate proposed an increase to his base salary and target bonus, and the grant of annual long-term equity awards, as described below. Pay Governance provided an analysis of the proposed compensation structure for Mr. Barge utilizing compensation levels for chief financial officers in Lionsgate’s peer group. Pay Governance concluded that Mr. Barge’s proposed annualized target total direct compensation was slightly above the 75th percentile of Lionsgate’s peer group.

Accordingly, in March 2024, Lionsgate entered into a new employment agreement with Mr. Barge to continue to serve as Lionsgate’s Chief Financial Officer for a term ending August 1, 2026. The base salary increase, target bonus increase and annual equity awards (including the grant date value, types of awards and vesting provisions) provided in the agreement were established by the Lionsgate Compensation Committee based on its qualitative assessment of Mr. Barge’s performance, negotiations with Mr. Barge, and taking into account market data provided by Pay Governance. The agreement generally provides that Mr. Barge’s long-term incentive awards under his new agreement (consisting of annual equity awards to be granted during the three-year term of the agreement) would be granted 66% in the form of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and 34% in the form of stock options (with an exercise price equal to the fair market value on the date of grant), although the Lionsgate Compensation Committee has discretion to change this structure each year. Each of the performance-based awards would vest as to one-third of the shares subject to such award on each of the first, second and third anniversaries of the applicable grant date, subject to the achievement of performance criteria approved by the Lionsgate Compensation Committee in consultation with Mr. Feltheimer for the 12-month period ending on the applicable vesting date. Additionally, the incentive awards provide a long-term retention incentive by vesting equally over the first three anniversaries of the grant date. For more information on this agreement, see the “Description of Employment Agreements” and “Potential Payments Upon Termination or Change in Control” sections below.

On August 8, 2024, the Lionsgate Compensation Committee approved a new employment agreement for Mr. Feltheimer. The agreement replaces Lionsgate’s current employment agreement with Mr. Feltheimer, which was originally entered into as of August 21, 2020 and subsequently amended as of August 12, 2022.

The agreement has a five-year term that is scheduled to expire on July 31, 2029. Pursuant to the agreement, Mr. Feltheimer receives an annual base salary of $1,500,000 and is eligible to receive an annual performance bonus based on such performance criteria as established by the Lionsgate Compensation Committee, with the target bonus commencing with Lionsgate’s 2025 fiscal year being $7,500,000 and the maximum bonus being 200% of the target amount. Any portion of Mr. Feltheimer’s annual bonus that exceeds $1,500,000 for a particular year may be paid to him in the form of fully vested Lionsgate common shares. The agreement also provides for Mr. Feltheimer to participate in Lionsgate’s usual benefit programs for executives at his level, as well as Lionsgate-provided life and disability insurance coverage, reasonable club membership dues and limited use of Lionsgate’s private aircraft. The agreement also provides for Mr. Feltheimer to receive, unless the Lionsgate Compensation Committee approves a different long-term incentive structure for senior management for the applicable fiscal year and, subject in each case to approval by the Lionsgate Compensation Committee and Mr. Feltheimer’s continued employment through the applicable date of grant, the following equity-based awards for each of Lionsgate’s fiscal years from 2026 through 2029 (the “Annual Grants”): (i) a time-vesting award of restricted share units (“RSUs”) with respect to LGEC Class B shares; (ii) a time-vesting award of stock options or SARs with respect to LGEC Class B shares; and (iii) a performance-vesting award of restricted share units with respect to LGEC Class B shares. The aggregate target grant date value of each Annual Grant will be $10,000,000, with the actual value of the Annual Grant to be determined by the Lionsgate Compensation Committee each year based on Lionsgate’s financial performance for the prior fiscal year against performance targets to be agreed upon by the Lionsgate Compensation Committee and Mr. Feltheimer (the “Annual Grant Value”). The number of shares subject to the three awards comprising each Annual Grant will be determined, in the case of each of the two restricted share unit awards, by dividing one-third of the Annual Grant Value by the closing price of an LGEC Class B share on the date of that Annual Grant and, in the case of the award of options or SARs, by dividing one-third of the Annual Grant Value by the per-share value of the award as of the grant date based on the methodology then used by Lionsgate to value options and similar awards for financial statement purposes. Each Annual Grant will be scheduled to vest in equal installments on the first three anniversaries of the applicable grant date. Each of the Annual Grants will be granted under Lionsgate’s 2023 Performance Incentive Plan or a successor equity compensation plan of Lionsgate. Except as noted below, the vesting of each installment of the annual grants is subject to Mr. Feltheimer’s continued employment through the applicable vesting date. In addition, the vesting of the performance-based restricted share unit Annual Grants is contingent on achievement of performance metrics to be determined by the Lionsgate Compensation Committee for the 12-month period ending on the applicable vesting date. The agreement provides that each of the annual grants described above may be settled in LGEC Class B shares, LGEC Class A shares, cash, or a combination thereof, as determined by the Lionsgate Compensation Committee, with the amount of the payment in each case determined based on the value of LGEC Class B shares at the time of payment (less the applicable exercise price in the case of options and SARs).

In the event Mr. Feltheimer’s employment is terminated by Lionsgate’s without cause or by him for good reason (as such terms are defined in the agreement), he would be entitled to a cash severance payment equal to the present value of his base salary through July 31, 2029, as well as Lionsgate payment of his premiums for continued health coverage for up to 18 months (or such longer period as provided by state law) following his termination and his premiums for continued life and disability insurance through July 31, 2029, and he would also be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. If Mr. Feltheimer’s employment is terminated by Lionsgate without cause or by him for good reason and such termination occurs on or within 12 months following a change in control of Lionsgate (as defined in the Agreement), he would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through July 31, 2029 and $6,000,000. In the event that Mr. Feltheimer’s employment with Lionsgate is terminated by Lionsgate without cause, by him for good reason, or due to his death or disability, Mr. Feltheimer’s equity awards granted by Lionsgate pursuant to the agreement prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and, in the case of a termination without cause or for good reason, if the annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination). In addition, if Mr. Feltheimer retires from his employment with Lionsgate on at least six months’ written notice (or his employment continues through July 31, 2024 and terminates for any reason thereafter), his outstanding and unvested equity awards granted by Lionsgate pursuant to the agreement prior to his retirement will continue to vest following his retirement date, and his vested options or SARs would be exercisable for five years following his retirement (or, if earlier, until the expiration date of the award). In each case, Mr. Feltheimer’s right to receive the severance payments described above would be subject to his execution of a release of claims in favor of Lionsgate.

Compensation Components

Lionsgate’s executive compensation program is generally based on three principal components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

Lionsgate also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Lionsgate Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive.

Base Salary

Lionsgate provide its executive officers and employees with an annual base salary as a component of fixed compensation. This approach is designed to attract and retain highly qualified executives by ensuring certain predictable compensation levels that reward their continued service. Annual base salaries are established when Lionsgate hires or otherwise enters into an employment agreement with executives, taking into account market data, peer group and entertainment industry compensation benchmarks, internal assessments of individual and comparative compensation levels, and the executive’s individual performance. Lionsgate’s strategy typically involves setting base salaries below industry peers’ levels, with a focus on performance-based incentives and stock-based compensation comprising the majority of total compensation.

Lionsgate provides its executive officers and other employees with an annual base salary as a component of compensation that is fixed. Lionsgate believes that in order to attract and retain highly qualified executives, Lionsgate needs to provide them with certain predictable compensation levels that reward their continued

service. Annual base salaries are established when Lionsgate hires or otherwise enters into an employment agreement with executives. In determining base salary, the Lionsgate Compensation Committee primarily considers market data and compensation levels of executive officers of companies in Lionsgate’s peer group and entertainment industry group, an internal review of the executive’s compensation (both individually and relative to other executive officers), and the executive’s individual performance. Lionsgate’s practice has been to establish base salaries that are generally lower than the salaries of comparable positions at Lionsgate’s peer group, with the significant majority of the executive’s compensation being performance-based and/or tied to the value of Lionsgate’s shares.

The Named Executive Officers’ current base salaries are set forth below under Description of Employment Agreements. The Lionsgate Compensation Committee believes that the base salary levels of each of the Named Executive Officers are reasonable in view of the Lionsgate Compensation Committee’s assessment of Lionsgate’s peer group data for similar positions and the committee’s assessment of Lionsgate’s overall performance and contribution of those officers to that performance.

Annual Incentive Bonuses

Annual incentive bonuses aim to incentivize Lionsgate’s executive officers to achieve annual financial, operational and individual performance goals and focus on promotion of and contribution to achievement of Lionsgate’s business strategy. Employment agreements with Named Executive Officers typically provide for a target annual incentive bonus amount, with the amount awarded each year determined at the Lionsgate Compensation Committee’s discretion, taking into account the recommendation of Lionsgate’s Chief Executive Officer (other than for himself and the Vice Chair), based on performance criteria established by the Lionsgate Compensation Committee.

Payouts for annual incentive awards are determined by using three equally weighted measures: corporate performance (1/3), divisional performance (1/3) and individual performance (1/3). Corporate performance evaluates Lionsgate’s overall financial and operational performance, including key performance indicators closely tied to Lionsgate’s strategic objectives and long-term success. Divisional performance evaluates the financial performance, operational efficiency, and achievement of specific goals and targets that are aligned with Lionsgate’s overall strategic direction of each operating segment’s various division. Individual performance evaluates employees’ contributions, considering various factors such as job responsibilities, individual goals and targets, leadership skills, and contributions to the team and Lionsgate.

An executive’s overall performance score is then derived from the average of the three performance measures. The annual incentive bonus amount is then calculated by multiplying the average performance score by each executive’s target annual incentive bonus amount. Given the broad responsibilities of the Named Executive Officers, the Lionsgate Compensation Committee evaluates their divisional performance based on overall company performance rather than focusing on any particular division.

Annual incentive bonus target amounts for each of the Named Executive Officers are set as a dollar amount or percentage of base salary, as set forth in their employment agreements. Mr. Burns’ 2024 annual incentive bonus target amount was set at 100% of Mr. Burns’ annual bonus amount awarded for fiscal 2023 instead of the amount set in his employment agreement.

Name	Fiscal 2024 Target Bonus
Jon Feltheimer	$7,000,000
Michael Burns	$5,500,000
James W. Barge	$3,000,000
Brian Goldsmith	$1,250,000
Bruce Tobey	$750,000

Retaining Discretion in Awarding Annual Incentive Bonuses

The Lionsgate Compensation Committee exercises certain discretion in determining payouts for annual incentive bonuses, particularly regarding the individual performance measure, and does not apply fixed ratios or formulas, or rely solely on market data or quantitative measures. Instead, the Lionsgate Compensation Committee may consider a range of factors including market data, company performance and budgetary considerations, the executive’s role within Lionsgate, historical performance, expectations for future performance, experience, any recent or anticipated changes in their responsibilities, internal pay equity, retention incentives for succession planning, and other relevant factors deemed appropriate by the Lionsgate Compensation Committee.

The Lionsgate Compensation Committee believes that it is important to retain this discretion for the following reasons:

•	Strategic, accretive transactions and other content acquisitions that are expected to positively affect future financial results may not be reflected in near-term corporate performance.

•

Investments in new businesses or increased investment in current lines of business may further generate significant long-term shareholder value, but may not be immediately reflected in near-term corporate performance.

•

Discretion allows the Lionsgate Compensation Committee to exclude or mitigate the impact of external events beyond management’s control, such as unplanned acquisitions and divestitures, unplanned programming or new business investment, corporate transactions, legal expenses or unforeseen events that were not accounted for at the beginning of the fiscal year.

Additionally, the Lionsgate Compensation Committee believes that this approach promotes a balanced and holistic evaluation of employees’ performance, and encourages them to play an active role in Lionsgate’s overall success while also acknowledging their individual accomplishments. This approach cultivates a performance-oriented culture and underscores Lionsgate’s dedication to performance-based compensation principles.

Fiscal 2024 Performance Overview

Lionsgate delivered strong financial and operational performance in fiscal 2024. It completed three major transactions (i.e., the acquisition of eOne Entertainment, the equity investment in 3 Arts Entertainment and the launch of Lionsgate Studios which included an approximately $330 million capital raise), moved closer to a value-defining separation of the LG Studios Business and Starz, exceeded Lionsgate’s fiscal 2024 plan and budget, exceeded fiscal 2024 consensus estimates from industry analysts, and grew library revenue, including the best library revenue quarter and the second best trailing 12-month revenue ever. All of this was accomplished during an unprecedented work stoppage in the industry, as both the Writers Guild of America and Screen Actors Guild-American Federation of Television and Radio Artists were on strike for several months during 2023.

The Motion Picture Group reported its best segment profit in ten years in fiscal 2024, driven by the latest installments of The Hunger Games, John Wick and Saw franchises, a robust multi-platform release business and a strong library performance in fiscal 2024. The Television Production Group also rebounded from the strikes, with seven series orders and renewals and 27 new shows sold into development in the months following the strikes. Additionally, Lionsgate reported a record film and television library revenue of $339 million in the fourth quarter of fiscal 2024, bringing trailing 12-month revenue to $886 million, second best in Lionsgate’s history. This performance was driven by strength across the board, top properties from third-party creators like The Conners and The Chosen, the subscription video-on-demand syndication of Ghosts on CBS, and evergreen titles from Lionsgate’s library. Starz also continued its drive to successful transition to digital, ending the 2024 fiscal year with 64% of its revenue coming from streaming, and 70% anticipated by the end of the 2025 fiscal year. Finally, Lionsgate ended the 2024 fiscal year on a strong financial note, raising approximately $330 million in gross proceeds from the closing of the launch of LG Studios, and preparing the LG Studios and Starz balance sheets for an anticipated full separation.

More information on Lionsgate’s business and performance in fiscal 2024 is available in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, filed with the Securities and Exchange Commission on May 30, 2024. See below for definitions, adjustments, and related reconciliations for non-GAAP measures.

Fiscal 2024 Financial Performance

	Year Ended March 31,
	2023 Actual	2024 Plan	2024 Actual
	(amounts in millions)
Segment Profit
Studio Business
Motion Picture	$276.5	$264.0	$319.4
Television Production	$133.4	$192.1	$146.8

Total Studio Business	$409.9	$456.1	$466.2
Media Networks	$106.8	$182.6	$236.4
Intersegment Eliminations	$(35.7)	$(77.0)	$(48.9)

Total Segment Profit.	$481.0	$561.7	$653.7
Corporate general and administrative expenses	$(122.9)	$(124.7)	$(136.1)

Adjusted OIBDA	$358.1	$437.0	$517.6

Fiscal 2024 Operating Performance

• Strategic Initiatives Position Lionsgate for Growth and Value Creation	• Acquired and integrated eOne Entertainment
• Increased equity investment in 3 Arts Entertainment
• Prepared and closed the launch of Lionsgate Studios Corp., which included a approximately $330 million capital raise
• Key Financial Metrics Exceeded Fiscal 2024 Plan and Street Guidance While Strengthening Balance Sheet	• Exceeded fiscal 2024 plan adjusted OIBDA despite negative impact of industry strikes
• Exceeded fiscal 2024 plan positive free cash flow
• Exceeded fiscal 2024 guidance to “street” for LG Studios Business adjusted OIBDA (excluding eOne Entertainment) and Starz Business adjusted OIBDA
• Motion Picture Group Achieved Highest Box Office in Five Years, Best Financial Performance in 10 Years	• 2024 film slate generated nearly $1.1 billion at the global box office
• Best financial performance for Motion Picture Group in 10 years (segment profit of $319.4 in fiscal 2024)
• Launched new partnerships with Chad Stahelski to grow John Wick and Highlander franchises, develop original action films for global marketplace
• Partnered with Blumhouse to re-imagine multiple horror franchises from Lionsgate’s library
• Entered production or preproduction on Graham King/Antoine Fuqua’s biopic Michael, Chad Stahelski’s Highlander, Destin Daniel Crettin’s Naruto and Ruben Fleischer’s Now You See Me 3

• Continued Diversification of Television Group and Renewal of Key Series	• Secured renewals of key series including Ghosts (4th season on CBS), The Rookie (7th season on ABC) and Raising Kanan (5th season on STARZ)

•   Eleven television series in third, fourth or later seasons including Ghosts (CBS), The Rookie (ABC), Naked & Afraid (Discovery), Son of a Critch (The CW), Mythic Quest (Apple TV+), Acapulco (Apple TV+), BMF (STARZ), P-Valley (STARZ), Power Book II: Ghost (STARZ), Power Book III: Raising Kanan (STARZ), and Power Book IV: Force (STARZ)

• Entered production on the Seth Rogen comedy The Studio for Apple TV+ and The Hunting Wives and Spartacus for STARZ
• Following acquisition of eOne Entertainment, created Lionsgate Alternative Television (consisting of Pilgrim Media, eOne Entertainment, Blackfin, Renegade and Daisybeck Studios)
• Starz Remains a Distribution Partner of Choice	• Domestic over-the-top subscribers grew in fiscal 2024
• 64% of revenue from digital/streaming in fiscal 2024
• Announced new Origins prequel alongside three Power spinoffs and preparing Outlander prequel, Blood of My Blood
• Starz exited international territories
• Continued to Extract Value from Film and Television Library	• Generated strong library performance with $886 million of trailing 12-month revenue • Record library revenue of $339 million in fourth quarter of 2024
• Expanded Production Footprint	• Secured sound stages for television production needs in Yonkers, New York and Atlanta, Georgia and preparing to open studio facilities in Newark, New Jersey
• New Initiatives Strengthen Entrepreneurial Culture	• Increased diversity and inclusiveness of Lionsgate’s workforce • In fiscal 2024, 60% of new hires were women and 30% were employees of color
• Increased number of diverse suppliers by 62% in fiscal 2024
• Starz earned Fast Company’s prestigious “Brands That Matter” designation

Fiscal 2024 Annual Incentive Bonuses

Corporate Performance

In determining the corporate performance measure for fiscal 2024, the Lionsgate Compensation Committee selected adjusted OIBDA, the key performance indicator closely tied to Lionsgate’s strategic objectives and long-term success and used internally to manage financial performance. Fiscal 2024 actual adjusted OIBDA was then compared to fiscal 2024 plan adjusted OIBDA to determine Lionsgate’s corporate performance measure for fiscal 2024.

	Fiscal 2024 Actual	Fiscal 2024 Plan	Percent of 2024 Actual vs. 2024 Plan
Adjusted OIBDA	$517.6 million	$437.0 million	Over 100%

Accordingly, the Lionsgate Compensation Committee determined to award 100% to each executive for the corporate performance measure of the fiscal 2024 bonus plan.

Divisional Performance

In determining divisional performance measures for fiscal 2024, the Lionsgate Compensation Committee reviewed each divisions and segments fiscal 2024 financial performance using segment profit as its key financial measure. Fiscal 2024 actual segment profit was then compared to fiscal 2024 plan segment profit for each of Lionsgate’s operating segments.

	Fiscal 2024 Actual Segment Profit	Fiscal 2024 Plan Segment Profit	Percent of 2024 Actual vs. 2024 Plan
Studio Business
Motion Picture	$319.4 million	$264.0 million	Over 115%
Television Production	$146.8 million	$192.1 million	Over 75%
Media Networks (Domestic)	$206.1 million	$225.4 million	Over 90%

Accordingly, the Lionsgate Compensation Committee determined to award the following divisional performance measures for fiscal 2024:

•	115% as the divisional performance measure for the Motion Picture segment;

•	75% as the divisional performance measure for the Television Production segment; and

•	90% as the divisional performance measure for the Media Networks segment.

In reviewing divisional performance for the Named Executive Officers, the Lionsgate Compensation Committee evaluated overall Lionsgate performance rather than focusing on any particular division. The Lionsgate Compensation Committee acknowledged that Lionsgate concluded fiscal year 2024 on a solid note, surpassing its fiscal year plan and budget. Lionsgate also achieved several key financial results that exceeded consensus estimates from industry analysts. Further, operational achievements were highlighted, with the Lionsgate Compensation Committee noting Lionsgate’s acquisition of eOne in December 2023, Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, the preparation and close of the business combination of the LG Studios Business with Screaming Eagle Acquisition Corp. and subsequent launch of Lionsgate Studios Corp., in May 2014, and LG Studios’ capital raise which secured approximately $330 million in gross proceeds from a consortium of leading investors.

Accordingly, the Lionsgate Compensation Committee determined that each Named Executive Officer would be awarded 100% for divisional performance.

Individual Performance

In determining individual performance measures for each Named Executive Officer, the Lionsgate Compensation Committee reviewed the executive’s performance achievements, contributions, leadership, and execution with respect to Lionsgate’s key strategic objectives (against goals set by the Lionsgate Compensation Committee for each such executive for fiscal 2024). Within this context, the individual performance measures for each Named Executive officer determined by the Lionsgate Compensation Committee are set forth under Fiscal 2024 Annual Incentive Bonuses for Named Executive Officers below.

Fiscal 2024 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Jon Feltheimer	100%	100%	271%	$7,000,000	$11,000,000

In evaluating Mr. Feltheimer’s individual performance, the Lionsgate Compensation Committee assessed Mr. Feltheimer’s performance achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Grow adjusted OIBDA from fiscal 2023;

•	Continue to build film and television library;

•	Continue Motion Picture Group growth;

•	Maintain focus on successful renewal of Lionsgate television series;

•	Continue to execute talent strategy with 3 Arts Entertainment; and

•	Continue to drive profitability and increase value of Starz.

The Lionsgate Compensation Committee noted that under Mr. Feltheimer’s leadership, Lionsgate achieved a robust operational year, and Mr. Feltheimer’s strategic vision and effective execution were key to Lionsgate surpassing its fiscal year plan and budget. Specifically, even with strikes and other industry disruption, for the 2024 fiscal year, Lionsgate exceeded its fiscal 2024 adjusted OIBDA outlook of $400 million to $450 million (even after excluding a $30 million benefit from exiting of STARZ international territories). Moreover, in fiscal 2024, adjusted OIBDA of $518 million was up 45% from fiscal 2023, total revenue of $4 billion was up 4% from fiscal 2023, and adjusted free cash flow was up four-fold to $230 million. Further, for the 2024 fiscal year, Motion Picture Group revenue was up 25% from fiscal 2023 to $1.7 billion, while segment profit was up 16% from fiscal 2023 to $319 million, the highest segment profit in ten years, driven by franchise films such as Hunger Games: The Ballad of Songbirds & Snakes, John Wick: Chapter Four and Saw X, strength in carryover from previous years’ film slates, growth in Lionsgate’s multi-platform business, and strong library sales. Also, the Television Production Group finished the year on a positive note, with fourth quarter television revenue at $469 million and segment profit of $53 million, both up over 50% year-over-year, due to strong library sales and an increase in post-strike content deliveries.

Moreover, the Lionsgate Compensation Committee specifically noted Mr. Feltheimer’s integral role in overseeing: Lionsgate’s acquisition of eOne Entertainment in December 2023, which added thousands of titles to Lionsgate’s library, expanded its franchise portfolio, strengthened its scripted television business and facilitated the creation of Lionsgate Alternative Television; Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, which Lionsgate believes further diversifies its overall business, is a central pillar of the LG Studio Business’ talent strategy and serves as a financial growth engine for Lionsgate’s television business; and the close of the business combination with Screaming Eagle Acquisition Corp. and launch of Lionsgate Studios Corp. in May 2024, which Lionsgate believes is an important step towards the consummation of the Transactions.

The Lionsgate Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Feltheimer. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Feltheimer’s total direct compensation (defined as base salary, actual annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) relative to similar positions within Lionsgate’s peer group.

Pay Governance concluded that, with the bonus amount noted above, Mr. Feltheimer’s total direct compensation would be in the midrange relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above (noting that Mr. Feltheimer had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Feltheimer for fiscal 2024 a cash bonus of $11,000,000.

Michael Burns

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Michael Burns	100%	100%	127%	$5,500,000	$6,000,000

In evaluating Mr. Burns’ individual performance, the Lionsgate Compensation Committee assessed Mr. Burns’ achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Supervise all capital market transactions;

•	Manage Lionsgate’s business prudently;

•	Continue strategic initiatives, including contemplation of a separation of the LG Studio Business and Starz;

•	Continue to drive profitability and increase value of Starz; and

•	Manage external stakeholders.

The Lionsgate Compensation Committee specifically noted that Mr. Burns had successfully spearheaded LG Studios’ capital raise, securing approximately $330 million in gross proceeds from a consortium of leading investors. A critical component of this achievement was the comprehensive roadshow organized to attract and engage potential investors, which was tailored to address the unique interests and concerns of diverse investor groups, highlighting LG Studios’ competitive advantages, growth trajectory and long-term value proposition. The Lionsgate Compensation Committee also acknowledged Mr. Burns’ leadership role in negotiating an exchange of Lionsgate’s 5.500% Senior Notes (completed in May 2024), which was a key to providing Lionsgate with greater flexibility in managing its corporate debt. Other notable achievements recognized by the Lionsgate Compensation Committee included further leveraging relationships that added subscribers to the STARZ app, continuing to maintain and cultivate relationships with producers, talent and other relevant parties resulting in successful execution of television motion picture and television development projects, library acquisitions, distribution arrangements and other acquisition arrangements, presenting at all significant media banking and research conferences and participating in investor calls, and assisting Lionsgate’s worldwide television distribution team in closing numerous FAST channels carried by various platforms.

Next, the Lionsgate Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Burns. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Burns’ total direct compensation relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Burns had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Burns for fiscal 2024 a cash bonus of $6,000,000.

James W. Barge

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
James W. Barge	100%	100%	150%	$3,000,000	$3,500,000

In evaluating Mr. Barge’s individual performance, the Lionsgate Compensation Committee assessed Mr. Barge’s achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Manage Lionsgate’s treasury function;

•	Manage Lionsgate’s business prudently;

•	Work with business units to drive revenue, manage costs, and achieve or exceed plan and budget;

•	Manage to Lionsgate’s cash position while fully funding investment in content and marketing; and

•	Manage the contemplation of a separation of the LG Studio Business and the Starz Business, including alternative capital structures.

The Lionsgate Compensation Committee specifically noted Mr. Barge’s pivotal role as a principal member of Lionsgate’s leadership team which oversaw the preparation and close of the business combination with Screaming Eagle Acquisition Corp. and launch of Lionsgate Studios Corp. in May 2024. Mr. Barge was not only a key participant in the roadshow, but also oversaw tax planning, regulatory compliance, accounting practices, and other related financial functions crucial to the success of the transaction, which Lionsgate believes is an important step towards the consummation of the Transactions, simplifies Lionsgate’s structure, unlocks opportunities to scale respective businesses and creates incremental value for shareholders. Further, the Lionsgate Compensation Committee acknowledged Mr. Barge’s instrumental role in LG Studios’ capital raise of approximately $330 million in gross proceeds from a consortium of leading investors, providing financial oversight and playing a pivotal role in engaging such investors. Moreover, the Lionsgate Compensation Committee acknowledged Mr. Barge’s role in negotiating an exchange of Lionsgate’s 5.500% Senior Notes. After its closing in May 2024, Fitch initiated ratings on the then newly issued 5.500% Senior Notes at B+, with a stable outlook and superior recovery rating, and similarly upgraded the rating on the remaining 5.500% Senior Notes from B to B+, with a stable outlook and superior recovery rating. Other notable achievements recognized by the Lionsgate Compensation Committee included; effectively managing Lionsgate’s liquidity and debt structure, including negotiating favorable terms and securing optimal financing solutions to support Lionsgate’s strategic objectives; exceeding Lionsgate’s cash position for its fiscal 2024 plan and budget, with $397 million of net cash flow provided by operating activities and $230 million in adjusted free cash flow for the full year; innovatively structuring the financing for Lionsgate’s acquisition of eOne; and continuing to successfully manage Lionsgate’s accounts receivable monetization programs, production loans, programming notes, production tax credit facility, intellectual property credit facility and backlog facility.

Next, the Lionsgate Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Barge. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Barge’s total direct compensation relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Barge had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Barge for fiscal 2024 a cash bonus of $3,500,000.

Brian Goldsmith

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Brian Goldsmith	100%	100%	250%	$1,250,000	$1,875,000

In evaluating Mr. Goldsmith’s individual performance, the Lionsgate Compensation Committee assessed Mr. Goldsmith’s achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Manage Lionsgate’s business prudently;

•	Provide corporate support to business units to help streamline existing business operations and achieve overhead targets;

•	Manage Lionsgate’s acquisitions strategy;

•	Continue optimization and growth of Lionsgate’s library; and

•	Continue to drive profitability and increase value of Starz.

The Lionsgate Compensation Committee acknowledged that Mr. Goldsmith demonstrated exceptional leadership in overseeing all segments of Lionsgate’s business, ensuring cohesive and efficient business operations. The Lionsgate Compensation Committee specifically noted the Mr. Goldsmith played a vital role in executing major corporate and financing transactions, including as a principal member of Lionsgate’s leadership team which oversaw all aspects of Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, and the preparation and close of the business combination of the LG Studios Business with Screaming Eagle Acquisition Corp. and subsequent launch of LG Studios in May 2024. The Lionsgate Compensation Committee further noted that Mr. Goldsmith led the cross-divisional team that successfully orchestrated the acquisition of eOne in December 2023. Following the acquisition, Mr. Goldsmith led the meticulous integration process, overseeing the cross-border alignment of Lionsgate’s operations, systems, cultures and resources with those of eOne. Such integration efforts ensured a seamless transition with minimal disruption to Lionsgate’s business. Other notable achievements recognized by the Lionsgate Compensation Committee included closing other accretive library acquisitions; continuing optimization of Lionsgate’s library by driving margin improvement in Lionsgate’s licensing business, enhancing library rights renewal process and derivative rights identification/monetization, and focusing on accretive participant buyout opportunities; successfully negotiating certain outstanding audit claims; continuing to adjust Lionsgate’s real estate footprint to drive savings; and supporting the exiting of remaining international territories for Starz, allowing it to exclusively focus on the strength of its North American business.

The Lionsgate Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Goldsmith. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Goldsmith’s total direct compensation relative to (i) top strategy/business development executives (that generally report to a company’s chief financial officer) and (ii) entertainment chief operating officers (that generally report to a company’s chief executive officer) of companies in both Lionsgate’s peer group and certain companies in its entertainment industry group, as applicable.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Goldsmith had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Goldsmith for fiscal 2024 a cash bonus of $1,875,000.

Bruce Tobey

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2024 Target Bonus	Fiscal 2024 Bonus
Bruce Tobey	100%	100%	300%	$750,000	$1,250,000

In evaluating Mr. Tobey’s individual performance, the Lionsgate Compensation Committee assessed Mr. Tobey’s achievements against fiscal 2024 individual performance goals established at the beginning of the fiscal year, which included, among others, the following:

•	Providing strategic leadership for Lionsgate’s business and legal affairs departments across all operating segments;

•	Negotiating and providing comprehensive legal and business support for all corporate and financing transactions;

•	Structuring and overseeing the anticipated separation of the LG Studio Business and the Starz Business;

•	Planning and developing strategies to respond to anticipated guild strikes; and

•	Advancing initiatives to develop and foster diversity, equity and inclusion with Lionsgate.

The Lionsgate Compensation Committee’s assessment underscored Mr. Tobey’s pivotal role in navigating these complex and critical areas, reflecting a comprehensive and forward-thinking approach to Lionsgate’s strategic objectives. The Lionsgate Compensation Committee noted that Mr. Tobey’s proactive planning and coordination with Lionsgate’s operating businesses were essential in developing strategies to address and mitigate the impact of anticipated and actual guild strikes, safeguarding Lionsgate’s interests. The Lionsgate Compensation Committee further noted Mr. Tobey’s integral efforts as a principal member of Lionsgate’s leadership team in its acquisition of eOne in December 2023, where he not only oversaw all legal aspects of the transaction, but also provided guidance as to strategic objectives, maximizing the transaction’s value. The Lionsgate Compensation Committee also noted Mr. Tobey’s success in leading Lionsgate’s AI (artificial intelligence) initiatives, orchestrating Lionsgate’s efforts to integrate AI into a number of its operations, as well as his pivotal roles in Lionsgate’s increased equity investment in 3 Arts Entertainment in January 2024, and the preparation and close of the business combination of the LG Studios Business with Screaming Eagle Acquisition Corp. and subsequent launch of Lionsgate Studios Corp. in May 2024. To execute the close of the transaction and the launch of LG Studios, Mr. Tobey navigated the legal complexities inherent in such transactions, ensured compliance with regulatory requirements, and provided strategic advice at every pivotal stage of negotiations.

The Lionsgate Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2024 bonus amount for Mr. Tobey. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of Lionsgate’s business and strategic performance achieved during fiscal 2024, and the competitive position of Mr. Tobey’s total direct compensation relative to similar positions within Lionsgate’s peer group.

Accordingly, in June 2024, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Tobey had achieved or exceeded most of his fiscal 2024 individual performance goals), the Lionsgate Compensation Committee approved for Mr. Tobey for fiscal 2024 a cash bonus of $1,250,000.

Long-term Incentive Awards

Lionsgate believes that providing a meaningful equity stake in its business is essential to ensure competitive compensation opportunities. Moreover, Lionsgate believes that providing compensation in the form of equity awards aligns executives’ incentives with shareholders’ interests, fostering long-term superior performance.

Therefore, Lionsgate has historically made grants of restricted share units, stock options and/or SARs to incentivize its executives in driving shareholder value. The Lionsgate Compensation Committee bases its award grants to executives on a number of factors, including:

•	The executive’s role within Lionsgate and overall compensation package;

•	The executive’s performance in fulfilling individual responsibilities;

•	Comparative analysis of equity participation among executives at peer group companies; and

•	The executive’s contribution to Lionsgate’s financial success.

Equity Award Grant Practices

Equity award grants to the Named Executive Officers are set forth in their employment agreements, which generally provide terms for annual grants to be made over the agreement’s term. These grants are strategically designed to provide incentives throughout the agreement’s duration and to incentivize performance throughout the agreement’s term. The Lionsgate Compensation Committee then assesses the award terms in the employment agreements each year and makes a final determination as to the terms of the annual equity awards to be granted to the Named Executive Officers for that year.

The Lionsgate Compensation Committee’s practice has been to grant the annual equity awards at its first meeting after July 1 each year, which meeting is usually scheduled well in advance. Additionally, Lionsgate may, from time-to-time, grant equity-based awards to executive officers and other employees as part of annual bonuses, in connection with new-hires or promotions, or in other special circumstances, and retains discretion to grant equity awards from time-to-time when and as the Lionsgate Compensation Committee may determine to be appropriate. The release of material non-public information is not taken into account in determining the timing and terms of equity award grants, and Lionsgate does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Lionsgate’s equity incentive awards as described below are generally made with respect to LGEC Class B shares. However, the Lionsgate Compensation Committee has discretion to provide that awards granted under stock incentive plans may be made with respect to LGEC Class A shares rather than LGEC Class B shares.

Restricted Share Units

Lionsgate grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that may be subject to time-based and performance-based vesting requirements. Awards generally relate to LGEC Class B shares, with each unit that vests being payable in LGEC Class B shares (although awards may also be structured to be payable in cash based on the value of the underlying shares). Awards of time-based restricted share units vest over a period of several years following the date of grant. Thus, the units are designed both to link executives’ interests with those of Lionsgate’s shareholders (as the units’ value is based on the value of LGEC Class B shares) and to provide a long-term retention incentive for the vesting period, as they generally have value regardless of share price volatility.

Awards of performance-based restricted share units also cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on Lionsgate’s and the individual’s performance during that year relative to performance goals reviewed by the Lionsgate Compensation Committee. Before any performance-based restricted share unit is paid, the Lionsgate Compensation Committee must certify that the performance target(s) have been satisfied. The Lionsgate Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits. Thus, the performance units are designed both to motivate executives to maximize Lionsgate’s performance each year and to provide a long-term retention incentive for the entire period covered by the award.

Stock Options	A stock option is the right to purchase shares at a future date at a specified price per share. Lionsgate grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of an LGEC Class B share on the date of grant, and (ii) in certain cases, as a percentage premium to the closing price of an LGEC Class B share on the date of grant. Thus, the Named Executive Officers will realize value on their stock options only if Lionsgate’s shareholders realize value on their shares and, for that reason, the Lionsgate Compensation Committee considers all options to be performance-based awards. The stock options function as a retention incentive for Lionsgate’s executives as the executive generally must remain employed through the vesting period. The maximum term of a stock option is 10 years from the date of grant.

Share Appreciation Rights	A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of an LGEC Class B share on the date of exercise of the SAR over the base price of the SAR. Lionsgate has made a portion of its long- term incentive awards to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of an LGEC Class B share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of an LGEC Class B share on the grant date, SARs provide the same incentives as stock options because the holder will realize value on their SARs only if Lionsgate’s share price increases after the date of grant. Thus, similar to stock options, SARs are considered by the Lionsgate Compensation Committee to be performance-based awards. The SARs function as a retention incentive for Lionsgate’s executives as the executive generally must remain employed through the vesting period. The maximum term of a SAR is 10 years from the date of grant.

Granting of Equity Awards in Fiscal 2024

The following equity awards were granted to the Named Executive Officers in fiscal 2024.

These awards consist of (i) annual grants made to Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey pursuant to their employment agreements and (ii) a one-time grant made to Mr. Tobey. In addition, these awards consist of a portion of certain performance-based awards approved by the Lionsgate Compensation Committee prior to fiscal 2024 that became eligible to vest during fiscal 2024. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Lionsgate Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards allocated to fiscal 2024 (including the number of shares awarded by the Lionsgate Compensation Committee based on performance during fiscal 2024) that were allocated to a performance period that ended during fiscal 2024. For more information on these awards, please see the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.

•

In May 2023, the Lionsgate Compensation Committee determined the vesting of a tranche of an award of performance-based SARs granted to Mr. Barge in September 2019 that was eligible to vest during fiscal 2023. This tranche covered 211,842 SARs with respect to LGEC Class B shares that were eligible to vest based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance discussed in Lionsgate’s 2023 proxy statement, and reflected in Lionsgate’s Quarterly Reports on Form 10-Q, and also acknowledged the contributions of

Mr. Barge. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance-based SARs that were subject to this vesting tranche.

•

In June 2023, effective July 3, 2023, the Lionsgate Compensation Committee approved annual grants of restricted share units for fiscal 2024 (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to each of the Named Executive Officers. Each of these grants is scheduled to vest over a three-year period. The number of shares subject to the time-based grants are shown in the Grants of Plan-Based Awards Table below. As noted above, the performance-based awards are not treated as granted for accounting purposes until the Lionsgate Compensation Committee determines whether the applicable performance requirements have been met, and accordingly, the annual grants made in fiscal 2024 that are subject to performance-based vesting are not reflected in the table.

•

In June 2023, the Lionsgate Compensation Committee determined the vesting of a tranche of awards of performance-based restricted share units granted to Messrs. Feltheimer, Barge and Goldsmith in July 2022, that were eligible to vest during fiscal 2024. The tranches covered 96,811, 60,507 and 56,473 restricted share units, respectively with respect to LGEC Class B share, that were eligible to vest based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and the executive’s performance during the 12-month period covered by the tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance reflected in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2023 and the contributions of Messrs. Feltheimer, Barge and Goldsmith cited in Lionsgate’s 2023 proxy statement. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to these vesting tranches, and these tranches are considered granted for accounting purposes upon the date of the Lionsgate Compensation Committee’s determination and are reported in the compensation tables below. However, these tranches of performance-based restricted share units do not vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with Lionsgate or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of LGEC Class B share over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal (if not previously achieved) is deemed to have been achieved in full upon any change in control of Lionsgate, or any other extraordinary transaction (including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transaction by Lionsgate or its subsidiaries). In May 2024, the VWAP Goal was deemed to have been achieved.

•

In June 2023, the Lionsgate Compensation Committee determined the vesting of (i) a tranche covering 90,703 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2020 and (ii) a tranche covering 42,779 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2021, in each case, that were eligible to vest during fiscal 2024 based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance reflected in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2023 and the contributions of Mr. Barge cited in Lionsgate’s 2023 proxy statement. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance- based restricted share units that were subject to these vesting tranches.

•

In June 2023, the Lionsgate Compensation Committee determined the vesting of (i) a tranche covering 79,365 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2020 and (ii) a tranche covering 39,927 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2021, in each case, that were eligible to vest during fiscal 2024 based on the Lionsgate Compensation Committee’s assessment of Lionsgate’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Lionsgate Compensation Committee reviewed Lionsgate’s corporate performance reflected in Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2023, and the contributions of Mr. Goldsmith cited in Lionsgate’s

2023 proxy statement. Accordingly, based on its review, the Lionsgate Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to these vesting tranches.

•	In July 2023, the Lionsgate Compensation Committee approved the grant of 12,165 time-based restricted share units to Mr. Tobey. The grant is scheduled to vest in July 2024.

Severance and Other Benefits upon Termination of Employment

Lionsgate provides severance protections for the Named Executive Officers under their respective employment agreements. The Lionsgate Compensation Committee determines the level of severance benefits on a case-by-case basis, and, in general, considers them an important part of an executive’s compensation, consistent with competitive practices and, particularly in the context of a change in control transaction, playing a valuable role in attracting and retaining key executive officers.

As described in more detail under “Potential Payments Upon Termination or Change in Control” below, the Named Executive Officers would be entitled to severance benefits under their employment agreements in the event of a termination of employment by Lionsgate “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. Lionsgate has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with Lionsgate and as part of their overall compensation package. The cash severance benefits for these executives are generally determined, in the case of Messrs. Feltheimer and Burns, based on their base salary through the remainder of the term covered by their employment agreement and, in the case of the other Named Executive Officers, the greater of 50% of their base salary through the remainder of the term covered by their employment agreement or their base salary for a specified number of months following termination.

Lionsgate also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with Lionsgate during an important time when their prospects for continued employment following the transaction are often uncertain, Lionsgate provides certain Named Executive Officers with enhanced severance benefits if their employment is terminated by Lionsgate “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. Lionsgate believes that such enhanced severance benefits Lionsgate and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The cash severance benefits for these executives are generally determined based on their base salary through the remainder of the term covered by their employment agreement (or, if greater, a specified amount in the case of Messrs. Feltheimer and Burns or a specified number of months of base salary following termination in the case of the other Named Executive Officers). In addition, Lionsgate believes it is appropriate to provide these benefits to certain Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of Lionsgate as specified in their respective employment agreements.

As noted above, Lionsgate does not provide any benefits to the Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.

See “—Potential Payments Upon Termination or Change in Control” below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.

Perquisites and Other Benefits

Lionsgate provides certain Named Executive Officers with limited perquisites and other personal benefits, such as life insurance policy contributions and club membership dues that the Lionsgate Compensation Committee believes are reasonable and consistent with Lionsgate’s overall compensation program, to better enable it to attract and retain superior employees for key positions. Additionally, Lionsgate owns an interest in an aircraft through a fractional ownership program for use, from time to time, for film promotion and other corporate purposes. As Lionsgate maintains this interest for business purposes, Lionsgate believes that it is reasonable to afford limited personal use of the aircraft consistent with regulations of the IRS, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse Lionsgate for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation Table and the accompanying footnotes below.

Lionsgate has also adopted a nonqualified deferred compensation plan to allow the Named Executive Officers and certain other key employees the opportunity to defer a portion of their compensation without regard to the tax code limitations applicable to tax-qualified plans. The deferred compensation plan is intended to promote retention by providing participants with an opportunity to save for retirement in a tax-efficient manner. Please see the “—Non-Qualified Deferred Compensation” section below for a description of the plan.

Clawback Policy

In accordance with SEC and NYSE requirements, the Lionsgate Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that Lionsgate is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, Lionsgate will seek to recover compensation that is awarded to an executive officer based on Lionsgate’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Policy with Respect to Section 162(m)

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by the Lionsgate Compensation Committee under a plan approved by Lionsgate’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Lionsgate Compensation Committee notes this deductibility limitation. However, the Lionsgate Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of Lionsgate and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Lionsgate’s Compensation Policies and Risk Management

The Lionsgate Compensation Committee has reviewed the design and operation of Lionsgate’s current compensation structures and policies as they pertain to risk and has determined that Lionsgate’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on Lionsgate.

Lionsgate Compensation Committee Interlocks and Insider Participation

During fiscal 2024, the Lionsgate Compensation Committee consisted of Messrs. Simm (Chair), Fries, Rachesky, Sloan and Ms. McCaw. No member who served on the Lionsgate Compensation Committee at any time during fiscal 2024 is or has been a former or current executive officer of Lionsgate, or had any relationships requiring disclosure by Lionsgate under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of Lionsgate’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Lionsgate Compensation Committee during fiscal 2024.

Executive Compensation Information Summary Compensation Table

The Summary Compensation Table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2024, 2023 and 2022. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in footnote 3 to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2024 provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2024. The Outstanding Equity Awards at Fiscal 2024 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation — Fiscals 2024, 2023 and 2022

Name and Principal Position(a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Jon Feltheimer	2024	$1,500,000	$11,000,000	$5,427,902		$0	$0	$0	$286,046	$18,213,948
Chief Executive	2023	$1,500,000	$10,000,000	$9,750,004	*	$0	$0	$0	$278,405	$21,528,409
Officer	2022	$1,500,000	$2,800,000	$1,000,003		$0	$0	$0	$285,409	$5,585,412

Michael Burns	2024	$1,000,000	$6,000,000	$1,749,999		$0	$0	$0	$86,643	$8,836,642
Vice Chair	2023	$1,000,000	$5,500,000	$3,500,005	*	$0	$0	$0	$98,975	$10,098,980
	2022	$1,000,000	$2,000,000	$1,344,000		$0	$0	$0	$62,289	$4,406,289

James W. Barge	2024	$1,166,667	$3,500,000	$3,033,711		$911,481	$0	$0	$15,236	$8,627,095
Chief Financial	2023	$1,000,000	$3,000,000	$5,965,724	*	$891,066	$0	$0	$14,285	$10,871,075
Officer	2022	$1,000,000	$800,000	$3,200,174		$1,437,120	$0	$0	$13,486	$6,450,780

Brian Goldsmith	2024	$1,250,000	$1,875,000	$3,019,557		$0	$0	$0	$14,122	$6,158,679
Chief Operating	2023	$1,125,000	$1,625,000	$3,648,468	*	$184,629	$0	$0	$18,802	$6,601,899
Officer	2022	$1,000,000	$375,000	$3,483,617		$568,463	$0	$0	$14,034	$5,441,114

Bruce Tobey	2024	$1,000,000	$1,250,000	$599,996		$0	$0	$0	$25,015	$2,875,011
Executive Vice	2023	$19,231	$0	$249,999		$0	$0	$0	$0	$269,230
President and General Counsel

*

As explained in note (1) below, these amounts include the value of equity awards granted early in fiscal 2023 as a portion of the executive’s fiscal 2022 annual incentive bonus as follows: for Mr. Feltheimer, $7,200,002 in stock awards; for Mr. Burns, $3,500,005 in stock awards; for Mr. Barge, $3,199,998 in stock awards; and for Mr. Goldsmith, $900,003 in stock awards. Accordingly, the total amount in column (j) for fiscal 2023 is much greater than the total amount for fiscal 2022 as fiscal 2023 reflects both a substantial portion of the value of executive’s fiscal 2022 annual incentive bonus granted in equity in fiscal 2023 and the executive’s entire fiscal 2023 annual incentive bonus paid in cash in fiscal 2024.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Lionsgate Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation Table as compensation for the fiscal year in which the award was approved by the Lionsgate Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscal 2022, each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus awarded for fiscal 2022 performance is reported in the “Bonus” column for fiscal 2022, and the grant date fair value of the equity awards granted to each executive as part of their fiscal 2022 bonus is reported as compensation for fiscal 2023. For fiscal 2023 and fiscal 2024, each Named Executive’s Officer’s bonus was awarded in cash.

(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The applicable assumptions used in the Black-Scholes option-pricing model for option awards granted during fiscal 2024 were as follows: risk-free interest rate of 4.01%, expected option life of 3.3 years, expected volatility for options of 46% and expected dividend-yield of 0%. The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Lionsgate Compensation Committee has approved certain grants of restricted share units to Messrs. Feltheimer, Barge and Goldsmith that would vest based on such company and/or individual performance criteria determined by the Lionsgate Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Lionsgate Compensation Committee determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made.
(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation Table for the Named Executive Officers in fiscal 2024:

Name	401(k) Contribution	Term Life Insurance Premiums(a)	Severance/ Retirement	Automobile Allowance	Miscellaneous(b)	Disability Benefits	Total
Jon Feltheimer	$13,200	$835	$0	$0	$270,993	$1,018	$286,046
Michael Burns	$13,200	$1,566	$0	$13,332	$57,527	$1,018	$86,643
James W. Barge	$13,200	$1,018	$0	$0	$0	$1,018	$15,236
Brian Goldsmith	$11,538	$1,566	$0	$0	$0	$1,018	$14,122
Bruce Tobey	$22,431	$1,566	$0	$0	$0	$1,018	$25,015

(a)

Lionsgate is not the beneficiary of the life insurance policies, and the premiums that Lionsgate pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2024 includes $45,201 in club membership dues, $25,200 in security service costs, and $200,593 in incremental costs for the personal use of the company-leased aircraft (net of approximately $45,750 reimbursed to Lionsgate by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2024 includes $57,527 in incremental costs for the personal use of the company-leased aircraft (net of approximately $19,950 reimbursed to Lionsgate by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to Lionsgate, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries, and depreciation).

Description of Employment Agreements

Lionsgate has entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under “—Potential Payments Upon Termination or Change in Control”.

Jon Feltheimer	Employment Agreement:	August 12, 2022

	Title:	Chief Executive Officer

	Term Ending:	August 21, 2025

	Base Salary:	$1,500,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of $7,000,000; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested existing common stock.

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, reasonable club membership dues, and limited use of Lionsgate’s private aircraft.

	Annual Equity Award (Fiscal 2024-2026):	Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $6,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Michael Burns	Employment Agreement:	December 18, 2020

	Title:	Vice Chair

	Term Ending:	October 30, 2024

	Base Salary:	$1,000,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee, with a target of 75% of base salary. Any portion that exceeds $1,500,000 for a particular year may be paid in the form of either an award of existing common stock or a stock option to purchase existing common stock, as determined by the Lionsgate Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on Lionsgate’s then-current share price and, in the case of a stock option, the assumptions then used to value stock options for purposes of Lionsgate’s financial reporting).

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, and limited use of Lionsgate’s private aircraft.

	Equity Award:	Received an award in December 2020 of performance-based SARs with respect to 1,500,000 of LGEC Class B shares at a per-share exercise price of $8.51, which vested in equal amounts on December 18,

2021, December 18, 2022, and December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the volume-weighted average of the closing prices of LGEC Class B shares over a period of 30 consecutive trading days ending on or before December 18, 2023, was greater than or equal to $17.02 (the “VWAP Performance Goal”). The VWAP Performance Goal was met on June 25, 2021.

James W. Barge	Employment Agreement:	As of August 1, 2023

	Title:	Chief Financial Officer

	Term Ending:	July 31, 2026

	Base Salary:	$1,250,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee in consultation with Lionsgate’s Chief Executive Officer, with a target amount two hundred forty percent (240%) of his base salary.

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level.

	Annual Equity Awards:	Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,750,000, each with a three-year vesting period and to consist of restricted stock units and/or options (or SARs) as determined by the Lionsgate Compensation Committee.

	Consulting Agreement:	Effective as of August 1, 2026, a one-year consulting agreement for finance consulting services to Lionsgate for the monthly rate of $41,666.67.

Brian Goldsmith	Employment Agreement:	October 1, 2020

	Title:	Chief Operating Officer

	Term Ending:	September 30, 2025

	Base Salary:	$1,250,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee in consultation with Lionsgate’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level.

	Annual Equity Awards:	Eligible to receive annual grants as to LGEC Class B shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted share units and/ or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Bruce Tobey	Employment Agreement:	March 27, 2023

	Title:	Executive Vice President and General Counsel

	Term Ending:	March 26, 2026

Base Salary:	$1,000,000

Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Lionsgate Compensation Committee in consultation with Lionsgate’s Chief Executive Officer, with a target of 75% of base salary.

Other Benefits:	Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level.

Annual Equity Awards:	Eligible to receive annual grants as to LGEC Class B shares each year for fiscal 2024 through fiscal 2026 with a grant date value of $1,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Lionsgate Compensation Committee.

Equity Award:	Received grant in March 2023 as to LGEC Class B shares of 26,511 time-vesting restricted share units, with a three-year vesting period.

Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2024. Each of the equity-based awards was granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”), which was succeeded by the 2023 Plan and approved by Lionsgate’s shareholders. Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2024

Name (a)	Grant Date (b)*	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jon Feltheimer	6/29/2023	—	—	—	—	96,811	—	—	—	—	$427,905
	7/3/2023	—	—	—	—	—	—	599,520	—	—	$4,999,997
Michael Burns	7/3/2023	—	—	—	—	—	—	209,832	—	—	$1,749,999
James W. Barge	5/15/2023	—	—	—	—	211,842	—	—	—	$8.66	$911,481
	6/29/2023	—	—	—	—	60,507	—	—	—	—	$267,441
	6/29/2023	—	—	—	—	90,703	—	—	—	—	$775,511
	6/29/2023	—	—	—	—	42,779	—	—	—	—	$365,760
	7/3/2023	—	—	—	—	—	—	194,844	—	—	$1,624,999
Brian Goldsmith	6/29/2023	—	—	—	—	56,473	—	—	—	—	$249,611
	6/29/2023	—	—	—	—	79,365	—	—	—	—	$678,571
	6/29/2023	—	—	—	—	39,927	—	—	—	—	$341,376
	7/3/2023	—	—	—	—		—	209,832	—	—	$1,749,999
Bruce Tobey	7/3/2023	—	—	—	—	—	—	59,952	—	—	$500,000
	7/6/2023	—	—	—	—	—	—	12,165	—	—	$99,996

*	These awards were granted with respect to LGEC Class B shares.
(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation Table.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2019 Plan. The 2019 Plan is administered by the Lionsgate Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2019 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or Lionsgate’s shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2019 Plan, a change in control of Lionsgate does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Lionsgate Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of stock options, exercisable. Any stock options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units granted to the Named Executive Officers during fiscal 2024, including tranches of certain performance-based awards that are treated as granted during fiscal 2024 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of LGEC Class B shares (typically in an equal number of LGEC Class B shares, but the Lionsgate Compensation Committee has the discretion to settle the units in cash or shares of LGEC Class A shares). The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by Lionsgate during the term of the award on a number of LGEC Class B shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will be paid only if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units

For Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey, the awards of 599,520, 209,832, 194,844, 209,832 and 59,952 LGEC Class B shares, respectively, made in July 2023, and reported in column (i) in the table above, represent annual grants of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting dates.

For Mr. Tobey, the award of 12,165 LGEC Class B shares made in July 2023, and reported in column (i) in the table above, represents a grant of time-based restricted share units. These awards are subject to a one-year vesting schedule, subject to the executive’s continued employment through the vesting date.

Performance-Based Units

Column (g) in the table above report awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2024 under applicable accounting rules. Performance share units are similar to the restricted share units described above, except that they are subject to performance based vesting conditions as well as time-based vesting.

For Messrs. Feltheimer, Barge and Goldsmith, the awards of 96,811, 60,507 and 56,473 LGEC Class B shares, respectively, made in June 2023, and reported in column (g) in the table above, represent the portion of awards of restricted share units that vested with respect to performance only based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and Lionsgate’s performance, respectively. These awards were originally approved by the Lionsgate Compensation Committee in July 2022, and cover a three-year period ending in July 2025, with one-third of the total award being eligible to vest based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and Lionsgate’s respective performance over a specified 12-month period. Each grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and Lionsgate’s respective performance are reflected in the table above. However, none of the performance-based restricted share units vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with Lionsgate or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of LGEC Class B shares over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal was not achieved as of March 31, 2024. The VWAP Goal (if not previously achieved) is deemed to have been achieved in full upon any change in control of Lionsgate, or any other extraordinary transaction (including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transaction by Lionsgate or its subsidiaries). In May 2024, the VWAP Goal was deemed to have been achieved.

For Mr. Barge, the award of 90,703 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Barge’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Barge’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Barge’s and Lionsgate’s performance are reflected in the table above.

For Mr. Barge, the award of 42,779 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Barge’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Barge’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Barge’s and Lionsgate’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 79,365 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in

July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Goldsmith’s and Lionsgate’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 39,927 LGEC Class B shares made in June 2023, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and Lionsgate’s performance. This award was originally approved by the Lionsgate Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2024 based on Mr. Goldsmith’s and Lionsgate’s performance are reflected in the table above.

Share Appreciation Rights

Column (g) in the table above also report awards of SARs treated as granted to the Named Executive Officers during fiscal 2024 under applicable accounting rules. Once vested, each SAR will generally remain exercisable until its normal expiration date. SARs granted to the Named Executive Officers generally have a term of 10 years. However, vested SARs may terminate earlier in connection with a change-in-control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the SARs will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the SARs following a termination of employment. However, SARs held by Lionsgate’s employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested SARs if the employee meets certain age and service requirements upon his or her retirement from employment with Lionsgate. If the Named Executive Officer is terminated by Lionsgate for cause, the SAR (whether or not vested) will immediately terminate. The SARs granted to Lionsgate’s employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Barge, the grant of 211,842 SARs with respect to LGEC Class B shares made in May 2023, and reported in column (g) in the table above, represents the portion of an award of SARs that vested based on Mr. Barge’s and Lionsgate’s performance. This grant was originally approved by the Lionsgate Compensation Committee in September 2019 and covers a three-year period, with one-third of the total award being eligible to vest based on Mr. Barge’s and Lionsgate’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Lionsgate Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the SARs eligible to vest during fiscal 2024 based on Mr. Barge’s and Lionsgate’s performance are reflected in the table above.

Outstanding Equity Awards

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2024, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2024 Year-End

	Option Awards						Stock Awards
Name(a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(j)
Jon Feltheimer	LGF.A	565,037	—	—	$20.37	10/11/2026	—		—	—		—
	LGF.B	565,037	—	—	$19.69	10/11/2026	—		—	—		—
	LGF.A	565,037	—	—	$25.46	10/11/2026	—		—	—		—
	LGF.B	565,037	—	—	$24.61	10/11/2026	—		—	—		—
	LGF.B	125,000	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	125,000	—	—	$28.78	6/7/2028	—		—	—		—
	LGF.B	418,245	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	2,000,000	—	—	$8.17	8/21/2030	—		—	—		—
	LGF.B	—	—	—	—	—	193,622	(2)	$1,802,621	—		—
	LGF.B	—	—	—	—	—	—		—	96,811	(3)	$901,310
	LGF.B	—	—	—	—	—	599,520	(4)	$5,581,531	—		—
Michael Burns*	LGF.A	425,476	—	—	$24.59	11/3/2026	—		—	—		—
	LGF.B	425,476	—	—	$23.77	11/3/2026	—		—	—		—
	LGF.A	425,476	—	—	$19.68	11/3/2026	—		—	—		—
	LGF.B	425,476	—	—	$19.02	11/3/2026	—		—	—		—
	LGF.B	106,594	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	106,594	—	—	$28.78	6/7/2028	—		—	—		—
	LGF.B	166,340	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	1,155,000	—	—	$8.51	12/18/2030	—		—	—		—
	LGF.B	—	—	—	—	—	33,333	(5)	$310,330	—		—
	LGF.B	—	—	—	—	—	209,832	(4)	$1,953,536	—		—
James W. Barge	LGF.B	850,000	—	—	$25.22	12/28/2026	—		—	—		—
	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	1,271,052	—	—	$8.66	9/26/2029	—		—	—		—
	LGF.B	—	—	—	—	—	42,779	(6)	$398,272	—		—
	LGF.B	—	—	—	—	—	121,014	(2)	$1,126,640	—		—
	LGF.B	—	—	—	—	—	—		—	60,507	(3)	$563,320
	LGF.B	—	—	—	—	—	194,844	(4)	$1,813,998	—		—
Brian Goldsmith	LGF.A	132,657	—	—	$39.16	11/13/2025	—		—	—		—
	LGF.B	132,657	—	—	$37.86	11/13/2025	—		—	—		—
	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—		—
	LGF.B	315,372	—	—	$18.11	11/12/2028	—		—	—		—
	LGF.B	404,530	—	—	$11.99	7/1/2029	—		—	—		—
	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—		—
	LGF.B	—	—	—	—	—	39,927	(6)	$371,720	—		—
	LGF.B	—	—	—	—	—	112,946	(2)	$1,051,527	—		—
	LGF.B	—	—	—	—	—	—		—	56,473	(3)	$525,764
	LGF.B	—	—	—	—	—	209,832	(4)	$1,953,536	—		—
Bruce Tobey	LGF.B	—	—	—	—	—	17,674	(7)	$164,545	—		—
	LGF.B	—	—	—	—	—	59,952	(4)	$558,153	—		—
	LGF.B	—	—	—	—	—	12,165	(8)	$113,256	—		—

*	Reflect adjusted option award amounts due to the terms of a divorce stipulation and order during fiscal 2022. See the Option Exercises and Stock Vested table below.
(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of LGEC Class A shares or units (LGF.A) or LGEC Class B shares or units (LGF.B) reported in columns (g) and (i), respectively, by $9.95 and $9.31, respectively, the closing price of LGF.A and LGF.B on March 28, 2024 (the last trading day of fiscal 2024).

(2)	The unvested portion of this award is scheduled to vest in two equal annual installments on July 27, 2024 and July 27, 2025.
(3)	This award is subject to the VWAP Goal described above.
(4)	The unvested portion of this award is scheduled to vest in three equal annual installments on July 3, 2024, July 3, 2025 and July 3, 2026.
(5)	The unvested portion of this award is scheduled to vest on May 14, 2024.
(6)	The unvested portion of this award is scheduled to vest on July 19, 2024.
(7)	The unvested portion of this award is scheduled to vest in two equal annual installments on March 27, 2025 and March 27, 2026.
(8)	The unvested portion of this award is scheduled to vest on July 6, 2024.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of options and SARs by the Named Executive Officers during fiscal 2024 and the vesting during fiscal 2024 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2024

	Securities Covered by Award	Option Awards				Stock Awards
Name(a)		Number of Shares Acquired on Exercise (#)(b)		Value Realized on Exercise ($)(1)(c)		Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(1)(e)
Jon Feltheimer	LGF.B	—		$—		848,377	$7,972,937
Michael Burns	LGF.A	27,314	(2)	$—		—	$—
	LGF.B	382,636	(3)	$351,900	(3)	—	$—
	LGF.B	—		$—		398,678	$3,866,856
James W. Barge	LGF.B	—		$—		661,500	$5,528,619
Brian Goldsmith	LGF.B	—		$—		389,003	$2,976,826
Bruce Tobey	LGF.B	—		$—		8,837	$77,324

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of existing common stock to which the exercise of the option related by (ii) the difference between the per-share closing price of the applicable class of shares of existing common stock to on the date of exercise and the exercise price of the stock options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of shares of existing common stock on the vesting date.

(2)

Reflects option awards transferred during fiscal 2024 due to the terms of a divorce stipulation and order. With respect to 27,314 of the shares subject to such transferred awards, no value is reported in the table above as the per-share exercise price of the award was greater than the per-share price of our LGEC Class A shares at the time the award was transferred.

(3)

Reflects option awards transferred during fiscal 2024 due to the terms of a divorce stipulation and order. With respect to 152,636 of the shares subject to such transferred awards, no value is reported in the table above as the per-share exercise price of the award was greater than the per-share price of LGEC Class B shares at the time the award was transferred.

Non-Qualified Deferred Compensation

Lionsgate permits the Named Executive Officers and certain other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table above on a deferred basis under Lionsgate’s Deferred Compensation Plan. Under the plan, Lionsgate is also permitted to make additional discretionary contributions with respect to amounts deferred under the plan.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement or other termination of service, disability or death. At the participant’s election, compensation deferred until a specified date or termination of service may be paid as a lump sum or in annual installments as specified in the plan document. If the participant’s employment terminates due to death or disability, the participant’s deferred compensation balance will be paid in a single lump sum. Emergency hardship withdrawals are also permitted under the plan.

As of March 31, 2024, none of the Named Executive Officers had deferred any amount under the plan, and Lionsgate had not made any contributions with respect to any Named Executive Officer under the plan.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with Lionsgate. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of Lionsgate under the terms of its equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of Lionsgate.

Jon Feltheimer

Severance Benefits — Termination of Employment. The following summary, in accordance with securities law requirements, is based upon Mr. Feltheimer’s agreement in effect on March 31, 2024. As noted above, Mr. Feltheimer entered into a new employment agreement on August 8, 2024, the terms of which are described above. See “—Employment Agreements” above. In the event Mr. Feltheimer’s employment is terminated by Lionsgate “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a cash severance payment equal to the present value of his base salary through August 21, 2025, as well as payment of his premiums for continued health coverage for up to six months following his termination and his premiums for continued life and disability insurance through August 21, 2025. In addition, Mr. Feltheimer would be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. Mr. Feltheimer’s equity awards granted by Lionsgate prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and if an annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination).

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of Lionsgate (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through August 21, 2025 and $6.0 million.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with Lionsgate terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by Lionsgate pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with Lionsgate terminates due to his disability, Lionsgate will continue to pay the premiums for his continued life and disability insurance through August 21, 2025.

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by Lionsgate “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through October 23, 2024, a prorated amount of the annual bonus that Mr. Burns would have received for the fiscal year in which his termination occurs, as well as payment of his premiums for continued health coverage for up to six months following his termination and payment for continued life and disability insurance through October 30, 2024. In addition, Mr. Burns’ equity awards granted by Lionsgate pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of Lionsgate (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through October 23, 2024 or $3.5 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with Lionsgate terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by Lionsgate pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

James W. Barge	Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by Lionsgate “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the annual bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by Lionsgate “without cause”, or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of Lionsgate (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by Lionsgate “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at Lionsgate’s election, LGEC Class B shares.

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs. In addition, Mr. Barge’s equity awards granted by Lionsgate pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith	Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 18 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and become fully vested, and (ii) 50% percent of any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and become fully vested. Moreover, if Mr. Goldsmith’s employment is terminated at the end of the term of the agreement because Lionsgate does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Goldsmith would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. In addition, any portion of equity granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Goldsmith’s employment is terminated by Lionsgate “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at Lionsgate’s election, in LGEC Class B shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to receive a prorated discretionary bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Goldsmith’s equity awards granted by Lionsgate pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Bruce Tobey	Severance Benefits — Termination of Employment. In the event that Mr. Tobey’s employment is terminated by Lionsgate “without cause” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Tobey would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Tobey’s employment is terminated by Lionsgate “without cause” or if Mr. Tobey resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Tobey’s employment agreement), (1) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Tobey’s employment is terminated at the end of the term of the agreement because Lionsgate does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Tobey would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Tobey’s employment is terminated by Lionsgate “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of Lionsgate (as such terms are defined in Mr. Tobey’s employment agreement), Mr. Tobey would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Tobey’s employment is terminated by Lionsgate “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Tobey will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at Lionsgate’s election, in LGEC Class B shares.

Severance Benefits — Death or Disability. In the event Mr. Tobey’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey’s equity awards granted by Lionsgate pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Estimated Severance and Change in Control Benefits

Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had his employment terminated under the circumstances described above (other than in connection with a change in control of Lionsgate) on March 31, 2024 (with the value of equity awards calculated based on the $9.95 and $9.31 closing prices of LGEC Class A shares and LGEC Class B shares, respectively, on March 28, 2024, the last trading day of fiscal 2024). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance amounts in the charts below.

	Termination by Lionsgate Without Cause(1)
Name	Cash Severance	Equity Acceleration(2)	Insurance Premiums		Total
Jon Feltheimer	$1,933,690	$21,669,614	$163,279	(3)	$23,766,583
Michael Burns	$560,557	$4,217,402	$29,401	(4)	$4,807,360
James W. Barge	$1,875,000	$4,863,823	$55,460	(5)	$6,794,283
Brian Goldsmith	$1,875,000	$4,800,031	$55,460	(5)	$6,730,491
Bruce Tobey	$1,500,000	$738,190	$55,460	(5)	$2,293,650

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For stock options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of LGEC common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for stock options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of LGEC common shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of LGEC common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $18,487 for payment of COBRA premiums and $144,793 for payment of continued life and disability insurance premiums.
(4)	Includes $18,487 for payment of COBRA premiums and $10,915 for payment of continued life and disability insurance premiums.
(5)	Includes payment of COBRA premiums.

	Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)	Insurance Premiums		Total
Jon Feltheimer	$15,669,614	$163,279	(2)	$15,832,893
Michael Burns	$4,217,402	$29,401	(3)	$4,246,803
James W. Barge	$6,031,809	$55,460	(4)	$6,087,269
Brian Goldsmith	$5,976,973	$55,460	(4)	$6,032,433
Bruce Tobey	$984,253	$55,460	(4)	$1,039,713

(1)	See note (2) to the table above for the valuation of these benefits.
(2)

Includes $18,487 for payment of COBRA premiums for a termination due to executive’s death or disability, and $144,793 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)

Includes $18,487 for payment of COBRA premiums for a termination due to executive’s death or disability, and $10,915 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(4)	Includes payment of COBRA premiums.

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of Lionsgate, or, in the case of Messrs. Barge, Goldsmith and Tobey, a change in management of Lionsgate, occurred on March 31, 2024 and the executive’s employment with us had terminated by Lionsgate without cause or by the executive for good reason as described above on such date. See note (2) to the table above for the valuation of equity award acceleration.

Name	Cash Severance(1)	Equity Acceleration		Insurance Premiums		Total
Jon Feltheimer	$6,000,000	$21,669,614		$163,279	(2)	$27,832,893
Michael Burns	$3,500,000	$4,217,402		$29,401	(3)	$7,746,803
James W. Barge	$8,542,808	$7,241,141	(4)	$55,460	(5)	$15,839,409
Brian Goldsmith	$5,376,712	$7,279,331	(4)	$55,460	(5)	$12,711,503
Bruce Tobey	$2,986,301	$1,394,107	(4)	$55,460	(5)	$4,435,868

(1)

For Messrs. Barge, Goldsmith and Tobey, this amount includes 50% of the grant date value of the annual equity awards provided for in the executive’s employment agreement as described above that had not been granted as of March 31, 2024.

(2)	Includes $18,487 for payment of COBRA premiums and $144,793 for payment of continued life and disability insurance premiums.
(3)	Includes $18,487 for payment of COBRA premiums and $10,915 for payment of continued life and disability insurance premiums.
(4)

For Messrs. Barge, Goldsmith, and Tobey, the equity acceleration value reported in this table only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a change in control or a “change in management,” the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by Lionsgate.

(5)	Includes payment of COBRA premiums.

New Lionsgate 2025 Plan Information

It is expected that in connection with the with the completion of the Transactions, New Lionsgate will assume and adopt the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, effective at the completion of the Transactions, as further described in this prospectus. New Lionsgate is assuming and adopting the New Lionsgate 2025 Plan to effectuate the conversion of certain outstanding awards in the Transactions, as well as a vehicle to grant equity-based and cash compensation following the Transactions to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and its shareholders.

Summary Description of the New Lionsgate 2025 Plan

The principal terms of the New Lionsgate 2025 Plan are summarized below. The following summary is qualified in its entirety by the full text of the New Lionsgate 2025 Plan, which appears as Exhibit 10.5 to this prospectus. It is expected that the New Lionsgate 2025 Plan will be approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, and be effective as of the date of the Transactions, subject to the approval of the holders of LGEC Class A shares.

Administration. The New Lionsgate Board or one or more committees appointed by the New Lionsgate Board will administer the New Lionsgate 2025 Plan. It is expected that the New Lionsgate Board will delegate general administrative authority for the New Lionsgate 2025 Plan to the New Lionsgate Compensation Committee. The New Lionsgate Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the New Lionsgate 2025 Plan. (The appropriate acting body, be it the New Lionsgate Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this summary as the “New Lionsgate 2025 Plan Administrator”).

The New Lionsgate 2025 Plan Administrator has broad authority under the New Lionsgate 2025 Plan including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable time-based and/or performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of stock options and share appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive New Lionsgate’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the New Lionsgate 2025 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

to determine the method of payment of any purchase price for an award or New Lionsgate new common shares delivered under the New Lionsgate 2025 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already owned New Lionsgate new common shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the New Lionsgate 2025 Plan Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the New Lionsgate 2025 Plan Administrator deems necessary or advisable to comply with laws in the countries where New Lionsgate or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the New Lionsgate 2025 Plan; and

•

to construe and interpret the New Lionsgate 2025 Plan, make rules for the administration of the New Lionsgate 2025 Plan, and make all other determinations for the administration of the New Lionsgate 2025 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the New Lionsgate 2025 Plan Administrator (1) amend an outstanding stock option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for a stock option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the New Lionsgate 2025 Plan will include officers or employees of New Lionsgate or any of its subsidiaries and certain consultants and advisors to New Lionsgate or any of its subsidiaries.

In addition, pursuant to the terms of the Employee Matters Agreement, certain employees, officers and directors of New Lionsgate and Starz and former employees of New Lionsgate and Starz will receive awards under the New Lionsgate 2025 Plan issued in connection with the adjustment of outstanding LGEC equity-based compensation awards upon the closing of the Transactions (the “New Lionsgate Adjusted Awards”). For the avoidance of doubt, the “awards” or “award” referred to in this summary shall include the New Lionsgate Adjusted Awards (which shall be deemed granted hereunder for all purposes hereof) and the “participants” or “participant” referred to in this summary shall include the holders of the New Lionsgate Adjusted Awards, in each case unless otherwise expressly provided herein. For a more detailed description of the treatment of Lionsgate equity awards in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

Aggregate Share Limit. The maximum number of New Lionsgate new common shares that may be issued or transferred pursuant to awards, including New Lionsgate Adjusted Awards, under the New Lionsgate 2025 Plan will equal 58,000,000 (referred to in this summary as the “New Lionsgate 2025 Plan Share Limit”).

New Lionsgate new common shares are available for issuance under the New Lionsgate 2025 Plan, as determined by the New Lionsgate 2025 Plan Administrator in its sole discretion and set forth in the applicable award agreement.

Additional Share Limits. The following other limits, which do not apply to New Lionsgate Adjusted Awards, are also contained in the New Lionsgate 2025 Plan. For the avoidance of doubt, such rules will apply to other new awards granted under the New Lionsgate 2025 Plan on or after the Transactions.

These limits are in addition to, and not in lieu of, the New Lionsgate 2025 Plan Share Limit for the New Lionsgate 2025 Plan described above.

•

The maximum number of New Lionsgate new common shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the New Lionsgate 2025 Plan is 10,000,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the New Lionsgate 2025 Plan will also count against the overall New Lionsgate 2025 Plan Share Limit above.)

•

The maximum grant date fair value for awards granted to a non-employee director under the New Lionsgate 2025 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a non-employee director who is serving as the independent chair of the New Lionsgate Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the New Lionsgate Board; provided that these limits will not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in New Lionsgate’s financial reporting. This limit will not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of New Lionsgate or one of its subsidiaries. This limit will apply on an individual basis and not on an aggregate basis to all non- employee directors as a group.

Share-Limit Counting Rules. The New Lionsgate 2025 Plan Share Limit of the New Lionsgate 2025 Plan is subject to the following rules (for avoidance of doubt, such rules will apply to the New Lionsgate Adjusted Awards as well as to new awards granted under the plan on or after the Transactions):

•

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the New Lionsgate 2025 Plan will not be counted against the New Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the New Lionsgate 2025 Plan.

•

To the extent that shares are delivered pursuant to the exercise of a share appreciation right granted under the New Lionsgate 2025 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the New Lionsgate 2025 Plan Share Limit. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the New Lionsgate 2025 Plan Share Limit with respect to such exercise.)

•

Shares that are exchanged by a participant or withheld by New Lionsgate as full or partial payment in connection with any award granted under the New Lionsgate 2025 Plan (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by New Lionsgate to satisfy the tax withholding obligations related to any award granted under the New Lionsgate 2025 Plan, will not be counted against the New Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the New Lionsgate 2025 Plan.

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the New Lionsgate 2025 Plan Share Limit and will again be available for subsequent awards under the New Lionsgate 2025 Plan.

•

In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the New Lionsgate 2025 Plan Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when New Lionsgate pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the New Lionsgate 2025 Plan Share Limit.) Except as otherwise provided by the New Lionsgate 2025 Plan Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the New Lionsgate 2025 Plan other than the aggregate New Lionsgate 2025 Plan Share Limit.

In addition, the New Lionsgate 2025 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of New Lionsgate through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the New Lionsgate 2025 Plan. New Lionsgate may not increase the applicable share limits of the New Lionsgate 2025 Plan by repurchasing New Lionsgate new common shares on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The New Lionsgate 2025 Plan authorizes stock options, share appreciation rights, stock bonuses and other forms of awards granted or denominated in New Lionsgate new common shares or units of New Lionsgate new common shares, as well as cash bonus awards. The New Lionsgate 2025 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase New Lionsgate new common shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of a stock option generally may not be less than the fair market value of a share of New Lionsgate new common shares on the date of grant (except in the case of New Lionsgate Adjusted Awards). The maximum term of a stock option is ten years from the date of grant. A stock option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the New Lionsgate 2025 Plan. Incentive stock options may solely be granted to employees of New Lionsgate or a subsidiary.

A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a New Lionsgate new common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the New Lionsgate 2025 Plan Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a share of New

Lionsgate new common shares on the date of grant (except in the case of New Lionsgate Adjusted Awards). SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the New Lionsgate 2025 Plan include, without limitation, stock bonuses, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the New Lionsgate 2025 Plan (including awards of stock options and share appreciation rights) may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.

Each New Lionsgate Adjusted Award shall be subject to the terms and conditions of the applicable Prior Plan and award agreement to which such award was subject immediately prior to the closing of the Transactions, subject to the adjustment of such award approved by the Lionsgate Compensation Committee prior to the Transactions and the terms of the Employee Matters Agreement; provided that following the closing of the Transactions, each such award shall relate solely to New Lionsgate new common shares and shall be administered by the New Lionsgate 2025 Plan Administrator in accordance with the administrative procedures in effect under the New Lionsgate 2025 Plan.

Dividend Equivalents; Deferrals. The New Lionsgate 2025 Plan Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The New Lionsgate 2024 Plan Administrator may provide that awards under the New Lionsgate 2025 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding New Lionsgate new common shares; provided that any dividend equivalent rights granted in connection with a portion of an award granted under the New Lionsgate 2025 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which New Lionsgate does not survive (or does not survive as a public company in respect of its New Lionsgate new common shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of New Lionsgate, awards then-outstanding under the New Lionsgate 2025 Plan will not automatically become fully vested pursuant to the provisions of the New Lionsgate 2025 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the New Lionsgate 2025 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the New Lionsgate 2025 Plan Administrator may provide for in an applicable award agreement. The New Lionsgate 2025 Plan Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the New Lionsgate 2025 Plan. For example, the New Lionsgate 2025 Plan Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the New Lionsgate 2025 Plan, awards under the New Lionsgate 2025 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The New Lionsgate 2025 Plan Administrator has

discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the New Lionsgate 2025 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of unusual or extraordinary corporate transactions including mergers, combinations, recapitalizations, stock splits, spin-offs, split-ups or similar extraordinary dividend or distribution in respect of New Lionsgate new common shares or any exchange of New Lionsgate new common shares or any other securities of New Lionsgate, or any similar transaction.

No Limit on Other Authority. The New Lionsgate 2025 Plan does not limit the authority of the New Lionsgate Board or any committee to grant awards or authorize any other compensation, with or without reference to the New Lionsgate new common shares, under any other plan or authority.

Termination of or Changes to the New Lionsgate 2025 Plan. The New Lionsgate Board may amend or terminate the New Lionsgate 2025 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the New Lionsgate Board. Unless terminated earlier by the New Lionsgate Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the New Lionsgate 2025 Plan will terminate on the day before the tenth anniversary of the date of the closing of the Transactions. Outstanding awards, as well as the New Lionsgate 2025 Plan Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the New Lionsgate 2025 Plan. Generally speaking, outstanding awards may be amended by the New Lionsgate 2025 Plan Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the New Lionsgate 2025 Plan

The U.S. federal income tax consequences of the New Lionsgate 2025 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the New Lionsgate 2025 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the employer is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the stock option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the employer is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the New Lionsgate 2025 Plan generally follow certain basic patterns: bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, New Lionsgate will generally have a corresponding deduction at the time the participant recognizes income. If an award is accelerated under the New Lionsgate 2025 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), New Lionsgate may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m)

of the U.S. Internal Revenue Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to certain “covered employees” as defined in Section 162(m) of the Code. This may result in all or a portion of the awards (including amounts attributable to equity based and other incentive awards) granted under the New Lionsgate 2025 Plan to “covered employees” failing to be deductible by New Lionsgate for federal income tax purposes.

New Lionsgate Director Compensation

It is currently anticipated that the director compensation philosophy, program elements, plans, policies and practices for New Lionsgate will be substantially similar practices, immediately following the completion of the Transactions, to those of LGEC described below in the section entitled “Executive Officer and Director Compensation—Lionsgate Director Compensation Program” but will remain subject to the review of, and may generally be modified by, the New Lionsgate compensation committee after completion of the Transactions.

Lionsgate Director Compensation Program

For fiscal 2024, Lionsgate’s non-employee directors were compensated as follows:

Type of Compensation	Amount
Annual Equity Retainer	$150,000
Annual Cash Retainer	$100,000
Annual Board Chair Retainer	$52,000
Annual Audit & Risk Committee Chair Retainer	$30,000
Annual Compensation Committee Chair Retainer.	$30,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$20,000
Annual Strategic Advisory Committee Chair Retainer	$20,000

The annual equity retainer consists of an award of restricted share units granted under Lionsgate’s equity incentive plan then in effect with a grant date value of $150,000 granted annually on the date of date of Lionsgate’s annual general meeting of shareholders (with $75,000 of the value based on the closing price LGEC Class A shares and $75,000 of the value based on the closing price of LGEC Class B shares on the date of grant, and the number of units rounded to the nearest whole unit). The restricted share units vest after one year following the date of grant (or, if earlier, the date of the annual general meeting of shareholders in the year after the year of grant) and will be paid in an equivalent number of LGEC Class A shares and LGEC Class B shares, as applicable. The Lionsgate Board retains discretion to provide for the award to instead be granted as a fixed amount of cash subject to the same vesting terms. The Lionsgate Board may also provide non-employee directors an election to defer payment of their vested awards in accordance with applicable tax law.

The annual cash retainer and other retainers set for in the table above will be paid, at the director’s election, in all cash, 50% in cash and 50% in the form of shares of common stock (with the 50% portion to be paid in shares to be paid 50% in LGEC Class A shares and 50% in LGEC Class B shares), or 100% in the form of shares of common stock (with 50% to be paid in LGEC Class A shares and 50% in LGEC Class B shares). The Lionsgate Board retains discretion to provide for retainers for one or more directors to be paid in a different mix of cash and shares of common stock (whether in LGEC Class A shares, LGEC Class B shares, or a combination thereof) as it determined appropriate. Retainers are paid in two installments, with the number of shares of common stock delivered in payment of any retainer determined by dividing the dollar amount of the retainer paid in the form of shares of common stock by the closing price of common stock (either LGEC Class A shares or LGEC Class B shares, as applicable) on the date of payment, and are fully vested at the time of payment.

Pursuant to Lionsgate’s policies, non-employee directors will also be reimbursed for reasonable expenses incurred in the performance of their duties. The Lionsgate Board (or any committee of the Lionsgate Board within the authority delegated to it) has the right to amend this policy from time to time.

Director Onboarding and Education

Upon a new director’s appointment to the Lionsgate Board, an orientation is conducted by management and current Lionsgate Board members aiming to acquaint new directors with Lionsgate’s business strategies, vital financial aspects, core values encompassing ethics and compliance, corporate governance practices, and key policies. This orientation involves meetings with senior management to delve into Lionsgate’s strategy, business plan, risk profile, and provision of background material.

Additionally, Lionsgate actively supports the ongoing education of its Lionsgate Board members, covering expenses for relevant continuing education programs. These programs are tailored to enhance the directors’ understanding of Lionsgate’s operations, their responsibilities within the Lionsgate Board and its committees, and to stay updated on industry trends and developments.

Fiscal 2024 Director Compensation

The following table presents information regarding compensation earned or paid to each of Lionsgate’s non-employee directors for services rendered during fiscal 2024. Messrs. Feltheimer and Burns, who are employed by Lionsgate, do not receive any compensation for their services on the Lionsgate Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Mignon Clyburn	$100,000	$149,993	$—	$—	$—	$—	$249,993
Gordon Crawford	$120,000	$149,993	$—	$—	$—	$—	$269,993
Emily Fine	$100,000	$149,993	$—	$—	$—	$—	$249,993
Michael T. Fries	$195,832	$—	$—	$—	$—	$—	$195,832
John D. Harkey, Jr.(4)	$76,503	$149,993	$—	$—	$—	$—	$226,496
Susan McCaw	$100,000	$149,993	$—	$—	$—	$—	$249,993
Yvette Ostolaza	$120,000	$149,993	$—	$—	$—	$—	$269,993
Mark H. Rachesky, M.D.	$172,000	$149,993	$—	$—	$—	$—	$321,993
Daryl Simm	$130,000	$149,993	$—	$—	$—	$—	$279,993
Hardwick Simmons	$130,000	$149,993	$—	$—	$—	$—	$279,993
Harry E. Sloan	$100,000	$149,993	$—	$—	$—	$—	$249,993

(1)

The amounts reported in column (b) represent director annual retainer and chair fees, for fiscal 2024, paid, at the director’s election, either 50% in cash and 50% in the form of existing common stock, 100% in the form of existing common stock, or 100% in cash, as described above. The value of the common shares is calculated using the closing price of shares of common stock on the date of payment. Retainers and fees are paid twice a year. During fiscal 2024, Lionsgate’s non-employee directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Ms. Clyburn, 6,599 shares, Ms. McCaw, 1,593 shares, Mr. Simm, 8,573 shares and Mr. Simmons, 8,767 shares. During fiscal 2024, Lionsgate’s non-employee directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Mr. Crawford, 15,950 shares, Ms. Fine, 13,196 shares, Mr. Harkey, 3,079 shares, Ms. Ostolaza, 15,810 shares, Dr. Rachesky, 24,454 shares, and Mr. Sloan, 14,033 shares. For fiscal 2024, the Lionsgate Board determined that Mr. Fries would receive 100% of his retainer and fees in the form of cash (so that the amount reported in this column for Mr. Fries includes cash received in lieu of any equity award).

(2)

Each non-employee director then in office received a grant of 8,455 restricted share units with respect to LGEC Class A shares and 8,971 restricted share units with respect to LGEC Class B shares units on November 28, 2023 at Lionsgate’s 2023 Annual General and Special Meeting of Shareholders (other than Mr. Fries, who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. The fair values of the restricted share units are determined based on the market value of the shares on the date of grant.

(3)

The following table presents the number of unvested stock awards held by each of Lionsgate’s non-employee directors as of March 31, 2024. No non-employee directors held any outstanding option awards as of that date.

	Number of Unvested Restricted Share Units as of March 31, 2024
Director	LGEC Class A Shares	LGEC Class B Shares
Mignon Clyburn	10,710	11,382
Gordon Crawford	10,710	11,382
Emily Fine	10,710	11,382
Michael T. Fries	—	—
John D. Harkey, Jr.	8,455	8,971
Susan McCaw	10,710	11,382
Yvette Ostolaza	10,710	11,382
Mark H. Rachesky, M.D.	10,710	11,382
Daryl Simm	10,710	11,382
Hardwick Simmons	10,710	11,382
Harry E. Sloan	10,077	10,693

(4)	Mr. Harkey was appointed to the Lionsgate Board effective June 26, 2023.

Lions Gate Entertainment Corp.

Use Of Non-GAAP Financial Measures

This prospectus presents the following important financial measures utilized by Lionsgate are not all financial measures defined by generally accepted accounting principles (“GAAP”). Lionsgate uses non-GAAP financial measures, among other measures, to evaluate the operating performance of its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted share-based compensation, purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill impairment, charges related to Russia’s invasion of Ukraine, and the gain on sale of Pantaya on March 31, 2021), when applicable.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on Lionsgate’s consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.

•

COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•

Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how Lionsgate defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit: Lionsgate presents the sum of its Motion Picture and Television Production segment profit as its “Studio Business” segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in Lionsgate’s consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. Lionsgate uses this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of its business.

Lionsgate believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by Lionsgate’s management and enables them to understand the fundamental performance of Lionsgate’s businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of Lionsgate’s performance because it reflects the aggregate profit contribution from Lionsgate’s segments, both in total and for the Studio Business and represents a measure, consistent with Lionsgate’s segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of Lionsgate’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by Lionsgate may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. Lionsgate defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production and related loans (which includes our production tax credit facility), plus or minus certain unusual or non-recurring items, such as insurance recoveries on prior shareholder litigation, proceeds from the termination of interest rate swaps, and payments on impaired content in territories exited or to be exited.

The adjustment for the production and related loans, exclusive of Lionsgate’s production tax credit facility, is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs prior to the time Lionsgate pays for the film or television program through the payment of the associated production or related loan which occurs at or near completion of the production, or in some cases, over the period revenues and cash receipts are being generated, as more fully described below.

The cost of producing films and television programs, which is reflected as a reduction of the GAAP based cash flows provided by (used in) operating activities, is often financed through production loans. The adjustment for production and related loans is made in order to better align the timing of the cash flows associated with producing films and television programs with the timing of the repayment of the production loans, which is consistent with how management views its production cash spend and manages Lionsgate’s cash flows and working capital needs. Borrowings on production loans offset the spend on investment in films reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase the Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities and subsequent payments on production loans reflect the payment for the production of the film or TV program and reduce Adjusted Free Cash Flows as compared to the GAAP based cash flows provided by (used in) operating activities.

The adjustment for the production tax credit facility is made to better reflect the timing of the cash requirements of the production, since a portion of the amounts expended initially are later refunded through the receipt of the tax credit, as more fully described below. The production tax credit facility reduces the timing difference between the payments for production cost and the receipt of the tax credit and thus reflects the cash cost of the film or television program at or near the time the film or television program is produced and completed.

Part of the cost of a film or television program is effectively funded through obtaining government incentives, however, the incentives are not received until a future period which could be a few years after the completion of the film. The tax credit facility reflects borrowings collateralized by the tax credits to be received in the future and thus by including these borrowings in Adjusted Free Cash Flow it has the effect of better aligning the receipt of the tax credits with the timing of the production and completion of the film and television programs, which is consistent with how management views its production cash spend and manages Lionsgate’s cash flows and working capital needs. Borrowings under the tax credit facility reduce the cash spend reflected in the GAAP based cash flows provided by (used in) operating activities and thus increase adjusted free cash flows and payments on the tax credit facility offset the tax credit receivable collection reflected in the GAAP based cash flows provided by (used in) operating activities and reduce adjusted free cash flows as compared to the GAAP based cash flows provided by (used in) operating activities.

Lionsgate believes that it is more meaningful to reflect the impact of the payment for these films and television programs when the payments are made under the production loans and the receipt of the tax credit when the film is being produced in its Adjusted Free Cash Flow.

The adjustment for the payments on impaired content represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring. The adjustment is made because these cash payments relate to content in territories Lionsgate has exited or is exiting, and therefore the cash payments are not reflective of the ongoing operations of Lionsgate.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Lionsgate uses these non-GAAP measures, among other measures, to evaluate the operating performance of its business. Lionsgate believes these measures provide useful information to investors regarding its results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of Lionsgate’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of Lionsgate’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

Lions Gate Entertainment Corp.

Reconciliation of Operating Income (Loss) to Adjusted OIDBA and Total Segment Profit

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Operating income (loss)	$170.6	$9.0	$(1,857.7)	$114.9	$(938.8)
Gain on sale of Pantaya(1)	(44.1)	—	—	—	—
Goodwill and intangible asset impairment(2)	—	—	1,475.0	—	663.9
Adjusted depreciation and amortization(3)	44.3	43.0	40.2	41.0	50.1
Restructuring and other(4)	24.7	16.8	411.9	9.6	508.5
COVID-19 related charges (benefit)(5)	67.5	(3.4)	(11.6)	—	(1.0)
Programming and content charges(6)	—	36.9	7.0	—	—
Charges related to Russia’s invasion of Ukraine(7)	—	5.9	—	—	—
Adjusted share-based compensation expense(8)	85.5	100.0	97.8	99.8	81.2
Purchase accounting and related adjustments(9)	192.4	194.0	195.5	171.7	153.7

Adjusted OIBDA	$540.9	$402.2	$358.1	$437.0	$517.6
Corporate general and administrative expenses	113.7	97.1	122.9	124.7	136.1

Total Segment Profit	$654.6	$499.3	$481.0	$561.7	$653.7

(1)	Represents the gain before income taxes on the sale of Lionsgate’s majority interest in Pantaya on March 31, 2021.

(2)

In fiscal 2024, amounts reflect the goodwill impairment charge of $493.9 million and $170.0 million for impairment of indefinite-lived trade names, both related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2023. In fiscal 2023, amounts reflect the goodwill impairment charge of $1.475 billion related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2022.

(3)

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Depreciation and amortization	$188.5	$177.9	$180.3	$175.7	$192.2
Less: Amount included in purchase accounting and related adjustments	(144.2)	(134.9)	(140.1)	(134.7)	(142.1)

Adjusted depreciation and amortization	$44.3	$43.0	$40.2	$41.0	$50.1

(4)	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Restructuring and other:
Content and other impairments(a)	$—	$—	$385.2	$—	$377.3
Severance(b)
Cash	14.8	4.6	18.0	—	37.2
Accelerated vesting on equity awards	3.5	—	4.2	—	9.4

Total severance costs	18.3	4.6	22.2	—	46.6
COVID-19 related charges included in restructuring and other(c)	3.0	1.1	0.1	—	—
Transaction and other costs (benefits)(d)	3.4	11.1	4.4	9.6	84.6

	$24.7	$16.8	$411.9	$9.6	$508.5

(a)

Media Networks Restructuring: In fiscal 2023, Lionsgate began a plan to restructure its LIONSGATE+ business, which initially included exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan), and identifying additional cost-saving initiatives. This plan included a strategic review of content performance across Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value.

During the fiscal year ended March 31, 2024, Lionsgate continued executing its restructuring plan, including its evaluation of the programming on Starz’s domestic and international platforms. In connection with this review, Lionsgate cancelled certain ordered programming, and identified certain other programming with limited strategic purpose which was removed from the Starz platforms and abandoned by the Media Networks segment. In addition, as a result of the continuing review of its international territories, Lionsgate has made the strategic decision to shut down the LIONSGATE+ service in Latin America and the U.K. with the only remaining international operations being in Canada and India, resulting in additional content impairment charges.

As a result of these restructuring initiatives, Lionsgate recorded content impairment charges related to the Media Networks segment in the fiscal years ended March 31, 2024 and 2023 of $364.5 million and $379.3 million, respectively. Lionsgate has incurred impairment charges from the inception of the plan through March 31, 2024 amounting to $743.8 million.

Other Impairments: Amounts in the fiscal year ended March 31, 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

Amounts in the fiscal year ended March 31, 2023 also include an impairment of an operating lease right-of-use asset related to the Studio Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by Lionsgate. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(b)

Severance costs were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, LIONSGATE+ international restructuring and our Motion Picture and Television Production segment.

(c)

Amounts represents certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning Lionsgate to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(d)

Amounts reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, Lionsgate recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. Lionsgate expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. Transaction and other costs in fiscal 2024 also include a benefit of $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the LIONSGATE+ international restructuring. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business. In fiscal 2023, transaction and other costs include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.

(5)

Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During fiscal 2024, 2023 and 2022, Lionsgate has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period. These charges (benefits) are excluded from segment operating results.

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
COVID-19 related charges (benefit) included in:
Direct operating expense(a)	$50.6	$(3.6)	$(11.6)	$—	$(1.0)
Distribution and marketing expense(b)	16.9	0.2	—	—	—

	$67.5	$(3.4)	$(11.6)	$—	$(1.0)

(a)

Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, net of insurance recoveries. In fiscal 2021, these charges also included film impairment due to changes in performance expectations resulting from circumstances associated with the COVID-19 global pandemic.

(b)

Amounts reflected in distribution and marketing expense primarily consist of contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit.

(6)

Amounts represent certain unusual programming and content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across Lionsgate’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. In the fiscal year ended March 31, 2022, the amounts represent impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(7)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statement of operations, and excluded from segment operating results.

(8)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Total share-based compensation expense	$89.0	$100.0	$102.0	$99.8	$90.6
Less: Amount included in restructuring and other(a)	(3.5)	—	(4.2)	—	(9.4)

Adjusted share-based compensation	$85.5	$100.0	$97.8	$99.8	$81.2

(a)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(9)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$1.0	$0.4	$0.7	$—	$—
General and administrative expense(a)	47.2	58.7	54.7	37.0	11.6
Depreciation and amortization	144.2	134.9	140.1	134.7	142.1

	$192.4	$194.0	$195.5	$171.7	$153.7

(a)

These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The earned distributions related to 3 Arts Entertainment represent the 3 Arts Entertainment noncontrolling equity interest in the earnings of 3 Arts Entertainment and are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Year Ended March 31,
	2021 Actual	2022 Actual	2023 Actual	2024 Plan	2024 Actual
	(Unaudited, amounts in millions)
Amortization of recoupable portion of the purchase price	$7.7	$7.7	$7.7	$1.3	$1.3
Noncontrolling interest discount amortization	22.7	22.7	13.2	—	—
Noncontrolling equity interest in distributable earnings	16.8	28.3	33.8	35.7	10.3

	$47.2	$58.7	$54.7	$37.0	$11.6

Lions Gate Entertainment Corp.

Reconciliation of Net Cash Flows Provided By Operating Activities to Adjusted Free Cash Flow

The following table reconciles the GAAP measure, Net Cash Flows Provided by Operating Activities to the non-GAAP measure Adjusted Free Cash Flow:

Year Ended March 31,
2024 Actual
(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities	$396.8
Capital expenditures	(34.7)
Net borrowings under and (repayment) of production and related loans(1):
Production loans and programming notes	(242.0)
Production tax credit facility	27.7
Payments on impaired content in territories to be exited(2)	81.7

Adjusted Free Cash Flow	$229.5

(1)	See “Reconciliation of Non-GAAP Adjustments for Net Borrowings Under and (Repayment) of Production and Related Loans” for reconciliation to the most directly comparable GAAP financial measure.
(2)	Represents cash payments made on impaired content in territories exited or to be exited under the LIONSGATE+ international restructuring.

Lions Gate Entertainment Corp.

Reconciliation of Non-GAAP Adjustments For Net Borrowings Under and (Repayment) of Production and Related Loans

The following table reconciles the non-GAAP adjustments for net borrowings under and (repayment) of production and related loans to the changes in the related balance sheet amounts and the consolidated statement of cash flows:

	Year Ended March 31, 2024
	Non-GAAP Adjustments to Adjusted Free Cash Flow
	Production Loans and Programming Notes	Production Tax Credit Facility	Other Film Related Obligations	Total per GAAP Balance Sheet and Statement of Cash Flows Amounts
	(Unaudited, amounts in millions)
Film related obligations at beginning of period (current and non-current)				$2,023.6
Cash flows provided by (used in) financing activities:
Borrowings	$1,666.4	$76.4	$267.8	2,010.6
Repayments	(1,923.2)	(48.7)	(243.5)	(2,215.4)
Adjustment related to net payments on loans outstanding prior to acquisition of eOne	14.8	—	—

	$(242.0)	$27.7	$24.3
Cash flows provided by operating activities:
Included in cash flows provided by operating activities				13.4
Film related obligations assumed from the acquisition of eOne				105.8

Film related obligations at end of period (current and non-current)				$1,938.0

NEW LIONSGATE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

It is expected that the Compensation Committee will initially be comprised of Michael T. Fries, Susan McCaw, Mark H. Rachesky and Harry E. Sloan following the Transactions. New Lionsgate does not presently expect that any member of the Compensation Committee will be an officer or employee of New Lionsgate at any time during his or her respective service on such committee.

PLAN OF DISTRIBUTION

In connection with the Transactions, outstanding awards granted under LGEC’s equity compensation programs will convert into adjusted awards composed, in part, of awards in respect of New Lionsgate new common shares, as described under the heading “The Transactions — Treatment of Lionsgate Equity Awards.” The portion of the adjusted awards that are based on New Lionsgate new common shares will be granted by New Lionsgate under the Plans, in accordance with the terms of the Employee Matters Agreement. The registration statement of which this prospectus forms a part only covers shares of New Lionsgate new common shasres that may be acquired upon exercise of options or stock appreciation rights to purchase shares of New Lionsgate new common shares that were granted under the Plans to former employees of LGEC and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The registration statement does not cover any shares of New Lionsgate new common shares issued pursuant to the awards to be granted to any individual who, upon completion of the Transactions, will be employed by, providing consulting services to, or serving on the board of directors of, New Lionsgate, nor does it cover any other awards that New Lionsgate may grant under its equity compensation plans in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lionsgate Related Person Transaction Policy

Lionsgate recognizes that transactions it may conduct with any of its directors, director nominees or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than Lionsgate’s best interests and those of its shareholders. Lionsgate has established, and the Lionsgate Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which Lionsgate and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of Lionsgate at any time since the beginning of Lionsgate’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of Lionsgate’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of Lionsgate’s common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of Lionsgate’s common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

The full text of the Lionsgate Related Person Transaction Policy is available on Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to Lionsgate’s Corporate Secretary. New Lionsgate will adopt a related person transaction policy that is in substantially the same form as the Lionsgate Related Person Transaction Policy.

Certain Existing Agreements

Ignite, LLC

In April 2004, a wholly-owned subsidiary of Lionsgate entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Mr. Burns owns a 65.45% interest in Ignite, and Mr. Simmons owns a 24.24% interest in Ignite. During the year ended March 31, 2024, $0.3 million was paid to Ignite under these agreements (2023 - $0.4 million).

Business Combination

On May 13, 2024, Lionsgate closed the Business Combination Agreement. Mr. Sloan was the Chairman of Screaming Eagle and owned, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the Screaming Eagle sponsor. Mr. Sloan recused himself from the decisions to approve the business combination made by the Lionsgate Board and the board of Screaming Eagle.

Sponsor Option Agreement

In connection with the Business Combination, SEAC received an aggregate of $1.00 and 2,200,000 options (the “SEAC Sponsor Options”) each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share (the “Sponsor Option Agreement”). The SEAC Sponsor Options ultimately became options to purchase LG Studios common shares pursuant to the terms of the Sponsor Option Agreement. New Lionsgate expects to assume in writing all of the obligations of LG Studios under and in accordance with the Sponsor Option Agreement pursuant to an amendment thereto, the form of which is attached hereto as Exhibit 10.19.

Letter Agreement. On July 9, 2009, Lionsgate entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Dr. Rachesky, pursuant to which Dr. Rachesky was nominated to the Lionsgate Board for the Lionsgate 2009 annual meeting of shareholders. The MHR Letter Agreement also provides, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of Lionsgate, subject to equitable adjustment (which amount represented approximately 7% of Lionsgate’s common shares outstanding as of May 22, 2009), that in the event Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to Lionsgate than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then Lionsgate will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Lionsgate in good faith before deciding whether to execute any such other agreement.

Investor Rights Agreements

Lionsgate Investor Rights Agreement. On November 10, 2015, (i) Liberty, a limited company organized under the laws of the U.K. and a wholly-owned subsidiary of Liberty Global, agreed to purchase 5,000,000 of Lionsgate’s then outstanding common shares from funds affiliated with MHR Fund Management, and (ii) Discovery Lightning, a limited company organized under the laws of the U.K. and a wholly-owned subsidiary of Warner Bros.

Discovery, Inc. (“Warner Bros. Discovery”) agreed to purchase 5,000,000 of Lionsgate’s then outstanding common shares from funds affiliated with MHR Fund Management (collectively, the “Purchases”).

In connection with the Purchases, on November 10, 2015, Lionsgate entered into an investor rights agreement with Liberty Global, Warner Bros. Discovery, Liberty, Discovery Lightning and certain affiliates of MHR Fund Management (as amended from time to time, the “Lionsgate Investor Rights Agreement”). The Lionsgate Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to Lionsgate Board approval) on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders and (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 10,000,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders. Dr. Rachesky, Ms. Fine and a former director were appointed as initial designees of MHR Fund Management to the Lionsgate Board pursuant to the Lionsgate Investor Rights Agreement. Mr. Harkey serves as the current third designee to the Lionsgate Board under the Lionsgate Investor Rights Agreement.

In addition, the Lionsgate Investor Rights Agreement provides that (i) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate’s will include one designee of Liberty and one designee of Discovery Lightning on its slate of director nominees for election to the Lionsgate Board at each future annual general meeting of Lionsgate’s shareholders and (ii) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 5,000,000, but less than 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of Liberty and Discovery Lightning, collectively, on its slate of director nominees for election to the Lionsgate Board at each future annual general meeting of Lionsgate’s shareholders, selected by (a) Liberty, if Liberty individually exceeds such 5,000,000 common share threshold but Discovery Lightning does not, (b) Discovery Lightning, if Discovery Lightning individually exceeds such 5,000,000 common share threshold but Liberty does not and (c) Liberty and Discovery Lightning, jointly, if neither Liberty nor Discovery Lightning individually exceeds such 5,000,000 common share threshold. Mr. Fries was appointed as a designee of Liberty and a former director was appointed as a designee of Discovery Lightning, and both were appointed as members of the Lionsgate Board effective on November 12, 2015. Currently, Mr. Sloan serves as the designee of Discovery Lightning to the Lionsgate Board under the Lionsgate Investor Rights Agreement.

In addition, under the Lionsgate Investor Rights Agreement, Lionsgate has also agreed to provide Liberty, Discovery Lightning and MHR Fund Management with certain pre-emptive rights on shares that Lionsgate may issue in the future for cash consideration.

Under the Lionsgate Investor Rights Agreement, Liberty and Discovery Lightning (together with certain of their affiliates) have agreed that if they sell or transfer any of their LGEC common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the Lionsgate Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the Lionsgate Investor Rights Agreement.

New Lionsgate Investor Rights Agreement. Pursuant to the Lionsgate Investor Rights Agreement, New Lionsgate expects to enter into an investor rights agreement with Liberty Global and Liberty (or affiliated entities of each of them) and certain affiliates of MHR Fund Management, to be effective upon the Arrangement Effective Time. We refer to this agreement as the “New Lionsgate Investor Rights Agreement.” Except as described below and other than with respect to Discovery, the New Lionsgate Investor Rights Agreement is expected to be substantially similar to the Lionsgate Investor Rights Agreements as currently in effect.

With respect to MHR Fund Management and certain of its affiliated funds, the New Lionsgate Investor Rights Agreement will provide that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of New Lionsgate’s then-outstanding common shares in the aggregate, New Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to approval by the New Lionsgate Board) on its slate of director nominees for election at each future annual general and special meeting of New Lionsgate’s shareholders, (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 7,500,000, but less than 10,000,000, of New Lionsgate’s then-outstanding common shares in the aggregate, New Lionsgate will include two designees of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of New Lionsgate’s shareholders and (iii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 7,500,000, of New Lionsgate’s then-outstanding common shares in the aggregate, New Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of New Lionsgate’s as applicable, shareholders.

Voting Agreements

Lionsgate Voting and Standstill Agreement. Also in connection with the Purchases, on November 10, 2015, Lionsgate entered into a voting and standstill agreement with Liberty Global, Liberty, Discovery Lightning, Warner Bros. Discovery, Dr. John C. Malone, MHR Fund Management and certain affiliates of MHR Fund Management (as amended from time to time, the “Lionsgate Voting and Standstill Agreement”). Under the Lionsgate Voting and Standstill Agreement, Liberty and Warner Bros. Discovery have agreed to vote, in any vote of Lionsgate’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving Lionsgate or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of Lionsgate’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.

In addition, each of Liberty Warner Bros. Discovery and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Lionsgate Board, each of them will vote all of Lionsgate’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Lionsgate Board, subject to certain exceptions set forth in the Lionsgate Voting and Standstill Agreement.

Under the Lionsgate Voting and Standstill Agreement, Liberty and Warner Bros. Discovery (together with certain of their affiliates) have also agreed that if they sell or transfer any of their common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s common shares, any such transferee would have to agree to the Lionsgate Voting and Standstill Agreement, subject to certain exceptions set forth in the Lionsgate Voting and Standstill Agreement.

New Lionsgate Voting Agreement. Pursuant to the Lionsgate Voting and Standstill Agreement, New Lionsgate expects to enter into a voting agreement with Liberty Global and Liberty (or affiliated entities of each of them) and certain affiliates of MHR Fund Management, to be effective upon the Arrangement Effective Time. We refer to this agreement as the “New Lionsgate Voting Agreement.” The New Lionsgate Voting Agreement is expected to be substantially similar to the Lionsgate Voting and Standstill Agreement as currently in effect.

Registration Rights Agreements

Lionsgate Registration Rights Agreements. On October 22, 2009, Lionsgate entered into a registration rights agreement with certain affiliates of MHR Fund Management, which was later amended on February 3, 2016. In addition, on November 10, 2015, Lionsgate entered into separate registration rights agreements with each of Liberty and Warner Bros. Discovery (together with certain of their affiliates). The three registration rights agreements described in the foregoing are referred to herein as the “Registration Rights Agreements.”

Each Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that Lionsgate register all or a portion of their common shares. In addition, in the event that Lionsgate proposes to register any of Lionsgate’s equity securities or securities convertible into or exchangeable for Lionsgate’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever Lionsgate proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms S-4 or S-8 or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

The registration rights described above of Liberty and Warner Bros. Discovery will terminate on the first anniversary of the date that the applicable investor (together with certain of its affiliates) both (i) beneficially owns less than 2,971,601 common shares, subject to equitable adjustment (which amount represented approximately 2% of Lionsgate’s common shares outstanding as of November 2, 2015), and (ii) ceases to have a designated representative on the Lionsgate Board. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially owns less than 11,703,209 common shares, subject to equitable adjustment (which amount represented approximately 10% of Lionsgate’s common shares outstanding as disclosed in Lionsgate’s Form 10-K for the fiscal year ended March 31, 2009), and (ii) ceases to have a designated representative on the Lionsgate Board.

The foregoing descriptions of the MHR Letter Agreement, the Lionsgate Investor Rights Agreement, the Lionsgate Voting and Standstill Agreement and the Registration Rights Agreements are not meant to be complete and are qualified by reference to the full text of each of the MHR Letter Agreement, the Investor Rights Agreement, the Voting and Standstill Agreement and the Registration Rights Agreements, respectively, which are filed as exhibits to Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024 and incorporated by reference into this prospectus.

New Lionsgate Registration Rights Agreements. New Lionsgate expects to enter into registration rights agreements with each of Liberty Global (or affiliated entities thereof) and certain affiliates of MHR Fund Management, to be effective upon the Arrangement Effective Time. We refer to such agreements as the “New Lionsgate Registration Rights Agreements.” Each of the New Lionsgate Registration Rights Agreements are expected to be substantially similar to the Lionsgate Registration Rights Agreement.

The foregoing descriptions of the New Lionsgate Investor Rights Agreement, the New Lionsgate Voting Agreement and the New Lionsgate Registration Rights Agreements, are not meant to be complete and are qualified by reference to the full text of the form of each of the New Lionsgate Investor Rights Agreement, the New Lionsgate Voting Agreement and the New Lionsgate Registration Rights Agreements, the forms of which are attached hereto as Exhibit 10.14, Exhibit 10.15 and Exhibits 10.16 – 10.17, respectively.

Transactions with Equity Method Investees

In the ordinary course of business, Lionsgate is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of Lionsgate’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on Lionsgate’s consolidated balance sheets and consolidated statements of operations is as shown in the tables below. For additional information about related party transactions, see Lionsgate’s Annual Report on Form 10-K for the year ended March 31, 2024, which is incorporated by reference into this prospectus.

	March 31,
	2024	2023
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$11.1	$14.8
Investment in films and television programs(1)	2.2	7.9
Other assets, noncurrent(1)	—	45.8

Total due from related parties	$13.3	$68.5

Accounts payable(2)	$16.8	$16.8
Other accrued liabilities(1)	—	6.7
Participations and residuals, current	5.5	7.5
Participations and residuals, noncurrent	1.3	2.0
Deferred revenue, current	0.1	—
Other liabilities(1)	—	41.4

Total due to related parties	$23.7	$74.4

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Consolidated Statements of Operations
Revenues	$4.2	$6.1	$4.1
Direct operating expense	$5.0	$8.3	$6.5
Distribution and marketing expense	$0.8	$0.4	$0.2
Interest and other income	$—	$1.7	$3.1

(1)

As of March 31, 2023, Lionsgate had certain operating leases related to a studio facility owned by an equity-method investee which was sold during the year ended March 31, 2024. Amounts related to these leases as of March 31, 2023 are included in the table above in investment in films and television programs, other assets - noncurrent, other accrued liabilities and other liabilities.
(2)	Amounts primarily represent production related advances due to certain of its equity method investees.

Arrangement Agreement

Lionsgate, LG Studios, New Lionsgate and LG Sirius have entered into the Arrangement Agreement, which provides for the implementation of the Plan of Arrangement that will result in the separation of the LG Studios Business from the Starz Business through the Transactions.

The following is a summary of certain material terms and conditions of the Arrangement Agreement. This summary may not contain all of the information about the Arrangement Agreement that is important to shareholders and is qualified in its entirety by the full text of the Arrangement Agreement, which is filed as Exhibit 2.1 to the registration statement of which this prospectus is a part. Shareholders are urged to read the Arrangement Agreement in its entirety.

Covenants Regarding the Arrangement

The Arrangement Agreement contains covenants of the parties thereto that they will, subject to the terms of the Arrangement Agreement, use their respective commercially reasonable efforts to implement the Arrangement; and (ii) satisfy the conditions precedent to the completion of the Arrangement.

Conditions Precedent

The Transactions are subject to certain conditions precedent, including approval of the Lionsgate Transactions Proposal by the shareholders of Lionsgate and approval of the LG Studios Reorganization Proposal by the shareholders of LG Studios. For additional information on the conditions precedent, see “The Transactions—Conditions to the Transactions”. The conditions precedent in the Arrangement Agreement may be waived, in whole or in part, by Lionsgate, LG Studios, and New Lionsgate, as applicable. Certain conditions precedent to the completion of the Arrangement in the Arrangement Agreement may be deemed to be satisfied, waived or released at the Arrangement Effective Time by operation of law.

Amendments

The Arrangement Agreement provides that, subject to the provisions of the Interim Orders, the Final Order, the Plan of Arrangement, and applicable law, at any time and from time to time before the Arrangement Effective Time, the Arrangement Agreement and the Plan of Arrangement may be amended, modified, or supplemented by written agreement of the parties thereto without further notice to or approval on the part of Lionsgate’s shareholders and LG Studios’ shareholders.

Termination

The Arrangement Agreement: (i) will terminate if the arrangement does not occur on or before September 30, 2025, or such other date as mutually agreed upon in writing by LGEC and LG Studios, and (ii) may be terminated prior to the Arrangement Effective Time by the written agreement of all parties to the Arrangement Agreement without further notice to or authorization on the part of the shareholders of Lionsgate or the other parties.

Separation Agreement

Transfer of Assets and Assumption of Liabilities

The Separation Agreement will identify the assets to be transferred or retained, the liabilities to be assumed or retained, and the contracts to be transferred or retained, to or by New Lionsgate as part of the separation of the

LG Studios Business from the Starz Business, and will provide for when and how these transfers, assumptions and retentions will occur. In particular, the Separation Agreement will provide that, among other things, subject to the terms and conditions contained therein:

•	assets of either party or its subsidiaries, other than certain assets related to the Starz Business, will be transferred to or retained by New Lionsgate and its applicable subsidiaries; and

•

certain liabilities of either party or its subsidiaries, other than certain liabilities of either party or its subsidiaries related to the Starz Business (the “Starz Liabilities”), which we refer to as the “New Lionsgate Liabilities,” will be transferred to or retained by New Lionsgate and its applicable subsidiaries.

Except as expressly set forth in the Separation Agreement or any Ancillary Agreement, neither Starz nor New Lionsgate will make any representation or warranty as to the assets, business or liabilities transferred, assumed retained as part of the separation of the LG Studios Business from the Starz Business, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either of New Lionsgate or Starz, or as to the legal sufficiency of any document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Transactions. All assets will be transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals are not obtained, or that any requirements of law, agreements, security interests or judgments are not complied with.

Information in this prospectus with respect to the assets and liabilities of the parties to the Transactions following the completion of the Transactions is presented based on the allocation of such assets and liabilities pursuant to the Separation Agreement or any other Ancillary Agreement, unless the context otherwise requires.

The Separation Agreement will provide that in the event that the transfer of certain assets and liabilities (or a portion thereof) to New Lionsgate or Starz, as applicable, does not occur at the Arrangement Effective Time, then until such assets or liabilities (or a portion thereof) are able to be transferred, New Lionsgate or Starz, as applicable, will hold such assets on behalf and for the benefit of the transferee and will pay, perform and discharge such liabilities, for which the transferee will reimburse New Lionsgate or Starz, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The foregoing summary does not purport to describe all of the terms of the Separation Agreement and is qualified in its entirety by reference to the complete text of the Separation Agreement, the form of which is filed as Exhibit 2.3 to this prospectus and is incorporated herein by reference.

The Arrangement

The Arrangement Agreement and the Plan of Arrangement, together with the Separation Agreement and the Ancillary Agreements, will also govern the rights and obligations of the parties thereto regarding the arrangement.

If the arrangement is implemented, at the Arrangement Effective Time:

•	LGEC shareholders will first receive in exchange for each outstanding LGEC Class A share that they hold:

•	One (1) New Lionsgate Class A share; and

•	One (1) New Lionsgate Class C preferred share;

•	LGEC shareholders will first receive, in exchange for each outstanding LGEC Class B share that they hold:

•	One (1) New Lionsgate Class B share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC will change its name to Starz Entertainment Corp. and create a new class of voting common shares, the Starz common shares.

•

New Lionsgate will create a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) will receive, in exchange for each:

•

New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares;

•

New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz will have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares will be consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares will be consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will transfer to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they hold and such shareholders will receive, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares will equal the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage will equal the quotient, expressed as a percentage, of (1) LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” Because the LG Studios Reorganization Ratio is based on the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange, and such aggregate number of New Lionsgate new common shares will depend on the aggregate number of LGEC Class A shares and LGEC Class B shares that are issued and outstanding as of immediately prior to the Arrangement Effective Time, the actual number of New Lionsgate new common shares issued to LG Studios shareholders in the LG Studios Flip is subject to change prior to the Arrangement Effective Time. The LG Studios common shares will be delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate will change its name to “Lionsgate Studios Corp.”

•	LG Studios will change its name to “Lionsgate Studios Holding Corp.”

The Separation Agreement will provide that the consummation of the arrangement is subject to satisfaction (or waiver by Lionsgate in its sole and absolute discretion) of certain conditions. These conditions are described under “Conditions to the Transactions.”

Claims

Except as expressly set forth in the Separation Agreement or any Ancillary Agreement, in general each party to the Separation Agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

The Separation Agreement will provide that Starz and its affiliates will release and discharge New Lionsgate and its affiliates from all liabilities assumed by Starz as part of the Transactions, except as expressly set forth in the Separation Agreement. New Lionsgate and its affiliates will release and discharge Starz and its affiliates from all liabilities retained by New Lionsgate and its affiliates as part of the Transactions, except as expressly set forth in the Separation Agreement.

These releases will not extend to obligations or liabilities under any agreements between the parties to the Transactions that remain in effect following the completion of the Transactions, which agreements include the Separation Agreement and the other agreements described under “Certain Relationships and Related Party Transactions.”

Indemnification

In the Separation Agreement, Starz will agree to indemnify, defend and hold harmless New Lionsgate, each of its affiliates, and each of its affiliates’ directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Starz Liabilities;

•

Starz’s failure or the failure of any other person to pay, perform or otherwise promptly discharge any of the Starz Liabilities, in accordance with their respective terms, whether prior to, at or after the Transactions;

•	except to the extent relating to any New Lionsgate Liability, any guarantee, indemnification or contribution obligation for the benefit of Starz by New Lionsgate that survives the Transactions;

•	any breach by Starz of the Separation Agreement or any of the Ancillary Agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to Starz in the registration statement on Form S-4 (as amended or supplemented), the joint prox statement/ prospectus or public filings or annual or quarterly reports following the date of the Transactions.

New Lionsgate will agree to indemnify, defend and hold harmless Starz, each of Starz’s affiliates and each of Starz’s affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the New Lionsgate Liabilities;

•

the failure of New Lionsgate or any other person to pay, perform or otherwise promptly discharge any of the New Lionsgate Liabilities in accordance with their respective terms whether prior to, at or after the Transactions;

•	except to the extent relating to any Starz Liability, any guarantee, indemnification or contribution obligation for the benefit of New Lionsgate by Starz that survives the Transactions;

•	any breach by New Lionsgate of the Separation Agreement or any of the Ancillary Agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to New Lionsgate in the registration statement on Form S-4 (as amended or supplemented), the joint proxy statement/prospectus, or public filings or annual or quarterly reports following the date of the Transactions.

The Separation Agreement will also establish procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes, and the procedures related thereto, will be governed by the Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment).

Insurance

The Separation Agreement will provide for the allocation between the parties thereto of rights and obligations under existing insurance policies with respect to occurrences prior to the Transactions and set forth procedures for the administration of insured claims and related matters.

Further Assurances

In addition to the actions specifically provided for in the Separation Agreement, except as otherwise set forth therein or in any Ancillary Agreement, Starz and New Lionsgate will agree in the Separation Agreement to use reasonable best efforts, prior to, on and after the Arrangement Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements.

Dispute Resolution

The Separation Agreement will contain provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between Starz and New Lionsgate related to the Transactions and that are unable to be resolved through good faith discussions between Starz and New Lionsgate. These provisions will contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to executives of the parties in dispute. If such efforts are not successful, one of the parties in dispute may submit the dispute, controversy or claim to nonbinding mediation or, if such nonbinding mediation is not successful, binding alternative dispute resolution, subject to the provisions of the Separation Agreement.

Expenses

Except as expressly set forth in the Separation Agreement or in any ancillary agreement, the party incurring the expense will be responsible for all costs and expenses incurred in connection with the Transactions incurred prior to the Arrangement Effective Time, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the Transactions. Except as expressly set forth in the Separation Agreement or in any ancillary agreement, or as otherwise agreed in writing by Starz and New Lionsgate, all costs and expenses incurred in connection with the Transactions after the completion of the Transactions will also be paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the Separation Agreement will include approvals and notifications of transfer, termination of intercompany agreements, shared contracts, financial information certifications, transition committee provisions, confidentiality, access to and provision of records, privacy and data protection, production of witnesses, privileged matters, and financing arrangements.

Amendment and Termination

The Separation Agreement will provide that no provision of the Separation Agreement or any ancillary agreement may be waived, amended, supplemented or modified by a party without the written consent of the party against whom it is sought to enforce such waiver, amendment supplement or modification.

The Separation Agreement may not be terminated, except by an agreement in writing signed each of the parties thereto or as otherwise required by applicable law.

In the event of a termination of the Separation Agreement prior to the Arrangement Effective Time, the Separation Agreement will become null and void and no party, nor any of its directors, officers or employees, will have any liability of any kind to the other parties or any other person by reason of the Separation Agreement or the ancillary agreements.

Employee Matters Agreement

New Lionsgate and Starz will enter into an employee matters agreement prior to the Arrangement Effective Time to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement will govern certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The Employee Matters Agreement will provide that, unless otherwise specified, New Lionsgate will be responsible for liabilities associated with employees who will be employed by New Lionsgate following the Arrangement Effective Time and former employees whose last employment was with the LG Studios Business, and Starz will be responsible for liabilities associated with employees who will be employed by Starz following the Arrangement Effective Time and former employees whose last employment was with Starz Business.

The Employee Matters Agreement will also govern the terms of equity-based awards granted by LGEC prior to the Arrangement Effective Time. See “The Transactions—Treatment of Lionsgate Equity Awards.”

The foregoing summary does not purport to describe all of the terms of the Employee Matters Agreement and is qualified in its entirety by reference to the complete text of the Employee Matters Agreement, the form of which is filed as Exhibit 10.4 to this prospectus and is incorporated herein by reference.

Tax Matters Agreement

In connection with the Business Combination, on May 9, 2024, LGEC and LG Studios entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the respective rights, responsibilities and obligations of the parties thereto with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In connection with the Transactions, prior to the Arrangement Effective Time, New Lionsgate will become a party to Tax Matters Agreement, pursuant to an amendment to the Tax Matters Agreement (the “Tax Matters Agreement Amendment”).

The foregoing summary does not purport to describe all of the terms of the Tax Matters Agreement and is qualified in its entirety by reference to the complete text of the Tax Matters Agreement, and the form of the Tax Matters Agreement Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this prospectus and are incorporated herein by reference.

Transition Services Agreement

In connection with the Transactions, New Lionsgate and Starz will enter into a transition services agreement pursuant to which New Lionsgate and Starz and their respective affiliates will provide to each other, on an interim, transitional basis, various services intended to support business continuity, facilitate operational integration, and ensure an efficient and orderly transition of responsibilities, systems and process following the consummation of the Transactions. Lionsgate currently expects that the transition services agreement may include services related to production (such as music creative/supervision), certain finance, accounting, legal, information technology, human resources, investor relations, employee benefits and other services. The transition services agreement will specify the fees payable for these services, which are based on arm’s-length negotiations and generally billed on the basis of hourly rates. In general, the services will begin on the date of the completion of the Transactions and will cover a period as early as three (3) months following completion of the Transactions (which may include certain investor relations and music creative/supervision services) and generally not expected to exceed thirteen (13) months following the completion of the Transactions (which may include certain IT and human resources services).

The foregoing summary does not purport to describe all of the terms of the transition services agreement and is qualified in its entirety by reference to the complete text of the Transition Services Agreement, the form of which is filed as Exhibit 10.3 to this prospectus and is incorporated herein by reference.

Other Commercial Arrangements

Following the Transactions, New Lionsgate and Starz will continue to be parties to certain commercial agreements, which may include: (i) master originals content licensing agreements that will license SVOD and pay television rights to Starz for certain New Lionsgate owned first-run original series for the U.S. and Canada; (ii) library license agreements that will license SVOD and pay television rights to Starz for certain New Lionsgate owned library series and film content for the U.S. and Canada; (iii) a multiyear pay 1 television output arrangement, granting Starz an exclusive U.S. pay television/SVOD license for Lionsgate- or Summit-branded films theatrically released in the U.S.; and (iv) a distribution agreement authorizing New Lionsgate to globally distribute on an exclusive basis off-platform linear, on-demand, and transactional rights to certain original series owned by Starz (subject to holdbacks to preserve periods of exclusivity for Starz’s platforms). At least in the near term, Starz is likely to continue to be a significant customer of New Lionsgate. See “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business.”

In connection with original programming, Starz licenses from Lionsgate exclusive SVOD and pay television rights to certain original series for exhibition in the U.S. and Canada. For each such original series, these licenses generally cover all episodes produced during the initial production season and multiple consecutive production seasons subsequently commissioned by Starz, plus a number of years thereafter, and involve certain holdbacks and restrictions over Lionsgate’s exploitation of the series. License fees are typically a negotiated percentage of the budget of the original series. Following the Transactions, Starz will continue to contract with New Lionsgate’s Television Production segment (in addition to other independent studios and production companies) to produce and deliver original programming that will appear on Starz’s services. This original programming may be either exclusively licensed to or, in certain instances, owned by Starz.

In addition to the business relationships between Starz and New Lionsgate relating to first-run original series, Starz licenses library content from New Lionsgate for exhibition in the U.S. and Canada. Under the library license agreements between Starz and New Lionsgate, Starz holds SVOD and pay television rights to exhibit older, previously released theatrical films and other programming during certain exhibition window periods. These exhibition windows are of varying lengths depending on the title and territory, with certain windows for library programming in the U.S. currently extending through at least 2028. The amounts Starz pays for library content generally reflect an amount per movie, series or other programming commensurate with the commercial quality (e.g., utility and perceived popularity) of the content being licensed.

Starz also has an exclusive multiyear output licensing agreement with New Lionsgate for New Lionsgate films theatrically released in the U.S. starting January 1, 2022, resulting in exclusive Pay 1 output title windows running through at least 2030. Starz enjoys SVOD and pay television exclusivity in the U.S. during all of its exhibition windows in this licensing agreement. However, there are periods between Starz’s windows when New Lionsgate can license the content to third parties. License fees paid by Starz to New Lionsgate for these licenses are determined by a pricing grid that is based on each film’s box office performance (subject to maximum amounts payable per movie and a cap on the number of movies that can be put to Starz each year).

New Lionsgate is the distributor of certain original series owned by Starz under the terms of an exclusive multi-year distribution agreement. This agreement, which continues following the Transactions, authorizes New Lionsgate to distribute off-network rights to Starz-owned series globally, subject to certain holdbacks and restrictions. Starz receives the amounts generated by such licenses for the Starz-owned series, subject to the reimbursement of distribution costs and a distribution fee retained by New Lionsgate.

DESCRIPTION OF MATERIAL INDEBTEDNESS AND FILM RELATED OBLIGATIONS

The following summary sets forth information based on New Lionsgate’s current expectations about the financing arrangements anticipated to be in effect upon completion of the Transactions. The material terms of the indebtedness described here assume the Transactions are consummated on the terms set forth herein. However, New Lionsgate has not yet entered into definitive material agreements with respect to all such financing arrangements, and, accordingly, the terms of such financing arrangements are subject to change, including as a result of market conditions. The definitive agreements, when entered into, will set forth the definitive terms of the financing arrangements. See “Risk Factors—Risks Related to the Transactions—The definitive agreements with respect to the material indebtedness of New Lionsgate have not yet been entered into and are subject to change.”

New Lionsgate Credit Facility

In connection with the completion of the Transactions, New Lionsgate expects to enter into a new credit agreement (the “New Lionsgate Credit Agreement”) with Lions Gate Television Inc., as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as agent.

The New Lionsgate Credit Agreement is expected to provide for an $800.0 million senior secured revolving credit facility supported by a borrowing base, which may be increased to a total amount not in excess of $1,200.0 million in accordance with certain terms described therein. The availability of funds under the New Lionsgate Credit Agreement is limited by a borrowing base calculated in accordance with the terms thereof. The New Lionsgate Credit Agreement and commitments thereunder will mature on the date that is five years after the closing date of the facility. Borrowings under the New Lionsgate Credit Agreement are expected to bear interest at a rate per annum equal to, at New Lionsgate’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus an applicable margin. New Lionsgate expects to pay a commitment fee equal to 0.375% per annum in respect of unutilized commitments thereunder.

Borrowings under the New Lionsgate Credit Agreement are expected to be used to refinance certain indebtedness of Lionsgate or one of its subsidiaries and for working capital needs and other general corporate purposes, including the financing of permitted acquisitions and investments and to fund the development, production and acquisition costs of motion pictures and episodic series and other transactions not prohibited by the terms thereof.

The borrower’s obligations under the New Lionsgate Credit Agreement are expected to be guaranteed by New Lionsgate and substantially all of its wholly owned restricted subsidiaries and secured by substantially all assets of Lions Gate Television Inc. and the guarantors, in each case subject to certain customary exceptions.

The New Lionsgate Credit Agreement is expected to contain certain customary affirmative and negative covenants that limit the ability of New Lionsgate, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

In addition, the New Lionsgate Credit Agreement is expected to require New Lionsgate maintain a liquidity ratio of no less than 1.10 to 1.00 as of the last day of each fiscal quarter for which financials have been (or were required to be) delivered.

The New Lionsgate Credit Agreement is also expected to contain events of default customary for financings of this type, including relating to a change of control.

The terms of the New Lionsgate Credit Agreement are not finalized and remain subject to change. There is a risk that New Lionsgate may be unable to enter into the New Lionsgate Credit Agreement on the terms described in this summary, or at all.

Exchange Notes

Lions Gate Capital Holdings 1, Inc. currently has outstanding approximately $389.9 million in 5.500% exchange notes due 2029 (the “Exchange Notes”). New Lionsgate, or one of its wholly-owned subsidiaries (the “Successor Issuer”), expects to assume the obligations outstanding under the Exchange Notes in connection with the completion of the Transactions.

The Exchange Notes currently bear interest at 5.500% per annum payable semi-annually and mature April 15, 2029. Upon the completion of the Transactions, the interest rate will increase to 6.000% and the maturity date will be extended to April 15, 2030.

Upon completion of the Transactions, the Exchange Notes will be redeemable at New Lionsgate’s option in whole at any time, or in part from time to time, at the following redemption prices, plus accrued and unpaid interest, if any, to, but not including the redemption date: (i) on or after the closing date of the Transactions until, but excluding, the one-year anniversary thereof - 103.0%; (ii) on or after the one-year anniversary of the Transactions until, but excluding the two-year anniversary thereof -102.0%; (iii) on or after the two-year anniversary of the Transactions until, but excluding the three-year anniversary thereof - 101.0%; (iv) on or after the three-year anniversary of the Transactions and thereafter - 100%.

The Exchange Notes are currently unsecured, unsubordinated obligations of Lions Gate Capital Holdings 1, Inc. and guaranteed on an unsecured, unsubordinated basis by LGEC and the subsidiary guarantors thereunder. Upon completion of the Transactions, the Exchange Notes are expected to be unsecured, unsubordinated obligations of the Successor Issuer and guaranteed on an unsecured, unsubordinated basis by New Lionsgate and the subsidiaries that guarantee the obligations under the New Lionsgate Credit Agreement.

The Exchange Notes contain certain restrictions and covenants that, subject to certain exceptions, will limit New Lionsgate’s ability to incur additional indebtedness, pay dividends or repurchase New Lionsgate’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations.

The Exchange Notes also contain a change of control provision which provides that, upon the occurrence of a change of control as defined therein, the issuer will be required to offer to purchase from holders all of the Exchange Notes, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Exchange Notes provide that, upon the occurrence of certain asset dispositions, the issuer may be required to use the excess proceeds from such dispositions to make an offer to purchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

IP Facilities

Lionsgate has outstanding certain intellectual property credit facilities (the “IP Facilities”), which New Lionsgate expects to remain in place as obligations of New Lionsgate following completion of the Transactions. The IP Facilities currently include an approximately $340 million senior secured amortizing term credit facility (the “eOne IP Credit Facility”) and an approximately $850 million senior secured amortizing term credit facility (the “LG IP Credit Facility”).

eOne IP Credit Facility

Lionsgate currently has outstanding a senior secured amortizing term credit facility based on and secured by Lionsgate’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP

Credit Facility is subject to quarterly required principal payments of $8.5 million, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The eOne IP Credit Facility matures on July 3, 2029. As of December 31, 2024, there was $331.5 million outstanding under the eOne IP Credit Facility.

LG IP Credit Facility

Lionsgate currently has outstanding a senior secured amortizing term credit facility based on and secured by Lionsgate’s intellectual property rights primarily associated with certain titles. The maximum principal amount of the LG IP Credit Facility is $850.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The LG IP Credit Facility is subject to quarterly required principal payments of $21.25 million, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The LG IP Credit Facility matures on September 30, 2029. As of December 31, 2024, there was $850.0 million outstanding under the LG IP Credit Facility.

Film Library Facility

Lionsgate has outstanding a certain senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of Lionsgate’s rights in certain acquired library titles, which New Lionsgate expects to remain in place as an obligation of New Lionsgate following completion of the Transactions. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to certain cumulative minimum guaranteed payment amounts.

Advances under the Film Library Facility bear interest at a rate equal to, at Lionsgate’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum. The Film Library Facility matures on July 30, 2027. As of December 31, 2024, there was $87.5 million outstanding under the Film Library Facility.

Production Loans

Lionsgate has outstanding certain individual and multi-title loans for the production of film and television programs (the “Production Loans”), which New Lionsgate expects to remain in place as obligations of New Lionsgate following completion of the Transactions.

The majority of the Production Loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest. As of December 31, 2024, there were $1,346.0 million of Production Loans outstanding, of which $1,212.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $133.2 million are unsecured.

Production Tax Credit Facility

Lionsgate has outstanding a non-recourse senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of Lionsgate’s tax credit receivables, which New Lionsgate expects to remain in place as an obligation of New Lionsgate following completion of the Transactions.

As of December 31, 2024, the maximum principal amount of the Production Tax Credit Facility was $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to Lionsgate by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility.

As of December 31, 2024, tax credit receivables amounting to $353.1 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum. The Production Tax Credit Facility was to mature on January 27, 2025, however in January and February 2025 Lionsgate entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million. As of December 31, 2024, there was $257.8 million outstanding under the Production Tax Credit Facility, and there was $2.2 million available under the Production Tax Credit Facility.

Backlog Facility and Other

Backlog Facility

Lionsgate currently has outstanding a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of Lionsgate’s fixed fee or minimum guarantee contracts where cash will be received in the future, which New Lionsgate expects to remain in place as an obligation of New Lionsgate following completion of the Transactions.

The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility. The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years, 90 days after the revolving period ends, currently August 14, 2027. As of December 31, 2024, there was $151.9 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility.

Other

Lionsgate currently has outstanding other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements, which New Lionsgate expects to remain in place as obligations of New Lionsgate following completion of the Transactions.

Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by Lionsgate, and may be voluntarily repaid at any time without prepayment penalty fees. As of December 31, 2024, there was $27.1 million outstanding under the “other” loans, with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to $20.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to $11.0 million represented collateral related to the “other” loans.

Summary

See below a summary chart of the current expectations for the New Lionsgate material indebtedness and film related obligations as of December 31, 2024 on a historical and pro forma basis:

	As of December 31, 2024
	Historical Lionsgate	Historical Lionsgate Studios Corp.	Pro Forma(1) New Lionsgate	Historical Starz Business	Pro Forma(1) Starz Entertainment Corp.
	(Amounts in millions)
Principal amounts of corporate debt:
Revolving credit facilities	$390.0	$390.0	$—	$—	$—
Intercompany revolver	—	134.4	—	—	—
Term Loan A	314.4	314.4	—	—	—
Existing Notes and Exchange Notes(2)	715.0	—	389.9	715.0	325.1
IP Credit Facilities(3)	1,181.5	1,181.5	1,331.5	—	—
New revolving credit facilities(4) (5)	—	—	265.0	—	—
New senior secured term loan facility(5)	—	—	—	—	300.0

Total corporate debt	2,600.9	2,020.3	1,986.4	715.0	625.1
Film related obligations	1,946.1	1,870.3	1,870.3	75.8	75.8

Total indebtedness	$4,547.0	$3,890.6	$3,856.7	$790.8	$700.9

(1)

Amounts set forth on a pro forma basis give effect to the pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate and the Unaudited Pro Forma Condensed Consolidated Financial Information of Starz.

(2)

Of the $715.0 million historical Lionsgate Existing Notes and Exchange Notes, New Lionsgate, or one of its wholly-owned subsidiaries, expects to assume $389.9 million of the obligations outstanding under the Exchange Notes and Starz expects $325.1 million of the Existing Notes to remain as obligations of Starz following completion of the Transactions.

(3)

In connection with the completion of the Transactions, New Lionsgate expects to increase its capacity of its asset backed facilities which is expected to provide for an additional $150.0 million in borrowing capacity.

(4)

In connection with the completion of the Transactions, New Lionsgate expects to enter into the New Lionsgate Credit Agreement, which is expected to provide for an $800.0 million senior secured revolving credit facility, of which a portion will be drawn. Amounts reflected as drawn in this presentation reflect pro forma amounts as of December 31, 2024 with an expected cash and cash equivalent balance of approximately $146.7 million.

(5)

In connection with the completion of the Transactions, Starz expects to enter into the Starz Credit Agreement, which is expected to provide for (a) a $150.0 million senior secured revolving credit facility and (b) a $300.0 million senior secured term loan facility. Amounts reflected as drawn in this presentation reflect pro forma amounts as of December 31, 2024, with an expected cash and cash equivalent balance of approximately $12.0 million.

EXPERTS

Lions Gate Entertainment Corp.

The consolidated financial statements of Lions Gate Entertainment Corp. at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Lionsgate Studios Corp.

The combined financial statements of Lionsgate Studios Corp. (formerly referred to as the Studio Business of Lions Gate Entertainment Corp.) at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Entertainment One Film and Television Business, as of December 25, 2022 and December 26, 2021 and for the fiscal years ended December 25, 2022 and December 26, 2021, have been included in this prospectus, in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the New Lionsgate new common shares to be issued in connection with the Transactions will be passed upon by Dentons Canada LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the shares of New Lionsgate new common shares being offered as contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to New Lionsgate and New Lionsgate new common shares, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document filed as an exhibit to the registration statement include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Lionsgate and LG Studios may be obtained free of charge on their respective websites at https://investors.lionsgate.com and https://investors.lionsgatestudios.com. Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

As a result of the Transactions, New Lionsgate will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC.

We intend to furnish holders of New Lionsgate new common shares with annual reports containing consolidated financial statements prepared in accordance with GAAP and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

CONSOLIDATED FINANCIAL STATEMENTS
Index to Financial Statements
Lions Gate Entertainment Corp.

Page Number
Combined Statements of Operations for the fiscal years ended December 25, 2022 and December 26, 2021	F-248
Combined Statements of Comprehensive Loss for the fiscal years ended December 25, 2022 and December 26, 2021	F-249
Combined Statements of Cash Flows for the fiscal years ended December 25, 2022 and December 26, 2021	F-250

Combined Statements of Parent Equity and Redeemable Non-Controlling Interests for the fiscal years ended December 25, 2022 and December 26, 2021	F-251
Notes to Combined Financial Statements	F-252

Unaudited Financial Statements
Condensed Combined Balance Sheets as of October 1, 2023 and December 25, 2022	F-274
Condensed Combined Statements of Operations for the nine months ended October 1, 2023 and September 25, 2022	F-275
Condensed Combined Statements of Comprehensive Loss for the nine months ended October 1, 2023 and September 25, 2022	F-276
Condensed Combined Statements of Cash Flows for the nine months ended October 1, 2023 and September 25, 2022	F-277
Condensed Combined Statements of Parent Equity and Redeemable Non-Controlling Interest for the nine months ended October 1, 2023 and September 25, 2022	F-278
Notes to Condensed Combined Financial Statements	F-279

PART I — FINANCIAL INFORMATION
Item 1.
Financial Statements.
LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$200.5	$314.0
Accounts receivable, net	560.0	753.0
Other current assets	310.4	396.5

Total current assets	1,070.9	1,463.5
Investment in films and television programs and program rights, net	3,376.3	2,762.2
Property and equipment, net	83.7	88.5
Investments	79.4	74.8
Intangible assets, net	880.9	991.8
Goodwill	808.5	811.2
Other assets	867.6	900.7

Total assets	$7,167.3	$7,092.7

LIABILITIES
Accounts payable	$336.7	$327.6
Content related payables	147.2	190.0
Other accrued liabilities	199.6	355.1
Participations and residuals	642.2	678.4
Film related obligations	1,497.0	1,393.1
Debt - short term portion	119.0	860.3
Deferred revenue	457.9	187.6

Total current liabilities	3,399.6	3,992.1
Debt	2,441.8	1,619.7
Participations and residuals	388.8	435.1
Film related obligations	443.2	544.9
Other liabilities	503.9	556.4
Deferred revenue	121.3	118.4
Deferred tax liabilities	25.1	13.3

Total liabilities	7,323.7	7,279.9
Commitments and contingencies (Note 16)
Redeemable noncontrolling interests	99.7	123.3
EQUITY (DEFICIT)
Class A voting common shares, no par value, 500.0 shares authorized, 83.7 shares issued (March 31, 2024 - 83.6 shares issued)	674.5	673.6
Class B non-voting common shares, no par value, 500.0 shares authorized, 156.6 shares issued (March 31, 2024 - 151.7 shares issued)	2,503.5	2,474.4
Accumulated deficit	(3,422.7)	(3,576.7)
Accumulated other comprehensive income	76.4	116.0

Total Lions Gate Entertainment Corp. shareholders’ equity (deficit)	(168.3)	(312.7)
Noncontrolling interests	(87.8)	2.2

Total equity (deficit)	(256.1)	(310.5)

Total liabilities, redeemable noncontrolling interests and equity (deficit)	$7,167.3	$7,092.7

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions, except per share amounts)
Revenues	$970.5	$975.1	$2,753.8	$2,899.1
Expenses
Direct operating	567.3	510.8	1,639.7	1,549.1
Distribution and marketing	174.4	220.0	606.0	686.0
General and administration	105.9	121.0	334.9	368.1
Depreciation and amortization	43.8	49.9	135.4	138.9
Restructuring and other	43.3	116.9	71.9	371.0
Goodwill and intangible asset impairment	—	—	—	663.9

Total expenses	934.7	1,018.6	2,787.9	3,777.0

Operating income (loss)	35.8	(43.5)	(34.1)	(877.9)
Interest expense	(69.1)	(67.1)	(212.2)	(192.9)
Interest and other income	3.1	1.8	11.6	6.5
Other gains (losses), net	8.4	(2.5)	(10.6)	(19.6)
Gain (loss) on extinguishment of debt	(0.3)	—	(6.7)	21.2
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7

Loss before income taxes	(14.5)	(102.7)	(243.5)	(1,054.3)
Income tax provision	(4.0)	(4.7)	(16.0)	(12.5)

Net loss	(18.5)	(107.4)	(259.5)	(1,066.8)
Less: Net loss (income) attributable to noncontrolling interests	(3.4)	0.8	14.8	3.3

Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(21.9)	$(106.6)	$(244.7)	$(1,063.5)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.09)	$(0.45)	$(1.03)	$(4.56)

Diluted net loss per common share	$(0.09)	$(0.45)	$(1.03)	$(4.56)

Weighted average number of common shares outstanding:
Basic	240.2	235.1	238.4	233.1
Diluted	240.2	235.1	238.4	233.1
See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Net loss	$(18.5)	$(107.4)	$(259.5)	$(1,066.8)
Foreign currency translation adjustments, net of tax	(24.4)	3.0	(12.7)	1.6
Net unrealized gain (loss) on cash flow hedges, net of tax	0.7	(23.0)	(19.1)	(6.1)

Comprehensive loss	(42.2)	(127.4)	(291.3)	(1,071.3)
Less: Comprehensive loss attributable to noncontrolling interests	0.1	0.8	18.3	3.3

Comprehensive loss attributable to Lions Gate Entertainment Corp. shareholders	$(42.1)	$(126.6)	$(273.0)	$(1,068.0)

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Three Months Ended
	Class A Voting		Class B Non-Voting		Accumulated Deficit	Accumulated Other Comprehensive Income	Lions Gate Entertainment Corp. Shareholders’ Equity (Deficit)	Noncontrolling Interests (a)	Total Equity (Deficit)
	Common Shares		Common Shares
	Number	Amount	Number	Amount
	(Amounts in millions)
Balance at September 30, 2024	83.6	$674.0	156.4	$2,483.7	$(3,396.4)	$96.6	$(142.1)	$(82.5)	$(224.6)
Exercise of stock options	—	—	—	0.4	—	—	0.4	—	0.4
Share-based compensation, net of share cancellations for taxes	0.1	0.3	0.2	19.2	—	—	19.5	—	19.5
Issuance of common shares	—	0.2	—	0.2	—	—	0.4	—	0.4
Sale of noncontrolling interest in Lionsgate Studios Corp. (see Note 2)	—	—	—	—	(4.0)	—	(4.0)	0.6	(3.4)
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(6.1)	(6.1)
Net loss	—	—	—	—	(21.9)	—	(21.9)	3.7	(18.2)
Other comprehensive loss	—	—	—	—	—	(20.2)	(20.2)	(3.5)	(23.7)
Redeemable noncontrolling interests adjustments	—	—	—	—	(0.4)	—	(0.4)	—	(0.4)

Balance at December 31, 2024	83.7	$674.5	156.6	$2,503.5	$(3,422.7)	$76.4	$(168.3)	$(87.8)	$(256.1)

Balance at September 30, 2023	83.5	$673.0	151.4	$2,437.0	$(3,467.5)	$136.4	$(221.1)	$2.3	$(218.8)
Exercise of stock options	—	—	—	0.2	—	—	0.2	—	0.2

	Three Months Ended
	Class A Voting		Class B Non-Voting		Accumulated Deficit	Accumulated Other Comprehensive Income	Lions Gate Entertainment Corp. Shareholders’ Equity (Deficit)	Noncontrolling Interests (a)	Total Equity (Deficit)
	Common Shares		Common Shares
	Number	Amount	Number	Amount
	(Amounts in millions)
Share-based compensation, net of share cancellations for taxes	—	0.2	0.1	21.9	—	—	22.1	—	22.1
Issuance of common shares	0.1	0.2	—	0.2	—	—	0.4	—	0.4
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(0.8)	(0.8)
Net loss	—	—	—	—	(106.6)	—	(106.6)	0.3	(106.3)
Other comprehensive loss	—	—	—	—	—	(20.0)	(20.0)	—	(20.0)
Redeemable noncontrolling interests adjustments	—	—	—	—	(0.5)	—	(0.5)	—	(0.5)

Balance at December 31, 2023	83.6	$673.4	151.5	$2,459.3	$(3,574.6)	$116.4	$(325.5)	$1.8	$(323.7)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 9).

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Nine Months Ended
					Accumulated Deficit	Accumulated Other Comprehensive Income	Lions Gate Entertainment Corp. Shareholders’ Equity (Deficit)	Noncontrolling Interests (a)	Total Equity (Deficit)
	Class A Voting Common Shares		Class B Non-Voting Common Shares
	Number	Amount	Number	Amount
	(Amounts in millions)
Balance at March 31, 2024	83.6	$673.6	151.7	$2,474.4	$(3,576.7)	$116.0	$(312.7)	$2.2	$(310.5)
Exercise of stock options	—	—	0.1	0.7	—	—	0.7	—	0.7
Share-based compensation, net of share cancellations for taxes	0.1	0.7	4.8	28.2	—	—	28.9	—	28.9
Issuance of common shares	—	0.2	—	0.2	—	—	0.4	—	0.4
Sale of noncontrolling interest in Lionsgate Studios Corp. (see Note 2)	—	—	—	—	389.7	(11.3)	378.4	(100.2)	278.2
Noncontrolling interests (see Note 9)	—	—	—	—	—	—	—	33.6	33.6
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(6.7)	(6.7)
Net loss	—	—	—	—	(244.7)	—	(244.7)	(13.2)	(257.9)
Other comprehensive loss	—	—	—	—	—	(28.3)	(28.3)	(3.5)	(31.8)
Redeemable noncontrolling interests adjustments	—	—	—	—	9.0	—	9.0	—	9.0

Balance at December 31, 2024	83.7	$674.5	156.6	$2,503.5	$(3,422.7)	$76.4	$(168.3)	$(87.8)	$(256.1)

	Nine Months Ended
					Accumulated Deficit	Accumulated Other Comprehensive Income	Lions Gate Entertainment Corp. Shareholders’ Equity (Deficit)	Noncontrolling Interests (a)	Total Equity (Deficit)
	Class A Voting Common Shares		Class B Non-Voting Common Shares
	Number	Amount	Number	Amount
	(Amounts in millions)
Balance at March 31, 2023	83.5	$672.3	145.9	$2,430.9	$(2,439.6)	$120.9	$784.5	$1.5	$786.0
Exercise of stock options	—	—	—	0.5	—	—	0.5	—	0.5
Share-based compensation, net of share cancellations for taxes	—	0.6	5.6	27.4	—	—	28.0	—	28.0
Issuance of common shares	0.1	0.5	—	0.5	—	—	1.0	—	1.0
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(0.8)	(0.8)
Net loss	—	—	—	—	(1,063.5)	—	(1,063.5)	1.1	(1,062.4)
Other comprehensive income	—	—	—	—	—	(4.5)	(4.5)	—	(4.5)
Redeemable noncontrolling interests adjustments	—	—	—	—	(71.5)	—	(71.5)	—	(71.5)

Balance at December 31, 2023	83.6	$673.4	151.5	$2,459.3	$(3,574.6)	$116.4	$(325.5)	$1.8	$(323.7)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 9).
See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	December 31,
	2024	2023
	(Amounts in millions)
Operating Activities:
Net loss	$(259.5)	$(1,066.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	135.4	138.9
Amortization of films and television programs and program rights	1,205.9	1,138.7
Amortization of debt financing costs and other non-cash interest	24.5	22.0
Non-cash share-based compensation	59.0	75.3
Other non-cash items	31.1	35.0
Goodwill and intangible asset impairment	—	663.9
Content and other impairments	17.1	317.4
(Gain) loss on extinguishment of debt	6.7	(21.2)
Equity interests income	(8.5)	(5.7)
Gain on investments, net	—	(2.7)
Deferred income taxes	11.8	(13.4)
Changes in operating assets and liabilities:
Accounts receivable, net	281.5	57.4
Investment in films and television programs and program rights, net	(1,776.2)	(926.2)
Other assets	(25.9)	(24.3)
Accounts payable and accrued liabilities	(192.7)	(93.4)
Participations and residuals	(85.2)	10.4
Content related payables	(53.5)	57.3
Deferred revenue	268.8	38.8

Net Cash Flows Provided By (Used In) Operating Activities	(359.7)	401.4

Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 2)	12.0	—
Purchase of eOne, net of cash acquired (see Note 2)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.2
Investment in equity method investees and other	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	(35.0)	—
Increase in loans receivable	—	(3.6)
Repayment of loans receivable	0.8	—
Capital expenditures	(23.6)	(24.7)

Net Cash Flows Used In Investing Activities	(46.3)	(365.5)

Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	3,557.7	2,270.5
Debt - repurchases and repayments	(3,493.0)	(1,987.4)
Film related obligations - borrowings	1,692.0	1,262.6
Film related obligations - repayments	(1,703.9)	(1,530.3)
Sale of noncontrolling interest in Lionsgate Studios Corp. (see Note 2)	281.7	—
Purchase of noncontrolling interest	(7.4)	(0.6)
Distributions to noncontrolling interest	(6.7)	(1.7)
Exercise of stock options	0.7	0.5
Tax withholding required on equity awards	(28.7)	(31.0)

Net Cash Flows Provided By (Used In) Financing Activities	292.4	(17.4)

Net Change In Cash, Cash Equivalents and Restricted Cash	(113.6)	18.5
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(3.7)	1.7
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	371.4	313.0

Cash, Cash Equivalents and Restricted Cash - End Of Period	$254.1	$333.2

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. General
Nature of Operations
Lions Gate Entertainment Corp. (the “Company,” “Lionsgate,” “Lions Gate,” “we,” “us” or “our”) encompasses world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a more than
20,000-title
library and a valuable collection of iconic film and television franchises.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements include the accounts of Lionsgate and all of its majority-owned and controlled subsidiaries.
The unaudited condensed consolidated financial statements have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”) for interim financial information and the instructions to quarterly report on Form
10-Q
under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation
S-X.
Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed consolidated financial statements. Operating results for the three and nine months ended December 31, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2025. The balance sheet at March 31, 2024 has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read together with the consolidated financial statements and related notes included in the Company’s Annual Report on Form
10-K
for the fiscal year ended March 31, 2024.
Certain amounts presented in prior periods have been reclassified to conform to the current period presentation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates of future viewership used for the amortization of licensed program rights; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; fair value of assets and liabilities for allocation of the purchase price of companies and assets acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; and impairment assessments for investment in films and television programs and licensed program rights, goodwill and intangible assets. Actual results could differ from such estimates.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements
Segment Reporting:
In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Taxes:
In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026 with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Statement:
In November 2024, the FASB issued guidance requiring public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This guidance is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The disclosures required under the guidance can be applied either prospectively to financial statements issued for reporting periods after the effective date or retrospectively to any or all periods presented in the financial statements. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
2. Acquisitions
Acquired Library
On June 5, 2024, the Company invested approximately $35.0 million for a 51% members’ interest in a newly formed limited liability company, CP LG Library Holdings, LLC (“CP LG”), with the Company designated as the managing member of CP LG. CP LG used the funds received from the Company, along with funds invested by the 49% member, to acquire a library of 46 films for approximately $68.6 million. Also on June 5, 2024, the Company entered into a distribution agreement with CP LG to distribute the titles in the acquired library. The purchase included the film library (of which $48.3 million of the purchase price was allocated to investment in film and television programs for the film library), accounts receivable and certain liabilities associated with the film library, most notably participations and residuals liabilities.
The Company determined that CP LG is a variable interest entity (“VIE”) for which it is the primary beneficiary and is consolidated under the applicable accounting guidance as the Company has the power to direct the significant activities and the right to receive benefits and obligation to absorb losses of CP LG. The Company concluded that the acquired library and related assets and liabilities was not a business and therefore, accounted

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for the acquisition as an initial consolidation of a VIE that is not a business under the applicable accounting guidance. There was no gain or loss recognized upon initial consolidation of the VIE as the sum of the fair value of the consideration paid and noncontrolling interest equaled the fair value of the net assets on the acquisition date. See Note 9 for the noncontrolling interest recorded related to CP LG.
As of December 31, 2024, the unaudited condensed consolidated balance sheet included assets and liabilities of CP LG totaling $72.6 million (which is primarily comprised of investment in film and television programs) and $12.3 million, respectively. The assets and liabilities of CP LG primarily consist of accounts receivable, investment in film and television programs, and participations and residuals.
Business Combination Agreement
On May 13, 2024, the Company consummated the business combination agreement (the “Business Combination Agreement”) with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of the Company (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of the Company (“StudioCo”) and other affiliates of SEAC (the “Closing”). Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” (referred to as “Lionsgate Studios”) and continues the existing business operations of StudioCo, which consists of the Studio Business of Lionsgate. The “Studio Business” consists of the businesses of Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Lionsgate’s corporate general and administrative functions and costs. Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with and prior to the Business Combination, the Company and StudioCo entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to StudioCo such that StudioCo held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Separation”).
Following the transaction, approximately 87.8% of the total shares of Lionsgate Studios continue to be held by the Company, while former SEAC public shareholders and founders and common equity financing investors own approximately 12.2% of Lionsgate Studios. In addition to establishing Lionsgate Studios as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to the Company, including $254.3 million in private investments in public equities (“PIPE”) financing, which amount excludes an aggregate of approximately $20.0 million that remains due from a PIPE Investor that subscribed for common shares and which shares, as of December 31, 2024, are pending issuance subject to receipt of such amount. The net proceeds were used to partially pay down amounts outstanding under the Term Loan A and Term Loan B pursuant to the Credit Agreement (see Note 6).
The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SEAC was treated as the acquired company and the Studio Business was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing stock for the historical net

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets of SEAC were stated at fair value, which approximates historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business. The Studio Business continues to be a consolidated subsidiary of the Company.
In connection with the Business Combination, as described above, approximately 12.2% of the Lionsgate Studios common shares were issued to the SEAC public shareholders and founders and other common equity financing investors in exchange for net proceeds of $278.2 million. The following table reconciles the gross proceeds to the net proceeds reflected in the consolidated statement of cash flows and the consolidated statement of equity (deficit):

(Amounts in millions)
Total gross cash proceeds	$330.0
Less: SEAC warrant exchange payment (1)	(12.5)
Less: Transaction costs	(39.3)

Net proceeds from the sale of noncontrolling interest in Lionsgate Studios Corp. per the condensed consolidated statement of equity (deficit)	278.2
Add: Transaction costs accrued and not paid, net of transaction costs previously paid	3.5

Net cash proceeds from the sale of noncontrolling interest in Lionsgate Studios per the condensed consolidated statement of cash flows	$281.7

(1)
Prior to the Closing, each of the then issued and outstanding whole warrants of SEAC, sold as part of SEAC’s initial public offering (the “SEAC Public Warrants”) was automatically exchanged for $0.50 in cash pursuant to the terms of an amendment to the agreement governing the SEAC Public Warrants. As of the Closing, no SEAC Public Warrants were outstanding.

The Company recorded a reduction of noncontrolling interest in shareholders’ equity (deficit) of $100.2 million and a reduction of accumulated other comprehensive income of $11.3 million for the issuance of the Lionsgate Studios common shares, which was based upon the 12.2% ownership interest in the carrying value of Lionsgate Studios. The reduction in noncontrolling interest was due to the negative carrying value of Lionsgate Studios as of May 13, 2024, partially offset by an amount allocated to certain options described below. The difference between the net cash proceeds and the amounts recorded as noncontrolling interest and accumulated other comprehensive income was reflected as a reduction of accumulated deficit in the consolidated statement of shareholders’ equity (deficit). See Note 9.
In connection with the Business Combination, 2,200,000 options (the “Sponsor Options”) to receive Lionsgate Studios common shares, were issued to certain noncontrolling interest holders, with an exercise price of $0.0001 per share. The Sponsor Options will become exercisable (i) on or after the date on which the trading price of Lionsgate Studios common shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) equals or exceeds $16.05 per share or (ii) if a Change of Control (as defined in the sponsor option agreement) occurs, subject to certain conditions. The Company has recorded the Sponsor Options as part of the noncontrolling interest recorded.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

eOne Acquisition
On December 27, 2023, the Company, and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGIMP” and, with the Company and LGEI, collectively the “Buyers”), completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $373.1 million. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.
The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s consolidated results from December 27, 2023.
Allocation of Purchase Consideration.
The Company has made an allocation of the purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value as follows:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	293.2
Investment in films and television programs	370.2
Property and equipment	14.0
Intangible assets	4.0
Other assets (1)	172.4
Accounts payable and accrued liabilities	(69.3)
Content related payables	(38.8)
Participations and residuals (1)	(202.9)
Film related obligations (1)	(105.8)
Other liabilities and deferred revenue (1)	(130.9)

Fair value of net assets acquired	360.2
Goodwill	12.9

Purchase price consideration at December 31, 2024	$373.1

(1)	Includes current and non-current amounts.
The goodwill amount reflected in the table above arises from the opportunity for strengthening the Company’s global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.
Investment in films and television programs includes the fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the fair value of films and television programs in production, pre-production
and development. For investment in

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

films and television programs, the fair value was estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.
The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.
Other fair value adjustments were made to property and equipment and right-of-use
lease assets to reflect the fair value of certain assets upon acquisition.
Deferred taxes, net of any required valuation allowance, were adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use
lease assets, and other liabilities.
The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.
Pro Forma Statement of Operations Information.
The following unaudited pro forma condensed consolidated statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2023. The unaudited pro forma condensed consolidated financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2023, nor is it indicative of future results. The statement of operations information below includes the statement of operations of eOne for the nine months ended September 30, 2023 combined with the Company’s statement of operations for the nine months ended December 31, 2023, respectively.

	Three Months Ended	Nine Months Ended
	December 31,	December 31,
	2023	2023
	(Amounts in millions)
Revenues	$1,116.0	$3,318.4
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(87.4)	$(1,344.0)
The unaudited pro forma condensed consolidated financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time
non-recurring
costs, (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company, and (vii) associated
tax-related
impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed consolidated statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed consolidated financial information for the nine months ended December 31, 2023 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended September 30, 2023.
The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.
3. Investment in Films and Television Programs and Licensed Program Rights
Total investment in films and television programs and licensed program rights by predominant monetization strategy is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Investment in Films and Television Programs:
Individual Monetization
Released, net of accumulated amortization	$899.5	$878.3
Completed and not released	201.3	225.4
In progress	794.7	469.2
In development	107.6	65.7

	2,003.1	1,638.6

Film Group Monetization
Released, net of accumulated amortization	459.4	497.1
Completed and not released	274.9	170.1
In progress	337.0	179.0
In development	11.4	4.3

	1,082.7	850.5

Licensed program rights, net of accumulated amortization	290.5	273.1

Investment in films and television programs and licensed program rights, net	$3,376.3	$2,762.2

At December 31, 2024, acquired film and television libraries have remaining unamortized costs of $245.0 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted-average remaining period of approximately 13.5 years (March 31, 2024 - unamortized costs of $223.1 million).

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization of investment in film and television programs and licensed program rights by predominant monetization strategy is as follows, and was included in direct operating expense in the unaudited condensed consolidated statements of operations:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Amortization expense:
Individual monetization	$286.0	$214.2	$797.6	$618.6
Film group monetization	56.5	66.8	212.5	276.7
Licensed program rights	89.2	90.2	195.8	243.4

	$431.7	$371.2	$1,205.9	$1,138.7

Impairments.
Investment in films and television programs and licensed program rights includes write-downs to fair value. The following table sets forth impairments by segment and the line item in our unaudited condensed consolidated statement of operations they are recorded in for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense (1) :
Motion Picture	$0.2	$0.5	$18.8	$27.5
Television Production	0.4	1.2	0.4	6.6
Impairments not included in segment operating results (2) :
Included in restructuring and other	0.9	77.8	(1.9)	317.4

	$1.5	$79.5	$17.3	$351.5

(1)
Impairments included in direct operating expense are included in the amortization expense amounts reflected in the table above which presents amortization of investment in film and television programs and licensed program rights by predominant monetization strategy.

(2)
Represents charges (net recoveries) primarily related to the Media Networks restructuring plan initiatives. In addition, amounts in the three and nine months ended December 31, 2024 also include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. See Note 14 for further information.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4. Investments
The Company’s investments consisted of the following:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Investments in equity method investees	$69.7	$68.4
Other investments (1)	9.7	6.4

	$79.4	$74.8

(1)	Other investments represents equity investments without readily determinable fair values.
Equity Method Investments:
The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:
Spyglass.
Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences.
STARZPLAY Arabia.
STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand
service in the Middle East and North Africa.
Roadside Attractions
. Roadside Attractions is an independent theatrical distribution company.
Pantelion Films.
Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.
42.
42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.
Other.
In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.
5. Goodwill and Intangible Assets
Goodwill
Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Media Networks	Total
	(Amounts in millions)
Balance as of March 31, 2024 (1)	$398.6	$412.6	$—	$811.2
Measurement period adjustments (2)	(1.7)	(1.0)	—	(2.7)

Balance as of December 31, 2024 (1)	$396.9	$411.6	$—	$808.5

(1)	As of December 31, 2024 and March 31, 2024, accumulated goodwill impairment losses totaled $1.969 billion related to the Media Networks reporting unit.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)
Measurement period adjustments for the acquisition of eOne reflect a decrease to goodwill of $2.7 million resulting from an adjustment to the purchase price related to a settlement of certain working capital items of $12.0 million partially offset by a net decrease in the estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of a net decrease to accounts receivable of $5.6 million, a net decrease in investment in films and television programs of $1.6 million, net increases to content related payables of $3.4 million, participations and residuals of $1.0 million, and accrued and other liabilities of $1.9 million, partially offset by a net increase to other assets of $4.2 million.

Fiscal 2024 Goodwill and Intangible Asset Impairments:
Goodwill Impairment.
During the second quarter ended September 30, 2023, due to the continuing difficult macro and microeconomic conditions, industry trends, and their impact on the performance and projected cash flows of the Media Networks segment, including its growth in subscribers and revenue worldwide, and the expanded restructuring activities discussed in Note 14, along with recent market valuation multiples, the Company updated its quantitative impairment assessment for its Media Networks reporting unit goodwill based on the most recent data and expected growth trends. In performing its quantitative impairment assessment, the fair value of the Company’s reporting units was estimated by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. Based on its quantitative impairment assessment, the Company determined that the fair value of its Media Networks reporting unit was less than its carrying value (after the impairment write-down of its indefinite-lived intangible assets discussed below). The analysis resulted in a goodwill impairment charge of $493.9 million in the second quarter ended September 30, 2023, representing all of the then remaining Media Networks reporting unit goodwill, which is recorded in the “goodwill and intangible asset impairment” line item in the unaudited condensed consolidated statement of operations in the nine months ended December 31, 2023.
Intangible Asset Impairment.
During the second quarter ended September 30, 2023, due to the events and their impact discussed above related to the Media Networks reporting unit, the Company performed a quantitative impairment assessment of its indefinite-lived Starz trade names. The fair value of the Company’s indefinite-lived trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments. Based on the quantitative impairment assessment of the trade names, the Company recorded an impairment charge of $170.0 million in the second quarter ended September 30, 2023, related to the Company’s Starz business, which is recorded in the “goodwill and intangible asset impairment” line item in the unaudited condensed consolidated statement of operations in the nine months ended December 31, 2023. After performing its quantitative impairment assessment, the Company then reassessed the estimated useful life of its trade names with a remaining carrying value of $80.0 million at September 30, 2023 (net of the impairment charge discussed above), and beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated useful life.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6. Debt
Total debt of the Company, excluding film related obligations, was as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Corporate debt:
Revolving Credit Facility	$390.0	$575.0
Term Loan A	314.4	399.3
Term Loan B	—	819.2
5.5% Senior Notes and Exchange Notes	715.0	715.0
eOne IP Credit Facility	331.5	—
LG IP Credit Facility	850.0	—

Total corporate debt	2,600.9	2,508.5
Unamortized debt issuance costs	(40.1)	(28.5)

Total debt, net	2,560.8	2,480.0
Less current portion	(119.0)	(860.3)

Non-current portion of debt	$2,441.8	$1,619.7

Senior Credit Facilities (Revolving Credit Facility, Term Loan A and Term Loan B)
Revolving Credit Facility Availability of Funds
 & Commitment Fee.
The Revolving Credit Facility provides for borrowings and letters of credit up to an aggregate of $1.25 billion, and at December 31, 2024 there was $860.0 million available. However, borrowing levels are subject to certain financial covenants as discussed below. There were no letters of credit outstanding at December 31, 2024. The Company is required to pay a quarterly commitment fee on the Revolving Credit Facility of 0.250% to 0.375% per annum, depending on the achievement of certain leverage ratios, as defined in the credit and guarantee agreement dated December 8, 2016, as amended (the “Credit Agreement”), on the total Revolving Credit Facility of $1.25 billion less the amount drawn.
Maturity Date:

•	Revolving Credit Facility & Term Loan A: April 6, 2026.

•	Term Loan B: In November 2024, the Company paid in full the term loan B facility due March 24, 2025 (the “Term Loan B”). See the “Other Debt Transactions” section below.
Interest:

•
Revolving Credit Facility
 & Term Loan A:
The Revolving Credit Facility and term loan A facility due April 2026 (the “Term Loan A”) bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%), with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Credit Agreement (effective interest rate of 6.18% as of December 31, 2024, before the impact of interest rate swaps, see Note 17 for interest rate swaps).

•	Term Loan B: The Term Loan B bore interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin).

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Required Principal Payments:

•	Term Loan A: Quarterly principal payments, at quarterly rates of 1.75% and increasing to 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.
The Term Loan A also requires mandatory prepayments in connection with certain asset sales, subject to certain significant exceptions, as defined in the Credit Agreement.
Optional Prepayment:

•	Revolving Credit Facility & Term Loan A: The Company may voluntarily prepay the Revolving Credit Facility & Term Loan A at any time without premium or penalty
Security.
The Senior Credit Facilities are guaranteed by the guarantors named in the Credit Agreement and are secured by a security interest in substantially all of the assets of Lionsgate and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions.
Covenants.
The Senior Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Revolving Credit Facility and the Term Loan A and are tested quarterly. As of December 31, 2024, the Company was in compliance with all applicable covenants.
Change in Control.
The Company may also be subject to an event of default upon a change in control (as defined in the Credit Agreement) which, among other things, includes a person or group acquiring ownership or control in excess of 50% of the Company’s common shares.
5.5% Senior Notes and Exchange Notes
Interest:
Bears interest at 5.5% annually (payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021). See
Changes Upon Separation of the Starz Business from the Studio Business below for further information.
Maturity Date:
April 15, 2029. See
Changes Upon Separation of the Starz Business from the Studio Business below for further information.
Optional Redemption:

(i)
On or after April 15, 2024, the Company may redeem the 5.5% Senior Notes and Exchange Notes in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after April 15, 2024 - 102.750%; (ii) on or after April 15, 2025 - 101.375%; and (iii) on or after April 15, 2026 - 100%. See
Changes Upon Separation of the Starz Business from the Studio Business below for further information.

Security.
The 5.5% Senior Notes and Exchange Notes are unsubordinated, unsecured obligations of the Company.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Covenants.
The Exchange Notes contain certain restrictions and covenants that, subject to certain exceptions, limit the Company’s ability to incur additional indebtedness, pay dividends or repurchase the Company’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations. As of December 31, 2024, the Company was in compliance with all applicable covenants.
Change in Control.
The occurrence of a change of control will be a triggering event requiring the Company to offer to purchase from holders all of the Exchange Notes, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the excess proceeds from such dispositions to make an offer to purchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
Changes Upon Separation of the Starz Business from the Studio Business.
On May 8, 2024, an indirect, wholly-owned subsidiary of the Company issued $389.9 million aggregate principal amount of 5.5% senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of the existing 5.5% Senior Notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the separation of the Starz Business from the Studio Business, both of which are currently held in subsidiaries consolidated by the Company. The “Starz Business” consists of the business of Lionsgate’s Media Networks segment. On or after the Separation Closing Date, as defined in the indenture to the Exchange Notes, the Company may redeem the Exchange Notes, in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after the Separation Closing Date until, but excluding, the one-year
anniversary thereof - 103.0%; (ii) on or after the
one-year
anniversary of the Separation Closing Date until, but excluding the two-year
anniversary thereof - 102.0%; (iii) on or after the
two-year
anniversary of the Separation Closing Date until, but excluding the three-year anniversary thereof - 101.0%; (iv) on or after the three-year anniversary of the Separation Closing Date and thereafter - 100%. The Exchange Notes will initially be guaranteed by all existing obligors under the Existing Notes, and upon completion of the separation of the Studio Business and the Starz Business, the Exchange Notes will be guaranteed exclusively by entities which are part of the Studio Business.
eOne IP Credit Facility.
In

July 2024
, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $
340.0
 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $
8.5
 million, beginning November
14
,
2024
, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus
2.25
% per annum (effective interest rate of
6.58
% as of December
31
,
2024
, before the impact of interest rate swaps, see Note
17
for interest rate swaps). The eOne IP Credit Facility matures on July
3
,
2029
.
LG IP Credit Facility.
In

September 2024, certain subsidiaries of the Company entered into a $455.0 million senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million as of December 31, 2024, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The LG IP Credit Facility is subject to quarterly required

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

principal payments of $21.25 million, beginning February 14, 2025, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.58% as of December 31, 2024, before the impact of interest rate swaps, see Note 17 for interest rate swaps). The LG IP Credit Facility matures on September 30, 2029.
Capacity to Pay Dividends
At December 31, 2024, the capacity to pay dividends under the Senior Credit Facilities and the 5.5% Senior Notes and Exchange Notes significantly exceeded the amount of the Company’s accumulated deficit or net loss, and therefore the Company’s net loss of $259.5 million and accumulated deficit of $3,422.7 million were deemed free of restrictions from paying dividends at December 31, 2024.
Other Debt Transactions:
Term Loan A and Term Loan B Prepayment.
In May 2024, the Company used the proceeds from the equity issuance associated with the Business Combination (Note 2) to prepay $84.9 million principal amount of the Term Loan A and $214.1 million of the Term Loan B, together with accrued and unpaid interest thereon.
In September 2024, the Company used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the Term Loan B, together with accrued and unpaid interest thereon.
In November 2024, the Company used the proceeds from the increase in the LG IP Credit Facility to pay in full the remaining $250.0 million principal amount of the Term Loan B, together with accrued and unpaid interest thereon.
Senior Notes Repurchases.
In the nine months ended December 31, 2023, the Company repurchased $85.0 million principal amount of the 5.5% Senior Notes for $61.4 million, together with accrued and unpaid interest (none in the three months ended December 31, 2023).
Gain (Loss) on Extinguishment of Debt:
During the three and nine months ended December 31, 2024 and 2023, the Company recorded a gain (loss) on extinguishment of debt related to the transactions described above as summarized in the table below:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Gain (Loss) on Extinguishment of Debt:
Senior Notes exchange and repurchases (1)	$—	$—	$(4.9)	$21.2
Term Loan A and B prepayments	(0.3)	—	(1.8)	—

	$(0.3)	$—	$(6.7)	$21.2

(1)
The 5.5% Senior Notes Exchange was considered a modification of terms since the present value of the cash flows after the amendment differed by less than a 10% change from the present value of the cash flows on a creditor-by-creditor
basis prior to the amendment. Accordingly, the unamortized debt issuance costs are being amortized over the applicable term of the debt and the third-party costs of $4.9 million were expensed as a loss on extinguishment of debt in the nine months ended December 31, 2024.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7. Film Related Obligations

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Film related obligations:
Production Loans	$1,346.0	$1,292.2
Production Tax Credit Facility	257.8	260.0
Programming Notes	75.8	—
Backlog Facility and Other	179.0	287.3
Film Library Facility	87.5	109.9

Total film related obligations	1,946.1	1,949.4
Unamortized issuance costs	(5.9)	(11.4)

Total film related obligations, net	1,940.2	1,938.0
Less current portion	(1,497.0)	(1,393.1)

Total non-current film related obligations	$443.2	$544.9

Production Loans.
Production
 loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of
5.82
% (before the impact of interest rate swaps, see Note 17 for interest rate swaps). Production loans amounting to $
1,212.8
 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $
133.2
 million are unsecured.
Production Tax Credit Facility.
In
 January 2021, as amended in March 2024, the Company entered into a non-recourse
senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.
As of December 31, 2024, the maximum principal amount of the Production Tax Credit Facility was $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of December 31, 2024, tax credit receivables amounting to $353.1 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 5.93% at December 31, 2024). As of December 31, 2024, there was $2.2 million available under the Production Tax Credit Facility. The Production Tax Credit Facility was to mature on January 27, 2025, however in January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million, see Note 19.
Programming Notes.
Programming
 notes represent individual unsecured loans for the licensing of film and television programs that the Company licenses, related to the Company’s Media Networks business. The Company’s programming notes have contractual repayment dates in January 2025, and incur SOFR-based interest at a weighted average rate of
7.33
%.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Film Library Facility.
In July
 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the Film Library Facility is $
161.9
 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027
Advances under the Film Library Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 6.75% at December 31, 2024). The Film Library Facility matures on July 30, 2027.
Backlog Facility and Other:
Backlog Facility.
In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 5.58% at December 31, 2024). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to 2 years, 90 days after the revolving period ends, currently August 14, 2027. As of December 31, 2024, there was $151.9 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2024 - $175.0 million outstanding).
Other.
The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of December 31, 2024, there was $27.1 million outstanding (March 31, 2024 - $112.3 million outstanding) under the “other” loans, incurring SOFR-based interest at a weighted average rate of 5.76%, with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to $20.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to $11.0 million represented collateral related to the “other” loans.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8. Fair Value Measurements
Fair Value
Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair Value Hierarchy
Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of December 31, 2024 and March 31, 2024:

	December 31, 2024			March 31, 2024
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(Amounts in millions)
Assets:
Forward exchange contracts (see Note 17)	$—	$1.9	$1.9	$—	$—	$—
Interest rate swaps (see Note 17)	—	0.7	0.7	—	35.6	35.6
Liabilities:
Forward exchange contracts (see Note 17)	—	—	—	—	(2.8)	(2.8)
Interest rate swaps (see Note 17)	—	—	—	—	—	—

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the carrying values and fair values of the Company’s outstanding debt and film related obligations at December 31, 2024 and March 31, 2024:

	December 31, 2024		March 31, 2024
	(Amounts in millions)
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
		(Level 2)		(Level 2)
Revolving Credit Facility	$386.8	$390.0	$569.9	$575.0
Term Loan A	313.1	313.6	396.6	397.3
Term Loan B	—	—	816.9	818.1
5.5% Senior Notes and Exchange Notes	699.1	604.9	696.6	536.2
eOne IP Credit Facility	325.8	331.5	—	—
LG IP Credit Facility	836.0	850.0	—	—
Production Loans	1,342.3	1,346.0	1,286.2	1,292.2
Production Tax Credit Facility	257.7	257.8	258.7	260.0
Programming Notes	75.8	75.8	—	—
Backlog Facility and Other	178.6	179.0	285.4	287.3
Film Library Facility	85.7	87.5	107.6	109.9

(1)
The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, and other liabilities. The carrying values of these financial instruments approximated the fair values at December 31, 2024 and March 31, 2024.
9. Noncontrolling Interests
Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (included in temporary equity on the consolidated balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group, as further described below.
Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to retained earnings or accumulated deficit.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Beginning balance	$123.3	$343.6
Net loss attributable to redeemable noncontrolling interests	(1.6)	(4.4)
Adjustments to redemption value	0.9	71.5
Cash contributions (distributions)	0.5	(1.0)
Purchase of noncontrolling interest	(23.4)	(0.6)

Ending balance	$99.7	$409.1

3 Arts Entertainment.
During the fourth quarter of the year ended March 31, 2024 (in January 2024), the Company closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, the Company purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights under the previous arrangement by providing noncontrolling interest holders the right to sell to the Company and the Company the right to purchase their remaining (24%) interest beginning in January 2027.
At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, during the fourth quarter of fiscal 2024, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities -
non-current”
in the consolidated balance sheet at March 31, 2024 and December 31, 2024.
The redeemable noncontrolling interest balance related to 3 Arts Entertainment reflects the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest is being adjusted to its redemption value through accumulated deficit through the sale or purchase right date in January 2027. Subsequent to the January 2024 transactions noted above, changes in the carrying value of the redeemable noncontrolling interest are reflected in the calculation of basic and diluted net income or loss per common share attributable to Lions Gate Entertainment Corp. shareholders, if dilutive, or to the extent the adjustments represent recoveries of amounts previously reflected in the computation of basic and diluted net income or loss per common share attributable to Lions Gate Entertainment Corp. shareholders (see Note 11).
The liability component of the noncontrolling interest is reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the consolidated statements of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated to the holders based on performance, and are being expensed within general and administrative expense as incurred.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pilgrim Media Group.
In July 2024, the Company acquired the noncontrolling interest holder’s remaining 12.5% of Pilgrim Media Group for approximately $13.5 million, and recorded a reduction to redeemable noncontrolling interest of $23.4 million, representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the remaining interest recorded as a reduction to accumulated deficit of $9.9 million. Prior to the Company’s acquisition of the remaining interest, the noncontrolling interest was presented as a redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets, due to put and call options which were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company.
Other.
The Company has other immaterial redeemable noncontrolling interests.
Other Noncontrolling Interests
The Company has other noncontrolling interests that are not redeemable, which are classified in shareholder’s equity on the Company’s consolidated balance sheets. These noncontrolling interests include:
Lionsgate Studios.
In connection with the Business Combination discussed in Note 2, on May 13, 2024, the Company recorded a noncontrolling interest representing approximately 12.2% of Lionsgate Studios amounting to a reduction of noncontrolling interest in shareholders’ equity (deficit) of $100.2 million, due to the negative carrying value of Lionsgate Studios at May 13, 2024, partially offset by an amount allocated to certain options. See Note 2 for further information.
Other.
In connection with the Company’s investment in CP LG and acquisition of the acquired library and related assets and liabilities discussed in Note 2, on June 5, 2024, the Company recorded a noncontrolling interest representing approximately 49% of CP LG amounting to $33.6 million ($29.8 million at December 31, 2024). See Note 2 for further information.
In addition, the Company has other immaterial noncontrolling interests that are not redeemable.
10. Revenue
The Company’s Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international marketplaces. The Company’s Media Networks segment generates revenue primarily from the distribution of the Company’s STARZ premium subscription video services.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue by Segment, Market or Product Line
The table below presents revenues by segment, market or product line for the three and nine months ended December 31, 2024 and 2023. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$35.0	$100.1	$91.1	$194.2
Home Entertainment
Digital Media	145.7	155.5	400.3	495.3
Packaged Media	16.0	21.0	37.8	63.0

Total Home Entertainment	161.7	176.5	438.1	558.3
Television	38.3	65.3	235.0	214.5
International	68.3	94.7	284.3	255.3
Other	5.9	6.6	14.8	23.3

Total Motion Picture revenues	309.2	443.2	1,063.3	1,245.6
Television Production
Television	259.9	182.3	733.1	554.2
International	59.3	32.1	144.8	137.7
Home Entertainment
Digital Media	55.5	17.4	108.7	113.4
Packaged Media	1.7	0.3	3.0	1.0

Total Home Entertainment	57.2	17.7	111.7	114.4
Other	28.2	16.3	72.9	54.4

Total Television Production revenues	404.6	248.4	1,062.5	860.7
Media Networks - Programming Revenues
Domestic (1)	341.9	346.9	1,030.1	1,032.6
International	2.6	70.3	11.4	182.3

	344.5	417.2	1,041.5	1,214.9
Intersegment eliminations	(87.8)	(133.7)	(413.5)	(422.1)

Total revenues	$970.5	$975.1	$2,753.8	$2,899.1

(1)
During the quarter ended June 30, 2024, the Company changed the presentation of Media Networks programming revenues to reflect revenues from Canada in the “Domestic” line item above in order to be consistent with how management is now reviewing the Media Networks segment. Revenues from Canada of $4.2 million and $12.7 million, respectively, for the three and nine months ended December 31, 2023 were reclassified to “Domestic” from “International” in the table above to conform to the current period presentation.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at December 31, 2024 are as follows:

	Rest of Year Ending March 31, 2025	Year Ending March 31,
		2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$652.5	$783.7	$184.9	$139.0	$1,760.1

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.
Revenues of $46.3 million and $204.2 million, respectively, including variable and fixed fee arrangements, were recognized during the three and nine months ended December 31, 2024 from performance obligations satisfied prior to March 31, 2024. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand
formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.
Accounts Receivable, Contract Assets and Deferred Revenue
The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue. See the unaudited condensed consolidated balance sheets or Note 18 for accounts receivable, contract assets and deferred revenue balances at December 31, 2024 and March 31, 2024.
Accounts Receivable.
Accounts receivable are presented net of a provision for doubtful accounts. The Company estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.
The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.
Changes in the provision for doubtful accounts consisted of the following:

	March 31, 2024	(Benefit) provision for doubtful accounts	Other (1)	Uncollectible accounts written-off	December 31, 2024
	(Amounts in millions)
Provision for doubtful accounts	$7.2	$(0.6)	$2.5	$(1.0)	$8.1

(1)	Represents a measurement period adjustment to the provision for doubtful accounts acquired in the acquisition of eOne (see Note 2).

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contract Assets.
Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 18 for contract assets at December 31, 2024 and March 31, 2024.
Deferred Revenue.
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Deferred revenue as of December 31, 2024 increased as compared to March 31, 2024 due to the receipt of customers’ payments for certain television programs and motion pictures prior to the Company satisfying the corresponding performance obligation (i.e., completion and delivery of the television programs and motion pictures, and the start of the customers’ exploitation rights). The change in deferred revenue was also impacted by the industry strikes which has affected the timing of content deliveries. Revenues of $13.0 million and $148.8 million, respectively, were recognized during the three and nine months ended December 31, 2024 related to the balance of deferred revenue at March 31, 2024.
11. Net Loss Per Share
Basic net loss per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net loss per share for the three and nine months ended December 31, 2024 and 2023 is presented below:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Loss Per Common Share:
Numerator:
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(21.9)	$(106.6)	$(244.7)	$(1,063.5)
Accretion of redeemable noncontrolling interest	(0.3)	—	(1.0)	—

Net loss attributable to Lions Gate Entertainment Corp. shareholders after accretion of redeemable noncontrolling interest	$(22.2)	$(106.6)	$(245.7)	$(1,063.5)

Denominator:
Weighted average common shares outstanding	240.2	235.1	238.4	233.1

Basic and diluted net loss per common share	$(0.09)	$(0.45)	$(1.03)	$(4.56)

As a result of the net loss in the three and nine months ended December 31, 2024 and 2023, the dilutive effect of the share purchase options, RSUs and restricted stock, and contingently issuable shares were considered anti-dilutive and, therefore, excluded from diluted net loss per share. The weighted average anti-dilutive shares excluded from the calculation due to the net loss for the three and nine months ended December 31, 2024 totaled 1.1 million and 2.5 million, respectively, (three and nine months ended December 31, 2023 - 1.6 million and 2.7 million, respectively).

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additionally, for the three and nine months ended December 31, 2024 and 2023, the outstanding common shares issuable presented below were excluded from diluted net loss per common share because their inclusion would have had an anti-dilutive effect regardless of net income or loss in the period.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Anti-dilutive shares issuable
Share purchase options	18.2	16.8	16.6	18.0
Restricted share units	5.2	0.6	3.9	2.5
Other issuable shares	4.7	4.4	4.1	4.1

Total weighted average anti-dilutive shares issuable excluded from diluted net income (loss) per common share	28.1	21.8	24.6	24.6

12. Capital Stock
(a) Common Shares
The Company had 500 million authorized Class A voting shares and 500 million authorized Class B non-voting
shares at December 31, 2024 and March 31, 2024. The table below outlines common shares reserved for future issuance:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Stock options and share appreciation rights (SARs) outstanding	18.3	20.7
Restricted share units and restricted stock — unvested	15.0	13.4
Common shares available for future issuance	10.0	15.4

Shares reserved for future issuance	43.3	49.5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(b) Share-based Compensation
The Company recognized the following share-based compensation expense during the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Compensation Expense:
Stock options	$0.2	$0.4	$0.7	$1.9
Restricted share units and other share-based compensation	18.0	24.4	52.9	63.7
Share appreciation rights	0.2	0.1	0.5	1.3

	18.4	24.9	54.1	66.9
Impact of accelerated vesting on equity awards (1)	—	6.8	4.9	8.4

Total share-based compensation expense	$18.4	$31.7	$59.0	$75.3

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
Share-based compensation expense, by expense category, consisted of the following:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Share-Based Compensation Expense:
Direct operating	$0.7	$0.9	$2.1	$2.3
Distribution and marketing	0.2	0.2	0.7	0.7
General and administration	17.5	23.8	51.3	63.9
Restructuring and other	—	6.8	4.9	8.4

	$18.4	$31.7	$59.0	$75.3

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the stock option, SARs, restricted stock and restricted share unit activity during the nine months ended December 31, 2024:

	Stock Options and SARs				Restricted Stock and Restricted Share Units
	Class A Voting Shares		Class B Non-Voting Shares		Class A Voting Shares		Class B Non-Voting Shares
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Grant- Date Fair Value	Number of Shares	Weighted- Average Grant- Date Fair Value
	(Number of shares in millions)
Outstanding at March 31, 2024	2.4	$22.96	18.3	$13.73	0.1	$9.27	13.3	$8.71
Granted	—	—	— (1)	$7.12	0.1	$8.24	10.3	$7.98
Options exercised or restricted stock or RSUs vested	—	—	(0.1)	$5.86	(0.1)	$9.20	(8.0)	$8.76
Forfeited or expired	(0.1)	$20.26	(2.2)	$14.71	—	—	(0.7)	$8.47

Outstanding at December 31, 2024	2.3	$23.09	16.0	$13.66	0.1	$8.39	14.9	$8.19

(1)	Represents less than 0.1 million shares.
(c) Share Repurchases
During the three and nine months ended December 31, 2024 and 2023, the Company did not repurchase any common shares. To date, approximately $288.1 million common shares have been repurchased, leaving approximately $179.9 million of authorized potential repurchases.
13. Income Taxes
The income tax provision for the three and nine months ended December 31, 2024 and 2023 is calculated by estimating the Company’s annual effective tax rate (estimated annual tax provision divided by estimated annual income before income taxes), and then applying the effective tax rate to income (loss) before income taxes for the period, plus or minus the tax effects of items that relate discretely to the period, if any.
The Company’s income tax provision differs from the federal statutory income tax rate applied to income (loss) before taxes due to the mix of earnings generated across the various jurisdictions in which operations are conducted, in addition to the tax deductions generated through the Company’s capital structure. The Company’s income tax provision for the three and nine months ended December 31, 2024 and 2023 was impacted by changes in the valuation allowances against certain U.S. and foreign deferred tax assets, certain minimum taxes and foreign withholding taxes. The Company’s income tax provision for the three and nine months ended December 31, 2024 and 2023 was also impacted by charges for interest on uncertain tax benefits, and benefited from the release of uncertain tax benefits due to the close of audits or expiration of statutory limitations. The Company’s income tax provision for the nine months ended December 31, 2024 was also impacted by additional deferred tax expense as a result of the Separation that occurred during the quarter ended June 30, 2024.
The Company’s income tax provision can be affected by many factors, including the overall level of pre-tax
income, the mix of
pre-tax
income generated across the various jurisdictions in which the Company operates, changes in tax laws and regulations in those jurisdictions, changes in uncertain tax positions, changes in valuation allowances on its deferred tax assets, tax planning strategies available to the Company, and other discrete items.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14. Restructuring and Other
Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable. During the three and nine months ended December 31, 2024 and 2023, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense in the consolidated statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Restructuring and other:
Content and other impairments (1)	$0.9	$77.8	$17.1	$317.4
Severance (2)	21.3	30.7	26.2	41.3
Transaction and other costs (3)	21.1	8.4	28.6	12.3

Total Restructuring and Other	43.3	116.9	71.9	371.0
Other unusual charges not included in restructuring and other or the Company’s operating segments:
COVID-19 related charges (benefit) included in direct operating expense (4)	—	(0.1)	(3.1)	(0.5)
Unallocated rent cost included in direct operating expense (5)	4.1	—	14.6	—

Total restructuring and other and other unusual charges not included in restructuring and other	$47.4	$116.8	$83.4	$370.5

(1)
Media Networks Restructuring:
During fiscal 2024, the Company continued executing its restructuring plan, which included exiting all international territories except for Canada and India, and included an evaluation of the programming on Starz’s domestic and international platforms. The Company has incurred impairment charges from the inception of the plan through December 31, 2024 amounting to $735.1 million.

During the three and nine months ended December 31, 2024, the Company recorded net recoveries of content impairment charges related to the Media Networks segment of $6.4 million and $8.8 million, respectively (three and nine months ended December 31, 2023 - the Company recorded content impairment charges related to the Media Networks segment of $77.8 million and $317.4 million, respectively).
As the Company continues to evaluate the Media Networks business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Company’s Starz business (i.e., Media Networks segment) and Studio Business (i.e., Motion Picture and Television Production segments), including further strategic review of content performance and its strategy on a territory-by-territory
basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Subsequent to December 31, 2024, the Company removed programming on Starz’s domestic platform which had a carrying value of approximately $77.4 million, which charge, measured as the excess of the carrying value over the fair value of the titles removed, will be recorded during the fourth quarter ending March 31, 2025. The Company may incur additional content impairment and other restructuring charges as it continues to execute its restructuring plan.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Content and Other Impairments:
Amounts in the three and nine months ended December 31, 2024 also include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in the nine months ended December 31, 2024 also include impairments of certain operating lease right-of-use
and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company, primarily related to the integration of eOne.
(2)
Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three and nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three and nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, Media Networks international restructuring and our Motion Picture and Television Production segments.

(3)
Transaction and other costs in the three and nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In the nine months ended December 31, 2024 and 2023, transaction and other costs also includes a benefit of $7.1 million and $3.8 million, respectively, associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the Starz international restructuring.

(4)
Amounts include incremental costs incurred, if any, due to circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries of nil and $3.1 million in the three and nine months ended December 31, 2024, respectively (three and nine months ended December 31, 2023 - insurance recoveries of $0.1 million and $0.7 million, respectively). In the nine months ended December 31, 2024 and the three and nine months ended December 31, 2023, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.

(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
Changes in the restructuring and other severance liability were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Severance liability
Beginning balance	$23.6	$8.7
Accruals (2)	21.3	32.9
Severance payments	(20.1)	(12.1)

Ending balance (1)	$24.8	$29.5

(1)	As of December 31, 2024, the remaining severance liability of approximately $24.8 million is expected to be paid in the next 12 months.
(2)	Excludes $4.9 million and $8.4 million in the nine months ended December 31, 2024 and 2023, respectively, of accelerated vesting on equity awards.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15. Segment Information
The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. The Company refers to its Motion Picture and Television Production segments collectively as the Studio Business.
Studio Business:
Motion Picture.
Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the licensing of Starz original series productions to Starz Networks and to Starz platforms outside of the U.S. and Canada, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks.
Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through over-the-top
(“OTT”) platforms, on a
direct-to-consumer
basis through the Starz App, and through U.S. and Canada multichannel video programming distributors (“MVPDs”) including cable operators, satellite television providers and telecommunication companies (collectively, “Distributors”); and (ii) Other, which represents revenues primarily from the OTT distribution of the Company’s Starz subscription video services outside of the U.S. and Canada.
In the ordinary course of business, the Company’s reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$309.2	$443.2	$1,063.3	$1,245.6
Television Production	404.6	248.4	1,062.5	860.7

Total Studio Business	713.8	691.6	2,125.8	2,106.3
Media Networks	344.5	417.2	1,041.5	1,214.9
Intersegment eliminations	(87.8)	(133.7)	(413.5)	(422.1)

	$970.5	$975.1	$2,753.8	$2,899.1

Intersegment revenues
Studio Business:
Motion Picture	$9.9	$36.6	$146.2	$113.7
Television Production	77.9	97.1	267.3	308.4

Total Studio Business	87.8	133.7	413.5	422.1
Media Networks	—	—	—	—

	$87.8	$133.7	$413.5	$422.1

Gross contribution
Studio Business:
Motion Picture	$106.0	$127.5	$246.1	$320.3
Television Production	75.4	21.6	145.3	134.6

Total Studio Business	181.4	149.1	391.4	454.9
Media Networks	45.1	108.2	173.5	255.4
Intersegment eliminations	7.3	(12.0)	(42.5)	(43.8)

	$233.8	$245.3	$522.4	$666.5
Segment general and administration
Studio Business:
Motion Picture	$22.4	$27.1	$73.6	$83.2
Television Production	14.5	13.5	49.3	40.5

Total Studio Business	36.9	40.6	122.9	123.7
Media Networks	20.2	22.7	64.0	71.3

	$57.1	$63.3	$186.9	$195.0
Segment profit
Studio Business:
Motion Picture	$83.6	$100.4	$172.5	$237.1
Television Production	60.9	8.1	96.0	94.1

Total Studio Business	144.5	108.5	268.5	331.2
Media Networks	24.9	85.5	109.5	184.1
Intersegment eliminations	7.3	(12.0)	(42.5)	(43.8)

	$176.7	$182.0	$335.5	$471.5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the
COVID-19
global pandemic, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses.
The reconciliation of total segment profit to the Company’s loss before income taxes is as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Company’s total segment profit	$176.7	$182.0	$335.5	$471.5
Corporate general and administrative expenses (1)	(28.4)	(31.1)	(89.9)	(94.2)
Adjusted depreciation and amortization (2)	(8.4)	(13.5)	(25.1)	(33.4)
Restructuring and other	(43.3)	(116.9)	(71.9)	(371.0)
Goodwill and intangible asset impairment	—	—	—	(663.9)
COVID-19 related benefit (charges) included in direct operating expense (3)	—	0.1	3.1	0.5
Unallocated rent cost included in direct operating expense (4)	(4.1)	—	(14.6)	—
Adjusted share-based compensation expense (5)	(18.4)	(24.9)	(54.1)	(66.9)
Purchase accounting and related adjustments (6)	(38.3)	(39.2)	(117.1)	(120.5)

Operating income (loss)	35.8	(43.5)	(34.1)	(877.9)
Interest expense	(69.1)	(67.1)	(212.2)	(192.9)
Interest and other income	3.1	1.8	11.6	6.5
Other gains (losses), net	8.4	(2.5)	(10.6)	(19.6)
Gain (loss) on extinguishment of debt	(0.3)	—	(6.7)	21.2
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7

Loss before income taxes	$(14.5)	$(102.7)	$(243.5)	$(1,054.3)

(1)
Corporate general and administrative expenses include certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our unaudited condensed consolidated statements of operations less the depreciation and amortization related to the non-cash
fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Depreciation and amortization	$43.8	$49.9	$135.4	$138.9
Less: Amount included in purchase accounting and related adjustments	(35.4)	(36.4)	(110.3)	(105.5)

Adjusted depreciation and amortization	$8.4	$13.5	$25.1	$33.4

(3)
Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries (see Note 14). These benefits (charges) are excluded from segment operating results.

(4)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(5)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Total share-based compensation expense	$18.4	$31.7	$59.0	$75.3
Less:
Amount included in restructuring and other (i)	—	(6.8)	(4.9)	(8.4)

Adjusted share-based compensation	$18.4	$24.9	$54.1	$66.9

(i)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(6)
Purchase accounting and related adjustments primarily represent the amortization of non-cash
fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense (i)	$2.9	$2.8	$6.8	$15.0
Depreciation and amortization	35.4	36.4	110.3	105.5

	$38.3	$39.2	$117.1	$120.5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i)
These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statements of operations due to the relationship to continued employment.

See Note 10 for revenues by media or product line as broken down by segment for the three and nine months ended December 31, 2024 and 2023.
The following table reconciles segment general and administration expense to the Company’s total consolidated general and administration expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$57.1	$63.3	$186.9	$195.0
Corporate general and administrative expenses	28.4	31.1	89.9	94.2
Share-based compensation expense included in general and administrative expense	17.5	23.8	51.3	63.9
Purchase accounting and related adjustments	2.9	2.8	6.8	15.0

	$105.9	$121.0	$334.9	$368.1

The reconciliation of total segment assets to the Company’s total consolidated assets is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Assets
Motion Picture	$1,916.8	$1,851.4
Television Production	2,555.6	2,347.8
Media Networks	2,091.9	2,036.7
Other unallocated assets (1)	603.0	856.8

	$7,167.3	$7,092.7

(1)	Other unallocated assets primarily consist of cash, other assets and investments.
16. Contingencies
From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.
The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2024, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it believes could, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.
17. Derivative Instruments and Hedging Activities
Forward Foreign Exchange Contracts
The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.
As of December 31, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 16 months from December 31, 2024):

December 31, 2024
Foreign Currency	Foreign Currency Amount			US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)			(Amounts in millions)
British Pound Sterling	0.2	GBP	in exchange for	$0.3	0.77	GBP
Czech Koruna	180.0	CZK	in exchange for	$7.7	23.29	CZK
Euro	13.9	EUR	in exchange for	$14.6	0.94	EUR
Canadian Dollar	8.5	CAD	in exchange for	$6.2	1.37	CAD
Mexican Peso	20.7	MXN	in exchange for	$1.0	20.43	MXN
Hungarian Forint	5,612.8	HUF	in exchange for	$15.0	373.74	HUF
New Zealand Dollar	2.7	NZD	in exchange for	$1.7	1.67	NZD
Interest Rate Swaps
The Company is exposed to the impact of interest rate changes primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed
interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings.
Pay-fixed
swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).
Cash settlements related to interest rate contracts are generally classified as operating activities on the consolidated statements of cash flows.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Designated Cash Flow Hedges.
As of March 31, 2024, the Company had the following
pay-fixed
interest rate swaps, which were designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 6 and Note 7), and were terminated in December 2024, as further described below.
Designated Cash Flow Hedges at March
 31, 2024:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025
June 25, 2018	$200.0	2.723%	March 23, 2025
July 31, 2018	$300.0	2.885%	March 23, 2025
December 24, 2018	$50.0	2.744%	March 23, 2025
December 24, 2018	$100.0	2.808%	March 23, 2025
December 24, 2018	$50.0	2.728%	March 23, 2025

Total	$1,700.0

In December 2024, the Company terminated all of its
pay-fixed
interest rate swaps which were outstanding at March 31, 2024, as shown in the table above. As a result of the termination, the Company received approximately $9.4 million, which was recorded as a reduction of the interest rate swap asset values, and represents the amount of unrealized gains recorded in accumulated other comprehensive income related to the terminated interest rate swaps which will be amortized as a reduction of interest expense through the remaining term of the terminated swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded to interest expense at that time. The receipt of approximately $9.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities.
During the nine months ended December 31, 2024, the Company entered into the following pay-fixed
interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 6 and Note 7).
Designated Cash Flow Hedges at December
 31, 2024:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
August 15, 2024	$65.0	4.045%	September 15, 2026
August 15, 2024	$77.5	3.803%	August 15, 2026
August 15, 2024	$77.5	3.810%	September 15, 2026
December 15, 2024	$125.0	3.970%	December 15, 2026

Total	$345.0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Statement Effect of Derivatives
Unaudited condensed consolidated statements of operations and comprehensive loss:
The following table presents the
pre-tax
effect of the Company’s derivatives on the accompanying unaudited condensed consolidated statements of operations and comprehensive loss for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$2.4	$(4.3)	$3.5	$(7.3)
Loss reclassified from accumulated other comprehensive income (loss) into direct operating expense	$(0.1)	$(2.6)	$(1.2)	$(2.5)
Interest rate swaps
Gain (loss) recognized in accumulated other comprehensive income (loss)	$1.6	$(11.7)	$(1.1)	$24.7
Gain reclassified from accumulated other comprehensive income (loss) into interest expense	$2.0	$11.4	$24.3	$31.5
Derivatives not designated as cash flow hedges:
Interest rate swaps
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	$1.4	$(1.8)	$(1.7)	$(5.5)
Total direct operating expense on consolidated statements of operations	$567.3	$510.8	$1,639.7	$1,549.1
Total interest expense on consolidated statements of operations	$69.1	$67.1	$212.2	$192.9
Unaudited condensed consolidated balance sheets:
The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 8). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its unaudited condensed consolidated balance sheets. As of December 31, 2024 and March 31, 2024, there were no swaps outstanding that were subject to a master netting arrangement.
As of December 31, 2024 and March 31, 2024, the Company had the following amounts recorded in the accompanying unaudited condensed consolidated balance sheets related to the Company’s use of derivatives:

	December 31, 2024
	Other Current Assets	Other Non-Current Assets	Other Accrued Liabilities (current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$1.9	$—	$—
Interest rate swaps	—	0.7	—

Fair value of derivatives	$1.9	$0.7	$—

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31, 2024
	Other Current Assets	Other Accrued Liabilities (current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$2.8
Interest rate swaps	35.6	—

Fair value of derivatives	$35.6	$2.8

As of December 31, 2024, based on the current release schedule, the Company estimates approximately $1.3 million of gains associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year
period ending December 31, 2025.
As of December 31, 2024, the Company estimates approximately $26.7 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year
period ending December 31, 2025.
18. Additional Financial Information
The following tables present supplemental information related to the unaudited condensed consolidated financial statements.
Cash, Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the unaudited condensed consolidated balance sheets to the total amounts reported in the unaudited condensed consolidated statements of cash flows at December 31, 2024 and March 31, 2024. At December 31, 2024 and March 31, 2024, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations.

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Cash and cash equivalents	$200.5	$314.0
Restricted cash included in other current assets	42.8	43.7
Restricted cash included in other non-current assets	10.8	13.7

Total cash, cash equivalents and restricted cash	$254.1	$371.4

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Assets
The composition of the Company’s other assets is as follows as of December 31, 2024 and March 31, 2024:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Other current assets
Prepaid expenses and other	$54.4	$58.2
Restricted cash	42.8	43.7
Contract assets	72.5	59.9
Interest rate swap assets	—	35.6
Tax credits receivable	140.7	199.1

	$310.4	$396.5

Other non-current assets
Prepaid expenses and other	$18.6	$21.6
Restricted cash	10.8	13.7
Accounts receivable	48.0	111.7
Contract assets	10.3	3.2
Tax credits receivable	440.6	361.7
Operating lease right-of-use assets	338.6	388.8
Interest rate swap assets	0.7	—

	$867.6	$900.7

Accounts Receivable Monetization
Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other gains (losses), net” line item on the unaudited condensed consolidated statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the three and nine months ended December 31, 2024 and 2023.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Individual Monetization Agreements.
The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment
by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$258.0	$305.9	$963.3	$1,065.9
Net cash proceeds received	254.5	300.7	948.1	1,045.6
Loss recorded related to transfers of receivables	3.5	5.2	15.2	20.3
At December 31, 2024, the outstanding amount of receivables derecognized from the Company’s unaudited condensed consolidated balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $534.4 million (March 31, 2024 - $613.4 million).
Pooled Monetization Agreement.
In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment
by the customers.
The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the nine months ended December 31, 2023:

Nine Months Ended
December 31,
2023
(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2
Less amounts from collections reinvested under revolving agreement	(9.1)

Proceeds from new transfers	13.1
Collections not reinvested and remitted or to be remitted	(13.4)

Net cash proceeds received (paid or to be paid) (1)	$(0.3)
Carrying value of receivables transferred and derecognized (2)	$22.1
Obligations recorded	$2.1
Loss recorded related to transfers of receivables	$2.0

(1)	During the three and nine months ended December 31, 2023, the Company voluntarily repurchased $46.0 million of receivables previously transferred.
(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At December 31, 2024 and March 31, 2024, there were no outstanding receivables derecognized from the Company’s unaudited condensed consolidated balance sheet, for which the Company continues to service, related to the pooled monetization agreement.
Content related payables
Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.
Other Accrued Liabilities
Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $55.8 million and $147.4 million at December 31, 2024 and March 31, 2024, respectively.
Accumulated Other Comprehensive Income
The following table summarizes the changes in the components of accumulated other comprehensive income, net of tax. During the nine months ended December 31, 2024 and 2023, there was no income tax expense or benefit reflected in other comprehensive income due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2024	$(22.7)	$138.7	$116.0
Other comprehensive income (loss)	(11.3)	4.4	(6.9)
Reclassifications to net loss (1)	—	(21.4)	(21.4)
Reclassifications to noncontrolling interest (2)	5.3	(16.6)	(11.3)

December 31, 2024	$(28.7)	$105.1	$76.4

March 31, 2023	$(21.6)	$142.5	$120.9
Other comprehensive income (loss)	1.6	17.4	19.0
Reclassifications to net loss (1)	—	(23.5)	(23.5)

December 31, 2023	$(20.0)	$136.4	$116.4

(1)
Represents a loss of $1.2 million included in direct operating expense and a gain of $22.6 million included in interest expense on the unaudited condensed consolidated statement of operations in the nine months ended December 31, 2024 (nine months ended December 31, 2023 - loss of $2.5 million included in direct operating expense and a gain of $26.0 million included in interest expense) (see Note 17).

(2)	Represents amounts reclassified in connection with the noncontrolling interest recorded for the proportionate ownership interest in the carrying value of Lionsgate Studios (see Note 2).
Supplemental Cash Flow Information
Significant
non-cash
transactions during the nine months ended December 31, 2024 and 2023 include certain interest rate swap agreements, which are discussed in Note 17, “Derivative Instruments and Hedging Activities”.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

There were no significant
non-cash
financing or investing activities for the nine months ended December 31, 2024 and 2023.
19. Subsequent Events
In January 2025, the Company entered into a $100.0 million notional, pay-fixed
interest rate swap with a fixed rate of 4.060% and maturity date of January 2027. The Company expects to designate this interest rate swap as a cash flow hedge (all related to the Company’s SOFR-based debt, see Note 6 and Note 7).
In January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Lions Gate Entertainment Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Lions Gate Entertainment Corp. (the Company) as of March 31, 2024 and 2023, the related consolidated statements of operations, comprehensive loss, equity (deficit) and cash flows for each of the three years in the period ended March 31, 2024, and the related notes and financial statement schedule listed in the Index at Item 15(a) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2024, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of March 31, 2024, based on criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated May 30, 2024 expressed an unqualified opinion thereon.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Pre-release Film Impairments

Description of the Matter	As disclosed in Note 1 to the consolidated financial statements, Investment in Films and Television Programs is stated at the lower of unamortized cost or estimated fair value. As disclosed in Note 3 to the consolidated financial statements, total impairment charges on investment in films and television programs related to theatrical films were $34.6 million for the year ended March 31, 2024 and the unamortized balance related to completed and not released and in progress theatrical films was $532.5 million at March 31, 2024.

Auditing the Company’s impairment evaluation for theatrical films prior to release is challenging and subjective as the key assumptions in the analysis include estimates of future anticipated revenues and box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s theatrical impairment review process. For example, we tested controls over management’s review of unreleased theatrical films for indicators of impairment and management’s determination of the significant assumptions mentioned above.

To test the assessment of unreleased theatrical films for impairment, our audit procedures included, among others, evaluating unreleased theatrical films for indicators of impairment and testing the completeness and accuracy of the underlying data as well as the significant assumptions mentioned above. For example, we assessed management’s assumptions by comparing them to historical performance of comparable films and to current operating information, we evaluated test audience results when available, and we considered the historical accuracy of management’s estimates. We also performed sensitivity analyses to evaluate the potential changes in the expected profitability of unreleased films resulting from reasonable changes in the assumptions.

Goodwill related to the Media Networks Reporting Unit

Description of the Matter	As disclosed in Note 1 to the consolidated financial statements, goodwill is tested for impairment at least annually at the reporting unit level, and between annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not
that the fair value of a reporting unit is less than its carrying value. As disclosed in Note 6 to the consolidated financial statements, the Company recorded a goodwill impairment charge of $493.9 million during the year ended March 31, 2024 related to the Media Networks reporting unit, resulting in no remaining goodwill balance for this reporting unit at March 31, 2024.

Auditing management’s evaluation of goodwill for impairment is complex and requires significant judgment due to the estimation required in determining the fair value of the Media Networks reporting unit. The fair value estimate of this reporting unit is affected by significant assumptions such as projected annual revenue growth rate, EBITA margin, and market multiples, which are affected by expectations about future market or economic conditions.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s goodwill impairment review process, including controls over management’s assessment of the significant assumptions used in the fair value measurement described above.

To test the estimated fair value of the Company’s Media Networks reporting unit, we performed audit procedures that included, among others, assessing the methodologies used and testing the significant assumptions discussed above and the underlying data used by the Company in its analyses. We compared the significant assumptions used by management to current industry and economic trends, changes to the Company’s business model, historical financial performance, and other relevant factors. We assessed the historical accuracy of management’s forecasts and performed sensitivity analyses of significant assumptions to evaluate the changes in the fair value of the reporting unit that would result from changes in the assumptions. We also involved our specialists to evaluate the reasonableness of certain significant assumptions and the valuation methodologies used.

/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2001.
Los Angeles, California
May 30, 2024

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2024	March 31, 2023
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$314.0	$272.1
Accounts receivable, net	753.0	582.1
Other current assets	396.5	264.2

Total current assets	1,463.5	1,118.4
Investment in films and television programs and program rights, net	2,762.2	2,947.9
Property and equipment, net	88.5	89.5
Investments	74.8	64.7
Intangible assets, net	991.8	1,300.1
Goodwill	811.2	1,289.5
Other assets	900.7	616.1

Total assets	$7,092.7	$7,426.2

LIABILITIES
Accounts payable	$327.6	368.1
Content related payables	190.0	184.1
Other accrued liabilities	355.1	273.4
Participations and residuals	678.4	549.3
Film related obligations	1,393.1	1,007.2
Debt - short term portion	860.3	41.4
Deferred revenue	187.6	147.2

Total current liabilities	3,992.1	2,570.7
Debt	1,619.7	1,978.2
Participations and residuals	435.1	329.6
Film related obligations	544.9	1,016.4
Other liabilities	556.4	317.9
Deferred revenue	118.4	52.0
Deferred tax liabilities	13.3	31.8

Total liabilities	7,279.9	6,296.6
Commitments and contingencies (Note 17)
Redeemable noncontrolling interest	123.3	343.6
EQUITY (DEFICIT)
Class A voting common shares, no par value, 500.0 shares authorized, 83.6 shares issued (March 31, 2023 - 83.5 shares issued)	673.6	672.3
Class B non-voting common shares, no par value, 500.0 shares authorized, 151.7 shares issued (March 31, 2023 - 145.9 shares issued)	2,474.4	2,430.9
Accumulated deficit	(3,576.7)	(2,439.6)
Accumulated other comprehensive income	116.0	120.9

Total Lions Gate Entertainment Corp. shareholders’ equity (deficit)	(312.7)	784.5
Noncontrolling interests	2.2	1.5

Total equity (deficit)	(310.5)	786.0

Total liabilities, redeemable noncontrolling interest and equity (deficit)	$7,092.7	$7,426.2

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions, except per share amounts)
Revenues	$4,016.9	$3,854.8	$3,604.3
Expenses:
Direct operating	2,189.2	2,312.5	2,064.2
Distribution and marketing	911.4	801.7	861.0
General and administration	490.5	531.1	475.4
Depreciation and amortization	192.2	180.3	177.9
Restructuring and other	508.5	411.9	16.8
Goodwill and intangible asset impairment	663.9	1,475.0	—

Total expenses	4,955.7	5,712.5	3,595.3

Operating income (loss)	(938.8)	(1,857.7)	9.0
Interest expense	(269.8)	(221.2)	(176.0)
Interest and other income	22.1	6.4	30.8
Other expense	(26.9)	(26.9)	(10.9)
Gain (loss) on extinguishment of debt	19.9	57.4	(28.2)
Gain on investments, net	3.5	44.0	1.3
Equity interests income (loss)	8.7	0.5	(3.0)

Loss before income taxes	(1,181.3)	(1,997.5)	(177.0)
Income tax benefit (provision)	65.0	(21.3)	(28.4)

Net loss	(1,116.3)	(2,018.8)	(205.4)
Less: Net loss attributable to noncontrolling interests	13.4	8.6	17.2

Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(1,102.9)	$(2,010.2)	$(188.2)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(4.77)	$(8.82)	$(0.84)

Diluted net loss per common share	$(4.77)	$(8.82)	$(0.84)

Weighted average number of common shares outstanding:
Basic	233.6	227.9	224.1
Diluted	233.6	227.9	224.1
See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Net loss	$(1,116.3)	$(2,018.8)	$(205.4)
Foreign currency translation adjustments, net of tax	(1.1)	(1.9)	(4.6)
Net unrealized gain (loss) on cash flow hedges, net of tax	(3.8)	93.5	117.2

Comprehensive loss	(1,121.2)	(1,927.2)	(92.8)
Less: Comprehensive loss attributable to noncontrolling interest	13.4	8.6	17.2

Comprehensive loss attributable to Lions Gate Entertainment Corp. shareholders	$(1,107.8)	$(1,918.6)	$(75.6)

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Class A Voting Common Shares		Class B Non-Voting Common Shares		Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total LGEC Shareholders’ Equity (Deficit)	Non- controlling Interests (a)	Total Equity (Deficit)
	Number	Amount	Number	Amount
	(Amounts in millions)
Balance at March 31, 2021	83.0	$663.2	138.2	$2,296.0	$(82.9)	$(83.3)	$2,793.0	$1.6	$2,794.6
Exercise of stock options	—	0.5	0.3	3.7	—	—	4.2	—	4.2
Share-based compensation, net of share cancellations for taxes	0.3	4.3	3.5	53.9	—	—	58.2	—	58.2
Issuance of common shares	—	0.2	—	0.2	—	—	0.4	—	0.4
Noncontrolling interests	—	—	—	—	—	—	—	(0.3)	(0.3)
Net loss	—	—	—	—	(188.2)	—	(188.2)	0.5	(187.7)
Other comprehensive income	—	—	—	—	—	112.6	112.6	—	112.6
Redeemable noncontrolling interests adjustments to redemption value	—	—	—	—	(98.6)	—	(98.6)	—	(98.6)

Balance at March 31, 2022	83.3	$668.2	142.0	$2,353.8	$(369.7)	$29.3	$2,681.6	$1.8	$2,683.4
Exercise of stock options	—	—	0.4	3.8	—	—	3.8	—	3.8
Share-based compensation, net of share cancellations for taxes	0.2	3.8	3.5	73.1	—	—	76.9	—	76.9
Issuance of common shares	—	0.3	—	0.2	—	—	0.5	—	0.5
Noncontrolling interests	—	—	—	—	—	—	—	(0.9)	(0.9)
Net loss	—	—	—	—	(2,010.2)	—	(2,010.2)	0.6	(2,009.6)
Other comprehensive income	—	—	—	—	—	91.6	91.6	—	91.6
Redeemable noncontrolling interests adjustments to redemption value	—	—	—	—	(59.7)	—	(59.7)	—	(59.7)

Balance at March 31, 2023	83.5	$672.3	145.9	$2,430.9	$(2,439.6)	$120.9	$784.5	$1.5	$786.0
Exercise of stock options	—	—	—	0.5	—	—	0.5	—	0.5
Share-based compensation, net of share cancellations for taxes	—	0.8	5.8	42.5	—	—	43.3	—	43.3
Issuance of common shares	0.1	0.5	—	0.5	—	—	1.0	—	1.0
Noncontrolling interests	—	—	—	—	—	—	—	(0.8)	(0.8)
Net loss	—	—	—	—	(1,102.9)	—	(1,102.9)	1.5	(1,101.4)
Other comprehensive loss	—	—	—	—	—	(4.9)	(4.9)	—	(4.9)
Redeemable noncontrolling interests adjustments to redemption value	—	—	—	—	(34.2)	—	(34.2)	—	(34.2)

Balance at March 31, 2024	83.6	$673.6	151.7	$2,474.4	$(3,576.7)	$116.0	$(312.7)	$2.2	$(310.5)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 11).
See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Operating Activities:
Net loss	$(1,116.3)	$(2,018.8)	$(205.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	192.2	180.3	177.9
Amortization of films and television programs and program rights	1,577.9	1,665.3	1,567.7
Amortization of debt financing costs and other non-cash interest	28.3	25.7	50.5
Non-cash share-based compensation	90.6	102.0	100.0
Other amortization	53.4	69.2	92.5
Goodwill and intangible asset impairment	663.9	1,475.0	—
Non-cash charge from the modification of an equity award (see Note 11)	49.2	—	—
Content and other impairments	377.3	385.2	—
(Gain) loss on extinguishment of debt	(19.9)	(57.4)	28.2
Equity interests (income) loss	(8.7)	(0.5)	3.0
Gain on investments, net	(3.5)	(44.0)	(1.3)
Deferred income taxes	(18.5)	(5.3)	(1.7)
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	188.7	—
Accounts receivable, net	95.6	(140.6)	(44.5)
Investment in films and television programs and program rights, net	(1,409.3)	(1,979.2)	(2,211.7)
Other assets	(1.7)	(41.9)	(212.4)
Accounts payable and accrued liabilities	(136.3)	(2.9)	1.4
Participations and residuals	29.0	145.4	(71.3)
Content related payables	(45.6)	(35.1)	64.9
Deferred revenue	(0.8)	(25.4)	1.3

Net Cash Flows Provided By (Used In) Operating Activities	396.8	(114.3)	(660.9)

Investing Activities:
Purchase of eOne, net of cash acquired (see Note 2)	(331.1)	—	—
Proceeds from the sale of Pantaya	—	—	123.6
Proceeds from the sale of equity method and other investments	5.2	46.3	1.5
Investment in equity method investees and other	(13.3)	(17.5)	(14.0)
Distributions from equity method investees and other	0.8	1.9	7.2
Acquisition of assets (film library and related assets)	—	—	(161.4)
Increase in loans receivable	(3.7)	—	(4.3)
Capital expenditures	(34.7)	(49.0)	(33.1)

Net Cash Flows Used In Investing Activities	(376.8)	(18.3)	(80.5)

Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	3,145.0	1,523.0	2,448.4
Debt - repurchases and repayments	(2,672.8)	(1,880.8)	(2,693.9)
Film related obligations - borrowings	2,010.6	1,688.6	1,253.4
Film related obligations - repayments	(2,215.4)	(1,073.0)	(347.6)
Settlement of financing component of interest rate swaps	—	(134.5)	(28.5)
Purchase of noncontrolling interest	(194.6)	(36.5)	—
Distributions to noncontrolling interest	(1.7)	(7.6)	(1.5)
Exercise of stock options	0.5	3.8	4.2
Tax withholding required on equity awards	(32.0)	(19.2)	(35.1)

Net Cash Flows Provided By Financing Activities	39.6	63.8	599.4

Net Change In Cash, Cash Equivalents and Restricted Cash	59.6	(68.8)	(142.0)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(1.2)	(2.8)	(2.1)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	313.0	384.6	528.7

Cash, Cash Equivalents and Restricted Cash - End Of Period	$371.4	$313.0	$384.6

See accompanying notes.

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
1. Description of Business, Basis of Presentation and Significant Accounting Policies
Description of Business
Lions Gate Entertainment Corp. (the “Company,” “Lionsgate,” “Lions Gate,” “we,” “us” or “our”) encompasses world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a more than
20,000-title
library and a valuable collection of iconic film and television franchises.
Basis of Presentation
Generally Accepted Accounting Principles
These consolidated financial statements have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”).
Principles of Consolidation
The accompanying consolidated financial statements of the Company include the accounts of Lionsgate and its majority-owned and controlled subsidiaries. The Company reviews its relationships with other entities to identify whether it is the primary beneficiary of a variable interest entity (“VIE”). If the determination is made that the Company is the primary beneficiary, then the entity is consolidated.
All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates of future viewership used for the amortization of licensed program rights; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; fair value of assets and liabilities for allocation of the purchase price of companies acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; and impairment assessments for investment in films and television programs and licensed program rights, property and equipment, equity investments, goodwill and intangible assets. Actual results could differ from such estimates.
Reclassifications
Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation.
Significant Accounting Policies
Revenue Recognition
The Company’s Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international market places. The Company’s Media Networks segment generates revenue primarily from the distribution of the Company’s STARZ premium subscription video services.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Revenue is recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services or goods. Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax.
In the ordinary course of business, the Company’s reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.
Licensing Arrangements.
The Company’s content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties.
Fixed Fee or Minimum Guarantees:
The Company’s fixed fee or minimum guarantee licensing arrangements may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.
Sales or Usage Based Royalties:
Sales or usage based royalties represent amounts due to the Company based on the “sale” or “usage” of the Company’s content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated and has been satisfied (or partially satisfied). Generally, when the Company licenses completed content with standalone functionality (such as a movie, or television show), its performance obligation will be satisfied prior to the sale or usage. When the Company licenses intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), its performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to the Company under these arrangements are generally not reported to the Company until after the close of the reporting period. The Company records revenue under these arrangements for the amounts due and not yet reported to the Company based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from the Company’s customers, historical experience with similar titles in that market or territory, the performance of the title in other markets, and/or data available in the industry.
Revenues by Market or Product Line.
The following describes the revenues generated by market or product line. Theatrical revenues are included in the Motion Picture segment; home entertainment, television, international and other revenues are applicable to both the Motion Picture and Television Production segments; Media Networks programming revenues are included in the Media Networks segment.

•
Theatrical.
Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture
basis (distributed by the Company directly in the United States and through a sub-distributor
in Canada). Revenue from the theatrical release of

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61

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

feature films are treated as sales or usage- based royalties, are recognized as revenue starting at the exhibition date and are based on the Company’s participation in box office receipts of the theatrical exhibitor.

•	Home Entertainment. Home entertainment consists of Digital Media and Packaged Media.

○
Digital Media.
Digital media includes digital transaction revenue sharing arrangements
(pay-per-view
and
video-on-demand
platforms, electronic sell through (“EST”), and digital rental) and licenses of content to digital platforms for a fixed fee.

Digital Transaction Revenue Sharing Arrangements:
Primarily represents revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, the Company shares in the rental or sales revenues generated by the platform on a title-by-title
basis. These digital media platforms generate revenue from rental and EST arrangements, such as download-to-own,
download-to-rent,
and
video-on-demand.
These revenue sharing arrangements are recognized as sales or usage based royalties based on the performance of these platforms and pursuant to the terms of the contract, as discussed above.
Licenses of Content to Digital Platforms:
Primarily represents the licensing of content to
subscription-video-on-demand
(“SVOD”) or other digital platforms for a fixed fee. As discussed above, revenues are recognized when the content has been delivered and the window for the exploitation right in that territory has begun.

○
Packaged Media.
Packaged media revenues represent the sale of motion pictures and television shows (produced or acquired) on physical discs (DVD’s,
Blu-ray,
4K Ultra HD, referred to as “Packaged Media”) in the retail market. Revenues are recognized, net of an allowance for estimated returns and other allowances, on the later of receipt by the customer or “street date” (when it is available for sale by the customer).

•
Television.
Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television markets, syndication) of motion pictures (including theatrical productions and acquired films) and scripted and unscripted television series, television movies, mini-series, and non-fiction
programming. Television revenues include fixed fee arrangements as well as arrangements in which the Company earns advertising revenue from the exploitation of certain content on television networks. Television also includes revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform or the traditional pay window for a motion picture is licensed to an SVOD platform. Revenues associated with a title, right, or window from television licensing arrangements are recognized when the feature film or television program is delivered (on an episodic basis for television product) and the window for the exploitation right has begun.

•
International.
International revenues are derived from (1) licensing of the Company’s productions, acquired films, catalog product and libraries of acquired titles to international distributors, on a territory-by-territory
basis; (2) the direct distribution of the Company’s productions, acquired films, and the Company’s catalog product and libraries of acquired titles in the United Kingdom; and (3) licensing to international markets of scripted and unscripted series, television movies, mini-series and non-fiction
programming. License fees and minimum guarantee amounts associated with title, window, media or territory, are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the contract, and the right to exploit the feature film or television program in that window, media or territory has commenced. Revenues are also generated from sales or usage based royalties received from international distributors based on their distribution performance pursuant to the terms of the contracts after the recoupment of certain

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

costs in some cases, and the initial minimum guarantee, if any, and are recognized when the sale by the Company’s customer generating a royalty due to the Company has occurred.

•
Other.
Other revenues are derived from the licensing of the Company’s film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets and from commissions and executive producer fees earned related to talent management.

Revenues from the licensing of film and television content and the sales and licensing of music are recognized when the content has been delivered and the license period has begun, as discussed above. Revenues from the licensing of symbolic intellectual property (i.e., licenses of motion pictures or television characters, brands, storylines, themes or logos) is recognized over the corresponding license term. Commissions are recognized as such services are provided.

•
Media Networks - Programming Revenues.
Media Networks’ revenues are primarily derived from the domestic distribution of the Company’s STARZ branded premium subscription video services through over-the-top
(“OTT”) streaming platforms and distributors, on a
direct-to-consumer
basis through the Starz App and through U.S. multichannel video programming distributors (“MVPDs”), including cable operators, satellite television providers, and telecommunications companies (collectively “Distributors”) (in the aggregate, the “Starz Domestic Platform”). Media Networks revenues also include revenue from LIONSGATE+, which represents international revenues primarily from the OTT distribution of the Company’s STARZ branded premium subscription video services outside the United States. The Starz Domestic platform together with the LIONSGATE+ platforms are referred to as the “Starz Platforms”.

Pursuant to the Company’s distribution agreements, revenues are primarily based on a fee based on the number of subscribers who receive the Company’s services or based on other factors (variable fee arrangements), or to a lesser extent, may be based on a monthly fixed fee or minimum guarantee, subject to nominal annual escalations. The Company also generates revenue through the distribution of its SVOD service directly to consumers through the Starz App.
The variable distribution fee arrangements represent sales or usage based royalties, which are recognized over the period of such sales or usage by the Company’s distributor, which is the same period that the content is provided to the distributor. Estimates of revenue generated, but not yet reported to the Company by its distribution partners, are made based on an estimated number of subscribers using historical trends and recent reporting. Other fixed fee or minimum guarantee programming revenue is recognized over the contract term based on the continuous delivery of the content to the distributor. Subscribers through the Starz App are billed in advance of the start of their monthly or annual membership and revenues are recognized ratably over each applicable membership period.
Deferred Revenue.
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation.
Deferred revenue also relates to customer payments are made in advance of when the Company fulfills its performance obligation and recognizes revenue. This primarily occurs under television production contracts, in which payments may be received as the production progresses, international motion picture contracts, where a portion of the payments are received prior to the completion of the movie and prior to license rights start dates, and pay television contracts with multiple windows with a portion of the revenues deferred until the subsequent exploitation windows commence. These arrangements do not contain significant financing components because the reason for the payment structure is not for the provision of financing to the Company, but rather to mitigate the Company’s risk of customer non-performance
and incentivize the customer to exploit the Company’s content.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

See Note 12 for further information.
Accounts Receivable.
Payment terms vary by location and type of customer and the nature of the licensing arrangement. However, other than certain multi-year license arrangements; payments are generally due within 60 days after revenue is recognized. For certain multi-year licensing arrangements, primarily in the television, digital media, and international markets, payments may be due over a longer period. When the Company expects the period between fulfillment of its performance obligation and the receipt of payment to be greater than a year, a significant financing component is present. In these cases, such payments are discounted to present value based on a discount rate reflective of a separate financing transaction between the customer and the Company, at contract inception. The significant financing component is recorded as a reduction to revenue and accounts receivable initially, with such accounts receivable discount amortized to interest income over the period to receipt of payment. The Company does not assess contracts with deferred payments for significant financing components if, at contract inception, the Company expects the period between fulfillment of the performance obligation and subsequent payment to be one year or less.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash deposits at financial institutions and investments in money market mutual funds.
Restricted Cash
At March 31, 2024, the Company had restricted cash of $57.4 million, primarily representing amounts related to required cash reserves for interest payments associated with the Production Tax Credit Facility, IP Credit Facility and Backlog Facility (March 31, 2023 - $40.9 million). Restricted cash is included within “other current assets” and “other non-current
assets” on the consolidated balance sheets (see Note 19).
Investment in Films and Television Programs and Licensed Program Rights
Investment in Films and Television Programs:
General.
Investment in films and television programs includes the unamortized costs of films and television programs, a portion of which are monetized individually (i.e., through domestic theatrical, home entertainment, television, international or other ancillary-market distribution), and a portion of which are monetized as part of a film group (i.e., primarily content internally produced by our Television Production segment for our Media Networks segment).
Recording Cost.
Costs of acquiring and producing films and television programs and of acquired libraries are capitalized when incurred. For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For the years ended March 31, 2024, 2023, and 2022, total capitalized interest was $21.0 million, $28.1 million, and $12.8 million, respectively. For acquired films and television programs, capitalized costs consist of minimum guarantee payments to acquire the distribution rights.
Amortization.
Costs of acquiring and producing films and television programs and of acquired libraries that are monetized individually are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

For investment in films and television programs monetized as a group, see further discussion below under
Licensed Program Rights
for a description of amortization of costs monetized as a group.
Ultimate Revenue.
Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.
Development.
Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.
Licensed Program Rights:
General.
Licensed program rights include content licensed from third parties that is monetized as part of a film group for distribution on Media Networks distribution platforms. Licensed content is comprised of films or series that have been previously produced by third parties and the Company retains specified airing rights over a contractual term. Program licenses typically have fixed terms and require payments during the term of the license.
Recording Cost.
The cost of licensed content is capitalized when the cost is known or reasonably determinable, the license period for programs has commenced, the program materials have been accepted by the Company in accordance with the license agreements, and the programs are available for the first showing. Licensed programming rights may include rights to more than one exploitation window under the Company’s output and library agreements. For films with multiple windows, the license fee is allocated between the windows based upon the proportionate estimated fair value of each window which generally results in the majority of the cost allocated to the first window on newer releases.
Certain license agreements and productions may include additional ancillary rights in addition to the rights for exploitation on the Starz Platforms. A portion of the cost of these licenses and the cost of produced content, is allocated between the programming rights for exploitation on the Starz Platforms and investment in film and television programs for exploitation outside of the Starz Platforms in ancillary markets (e.g., home entertainment, digital platforms, television, etc.) based on the relative fair value of those markets. The estimates of fair value for the allocation between windows of exploitation on the Starz Platforms and ancillary markets is based on historical experience of the values of similar titles licensed in subsequent windows and estimates of future revenues in ancillary markets.
Amortization.
The cost of licensed program rights for films and television programs (including original series) are generally amortized on a title-by-title
or
episode-by-episode
basis using an accelerated or straight-line method based on the expected and historical viewership patterns or the current and anticipated number of exhibitions over the license period or estimated life for owned or produced programs. The number of exhibitions is estimated based on the number of exhibitions allowed in the agreement (if specified) and the expected usage of the content. Participations and residuals are expensed in line with the amortization of production costs.
Changes in management’s estimate of the anticipated exhibitions and viewership patterns of films and original series on our platforms could result in the earlier recognition of our programming costs than anticipated.

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65

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Impairment Assessment for Investment in Films and Television Programs and Licensed Program Rights:
General.
A film group or individual film or television program is evaluated for impairment when an event or change in circumstances indicates that the fair value of an individual film or film group is less than its unamortized cost. A film group represents the unit of account for impairment testing for a film or license agreement for program material when the film or license agreement is expected to be predominantly monetized with other films and/or license agreements instead of being predominantly monetized on its own. A film group is defined as the lowest level at which identifiable cash flows are largely independent of the cash flows of other films and/or license agreements.
Content Monetized Individually.
For content that is predominantly monetized individually (primarily investment in film and television programs related to the Motion Picture and Television Production segments), whenever events or changes in circumstances indicate that the fair value of the individual film may be less than its unamortized costs, the unamortized costs of the individual film are compared to the estimated fair value of the individual film. The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. To the extent the unamortized costs exceed the fair value, an impairment charge is recorded for the excess.
Content Monetized as a Group.
For content that is predominantly monetized as a group (primarily licensed program rights in the Media Networks segment and internally produced programming, as discussed above), whenever events or changes in circumstances indicate that the fair value of the film group may be less than its unamortized costs, the aggregate unamortized costs of the group are compared to the present value of the discounted cash flows of the group using the lowest level for which identifiable cash flows are independent of other produced and licensed content. The Company’s film groups are generally aligned with the Company’s networks and digital content offerings domestically (i.e, Starz Networks) and internationally by territory or groups of territories, where content assets are shared across the various territories. If the unamortized costs of the film group exceed the present value of discounted cash flows, an impairment charge is recorded for the excess and allocated to individual titles based on the relative carrying value of each title in the group. Content removed from the service and abandoned is written down to its fair value, if any, determined using a discounted cash flow approach.
Valuation Assumptions.
The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 10). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program or film group. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.
Property and Equipment, net
Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight line basis over the following useful lives:

Distribution equipment	3 - 7 years
Computer equipment and software	3 - 5 years
Furniture and equipment	5 - 7 years
Leasehold improvements	Lease term or the useful life, whichever is shorter
Land	Not depreciated

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded based on the difference between the carrying amount and the fair value based on discounted cash flows.
Leases
The Company determines if an arrangement is a lease at its inception. The expected term of the lease used for computing the lease liability and right-of-use
(“ROU”) asset and determining the classification of the lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company also elected to not separate lease components from non-lease
components across all lease categories. Instead, each separate lease component and non-lease
component are accounted for as a single lease component.
Operating Leases.
Operating lease ROU assets, representing the Company’s right to use the underlying asset for the lease term, are included in the “Other assets -
non-current”
line item in the Company’s consolidated balance sheets. Operating lease liabilities, representing the present value of the Company’s obligation to make payments over the lease term, are included in the “Other accrued liabilities” and “Other liabilities -
non-current”
line items in the Company’s consolidated balance sheets. The Company has entered into various short-term operating leases which have an initial term of 12 months or less. These short-term leases are not recorded on the Company’s consolidated balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
Finance Leases.
The Company did not have any finance leases during the years ended March 31, 2024, 2023 or 2022.
The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leases.
Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.
Investments
Investments include investments accounted for under the equity method of accounting, and equity investments with and without readily determinable fair value.
Equity Method Investments:
The Company uses the equity method of accounting for investments in companies in which it has a minority equity interest and the ability to exert significant influence over operating decisions of the companies. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the voting interests in the investee, holds substantial management rights or holds an interest of less than 20% in an investee that is a limited liability partnership or limited liability corporation that is treated as a flow-through entity.
Under the equity method of accounting, the Company’s share of the investee’s earnings (losses) are included in the “equity interests income (loss)” line item in the consolidated statements of operations. The

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Company records its share of the net income or loss of most equity method investments on a one quarter lag and, accordingly, during the years ended March 31, 2024, 2023, and 2022, the Company recorded its share of the income or loss generated by these entities for the years ended December 31, 2023, 2022 and 2021, respectively.
Dividends and other distributions from equity method investees are recorded as a reduction of the Company’s investment. Distributions received up to the Company’s interest in the investee’s retained earnings are considered returns on investments and are classified within cash flows from operating activities in the consolidated statements of cash flows. Distributions from equity method investments in excess of the Company’s interest in the investee’s retained earnings are considered returns of investments and are classified within cash flows provided by investing activities in the statements of cash flows.
Other Equity Investments:
Investments in nonconsolidated affiliates in which the Company owns less than 20% of the voting common stock, or does not exercise significant influence over operating and financial policies, are recorded at fair value using quoted market prices if the investment has a readily determinable fair value. If an equity investment’s fair value is not readily determinable, the Company will recognize it at cost less any impairment, adjusted for observable price changes in orderly transactions in the investees’ securities that are identical or similar to the Company’s investments in the investee. The unrealized gains and losses and the adjustments related to the observable price changes are recognized in net income (loss).
Impairments of Investments:
The Company regularly reviews its investments for impairment, including when the carrying value of an investment exceeds its market value. If the Company determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings. Factors that are considered by the Company in determining whether an other-than-temporary decline in value has occurred include (i) the market value of the security in relation to its cost basis, (ii) the financial condition of the investee, and (iii) the Company’s intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.
For investments accounted for using the equity method of accounting or equity investments without a readily determinable fair value, the Company evaluates information available (e.g., budgets, business plans, financial statements, etc.) in addition to quoted market prices, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financing at an amount below the cost basis of the Company’s investment.
Goodwill and Indefinite-Lived Intangible Assets
At March 31, 2024, the carrying value of goodwill and indefinite-lived intangible assets was $811.2 million and nil, respectively, net of impairment charges recorded and reflecting the reassessment of the estimated useful life of the Company’s indefinite-lived intangible assets in the second quarter of fiscal 2024, as further discussed below. Through September 30, 2023, the Company’s indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of Starz as of December 8, 2016 (see further discussion under
Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment
below). Goodwill is allocated to the Company’s reporting units, which are its operating segments or one level below its operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. Our reporting units for purposes of goodwill impairment testing at March 31, 2024 were Motion Picture, Media Networks, and our Television and Talent Management businesses, both of which are part of our Television Production segment.

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Goodwill and indefinite-lived intangible assets are not amortized, but are reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not
that the fair value of a reporting unit or indefinite-lived intangible asset is less than its carrying value. The Company performs its annual impairment test as of January 1 in each fiscal year. A goodwill or indefinite-lived intangible asset impairment loss would be recognized for the amount that the carrying amount of a reporting unit, including goodwill or an indefinite-lived intangible asset, exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill or indefinite-lived intangible asset impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit or indefinite-lived intangible asset, of whether or not it is more-likely-than-not
that the fair value is less than the carrying value of the reporting unit or indefinite-lived intangible asset. If the Company believes that as a result of its qualitative assessment it is more likely than not that the fair value of a reporting unit or indefinite-lived intangible asset is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company.
A quantitative assessment requires determining the fair value of our reporting units or indefinite-lived intangible assets. The determination of the fair value of each reporting unit or indefinite-lived intangible asset utilizes discounted cash flows (“DCF”) analyses and market-based valuation methodologies, which represent Level 3 fair value measurements. Fair value determinations require considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates, and are sensitive to changes in these underlying assumptions and factors.
Goodwill Impairment Assessments:
Fiscal 2024.
In the second quarter of fiscal 2024, due to the continuing difficult macro and microeconomic conditions, industry trends, and their impact on the performance and projected cash flows of the Media Networks segment, including its growth in subscribers and revenue worldwide, and the expanded restructuring activities discussed in Note 15, along with recent market valuation multiples, the Company updated its quantitative impairment assessment for its Media Networks reporting unit goodwill based on the most recent data and expected growth trends. In performing its quantitative impairment assessment, the fair value of the Company’s reporting units was estimated by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. Based on its quantitative impairment assessment, the Company determined that the fair value of our Media Networks reporting unit which was previously disclosed as a reporting unit “at risk” of impairment, was less than its carrying value (after the impairment write-down of its indefinite-lived intangible assets discussed below). The analysis resulted in a goodwill impairment charge of $493.9 million in the second quarter of fiscal 2024, representing all of the remaining Media Networks reporting unit goodwill, which is recorded in the “goodwill and intangible asset impairment” line item in the consolidated statement of operations.
For the Company’s annual goodwill impairment test for fiscal 2024, the Company performed qualitative goodwill impairment assessments for all our other reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessment considered the market price of the Company’s common shares, the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not
reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units. See Note 6 for further information.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Fiscal 2023.
In the second quarter of fiscal 2023, the Company updated its quantitative impairment assessment for all of its reporting units using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units, and determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units, except the Media Networks reporting unit which had been previously disclosed as a reporting unit “at risk” of impairment. The analysis resulted in a goodwill impairment charge of $1.475 billion in the second quarter of fiscal 2023, related to the Company’s Media Networks reporting unit goodwill, which is recorded in the “goodwill and intangible asset impairment” line item in the consolidated statement of operations. Since the impairment charge reduced the carrying value of the Media Networks reporting unit to its fair value, at September 30, 2022 the fair value and carrying value of the Media Networks reporting unit were equal and thus it continued to be considered “at risk” of impairment.
Management will continue to monitor all of its reporting units for changes in the business environment that could impact the recoverability of goodwill in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from the Company’s business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in our goodwill impairment tests, and ultimately impact the estimated fair value of the Company’s reporting units may include the global economy; consumer consumption levels of the Company’s content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions on our ability to produce, acquire and distribute our content; the commercial success of the Company’s television programming and motion pictures; the Company’s continual contractual relationships with its customers; and changes in consumer behavior. While historical performance and current expectations have resulted in fair values of our reporting units in excess of carrying values, if our assumptions are not realized, it is possible that an impairment charge may need to be recorded in the future.
Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment:
Through September 30, 2023, the Company’s indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of Starz as of December 8, 2016, amounting to $250.0 million related to the Media Networks reporting unit before the impairment charge recorded in the second quarter of fiscal 2024 discussed below.
During the second quarter of fiscal 2024, due to the events and their impact discussed above related to our Media Networks reporting unit, we performed a quantitative impairment assessment of our indefinite-lived trade names. The fair value of the Company’s indefinite-lived trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments. Based on the quantitative impairment assessment of our trade names, we recorded an impairment charge of $170.0 million in the second quarter of fiscal 2024 related to the Company’s Starz business, which was recorded in the “goodwill and intangible asset impairment” line item in the consolidated statement of operations.
After the Company performed its quantitative impairment assessment, during the second quarter ended September 30, 2023, the Company then reassessed the estimated useful life of the trade names with a remaining carrying value of $80.0 million, net of the impairment charge discussed above. The Company concluded that based upon the most recent factors, including current macro and microeconomic conditions, market competition

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and historical Company and industry trends, the trade names now have a finite estimated remaining useful life of 10 years. Accordingly, beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated remaining useful life. This resulted in an increase to amortization expense of $4.0 million for the fiscal year ended March 31, 2024 with a corresponding reduction of income before income taxes, net loss, and net loss attributable to Lions Gate Entertainment Corp. shareholders. This resulted in an increase to basic and diluted net loss per share for the fiscal year ended March 31, 2024 by $0.02 per share. There was no tax benefit from the change due to changes in the Company’s valuation allowance on deferred taxes.
As of March 31, 2024, the Company did not have any indefinite-lived intangible assets.
Finite-Lived Intangible Assets
At March 31, 2024, the carrying value of the Company’s finite-lived intangible assets was $991.8 million. The Company’s finite-lived intangible assets primarily relate to customer relationships associated with U.S. MVPDs, including cable operators, satellite television providers and telecommunications companies (“Traditional Affiliate”), which amounted to $909.1 million. The amount of the Company’s customer relationship asset related to these Traditional Affiliate relationships reflects the estimated fair value of these customer relationships determined in connection with the acquisition of Starz on December 8, 2016, net of amortization recorded since the date of the Starz acquisition. Beginning October 1, 2023, our finite-lived intangible assets also include the trade names previously accounted for as indefinite-lived intangible assets as discussed above.
Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 5 to 16 years. The Starz Traditional Affiliate customer relationship intangible asset is amortized in the proportion that current period revenues bear to management’s estimate of future revenue over the remaining estimated useful life of the asset, which results in greater amortization in the earlier years of the estimated useful life of the asset than the latter years.
Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value.
The Company monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of amortization of our finite-lived intangible assets. For fiscal 2023 and fiscal 2024, due to changes in the industry related to the migration from linear to OTT and direct-to-consumer
consumption, and continuing difficult macro and microeconomic conditions, we performed an impairment analysis of our amortizable intangible assets. The impairment analysis requires a comparison of undiscounted future cash flows expected to be generated over the useful life of an asset to the carrying value of the asset. Based on our impairment analysis, the estimated undiscounted cash flows exceeded the carrying amount of the assets and therefore no impairment charge was required.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Prints, Advertising and Marketing Expenses
The costs of prints, advertising and marketing expenses are expensed as incurred.
Certain of Starz’s affiliation agreements require Starz to provide marketing support to the distributor based upon certain criteria as stipulated in the agreements. Marketing support includes cooperative advertising and marketing efforts between Starz and its distributors such as cross channel, direct mail and point of sale incentives. Marketing support is recorded as an expense and not a reduction of revenue when Starz has received a direct benefit and the fair value of such benefit is determinable.
Advertising expenses for the year ended March 31, 2024 were $692.6 million (2023 - $610.7 million, 2022 - $662.4 million) which were recorded as distribution and marketing expenses.
Income Taxes
Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, on a jurisdiction-by-jurisdiction
basis, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.
From time to time, the Company engages in transactions in which the tax consequences may be subject to uncertainty and judgment is required in assessing and estimating the tax consequences of these transactions. In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.
Government Assistance
The Company has access to government programs that are designed to promote film and television production and distribution in certain foreign countries. The Company also has access to similar programs in certain states within the U.S. that are designed to promote film and television production in those states.
Tax credits earned with respect to expenditures on qualifying film and television productions are recorded as a reduction to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (see Note 3 and Note 19).
Foreign Currency Translation
Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized and realized gains and losses are included in the consolidated statements of operations.
Foreign company assets and liabilities in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the fiscal year. Gains or losses arising on the translation of the accounts of foreign companies are included in accumulated other comprehensive income or loss, a separate component of shareholders’ equity.

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NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Derivative Instruments and Hedging Activities
Derivative financial instruments are used by the Company in the management of its foreign currency and interest rate exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.
The Company uses derivative financial instruments to hedge its exposures to foreign currency exchange rate and interest rate risks. All derivative financial instruments are recorded at fair value in the consolidated balance sheets (see Note 10). The effective changes in fair values of derivatives designated as cash flow hedges are recorded in accumulated other comprehensive income or loss and included in unrealized gains (losses) on cash flow hedges until the underlying hedged item is recognized in earnings. The effective changes in the fair values of derivatives designated as cash flow hedges are reclassified from accumulated other comprehensive income or loss to net income or net loss when the underlying hedged item is recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. See Note 18 for further discussion of the Company’s derivative financial instruments.
Share-Based Compensation
The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value is recognized in earnings over the period during which an employee is required to provide service. See Note 13 for further discussion of the Company’s share-based compensation.
Transfers of Financial Assets
The Company enters into arrangements to sell certain financial assets (i.e., monetize its trade accounts receivables). For a transfer of financial assets to be considered a sale, the asset must be legally isolated from the Company and the purchaser must have control of the asset. Determining whether all the requirements have been met includes an evaluation of legal considerations, the extent of the Company’s continuing involvement with the assets transferred and any other relevant considerations. When the true sales criteria are met, the Company derecognizes the carrying value of the financial asset transferred and recognizes a net gain or loss on the sale. The proceeds from these arrangements with third party purchasers are reflected as cash provided by operating activities in the consolidated statements of cash flows. If the sales criteria are not met, the transfer is considered a secured borrowing and the financial asset remains on the consolidated balance sheets with proceeds from the sale recognized as debt and recorded as cash flows from financing activities in the consolidated statements of cash flows. See Note 19 for discussion of the Company’s accounts receivable monetization.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Net Loss Per Share
Basic net loss per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net loss per share for the years ended March 31, 2024, 2023 and 2022 is presented below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Loss Per Common Share:
Numerator:
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(1,102.9)	$(2,010.2)	$(188.2)
Accretion of redeemable noncontrolling interest	(11.9)	—	—

Net loss attributable to Lions Gate Entertainment Corp. shareholders after accretion of redeemable noncontrolling interest	$(1,114.8)	$(2,010.2)	$(188.2)

Denominator:
Weighted average common shares outstanding	233.6	227.9	224.1

Basic and diluted net loss per common share	$(4.77)	$(8.82)	$(0.84)

As a result of the net loss in the fiscal years ended March 31, 2024, 2023 and 2022, the dilutive effect of the share purchase options, restricted share units (“RSUs”) and restricted stock, and contingently issuable shares were considered anti-dilutive and, therefore, excluded from diluted net loss per share. The weighted average anti-dilutive shares excluded from the calculation due to the net loss for the fiscal years ended March 31, 2024, 2023 and 2022 totaled 2.9 million, 2.9 million and 5.3 million, respectively.
Additionally, for the years ended March 31, 2024, 2023 and 2022, the outstanding common shares issuable presented below were excluded from diluted net loss per common share because their inclusion would have had an anti-dilutive effect regardless of net income or loss in the period.

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Anti-dilutive shares issuable
Share purchase options	17.1	23.0	16.0
Restricted share units	1.9	2.2	0.4
Other issuable shares	4.2	3.5	2.2

Total weighted average anti-dilutive shares issuable excluded from diluted net loss per common share	23.2	28.7	18.6

Recent Accounting Pronouncements
Segment Reporting:
In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Taxes:
In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
2. Acquisitions
eOne Acquisition
On December 27, 2023, the Company, and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGIMP” and, with the Company and LGEI, collectively the “Buyers”), completed the previously announced acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $385.1 million, inclusive of certain purchase price adjustments, including for cash, debt, and working capital. The preliminary purchase price is subject to further adjustments based on the final determination of the purchase price adjustments. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.
The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s consolidated results from December 27, 2023. Revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024 amounted to approximately $113.8 million and $4.9 million, respectively. The Company incurred approximately $9.4 million of acquisition-related costs that were expensed in restructuring and other during the fiscal year ended March 31, 2024.
Allocation of Purchase Consideration.
The Company has made a preliminary estimate of the allocation of the preliminary purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value. The Company is still evaluating the fair value of film and television programs and libraries, projects in development, intangible assets, participations and residuals liabilities, and income taxes, in addition to ensuring all other assets and liabilities have been identified and recorded. The Company has estimated the preliminary fair value of assets acquired and liabilities assumed based on information currently available and will continue to adjust those estimates as additional information pertaining to events or circumstances present at December 27, 2023 becomes available and final appraisals and analysis are completed. The Company will reflect measurement period adjustments, in the period in which the adjustments occur, and the

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Company will finalize its accounting for the acquisition within one year from December 27, 2023 (see Note 6 for measurement period adjustments recorded through March 31, 2024). A change in the fair value of the net assets may change the amount recognized to goodwill. If the final fair value estimates and tax adjustments related to the net assets acquired decrease from their preliminary estimates, the amount of goodwill will increase and if the final fair value estimates and tax adjustments related to the net assets acquired increase from their preliminary estimates, the amount of goodwill will decrease and may result in a gain on purchase. In addition, the final fair value estimates related to the net assets acquired could impact the amount of amortization expense recorded associated with amounts allocated to film and television programs and other intangible assets. The preliminary goodwill amount is reflected in the table below, and arises from the opportunity for strengthening our global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.
The preliminary allocation of the purchase price to the assets acquired and liabilities assumed, and a reconciliation to total consideration transferred is presented in the table below:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	298.8
Investment in films and television programs	371.8
Property and equipment	14.0
Intangible assets	4.0
Other assets (1)	168.2
Accounts payable and accrued liabilities	(67.8)
Content related payable	(35.4)
Participations and residuals (1)	(201.9)
Film related obligations (1)	(105.8)
Other liabilities and deferred revenue (1)	(130.5)

Preliminary fair value of net assets acquired	369.5
Goodwill	15.6

Preliminary purchase price consideration	$385.1

(1)	Includes current and non-current amounts.
Investment in films and television programs includes the preliminary fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the preliminary fair value of films and television programs in production, pre-production
and development. For investment in films and television programs, the fair value was preliminarily estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.

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NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was preliminarily estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.
Other preliminary fair value adjustments were made to property and equipment and right-of-use
lease assets to reflect the fair value of certain assets upon acquisition.
Deferred taxes, net of any required valuation allowance, were preliminarily adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use
lease assets, and other liabilities.
The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.
Pro Forma Statement of Operations Information.
The following unaudited pro forma condensed consolidated statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2022. The unaudited pro forma condensed consolidated financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2022, nor is it indicative of future results. The statement of operations information below includes (i) the statement of operations of eOne for the nine months ended December 27, 2023 combined with the Company’s statement of operations for the fiscal year ended March 31, 2024 (which includes the operations of eOne since the December 27, 2023 acquisition date), and (ii) the statement of operations of eOne for the fiscal year ended December 25, 2022 combined with the Company’s statement of operations for the fiscal year ended March 31, 2023.

	Year Ended
	March 31,
	2024	2023

Revenues	$4,410.5	$4,682.6
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(1,385.9)	$(1,946.6)
The unaudited pro forma condensed consolidated financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time
non-recurring
costs, (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related
impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed consolidated statement of operations information does not

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed consolidated financial information for the year ended March 31, 2024 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended December 27, 2023.
The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.
Business Combination Agreement
On December 22, 2023, the Company entered into a business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“Screaming Eagle”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of Screaming Eagle (“New SEAC”), SEAC MergerCo, a Cayman Islands exempted company and a wholly-owned subsidiary of Screaming Eagle, 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a wholly-owned subsidiary of Screaming Eagle, LG Sirius Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate and LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“StudioCo”).
Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business will be combined with Screaming Eagle through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). The “Studio Business” consists of the businesses of Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Lionsgate’s corporate general and administrative functions and costs.
On May 13, 2024, the Company closed the Business Combination Agreement. See Note 21 for further information.
Spyglass
On July 15, 2021, the Company purchased approximately 200 feature film titles (the “Spyglass Library”) from Spyglass Media Group, LLC (“Spyglass”). The Company also formed a strategic content partnership through an investment of a minority preferred equity interest in Spyglass. The purchase price, including acquisition costs, of the Spyglass Library and preferred equity interest was $191.4 million, of which $171.4 million was paid at closing, $10.0 million was paid in July 2022, and the remaining $10.0 million was paid in July 2023. The Spyglass Library was accounted for as an asset acquisition and is included in investment in film and television programs on the Company’s consolidated balance sheet. The equity interest was accounted for as an equity-method investment (see Note 5).

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

3. Investment in Films and Television Programs and Licensed Program Rights
Total investment in films and television programs and licensed program rights by predominant monetization strategy is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Investment in Films and Television Programs:
Individual Monetization (1)(2)
Released, net of accumulated amortization	$878.3	$611.7
Completed and not released	225.4	278.7
In progress	469.2	457.0
In development	65.7	64.1

	1,638.6	1,411.5

Film Group Monetization
Released, net of accumulated amortization	$497.1	657.8
Completed and not released	170.1	281.7
In progress	179.0	303.0
In development	4.3	8.2

	850.5	1,250.7

Licensed program rights, net of accumulated amortization	273.1	285.7

Investment in films and television programs and program rights, net	$2,762.2	$2,947.9

(1)	At March 31, 2024, the unamortized balance related to completed and not released and in progress theatrical films was $532.5 million.
(2)
Production tax credits reduced total investment in films and television programs by $112.2 million and $181.2 million during the years ended March 31, 2024 and 2023, respectively, which resulted in a reduction of direct operating expense related to the amortization of investment in films and television programs cost of approximately $70.6 million and $84.3 million for the years ended March 31, 2024 and 2023, respectively.

At March 31, 2024, acquired film and television libraries have remaining unamortized costs of $223.1 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 12.8 years (March 31, 2023 - unamortized costs of $132.8 million).
Amortization of investment in film and television programs and licensed program rights by predominant monetization strategy is as follows, and was included in direct operating expense in the consolidated statement of operations:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Amortization expense:
Individual monetization	$907.1	$951.2	$887.3
Film group monetization	382.0	330.0	303.0
Licensed program rights	288.8	384.1	377.4

	$1,577.9	$1,665.3	$1,567.7

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The table below summarizes estimated future amortization expense for the Company’s investment in film and television programs and licensed program rights as of March 31, 2024:

	Year Ending
	March 31,
	2025	2026	2027
	(Amounts in millions)
Estimated future amortization expense:
Released investment in films and television programs:
Individual monetization	$348.8	$166.0	$138.9
Film group monetization	$225.9	$102.2	$70.3
Licensed program rights	$161.8	$32.4	$16.0
Completed and not released investment in films and television programs:
Individual monetization	$139.6	n/a	n/a
Film group monetization	$138.0	n/a	n/a
Impairments.
Investment in films and television programs and licensed program rights includes write-downs to fair value. The following table sets forth impairments by segment and the line item in our consolidated statement of operations they are recorded in for the fiscal years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense (1) :
Motion Picture	$34.6	$6.2	$1.2
Television Production	8.4	4.6	34.9
Impairments not included in segment operating results (2) :
Included in direct operating expense	—	—	36.9
Included in restructuring and other	377.3	379.3	—

	$420.3	$390.1	$73.0

(1)
Impairments included in direct operating expense are included in the amortization expense amounts reflected in the table further above which presents amortization of investment in film and television programs and licensed program rights by predominant monetization strategy.

(2)
Fiscal 2024 and 2023:
Represents primarily charges related to the Media Networks restructuring plan initiatives, including content impairment of programming removed from its platforms and in certain international territories exited or to be exited. Amounts in fiscal 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

Fiscal 2022:
Represents impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment.
See Note 15 and Note 16 for further information.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

4. Property and Equipment

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Distribution equipment	$19.3	$19.1
Leasehold improvements	66.1	58.7
Property and equipment	26.0	23.8
Computer equipment and software	236.1	241.6

	347.5	343.2
Less accumulated depreciation and amortization	(260.2)	(254.9)

	87.3	88.3
Land	1.2	1.2

	$88.5	$89.5

During the year ended March 31, 2024, depreciation expense amounted to $49.9 million (2023 - $40.1 million; 2022 - $43.0 million).
5. Investments
The Company’s investments consisted of the following:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Investments in equity method investees	$68.4	$63.1
Other investments	6.4	1.6

	$74.8	$64.7

Equity Method Investments:
The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:
Spyglass.
Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences.
STARZPLAY Arabia.
STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand
service in the Middle East and North Africa. On October 17, 2022, the Company sold a portion of its ownership interest in STARZPLAY Arabia and received net proceeds of $43.4 million, and the Company recorded a gain of $43.4 million on the sale which is included in gain (loss) on investments in the Company’s consolidated statement of operations. Subsequent to the transaction, the Company continues to hold a minority ownership interest in STARZPLAY Arabia.
Roadside Attractions
. Roadside Attractions is an independent theatrical distribution company.
Pantelion Films.
Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Atom Tickets.
Atom Tickets is the
first-of-its-kind
theatrical mobile ticketing platform and app.
42.
42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.
Other.
In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.
6. Goodwill and Intangible Assets
Goodwill
Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Media Networks	Total
	(Amounts in millions)
Balance as of March 31, 2022	$393.7	$401.9	$1,968.9	$2,764.5
Impairment (1)	—	—	(1,475.0)	(1,475.0)

Balance as of March 31, 2023	$393.7	$401.9	$493.9	$1,289.5
Acquisition of eOne (see Note 2)	1.0	4.8	—	5.8
Impairment (1)	—	—	(493.9)	(493.9)
Measurement period adjustments (2)	3.9	5.9	—	9.8

Balance as of March 31, 2024	$398.6	$412.6	$—	$811.2

(1)
See Note 1,
Goodwill Impairment Assessments
, for further information on the goodwill impairments recorded in fiscal 2024 and 2023 related to the Media Networks segment. As of March 31, 2024 and March 31, 2023, accumulated goodwill impairment losses totaled $1.969 billion and $1.475 billion, respectively, related to the Media Networks reporting unit.

(2)
Measurement period adjustments for the acquisition of eOne reflect an increase to goodwill of $9.8 million resulting from a net decrease in estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of net decreases to accounts receivable and other assets of $11.4 million and $12.4 million, respectively, partially offset by a net increase to investment in films and television programs of $4.0 million, and net decreases to content related payables of $1.9 million, accrued liabilities of $3.8 million, participations and residuals of $1.9 million, and deferred revenue of $2.4 million.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Intangible Assets
Finite-Lived Intangible Assets.
Finite-lived intangible assets consisted of the following:

	March 31, 2024			March 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Amounts in millions)
Finite-lived intangible assets subject to amortization:
Customer relationships (1)	$1,852.0	$942.9	$909.1	$1,852.0	$807.8	$1,044.2
Trademarks and trade names (2)	87.6	7.1	80.5	3.6	2.6	1.0
Other	23.9	21.7	2.2	23.9	19.0	4.9

	$1,963.5	$971.7	$991.8	$1,879.5	$829.4	$1,050.1

(1)	Customer relationships primarily represent Starz affiliation agreements with distributors.
(2)
Amounts as of March 31, 2024 include the Starz trade names previously accounted for as indefinite-lived intangible assets, see below and Note 1,
Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment,
for further information.

Amortization expense associated with the Company’s intangible assets for the years ended March 31, 2024, 2023 and 2022 was approximately $142.3 million, $140.2 million, and $134.9 million, respectively. Amortization expense remaining relating to intangible assets for each of the years ending March 31, 2025 through 2029 is estimated to be approximately $138.3 million, $127.6 million, $120.6 million, $115.6 million, and $110.1 million, respectively.
Indefinite-Lived Intangible Assets.
As of March 31, 2023, our indefinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of Starz as of December 8, 2016, amounting to $250.0 million related to the Media Networks reporting unit. See Note 1,
Indefinite-Lived Intangibles Other Than Goodwill Impairment Assessment,
for further information on the trade name impairment charge of $170.0 million recorded in the second quarter of fiscal 2024 related to the Media Networks segment, and the reassessment of the estimated useful life of the trade names with a remaining carrying value of $80.0 million. Beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated useful life. As of March 31, 2024, the Company did not have any indefinite-lived intangible assets.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

7. Debt
Total debt of the Company, excluding film related obligations, was as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Corporate debt:
Revolving Credit Facility	$575.0	$—
Term Loan A	399.3	428.2
Term Loan B	819.2	831.7
5.500% Senior Notes	715.0	800.0

Total corporate debt	2,508.5	2,059.9
Unamortized debt issuance costs	(28.5)	(40.3)

Total debt, net	2,480.0	2,019.6
Less current portion	(860.3)	(41.4)

Non-current portion of debt	$1,619.7	$1,978.2

The following table sets forth future annual contractual principal payment commitments of debt as of March 31, 2024:

	Maturity Date	Year Ending March 31,
Debt Type		2025	2026	2027	2028	2029	Thereafter	Total
		(Amounts in millions)
Revolving Credit Facility	April 2026	$—	$—	$575.0	$—	$—	$—	$575.0
Term Loan A	April 2026	41.1	44.5	313.7	—	—	—	399.3
Term Loan B	March 2025	819.2	—	—	—	—	—	819.2
5.500% Senior Notes	April 2029	—	—	—	—	—	715.0	715.0

		$860.3	$44.5	$888.7	$—	$—	$715.0	2,508.5

Less aggregate unamortized debt issuance costs								(28.5)

								$2,480.0

Senior Credit Facilities (Revolving Credit Facility, Term Loan A and Term Loan B)
Revolving Credit Facility Availability of Funds
 & Commitment Fee.
The revolving credit facility provides for borrowings and letters of credit up to an aggregate of $1.25 billion, and at March 31, 2024 there was $675.0 million available. There were no letters of credit outstanding at March 31, 2024. However, borrowing levels are subject to certain financial covenants as discussed below. The Company is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on the achievement of certain leverage ratios, as defined in the credit and guarantee agreement dated December 8, 2016, as amended (the “Credit Agreement”), on the total revolving credit facility of $1.25 billion less the amount drawn.
Maturity Date:

•
Revolving Credit Facility
 & Term Loan A:
April 6, 2026. The outstanding amounts may become due on December 23, 2024 (i.e., 91 days prior to March 24, 2025) prior to its maturity on April 6, 2026 in the event that the aggregate principal amount of outstanding Term Loan B in excess of $250 million has not been repaid, refinanced or extended to have a maturity date on or after July 6, 2026. The Company expects to refinance and extend the maturity date of the Term Loan B prior to December 23, 2024 such that the maturity of the revolving credit facility and Term Loan A are not accelerated.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

•	Term Loan B: March 24, 2025.
Interest:

•
Revolving Credit Facility
 & Term Loan A:
As amended on June 14, 2023, the Revolving Credit Facility and term loan A facility due April 2026 (the “Term Loan A”) bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%) margin, with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two (2) increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Credit Agreement (effective interest rate of 7.17% as of March 31, 2024, before the impact of interest rate swaps).

•
Term Loan B:
As amended on June 14, 2023, the term loan B facility due March 2025 (the “Term Loan B”) bears interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin) (effective interest rate of 7.67% as of March 31, 2024, before the impact of interest rate swaps).

Required Principal Payments:

•
Term Loan A:
Quarterly principal payments, at quarterly rates of 1.25% beginning September 30, 2022, 1.75% beginning September 30, 2023, and 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.

•	Term Loan B: Quarterly principal payments, at a quarterly rate of 0.25%, with the balance payable at maturity.
The Term Loan A and Term Loan B also require mandatory prepayments in connection with certain asset sales, subject to certain significant exceptions, and the Term Loan B is subject to additional mandatory repayment from specified percentages of excess cash flow, as defined in the Credit Agreement.
Optional Prepayment:

•	Revolving Credit Facility, Term Loan A & Term Loan B: The Company may voluntarily prepay the Revolving Credit Facility, Term Loan A and Term Loan B at any time without premium or penalty.
Security.
The Senior Credit Facilities are guaranteed by the guarantors named in the Credit Agreement and are secured by a security interest in substantially all of the assets of Lionsgate and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions.
Covenants.
The Senior Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Revolving Credit Facility and the Term Loan A and are tested quarterly. As of March 31, 2024, the Company was in compliance with all applicable covenants.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Change in Control.
The Company may also be subject to an event of default upon a change in control (as defined in the Credit Agreement) which, among other things, includes a person or group acquiring ownership or control in excess of 50% of the Company’s common shares.
5.500% Senior Notes
Interest:
Bears interest at 5.500% annually (payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021).
Maturity Date:
April 15, 2029
.
Optional Redemption:

(i)
Prior to April 15, 2024, the Company may redeem the 5.500% Senior Notes in whole at any time, or in part from time to time, at a price equal to 100% of the principal amount of the notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. The make-whole premium is the greater of (i) 1.0% of the principal amount redeemed and (ii) the excess, if any, of the present value at such redemption date of the redemption price at April 15, 2024 (see redemption prices below) plus interest through April 15, 2024 (discounted to the redemption date at the treasury rate plus 50 basis points) over the principal amount of the notes redeemed on the redemption date.

(ii)
On or after April 15, 2024, the Company may redeem the 5.500% Senior Notes in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after April 15, 2024 - 102.750%; (ii) on or after April 15, 2025 - 101.375%; and (iii) on or after April 15, 2026 - 100%. In addition, the Company may redeem up to 40% of the aggregate principal amount of the notes at any time and from time to time prior to April 15, 2024 with the net proceeds of certain equity offerings at a price of 105.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Security.
The 5.500% Senior Notes are unsubordinated, unsecured obligations of the Company.
Covenants.
The 5.500% Senior Notes contain certain restrictions and covenants that, subject to certain exceptions, limit the Company’s ability to incur additional indebtedness, pay dividends or repurchase the Company’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations. As of March 31, 2024, the Company was in compliance with all applicable covenants.
Change in Control.
The occurrence of a change of control will be a triggering event requiring the Company to offer to purchase from holders all of the 5.500% Senior Notes, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the excess proceeds from such dispositions to make an offer to purchase the 5.500% Senior Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
Capacity to Pay Dividends
At March 31, 2024, the capacity to pay dividends under the Senior Credit Facilities, and the 5.500% Senior Notes significantly exceeded the amount of the Company’s accumulated deficit or net loss, and therefore the Company’s net loss of $1,116.3 million and accumulated deficit of $3,576.7 million were deemed free of restrictions from paying dividends at March 31, 2024.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Debt Transactions:
See Note 21 for the 5.500% Senior Notes exchanged in May 2024.
Fiscal 2024:
Senior Notes Repurchases.
In the fiscal year ended March 31, 2024, the Company repurchased $85.0 million principal amount of the 5.500% Senior Notes for $61.4 million, together with accrued and unpaid interest.
Fiscal 2023:
Senior Notes Repurchases.
In the fiscal year ended March 31, 2023, the Company repurchased $200.0 million principal amount of the 5.500% Senior Notes for $135.0 million, together with accrued and unpaid interest.
Term Loan A Prepayment.
In April 2022, the Company voluntarily prepaid the entire outstanding principal amount of the Term Loan A due March 22, 2023 of $193.6 million, together with accrued and unpaid interest.
Fiscal 2022:
Term Loan B Repurchases.
During the year ended March 31, 2022, the Company completed a series of repurchases of the Term Loan B and, in aggregate, paid $95.3 million to repurchase $96.0 million principal amount of the Term Loan B.
Senior Notes Redemption and Issuance.
On April 1, 2021, the Company redeemed in full all $518.7 million outstanding principal amount of its 5.875% Senior Notes due November 2024 (“5.875% Senior Notes”) and all $545.6 million outstanding principal amount of its 6.375% Senior Notes due February 2024 (“6.375% Senior Notes”). In connection with the early redemption of the 5.875% Senior Notes and the 6.375% Senior Notes, the Company paid a prepayment premium of $15.2 million and $17.4 million, respectively, plus accrued and unpaid interest to the date of redemption, pursuant to the terms of the indentures governing the 5.875% Senior Notes and the 6.375% Senior Notes, respectively.
In connection with the redemption of the 5.875% Senior Notes and the 6.375% Senior Notes, on April 1, 2021, the Company issued $1.0 billion aggregate principal amount of 5.500% Senior Notes due April 15, 2029 (“5.500% Senior Notes”).
Credit Agreement Amendment.
On April 6, 2021, the Company amended its Credit Agreement to, among other things, extend the maturity (the “Extension”) of a portion of its revolving credit commitments, amounting to $1.25 billion, and a portion of its outstanding term A loans, amounting to $444.9 million to April 6, 2026, and make certain other changes to the covenants and other provisions therein. After giving effect to the Extension, $250.0 million of the prior revolving credit commitments and $215.1 million of term A loans remained outstanding with a maturity of March 22, 2023. The revolving credit commitments due in March of 2023 were terminated in November 2021 and the term A loans due in March of 2023 were repaid in full in April 2022 (see
Fiscal 2023
discussion above).
See the
Accounting for the Fiscal 2022 Senior Notes Redemption and Issuance and Credit Agreement Amendment
section further below.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Gain (Loss) on Extinguishment of Debt
During the fiscal years ended March 31, 2024, 2023 and 2022, the Company recorded a gain (loss) on extinguishment of debt related to the transactions described above as summarized in the table below.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Gain (Loss) on Extinguishment of Debt:
Term Loan A prepayment	$—	$(1.3)	$—
Senior Notes repurchases in fiscal 2024 and 2023; Senior Notes redemption and issuance in fiscal 2022 (1)	21.2	58.7	(24.7)
Credit Agreement amendment (Revolving Credit Facility and Term Loan A) (1)	—	—	(1.7)
Termination of a portion of Revolving Credit Facility commitments	—	—	(1.1)
Term Loan B repurchases and other	—	—	(0.7)
Production loan prepayment (2)	(1.3)	—	—

	$19.9	$57.4	$(28.2)

(1)	See Accounting for the Fiscal 2022 Senior Notes Redemption and Issuance and Credit Agreement Amendment section below.
(2)	Represents issuance costs written off in connection with the early prepayment of certain production loans (see Note 8).
Accounting for the Fiscal 2022 Senior Notes Redemption and Issuance and Credit Agreement Amendment:
Revolving Credit Facility Credit Agreement Amendment on April 6, 2021.

•
Unamortized debt issuance costs
:
Where the borrowing capacity (measured as the amount available under the revolving credit facility multiplied by the remaining term) was less than it was prior to the amendment measured on a creditor-by-creditor
basis, the unamortized debt issuance costs were written off as a loss on extinguishment of debt in proportion to the decrease in borrowing capacity.

•
Fees paid to creditors and third-party costs:
All fees paid to creditors or third parties (i.e., new debt issuance costs) are being amortized over the term of the Revolving Credit Facility due in 2026.

Term Loan A Credit Agreement Amendment on April
 6, 2021 and Senior Notes Redemption and Issuance on April

1, 2021
.
With respect to substantially all creditors participating in the Term Loan A and for the portion of the Senior Notes where the creditors participated in both the redeemed Senior Notes and the new Senior Notes, the amendment of the credit agreement and the Senior Notes redemption and issuance was considered a modification of terms since the present value of the cash flows after the amendment differed by less than a 10% change from the present value of the cash flows on a creditor-by-creditor
basis prior to the amendment. Where the cash flows differed by more than 10% on a creditor by creditor basis, that portion was considered a debt extinguishment. For new participating creditors, their portion of the debt was treated as new issuances to new creditors. Accordingly, the associated costs were accounted for as follows:

•
Unamortized debt issuance costs, third-party costs and fees paid to creditors:
To the extent the refinancing was considered a modification of terms, the unamortized debt issuance costs and fees paid to creditors were recorded as a reduction of the applicable debt outstanding, and are being amortized over the applicable term of the debt and the third-party costs were expensed as a loss on

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extinguishment of debt. To the extent the refinancing was considered an extinguishment, the unamortized debt issuance costs and fees paid to creditors were expensed as a loss on extinguishment of debt, and the third-party costs were recorded as a reduction of the applicable debt outstanding and are being amortized over the applicable term of the debt. For both the Term Loan A and Senior Notes, to the extent there was a reduction of the outstanding balance on a creditor-by-creditor
basis (i.e., a partial prepayment of debt), previously incurred unamortized debt issuance costs and fees were expensed as a loss on extinguishment of debt on the consolidated statement of operations.
For all of the above transactions, debt issuance costs recorded as a reduction of outstanding debt are amortized using the effective interest method.
The following table summarizes the accounting for the fiscal 2022 Credit Agreement amendment and Senior Notes redemption and issuance transactions, as described above:

	Year Ended March 31, 2022
	Loss on Extinguishment of Debt	Recorded as a Reduction of Outstanding Debt Balances & Amortized Over Life of New Issuances	Total
	(Amounts in millions)
Credit Agreement amendment (Revolving Credit Facility and Term Loan A) and Senior Notes redemption and issuance:
New debt issuance costs and call premiums	$21.2	$31.0	$52.2
Previously incurred debt issuance costs	5.2	31.1	36.3

	$26.4	$62.1	$88.5

8. Film Related Obligations

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Film related obligations:
Production Loans	$1,292.2	$1,349.9
Production Tax Credit Facility	260.0	231.8
Programming Notes	—	83.6
Backlog Facility and Other	287.3	226.0
IP Credit Facility	109.9	143.8

Total film related obligations	1,949.4	2,035.1
Unamortized issuance costs	(11.4)	(11.5)

Total film related obligations, net	1,938.0	2,023.6
Less current portion	(1,393.1)	(1,007.2)

Total non-current film related obligations	$544.9	$1,016.4

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NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The following table sets forth future annual repayment of film related obligations as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Production Loans	$973.3	$318.9	$—	$—	$—	$—	$1,292.2
Production Tax Credit Facility (1)	260.0	—	—	—	—	—	260.0
Backlog Facility and Other (1)	118.8	24.1	—	144.4	—	—	287.3
IP Credit Facility (2)	41.0	50.1	18.8	—	—	—	109.9

	$1,393.1	$393.1	$18.8	$144.4	$—	$—	$1,949.4

Less unamortized issuance costs							(11.4)

							$1,938.0

(1)
The repayment dates are based on the projected future amount of collateral available under these facilities. Net advances and payments under these facilities can fluctuate depending on the amount of collateral available.

(2)
Repayment dates are based on the projected future cash flows generated from the exploitation of the rights, subject to a minimum guaranteed payment amount, as applicable (see further information below).

Production Loans.
Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 6.96% (before the impact of interest rate swaps, see Note 18 for interest rate swaps). Production loans amounting to $1,028.9 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $263.3 million are unsecured.
Production Tax Credit Facility.
In January 2021, as amended in March 2024, the Company entered into a non-recourse
senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables. The maximum principal amount of the Production Tax Credit Facility is $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of March 31, 2024, tax credit receivables amounting to $341.4 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 6.92% at March 31, 2024). The Production Tax Credit Facility matures on January 27, 2025. As of March 31, 2024, there were no material amounts available under the Production Tax Credit Facility.
Programming Notes
. Programming notes represent individual unsecured loans for the licensing of film and television programs that the Company licenses, related to the Company’s Media Networks business. The Company’s programming notes outstanding were fully repaid in fiscal 2024.
IP Credit Facility.
In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “IP Credit Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum

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NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

principal amount of the IP Credit Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the IP Credit Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2023	$30.4	November 14, 2023
September 30, 2024	$60.7	November 14, 2024
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027
Advances under the IP Credit Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 7.75% at March 31, 2024). The IP Credit Facility matures on July 30, 2027.
Backlog Facility and Other:
Backlog Facility.
In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 6.57% at March 31, 2024). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to 2 years, 90 days after the revolving period ends, currently August 14, 2027. As of March 31, 2024, there was $175.0 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2023 - $175.0 million outstanding).
Other.
The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2024, there was $112.3 million outstanding under the “other” loans, incurring SOFR-based interest at a weighted average rate of 6.89%, of which $24.1 million has a contractual repayment date in July 2025 and $88.2 million has a contractual repayment date in April 2027. As of March 31, 2024, accounts receivable amounting to $47.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2024 amounting to $84.5 million represented collateral related to the “other” loans.
9. Leases
The Company has operating leases primarily for office space, studio facilities, and other equipment. The Company’s leases have remaining lease terms of up to approximately 12.25 years.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The components of lease cost were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Operating lease cost (1)	$61.4	$48.4	$54.9
Short-term lease cost (2)	96.2	145.0	233.1
Variable lease cost (3)	3.4	3.1	1.4

Total lease cost	$161.0	$196.5	$289.4

(1)
Operating lease cost amounts primarily represent the amortization of right-of-use
assets and are included in the “other amortization” line of the consolidated statements of cash flows. Amounts include costs capitalized during the period for leased assets used in the production of film and television programs.

(2)	Short-term lease cost primarily consists of leases of facilities and equipment associated with film and television productions and are capitalized when incurred.
(3)	Variable lease cost primarily consists of insurance, taxes, maintenance and other operating costs.
Supplemental balance sheet information related to leases was as follows:

Category	Balance Sheet Location	March 31, 2024	March 31, 2023
Operating Leases		(Amounts in millions)
Right-of-use assets	Other assets - non-current	$388.8	169.0

Lease liabilities (current)	Other accrued liabilities	$53.4	47.4
Lease liabilities (non-current)	Other liabilities - non-current	385.1	159.2

		$438.5	206.6

	March 31, 2024	March 31, 2023
Weighted average remaining lease term (in years):
Operating leases	9.0	5.6
Weighted average discount rate:
Operating leases	5.24%	3.81%

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The expected future payments relating to the Company’s lease liabilities at March 31, 2024 are as follows:

Operating Leases
(Amounts in millions)
Year ending March 31,
2025	$74.1
2026	67.9
2027	61.7
2028	61.6
2029	51.5
Thereafter	240.8

Total lease payments	557.6
Less imputed interest	(119.1)

Total	$438.5

As of March 31, 2024, the Company has entered into certain leases that have not yet commenced primarily related to studio facilities, for which construction related to those leases has not yet been completed. The leases are for terms up to 12.25 years, commencing upon completion of construction (currently expected to be ranging from calendar years 2025 to 2026). The leases include an option to extend the initial term for an additional 10 years to 12 years. The total minimum lease payments under these leases in aggregate are approximately $250.9 million.
10. Fair Value Measurements
Fair Value
Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair Value Hierarchy
Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•
Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of March 31, 2024 and 2023:

	March 31, 2024			March 31, 2023
	Level 1	Level 2	Total	Level 1	Level 2	Total
Assets:	(Amounts in millions)
Forward exchange contracts (see Note 18)	$—	$—	$—	$—	$2.9	$2.9
Interest rate swaps (see Note 18)	—	35.6	35.6	—	41.1	41.1
Liabilities:
Forward exchange contracts (see Note 18)	—	(2.8)	(2.8)	—	(0.1)	(0.1)
The following table sets forth the carrying values and fair values of the Company’s outstanding debt, film related obligations, and interest rate swaps at March 31, 2024 and 2023:

	March 31, 2024		March 31, 2023
	(Amounts in millions)
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
		(Level 2)		(Level 2)
Term Loan A	$396.6	$397.3	$424.2	$415.4
Term Loan B	816.9	818.1	827.2	817.1
5.500% Senior Notes	696.6	536.2	776.0	510.0
Production Loans	1,286.2	1,292.2	1,346.1	1,349.9
Production Tax Credit Facility	258.7	260.0	229.4	231.8
Programming Notes	—	—	83.6	83.6
Backlog Facility and Other	285.4	287.3	223.7	226.0
IP Credit Facility	107.6	109.9	140.8	143.8

(1)
The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, other liabilities, and borrowings under the Revolving Credit Facility, if any. The carrying values of these financial instruments approximated the fair values at March 31, 2024 and 2023.
11. Noncontrolling Interests
Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (included in temporary equity on the consolidated balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group, as further described below.
Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to retained earnings or accumulated deficit.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Beginning balance	$343.6	$321.2	$219.1
Net loss attributable to redeemable noncontrolling interests	(14.9)	(9.2)	(17.7)
Noncontrolling interests discount accretion	—	13.2	22.7
Adjustments to redemption value	83.4	78.4	98.6
Other (1)	(93.2)	1.7	—
Cash distributions	(1.0)	(6.6)	(1.5)
Purchase of noncontrolling interest	(194.6)	(55.1)	—

Ending balance	$123.3	$343.6	$321.2

(1)	In fiscal 2024, amounts represent the reclassification of a portion of the 3 Arts Entertainment redeemable noncontrolling interest from mezzanine equity to a liability, as further described below.
3 Arts Entertainment:
Accounting Prior to Acquisition of Additional Interest on January
 2, 2024.
As of March 31, 2023, the Company had a redeemable noncontrolling interest representing 49% of 3 Arts Entertainment. The noncontrolling interest was subject to put and call options at fair value that were exercisable during the year ended March 31, 2024. The put and call options were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company, the noncontrolling interest holder’s interest prior to the modification discussed below was included in redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets.
The noncontrolling interest holders are employees of 3 Arts Entertainment. Pursuant to the various 3 Arts Entertainment acquisition and related agreements, a portion of the noncontrolling interest holders’ participation in the put and call proceeds was based on the noncontrolling interest holders’ performance during the period. Further, if the employment of a noncontrolling interest holder is terminated, under certain circumstances, their participation in distributions cease and the put and call value was discounted from the fair value of their equity ownership percentage. Accordingly, earned distributions were accounted for as compensation and were being expensed within general and administrative expense as incurred. Additionally, the amount of the put and call proceeds subject to the discount was accounted for as compensation, and amortized over the vesting period within general and administrative expense and reflected as an addition to redeemable noncontrolling interest over the vesting period which ended in November 2022.
A portion of the purchase price of the controlling interest in 3 Arts Entertainment, up to $38.3 million, was recoupable for a five-year period commencing on the acquisition date of May 29, 2018, contingent upon the continued employment of certain employees, or the achievement of certain EBITDA targets, as defined in the 3 Arts Entertainment acquisition and related agreements. Accordingly, $38.3 million was initially recorded as a deferred compensation arrangement within other current and non-current
assets and was amortized in general and administrative expenses over the five-year period ended May 29, 2023.
Acquisition of Additional Interest.
On January 2, 2024, the Company closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

$194.1 million. In addition, the Company purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights discussed above by providing noncontrolling interest holders the right to sell to the Company and the Company the right to purchase their remaining (24%) interest beginning in January 2027.
The purchase of the additional 25% interest in 3 Arts Entertainment for $194.1 million was recorded as a reduction of noncontrolling interest which had previously been adjusted to its redemption value, which equaled fair value. At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities -
non-current”
in the consolidated balance sheet at March 31, 2024. In addition, because the new arrangement represented a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million in the quarter ended March 31, 2024, representing the excess of the fair value of the modified award over amounts previously expensed. This incremental expense was reflected in “restructuring and other” in the consolidated statement of operations, and as a reduction of accumulated deficit in shareholders’ equity, reflected in the “redeemable noncontrolling interests adjustments to redemption value” line item in the consolidated statements of equity (deficit).
As of March 31, 2024, the Company had a remaining redeemable noncontrolling interest balance related to 3 Arts Entertainment of $93.2 million, reflecting the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest will be adjusted to its redemption value through accumulated deficit through the sale or purchase right date in January 2027. Subsequent to the January 2024 transactions noted above, changes in the carrying value of the redeemable noncontrolling interest are reflected in the calculation of basic and diluted net income or loss per common share attributable to Lions Gate Entertainment Corp. shareholders, if dilutive, or to the extent the adjustments represent recoveries of amounts previously reflected in the computation of basic and diluted net income or loss per common share attributable to Lions Gate Entertainment Corp. shareholders (see Note 1). The liability component of the noncontrolling interest, amounting to $93.2 million at March 31, 2024, will be reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the consolidated statement of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated based on performance, and are being expensed within general and administrative expense as incurred.
Pilgrim Media Group:
In connection with the acquisition of a controlling interest in Pilgrim Media Group on November 12, 2015, the Company recorded a redeemable noncontrolling interest of $90.1 million, representing 37.5% of Pilgrim Media Group. Pursuant to an amendment dated April 2, 2021, the put and call rights associated with the Pilgrim Media Group noncontrolling interest were extended and modified, such that the noncontrolling interest holder

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

had a right to put and the Company had a right to call a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group, at fair value, exercisable for thirty (30) days beginning November 12, 2022. On November 14, 2022 the noncontrolling interest holder exercised the right to put a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group. In February 2023, the Company paid $36.5 million as settlement of the exercised put option, and recorded a reduction to redeemable noncontrolling interest of $55.1 million representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the settlement of the put recorded as an increase to accumulated deficit of $18.6 million. The noncontrolling interest holder has a right to put and the Company has a right to call the remaining amount of noncontrolling interest at fair value, subject to a cap, exercisable for thirty (30) days beginning November 12, 2024, as amended. The put and call options have been determined to be embedded in the noncontrolling interest, and because the put rights are outside the control of the Company and require partial cash settlement, the noncontrolling interest holder’s interest is presented as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets.
Other:
The Company has other immaterial redeemable noncontrolling interests.
Other Noncontrolling Interests
The Company has other immaterial noncontrolling interests that are not redeemable.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

12. Revenue
Revenue by Segment, Market or Product Line
The table below presents revenues by segment, market or product line for the fiscal years ended March 31, 2024, 2023 and 2022. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$226.5	$120.7	$65.3
Home Entertainment
Digital Media	652.3	527.5	497.1
Packaged Media	84.0	70.5	115.0

Total Home Entertainment	736.3	598.0	612.1
Television	274.4	217.8	257.9
International	391.0	365.0	234.4
Other	28.1	22.2	15.6

Total Motion Picture revenues	1,656.3	1,323.7	1,185.3
Television Production
Television	788.5	1,144.3	1,094.5
International	228.8	277.7	256.5
Home Entertainment
Digital Media	240.6	241.7	85.1
Packaged Media	2.0	3.3	6.9

Total Home Entertainment	242.6	245.0	92.0
Other	70.2	93.1	88.0

Total Television Production revenues	1,330.1	1,760.1	1,531.0
Media Networks - Programming Revenues
Domestic	1,365.4	1,395.8	1,428.9
International	211.0	150.7	107.3

	1,576.4	1,546.5	1,536.2
Intersegment eliminations	(545.9)	(775.5)	(648.2)

Total revenues	$4,016.9	$3,854.8	$3,604.3

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NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Remaining Performance Obligations
Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at March 31, 2024 are as follows:

	Year Ending March 31,
	2025	2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$1,208.3	$486.3	$48.5	$51.0	$1,794.1

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.
Revenues of $290.6 million, including variable and fixed fee arrangements, were recognized during the year ended March 31, 2024 from performance obligations satisfied prior to March 31, 2023. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand
formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.
Accounts Receivable, Contract Assets and Deferred Revenue
The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue (see Note 1). See the consolidated balance sheets or Note 19 for accounts receivable, contract assets and deferred revenue balances at March 31, 2024 and 2023.
Accounts Receivable.
Accounts receivable are presented net of a provision for doubtful accounts. The Company estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.
The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.
Changes in the provision for doubtful accounts consisted of the following:

	March 31, 2023	(Benefit) provision for doubtful accounts	Other (1)	Uncollectible accounts written-off (2)	March 31, 2024
	(Amounts in millions)
Trade accounts receivable	$9.2	$0.5	$1.3	$(3.8)	$7.2

(1)	Represents the provision for doubtful accounts acquired in the acquisition of eOne (see Note 2).
(2)	Represents primarily accounts receivable previously reserved for bad debt from customers in Russia, related to Russia’s invasion of Ukraine.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Contract Assets.
Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 19 for contract assets at March 31, 2024 and 2023.
Deferred Revenue.
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. At March 31, 2024, the current portion of deferred revenue includes $65.6 million from the acquisition of eOne (see Note 2). Revenues of $134.7 million were recognized during the year ended March 31, 2024, related to the balance of deferred revenue at March 31, 2023.
13. Capital Stock
(a) Common Shares
The Company had 500 million authorized Class A voting shares and 500 million authorized Class B non-voting
shares, at March 31, 2024 and March 31, 2023.
The table below outlines common shares reserved for future issuance:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Stock options and share appreciation rights (SARs) outstanding	20.7	24.8
Restricted share units and restricted stock — unvested	13.4	14.0
Common shares available for future issuance	15.4	11.4

Shares reserved for future issuance	49.5	50.2

(b) Share Repurchases
On February 2, 2016, the Company’s Board of Directors authorized the Company to increase its previously announced share repurchase plan from a total authorization of $300 million to $468 million. During the fiscal years ended March 31, 2024, 2023 and 2022, the Company did not repurchase any common shares. To date, approximately $288.1 million common shares have been repurchased, leaving approximately $179.9 million of authorized potential repurchases.
(c) Share-based Compensation
General.
The Company has a performance incentive plan (the “2019 Plan”), as amended, which provides for granting awards which include stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and other forms of awards granted or denominated in the Company’s Class A voting shares and the Company’s Class B non-voting
shares (“Common Shares”) or units of Common Shares, as well as certain cash bonus awards. Persons eligible to receive awards under the 2019 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.
Stock options are generally granted at exercise prices equal to or exceeding the market price of the Company’s Common Shares at the date of grant. Substantially all stock options vest ratably over one
 to
five

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

years from the grant date based on continuous service and expire seven
to ten years from the date of grant. Restricted stock and restricted share units generally vest ratably over one
to three years based on continuous service. The Company satisfies stock option exercises and vesting of restricted stock and restricted share units with newly issued shares.
The measurement of all share-based awards uses a fair value method and the recognition of the related share-based compensation expense in the consolidated financial statements is recorded over the requisite service period. Further, the Company estimates forfeitures for share-based awards that are not expected to vest. As share-based compensation expense recognized in the Company’s consolidated financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.
Share-Based Compensation Expense.
The Company recognized the following share-based compensation expense during the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Compensation Expense:
Stock options	$2.2	$7.0	$19.2
Restricted share units and other share-based compensation	77.5	86.8	73.4
Share appreciation rights	1.5	4.0	7.4

	81.2	97.8	100.0
Impact of accelerated vesting on equity awards (1)	9.4	4.2	—

Total share-based compensation expense	$90.6	$102.0	$100.0
Tax impact (2)	(18.6)	(18.4)	(19.7)

Reduction in net income	$72.0	$83.6	$80.3

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
(2)	Represents the income tax benefit recognized in the statements of operations for share-based compensation arrangements prior to the effects of changes in the valuation allowance.
Share-based compensation expense, by expense category, consisted of the following:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Share-Based Compensation Expense:
Direct operating	$2.8	$1.7	$1.2
Distribution and marketing	0.8	0.7	0.5
General and administration	77.6	95.4	98.3
Restructuring and other	9.4	4.2	—

	$90.6	$102.0	$100.0

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Stock Options
The following table sets forth the stock option, and share appreciation rights (“SARs”) activity during the year ended March 31, 2024:

	Stock Options and SARs
	Class A Voting Shares					Class B Non-Voting Shares
	Number of Shares		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
	(Amounts in millions, except for weighted-average exercise price and years)
Outstanding at March 31, 2023	4.3		$26.35			20.5	$15.23
Granted	—		—			0.3	$8.88
Exercised	—	(1)	$7.70			(0.1)	$7.11
Forfeited or expired	(1.9)		$30.81			(2.4)	$26.32

Outstanding at March 31, 2024	2.4		$22.96	2.51	$0.1	18.3	$13.73	5.10	$6.4

Vested or expected to vest at March 31, 2024	2.4		$22.96	2.51	$0.1	18.3	$13.75	5.09	$6.3

Exercisable at March 31, 2024	2.4		$22.96	2.51	$0.1	17.6	$13.95	4.95	$6.1

(1)	Represents less than 0.1 million shares.
The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The following table presents the weighted average grant-date fair value of options granted in the years ended March 31, 2024, 2023 and 2022, and the weighted average applicable assumptions used in the Black-Scholes option-pricing model for stock options and share-appreciation rights granted during the years then ended:

	Year Ended March 31,
	2024	2023	2022
Weighted average fair value of grants	$4.63	$4.56	$6.27
Weighted average assumptions:
Risk-free interest rate (1)	4.3% - 4.5%	2.8% - 3.7%	0.8% - 2.5%
Expected option lives (in years) (2)	3.3 - 7 years	3.5 - 7 years	3.3 - 7 years
Expected volatility for options (3)	46% - 47%	44%	42% - 44%
Expected dividend yield (4)	0%	0%	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.
(2)	The expected term of options granted represents the period of time that options granted are expected to be outstanding.
(3)	Expected volatilities are based on implied volatilities from traded options on the Company’s shares, historical volatility of the Company’s shares and other factors.
(4)	The expected dividend yield is estimated by dividing the expected annual dividend by the market price of the Company’s shares at the date of grant.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The total intrinsic value of options exercised during the year ended March 31, 2024 was $0.2 million (2023 - $1.2 million, 2022 - $2.3 million).
During the year ended March 31, 2024, less than 0.1 million shares (2023 - less than 0.1 million shares, 2022 - less than 0.1 million) were cancelled to fund withholding tax obligations upon exercise of options.
Restricted Share Units
The following table sets forth the restricted share unit and restricted stock activity during the year ended March 31, 2024:

	Restricted Share Units and Restricted Stock
	Class A Voting Shares		Weighted- Average Grant- Date Fair Value	Class B Non-Voting Shares	Weighted- Average Grant- Date Fair Value
	(Amounts in millions, except for weighted-average grant date fair value)
Outstanding at March 31, 2023	—	(1)	$10.95	14.0	$9.48
Granted	0.1		$8.87	9.5	$8.20
Vested	—	(1)	$10.89	(9.4)	$9.34
Forfeited	—		—	(0.8)	$8.55

Outstanding at March 31, 2024	0.1		$9.27	13.3	$8.71

(1)	Represents less than 0.1 million shares.
The fair values of restricted share units and restricted stock are determined based on the market value of the shares on the date of grant. The total fair value of restricted share units and restricted stock vested during the year ended March 31, 2024 was $89.6 million (2023 - $54.9 million, 2022 - $67.8 million).
The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2024 related to non-vested
stock options and restricted stock and restricted share units and the weighted average remaining years over which the cost will be recognized:

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in millions)
Stock Options	$2.3	1.5
Restricted Share Units and Restricted Stock	54.5	1.5

Total	$56.8

Under the Company’s stock option and long term incentive plans, the Company withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units and restricted stock. During the year ended March 31, 2024, 3.9 million shares (2023 - 2.2 million shares, 2022 - 2.3 million shares) were withheld upon the vesting of restricted share units and restricted stock.
The Company becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees are terminated prior to vesting.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Company recognized excess tax deficiencies of $12.0 million associated with its equity awards in its tax provision for the year ended March 31, 2024 (2023 - deficiencies of $11.3 million, 2022 - benefits of $14.9 million).
Other Share-Based Compensation
Pursuant to the terms of certain employment agreements, during the year ended March 31, 2024, the Company granted the equivalent of $2.3 million (2023 - $2.3 million, 2022 - $2.3 million) in shares to certain employees through the term of their employment contracts, which were recorded as compensation expense in the applicable period. Pursuant to this arrangement, for the year ended March 31, 2024, the Company issued 0.2 million shares (2023 - 0.3 million shares, 2022 - 0.1 million shares), net of shares withheld to satisfy minimum tax withholding obligations.
14. Income Taxes
The components of pretax income (loss), net of intercompany eliminations, are as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
United States	$(1,389.9)	$(2,218.6)	$(359.2)
International	208.6	221.1	182.2

	$(1,181.3)	$(1,997.5)	$(177.0)

The Company’s U.S.
pre-tax
losses and international
pre-tax
income are primarily driven by
non-operating,
intercompany items resulting from the Company’s internal capital structure. The Company’s capital structure generally provides foreign affiliate dividends to its Canadian parent company (i.e., Lionsgate) and interest-related tax deductions to its U.S. companies. The Company’s international pre-tax
income may be significantly impacted by these foreign affiliate dividends related to its internal capital structure.
The Company’s current and deferred income tax provision (benefits) are as follows:

	Year Ended March 31,
	2024	2023	2022
Current provision (benefit):	(Amounts in millions)
Federal	$(62.5)	$11.9	$11.0
States	1.7	(0.4)	10.7
International	14.3	15.1	8.4

Total current provision (benefit)	$(46.5)	$26.6	$30.1

Deferred provision (benefit):
Federal	$(6.6)	$(7.7)	$0.9
States	(11.9)	(0.1)	(2.6)
International	—	2.5	—

Total deferred provision (benefit)	(18.5)	(5.3)	(1.7)

Total provision (benefit) for income taxes	$(65.0)	$21.3	$28.4

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Although the Company is incorporated under Canadian law, the majority of its global operations are currently subject to tax in the U.S. As a result, the Company believes it is more appropriate to use the U.S. federal statutory income tax rate of 21% in its reconciliation of the statutory rate to its reported income tax provision (benefit). The Company’s income tax provision (benefit) differs from the 21% U.S. federal statutory income tax rate applied to income (loss) before taxes due to the mix of earnings generated across the various jurisdictions in which operations are conducted, in addition to the tax deductions generated through the Company’s capital structure.
The Company’s income tax provision (benefit) can be affected by many factors, including the overall level of pre-tax
income, the mix of
pre-tax
income generated across the various jurisdictions in which the Company operates, changes in tax laws and regulations in those jurisdictions, changes in uncertain tax positions, changes in valuation allowances on its deferred tax assets, tax planning strategies available to the Company, and other discrete items.
The differences between income taxes expected at U.S. statutory income tax rates and the income tax provision are as set forth below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Income taxes computed at Federal statutory rate	$(248.1)	$(419.5)	$(37.2)
Foreign affiliate dividends	(27.3)	(35.4)	(35.2)
Foreign operations subject to different income tax rates	41.2	48.2	50.0
State income tax	(9.6)	(0.5)	8.1
Nondeductible goodwill impairment	101.9	304.3	—
Remeasurements of originating deferred tax assets and liabilities	(78.3)	13.6	(1.3)
Permanent differences	1.0	2.3	0.8
Nondeductible share based compensation	2.5	2.3	(3.3)
Nondeductible officers compensation	7.7	9.8	5.6
Non-controlling interest in partnerships	18.6	1.8	3.7
Uncertain tax benefits	(70.0)	5.3	3.6
Other	(0.9)	1.9	1.2
Changes in valuation allowance	196.3	87.2	32.4

Total provision for income taxes	$(65.0)	$21.3	$28.4

For the fiscal years ended March 31, 2024, 2023 and 2022, our income tax provision (benefit) includes certain foreign affiliate dividends that can be received in our Canadian jurisdiction without being subject to income tax under local law. As a result of an internal capital restructuring during a prior fiscal year, the Company generated a net operating loss carryforward under local income tax law in another foreign jurisdiction which was offset by a valuation allowance based on the Company’s assessment, and which is being absorbed by taxable income annually.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Deferred tax assets:
Net operating losses	$624.4	$450.4
Foreign tax credits	64.9	73.0
Investment in film and television programs	34.2	67.1
Accrued compensation	54.3	63.2
Operating leases - liabilities	99.0	41.4
Other assets	57.7	22.6
Reserves	22.9	9.0
Interest	201.0	104.6

Total deferred tax assets	1,158.4	831.3
Valuation allowance	(808.3)	(455.7)

Deferred tax assets, net of valuation allowance	350.1	375.6
Deferred tax liabilities:
Intangible assets	(222.4)	(317.0)
Operating leases - assets	(88.9)	(34.6)
Other	(52.1)	(55.8)

Total deferred tax liabilities	$(363.4)	$(407.4)

Net deferred tax liabilities	$(13.3)	$(31.8)

The Company has recorded valuation allowances for certain deferred tax assets, which are primarily related to U.S. and foreign net operating loss carryforwards, U.S. foreign tax credit carryforwards, and carryforwards of U.S. interest expenses limited in their deduction under the Internal Revenue Code and similar state and local statutes. In its assessment, the Company has concluded there to be sufficient uncertainty regarding the future realization of these deferred tax assets.
At March 31, 2024, the Company had U.S. net operating loss carryforwards (“NOLs”) of approximately $1,330.6 million available to reduce future federal income taxes, certain of which expire beginning in 2037 through 2042. At March 31, 2024, the Company had state NOLs of approximately $1,203.9 million available to reduce future state income taxes which expire in varying amounts beginning in 2025. At March 31, 2024, the Company had Canadian loss carryforwards of $361.6 million which will expire beginning in 2030. At March 31, 2024, the Company had Luxembourg loss carryforwards of $504.3 million which will expire beginning in 2036, U.K. loss carryforwards of $95.1 million with no expiration, and Spanish loss carryforwards of $96.1 million which will expire beginning in 2036. At March 31, 2024, the Company had other foreign jurisdiction loss carryforwards of $24.6 million which will expire beginning in 2028. In addition, at March 31, 2024, the Company had U.S. credit carryforwards related to foreign taxes paid of approximately $64.9 million to offset future federal income taxes that will expire beginning in 2025.
The unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year are classified as “other liabilities” in the consolidated balance sheets. As of March 31, 2024 and 2023, the total amount of gross unrecognized tax benefits, exclusive of interest and penalties, was $12.1 million and $64.9 million, respectively, which, if recognized, would favorably impact the Company’s effective tax rate. The

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

aggregate changes in the Company’s gross amount of unrecognized tax benefits, exclusive of interest and penalties, are summarized as follows:

Amounts in millions
Gross unrecognized tax benefits at March 31, 2021 (liability as of March 31, 2021)	$68.0
Increases related to current year tax position	—
Increases related to prior year tax positions	2.6
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.4)

Gross unrecognized tax benefits at March 31, 2022 (liability as of March 31, 2022)	70.2
Increases related to current year tax position	—
Increases related to prior year tax positions	0.2
Decreases related to prior year tax positions	—
Settlements	(4.3)
Lapse in statute of limitations	(1.2)

Gross unrecognized tax benefits at March 31, 2023 (liability as of March 31, 2023)	64.9
Increases related to current year tax position	—
Increases related to prior year tax positions	8.9
Decreases related to prior year tax positions	—
Settlements	(60.7)
Lapse in statute of limitations	(1.0)

Gross unrecognized tax benefits at March 31, 2024 (liability as of March 31, 2024)	$12.1

The Company records interest and penalties on unrecognized tax benefits as part of its income tax provision (benefit). For the years ended March 31, 2024, 2023, and 2022, the Company recognized as a charge or (benefit) to the tax provision (benefit) for interest and penalties related to uncertain tax positions of $(8.9) million, $5.0 million, and $6.0 million, respectively. The liability for accrued interest amounted to $7.0 million and $16.7 million as of March 31, 2024 and 2023, respectively.
During the year ended March 31, 2024, the Company settled a prior year refund claim and recognized a corresponding income tax benefit of $70 million, which was inclusive of accrued interest and penalties of approximately $10 million. The Company estimates that it is reasonably possible that the liability for unrecognized tax benefits will further decrease in the next twelve months by $8.1 million, inclusive of interest and penalties, as a result of projected audit settlements in certain jurisdictions.
The Company is subject to taxation in the U.S. and various state, local, and foreign jurisdictions. To the extent allowed by law, the taxing authorities may have the right to examine prior periods where NOLs were generated and carried forward and make adjustments up to the amount of the NOLs. Currently, audits are occurring in various state and local tax jurisdictions for tax years ended in 2012 through 2020. Additionally, positions taken by the Company in certain amended filings are subject to current review. The Company’s Canadian tax returns are also under examination for the years ended March 31, 2018 through March 31, 2019.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

15. Restructuring and Other
Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. During the years ended March 31, 2024, 2023 and 2022, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense and distribution and marketing expense in the consolidated statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Restructuring and other:
Content and other impairments (1)	$377.3	$385.2	$—
Severance (2)
Cash	37.2	18.0	4.6
Accelerated vesting on equity awards (see Note 13)	9.4	4.2	—

Total severance costs	46.6	22.2	4.6
COVID-19 related charges included in restructuring and other	—	0.1	1.1
Transaction and other costs (benefits) (3)	84.6	4.4	11.1

Total Restructuring and Other	508.5	411.9	16.8
Other unusual charges not included in restructuring and other or the Company’s operating segments:
Programming and content charges included in direct operating expense (4)	—	7.0	36.9
COVID-19 related charges (benefit) included in:
Direct operating expense (5)	(1.0)	(11.6)	(3.6)
Distribution and marketing expense	—	—	0.2
Charges related to Russia’s invasion of Ukraine included in direct operating expense (6)	—	—	5.9

Total restructuring and other and other unusual charges not included in restructuring and other	$507.5	$407.3	$56.2

(1)
Media Networks Restructuring:
In fiscal 2023, the Company began a plan to restructure its LIONSGATE+ business, which initially included exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan), and identifying additional cost-saving initiatives. This plan included a strategic review of content performance across Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value.

During the fiscal year ended March 31, 2024, the Company continued executing its restructuring plan, including its evaluation of the programming on Starz’s domestic and international platforms. In connection with this review, the Company cancelled certain ordered programming, and identified certain other programming with limited strategic purpose which was removed from the Starz platforms and abandoned by the Media Networks segment. In addition, as a result of the continuing review of its international territories, the Company has made the strategic decision to shut down the LIONSGATE+ service in Latin America and the United Kingdom (“U.K.”) with the only remaining international operations being in Canada and India, resulting in additional content impairment charges.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

As a result of these restructuring initiatives, the Company recorded content impairment charges related to the Media Networks segment in the fiscal years ended March 31, 2024 and 2023 of $364.5 million and $379.3 million, respectively. The Company has incurred impairment charges from the inception of the plan through March 31, 2024 amounting to $743.8 million.
Under the current restructuring plan and ongoing strategic content review, the net future cash outlay is estimated to range from approximately $80 million to $90 million, which includes contractual commitments on content in territories being exited or to be exited, and payments on the remaining amounts payable for content removed or that may be removed from its services. The amounts above will depend on the results of its strategic content review and amounts recoverable from alternative distribution strategies, if any, on content in domestic and foreign markets.
As the Company continues to evaluate the Media Networks business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Company’s Starz business (i.e., Media Networks segment) and Studio Business (i.e., Motion Picture and Television Production segments), including further strategic review of content performance and its strategy on a territory-by-territory
basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. Accordingly, the Company may incur additional content impairment and other restructuring charges beyond the estimates above.
Other Impairments:
Amounts in the fiscal year ended March 31, 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.
Amounts in the fiscal year ended March 31, 2023 also include an impairment of an operating lease right-of-use
asset related to the Studio business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(2)
Severance costs in the fiscal years ended March 31, 2024, 2023 and 2022 were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, LIONSGATE+ international restructuring and our Motion Picture and Television Production segment.

(3)
Amounts in the fiscal years ended March 31, 2024, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. See Note 11 for further information. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. Transaction and other costs in fiscal 2024 also include a benefit of $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the LIONSGATE+ international restructuring. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business. In fiscal 2023, transaction and other costs include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

(4)
Amounts represent certain unusual programming and content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. In the fiscal year ended March 31, 2022, the amounts represent impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment (see Note 3). These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(5)
Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs resulting from circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries of $1.2 million, $14.1 million and $22.1 million in fiscal 2024, 2023 and 2022, respectively. In the fiscal years ended March 31, 2024, 2023 and 2022, insurance recoveries exceeded the incremental costs expensed in the year, resulting in a net benefit included in direct operating expense. The Company is in the process of seeking additional insurance recovery for some of these costs. The ultimate amount of insurance recovery cannot be estimated at this time.

(6)
Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statements of operations.

Changes in the restructuring and other severance liability were as follows for the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Severance liability
Beginning balance	$8.7	$1.5	$5.7
Accruals	37.2	18.0	4.6
Severance payments	(22.3)	(10.8)	(8.8)

Ending balance (1)	$23.6	$8.7	$1.5

(1)	As of March 31, 2024, the remaining severance liability of approximately $23.6 million is expected to be paid in the next 12 months.
16. Segment Information
The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. We refer to our Motion Picture and Television Production segments collectively as our Studio Business.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Studio Business:
Motion Picture.
Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the licensing of Starz original series productions to Starz Networks and LIONSGATE+, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks.
Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through OTT platforms, on a direct-to-consumer
basis through the Starz App, and through Distributors (ii) LIONSGATE+, which represents revenues primarily from the OTT distribution of the Company’s STARZ branded premium subscription video services outside of the U.S.
In the ordinary course of business, the Company’s reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$1,656.3	$1,323.7	$1,185.3
Television Production	1,330.1	1,760.1	1,531.0

Total Studio Business	2,986.4	3,083.8	2,716.3
Media Networks	1,576.4	1,546.5	1,536.2
Intersegment eliminations	(545.9)	(775.5)	(648.2)

	$4,016.9	$3,854.8	$3,604.3

Intersegment revenues
Studio Business:
Motion Picture	$128.2	$44.2	$38.0
Television Production	417.7	731.3	610.2

Total Studio Business	545.9	775.5	648.2
Media Networks	—	—	—

	$545.9	$775.5	$648.2

Gross contribution
Studio Business:
Motion Picture	$433.3	$386.3	$356.0
Television Production	204.7	185.3	124.1

Total Studio Business	638.0	571.6	480.1
Media Networks	329.8	203.2	243.2
Intersegment eliminations	(48.9)	(35.7)	(2.7)

	$918.9	$739.1	$720.6
Segment general and administration
Studio Business:
Motion Picture	$113.9	$109.8	$93.1
Television Production	57.9	51.9	40.2

Total Studio Business	171.8	161.7	133.3
Media Networks	93.4	96.4	88.0

	$265.2	$258.1	$221.3
Segment profit
Studio Business:
Motion Picture	$319.4	$276.5	$262.9
Television Production	146.8	133.4	83.9

Total Studio Business	466.2	409.9	346.8
Media Networks	236.4	106.8	155.2
Intersegment eliminations	(48.9)	(35.7)	(2.7)

	$653.7	$481.0	$499.3

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain charges related to the
COVID-19
global pandemic, charges related to Russia’s invasion of Ukraine, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses.
The reconciliation of total segment profit to the Company’s loss before income taxes is as follows:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Company’s total segment profit	$653.7	$481.0	$499.3
Corporate general and administrative expenses (1)	(136.1)	(122.9)	(97.1)
Adjusted depreciation and amortization (2)	(50.1)	(40.2)	(43.0)
Restructuring and other	(508.5)	(411.9)	(16.8)
Goodwill and intangible asset impairment	(663.9)	(1,475.0)	—
COVID-19 related benefit (charges) included in direct operating expense and distribution and marketing expense (3)	1.0	11.6	3.4
Programming and content charges (4)	—	(7.0)	(36.9)
Charges related to Russia’s invasion of Ukraine (5)	—	—	(5.9)
Adjusted share-based compensation expense (6)	(81.2)	(97.8)	(100.0)
Purchase accounting and related adjustments (7)	(153.7)	(195.5)	(194.0)

Operating income (loss)	(938.8)	(1,857.7)	9.0
Interest expense	(269.8)	(221.2)	(176.0)
Interest and other income	22.1	6.4	30.8
Other expense	(26.9)	(26.9)	(10.9)
Gain (loss) on extinguishment of debt	19.9	57.4	(28.2)
Gain on investments, net	3.5	44.0	1.3
Equity interests income (loss)	8.7	0.5	(3.0)

Loss before income taxes	$(1,181.3)	$(1,997.5)	$(177.0)

(1)
Corporate general and administrative expenses include certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

(2)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash
fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Depreciation and amortization	$192.2	$180.3	$177.9
Less: Amount included in purchase accounting and related adjustments	(142.1)	(140.1)	(134.9)

Adjusted depreciation and amortization	$50.1	$40.2	$43.0

(3)
Amounts represent the incremental costs, if any, included in direct operating expense and distribution and marketing expense resulting from circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries. During the fiscal years ended March 31, 2024, 2023 and 2022, the Company has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period (see Note 15). These benefits (charges) are excluded from segment operating results.

(4)
Programming and content charges represent certain charges included in direct operating expense in the consolidated statements of operations, and excluded from segment operating results (see Note 3 and Note 15 for further information).

(5)
Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statements of operations, and excluded from segment operating results.

(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Total share-based compensation expense	$90.6	$102.0	$100.0
Less:
Amount included in restructuring and other (i)	(9.4)	(4.2)	—

Adjusted share-based compensation	$81.2	$97.8	$100.0

(i)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

(7)
Purchase accounting and related adjustments primarily represent the amortization of non-cash
fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$0.7	$0.4
General and administrative expense (i)	11.6	54.7	58.7
Depreciation and amortization	142.1	140.1	134.9

	$153.7	$195.5	$194.0

(i)
These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash
charges for the accretion of the noncontrolling interest discount related to Pilgrim Media Group (through June 2021) and 3 Arts Entertainment (through November 2022), and the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Amortization of recoupable portion of the purchase price	$1.3	$7.7	$7.7
Noncontrolling interest discount amortization	—	13.2	22.7
Noncontrolling equity interest in distributable earnings	10.3	33.8	28.3

	$11.6	$54.7	$58.7

See Note 12 for revenues by media or product line as broken down by segment for the fiscal years ended March 31, 2024, 2023, and 2022.
The following table reconciles segment general and administration to the Company’s total consolidated general and administration expense:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$265.2	$258.1	$221.3
Corporate general and administrative expenses	136.1	122.9	97.1
Share-based compensation expense included in general and administrative expense	77.6	95.4	98.3
Purchase accounting and related adjustments	11.6	54.7	58.7

	$490.5	$531.1	$475.4

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115

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The reconciliation of total segment assets to the Company’s total consolidated assets is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Assets
Motion Picture	$1,851.4	$1,759.4
Television Production	2,347.8	1,949.1
Media Networks	2,036.7	3,120.8
Other unallocated assets (1)	856.8	596.9

	$7,092.7	$7,426.2

(1)	Other unallocated assets primarily consist of cash, other assets and investments.
The following table sets forth acquisition of investment in films and television programs and program rights, as broken down by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Acquisition of investment in films and television programs and program rights
Motion Picture	$416.6	$483.6	$465.0
Television Production	712.8	1,082.0	1,287.0
Media Networks	852.8	1,173.0	1,134.6
Intersegment eliminations	(572.9)	(759.4)	(674.9)

	$1,409.3	$1,979.2	$2,211.7

The following table sets forth capital expenditures, as broken down by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Capital expenditures
Motion Picture	$—	$—	$—
Television Production	0.3	0.3	0.4
Media Networks	24.8	42.5	27.0
Corporate (1)	9.6	6.2	5.7

	$34.7	$49.0	$33.1

(1)	Represents unallocated capital expenditures primarily related to the Company’s corporate headquarters.

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116

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Revenue
Canada	$76.9	$63.1	$56.8
United States	3,140.1	3,129.8	3,016.8
Other foreign	799.9	661.9	530.7

	$4,016.9	$3,854.8	$3,604.3

Long-lived assets by geographic location are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Long-lived assets (1)
United States	$3,063.2	$3,023.5
Other foreign	176.3	182.9

	$3,239.5	$3,206.4

(1)	Long-lived assets represents total assets less the following: current assets, investments, long-term receivables, interest rate swaps, intangible assets, goodwill and deferred tax assets.
For the year ended March 31, 2024, the Company had revenue from one individual customer which represented greater than 10% of consolidated revenues, amounting to $831.0 million, primarily related to the Company’s Media Networks and Motion Picture segments (2023 - revenue from one individual customer which represented greater than 10% of consolidated revenues, amounting to $766.6 million, primarily related to the Company’s Media Networks and Motion Picture segments; 2022 - revenue from one individual customer which represented greater than 10% of consolidated revenues, amounting to $639.2 million, primarily related to the Company’s Media Networks and Motion Picture segments).
As of March 31, 2024, the Company had accounts receivable due from one customer which individually represented greater than 10% of combined accounts receivable, and amounted to 11.6% of total combined accounts receivable (current and non-current)
at March 31, 2024, or gross accounts receivable of approximately $100.9 million. As of March 31, 2023, the Company did not have any accounts receivable due from customers which individually represented greater than 10% of total consolidated accounts receivable.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

17. Commitments and Contingencies
Commitments
The following table sets forth our future annual repayment of contractual commitments as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments (1)	$452.8	$125.8	$34.1	$6.9	$—	$—	$619.6
Interest payments (2)	165.6	78.9	49.2	42.5	39.3	4.9	380.4
Other contractual obligations	157.7	78.8	55.5	35.8	32.4	178.4	538.6

Total future commitments under contractual obligations (3)	$776.1	$283.5	$138.8	$85.2	$71.7	$183.3	$1,538.6

(1)	Film related obligations commitments are not reflected on the consolidated balance sheets as they did not then meet the criteria for recognition and include the following items:

(i)
Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which we will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film.

(ii)	Minimum guarantee commitments represent contractual commitments related to the purchase of film rights for pictures to be delivered in the future.

(iii)
Program rights commitments represent contractual commitments under programming license agreements related to films that are not available for exhibition until some future date (see below for further details).

(iv)
Production loan commitments represent amounts committed for future film production and development to be funded through production financing and recorded as a production loan liability when incurred. Future payments under these commitments are based on anticipated delivery or release dates of the related film or contractual due dates of the commitment. The amounts include estimated future interest payments associated with the commitment.

(2)
Includes cash interest payments on the Company’s corporate debt and film related obligations, based on the applicable SOFR interest rates at March 31, 2024, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(3)
Not included in the amounts above are $123.3 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that we are unable to make sufficiently reliable estimations of future payments (see Note 11).

The Company has an exclusive multiyear post
pay-one
output licensing agreement with Universal for live-action films theatrically released in the U.S. starting January 1, 2022. The Universal agreement provides the Company with rights to exhibit these films immediately following their pay-one
windows. The Company is unable to estimate the amounts to be paid under the Universal agreement for films that have not yet been released in theaters, however, such amounts are expected to be significant.

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118

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Multiemployer Benefit Plans.
The Company contributes to various multiemployer pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The Company makes periodic contributions to these plans in accordance with the terms of applicable collective bargaining agreements and laws but does not sponsor or administer these plans. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Company to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Company chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers.
The Company does not participate in any multiemployer benefit plans that are considered to be individually significant to the Company, and as of March 31, 2024, all except two of the largest plans in which the Company participates were funded at a level of 80% or greater. The other two plans, the Motion Picture Industry Pension Plan and the Screen Actors Guild—Producers Pension Plan were funded at
71.20
% and 79.06%, respectively for the 2023 plan year, but neither of these plans were considered to be in endangered, critical, or critical and declining status in the 2023 plan year. Total contributions made by the Company to multiemployer pension and other benefit plans for the years ended March 31, 2024, 2023 and 2022 were $59.9 million, $102.0 million, and $98.3 million, respectively.
Contingencies
From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.
The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.
As of March 31, 2024, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it believes could, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Insurance Litigation
During the fiscal year ended March 31, 2022, the Company settled with all of the insurers in its previous lawsuits related to insurance reimbursements associated with its previous Starz shareholder litigation settlement, which resulted in a net settlement amount received by the Company of $22.7 million in the fiscal year ended March 31, 2022, which is included in the “interest and other income” line item on the consolidated statement of operations.

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119

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

18. Financial Instruments

(a)	Credit Risk
Concentration of credit risk with the Company’s customers is limited due to the Company’s customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable.

(b)	Derivative Instruments and Hedging Activities
Forward Foreign Exchange Contracts
The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.
As of March 31, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 25 months from March 31, 2024):

March 31, 2024
Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)		(Amounts in millions)
British Pound Sterling	0.5GBP	in exchange for	$0.6	0.79GBP
Czech Koruna	180.0CZK	in exchange for	$7.7	23.29CZK
Euro	0.6EUR	in exchange for	$0.5	0.91EUR
Canadian Dollar	21.4CAD	in exchange for	$15.9	1.34CAD
Mexican Peso	56.7MXN	in exchange for	$3.0	18.95MXN
Hungarian Forint	1,450.0HUF	in exchange for	$4.0	360.17HUF
New Zealand Dollar	$73.9NZD	in exchange for	$45.3	1.64NZD
Interest Rate Swaps
The Company is exposed to the impact of interest rate changes primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed
interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings.
Pay-fixed
swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Cash settlements related to interest rate contracts are generally classified as operating activities on the consolidated statements of cash flows. However, due to a financing component (debt host) on a portion of our previously outstanding interest rate swaps, the cash flows related to these contracts are classified as financing activities through the date of termination.
Designated Cash Flow Hedges.
As of March 31, 2024 and March 31, 2023, the Company had the following pay-fixed
interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8):

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025	(1)
June 25, 2018	$200.0	2.723%	March 23, 2025	(1)
July 31, 2018	$300.0	2.885%	March 23, 2025	(1)
December 24, 2018	$50.0	2.744%	March 23, 2025	(1)
December 24, 2018	$100.0	2.808%	March 23, 2025	(1)
December 24, 2018	$50.0	2.728%	March 23, 2025	(1)

Total	$1,700.0

(1)	Represents the re-designated swaps as described in the May 2022 Transactions section below that were previously not designated cash flow hedges at March 31, 2022.
May 2022 Transactions
: In May 2022, the Company terminated certain of its previous interest rate swap contracts (the “Terminated Swaps”). As a result of the terminations, the Company received approximately $56.4 million. Simultaneously with the termination of the Terminated Swaps, the Company re-designated
all other swaps previously not designated as cash flow hedges of variable rate debt.
The receipt of approximately $56.4 million as a result of the termination was recorded as a reduction of the asset values of the derivatives amounting to $188.7 million and a reduction of the financing component (debt host) of the Terminated Swaps amounting to $131.3 million. At the time of the termination of the Terminated Swaps, there was approximately $180.4 million of unrealized gains recorded in accumulated other comprehensive income (loss) related to these Terminated Swaps. This amount will be amortized as a reduction of interest expense through the remaining term of the swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded as a reduction to interest expense at that time. In addition, the liability amount of $6.8 million for the Re-designated Swaps at the re-designation
date will be amortized as a reduction of interest expense throughout the remaining term of the
Re-designated
Swaps, unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the loss will be recorded to interest expense at that time.
The receipt of approximately $56.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million).

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121

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Financial Statement Effect of Derivatives
Consolidated statement of operations and comprehensive income (loss):
The following table presents the
pre-tax
effect of the Company’s derivatives on the accompanying consolidated statements of operations and comprehensive income (loss) for the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$(5.8)	$1.7	$1.7
Gain (loss) reclassified from accumulated other comprehensive income (loss) into direct operating expense	(0.3)	(0.3)	(0.2)
Interest rate swaps
Gain recognized in accumulated other comprehensive income (loss)	$36.3	$81.1	$66.5
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	41.8	1.4	(15.0)
Derivatives not designated as cash flow hedges:
Interest rate swaps
Loss reclassified from accumulated other comprehensive income (loss) into interest expense	$(7.2)	$(11.8)	$(33.8)
Total direct operating expense on consolidated statements of operations	$2,189.2	$2,312.5	$2,064.2
Total interest expense on consolidated statements of operations	$269.8	$221.2	$176.0
Consolidated balance sheets:
The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 10). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its consolidated balance sheets. As of March 31, 2024 and 2023, there were no swaps outstanding that were subject to a master netting arrangement.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

As of March 31, 2024 and 2023, the Company had the following amounts recorded in the accompanying consolidated balance sheets related to the Company’s use of derivatives:

	March 31, 2024
	Other Current Assets	Other Non-Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$—	$2.8
Interest rate swaps	35.6	—	—

Fair value of derivatives	$35.6	$—	$2.8

	March 31, 2023
	Other Current Assets	Other Non-Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$2.9	$—	$0.1
Interest rate swaps	—	41.1	—

Fair value of derivatives	$2.9	$41.1	$0.1

As of March 31, 2024, based on the current release schedule, the Company estimates approximately $1.5 million of losses associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year
period ending March 31, 2025.
As of March 31, 2024, the Company estimates approximately $30.4 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year
period ending March 31, 2025.
19. Additional Financial Information
The following tables present supplemental information related to the consolidated financial statements.
Cash, Cash Equivalents and Restricted Cash
Cash equivalents consist of investments that are readily convertible into cash. Cash equivalents are carried at cost, which approximates fair value. The Company classifies its cash equivalents within Level 1 of the fair value hierarchy because the Company uses quoted market prices to measure the fair value of these investments (see Note 10). The Company monitors concentrations of credit risk with respect to cash and cash equivalents by placing such balances with higher quality financial institutions or investing such amounts in liquid, short-term, highly-rated instruments or investment funds holding similar instruments. As of March 31, 2024, the Company’s cash and cash equivalents were held in bank depository accounts.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet to the total amounts reported in the consolidated statement of cash flows at March 31, 2024 and 2023. At March 31, 2024 and 2023, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with the Production Tax Credit Facility, IP Credit Facility, and Backlog Facility.

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Cash and cash equivalents	$314.0	$272.1
Restricted cash included in other current assets	43.7	27.9
Restricted cash included in other non-current assets	13.7	13.0

Total cash, cash equivalents and restricted cash	$371.4	$313.0

Accounts Receivable Monetization
Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other expense” line item on the consolidated statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the years ended March 31, 2024, 2023 and 2022.
Individual Monetization Agreements.
The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment
by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$1,413.2	$1,405.9	$1,400.2
Net cash proceeds received	1,385.9	1,382.7	1,391.2
Loss recorded related to transfers of receivables	27.3	23.2	9.0
At March 31, 2024, the outstanding amount of receivables derecognized from the Company’s consolidated balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $613.4 million (March 31, 2023 - $520.4 million).
Pooled Monetization Agreement.
In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1,

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment
by the customers.
The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the years ended March 31, 2024, 2023 and 2022:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2	$167.0	$155.5
Less amounts from collections reinvested under revolving agreement	(9.1)	(94.3)	(102.7)

Proceeds from new transfers	13.1	72.7	52.8
Collections not reinvested and remitted or to be remitted	(13.4)	(66.6)	(46.8)

Net cash proceeds received (paid or to be paid) (1)	$(0.3)	$6.1	$6.0
Carrying value of receivables transferred and derecognized (2)	$22.1	$164.8	$154.5
Obligations recorded	$2.1	$5.9	$2.9
Loss recorded related to transfers of receivables	$2.0	$3.7	$1.9

(1)
During the year ended March 31, 2024, the Company voluntarily repurchased $46.0 million of receivables previously transferred. In addition, during the years ended March 31, 2023 and 2022, the Company repurchased $27.4 million and $25.5 million, respectively, of receivables previously transferred, as separately agreed upon with the third-party purchasers, in order to monetize such receivables under the individual monetization program discussed above without being subject to the collateral requirements under the pooled monetization program.

(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.
At March 31, 2024, there were no outstanding receivables derecognized from the Company’s consolidated balance sheet, for which the Company continues to service, related to the pooled monetization agreement (March 31, 2023 - $52.3 million).

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125

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Other Assets
The composition of the Company’s other assets is as follows as of March 31, 2024 and March 31, 2023:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Other current assets
Prepaid expenses and other (1)	$58.2	$43.3
Restricted cash	43.7	27.9
Contract assets (2)	59.9	63.5
Interest rate swap assets	35.6	—
Tax credits receivable	199.1	129.5

	$396.5	$264.2

Other non-current assets
Prepaid expenses and other	$21.6	$8.4
Restricted cash	13.7	13.0
Accounts receivable (3)	111.7	37.8
Contract assets (3)	3.2	5.1
Tax credits receivable	361.7	341.7
Operating lease right-of-use assets	388.8	169.0
Interest rate swap assets	—	41.1

	$900.7	$616.1

(1)
Includes home entertainment product inventory which consists of Packaged Media and is stated at the lower of cost or market value
(first-in,
first-out
method). Costs of Packaged Media sales, including shipping and handling costs, are included in distribution and marketing expenses.

(2)	At March 31, 2024, the current portion of contract assets includes $14.9 million from the acquisition of eOne (see Note 2).
(3)
Unamortized discounts on long-term,
non-interest
bearing receivables were $6.2 million and $3.5 million at March 31, 2024 and 2023, respectively, and unamortized discounts on contract assets were $0.3 million and $0.5 million at March 31, 2024 and 2023, respectively.

Content related payables
Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.
Other Accrued Liabilities
Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $147.4 million and $128.7 million at March 31, 2024 and 2023, respectively.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Accumulated Other Comprehensive Income (Loss)
The following table summarizes the changes in the components of accumulated other comprehensive income (loss), net of tax. During the years ended March 31, 2024, 2023 and 2022, there was no income tax expense or benefit reflected in other comprehensive income (loss) due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2021	$(15.1)	$(68.2)	$(83.3)
Other comprehensive loss	(4.6)	68.2	63.6
Reclassifications to net loss (1)	—	49.0	49.0

March 31, 2022	(19.7)	49.0	29.3
Other comprehensive income	(1.9)	82.8	80.9
Reclassifications to net loss (1)	—	10.7	10.7

March 31, 2023	(21.6)	142.5	120.9
Other comprehensive income (loss)	(1.1)	30.5	29.4
Reclassifications to net loss (1)	—	(34.3)	(34.3)

March 31, 2024	$(22.7)	$138.7	$116.0

(1)
Represents a loss of $0.3 million included in direct operating expense and a gain of $34.6 million included in interest expense on the consolidated statement of operations in the year ended March 31, 2024 (2023 - loss of $0.3 million included in direct operating expense and loss of $10.4 million included in interest expense; 2022 - loss of $0.2 million included in direct operating expense and loss of $48.8 million included in interest expense) (see Note 18).

Supplemental Cash Flow Information
Interest paid during the fiscal year ended March 31, 2024 amounted to $242.5 million (2023 - $196.7 million; 2022 - $135.0 million).
Income taxes paid during the fiscal year ended March 31, 2024 amounted to net tax paid of $25.8 million (2023 - net tax paid of $29.1 million; 2022 - net tax paid of $16.9 million).
Significant
non-cash
transactions during the fiscal years ended March 31, 2024, 2023 and 2022 include certain interest rate swap agreements, which are discussed in Note 18, “Financial Instruments”.
The supplemental schedule of
non-cash
investing activities is presented below. There were no significant non-cash
financing activities for the fiscal years ended March 31, 2024, 2023 and 2022.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Non-cash investing activities:
Accrued equity method investment	$—	$—	$19.0

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127

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Supplemental cash flow information related to leases was as follows:

	Year Ended
	March 31,
	2024	2023	2022
	(Amounts in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$55.5	$42.3	$57.0
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$172.1	$12.4	$67.8
Increase in right-of-use assets and lease liability due to a reassessment event:
Operating leases - increase in right-of-use assets	$103.6	$33.0	$27.5
Operating leases - increase in lease liability	$103.6	$33.0	$27.5
20. Related Party Transactions
Ignite, LLC
In April 2004, a wholly-owned subsidiary of the Company entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Michael Burns, the Vice Chair and a director of the Company, owns a 65.45% interest in Ignite, and Hardwick Simmons, a director of the Company, owns a 24.24% interest in Ignite. During the year ended March 31, 2024, $0.3 million was paid to Ignite under these agreements (2023 - $0.4 million).
Business Combination
See Note 2 and Note 21 for a description of the Business Combination Agreement with Screaming Eagle. Harry E. Sloan, a member of the Company’s Board of Directors, is also the Chairman of Screaming Eagle, and owns, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the Screaming Eagle sponsor. Mr. Sloan recused himself from the decisions to approve the Business Combination made by both the board of directors of Screaming Eagle and Lionsgate.
Voting and Standstill Agreement
As previously disclosed, on November 10, 2015, the Company entered into a voting and standstill agreement with Liberty Global plc (“Liberty Global”), Discovery Communications, Inc. (“Discovery”), Liberty Global Incorporated Limited, Discovery Lightning Investments Ltd. (“Discovery Lightning”), Dr. John C. Malone and affiliates of MHR Fund Management, LLC (“MHR Fund Management”) (as amended from time to time, the “Voting and Standstill Agreement”). In connection with the business combination described in Note 2 and Note 21, on the closing date, the Company, Lionsgate Studios, MHR Fund Management, Liberty Global Ventures Limited (f/k/a Liberty Global Incorporated Limited), Liberty Global Ventures Limited (f/k/a Liberty Global Incorporated Limited), Discovery Lightning Investments Ltd., Warner Bros. Discovery, Inc. and funds affiliated with MHR Fund Management entered into an amendment to the Voting and Standstill Agreement (the “Amendment to the Voting and Standstill Agreement”) to add Lionsgate Studios as a party thereto such that, among other items, certain provisions of the Voting and Standstill Agreement apply to Lionsgate Studios as if it were the Company. Additionally, under the Amendment to the Voting and Standstill Agreement, the Company agreed to vote its common shares in favor of designees of Liberty Global, Discovery and MHR Fund Management to the board of directors of Lionsgate Studios.

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128

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Transactions with Equity Method Investees
Equity Method Investees.
In the ordinary course of business, we are involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations is as follows (see Note 1 and Note 5):

	March 31,
	2024	2023
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$11.1	$14.8
Investment in films and television programs (1)	2.2	7.9
Other assets, noncurrent (1)	—	45.8

Total due from related parties	$13.3	$68.5

Accounts payable (2)	$16.8	$16.8
Other accrued liabilities (1)	—	6.7
Participations and residuals, current	5.5	7.5
Participations and residuals, noncurrent	1.3	2.0
Deferred revenue, current	0.1	—
Other liabilities (1)	—	41.4

Total due to related parties	$23.7	$74.4

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Consolidated Statements of Operations
Revenues	$4.2	$6.1	$4.1
Direct operating expense	$5.0	$8.3	$6.5
Distribution and marketing expense	$0.8	$0.4	$0.2
Interest and other income	$—	$1.7	$3.1

(1)
As of March 31, 2023, the Company had certain operating leases related to a studio facility owned by an equity-method investee which was sold during the year ended March 31, 2024. Amounts related to these leases as of March 31, 2023 are included in the table above in investment in films and television programs, other assets - noncurrent, other accrued liabilities and other liabilities.

(2)	Amounts primarily represent production related advances due to certain of its equity method investees.
21. Subsequent Events
5.500% Senior Notes Exchange.
On May 8, 2024, an indirect, wholly-owned subsidiary of the Company issued $389.9 million aggregate principal amount of new 5.500% senior notes due 2029 (the “New 5.500% Senior Notes”). The New 5.500% Senior Notes were exchanged by the Company for $389.9 million of the existing 5.500% Senior Notes. The New 5.500% Senior Notes initially bear interest at 5.500% annually and mature April 15, 2029, with the interest rate increasing to 6.000% and the maturity date extending to April 15, 2030 effective upon completion of the separation of the Starz Business from the Studio Business. The Company may redeem the New 5.500% Senior Notes, in whole at any time, or in part from time to time, prior to or on and

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129

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

after the Separation Closing Date, as defined in the indenture to the New 5.500% Senior Notes, at certain specified redemption prices set forth in the indenture to the New 5.500% Senior Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Business Combination Agreement.
On May 13, 2024, the Company consummated the Business Combination referred to in Note 2. In connection with the closing of the Business Combination, SEAC II Corp. changed its name to “Lionsgate Studios Corp.” (referred to as “Lionsgate Studios”). Lionsgate Studios has continued the existing business operations of StudioCo, which consists of the Studio Business of Lionsgate. Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with the business combination, the Company and StudioCo entered into a separation agreement pursuant to which (i) the assets and liabilities of the Company’s Studio Business (including certain subsidiaries of the Company engaged in the Studio Business) were separated from the assets and liabilities of the Company’s Starz Business (meaning substantially all of the assets and liabilities constituting the Media Networks segment, and including certain subsidiaries of the Company engaged in the Company’s Starz Business) and transferred to StudioCo such that StudioCo holds, directly or indirectly, all of the assets and liabilities of the Studio Business, and (ii) all of the Company’s equity interests in StudioCo were transferred to Studio HoldCo.
As a result, approximately 87.2% of the total shares of Lionsgate Studios continue to be held by the Company, while former SEAC public shareholders and founders and common equity financing investors own approximately 12.8% of Lionsgate Studios. In addition to establishing Lionsgate Studios as a standalone publicly-traded entity, the transaction resulted in approximately $350.0 million of gross proceeds to the Company, including $274.3 million in PIPE financing. Of the total gross proceeds, approximately $330.0 million was received at or shortly after the closing of the Business Combination, with the remaining $20.0 million expected to be received shortly. The net proceeds will be used to pay down amounts outstanding under the Term Loan A and Term Loan B pursuant to the Credit Agreement.
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Screaming Eagle will be treated as the acquired company and the Studio Business will be treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New SEAC will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing stock for the historical net assets of Screaming Eagle, accompanied by a recapitalization. The net assets of Screaming Eagle will be stated at fair value, which approximates historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the Studio Business. The Studio Business will continue to be a consolidated subsidiary of the Company. See Note 2.

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130

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Lionsgate Studios Corp.
Opinion on the Financial Statements
We have audited the accompanying combined balance sheets of Lionsgate Studios Corp. (formerly referred to as the Studio Business of Lions Gate Entertainment Corp.) (the Company) as of March 31, 2024 and 2023, the related combined statements of operations, comprehensive income (loss), equity (deficit) and cash flows for each of the three years in the period ended March 31, 2024, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2024, in conformity with U.S. generally accepted accounting principles.
Restatement of 2022 Financial Statements
As discussed in Note 1 to the combined financial statements, the 2022 combined financial statements have been restated to correct a misstatement.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Pre-release Film Impairments

Description of the Matter	As disclosed in Note 1 to the combined financial statements, Investment in Films and Television Programs is stated at the lower of unamortized cost or estimated fair value. As disclosed in Note 3 to the combined financial statements, total impairment charges on investment in films and television programs related to theatrical films were $34.6 million for the year ended March 31, 2024 and the unamortized balance related to completed and not released and in progress theatrical films was $532.5 million at March 31, 2024.

Auditing the Company’s impairment evaluation for theatrical films prior to release is challenging and subjective as the key assumptions in the analysis include estimates of future anticipated revenues and box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s theatrical impairment review process. For example, we tested controls over management’s review of unreleased theatrical films for indicators of impairment and management’s determination of the significant assumptions mentioned above.

To test the assessment of unreleased theatrical films for impairment, our audit procedures included, among others, evaluating unreleased theatrical films for indicators of impairment and testing the completeness and accuracy of the underlying data as well as the significant assumptions mentioned above. For example, we assessed management’s assumptions by comparing them to historical performance of comparable films and to current operating information, we evaluated test audience results when available, and we considered the historical accuracy of management’s estimates. We also performed sensitivity analyses to evaluate the potential changes in the expected profitability of unreleased films resulting from reasonable changes in the assumptions.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2001.
Los Angeles, California
May 30, 2024, except for paragraphs twelve through eighteen of Note 1, as to which the date is October 15, 2024

LIONSGATE STUDIOS CORP.
COMBINED BALANCE SHEETS

	March 31, 2024	March 31, 2023
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$277.0	$210.9
Accounts receivable, net	688.6	527.0
Due from Starz Business (Note 20)	33.4	157.6
Other current assets	373.1	256.5

Total current assets	1,372.1	1,152.0
Investment in films and television programs, net	1,929.0	1,786.7
Property and equipment, net	37.3	23.8
Investments	74.8	64.7
Intangible assets, net	25.7	26.9
Goodwill	811.2	795.6
Other assets	852.9	563.0

Total assets	$5,103.0	$4,412.7

LIABILITIES
Accounts payable	$246.7	$251.1
Content related payables	41.4	26.6
Other accrued liabilities	282.4	215.4
Participations and residuals	647.8	524.4
Film related obligations	1,393.1	923.7
Debt—short term portion	860.3	41.4
Deferred revenue	170.6	126.2

Total current liabilities	3,642.3	2,108.8
Debt	923.0	1,202.2
Participations and residuals	435.1	329.6
Film related obligations	544.9	1,016.4
Other liabilities	452.5	120.9
Deferred revenue	118.4	52.0
Deferred tax liabilities	13.7	18.1

Total liabilities	6,129.9	4,848.0
Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	123.3	343.6

EQUITY (DEFICIT)

Common shares, no par value, unlimited authorized, 253.4 shares issued (March 31, 2023- 253.4 shares issued)	—	—
Accumulated deficit	(1,249.1)	(881.9)
Accumulated other comprehensive income	96.7	101.5

Total parent equity (deficit)	(1,152.4)	(780.4)
Noncontrolling interests	2.2	1.5

Total equity (deficit)	(1,150.2)	(778.9)

Total liabilities, redeemable noncontrolling interest and equity (deficit)	$5,103.0	$4,412.7

See accompanying notes.

LIONSGATE STUDIOS CORP.
COMBINED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenues:
Revenue	$2,440.5	$2,308.3	$2,068.1
Revenue - Starz Business (Note 20)	545.9	775.5	648.2

Total revenues	2,986.4	3,083.8	2,716.3
Expenses:
Direct operating	1,886.7	2,207.9	1,922.1
Distribution and marketing	462.3	304.2	315.2
General and administration	349.2	387.0	342.7
Depreciation and amortization	15.6	17.9	18.1
Restructuring and other	132.9	27.2	6.3

Total expenses	2,846.7	2,944.2	2,604.4

Operating income	139.7	139.6	111.9
Interest expense	(222.5)	(162.6)	(115.0)
Interest and other income	19.2	6.4	28.0
Other expense	(20.0)	(21.2)	(8.6)
Loss on extinguishment of debt	(1.3)	(1.3)	(3.4)
Gain on investments, net	3.5	44.0	1.3
Equity interests income (loss)	8.7	0.5	(3.0)

Income (loss) before income taxes	(72.7)	5.4	11.2
Income tax provision	(34.2)	(14.3)	(17.3)

Net loss	(106.9)	(8.9)	(6.1)
Less: Net loss attributable to noncontrolling interests	13.4	8.6	17.2

Net income (loss) attributable to Parent	$(93.5)	$(0.3)	$11.1

Per share information attributable to Parent (Note 1):
Basic net income (loss) per common share	$(0.42)	$(0.00)	$0.04

Diluted net income (loss) per common share	$(0.42)	$(0.00)	$0.04

Weighted average number of common shares outstanding (Note 1):
Basic	253.4	253.4	253.4
Diluted	253.4	253.4	253.4
See accompanying notes.

LIONSGATE STUDIOS CORP.
COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Net loss	$(106.9)	$(8.9)	$(6.1)
Foreign currency translation adjustments, net of tax	(1.0)	(2.2)	(4.6)
Net unrealized gain (loss) on cash flow hedges, net of tax	(3.8)	93.5	117.2

Comprehensive income (loss)	(111.7)	82.4	106.5
Less: Comprehensive loss attributable to noncontrolling interests	13.4	8.6	17.2

Comprehensive income (loss) attributable to Parent	$(98.3)	$91.0	$123.7

See accompanying notes.

LIONSGATE STUDIOS CORP.
COMBINED STATEMENTS OF EQUITY (DEFICIT)

	Common Shares		Accumulated Deficit	Parent Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Parent Equity (Deficit)	Non-controlling Interests (a)	Total Equity (Deficit)
	Number	Amount
	(Amounts in millions)

Balance at March 31, 2021	—	$—	$—	$(134.5)	$(102.4)	$(236.9)	$1.6	$(235.3)
Retroactive application of recapitalization	253.4	—	(134.5)	134.5	—	—	—	—

Balance at March 31, 2021, after effect of recapitalization (Note 1)	253.4	—	(134.5)	—	(102.4)	(236.9)	1.6	(235.3)
Net income	—	—	11.1	—	—	11.1	0.5	11.6
Net transfers from Parent	—	—	(49.5)	—	—	(49.5)	—	(49.5)
Noncontrolling interests	—	—	—	—	—	—	(0.3)	(0.3)
Redeemable noncontrolling interests adjustment to redemption value	—	—	(98.6)	—	—	(98.6)	—	(98.6)
Other comprehensive income	—	—	—	—	112.6	112.6	—	112.6

Balance at March 31, 2022	253.4	—	$(271.5)	$—	$10.2	$(261.3)	$1.8	$(259.5)
Net income (loss)	—	—	(0.3)	—	—	(0.3)	0.6	0.3
Net transfers to Parent	—	—	(550.4)	—	—	(550.4)	—	(550.4)
Noncontrolling interests	—	—	—	—	—	—	(0.9)	(0.9)
Redeemable noncontrolling interests adjustment to redemption value	—	—	(59.7)	—	—	(59.7)	—	(59.7)
Other comprehensive income	—	—	—	—	91.3	91.3	—	91.3

Balance at March 31, 2023	253.4	—	$(881.9)	$—	$101.5	$(780.4)	$1.5	$(778.9)
Net income (loss)	—	—	(93.5)	—	—	(93.5)	1.5	(92.0)
Net transfers to Parent	—	—	(239.5)	—	—	(239.5)	—	(239.5)
Noncontrolling interests	—	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustment to redemption value	—	—	(34.2)	—	—	(34.2)	—	(34.2)
Other comprehensive loss	—	—	—	—	(4.8)	(4.8)	—	(4.8)

Balance at March 31, 2024	253.4	$—	$(1,249.1)	$—	$96.7	$(1,152.4)	$2.2	$(1,150.2)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 11).
See accom
pany
ing notes.

LIONSGATE S
TUDI
OS CORP.
COMBINED STATEMENTS OF CASH FLOWS

	Year Ended March 31 ,
	2024	2023	2022
			(As Restated)
	(Amounts in millions)
Operating Activities:
Net loss	$(106.9)	$(8.9)	$(6.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15.6	17.9	18.1
Amortization of films and television programs	1,347.8	1,649.3	1,497.5
Non-cash charge from the modification of an equity award (see Note 11)	49.2	—	—
Content and other impairments	12.8	5.9	—
Amortization of debt financing costs and other non-cash interest	25.1	21.8	46.5
Non-cash share-based compensation	62.5	73.4	70.2
Other amortization	46.0	59.9	82.5
Loss on extinguishment of debt	1.3	1.3	3.4
Equity interests (income) loss	(8.7)	(0.5)	3.0
Gain on investments, net	(3.5)	(44.0)	(1.3)
Deferred income taxes	(4.4)	1.6	1.2
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	188.7	—
Accounts receivable, net	84.9	(136.7)	(33.0)
Investment in films and television programs, net	(1,120.5)	(1,568.4)	(1,750.1)
Other assets	16.5	(44.9)	(207.0)
Accounts payable and accrued liabilities	(48.8)	57.4	(40.6)
Participations and residuals	26.8	138.3	(73.4)
Content related payables	(24.5)	(10.7)	4.0
Deferred revenue	3.2	(24.5)	(4.8)
Due from Starz Business	114.5	(30.8)	(45.1)

Net Cash Flows Provided By (Used In) Operating Activities	488.9	346.1	(435.0)

Investing Activities:
Purchase of eOne, net of cash acquired (see Note 2)	(331.1)	—	—
Proceeds from the sale of equity method and other investments	5.2	46.3	1.5
Investment in equity method investees and other	(13.3)	(17.5)	(14.0)
Distributions from equity method investees and other	0.8	1.9	7.2
Acquisition of assets (film library and related assets)	—	—	(161.4)
Increase in loans receivable	(3.7)	—	(4.3)
Purchases of accounts receivables held for collateral	(85.5)	(183.7)	(172.9)
Receipts of accounts receivables held for collateral	105.7	190.8	169.3
Capital expenditures	(9.9)	(6.5)	(6.1)

Net Cash Flows Provided By (Used In) Investing Activities	(331.8)	31.3	(180.7)

Financing Activities:
Debt—borrowings, net of debt issuance and redemption costs	3,145.0	1,523.0	1,494.3
Debt—repurchases and repayments	(2,611.4)	(1,745.8)	(1,629.5)
Film related obligations—borrowings	1,820.8	1,584.7	1,083.0
Film related obligations—repayments	(1,942.9)	(956.5)	(272.6)
Settlement of financing component of interest rate swaps	—	(134.5)	(28.5)
Purchase of noncontrolling interest	(194.6)	(36.5)	—
Distributions to noncontrolling interest	(1.7)	(7.6)	(1.5)
Parent net investment	(290.1)	(621.3)	(119.7)

Net Cash Flows Provided By (Used In) Financing Activities	(74.9)	(394.5)	525.5

Net Change In Cash, Cash Equivalents and Restricted Cash	82.2	(17.1)	(90.2)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.8	(1.8)	(0.8)
Cash, Cash Equivalents and Restricted Cash—Beginning Of Period	251.4	270.3	361.3

Cash, Cash Equivalents and Restricted Cash—End Of Period	$334.4	$251.4	$270.3

See accompanying notes.

LIONSGATE STUDIOS CORP.
NOTES TO AUDITED COMBINED FINANCIAL STATEMENTS
Capitalized terms defined in these Notes to the Audited Combined Financial Statements shall have the meanings ascribed to such terms and for the purposes set forth herein.
1. Description of Business, Basis of Presentation and Significant Accounting Policies
Description of Business
Lions Gate Entertainment Corp. (“Lionsgate,” or “Parent”) encompasses world-class motion picture and television studio operations (collectively referred to as the “Studio Business”) and the STARZ-branded premium global subscription platforms (the “Starz Business”) to bring a unique and varied portfolio of entertainment to consumers around the world. Lionsgate has historically had three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. The Studio Business is substantially reflected in the Lionsgate Motion Picture and Television Production segments. These financial statements reflect the combination of the assets, liabilities, operations and cash flows reflecting the Studio Business which is referred to in these combined financial statements as the “Studio Business” or the “Company”.
These combined financial statements of the Studio Business have been prepared on a carve-out
basis and are derived from Lionsgate’s consolidated financial statements and accounting records. These combined financial statements reflect the Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The combined financial statements may not be indicative of the Studio Business’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had the Studio Business operated as an independent, publicly traded company during the periods presented.
The Studio Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the domestic and international licensing of Starz original productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.
Basis of Presentation
The Studio Business has historically operated as part of Lionsgate and not as a standalone company. The Studio Business’s combined financial statements, representing the historical assets, liabilities, operations and cash flows of the combination of the operations making up the worldwide Studio Business, have been derived from the separate historical accounting records maintained by Lionsgate, and are presented on a carve-out
basis. These combined financial statements reflect the combined historical results of operations, financial position, comprehensive income (loss) and cash flows of the Studio Business for the periods presented as historically managed within Lionsgate through the use of a management approach in identifying the Studio Business’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out
financial statements. This approach was taken due to the organizational structure of certain legal entities comprising the Studio Business.

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All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business are included in the accompanying combined financial statements. Revenues and costs associated with the Studio Business are specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, the Studio Business costs include an allocation of corporate general and administrative expense (inclusive of share-based compensation) which has been allocated to the Studio Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the Studio Business are generally specifically identifiable as costs of the Studio Business in the accounting records of Lionsgate and are included in the accompanying combined financial statements.
Lionsgate utilizes a centralized approach to cash management. Cash generated by the Studio Business is managed by Lionsgate’s centralized treasury function and cash is routinely transferred to the Company or to the Starz Business to fund operating activities when needed. Cash and cash equivalents of the Studio Business are reflected in the combined balance sheets. Payables to and receivables from Lionsgate, primarily related to the Starz Business, are often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the Studio Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Studio Business and Lionsgate have been accounted for as parent net investment, which has been recast to accumulated deficit as described under
Recapitalization
below. See Note 20 for further details.
The Studio Business is the primary borrower of certain corporate indebtedness (the revolving credit facility, term loan A and term loan B, together referred to as the “Senior Credit Facilities”) of Lionsgate. The Senior Credit Facilities are generally used as a method of financing Lionsgate’s operations in totality and are not specifically identifiable to the Studio Business or the Starz Business. It is not practical to determine what the capital structure would have been historically for the Studio Business or the Starz Business as standalone companies. A portion of Lionsgate’s corporate debt, Lionsgate’s 5.500% senior notes due April 15, 2029 (the “Senior Notes”) and related interest expense are not reflected in the Studio Business’s combined financial statements. The Studio Business remains a guarantor under the Senior Notes indenture agreement. See Note 7 for further details.
Additional indebtedness directly related to the Studio Business, including production loans, borrowings under the Production Tax Credit Facility, IP Credit Facility, and Backlog Facility (each as defined below) and other obligations, are reflected in the Studio Business combined financial statements. See Note 8 for further details.
Lionsgate’s corporate general and administrative functions and costs have historically provided oversight over both the Starz Business and the Studio Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense. Accordingly, the audited financial statements of the Studio Business, include allocations of certain general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to these corporate and shared service functions historically provided by Lionsgate. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services. Accordingly, the Studio Business financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity, and may not be indicative of the expenses that the Company will incur in the future.
The Company also pays certain costs on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs which are reflected as expenses of the Starz

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Business. The Starz Business also pays certain costs on behalf of the Company such as legal expenses, software development costs and severance which are reflected as expenses of the Studio Business. The settlement of reimbursable expenses between the Studio Business and the Starz Business have been accounted for as parent net investment. See
Recapitalization
below and Note 20 for further detail of parent net investment included in these combined financial statements.
Management believes the assumptions underlying these combined financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to the Studio Business, are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by the Studio Business and may not reflect its combined results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Studio Business been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that might have been incurred had the Studio Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Studio Business might have performed directly or outsourced, and strategic decisions the Company might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 20 for further detail of the allocations included in these combined financial statements.
Recapitalization
On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“LG Studios”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of LG Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of the Studio Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with and prior to the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to LG Studios such that LG Studios held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Separation”).
The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP. Under this method of accounting, SEAC is treated as the acquired company and the Studio Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, following the Business Combination, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business.
To conform to the retroactive application of the reverse recapitalization, in all periods prior to the Business Combination, parent net investment transactions have been recast to accumulated deficit in the combined balance sheets and the combined statements of equity.

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The shares and net income (loss) per common share, in all periods prior to the Business Combination, are based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination. See
Net Income (Loss) Per Share
below for further information.
Restatement of Statement of Cash Flows for the year ended March 31, 2022
The Company is restating its combined statement of cash flows for the fiscal year ended March 31, 2022 to correct a mathematical error in the previously issued financial statements. The following presents a reconciliation of the impacted financial statement line items as previously reported to the restated amounts for the year ended March 31, 2022 in order to correct the error:

	As Previously Reported	Restatement Adjustment	As Restated
	(Amounts in millions)
Net Cash Flows Provided by Financing Activities	$644.2	$(118.7)	$525.5
Net Change In Cash, Cash Equivalents and Restricted Cash	$28.5	$(118.7)	$(90.2)
Cash, Cash Equivalents and Restricted Cash - End Of Period	$389.0	$(118.7)	$270.3
There was no impact as a result of correcting this previous mathematical error on the combined balance sheets as of March 31, 2024 and 2023, the combined statements of operations for the three years in the period ended March 31, 2024, or on the combined statements of cash flow for the years ended March 31, 2024 and 2023.
Generally Accepted Accounting Principles
These combined financial statements have been prepared in accordance with U.S. GAAP.
Principles of Consolidation
The accompanying combined financial statements of the Company have been derived from the consolidated financial statements and accounting records of Lionsgate and reflect certain allocations from Lionsgate as further discussed above.
All significant intercompany balances and transactions within the Company have been eliminated in these combined financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; the allocations of costs to the Company for certain corporate and shared service functions in preparing the combined financial statements on a carve-out
basis; fair value of assets and liabilities for allocation of the purchase price of companies acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; impairment assessments for investment in films and television programs, property and equipment, equity investments and goodwill. Actual results could differ from such estimates.

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Reclassifications
Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation.
Significant Accounting Policies
Revenue Recognition
The Company’s Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international market places.
Revenue is recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services or goods. Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax.
Revenue also includes licensing of motion pictures and television programming (including Starz original productions) to the Starz Business. See Note 20 for further details.
Licensing Arrangements.
The Company’s content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties.
Fixed Fee or Minimum Guarantees:
The Company’s fixed fee or minimum guarantee licensing arrangements may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.
Sales or Usage Based Royalties:
Sales or usage based royalties represent amounts due to the Company based on the “sale” or “usage” of the Company’s content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated and has been satisfied (or partially satisfied). Generally, when the Company licenses completed content with standalone functionality (such as a movie, or television show), its performance obligation will be satisfied prior to the sale or usage. When the Company licenses intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), its performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to the Company under these arrangements are generally not reported to the Company until after the close of the reporting period. The Company records revenue under these arrangements for the amounts due and not yet reported to the Company based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from the Company’s customers, historical experience with similar titles in that market or territory, the performance of the title in other markets, and/or data available in the industry.
Revenues by Market or Product Line.
The following describes the revenues generated by market or product line. Theatrical revenues are included in the Motion Picture segment; home entertainment, television, international and other revenues are applicable to both the Motion Picture and Television Production segments.

•
Theatrical.
Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture
basis (distributed by the Company directly in

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the United States and through a
sub-distributor
in Canada). Revenue from the theatrical release of feature films are treated as sales or usage-based royalties, are recognized as revenue starting at the exhibition date and are based on the Company’s participation in box office receipts of the theatrical exhibitor.

•	Home Entertainment. Home entertainment consists of Digital Media and Packaged Media.

•
Digital Media.
Digital media includes digital transaction revenue sharing arrangements
(pay-per-view
and
video-on-demand
platforms, electronic sell through (“EST”), and digital rental) and licenses of content to digital platforms for a fixed fee.

Digital Transaction Revenue Sharing Arrangements:
Primarily represents revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, the Company shares in the rental or sales revenues generated by the platform on a title-by-title
basis. These digital media platforms generate revenue from rental and EST arrangements, such as download-to-own,
download-to-rent,
and
video-on-demand.
These revenue sharing arrangements are recognized as sales or usage-based royalties based on the performance of these platforms and pursuant to the terms of the contract, as discussed above.
Licenses of Content to Digital Platforms:
Primarily represents the licensing of content to
subscription-video-on-demand
(“SVOD”) or other digital platforms for a fixed fee. As discussed above, revenues are recognized when the content has been delivered and the window for the exploitation right in that territory has begun.

•
Packaged Media.
Packaged media revenues represent the sale of motion pictures and television shows (produced or acquired) on physical discs (DVD’s,
Blu-ray,
4K Ultra HD, referred to as “Packaged Media”) in the retail market. Revenues are recognized, net of an allowance for estimated returns and other allowances, on the later of receipt by the customer or “street date” (when it is available for sale by the customer).

•
Television
.
Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television markets, syndication) of motion pictures (including theatrical productions and acquired films) and scripted and unscripted television series, television movies, mini-series, and non-fiction
programming. Television revenues include fixed fee arrangements as well as arrangements in which the Company earns advertising revenue from the exploitation of certain content on television networks. Television also includes revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform or the traditional pay window for a motion picture is licensed to an SVOD platform. Revenues associated with a title, right, or window from television licensing arrangements are recognized when the feature film or television program is delivered (on an episodic basis for television product) and the window for the exploitation right has begun.

•
International.
International revenues are derived from (1) licensing of the Company’s productions, acquired films, catalog product and libraries of acquired titles to international distributors, on a territory-by-territory
basis; (2) the direct distribution of the Company’s productions, acquired films, and the Company’s catalog product and libraries of acquired titles in the U.K.; and (3) licensing to international markets of scripted and unscripted series, television movies, mini-series and non-fiction
programming. License fees and minimum guarantee amounts associated with title, window, media or territory, are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the contract, and the right to exploit the feature film or television program in that window, media or territory has commenced. Revenues are also generated from sales or usage based royalties received from international distributors based on their distribution performance pursuant to the terms of the contracts after the recoupment of certain costs in some cases, and the initial minimum guarantee, if any, and are recognized when the sale by the Company’s customer generating a royalty due to the Company has occurred.

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•
Other.
Other revenues are derived from the licensing of the Company’s film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets and from commissions and executive producer fees earned related to talent management.

Revenues from the licensing of film and television content and the sales and licensing of music are recognized when the content has been delivered and the license period has begun, as discussed above. Revenues from the licensing of symbolic intellectual property (i.e., licenses of motion pictures or television characters, brands, storylines, themes or logos) is recognized over the corresponding license term. Commissions are recognized as such services are provided.
Deferred Revenue.
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation.
Deferred revenue also relates to customer payments are made in advance of when the Company fulfills its performance obligation and recognizes revenue. This primarily occurs under television production contracts, in which payments may be received as the production progresses, international motion picture contracts, where a portion of the payments are received prior to the completion of the movie and prior to license rights start dates, and pay television contracts with multiple windows with a portion of the revenues deferred until the subsequent exploitation windows commence. These arrangements do not contain significant financing components because the reason for the payment structure is not for the provision of financing to the Company, but rather to mitigate the Company’s risk of customer non-performance
and incentivize the customer to exploit the Company’s content.
See Note 12 for further information.
Accounts Receivable.
Payment terms vary by location and type of c
u
stomer and the nature of the licensing arrangement. However, other than certain multi-year license arrangements; payments are generally due within 60 days after revenue is recognized. For certain multi-year licensing arrangements, primarily in the television, digital media, and international markets, payments may be due over a longer period. When the Company expects the period between fulfillment of its performance obligation and the receipt of payment to be greater than a year, a significant financing component is present. In these cases, such payments are discounted to present value based on a discount rate reflective of a separate financing transaction between the customer and the Company, at contract inception. The significant financing component is recorded as a reduction to revenue and accounts receivable initially, with such accounts receivable discount amortized to interest income over the period to receipt of payment. The Company does not assess contracts with deferred payments for significant financing components if, at contract inception, the Company expects the period between fulfillment of the performance obligation and subsequent payment to be one year or less.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash deposits at financial institutions and investments in money market mutual funds.
Restricted Cash
At March 31, 2024, the Company had restricted cash of $57.4 million primarily representing amounts related to required cash reserves for interest payments associated with the Production Tax Credit Facility, IP Credit Facility and Backlog Facility (March 31, 2023- $40.5 million). Restricted cash is included within “other current assets” and “other non-current
assets” on the combined balance sheets (see Note 19).
Investment in Films and Television Programs
General.
Investment in films and television programs includes the unamortized costs of films and television programs, which are monetized individually (i.e., through domestic theatrical, home entertainment, television, international or other ancillary-market distribution).

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Recording
Cost.
Costs of acquiring and producing films and television programs and of acquired libraries are capitalized when incurred. For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For the years ended March 31, 2024, 2023 and 2022, total capitalized interest was $21.0 million, $28.1 million and $12.8 million, respectively. For acquired films and television programs, capitalized costs consist of minimum guarantee payments to acquire the distribution rights.
Amortization.
Costs of acquiring and producing films and television programs and of acquired libraries that are monetized individually are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.
Ultimate Revenue.
Ultimate
revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.
Development.
Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.
Impairment Assessment.
An individual film or television program is evaluated for impairment when an event or change in circumstances indicates that the fair value of an individual film is less than its unamortized cost.
The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. To the extent the unamortized costs exceed the fair value, an impairment charge is recorded for the excess.
The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 10). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.
Property and Equipment, net
Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight line basis over the following useful lives:

Computer equipment and software	3 - 5 years
Furniture and equipment	3 - 5 years
Leasehold improvements	Lease term or the useful life, whichever is shorter
Land	Not depreciated
The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue

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estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded based on the difference between the carrying amount and the fair value based on discounted cash flows.
Leases
The Company determines if an arrangement is a lease at its inception. The expected term of the lease used for computing the lease liability and right-of-use
(“ROU”) asset and determining the classification of the lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company also elected to not separate lease components from non-lease
components across all lease categories. Instead, each separate lease component and non-lease
component are accounted for as a single lease component.
Operating Leases.
Operating lease ROU assets, representing the Company’s right to use the underlying asset for the lease term, are included in the “Other assets—non-current”
line item in the Company’s combined balance sheets. Operating lease liabilities, representing the present value of the Company’s obligation to make payments over the lease term, are included in the “Other accrued liabilities” and “Other liabilities—non-current”
line items in the Company’s combined balance sheets. The Company has entered into various short-term operating leases which have an initial term of 12 months or less. These short-term leases are not recorded on the Company’s combined balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leas
es.
Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.
The Company did not have any finance leases during the years ended March 31, 2024 and 2023.
Investments
Investments include investments accounted for under the equity method of accounting, and equity investments with and without readily determinable fair value.
Equity Method Investments:
The Company uses the equity method of accounting for investments in companies in which it has a minority equity interest and the ability to exert significant influence over operating decisions of the companies. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the voting interests in the investee, holds substantial management rights or holds an interest of less than 20% in an investee that is a limited liability partnership or limited liability corporation that is treated as a flow-through entity.
Under the equity method of accounting, the Company’s share of the investee’s earnings (losses) are included in the “equity interests income (loss)” line item in the combined statements of operations. The Company records its share of the net income or loss of most equity method investments on a one quarter lag and, accordingly, during the years ended March 31, 2024, 2023 and 2022, the Company recorded its share of the income or loss generated by these entities for the years ended December 31, 2023, 2022 and 2021, respectively.
Dividends and other distributions from equity method investees are recorded as a reduction of the Company’s investment. Distributions received up to the Company’s interest in the investee’s retained earnings are considered returns on investments and are classified within cash flows from operating activities in the

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combined statements of cash flows. Distributions from equity method investments in excess of the Company’s interest in the investee’s retained earnings are considered returns of investments and are classified within cash flows provided by investing activities in the combined statements of cash flows.
Other Equity Investments:
Investments in nonconsolidated affiliates in which the Company owns less than 20% of the voting common stock, or does not exercise significant influence over operating and financial policies, are recorded at fair value using quoted market prices if the investment has a readily determinable fair value. If an equity investment’s fair value is not readily determinable, the Company will recognize it at cost less any impairment, adjusted for observable price changes in orderly transactions in the investees’ securities that are identical or similar to the Company’s investments in the investee. The unrealized gains and losses and the adjustments related to the observable price changes are recognized in net
income (loss).
Impairments of Investments:
The
Company regularly reviews its investments for impairment, including when the carrying value of an investment exceeds its market value. If the Company determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings. Factors that are considered by the Company in determining whether an other-than-temporary decline in value has occurred include (i) the market value of the security in relation to its cost basis, (ii) the financial condition of the investee, and (iii) the Company’s intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.
For investments accounted for using the equity method of accounting or equity investments without a readily determinable fair value, the Company evaluates information available (e.g., budgets, business plans, financial statements, etc.) in addition to quoted market prices, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financing at an amount below the cost basis of the Company’s investment.
Finite-Lived Intangible Assets
Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 5 to 15 years.
Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value, which would generally be estimated based on a discounted cash flow (“DCF”) model.
The Company monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of amortization of its finite-lived intangible assets. No such triggering events were identified during the years ended March 31, 2024 and 2023.
Goodwill
At
March 31, 2024, the carrying value of goodwill was $811.2 million. Goodwill is allocated to the Company’s reporting units, which are its operating segments or one level below its operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are

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aggregated into a single reporting unit if they share similar economic characteristics. The Company’s reporting units for purposes of goodwill impairment testing during the years ended March 31, 2024, 2023 and 2022 were Motion Picture, and the Television and Talent Management businesses, both of which are part of the Television Production segment.
Goodwill is not amortized, but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not
that the fair value of a reporting unit is less than its carrying value. The Company performs its annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit, including goodwill, exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit, of whether or not it is more likely than not that the fair value is less than the carrying value of the reporting unit. If the Company believes that as a result of its qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company.
A quantitative assessment requires determining the fair value of the Company’s reporting units. The determination of the fair value of each reporting unit utilizes DCF analyses and market-based valuation methodologies, which represent Level 3 fair value measurements. Fair value determinations require considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates, and are sensitive to changes in these underlying assumptions and factors.
Goodwill Impairment Assessments:
Fiscal 2024.
For the Company’s annual goodwill impairment test for fiscal 2024, the Company performed qualitative goodwill impairment assessments for all reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessment considered the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not
reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units. See Note 6 for further information.
Fiscal 2023.
In the second quarter of fiscal 2023, the Company updated its quantitative impairment assessment for all of its reporting units using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units and determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units.
For the Company’s annual goodwill impairment test for fiscal 2023, the Company performed a qualitative goodwill impairment assessment for all of its reporting units. The Company’s qualitative assessment considered the increase in the market price of the Company’s common shares from September 30, 2022, the recent performance of the Company’s reporting units, and updated forecasts of performance and cash flows, as well as the continuing micro and macroeconomic environment, and industry considerations, and determined that since the quantitative assessment performed in the quarter ended September 30, 2022, there were no events or circumstances that rise to a level that would more likely than not reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required.
Management will continue to monitor all of its reporting units for changes in the business environment that could impact the recoverability of goodwill in future periods. The recoverability of goodwill is dependent upon

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the continued growth of revenue and cash flows from the Company’s business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in the Company’s goodwill impairment tests, and ultimately impact the estimated fair value of the Company’s reporting units may include the global economy; consumer consumption levels of the Company’s content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions, on our ability to produce, acquire and distribute our content; the commercial success of the Company’s television programming and motion pictures; the Company’s continual contractual relationships with its customers; and changes in consumer behavior. While historical performance and current expectations have resulted in fair values of the Company’s reporting units in excess of carrying values, if the Company’s assumptions are not realized, it is possible that an impairment charge may need to be recorded in the future.
Prints, Advertising and Marketing Expenses
The costs of prints, advertising and marketing expenses are expensed as incurred.
Advertising expenses for the year ended March 31, 2024 were $347.8 million (2023 — $203.4 million, 2022—$201.6 million) which were recorded as distribution and marketing expenses in the accompanying combined statements of operations.
Income Taxes
The Company’s results have historically been included in the consolidated U.S. federal income tax return and U.S. state income tax filings of Lionsgate. The Company has computed its provision for income taxes on a separate return basis in these combined financial statements. The separate return method applies the accounting guidance for income taxes to the stand-alone financial statements as if the Company was a separate taxpayer and a stand-alone enterprise for the periods presented. The calculation of income taxes for the Company on a separate return basis requires judgment and use of both estimates and allocations. However, as discussed above in Note 1, the combined historical results of the Studio Business are presented on a managed basis rather than a legal entity basis, with certain deductions and other items that are included in the consolidated financial statements of Lionsgate, but not included in the combined financial statements of the Studio Business.
Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, on a jurisdiction-by-jurisdiction
basis, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.
From time to time, the Company engages in transactions in which the tax consequences may be subject to uncertainty and judgment is required in assessing and estimating the tax consequences of these transactions. In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

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Government Assistance
The Company has access to government programs that are designed to promote film and television production and distribution in certain foreign countries. The Company also has access to similar programs in certain states within the U.S. that are designed to promote film and television production in those states.
Tax credits earned with respect to expenditures on qualifying film and television productions are recorded as a reduction to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (see Note 3 and Note 19).
Foreign Currency Translation
Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized and realized gains and losses are included in the combined statements of operations.
Foreign company assets and liabilities in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the fiscal year. Gains or losses arising on the translation of the accounts of foreign companies are included in accumulated other comprehensive income or loss, a separate component of equity.
Derivative Instruments and Hedging Activities
Derivative financial instruments are used by the Company in the management of its foreign currency and interest rate exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.
The Company uses derivative financial instruments to hedge its exposures to foreign currency exchange rate and interest rate risks. All derivative financial instruments are recorded at fair value in the combined balance sheets (see Note 10). The effective changes in fair values of derivatives designated as cash flow hedges are recorded in accumulated other comprehensive income or loss and included in unrealized gains (losses) on cash flow hedges until the underlying hedged item is recognized in earnings. The effective changes in the fair values of derivatives designated as cash flow hedges are reclassified from accumulated other comprehensive income or loss to net income or net loss when the underlying hedged item is recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. See Note 18 for further discussion of the Company’s derivative financial instruments.
Parent Net Investment
Parent net investment represents Lionsgate’s historical investment in the Company, the accumulated net earnings (losses) after taxes and the net effect of settled transactions with and allocations from Lionsgate. All transactions reflected in parent net investment by Lionsgate have been considered as financing activities for purposes of the combined statements of cash flows. To conform to the retroactive application of the reverse recapitalization as described above, transactions historically presented as parent net investment have been recast to accumulated deficit in the combined balance sheets and the combined statements of equity.
Share-Based Compensation
Certain Company employees participate in the share-based compensation plans sponsored by Lionsgate. Lionsgate share-based compensation awards granted to employees of the Company consist of stock options, restricted share units and share appreciation rights. As such, the awards to Company employees are reflected in accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see

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Recapitalization
above) within the combined statements of equity (deficit) at the time they are expensed. The combined statements of operations also include an allocation of Lionsgate corporate and shared employee share-based compensation expenses.
The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value is recognized in earnings over the period during which an employee is required to provide service. See Note 13 for further discussion of the Company’s share-based compensation.
Transfers of Financial Assets
The Company enters into arrangements to sell certain financial assets (i.e., monetize its trade accounts receivables). For a transfer of financial assets to be considered a sale, the asset must be legally isolated from the Company and the purchaser must have control of the asset. Determining whether all the requirements have been met includes an evaluation of legal considerations, the extent of the Company’s continuing involvement with the assets transferred and any other relevant considerations. When the true sales criteria are met, the Company derecognizes the carrying value of the financial asset transferred and recognizes a net gain or loss on the sale. The proceeds from these arrangements with third party purchasers are reflected as cash provided by operating activities in the combined statements of cash flows. If the sales criteria are not met, the transfer is considered a secured borrowing and the financial asset remains on the combined balance sheets with proceeds from the sale recognized as debt and recorded as cash flows from financing activities in the combined statements of cash flows. See Note 19 for discussion of the Company’s accounts receivable monetization.
Net Income (Loss) Per Share
Basic net income (loss) per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net income (loss) per share for the years ended March 31, 2024, 2023 and 2022 is presented below:

	Year Ending March 31,
	2024	2023	2022
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Income (Loss) per Common Share:
Numerator:
Net income (loss) attributable to Parent	$(93.5)	$(0.3)	$11.1
Accretion of redeemable noncontrolling interest	(11.9)	—	—

Net income (loss) attributable to Parent after accretion of redeemable noncontrolling interest	$(105.4)	$(0.3)	$11.1

Denominator:
Weighted average common shares outstanding	253.4	253.4	253.4

Basic and diluted net loss per common share	$(0.42)	$(0.00)	$0.04

Basic net income (loss) per share and diluted net income (loss) per share was calculated based on the
253.4 million shares issued to Lionsgate at the closing of the Business Combination.
For the years ended March 31, 2024, 2023 and 2022, there were no outstanding common shares issuable.

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Recent Accounting Pronouncements
Segment Reporting:
In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.
Income Taxes:
In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its combined financial statements and disclosures.
2. Acquisition
eOne Acquisition
On December 27, 2023, Lionsgate and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée, completed the previously announced acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximatel
y $385.1
million, inclusive of certain purchase price adjustments, including for cash, debt, and working capital. The preliminary purchase price is subject to further adjustments based on the final determination of the purchase price adjustments. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.
The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s combined results from December 27, 2023. Revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024 amounted to approximately $113.8 million and $4.9 million, respectively. The Company incurred approximately $9.4 million of acquisition-related costs that were expensed in restructuring and other during the fiscal year ended March 31, 2024.
Allocation of Purchase Consideration.
The Company has made a preliminary estimate of the allocation of the preliminary purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value. The Company is still evaluating the fair value of film and television programs and libraries, projects in development, intangible assets, participations and residuals liabilities, and income taxes, in addition to ensuring all other assets and liabilities have been identified and recorded. The Company has estimated the preliminary fair value of assets acquired and liabilities assumed based on information currently available and will continue to adjust those estimates as additional information pertaining to events or circumstances present at December 27, 2023 becomes available and final appraisals and analysis are completed. The Company will reflect measurement period adjustments, in the period in which the adjustments occur, and the

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Company will finalize its accounting for the acquisition within one year from December 27, 2023 (see Note 6 for measurement period adjustments recorded through March 31, 2024). A change in the fair value of the net assets may change the amount recognized to goodwill. If the final fair value estimates and tax adjustments related to the net assets acquired decrease from their preliminary estimates, the amount of goodwill will increase and if the final fair value estimates and tax adjustments related to the net assets acquired increase from their preliminary estimates, the amount of goodwill will decrease and may result in a gain on purchase. In addition, the final fair value estimates related to the net assets acquired could impact the amount of amortization expense recorded associated with amounts allocated to film and television programs and other intangible assets. The preliminary goodwill amount is reflected in the table below, and arises from the opportunity for strengthening our global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.
The preliminary allocation of the purchase price to the assets acquired and liabilities assumed, and a reconciliation to total consideration transferred is presented in the table below:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	298.8
Investment in films and television programs	371.8
Property and equipment	14.0
Intangible assets	4.0
Other assets (1)	168.2
Accounts payable and accrued liabilities	(67.8)
Content related payable	(35.4)
Participations and residuals (1)	(201.9)
Film related obligations (1)	(105.8)
Other liabilities and deferred revenue (1)	(130.5)

Preliminary fair value of net assets acquired	369.5
Goodwill	15.6

Preliminary purchase price consideration	$385.1

(1)	Includes current and non-current amounts.
Investment in films and television programs includes the preliminary fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the preliminary fair value of films and television programs in production, pre-production
and development. For investment in films and television programs, the fair value was preliminarily estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.
The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was preliminarily estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.

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Other preliminary fair value adjustments were made to property and equipment and right-of-use
lease assets to reflect the fair value of certain assets upon acquisition.
Deferred taxes, net of any required valuation allowance, were preliminarily adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use
lease assets, and other liabilities.
The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.
Pro Forma Statement of Operations Information.
The following unaudited pro forma condensed combined statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2022. The unaudited pro forma condensed combined financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2022, nor is it indicative of future results. The statement of operations information below includes (i) the statement of operations of eOne for the nine months ended December 27, 2023 combined with the Company’s statement of operations for the fiscal year ended March 31, 2024 (which includes the operations of eOne since the December 27, 2023 acquisition date), and (ii) the statement of operations of eOne for the fiscal year ended December 25, 2022 combined with the Company’s statement of operations for the fiscal year ended March 31, 2023.

	Year Ended March 31,
	2024	2023
	(Amounts in millions)
Revenues	$3,380.0	$3,911.6
Net income (loss) attributable Parent	$(376.5)	$63.4
The unaudited pro forma condensed combined financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time
non-recurring
costs (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related
impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed combined statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed combined financial information for the year ended March 31, 2024 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended December 27, 2023.
The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.
Spyglass.
On July 15, 2021, the Company purchased approximately 200 feature film titles (the “Spyglass Library”) from Spyglass Media Group, LLC (“Spyglass”). The Company also formed a strategic content
partnership
through an investment of a minority preferred equity interest in Spyglass. The purchase price, including acquisition costs, of the Spyglass Library and preferred equity interest was $191.4 million, of which $171.4 million was paid at closing, $10.0 million was paid in July 2022, and the remaining $10.0 million was

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paid in July 2023. The Spyglass Library was accounted for as an asset acquisition and is included in investment in film and television programs on the Company’s combined balance sheet. The equity interest was accounted for as an equity-method investment (see Note 5).
3. Investment in Films and Television Programs
The predominant monetization strategy for all of the Company’s investments in films and television programs is on an individual film basis. Total investment in films and television programs is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Investment in Films and Television Programs (1)(2) :
Released, net of accumulated amortization	$992.2	$779.9
Completed and not released	225.4	289.8
In progress	644.4	649.1
In development	67.0	67.9

Investment in films and television programs, net	$1,929.0	$1,786.7

(1)	At March 31, 2024, the unamortized balance related to completed and not released and in progress theatrical films was $532.5 million.
(2)
Production tax credits reduced total investment in films and television programs by $112.2 million and $181.2 million during the years ended March 31, 2024 and 2023, respectively, which resulted in a reduction of direct operating expense related to the amortization of investment in films and television programs cost of approximately $70.6 million and $84.3 million for the years ended March 31, 2024 and 2023, respectively.

At March 31, 2024, acquired film and television libraries have remaining unamortized costs of $223.1 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 12.8 years
(March 31, 2023—unamortized
costs of $132.8 million).
Amortization of investment in film and television programs was $1,347.8 million, $1,649.3 million and $1,497.5 million for the years ended March 31, 2024, 2023 and 2022, respectively, and was included in direct operating expense in the combined statements of operations.
The table below summarizes estimated future amortization expense for the Company’s investment in film and television programs as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027
	(Amounts in millions)
Estimated future amortization expense:
Released investment in films and television programs	$391.2	$189.5	$147.5
Completed and not released investment in films and television programs	$139.6	n/a	n/a

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Impairments.
Investment in films and television programs includes write-downs to fair value, which are included in direct operating expense on the combined statements of operations, and represented the following amounts by segment for the years ended March 31, 2024, 2023 and
2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense (1) :
Motion Picture	$34.6	$6.2	$1.2
Television Production	8.4	4.6	34.9
Impairments not included in segment operating results (2)	12.8	—	—

	$55.8	$10.8	$36.1

(1)	Impairments included in direct operating expense are included in the amortization expense amounts disclosed above.
(2)
Amounts in fiscal 2024 represent development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne which are included in restructuring and other.

See Note 15 and Note 16 for further informa
tion.
4. Property and Equipment

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Leasehold improvements	$34.4	$27.6
Property and equipment	18.1	15.2
Computer equipment and software	84.2	71.5

	136.7	114.3
Less accumulated depreciation and amortization	(100.6)	(91.7)

	36.1	22.6
Land	1.2	1.2

	$37.3	$23.8

During the year ended March 31, 2024, depreciation expense amounted to $10.3 million (2023—$
12.2 million, 2022 - $12.4 million).
5. Investments
The Company’s investments consisted of the following:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Investments in equity method investees	$68.4	$63.1
Other investments	6.4	1.6

	$74.8	$64.7

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Equity Method Investments:
The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:
Spyglass.
Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences.
STARZPLAY Arabia.
STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand
service in the Middle East and North Africa. On October 17, 2022, the Company sold a portion of its ownership interest in STARZPLAY Arabia and received net proceeds of $43.4 million and the Company recorded a gain of $43.4 million on the sale which is included in gain (loss) on investments in the Company’s combined statement of operations. Subsequent to the transaction, the Company continues to hold a minority ownership interest in STARZPLAY Arabia.
Roadside Attractions
. Roadside Attractions is an independent theatrical distribution company.
Pantelion Films.
Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.
Atom Tickets.
Atom Tickets is the
first-of-its-kind
theatrical mobile ticketing platform and app.
42.
42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.
Other.
In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.
6. Goodwill and Intangible Assets
Goodwill
Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Total
	(Amounts in millions)
Balance as of March 31, 2023 and 2022	$393.7	$401.9	$795.6
Acquisition of eOne (see Note 2)	1.0	4.8	5.8
Measurement period adjustments (1)	3.9	5.9	9.8

Balance as of March 31, 2024	$398.6	$412.6	$811.2

(1)
Measurement period adjustments for the acquisition of eOne reflect an increase to goodwill of $9.8 million resulting from a net decrease in estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of net decreases to accounts receivable and other assets of $11.4 million and $12.4 million, respectively, partially offset by a net increase to investment in films and television programs of $4.0 million, and net decreases to content related payables of $1.9 million, accrued liabilities of $3.8 million, participations and residuals of $1.9 million, and deferred revenue of $2.4 million.

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Intangible Assets
Finite-Lived Intangible Assets.
Finite-lived intangible assets consisted of the following:

	March 31, 2024			March 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Amounts in millions)
Finite-lived intangible assets subject to amortization:
Customer relationships	$23.9	$21.7	$2.2	$31.0	$10.0	$21.0
Trademarks and trade names	7.6	3.0	4.6	3.6	2.6	1.0
Other	31.0	12.1	18.9	23.9	19.0	4.9

	$62.5	$36.8	$25.7	$58.5	$31.6	$26.9

Amortization expense associated with the Company’s intangible assets for the years ended March 31, 2024, 2023 and 2022 was approximately $5.3 million, $5.7 million and $5.7 million, respectively. Amortization expense remaining relating to intangible assets for each of the years ending March 31, 2025 through 2029 is estimated to be approximately $4.2 million, $2.5 million, $2.2 million, $2.2 million, and $2.1 million, respectively.
7. Debt
Total debt of the Company, excluding film related obligations, was as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Senior Credit Facilities:
Revolving Credit Facility	$575.0	$—
Term Loan A	399.3	428.2
Term Loan B	819.2	831.7

Total corporate debt	1,793.5	1,259.9
Unamortized debt issuance costs	(10.2)	(16.3)

Total debt, net	1,783.3	1,243.6
Less current portion	(860.3)	(41.4)

Non-current portion of debt	$923.0	$1,202.2

The following table sets forth future annual contractual principal payment commitments of debt as of
March 31, 2024:

	Maturity Date	Year Ending March 31,
Debt Type		2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Revolving Credit Facility	April 2026	$—	$—	$575.0	$—	$—	$—	$575.0
Term Loan A	April 2026	41.1	44.5	313.7	—	—	—	399.3
Term Loan B	March 2025	819.2	—	—	—	—	—	819.2

		$860.3	$44.5	$888.7	$—	$—	$ —	$1,793.5

Less aggregate unamortized debt issuance costs								(10.2)

								$1,783.3

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Senior Credit Facilities (Revolving Credit Facility, Term Loan A and Term Loan B)
Revolving Credit Facility Availability of Funds
 & Commitment Fee.
The revolving credit facility provides for borrowings and letters of credit up to an aggregate of $1.25 billion, and at March 31, 2024 there was $675.0 million available. There were no letters of credit outstanding at March 31, 2024. However, borrowing levels are subject to certain financial covenants as discussed below. The Company is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on the achievement of certain leverage ratios, as defined in the credit and guarantee agreement dated December 8, 2016, as amended (the “Credit Agreement”), on the total revolving credit facility of $1.25 billion less the amount drawn.
Maturity Date:

•
Revolving Credit Facility
 & Term Loan A:
April 6, 2026. The outstanding amounts may become due on December 23, 2024 (i.e., 91 days prior to March 24, 2025) prior to its maturity on April 6, 2026 in the event that the aggregate principal amount of outstanding Term Loan B in excess of $250 million has not been repaid, refinanced or extended to have a maturity date on or after July 6, 2026. The Company expects to refinance and extend the maturity date of the Term Loan B prior to December 23, 2024 such that the maturity of the revolving credit facility and Term Loan A are not accelerated.

•	Term Loan B: March 24, 2025.
Interest:

•
Revolving Credit Facility
 & Term Loan A:
As amended on June 14, 2023, the Revolving Credit Facility and Term Loan A bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%) margin, with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two (2) increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Credit Agreement (effective interest rate of 7.17% as of March 31, 2024, before the impact of interest rate swaps).

•
Term Loan B:
As amended on June 14, 2023, the term loan B facility due March 2025 (the “Term Loan B”) bears interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin) (effective interest rate of 7.67% as of March 31, 2024, before the impact of interest rate swaps).

Required Principal Payments:

•
Term Loan A:
Quarterly principal payments, at quarterly rates of 1.25% beginning September 30, 2022, 1.75% beginning September 30, 2023, and 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.

•	Term Loan B: Quarterly principal payments, at a quarterly rate of 0.25%, with the balance payable at maturity.
The Term Loan A and Term Loan B also require mandatory prepayments in connection with certain asset sales, subject to certain significant exceptions, and the Term Loan B is subject to additional mandatory repayment from specified percentages of excess cash flow, as defined in the Credit Agreement.
Optional Prepayment:

•	Revolving Credit Facility, Term Loan A & Term Loan B: The Company may voluntarily prepay the Revolving Credit Facility, Term Loan A and Term Loan B at any time without premium or penalty.

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Security.
The Senior Credit Facilities are guaranteed by the guarantors named in the Credit Agreement (including entities of Lionsgate that are not part of the Company) and are secured by a security interest in substantially all of the assets of Lionsgate and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions.
Coven
ants.
The Senior Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Revolving Credit Facility and the Term Loan A and are tested quarterly. These covenants and ratios are applicable to and computed for the applicable entities pursuant to the agreement which includes Lionsgate subsidiaries which are not part of the Company. As of March 31, 2024, Lionsgate was in compliance with all applicable covenants.
Change in Control.
The Company may also be subject to an event of default upon a change of control (as defined in the Credit Agreement) which, among other things, includes a person or group acquiring ownership or control in excess of 50% of existing Lionsgate common stock.
Lionsgate Senior Notes
As discussed in Note 1, the Senior Notes of Lionsgate are not reflected in the Studio Business combined financial statements. The Studio Business remains a guarantor under the Senior Notes indenture agreement. The outstanding principal balance of the Senior Notes was $715.0 million and $800.0 million at March 31, 2024 and 2023, respectively, with a maturity date of April 15, 2029. The Studio Business guarantee would be applicable if an event of default were to occur by Lionsgate. As of March 31, 2024, Lionsgate was in compliance with all applicable covenants with respect to the Senior Notes and no events of default had occurred.
See Note 21 for the Lionsgate Senior Notes exchanged in May 2024.
Debt Transactions
Term Loan A Prepayment
. In April 2022, the Company voluntarily prepaid the entire outstanding principal amount of the Term Loan A due March 22, 2023 of $193.6 million, together with accrued and unpaid interest.
Credit Agreement Amendment.
On April 6, 2021, the Company amended its Credit Agreement to, among other things, extend the maturity (the “Extension”) of a portion of its revolving credit commitments, amounting to $1.25 billion, and a portion of its outstanding term A loans, amounting to $444.9 million to April 6, 2026, and make certain other changes to the covenants and other provisions therein. After giving effect to the Extension, $250.0 million of the prior revolving credit commitments and $215.1 million of term A loans remained outstanding with a maturity of March 22, 2023. The revolving credit commitments due in March of 2023 were terminated in November 2021 and the term A loans due in March of 2023 were repaid in full in April 2022 (see Term Loan A Prepayment discussion above).
See the
Accounting for the Credit Agreement Amendment
section further below.
Term Loan B Repurchases.
During the year ended March 31, 2022, the Company completed a series of repurchases of the Term Loan B and, in aggregate, paid $95.3 million to repurchase $96.0 million principal amount of the Term Loan B.

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Loss on Extinguishment of Debt
During the fiscal years ended March 31, 2024, 2023, and 2022, the Company recorded a loss on extinguishment of debt related to the transactions described above as summarized in the table below.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Loss on Extinguishment of Debt:
Production loan prepayment (1)	$(1.3)	$—	$—
Term Loan A prepayment	—	(1.3)	—
Credit Agreement amendment (Revolving Credit Facility and Term Loan A) (2)	—	—	(1.7)
Termination of a portion of Revolving Credit Facility commitments	—	—	(1.1)
Term Loan B repurchases and other	—	—	(0.6)

	$(1.3)	$(1.3)	$(3.4)

(1)	Represents issuance costs written off in connection with the early prepayment of certain production loans (see Note 8).
(2)	See Accounting for the Credit Agreement Amendment section below.
Accounting for the Credit Agreement Amendment in Fiscal 2022:
Revolving Credit Facility Credit Agreement Amendment on April 6, 2021.

•
Unamortized debt issuance costs:
Where the borrowing capacity (measured as the amount available under the revolving credit facility multiplied by the remaining term) was less than it was prior to the amendment measured on a creditor-by-creditor
basis, the unamortized debt issuance costs were written off as a loss on extinguishment of debt in proportion to the decrease in borrowing capacity.

•
Fees paid to creditors and third-party costs:
All fees paid to creditors or third parties (i.e., new debt issuance costs) are being amortized over the term of the Revolving Credit Facility due in 2026.

Term
Loan A Credit Agreement Amendment on April
 6, 2021.
With respect to substantially all creditors participating in the Term Loan A, the amendment of the credit agreement was considered a modification of terms since the present value of the cash flows after the amendment differed by less than a 10% change from the present value of the cash flows on a creditor-by-creditor
basis prior to the amendment. Where the cash flows differed by more than 10% on a creditor by creditor basis, that portion was considered a debt extinguishment. For new participating creditors, their portion of the debt was treated as new issuances to new creditors. Accordingly, the associated costs were accounted for as follows:

•
Unamortized debt issuance costs, third-party costs and fees paid to creditors:
To the extent the refinancing was considered a modification of terms, the unamortized debt issuance costs and fees paid to creditors were recorded as a reduction of the applicable debt outstanding, and are being amortized over the applicable term of the debt and the third-party costs were expensed as a loss on extinguishment of debt. To the extent the refinancing was considered an extinguishment, the unamortized debt issuance costs and fees paid to creditors were expensed as a loss on extinguishment of debt, and the third-party costs were recorded as a reduction of the applicable debt outstanding and are being amortized over the applicable term of the debt. To the extent there was a reduction of the outstanding balance on a creditor-by-creditor
basis (i.e., a partial prepayment of debt), previously incurred unamortized debt issuance costs and fees were expensed as a loss on extinguishment of debt on the combined statement of operations.

For
all of the above transactions, debt issuance costs recorded as a reduction of outstanding debt are amortized using the effective interest method.

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The following table summarizes the accounting for the Credit Agreement Amendment on April 6, 2021, as described above:

	Year Ended March 31, 2022
	Loss on Extinguishment of Debt	Recorded as a Reduction of Outstanding Debt Balances & Amortized Over Life of New Issuances	Total
	(Amounts in millions)
Credit Agreement amendment (Revolving Credit Facility and Term Loan A):
New debt issuance costs and call premiums	$0.6	$5.6	$6.2
Previously incurred debt issuance costs	1.1	18.4	19.5

	$1.7	$24.0	$25.7

8. Film Related Obligations

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Film related obligations:
Production Loans	$1,292.2	$1,349.9
Production Tax Credit Facility	260.0	231.8
Backlog Facility and Other	287.3	226.0
IP Credit Facility	109.9	143.8

Total film related obligations	1,949.4	1,951.5
Unamortized issuance costs	(11.4)	(11.4)

Total film related obligations, net	1,938.0	1,940.1
Less current portion	(1,393.1)	(923.7)

Total non-current film related obligations	$544.9	$1,016.4

The following table sets forth future annual repayment of film related obligations as of
March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Production Loans	$973.3	$318.9	$—	$—	$—	$—	$1,292.2
Production Tax Credit Facility (1)	260.0	—	—	—	—	—	260.0
Backlog Facility and Other (1)	118.8	24.1	—	144.4	—	—	287.3
IP Credit Facility (2)	41.0	50.1	18.8	—	—	—	109.9

	$1,393.1	$393.1	$18.8	$144.4	$—	$ —	$1,949.4

Less unamortized issuance costs							(11.4)

							$1,938.0

(1)
The repayment dates are based on the projected future amount of collateral available under these facilities. Net advances and payments under these facilities can fluctuate depending on the amount of collateral available.

(2)
Repayment dates are based on the projected future cash flows generated from the exploitation of the rights, subject to a minimum guaranteed payment amount, as applicable (see further information below).

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Production Loans
.
Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 6.96% (before the impact of interest rate swaps, see Note 18 for interest rate swaps). Production loans amounting to $1,028.9 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $263.3 million are unsecured.
Production Tax Credit Facility.
In January 2021, as amended in March 2024, the Company entered into a non-recourse
senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.
The maximum principal amount of the Production Tax Credit Facility is $260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of March 31, 2024, tax credit receivables amounting to $341.4 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 6.92% at March 31, 2024). The Production Tax Credit Facility matures on January 27, 2025.
As of March 31, 2024, there were no material amounts available under the Production Tax Credit Facility.
IP Credit Facility.
In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “IP Credit Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the IP Credit Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the IP Credit Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2023	$30.4	November 14, 2023
September 30, 2024	$60.7	November 14, 2024
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027
Advances under the IP Credit Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 7.75% at March 31, 2024). The IP Credit Facility matures on July 30, 2027.
Backlog Facility and Other:
Backlog Facility.
In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the

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amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus
0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 6.57% at March 31, 2024). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to 2 years, 90 days after the revolving period ends, currently August 14, 2027. As of March 31, 2024, there was $175.0 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2023 -$175.0 million outstanding).
Other.
The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2024, there was $112.3 million outstanding under the “other” loans, incurring SOFR-based interest at a weighted average rate of 6.89%, of which $24.1 million has a contractual repayment date in July 2025 and $88.2 million has a contractual repayment date in April 2027. As of March 31, 2024, accounts receivable amounting to $47.8 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2024 amounting to $84.5 million represented collateral related to the “other” loans.
9. Leases
The Company has operating leases primarily for office space, studio facilities, and other equipment. The Company’s leases have remaining lease terms of up to approximately 12.25 years.
The following disclosures are based on leases whereby the Company has a contract for which the leased asset and lease liability is recognized on the Company’s combined balance sheets and reflect leases related to the Studio Business’s operations and Lionsgate corporate leases. The amounts presented are not necessarily indicative of future lease arrangements and do not necessarily reflect the results that the Company would have experienced as a standalone company for the periods presented.
The components of lease cost were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Operating lease cost (1)	$48.7	$35.3	$42.1
Short-term lease cost (2)	96.2	145.0	233.1
Variable lease cost (3)	3.0	2.8	1.3

Total lease cost	$147.9	$183.1	$276.5

(1)
Operating lease cost amounts primarily represent the amortization of right-of-use
assets and are included in the “other amortization” line of the combined statements of cash flows. Amounts include costs capitalized during the period for leased assets used in the production of film and television programs.

(2)	Short-term lease cost primarily consists of leases of facilities and equipment associated with film and television productions and are capitalized when incurred.
(3)	Variable lease cost primarily consists of insurance, taxes, maintenance and other operating costs.

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Supplemental balance sheet information related to leases was as follows:

Category	Balance Sheet Location	March 31, 2024	March 31, 2023
		(Amounts in millions)
Operating Leases
Right-of-use assets	Other assets -non-current	$344.3	$116.8

Lease liabilities (current)	Other accrued liabilities	$44.4	$37.7
Lease liabilities (non-current)	Other liabilities -non-current	329.7	96.4

		$ 374.1	$ 134.1

	March 31, 2024	March 31, 2023
Weighted average remaining lease term (in years):
Operating leases	9.4	4.3
Weighted average discount rate:
Operating leases	5.37%	3.65%
The expected future payments relating to the Company’s lease liabilities at March 31, 2024 are as follows:

Operating Leases
(Amounts in millions)
Year ending March 31,
2025	$62.9
2026	56.1
2027	49.3
2028	49.2
2029	45.4
Thereafter	220.8

Total lease payments	483.7
Less imputed interest	(109.6)

Total	$374.1

As of March 31, 2024, the Company has entered into certain leases that have not yet commenced primarily related to studio facilities, for which construction related to those leases has not yet been completed. The leases are for terms up to 12.25 years, commencing upon completion of construction (currently expected to be ranging from calendar years 2025 to 2026). The leases include an option to extend the initial term for an additional 10 years to 12 years. The total minimum lease payments under these leases in aggregate are approximately $250.9 million.
10. Fair Value Measurements
Fair Value
Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

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Fair Value Hierarchy
Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of March 31, 2024 and 2023:

	March 31, 2024			March 31, 2023
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(Amounts in millions)
Assets:
Forward exchange contracts (see Note 18)	$—	$—	$—	$—	$2.9	$2.9
Interest rate swaps (see Note 18)	—	35.6	35.6	—	41.1	41.1
Liabilities:
Forward exchange contracts (see Note 18)	—	(2.8)	(2.8)	—	(0.1)	(0.1)
The following table sets forth the carrying values and fair values of the Company’s outstanding debt, film related obligations, and interest rate swaps at March 31, 2024 and 2023:

	March 31, 2024		March 31, 2023
	(Amounts in millions)
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
		(Level 2)		(Level 2)
Term Loan A	$396.6	$397.3	$424.2	$415.4
Term Loan B	816.9	818.1	827.2	817.1
Production Loans	1,286.2	1,292.2	1,346.1	1,349.9
Production Tax Credit Facility	258.7	260.0	229.4	231.8
Backlog Facility and Other	285.4	287.3	223.7	226.0
IP Credit Facility	107.6	109.9	140.8	143.8

(1)
The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, other liabilities, and borrowings under the Revolving Credit Facility, if any. The carrying values of these financial instruments approximated the fair values at March 31, 2024 and 2023.

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11. Noncontrolling Interests
Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (included in temporary equity on the combined balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group, as further described below.
Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1).
The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Beginning balance	$343.6	$321.2	$219.1
Net loss attributable to redeemable noncontrolling interests	(14.9)	(9.2)	(17.7)
Noncontrolling interests discount accretion	—	13.2	22.7
Adjustments to redemption value	83.4	78.4	98.6
Other (1)	(93.2)	1.7	—
Cash distributions	(1.0)	(6.6)	(1.5)
Purchase of noncontrolling interest	(194.6)	(55.1)	—

Ending balance	$123.3	$343.6	$321.2

(1)	In fiscal 2024, amounts represent the reclassification of a portion of the 3 Arts Entertainment redeemable noncontrolling interest from mezzanine equity to a liability, as further described below.
3 Arts Entertainment:
Accounting Prior to Acquisition of Additional Interest on January
 2, 2024.
As of March 31, 2023, the Company had a redeemable noncontrolling interest representing 49% of 3 Arts Entertainment. The noncontrolling interest was subject to put and call options at fair value that were exercisable during the year ended March 31, 2024. The put and call options were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company, the noncontrolling interest holder’s interest prior to the modification discussed below was included in redeemable noncontrolling interest outside of equity on the Company’s combined balance sheets.
The noncontrolling interest holders are employees of 3 Arts Entertainment. Pursuant to the various 3 Arts Entertainment acquisition and related agreements, a portion of the noncontrolling interest holders’ participation in the put and call proceeds was based on the noncontrolling interest holders’ performance during the period. Further, if the employment of a noncontrolling interest holder is terminated, under certain circumstances, their participation in distributions cease and the put and call value was discounted from the fair value of their equity ownership percentage. Accordingly, earned distributions were accounted for as compensation and were being expensed within general and administrative expense as incurred. Additionally, the amount of the put and call proceeds subject to the discount was accounted for as compensation, and amortized over the vesting period within general and administrative expense and reflected as an addition to redeemable noncontrolling interest over the vesting period which ended in November 2022.

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A portion of the purchase price of the controlling interest in 3 Arts Entertainment, up to $38.3 million, was recoupable for a five-year period commencing on the acquisition date of May 29, 2018, contingent upon the continued employment of certain employees, or the achievement of certain EBITDA targets, as defined in the 3 Arts Entertainment acquisition and related agreements. Accordingly, $38.3 million was initially recorded as a deferred compensation arrangement within other current and non-current
assets and was amortized in general and administrative expenses over the five-year period ended May 29, 2023.
Acquisition of Additional Interest.
On January 2, 2024, Lionsgate closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, Lionsgate purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights discussed above by providing noncontrolling interest holders the right to sell to the Company and Lionsgate the right to purchase their remaining (24%) interest beginning in January 2027.
The purchase of the additional 25% interest in 3 Arts Entertainment for $194.1 million was recorded as a reduction of noncontrolling interest which had previously been adjusted to its redemption value, which equaled fair value. At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities—non-current”
in the combined balance sheet at March 31, 2024. In addition, because the new arrangement represented a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expen se of $49.2 million in the quarter ended March 31, 2024, representing the excess of the fair value of the modified award over amounts previously expensed. This incremental expense was reflected in “restructuring and other” in the combined statement of operations, and as a reduction of accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) in equity, reflected in the “redeemable noncontrolling interests adjustments to redemption value” line item in the combined statements of equity (deficit).
As of March 31, 2024, the Company had a remaining redeemable noncontrolling interest balance related to 3 Arts Entertainment of $93.2 million, reflecting the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of equity on the Company’s combined balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest will be adjusted to its redemption value through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) through the sale or purchase right date in January 2027. The liability component of the noncontrolling interest, amounting to $93.2 million at March 31, 2024, will be reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the combined statement of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated based on performance, and are being expensed within general and administrative expense as incurred.
Pilgrim Media Group:
In connection with the acquisition of a controlling interest in Pilgrim Media Group on November 12, 2015, the Company recorded a redeemable noncontrolling interest of $90.1 million, representing 37.5% of Pilgrim Media Group. Pursuant to an amendment dated April 2, 2021, the put and call rights associated with the Pilgrim Media Group noncontrolling interest were extended and modified, such that the noncontrolling interest holder had a right to put and the Company had a right to call a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group, at fair value, exercisable for thirty (30) days beginning November 12, 2022. On

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Nove
mber 14, 2022, the noncontrolling interest holder exercised the right to put a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group. In February 2023, the Company paid $36.5 million as settlement of the exercised put option, and recorded a reduction to redeemable noncontrolling interest of $55.1 million representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the settlement of the put recorded as an increase to accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) of $18.6 million. The noncontrolling interest holder has a right to put and the Company has a right to call the remaining amount of noncontrolling interest at fair value, subject to a cap, exercisable for thirty (30) days beginning November 12, 2024, as amended. The put and call options have been determined to be embedded in the noncontrolling interest, and because the put rights are outside the control of the Company and require partial cash settlement, the noncontrolling interest holder’s interest is presented as redeemable noncontrolling interest outside of equity on the Company’s combined balance sheets.
Other:
The Company has other immaterial redeemable noncontrolling interests.
Other Noncontrolling Interests
The Company has other immaterial noncontrolling interests that are not redeemable.
12. Revenue
Revenue by Segment, Market or Product Line
The table below presents revenues by segment, market or product line for the fiscal years ended March 31, 2024, 2023 and 2022. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$226.5	$120.7	$65.3
Home Entertainment
Digital Media	652.3	527.5	497.1
Packaged Media	84.0	70.5	115.0

Total Home Entertainment	736.3	598.0	612.1
Television	274.4	217.8	257.9
International	391.0	365.0	234.4
Other	28.1	22.2	15.6

Total Motion Picture revenues (1)	1,656.3	1,323.7	1,185.3
Television Production
Television	788.5	1,144.3	1,094.5
International	228.8	277.7	256.5
Home Entertainment
Digital Media	240.6	241.7	85.1
Packaged Media	2.0	3.3	6.9

Total Home Entertainment	242.6	245.0	92.0
Other	70.2	93.1	88.0

Total Television Production revenues (2)	1,330.1	1,760.1	1,531.0

Total revenues	$2,986.4	$3,083.8	$2,716.3

(1)
Total Motion Picture revenues for the years ended March 31, 2024, 2023 and 2022, includes $128.2 million, $44.2 million, and $38.0 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

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(2)
Total Television Production revenues for the years ended March 31, 2024, 2023 and 2022, includes $417.7 million, $731.3 million, and $610.2 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Remaining Performance Obligations
Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at March 31, 2024 are as follows:

	Year Ending March 31,
	2025	2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$1,180.1	$486.3	$48.5	$51.0	$1,765.9

The above table does not include estimates of variable
consideration
for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.
Revenues of $290.6 million, including variable and fixed fee arrangements, were recognized during the year ended March 31, 2024 from performance obligations satisfied prior to March 31, 2023. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand
formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.
Accounts Receivable, Contract Assets and Deferred Revenue
The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue (see Note 1). See the combined balance sheets or Note 19 for accounts receivable, contract assets and deferred revenue balances at March 31, 2024 and 2023.
Accounts Receivable.
Accounts receivable are presented net of a provision for doubtful accounts. The Company estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.
The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.
Changes in the provision for doubtful accounts consisted of the following:

	March 31, 2023	(Benefit) provision for doubtful accounts	Other (1)	Uncollectible accounts written-off (2)	March 31, 2024
	(Amounts in millions)
Trade accounts receivable	$8.7	$(0.3)	$1.3	$(3.3)	$6.4

(1)	Represents the provision for doubtful accounts acquired in the acquisition of eOne (see Note 2).
(2)	Represents primarily accounts receivable previously reserved for bad debt from customers in Russia, related to Russia’s invasion of Ukraine.

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Contract Assets.
Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 19 for further details of contract assets at March 31, 2024 and 2023.
Deferred Revenue.
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. At March 31, 2024, the current portion of deferred revenue includes $65.6 million from the acquisition of eOne (see Note 2). Revenues of $113.1 million were recognized during the year ended March 31, 2024, related to the balance of deferred revenue at March 31, 2023.
13. Share-Based Compensation
General.
In September
2019, and as amended in 2021, Lionsgate shareholders approved the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Lionsgate Plan”) previously adopted by Lionsgate’s Board of Directors (the “Lionsgate Board”). Certain Company employees were granted stock options, restricted share units or share appreciation rights under the 2019 Lionsgate Plan.
The following disclosures of unit data are based on grants related directly to Company employees and Lionsgate corporate and shared employees, and exclude unit data related to employees of the Starz Business. The amounts presented are not necessarily indicative of future awards and do not necessarily reflect the results that the Company would have experienced as a standalone company for the periods presented.
Stock options are generally granted at exercise prices equal to or exceeding the market price of shares of existing Lionsgate common stock at the date of grant. Substantially all stock options vest ratably over one
 to
five
from the grant date based on continuous service and expire
seven
to
ten
years from the date of grant. Restricted stock and restricted share units generally vest ratably over one
to
three years
based on continuous service. Lionsgate satisfies stock option exercises and vesting of restricted stock and restricted share units with newly issued shares.
The measurement of all share-based awards uses a fair value method and the recognition of the related share-based compensation expense in the combined financial statements is recorded over the requisite service period. Further, Lionsgate estimates forfeitures for share-based awards that are not expected to vest. As share-based compensation expense allocated to the Company and recognized in the Company’s combined financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.

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Share-Based Compensation
 Expense.
The Company recognized the following share-based compensation expense during the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Compensation Expense:
Stock options	$1.7	$2.3	$9.6
Restricted share units and other share-based compensation	37.7	39.3	38.6
Share appreciation rights	0.4	0.9	2.4

Total Studio employee share-based compensation expense	39.8	42.5	50.6
Corporate allocation of share-based compensation	15.0	26.7	19.6

	54.8	69.2	70.2
Impact of accelerated vesting on equity awards (1)	7.7	4.2	—

Total share-based compensation expense	62.5	73.4	70.2
Tax impact (2)	(15.1)	(17.8)	(16.7)

Reduction in net income	$47.4	$55.6	$53.5

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
(2)	Represents the income tax benefit recognized in the statements of operations for share-based compensation arrangements prior to the effects of changes in the valuation allowance.
Share-based compensation expense, by expense category, consisted of the following:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Share-Based Compensation Expense:
General and administration	$54.8	$69.2	$70.2
Restructuring and other	7.7	4.2	—

	$62.5	$73.4	$70.2

Stock Options
The following table sets forth the stock option, and share appreciation rights (“SARs”) activity on grants related directly to the Company employees and Lionsgate corporate and shared service employees during the year ended March 31, 2024:

	Stock Options and SARs
	Existing Class A Common Stock					Existing Class B Common Stock
	Number of Shares		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (2)	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (2)
	(Amounts in millions, except for weighted-average exercise price and years)
Outstanding at March 31, 2023	4.3		$26.35			19.0	$15.50
Granted	—		$—			0.3	$8.88
Exercised	—	(1)	$7.70			(0.1)	$7.11
Forfeited or expired	(1.9)		$30.81			(2.1)	$27.72
Outstanding at March 31, 2024	2.4		$22.96	2.51	$0.1	17.1	$13.92	5.12	$5.9

Vested or expected to vest at March 31, 2024	2.4		$22.96	2.51	$0.1	17.0	$13.94	5.11	$5.9

Exercisable at March 31, 2024	2.4		$22.96	2.51	$0.1	16.4	$14.16	4.96	$5.6

(1)	Represents less than 0.1 million shares.
(2)	The intrinsic value is calculated for each in the money stock option and SAR as the difference between the closing price of Lionsgate’s common stock on March 31, 2024 and the exercise price.

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The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The following table presents the weighted average grant-date fair value of options granted in the years ended March 31, 2024, 2023 and 2022, and the weighted average applicable assumptions used in the Black-Scholes option-pricing model for stock options and share-appreciation rights granted during the years then ended:

	Year Ended March 31,
	2024	2023	2022
Weighted average fair value of grants	$4.63	$4.56	$6.16
Weighted average assumptions:
Risk-free interest rate (1)	4.3% - 4.5%	2.8% - 3.7%	1.1% - 2.45%
Expected option lives (in years) (2)	3.3 -7 years	3.5 -7 years	3.3 - 7 years
Expected volatility for options (3)	46% - 47%	44%	42% - 44%
Expected dividend yield (4)	0%	0%	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.
(2)	The expected term of options granted represents the period of time that options granted are expected to be outstanding.
(3)	Expected volatilities are based on implied volatilities from traded options on Lionsgate’s shares, historical volatility of Lionsgate’s shares and other factors.
(4)	The expected dividend yield is estimated by dividing the expected annual dividend by the market price of Lionsgate’s shares at the date of grant.
The total intrinsic value (based on Lionsgate’s share price) of options exercised during the year ended March 31, 2024 was $0.2 million (2023— $1.1 million, 2022— $2.1 million ).
During the year ended March 31, 2024, less than 0.1 million shares (2023 and 2022— less than 0.1 million shares) were cancelled to fund withholding tax obligations upon exercise of options.
Restricted Share
Units
The following table sets forth the restricted share unit and restricted stock activity on grants related directly to Co mpan
y employees and Lionsgate corporate and shared service employees during the year ended March 31, 2024:

	Restricted Share Units and Restricted Stock
	Existing Class A Common Stock		Weighted- Average Grant- Date Fair Value	Existing Class B Common Stock	Weighted- Average Grant- Date Fair Value
	(Amounts in millions, except for weighted-average grant date fair value)
Outstanding at March 31, 2023	—	(1)	$10.95	10.8	$9.90
Granted	0.1		$8.87	6.3	$8.22
Vested	—	(1)	$10.89	(7.0)	$9.37
Forfeited	—		$—	(0.3)	$8.64

Outstanding at March 31, 2024	0.1		$9.27	9.8	$8.93

(1)	Represents less than 0.1 million shares.

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The fair values of restricted share units and restricted stock are determined based on the market value of the shares on the date of grant. The total fair value of restricted share units and restricted stock vested during the year ended March 31, 2024 was
$67.5
million (2023—$
40.0
million, 2022—
$51.0 million).
The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2024 related to non-vested
stock options and restricted stock and restricted share units and the weighted average remaining years over which the cost will be recognized:

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in millions)
Stock Options	$2.3	1.5
Restricted Share Units and Restricted Stock	40.5	1.6

Total (1)	$42.8

(1)	Represents remaining unrecognized compensation cost related to the Company’s employees and an allocation of compensation costs for Lionsgate corporate and shared service employees.
Under Lionsgate’s stock option and long term incentive plans, Lionsgate withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units and restricted stock. During the year ended March 31, 2024, 3.0 million shares (2023 — 1.5 million shares, 2022—1.8 million shares) were withheld upon the vesting of restricted share units and restricted stock.
Lionsgate
, and hence the Company, becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders
of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees are terminated prior to vesting.
The
Company recognized excess tax deficiencies of $7.4 million associated with its equity awards in its tax provision for the year ended March 31, 2024 (2023— benefits of $8.7 million, 2022 — deficiencies of $12.7 million).
Other Share-Based Compensation
Pursuant to the terms of certain employment agreements, during the year ended March 31, 2024, Lionsgate granted the equivalent of $2.3 million (2023—$
2.3
million, 2022—
$2.3 million) in shares to certain Company employees through the term of their employment contracts, which were recorded as compensation expense in the applicable period. Pursuant to this arrangement, for the year ended March 31, 2024, Lionsgate issued 0.2 million shares (2023—
0.3 million shares, 2022-0.1 million shares), net of shares withheld to satisfy minimum tax withholding obligations.
14. Income Taxes
The components of pretax income (loss), net of intercompany eliminations, are as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
United States	$(143.8)	$(33.5)	$20.4
International	71.1	38.9	(9.2)

	$(72.7)	$5.4	$11.2

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The Company’s current and deferred income tax provision are as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Current provision:
Federal	$20.4	$3.2	$5.7
States	5.6	(0.5)	3.2
International	12.6	10.0	7.2

Total current provision	38.6	$12.7	$16.1

Deferred provision:
Federal	(3.4)	0.4	0.9
States	0.3	(0.1)	0.3
International	(1.3)	1.3	—
Total deferred provision	(4.4)	1.6	1.2

Total provision for income taxes	$34.2	$14.3	$17.3

The Company’s income tax provision differs from the federal statutory rate multiplied by pre-tax
income (loss) due to the mix of the Company’s
pre-tax
income (loss) generated across the various jurisdictions in which it operates, changes in the valuation allowance against deferred tax assets, and certain minimum taxes and foreign withholding taxes.
The differences between income taxes expected at U.S. statutory income tax rates and the income tax provision are as set forth below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Income taxes computed at Federal statutory rate	$(15.3)	$1.1	$2.4
Foreign operations subject to different income tax rates	6.8	5.0	7.1
State income tax	5.9	(0.6)	3.5
Remeasurements of originating deferred tax assets and liabilities	4.7	(4.7)	(9.2)
Permanent differences	0.1	2.1	—
Nondeductible share-based compensation	1.2	1.8	(2.7)
Nondeductible officers compensation	7.7	9.8	5.1
Non-controlling interest in partnerships	18.6	1.8	3.7
Foreign derived intangible income	(2.4)	(1.4)	—
Other	2.7	1.7	1.5
Changes in valuation allowance	4.2	(2.3)	5.9

Total provision for income taxes	$34.2	$14.3	$17.3

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The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Deferred tax assets:
Net operating losses	$241.9	$94.1
Foreign tax credits	—	7.2
Intangible assets	9.5	—
Accrued compensation	42.9	50.7
Operating leases- liabilities	83.5	24.4
Other assets	50.7	14.5
Reserves	21.1	8.0
Interest	68.0	21.8

Total deferred tax assets	517.6	220.7
Valuation allowance	(341.6)	(152.2)

Deferred tax assets, net of valuation allowance	176.0	68.5
Deferred tax liabilities:
Intangible assets	—	(8.0)
Investment in film and television programs	(56.9)	(3.6)
Unrealized gains on derivative contracts	(32.9)	(33.5)
Operating leases - assets	(78.2)	(21.9)
Other	(21.7)	(19.6)

Total deferred tax liabilities	(189.7)	(86.6)

Net deferred tax liabilities	$(13.7)	$(18.1)

The Company has recorded valuation allowances for certain deferred tax assets, which are primarily related to U.S. and foreign net operating loss carryforwards and U.S. foreign tax credit carryforwards as sufficient uncertainty exists regarding the future realization of these assets.
As computed on a separate return basis, with the combined historical results of the Studio Business presented on a managed basis as discussed in Note 1, at March 31, 2024, the Company had state net operating loss carryforwards of approximately of approximately $251.6 million, which would expire in varying amounts beginning in 2025, Canada net operating loss carryforwards of approximately $359.6 million which expire in varying amounts beginning in 2036, Spain net operating loss carryforwards of approximately $96.1 million which expire in varying amounts beginning in 2036, and U.K. net operating loss carryforwards of approximately $95.1 million with no expiration. However, under the managed basis of presentation of the Studio Business, the combined historical results exclude certain deductions and other items and therefore, for purposes of these combined financial statements, these items are not reflected in the calculations of net operating loss carryforwards of the Studio Business.

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The following table summarizes the changes to the gross unrecognized tax benefits, exclusive of interest and penalties, for the years ended March 31, 2024, 2023 and 2022:

Amounts in millions
Gross unrecognized tax benefits at March 31, 2021	$0.6
Increases related to current year tax position	—
Increases related to prior year tax positions	0.4
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	—

Gross unrecognized tax benefits at March 31, 2022	1.0
Increases related to current year tax position	—
Increases related to prior year tax positions	—
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.7)

Gross unrecognized tax benefits at March 31, 2023	0.3
Increases related to current year tax position	—
Increases related to prior year tax positions	5.3
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.3)

Gross unrecognized tax benefits at March 31, 2024	$5.3

The Company records interest and penalties on
unrecognized
tax benefits as part of its income tax provision. For the years ended March 31, 2024, 2023 and 2022, the Company recognized insignificant amounts of net interest and penalties related to uncertain tax positions. The total amount of unrecognized tax benefits as of March 31, 2024 that, if recognized, would benefit the Company’s tax provision are $0.4 million. The Company estimates the liability for unrecognized tax benefits may decrease by approximately $1.5 million in the next twelve months.
The Company is subject to taxation in the U.S. and various state, local, and foreign jurisdictions. To the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating loss carryforwards were generated and carried forward and make adjustments up to the amount of the net operating loss carryforwards. Currently, audits are occurring in various U.S. federal, state and local tax jurisdictions for tax years ended in 2018 through 2020. Lionsgate is currently under examination by the Canadian tax authority for the years ended March 31, 2018 through March 31, 2019.

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15. Restructuring and Other
Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable. During the years ended March 31, 2024, 2023 and 2022, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense and distribution and marketing expense in the combined statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Restructuring and other:
Content and other impairments (1)	$12.8	$5.9	$—
Severance (2)
Cash	27.5	10.8	2.8
Accelerated vesting on equity awards (see Note 13)	7.7	4.2	—

Total severance costs	35.2	15.0	2.8
COVID-19 related charges included in restructuring and other	—	0.1	1.0
Transaction and other costs (3)	84.9	6.2	2.5

Total Restructuring and Other	132.9	27.2	6.3
Other unusual charges not included in restructuring and other or the Company’s operating segments:
Content charges included in direct operating expense (4)	1.5	8.1	—
COVID-19 related charges (benefit) included in direct operating expense (5)	(0.9)	(8.9)	(5.2)
Charges related to Russia’s invasion of Ukraine included in direct operating expense (6)	—	—	5.9

Total restructuring and other and other unusual charges not included in restructuring and other	$133.5	$26.4	$7.0

(1)
Amounts in the fiscal year ended March 31, 2024 include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. Amounts in the fiscal year ended March 31, 2023 include an impairment of an operating lease right-of-use
asset related to the Studio Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(2)
Severance costs in the fiscal years ended March 31, 2024, 2023 and 2022 were primarily related to restructuring activities and other cost-saving initiatives. In fiscal 2024, amounts were due to restructuring activities including integration of the acquisition of eOne and our Motion Picture and Television Production segment.

(3)
Amounts in the fiscal years ended March 31, 2024, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In fiscal 2024, these amounts include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over

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amounts previously expensed. See Note 11 for further information. In addition, transaction and other costs in fiscal 2024 includes approximately $
16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity. The remaining amounts in fiscal 2024 primarily represent acquisition and integration costs related to the acquisition of eOne, and costs associated with the separation of the Starz Business from the Studio Business.
(4)
Amounts represent certain unusual content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the combined statement of operations.

(5)
Amounts reflected in direct operating expense include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs resulting from circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries of $1.0 million, $8.4 million and $15.6 million in fiscal 2024, 2023 and 2022, respectively. In fiscal years ended March 31, 2024, 2023 and 2022, insurance recoveries exceeded the incremental costs expensed in the year, resulting in a net benefit included in direct operating expense. The Company is in the process of seeking additional insurance recovery for some of these costs. The ultimate amount of insurance recovery cannot be estimated at this time.

(6)
Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receiva ble f
rom customers in Russia, included in direct operating expense in the combined statements of operations.

Changes in the restructuring and other severance liability were as follows for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Severance liability
Beginning balance	$3.7	$0.8	$3.9
Accruals	27.5	10.8	2.8
Severance payments	(11.9)	(7.9)	(5.9)

Ending balance (1)	$19.3	$3.7	$0.8

(1)	As of March 31, 2024, the remaining severance liability of approximately $19.3 million is expected to be paid in the next 12 months.
16. Segment Information
The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s chief operating decision maker.
The Company has two reportable business segments: (1) Motion Picture and (2) Television
Production.
Motion Picture.
Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.

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Television Production.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Segment revenues
Motion Picture	$1,656.3	$1,323.7	$1,185.3
Television Production	1,330.1	1,760.1	1,531.0

Total revenue	$2,986.4	$3,083.8	$2,716.3

Gross contribution
Motion Picture	$433.3	$386.3	$356.0
Television Production	204.7	185.3	124.1

Total gross contribution	638.0	571.6	480.1
Segment general and administration
Motion Picture	113.9	109.8	93.1
Television Production	57.9	51.9	40.2

Total segment general and administration	171.8	161.7	133.3
Segment profit
Motion Picture	319.4	276.5	262.9
Television Production	146.8	133.4	83.9

Total segment profit	$466.2	$409.9	$346.8

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the
COVID-19
global pandemic, charges related to Russia’s invasion of Ukraine, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses.

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The reconciliation of total segment profit to the Company’s income (loss) before income taxes is as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Company’s total segment profit	$466.2	$409.9	$346.8
Corporate general and administrative expenses (1)	(110.6)	(100.9)	(80.0)
Adjusted depreciation and amortization (2)	(10.5)	(12.2)	(12.4)
Restructuring and other	(132.9)	(27.2)	(6.3)
COVID-19 related benefit (charges) included in direct operating expense and distribution and marketing expense (3)	0.9	8.9	5.2
Content charges (4)	(1.5)	(8.1)	—
Charges related to Russia’s invasion of Ukraine (5)	—	—	(5.9)
Adjusted share-based compensation expense (6)	(54.8)	(69.2)	(70.2)
Purchase accounting and related adjustments (7)	(17.1)	(61.6)	(65.3)

Operating income	139.7	139.6	111.9
Interest expense	(222.5)	(162.6)	(115.0)
Interest and other income	19.2	6.4	28.0
Other expense	(20.0)	(21.2)	(8.6)
Loss on extinguishment of debt	(1.3)	(1.3)	(3.4)
Gain on investments, net	3.5	44.0	1.3
Equity interests income (loss)	8.7	0.5	(3.0)

Income (loss) before income taxes	$(72.7)	$5.4	$11.2

(1)
Corporate general and administrative expenses reflect the allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services (see Note 1 and Note 20). Amount excludes allocation of share-based compensation expense discussed below. The costs included in corporate general and administrative expenses represent certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

(2)
Adjusted depreciation and amortization represents depreciation and amortization as presented on the combined statements of operations less the depreciation and amortization related to the non-cash
fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Depreciation and amortization	$15.6	$17.9	$18.1
Less: Amount included in purchase accounting and related adjustments	(5.1)	(5.7)	(5.7)

Adjusted depreciation and amortization	$10.5	$12.2	$12.4

(3)
Amounts represent the incremental costs, if any, included in direct operating expense and distribution and marketing expense resulting from circumstances associated with the
COVID-19
global pandemic, net of

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insurance recoveries. During the fiscal years ended March 31, 2024, 2023 and 2022, the Company has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period (see Note 15). These benefits (charges) are excluded from segment operating results.
(4)	Content charges represent certain charges included in direct operating expense in the combined statements of operations, and excluded from segment operating results (see Note 15).
(5)
Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the combined statements of operations, and excluded from segment operating results.

(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Total share-based compensation expense (i)	$62.5	$73.4	$70.2
Less:
Amount included in restructuring and other (ii)	(7.7)	(4.2)	—

Adjusted share-based compensation	$54.8	$69.2	$70.2

(i)
Total share-based compensation expense in the years ended March 31, 2024, 2023 and 2022 includes $15.0 million, $26.7 million and $19.6 million, respectively, of corporate allocation of share-based compensation expense, representing the allocation of Lionsgate’s corporate employee share-based compensation expense.

(ii)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(7)
Purchase accounting and related adjustments primarily represent the amortization of non-cash
fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$0.7	$0.4
General and administrative expense (i)	12.0	55.2	59.2
Depreciation and amortization	5.1	5.7	5.7

	$17.1	$61.6	$65.3

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(i)
These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the non-cash

charges for the accretion of the noncontrolling interest discount related to Pilgrim Media Group (through June 2021) and 3 Arts Entertainment (through November 2022), and the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the combined statements of operations due to the relationship to continued employment.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Amortization of recoupable portion of the purchase price	$1.3	$7.7	$7.7
Noncontrolling interest discount amortization	—	13.2	22.7
Noncontrolling equity interest in distributable earnings	10.7	34.3	28.8

	$12.0	$55.2	$59.2

See Note 12 for revenues by media or product line as broken down by segment for the fiscal years ended March 31, 2024, 2023, and 2022.
The following table reconciles segment general and administration to the Company’s total combined general and administration expense:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$171.8	$161.7	$133.3
Corporate general and administrative expenses	110.6	100.9	80.0
Share-based compensation expense included in general and administrative expense (1)	54.8	69.2	70.2
Purchase accounting and related adjustments	12.0	55.2	59.2

	$349.2	$387.0	$342.7

(1)
Includes share-based compensation expense related to the allocation of Lionsgate corporate and shared employee share-based compensation expenses of $15.0 million in fiscal year 2024 (2023- $26.7 million, 2022 - $19.6 million).

The reconciliation of total segment assets to the Company’s total combined assets is as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Assets
Motion Picture	$1,851.4	$1,759.4
Television Production	2,347.8	1,949.1
Other unallocated assets (1)	903.8	704.2

	$5,103.0	$4,412.7

(1)	Other unallocated assets primarily consist of cash, other assets and investments.

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The following table sets forth acquisition of investment in films and television programs, as broken down by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Acquisition of investment in films and television programs
Motion Picture	$418.1	$484.5	$463.1
Television Production	702.4	1,083.9	1,287.0

	$1,120.5	$1,568.4	$1,750.1

The following table sets forth capital expenditures, as broken down by segment for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Capital expenditures
Motion Picture	$—	$—	$—
Television Production	0.3	0.3	0.4
Corporate (1)	9.6	6.2	5.7

	$9.9	$6.5	$6.1

(1)	Represents unallocated capital expenditures primarily related to the Company’s corporate headquarters.
Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Revenue
Canada	$70.4	$64.0	$56.7
United States	2,262.3	2,348.8	2,084.0
Other foreign	653.7	671.0	575.6

	$2,986.4	$3,083.8	$2,716.3

Long-lived assets by geographic location are as follows:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Long-lived assets (1)
United States	$2,047.6	$1,736.5
Other foreign	263.0	190.8

	$2,310.6	$1,927.3

(1)	Long-lived assets represents total assets less the following: current assets, investments, long-term receivables, interest rate swaps, intangible assets, goodwill and deferred tax assets.

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For the years ended March 31, 2024, 2023 and 2022, the Company had revenue from the Starz Business of $545.9 million, $775.5 million and $648.2 million, respectively, which represented greater than 10% of combined revenues, primarily related to the Company’s Television Production segment (see Note 20). For the year ended March 31, 2024, the Company had revenue from one individual external customer which represented greater than 10% of combined revenues, amounting to $411.1 million, related to the Company’s Motion Picture and Television Production segments. For the year ended March 31, 2023, the Company had revenue from one individual external customer which represented greater than 10% of combined revenues, amounting to $337.1 million, related to the Company’s Motion Picture and Television Production segments.
As of March 31, 2024, the Company had accounts receivable due from two customers which individually represented greater than 10% of combined accounts receivable. Accounts receivable due from these two customers amounted to 12.5% and 10.8% of total combined accounts receivable (current and non-current)
at March 31, 2024, respectively, or gross accounts receivable of approximately $100.9 million and $86.8 million, respectively. As of March 31, 2023, the Company had accounts receivable due from one customer which individually represented greater than 10% of combined accounts receivable and amounted to 10.5% of total combined accounts receivable (current and non-current)
at March 31, 2023, or gross accounts receivable of approximately $60.0 million. In addition, the Company had amounts due from the Starz Business of $33.4 million and $157.6 million at March 31, 2024 and 2023, respectively, which are separately presented in the “Due from Starz Business” line item of the combined balance sheets (see Note 20).
17. Commitments and Contingencies
Commitments
The following table sets forth the Company’s future annual repayment of contractual commitments as of March 31, 2024:

	Year Ending March 31,
	2025	2026	2027	2028	2029	Thereafter	Total
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments (1)	$221.4	$45.6	$11.8	$4.5	$—	$—	$283.3
Interest payments (2)	126.3	39.5	9.9	3.1	—	—	178.8
Other contractual obligations	98.5	57.3	47.7	35.7	32.4	178.3	449.9

Total future commitments under contractual obligations (3)	$446.2	$142.4	$69.4	$43.3	$32.4	$178.3	$912.0

(1)	Film related obligations commitments are not reflected on the combined balance sheets as they did not then meet the criteria for recognition and include the following items:

(i)
Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which the Company will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film.

(ii)	Minimum guarantee commitments represent contractual commitments related to the purchase of film rights for pictures to be delivered in the future.
(iii)
Production loan commitments represent amounts committed for future film production and development to be funded through production financing and recorded as a production loan liability when incurred. Future payments under these commitments are based on anticipated delivery or release dates of the related film or contractual due dates of the commitment. The amounts include estimated future interest payments associated with the commitment.

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(2)
Includes cash interest payments on the Company’s Senior Credit Facilities and film related obligations, based on the applicable SOFR interest rates at March 31, 2024, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(3)
Not included in the amounts above are $123.3 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that the Company is unable to make sufficiently reliable estimations of future payments (see Note 11).

Multiemployer Benefit Plans.
The Company contributes to various multiemployer pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The Company makes periodic contributions to these plans in accordance with the terms of applicable collective bargaining agreements and laws but does not sponsor or administer these plans. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Company to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Company chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers.
The Company does not participate in any multiemployer benefit plans that are considered to be individually significant to the Company, and as of March 31, 2024, all except two of the largest plans in which the Company participates were funded at a level of 80% or greater.

The other two plans, the Motion Picture Industry Pension Plan and the Screen Actors Guild—Producers Pension Plan were fund ed at 71.20% and 79.06%, respectively, for the 2023 plan year, but neither of these plans were considered to be in endangered, critical, or critical and declining status in the 2023 plan year. Total contributions made by the Company to multiemployer pension and other benefit plans for the years ended March 31, 2024, 2023 and 2022 were $58.0 million, $87.0 million and $90.4 million, respectively.
Contingencies
From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.
The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.
As of March 31, 2024, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it believes could, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Insurance Litigation
During the fiscal year ended March 31, 2022, the Company settled with all of the insurers in its previous lawsuits related to insurance reimbursements associated with the previous Starz shareholder litigation settlement, which resulted in a net settlement amount received by the Company of $22.7 million in the fiscal year ended March 31, 2022, which is included in the “interest and other income” line item on the combined statement of operations.

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18. Financial Instruments
(a) Credit Risk
Concentration of credit risk with the Company’s customers is limited due to the Company’s customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable.
(b) Derivative Instruments and Hedging Activities
Forward Foreign Exchange Contracts
The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit
receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.
As of March 31, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 25 months from March 31, 2024):

March 31, 2024
Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)		(Amounts in millions)
British Pound Sterling	0.5 GBP	in exchange for	$0.6	0.79 GBP
Czech Koruna	180.0 CZK	in exchange for	$7.7	23.29 CZK
Euro	0.6 EUR	in exchange for	$0.5	0.91 EUR
Canadian Dollar	21.4 CAD	in exchange for	$15.9	1.34 CAD
Mexican Peso	56.7 MXN	in exchange for	$3.0	18.95 PLN
Hungarian Forint	1,450.0 HUF	in exchange for	$4.0	360.17 HUF
New Zealand Dollar	73.9 NZD	in exchange for	$45.3	1.64 NZD
Interest Rate Swaps
The Company is exposed to the impact of interest rate changes, primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed
interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings.
Pay-fixed
swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).
Cash settlements related to interest rate contracts are generally classified as operating activities on the combined statements of cash flows. However, due to a financing component (debt host) on a portion of the

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Company’s previously outstanding interest rate swaps, the cash flows related to these contracts were classified as financing activities through the date of termination.
Designated Cash Flow Hedges.
As of March 31, 2024 and March 31, 2023, the Company had the following pay-fixed
interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025	(1)
June 25, 2018	$200.0	2.723%	March 23, 2025	(1)
July 31, 2018	$300.0	2.885%	March 23, 2025	(1)
December 24, 2018	$50.0	2.744%	March 23, 2025	(1)
December 24, 2018	$100.0	2.808%	March 23, 2025	(1)
December 24, 2018	$50.0	2.728%	March 23, 2025	(1)

Total	$1,700.0

(1)	Represents the re-designated swaps as described in the May 2022 Transactions section below that were previously not designated cash flow hedges at March 31, 2022
May 2022 Transactions
:
In May 2022, the Company terminated certain of its previous interest rate swap contracts (the “Terminated Swaps”). As a result of the terminations, the Company received approximately $56.4 million. Simultaneously with the termination of the Terminated Swaps, the Company re-designated
all other swaps previously not designated as cash flow hedges of variable rate debt.
The receipt of approximately $56.4 million as a result of the termination was recorded as a reduction of the asset values of the derivatives amounting to $188.7 million and a reduction of the financing component (debt host) of the Terminated Swaps amounting to $131.3 million. At the time of the termination of the Terminated Swaps, there was approximately $180.4 million of unrealized gains recorded in accumulated other comprehensive income (loss) related to these Terminated Swaps. This amount will be amortized as a reduction of interest expense through the remaining term of the swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded as a reduction to interest expense at that time. In addition, the liability amount of $6.8 million for the
Re-designated
Swaps at the
re-designation
date will be amortized as a reduction of interest expense throughout the remaining term of the
Re-designated
Swaps, unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the loss will be recorded to interest expense at that time.
The receipt of approximately $56.4 million was classified in the combined statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million).

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Financial Statement Effect of Derivatives
C
ombined statement of operations and comprehensive income (loss):
The following table presents the
pre-tax
effect of the Company’s derivatives on the accompanying combined statements of operations and comprehensive income (loss) for the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)

Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$(5.8)	$1.7	$1.7
Loss reclassified from accumulated other comprehensive income (loss) into direct operating expense	(0.3)	(0.3)	(0.2)
Interest rate swaps
Gain recognized in accumulated other comprehensive income (loss)	$36.3	$81.1	$66.5
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	41.8	1.4	(15.0)
Derivatives not designated as cash flow hedges:
Interest rate swaps
Loss reclassified from accumulated other comprehensive income (loss) into interest expense	$(7.2)	$(11.8)	$(33.8)
Total direct operating expense on combined statements of operations	$1,886.7	$2,207.9	$1,922.1
Total interest expense on combined statements of operations	$222.5	$162.6	$115.0
Combined balance sheets:
The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 10). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its combined balance sheets. As of March 31, 2024 and 2023, there were no swaps outstanding that were subject to a master netting arrangement.

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As of March 31, 2024 and 2023, the Company had the following amounts recorded in the accompanying combined balance sheets related to the Company’s use of derivatives:

	March 31, 2024
	Other Current Assets	Other Non- Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$—	$2.8
Interest rate swaps	35.6	—	—

Fair value of derivatives	$35.6	$—	$2.8

	March 31, 2023
	Other Current Assets	Other Non- Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$2.9	$—	$0.1
Interest rate swaps	—	41.1	—

Fair value of derivatives	$2.9	$41.1	$0.1

As of March 31, 2024, based on the current release schedule, the Company estimates approximately $1.5 million of losses associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year
period ending March 31, 2025.
As of March 31, 2024, the Company estimates approximately $30.4 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year
period ending March 31, 2025.
19. Additional Financial Information
The following tables present supplemental information related to the combined financial statem en
ts.
Cash, Cash Equivalents and Restricted Cash
Cash equivalents consist of investments that are readily convertible into cash. Cash equivalents are carried at cost, which approximates fair value. The Company classifies its cash equivalents within Level 1 of the fair value hierarchy because the Company uses quoted market prices to measure the fair value of these investments (see Note 10). The Company monitors concentrations of credit risk with respect to cash and cash equivalents by placing such balances with higher quality financial institutions or investing such amounts in liquid, short-term, highly-rated instruments or investment funds holding similar instruments. As of March 31, 2024, the Company’s cash and cash equivalents were held in bank depository accounts.

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The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the combined balance sheets to the total amounts reported in the combined statements of cash flows at March 31, 2024 and 2023. At March 31, 2024 and 2023, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with the Production Tax Credit Facility, IP Credit Facility and Backlog Facility.

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Cash and cash equivalents	$277.0	$210.9
Restricted cash included in other current assets	43.7	27.5
Restricted cash included in other non-current assets	13.7	13.0

Total cash, cash equivalents and restricted cash	$334.4	$251.4

Accounts Receivable Monetization
Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other expense” line item on the combined statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the years ended March 31, 2024, 2023 and 2022.
Individual Monetization Agreements.
The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment
by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$512.3	$400.5	$285.0
Net cash proceeds received	491.9	383.0	278.3
Loss recorded related to transfers of receivables	20.4	17.5	6.7
At March 31, 2024, the outstanding amount of receivables derecognized from the Company’s combined balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $449.2 million (
March 31, 2023—$
350.9 million ).
Pooled Monetization Agreement.
In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on

a
recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment
by the customers.

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The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the years ended March 31, 2024, 2023 and 2022:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2	$167.0	$155.5
Less amounts from collections reinvested under revolving agreement	(9.1)	(94.3)	(102.7)

Proceeds from new transfers	13.1	72.7	52.8
Collections not reinvested and remitted or to be remitted	(13.4)	(66.6)	(46.8)

Net cash proceeds received (paid or to be paid) (1)	$(0.3)	$6.1	$6.0
Carrying value of receivables transferred and derecognized (2)	$22.1	$164.8	$154.5
Obligations recorded	$2.1	$5.9	$2.9
Loss recorded related to transfers of receivables	$2.0	$3.7	$1.9

(1)
During the year ended March 31, 2024, the Company voluntarily repurchased $46.0 million of receivables previously transferred. In addition, during the years ended March 31, 2023 and 2022, the Company repurchased $27.4 million and $25.5 million, respectively, of receivables previously transferred, as separately agreed upon with the third-party purchasers, in order to monetize such receivables under the individual monetization program discussed above without being subject to the collateral requirements under the pooled monetization program.

(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.
At March 31, 2024, there were no outstanding receivables derecognized from the Company’s combined balance sheet, for which the Company continues to service, related to the pooled monetization agreement (March 31, 2023 - $52.3 million).

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Other Assets
The c
omposition of the Company’s other assets is as follows as of March 31, 2024 and March 31, 2023:

	March 31, 2024	March 31, 2023
	(Amounts in millions)
Other current assets
Prepaid expenses and other (1)	$34.8	$36.0
Restricted cash	43.7	27.5
Contract assets (2)	59.9	63.5
Interest rate swap assets	35.6	—
Tax credits receivable	199.1	129.5

	$373.1	$256.5

Other non-current assets
Prepaid expenses and other	$18.3	$7.4
Restricted cash	13.7	13.0
Accounts receivable (3)	111.7	37.8
Contract assets (3)	3.2	5.1
Tax credits receivable	361.7	341.8
Operating lease right-of-use assets	344.3	116.8
Interest rate swap assets	—	41.1

	$852.9	$563.0

(1)
Includes home entertainment product inventory which consists of Packaged Media and is stated at the lower of cost or market value
(first-in,
first-out
method). Costs of Packaged Media sales, including shipping and handling costs, are included in distribution and marketing expenses.

(2)	At March 31, 2024, the current portion of contract assets includes $14.9 million from the acquisition of eOne (see Note 2).
(3)
Unamortized discounts on long-term,
non-interest
bearing receivables were $6.2 million and $3.5 million at March 31, 2024 and 2023, respectively, and unamortized discounts on contract assets were $0.3 million and $0.5 million at March 31, 2024 and 2023, respectively.

Content Related Payables
Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.
Other Accrued Liabilities
Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $116.2 million and $102.8 million at March 31, 2024 and 2023, respectively.

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Accumulated Other Comprehensive Income (Loss)
The following table summarizes the changes in the components of accumulated other comprehensive income (loss), net of tax. During the years ended March 31, 2024, 2023 and 2022, there was no income tax expense or benefit reflected in other comprehensive income (loss) due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2021	$(34.3)	(68.1)	$(102.4)
Other comprehensive loss	(4.6)	68.2	63.6
Reclassifications to net loss (1)	—	49.0	49.0

March 31, 2022	(38.9)	49.1	10.2
Other comprehensive income	(2.2)	82.8	80.6
Reclassifications to net loss (1)	—	10.7	10.7

March 31, 2023	(41.1)	142.6	101.5
Other comprehensive income (loss)	(1.0)	30.5	29.5
Reclassifications to net loss (1)	—	(34.3)	(34.3)

March 31, 2024	$(42.1)	$138.8	$96.7

(1)
Represents a loss of $0.3 million included in direct operating expense and a gain of $34.6 million included in interest expense on the combined statement of operations in the year ended March 31, 2024 (2023- loss of $0.3 million included in direct operating expense and loss of $10.4 million included in interest expense; 2022- loss of $0.2 million included in direct operating expense and loss of $48.8 million included in interest expense) (see Note 18).

Supplemental Cash Flow Information
Interest paid during the fiscal year ended March 31, 2024 amounted to $196.9 million (2023 — $137.7 million; 2022— $85.0 million).
Income taxes paid during the fiscal year ended March 31, 2024 amounted to net tax paid of $22.8 million (2023— net tax paid of $14.3 million; 2022— net tax paid of $13.9 million).
Significant
non-cash
transactions during the fiscal years ended March 31, 2024, 2023, and 2022 include certain interest rate swap agreements, which are discussed in Note 18, “Financial Instruments”.
The supplemental schedule of
non-cash
investing activities is presented below. There were no significant non-cash
financing activities for the fiscal years ended March 31, 2024, 2023 and 2022.

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Non-cash investing activities:
Accrued equity method investment	$—	$—	$19.0

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Supplemental cash flow information related to leases was as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$45.1	$40.3	$44.9
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$172.1	$11.3	$51.1
Increase in right-of-use assets and lease liability due to a reassessment event:
Operating leases - increase in right-of-use assets	$103.6	$17.4	$30.9
Operating leases - increase in lease liability	$103.6	$17.4	$30.9
20. Related Party Transactions
Transactions with Lionsgate
As described in Note 1, Lionsgate utilizes a centralized approach to cash management. Cash generated by the Company or borrowed under certain
debt obligations is managed by Lionsgate’s centralized treasury function and is routinely transferred to the Company or to the Starz Business to fund operating activities of the Studio Business and the Starz Business when needed.
Because of this centralized approach to cash management, financial transactions for cash movement and the settlement of payables and receivables when due with Lionsgate are generally accounted for through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1). Settlements of amounts payable and receivable when due are reflected as cash payments or receipts for the applicable operating transaction within operating activities in the combined statements of cash flows, with the net change in transactions that otherwise would have been presented as a change in parent net investment prior to the recast to accumulated deficit in connection with the reverse recapitalization described in Note 1, included within financing activities in the combined statements of cash flows.
In the normal course of business, the Company enters into transactions with Lionsgate and the Starz Business which include the following, which unless otherwise indicated are settled through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1) at the time of the transaction:
Licensing of content to the Starz Business:
The Company licenses motion pictures and television programming (including Starz original productions) to the Starz Business. The license fees generally are due upon delivery or due at a point in time following the first showing. License fee amounts due are settled with the Starz Business through accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see Note 1). License fees receivable, not yet due from the Starz Business, are reflected in due from the Starz Business on the combined balance sheets. The consideration to which the Company is entitled under the license agreements with the Starz Business is included in revenue from contracts with customers and presented separately in the combined statement of operations (see Note 12).
Corporate expense allocations:
As previously described in Note 1, the accompanying combined financial statements include allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. During the year ended March 31, 2024, corporate expense allocations, excluding amounts related to share-based compensation discussed below, amounted to $110.6 million (2023—
$100.9
million, 2022—
$80.0 million).

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Operating expense reimbursement:
As previously described in Note 1, the Company pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the Company such as legal expenses, software development costs and severance. These expenditures are reflected in the financial statements of the Studio Business and the Starz Business as applicable.
Share- based compensation:
Lionsgate provides share-based compensation related to the Studio Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Studio Business.
Monetization of certain accounts receivables:
The Company has entered into an agreement with Starz for Starz to transfer certain accounts receivables to the Company to participate in the Company’s pooled monetization arrangement. The Company purchases the transferred receivables at fair value and records them at the purchased amount on its balance sheet and classifies the purchase price paid in parent net investment (see Note 19). The accounts receivables purchased from the Starz Business have historically been pledged as collateral under this agreement. Any discount on the purchase of the receivable from the Starz Business is accreted to interest income over the period to collection of the accounts receivable. The accounts receivable purchased from the Starz Business and subsequent collections are reflected as investing activities in the combined statements of cash flows.
Parent Net Investment
The net transfers to and from Lionsgate discussed above were as follows:

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Cash pooling and general financing activities	$(199.3)	$36.1	$(305.2)
Licensing of content (1)	540.0	733.3	567.7
Corporate reimbursements	7.0	13.3	10.8
Corporate expense allocations (excluding allocation of share-based compensation)	27.9	22.3	19.3
Funding of purchases of accounts receivables held for collateral	(85.5)	(183.7)	(172.9)

Net transfers to (from) Parent per combined statements of cash flows	$290.1	$621.3	$119.7

Share-based compensation (including allocation of share-based compensation)	(62.5)	(73.4)	(70.2)
Other non-cash transfer	11.9	2.5	—

Net transfers to (from) Parent per combined statements of equity (deficit)	$239.5	$550.4	$49.5

(1)	Reflects the settlement of amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.
Other Related Party Transactions
In April 2004, a wholly-owned subsidiary of the Company entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Michael Burns, the Vice Chair and a director of Lionsgate, owns a 65.45% interest in Ignite, and Hardwick Simmons, a director of Lionsgate, owns a 24.24% interest in Ignite. During the year ended March 31, 2024, $0.3 million was paid to Ignite under these agreements (2023-$0.4 million).

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See Note 1 and Note 21 for a description of the Business Combination Agreement with SEAC. Harry E. Sloan, a director of Lionsgate, is also the Chairman of SEAC, and owns, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the SEAC sponsor. Mr. Sloan recused himself from the decisions to approve the Business Combination made by both the board of directors of SEAC and Lionsgate.
Transactions with Equity Method Investees
Equity Method Investees.
In the ordinary course of business, the Company is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on the Company’s combined balance sheets and combined statements of operations is as follows (see Note 1 and Note 5):

	March 31,
	2024	2023
	(Amounts in millions)
Combined Balance Sheets
Accounts receivable	$8.1	$10.8
Investment in films and television programs (1)	2.2	7.9
Other assets, noncurrent (1)	—	45.8

Total due from related parties	$10.3	$64.5

Accounts payable (2)	$16.8	$16.8
Other accrued liabilities (1)	—	6.7
Participations and residuals, current	5.5	7.5
Participations and residuals, noncurrent	1.3	2.0
Deferred revenue, current	0.1	—
Other liabilities (1)	—	41.4

Total due to related parties	$23.7	$74.4

	Year Ended March 31,
	2024	2023	2022
	(Amounts in millions)
Combined Statements of Operations
Revenues	$3.0	$4.8	$3.0
Direct operating expense	$5.0	$8.3	$6.5
Distribution and marketing expense	$0.8	$0.4	$0.2
Interest and other income	$—	$—	$3.0

(1)
As of March 31, 2023, the Company had certain operating leases related to a studio facility owned by an equity-method investee which was sold during the year ended March 31, 2024. Amounts related to these leases as of March 31, 2023 are included in the table above in investment in films and television programs, other assets—noncurrent, other accrued liabilities and other liabilities.

(2)	Amounts primarily represent production related advances due to certain of its equity method investees.
21. Subsequent Events
Lionsgate Senior Notes Exchange.
On May 8, 2024, an indirect, wholly-owned subsidiary of Lionsgate issued $389.9 million aggregate principal amount of new 5.500% senior notes due 2029 (the “New 5.500% Senior Notes”). The New 5.500% Senior Notes were exchanged by Lionsgate for $389.9 million of the existing 5.500% Senior Notes. The New 5.500% Senior Notes initially bear interest at 5.500% annually and mature

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April 15, 2029, with the interest rate increasing to 6.000% and the maturity date extending to April 15, 2030 effective upon completion of the separation of the Starz Business from the Studio Business. Lionsgate may redeem the New 5.500% Senior Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture to the New 5.500% Senior Notes, at certain specified redemption prices set forth in the indenture to the New 5.500% Senior Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
The Studio Business remains a guarantor under the New 5.500% Senior Notes indenture agreement. Upon completion of the separation of the Starz Business from the Studio Business, the New 5.500% Senior Notes will become obligations of the Studio Business and will be reflected in the Studio Business’s combined financial statements.
Business Combination Agreement.
On May 13, 2024, Lionsgate consummated the Business Combination referred to in Note 1. In connection with the closing of the Business Combination, SEAC II Corp. changed its name to “Lionsgate Studios Corp.” (referred to as “Lionsgate Studios”). Lionsgate Studios continued the existing business operations of the Company. Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with the Business Combination, Lionsgate and LG Studios entered into a separation agreement pursuant to which (i) the assets and liabilities of the Lionsgate’s Studio Business (including certain subsidiaries of the Lionsgate engaged in the Studio Business) were separated from the assets and liabilities of Lionsgate’s Starz Business (meaning substantially all of the assets and liabilities constituting the Media Networks segment of Lionsgate, and including certain subsidiaries of Lionsgate engaged in Lionsgate’s Starz Business) and transferred to LG Studios such that LG Studios holds, directly or indirectly, all of the assets and liabilities of the Studio Business, and (ii) all of Lionsgate’s equity interests in LG Studios were transferred to Studio HoldCo.
As a result, approximately 87.8% of the total shares of Lionsgate Studios continue to be held by Lionsgate, while former SEAC public shareholders and founders and common equity financing investors own approximately 12.2% of Lionsgate Studios. In addition to establishing the Studio Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate, including $254.3 million in private investments in public equities (“PIPE”) financing, which amount excludes an aggregate of approximately $20.0 million that remains due from a PIPE investor that subscribed for common shares and which shares, are pending issuance subject to receipt of such amount. The net proceeds will be used to pay down amounts outstanding under the Term Loan A and Term Loan B pursuant to the Credit Agreement.
The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SEAC was treated as the acquired company and the Studio Business was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing stock for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business. The Studio Business will continue to be a consolidated subsidiary of Lionsgate. See Note 1.

LIONSGATE STUDIOS CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2024	March 31, 2024
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$186.2	$277.0
Accounts receivable, net	489.2	688.6
Due from Starz Business (Note 20)	176.5	33.4
Other current assets	294.0	373.1

Total current assets	1,145.9	1,372.1
Investment in films and television programs, net	2,457.4	1,929.0
Property and equipment, net	33.9	37.3
Investments	79.4	74.8
Intangible assets, net	22.0	25.7
Goodwill	808.5	811.2
Other assets	827.4	852.9

Total assets	$5,374.5	$5,103.0

LIABILITIES
Accounts payable	$251.4	$246.7
Content related payables	33.5	41.4
Other accrued liabilities	163.0	282.4
Participations and residuals	614.9	647.8
Film related obligations	1,421.2	1,393.1
Debt-short term portion	253.4	860.3
Deferred revenue	446.7	170.6

Total current liabilities	3,184.1	3,642.3
Debt	1,742.8	923.0
Participations and residuals	388.8	435.1
Film related obligations	443.2	544.9
Other liabilities	424.5	452.5
Deferred revenue	121.3	118.4
Deferred tax liabilities	19.9	13.7

Total liabilities	6,324.6	6,129.9
Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	99.7	123.3
EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 288.7 shares issued (March 31, 2024 - 253.4 shares issued)	300.7	—
Accumulated deficit	(1,446.4)	(1,249.1)
Accumulated other comprehensive income	64.8	96.7

Total Lionsgate Studios Corp shareholders’ equity (deficit)	(1,080.9)	(1,152.4)
Noncontrolling interests	31.1	2.2

Total equity (deficit)	(1,049.8)	(1,150.2)

Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,374.5	$5,103.0

See accompanying notes.

LIONSGATE STUDIOS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions, except per share amounts)
Revenues:
Revenue	$626.0	$557.9	$1,712.3	$1,684.2
Revenue - Starz Business (Note 20)	87.8	133.7	413.5	422.1

Total revenues	$713.8	$691.6	$2,125.8	$2,106.3
Expenses:
Direct operating	457.1	433.6	1,440.9	1,306.0
Distribution and marketing	79.4	109.2	306.0	346.0
General and administration	82.4	86.0	259.4	261.6
Depreciation and amortization	4.4	3.0	13.2	11.1
Restructuring and other	40.9	52.5	75.8	61.5

Total expenses	664.2	684.3	2,095.3	1,986.2

Operating income	49.6	7.3	30.5	120.1
Interest expense	(58.5)	(55.5)	(180.1)	(157.1)
Interest and other income	3.1	1.7	11.4	6.9
Other gains (losses), net	10.1	(0.6)	(5.2)	(14.3)
Loss on extinguishment of debt	(0.3)	—	(1.8)	—
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7

Income (loss) before income taxes	11.6	(38.5)	(136.7)	(36.0)
Income tax provision	(3.2)	(6.3)	(13.3)	(16.7)

Net income (loss)	8.4	(44.8)	(150.0)	(52.7)
Less: Net loss (income) attributable to noncontrolling interests	(2.0)	3.7	(0.4)	6.2

Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$(150.4)	$(46.5)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

Diluted net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

Weighted average number of common shares outstanding:
Basic	288.7	253.4	283.3	253.4
Diluted	288.7	253.4	283.3	253.4
See accompanying notes.

LIONSGATE STUDIOS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Net income (loss)	$8.4	$(44.8)	$(150.0)	$(52.7)
Foreign currency translation adjustments, net of tax	(24.5)	3.1	(12.8)	1.8
Net unrealized gain (loss) on cash flow hedges, net of tax	0.7	(23.0)	(19.1)	(6.1)

Comprehensive loss	(15.4)	(64.7)	(181.9)	(57.0)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(2.0)	3.7	(0.4)	6.2

Comprehensive loss attributable to Lionsgate Studios Corp. shareholders	$(17.4)	$(61.0)	$(182.3)	$(50.8)

See accompanying notes.

LIONSGATE STUDIOS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Three Months Ended
	Common Shares			Accumulated Other Comprehensive Income	Total Lionsgate Studios Corp. Equity (Deficit)	Non-controlling Interests (a)
	Number	Amount	Accumulated Deficit				Total Equity (Deficit)
	(Amounts in millions)
Balance at September 30, 2024	288.7	$289.7	$(1,451.8)	$88.6	$(1,073.5)	$34.9	$(1,038.6)
Net income	—	—	6.4	—	6.4	2.3	8.7
Net transfers to Parent	—	—	(0.6)	—	(0.6)	—	(0.6)
Distributions to noncontrolling interests	—	—	—	—	—	(6.1)	(6.1)
Redeemable noncontrolling interests adjustments	—	—	(0.4)	—	(0.4)	—	(0.4)
Other comprehensive loss	—	—	—	(23.8)	(23.8)	—	(23.8)
Share-based compensation, Lionsgate contribution post Separation, net of required tax withholding	—	14.4	—	—	14.4	—	14.4
Issuance of LG Studios Common Shares upon Business Combination and PIPE Investments, net of issuance costs	—	(3.4)	—	—	(3.4)	—	(3.4)

Balance at December 31, 2024	288.7	$300.7	$(1,446.4)	$64.8	$(1,080.9)	$31.1	$(1,049.8)

Balance at September 30, 2023	253.4	$—	$(997.2)	$117.1	$(880.1)	$2.3	$(877.8)
Net (loss) income	—	—	(41.1)	—	(41.1)	0.3	(40.8)
Net transfers from Parent	—	—	(51.7)	—	(51.7)	—	(51.7)
Distributions to noncontrolling interests	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustments	—	—	(0.5)	—	(0.5)	—	(0.5)
Other comprehensive loss	—	—	—	(19.9)	(19.9)	—	(19.9)

Balance at December 31, 2023	253.4	$—	$(1,090.5)	$97.2	$(993.3)	$1.8	$(991.5)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 10).
See accompanying notes.

LIONSGATE STUDIOS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Nine Months Ended
	Common Shares			Parent Net Investment	Accumulated Other Comprehensive Income	Total Lionsgate Studios Corp. Equity (Deficit)	Non-controlling Interests (a)	Total Equity (Deficit)
	Number	Amount	Accumulated Deficit
	(Amounts in millions)
Balance at March 31, 2024	—	$—	$—	$(1,249.1)	$96.7	$(1,152.4)	2.2	$(1,150.2)
Retroactive application of recapitalization	253.4	—	(1,249.1)	1,249.1	—	—	—	—

Balance at March 31, 2024, after effect of recapitalization (Note 2)	253.4	—	(1,249.1)	—	96.7	(1,152.4)	2.2	(1,150.2)
Net (loss) income	—	—	(150.5)	—	—	(150.5)	2.1	(148.4)
Net transfers to Parent	—	—	(55.8)	—	—	(55.8)	—	(55.8)
Noncontrolling interests (see Note 10)	—	—	—	—	—	—	33.6	33.6
Distributions to noncontrolling interests	—	—	—	—	—	—	(6.8)	(6.8)
Redeemable noncontrolling interests adjustments	—	—	9.0	—	—	9.0	—	9.0
Other comprehensive loss	—	—	—	—	(31.9)	(31.9)	—	(31.9)
Share-based compensation, Lionsgate contribution post Separation, net of required tax withholding	—	22.5	—	—	—	22.5	—	22.5
Issuance of LG Studios Common Shares upon Business Combination and PIPE Investments, net of issuance costs	35.3	278.2	—	—		278.2	—	278.2

Balance at December 31, 2024	288.7	$300.7	$(1,446.4)	$—	$64.8	$(1,080.9)	$31.1	$(1,049.8)

Balance at March 31, 2023	—	$—	$—	$(881.9)	$101.5	$(780.4)	$1.5	$(778.9)
Retroactive application of recapitalization	253.4	—	(881.9)	881.9	—	—	—	—

Balance at March 31, 2023, after effect of recapitalization (Note 2)	253.4	—	(881.9)	—	101.5	(780.4)	1.5	(778.9)
Net (loss) income	—	—	(46.5)	—	—	(46.5)	1.1	(45.4)
Net transfers to Parent	—	—	(90.6)	—	—	(90.6)	—	(90.6)
Distributions to noncontrolling interests	—	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustments	—	—	(71.5)	—	—	(71.5)	—	(71.5)
Other comprehensive income	—	—	—	—	(4.3)	(4.3)	—	(4.3)

Balance at December 31, 2023	253.4	$—	$(1,090.5)	$—	$97.2	$(993.3)	$1.8	$(991.5)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 10).
See accompanying notes.

LIONSGATE STUDIOS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Operating Activities:
Net loss	$(150.0)	$(52.7)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13.2	11.1
Amortization of films and television programs	1,053.3	948.1
Content and other impairments	25.8	—
Amortization of debt financing costs and other non-cash interest	21.9	19.6
Non-cash share-based compensation	46.9	53.6
Other non-cash items	25.0	29.3
Loss on extinguishment of debt	1.8	—
Equity interests income	(8.5)	(5.7)
Gain on investments, net	—	(2.7)
Deferred income taxes	6.1	0.7
Changes in operating assets and liabilities:
Accounts receivable, net	288.1	58.3
Investment in films and television programs, net	(1,546.1)	(700.8)
Other assets	(36.2)	(14.6)
Accounts payable and accrued liabilities	(143.7)	(86.9)
Participations and residuals	(81.9)	10.1
Content related payables	(10.1)	1.7
Deferred revenue	274.6	41.3
Due from Starz Business	(143.1)	91.1

Net Cash Flows Provided By (Used In) Operating Activities	(362.9)	401.5

Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 3)	12.0	—
Purchase of eOne, net of cash acquired (see Note 3)	—	(331.1)
Proceeds from the sale of other investments	1.5	5.2
Investment in equity method investees and other	(2.0)	(11.3)
Acquisition of assets (film library and related assets)	(35.0)	—
Increase in loans receivable	—	(3.6)
Repayment of loans receivable	0.8	—
Purchases of accounts receivables held for collateral	—	(85.6)
Receipts of accounts receivables held for collateral	—	105.7
Capital expenditures	(9.9)	(5.1)

Net Cash Flows Used In Investing Activities	(32.6)	(325.8)

Financing Activities:
Debt-borrowings, net of debt issuance costs	3,555.6	2,270.5
Debt-repurchases and repayments	(3,317.0)	(1,926.0)
Film related obligations-borrowings	1,494.9	1,072.9
Film related obligations-repayments	(1,582.3)	(1,317.7)
Purchase of noncontrolling interest	(7.4)	(0.6)
Distributions to noncontrolling interest	(6.7)	(1.7)
Parent net investment	(95.5)	(127.6)
Tax withholding required on equity awards	(18.7)	—
Proceeds from Business Combination, net	281.7	—

Net Cash Flows Provided By (Used In) Financing Activities	304.6	(30.2)

Net Change In Cash, Cash Equivalents and Restricted Cash	(90.9)	45.5
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(3.7)	0.5
Cash, Cash Equivalents and Restricted Cash-Beginning Of Period	334.4	251.4

Cash, Cash Equivalents and Restricted Cash-End Of Period	$239.8	$297.4

See accompanying notes.

LIONSGATE STUDIOS CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Capitalized terms defined in these Notes to the Unaudited Condensed Financial Statements shall have the meanings ascribed to such terms and for the purposes set forth herein.
1. Description of Business, Basis of Presentation and Significant Accounting Policies
Nature of Operations
Lionsgate Studios Corp. (the “Company,” “Lionsgate Studios,” “we,” “us,” or “our”) is a subsidiary of Lions Gate Entertainment Corp. (“Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “Studio Business”) of Lionsgate.
The Studio Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the domestic and international licensing of Starz original productions to the Media Networks segment of Lionsgate and its subsidiaries (the “Starz Business”), and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.
Separation and Business Combination
On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“StudioCo”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” and continues the existing business operations of the Studio Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with and prior to the Business Combination, Lionsgate and StudioCo entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to StudioCo such that StudioCo held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Separation”).
The Business Combination was accounted for as a reverse recapitalization in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, SEAC is treated as the acquired company and the Studio Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the

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Studio Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business.
The Studio Business has been determined to be the accounting acquirer in the Business Combination because Lionsgate continues to hold a controlling financial interest.
As a result of the Business Combination and additional private investments in public equities (“PIPE”) financing discussed in Note 2, former SEAC public shareholders and founders and new common equity financing investors own approximately 12.2% of LG Studios Common Shares. In addition to establishing the Studio Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate received as of
December 31
, 2024, including $254.3 million in PIPE financing. See Note 2 for additional information related to the Business Combination. Shortly after the closing of the Business Combination, approximately $299.0 million was used by the Company to pay down the Intercompany Note, see Note 7.
Basis of Presentation
Upon the effective date of the Separation, the Company’s financial statements are presented on a consolidated basis, as Lionsgate completed the contribution of the Studio Business on such date. The unaudited financial statements for all periods presented, including the historical results of the Company prior to the Separation, are now referred to as the “condensed consolidated financial statements”.
For periods prior to the Separation, the Company operated as a segment of Lionsgate and not as a separate entity. The Company’s financial statements prior to the Separation were prepared on a carve-out
basis and were derived from Lionsgate’s consolidated financial statements and accounting records and reflect Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with U.S. GAAP. Prior to the Separation, a management approach was applied to determine the carve-out
basis of presentation. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out
financial statements.
For periods subsequent to the Separation, the accompanying unaudited condensed consolidated financial statements include the accounts of Lionsgate Studios and all of its majority-owned and controlled subsidiaries.
The unaudited condensed consolidated financial statements have been prepared in accordance with U.S.GAAP for interim financial information and the instructions to quarterly report on Form
10-Q
under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation
S-X.
Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been reflected in these unaudited condensed consolidated financial statements. Operating results for the three and nine months ended December 31, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2025. The balance sheet at March 31, 2024 has been derived from the audited combined financial statements at that date, but does not include all the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed consolidated financial statements should be read together with the Studio Business’ audited combined financial statements and related notes for the fiscal year ended March 31, 2024 as contained in Exhibit 99.1 of Amendment No. 2 to the Current Report on Form
8-K
filed on October 15, 2024 with the U.S. Securities and Exchange Commission (“SEC”).
Certain amounts presented in prior periods have been reclassified to conform to the current period presentation.

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All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business were included in the accompanying unaudited condensed consolidated financial statements. Revenues and costs associated with the Studio Business were specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, prior to the separation, the Studio Business costs included an allocation of corporate general and administrative expense (inclusive of share-based compensation) which was allocated to the Studio Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the Studio Business were generally specifically identifiable as costs of the Studio Business in the accounting records of Lionsgate and were included in the accompanying unaudited condensed consolidated financial statements in periods prior to the Separation.
In connection with the Business Combination, on May 9, 2024, Lionsgate and
StudioCo
entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the closing of the Business Combination. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of
$10.0 million to be allocated annually to the Starz Business of Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Separation with consideration of the anticipated separation of the Starz Business.
The corporate general and administrative expenses that are allocated to the Company pursuant to the Shared Services Agreement include salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company will continue to receive awards of equity and equity-based compensation pursuant to the existing plans of Lionsgate. Such awards will be treated as a capital contribution by Lionsgate to the Company, with the associated stock based compensation expense for such awards allocated to the Company, see Note 13.
For periods prior to the Separation, the unaudited condensed combined financial statements of the Studio Business included allocations of corporate general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to the corporate and shared service functions historically provided by Lionsgate. These expenses were allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.
Management believes the assumptions underlying these unaudited condensed consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to the Studio Business prior to the Separation, are reasonable. See Note 20 for further detail of the allocations included in the unaudited condensed consolidated financial statements.
In connection with the Business Combination, the Company entered into certain intercompany note arrangements, which mirrored the terms and amounts outstanding under Lionsgate’s credit facilities as previously reflected in the historical financial statements of the Studio Business prior to the Separation, see Note 7.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

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assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; the allocations of costs to the Company for certain corporate and shared service functions in preparing the unaudited condensed consolidated financial statements for periods prior to the Separation on a carve-out
basis; fair value of assets and liabilities for allocation of the purchase price of companies and assets acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; impairment assessments for investment in films and television programs, and goodwill. Actual results could differ from such estimates.
Recent Accounting Pronouncements
Segment Reporting:
In November 2023, the Financial Accounting Standards Board (“FASB”) issued guidance which expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items, and interim disclosures of a reportable segment’s profit or loss and assets. This guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2025 and subsequent interim periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Taxes:
In December 2023, the FASB issued guidance which expands income tax disclosures by requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, this guidance requires all entities disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Statement:
In November 2024, the FASB issued guidance requiring public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This guidance is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The disclosures required under the guidance can be applied either prospectively to financial statements issued for reporting periods after the effective date or retrospectively to any or all periods presented in the financial statements. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
2. Business Combination
As discussed in Note 1, on May 13, 2024 (the “Closing Date”) the Company consummated the transactions contemplated by the Business Combination (the “Closing”).

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The following table presents the number of LG Studios Common Shares issued in connection with the Closing:

Number of LG Studios Common Shares Issued
Shares issued to SEAC public shareholders (1)	7,027,873
Shares issued to SEAC Sponsor and its permitted transferees (2)	2,010,000
Shares issued to PIPE Investors (3)	25,759,430
Additional shares issued (4)	448,127

Total shares issued in Business Combination and related transactions	35,245,430
Shares issued to Lionsgate (5)	253,435,794

Total Lionsgate Studios Common Shares following the Closing of the Business Combination	288,681,224

(1)
Ref
lects 7,027,873 LG Studios Common Shares issued to holders of Class A ordinary shares of SEAC (the “SEAC Class A Ordinary Shares”) which were subject to possible redemption. This reflects the 75,000,000 SEAC Class A Ordinary Shares outstanding as of March 31, 2024, net of 67,972,127 SEAC Class A Ordinary Shares which were redeemed prior to the Closing for $730.1 million in aggregate at a weighted average redemption price of $10.745 per share.

(2)
Reflects 2,010,000 LG Studios Common Shares issued to Eagle Equity Partners V, LLC (the “SEAC Sponsor”) and its permitted transferees in connection with their SEAC Class A Ordinary Shares held after the conversion of their Class B ordinary shares of SEAC (the “SEAC Class B Ordinary Shares”) and repurchase of 16,740,000 SEAC Class B Ordinary Shares pursuant to the Sponsor Securities Repurchase, as described below, prior to the Business Combination. The number of LG Studios Common Shares issued excludes options issued in the Sponsor Securities Repurchase described below, for the purchase of 2,200,000 LG Studios Common Shares subject to certain vesting restrictions pursuant to the Sponsor Option Agreement described below.

(3)
Reflects 14,141,559 LG Studios Common Shares issued at a purchase price of $9.63 per share and 11,617,871 LG Studios Common Shares issued at a purchase price of $10.165 per share, to certain institutional and accredited investors (the “PIPE Investors”) pursuant to subscription agreements as described below. Amounts exclude 1,953,976 PIPE Shares for which Reduction Rights as described below were exercised.

(4)
Reflects 254,200
LG Studios Common Shares issued pursuant to share purchase and/or non-redemption agreements SEAC and New SEAC entered into with certain investors prior to the Business Combination and 193,927 LG Studios Common Shares issued to certain PIPE Investors for which Reduction Rights, as described below, were exercised.

(5)
Reflects 253,435,794
LG
Studios Common Shares issued to Lionsgate through a series of transactions, including an amalgamation of StudioCo and New SEAC, as consideration for the cancellation and exchange of each then issued and outstanding common share, without par value, of StudioCo. Under the recapitalization accounting, these shares are reflected as issued and outstanding as of the beginning of the earliest period presented in the unaudited condensed consolidated statements of equity (deficit).

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The following table presents and reconciles elements of the Business Combination and related transactions to the consolidated statement of cash flows and the consolidated statement of equity (deficit) for the nine months ended December 31, 2024 (amounts in millions):

Gross cash proceeds from SEAC trust account, net of redemptions (1)	$75.7
Gross cash proceeds from PIPE Investment, net of Reduction Rights exercised (2)	254.3

Total gross cash proceeds	330.0
Less: SEAC warrant exchange payment (3)	(12.5)
Less: SEAC transaction costs	(20.1)
Less: Lionsgate Studios transaction costs	(19.2)

Net proceeds from the Business Combination and related equity issuances per the condensed consolidated statement of equity (deficit)	278.2
Add: Transaction costs accrued and not paid, net of transaction costs previously paid	3.5

Net cash proceeds from the Business Combination and related equity issuances per the condensed consolidated statement of cash flows	$281.7

(1)
Reflects the remaining $75.7 million in SEAC’s trust account, established at the consummation of SEAC’s initial public offering, after redemptions. As described above, 7,027,873 LG Studios Common Shares were issued to holders of SEAC Class A Ordinary Shares which were subject to possible redemption and not redeemed prior to the Closing.

(2)	Reflects the gross proceeds from the issuance of 25,759,430 LG Studios Common Shares to PIPE Investors, net of Reduction Rights exercised.
(3)
Prior to the Closing, each of the then issued and outstanding whole warrants of SEAC, sold as part of SEAC’s initial public offering (the “SEAC Public Warrants”) was automatically exchanged for $0.50 in cash pursuant to the terms of an amendment to the agreement governing the SEAC Public Warrants. As of the Closing, no SEAC Public Warrants were outstanding.

PIPE Investment
Concurrently with the execution of the Business Combination Agreement, SEAC, New SEAC and Lionsgate entered into subscription agreements with PIPE Investors (the “Initial Subscription Agreements”) pursuant to which PIPE Investors agreed to purchase from the Company an aggregate of 18,172,378 LG Studios Common Shares (the “Initial PIPE Shares”), at a purchase price of $9.63 per share, immediately following the Closing.
Pursuant to the Initial Subscription Agreements, certain PIPE Investors elected to offset their commitment under their Initial Subscription Agreement (the “Reduction Right”) with respect to 1,953,976 PIPE Shares, which reduced the Initial PIPE Shares to 16,218,402 shares. PIPE Investors that exercised Reduction Rights were entitled to purchase from SEAC a fractional share of newly issued SEAC Class A Ordinary Shares at a nominal purchase price for every SEAC Class A Ordinary Share for which it exercised its Reduction Right,
and
resulted in
193,927
newly issued SEAC Class A Ordinary Shares being issued, which ultimately resulted in
193,927
LG Studios
Common
Shares as reflected in the table above.
Prior to the
 close of the Business Combination, SEAC, New SEAC and Lionsgate entered into additional subscription agreements with additional PIPE Investors pursuant to which such PIPE Investors agreed to purchase from the Company an aggregate of
11,617,871
LG Studios Common Shares at a purchase price of $
10.165
per share, immediately following the
Closing.

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The aggregate gross proceeds from the PIPE Investment received at the Closing was $
254.3
 million, which amount excludes an aggregate of approximately $
20.0
 million that remains due from a PIPE Investor that subscribed for
2,076,843
LG Studios Common Shares pursuant to the Initial Subscription Agreements and which shares, as of
December 31
,
2024, are pending issuance subject to receipt of such amount.
Sponsor Option; Lions Gate Parent Issuance and Sponsor Issuance
In connection with the Business Combination, SEAC repurchased 16,740,000 of the SEAC Class B Ordinary Shares, representing the SEAC Class B Ordinary Shares in excess of 1,800,000 held by SEAC Sponsor (the “Sponsor Securities Repurchase”), in exchange for an aggregate of $1.00 and 2,200,000 options of SEAC (the “SEAC Sponsor Options”) each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share, (the “Sponsor Option Agreement”). In connection with the Business Combination, the SEAC Sponsor Options ultimately became options to purchase LG Studios Common Shares pursuant to the terms of the Sponsor Option Agreement, see Note 13. After the repurchase of the SEAC Class B Ordinary Shares, there were 2,010,000 SEAC Class B Ordinary Shares outstanding (consisting of the 1,800,000 and 210,000 of SEAC Class B Ordinary Shares held by the SEAC Sponsor and the independent directors and advisors, respectively) which automatically converted into SEAC Class A Ordinary Shares and were exchanged for 2,010,000 LG Studios Common Shares as reflected in the table above.
Non-Redemption
Agreements
In connection with the Business Combination, SEAC and New SEAC entered into non-redemption
agreements with certain investors (the
“Non-Redemption
Investors”), pursuant to which
Non-Redemption
Investors who met the terms and conditions set forth in the
non-redemption
agreement were entitled to purchase from SEAC a fractional share of newly issued SEAC Class A Ordinary Shares at a nominal purchase price for every Purchase Commitment Share, as defined in the non-redemption
agreement, purchased. As a result, 254,200 newly issued SEAC Class A Ordinary Shares were issued to the
Non-Redemption
Investors, ultimately 254,200 LG Studios Common Shares as reflected in the table above.
Intercompany Note Repayment
Following the close of the Business Combination, the Company transferred the aggregate transaction proceeds less the SEAC warrant exchange payment and SEAC transaction expenses, in cash to Lionsgate in partial repayment of the In ter
company Note, see Note 7.
3. Acquisitions
Acquired Library
On June 5, 2024, the Company invested approximately $35.0 million for a 51% members’ interest in a newly formed limited liability company, CP LG Library Holdings, LLC (“CP LG”), with the Company designated as the managing member of CP LG. CP LG used the funds received from the Company, along with funds invested by the
49
% member, to acquire a library of
46
films for approximately $
68.6
 million.
Also on June 5, 2024, the Company entered into a distribution agreement with CP LG to distribute the titles in the acquired library. The purchase included the film library (of which $48.3 million of the purchase price was allocated to investment in film and television programs for the film library), accounts receivable and certain liabilities associated with the film library, most notably participations and residuals liabilities.
The Company determined
 that CP LG is a variable interest entity (“VIE”) for which it is the primary beneficiary and is consolidated under the applicable accounting guidance as the Company has the power to direct the significant activities and the right to receive benefits and obligation to absorb losses of CP LG. The Company concluded that the acquired library and related assets and liabilities was not a business and therefore, accounted

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for the acquisition as an initial consolidation of a VIE that is not a business under the applicable accounting guidance. There was no
gain or loss recognized upon initial consolidation of the VIE as the sum of the fair value of the consideration paid and noncontrolling interest equaled the fair value of the net assets on the acquisition date. See Note 10 for the noncontrolling interest recorded related to CP LG.
As of
December 31
, 2024, the unaudited condensed consolidated balance sheet
included
assets and liabilities of CP LG totaling $72.6 million (which is primarily comprised of investment in film and television programs) and $12.3 million, respectively. The assets and liabilities of CP LG primarily consist of accounts receivable, investment in film and television programs, and participations and residuals.
eOne Acquisition
On December 27, 2023, Lionsgate and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée, completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $
373.1
million. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film
and
television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.
The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s consolidated results from December 27, 2023.
Allocation of Purchase Consideration.
The Company has made an allocation of the purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value as follows:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	293.2
Investment in films and television programs	370.2
Property and equipment	14.0
Intangible assets	4.0
Other assets (1)	172.4
Accounts payable and accrued liabilities	(69.3)
Content related payables	(38.8)
Participations and residuals (1)	(202.9)
Film related obligations (1)	(105.8)
Other liabilities and deferred revenue (1)	(130.9)

Fair value of net assets acquired	360.2
Goodwill	12.9

Purchase price consideration at December 31, 2024	$373.1

(1)	Includes current and non-current amounts .
The goodwill amount reflected in the table above arises from the opportunity for strengthening the Company’s global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be

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deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.
Investment in films and television programs includes the fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the fair value of films and television programs in production, pre-production
and development. For investment in films and television programs, the fair value was estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of

5 years to 10 years.
The intangible
 assets acquired include trade names with a weighted average estimated useful life of
5
years.
The fair value of the trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.

Other fair value adjustments were made to property and equipment and right-of-use
lease assets to reflect the fair value of certain assets upon acquisition.
Deferred taxes, net of any required valuation allowance, were adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use
lease assets, and other liabilities.
The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.
Pro Forma Statement of Operations Information.
The following unaudited pro forma condensed consolidated statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2023. The unaudited pro forma condensed consolidated financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2023, nor is it indicative of future results. The statement of operations information below includes the statement of operations of eOne for the nine
months ended September 30, 2023 combined with the Company’s statement of operations for the nine
months ended
December 31
, 2023, respectively.

	Three Months Ended December 31,	Nine Months Ended December 31,
	2023	2023
	(Amounts in millions)
Revenues	$832.5	$2,525.6
Net income (loss) attributable to Lionsgate Studios Corp.	(21.2)	(323.7)
The unaudited pro forma condensed consolidated financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in

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depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time
non-recurring
costs, (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related
impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon
assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed consolidated statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed consolidated financial information for the nine
months ended
December 31
, 2023 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine
months ended September 30, 2023.
The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.
4. Investment in Films and Television Programs
The predominant monetization strategy for all of the Company’s investments in films and television programs is on an individual film basis. Total investment in films and television programs is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Investment in Films and Television Programs:
Released, net of accumulated amortization	$1,011.6	$992.2
Completed and not released	201.3	225.4
In progress	1,129.2	644.4
In development	115.3	67.0

Investment in films and television programs, net	$2,457.4	$1,929.0

At
December 31
, 2024, acquired film and television libraries have remaining unamortized
costs of $245.0 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 13.5 years (March 31, 2024 - unamortized costs of $223.1 million).
Amortization of investment in film and television programs was $335.5 million and $1,053.3 million for the three and nine
months ended
December 31
, 2024, respectively, and was included in direct operating expense in the unaudited condensed consolidated statements of operations (three and nine
months ended
December 31
, 2023 - $311.4 million and $948.1 million, respectively).

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Impairments.
Investment in films and
television
programs includes write-downs to fair value, which are included in direct operating expense on the unaudited condensed consolidated statements of operations, and represented the following amounts by segment for the three and nine
months ended
December 31
, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense (1) :
Motion Picture	$0.2	$0.5	$18.8	$27.5
Television Production	0.4	1.2	0.4	6.6
Impairments not included in segment operating results (2)
Included in restructuring and other	7.3	—	6.8	—

	$7.9	$1.7	$26.0	$34.1

(1)	Impairments included in direct operating expense are included in the amortization expense amounts disclosed above.
(2)
Amounts in the three and nine months ended December 31, 2024 primarily represent content impairments related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. See Note 15.

5. Investments
The Company’s investments consisted of the following:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Investments in equity method investees	$69.7	$68.4
Other investments (1)	9.7	6.4

	$79.4	$74.8

(1)	Other investments represents equity investments without readily determinable fair values.
Equity Method Investments:
The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:
Spyglass.
Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences.
STARZPLAY Arabia.
STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand
service in the Middle East and North Africa.
Roadside Attractions
. Roadside Attractions is an independent theatrical distribution company.
Pantelion Films.
Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.

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15

42.
42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.
Other.
In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.
6. Goodwill
Goodwill
Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Total
	(Amounts in millions)
Balance as of March 31, 2024	$398.6	$412.6	$811.2
Measurement period adjustments (1)	(1.7)	(1.0)	(2.7)

Balance as of December 31, 2024	$396.9	$411.6	$808.5

(1)
Measurement period adjustments for the acquisition of eOne reflect a decrease to goodwill of $2.7 million resulting from an adjustment to the purchase price related to a settlement of certain working capital items of
$12.0 million partially offset by a net decrease in the estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of a net decrease to accounts receivable of $5.6 million, a net decrease in investment in films and television programs of $1.6 million, net increases to content related payables of $3.4 million, participations and residuals of $1.0 million, and accrued and other liabilities of $1.9 million, partially offset by a net increase to other assets of $4.2 million.
7. Debt
Total debt of the Company, excluding film related obligations, was as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Intercompany Revolver	$134.4	$—
Intercompany Note:
LGTV Revolver (1)	390.0	575.0
LGTV Term Loan A (1)	314.4	399.3
LGTV Term Loan B (1)	—	819.2
eOne IP Credit Facility	331.5	—
LG IP Credit Facility	850.0	—

Total corporate debt	2,020.3	1,793.5
Unamortized debt issuance costs	(24.1)	(10.2)

Total debt, net	1,996.2	1,783.3
Less current portion	(253.4)	(860.3)

Non-current portion of debt	$1,742.8	$923.0

(1)
As of March 31, 2024, amounts reflect the balances outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B, together referred to as the “Lionsgate Senior Credit Facilities”) prior to the Company’s entry into the Intercompany Note with LGCH described below.

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Intercompany Note and Intercompany Revolver
Intercompany Revolver
. In connection with the Separation and Business Combination, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned consolidated subsidiary of the Company (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of Lionsgate (“LGCH1”), which is not a consolidated subsidiary of Lionsgate Studios, entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time, provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. Amounts advanced by one party will be used to repay existing indebtedness owing to the other party thereunder, if any, such that at no time will amounts be owing in both directions. The net amount owing under the Intercompany Revolver, at any time, shall bear interest on the outstanding principal amount at a rate equal to adjusted term SOFR plus 1.75%. The Intercompany Revolver will, among other things, terminate in connection with a full separation of the Studio and Starz Businesses.
Intercompany Note and Assumption Agreement.
In connection with the Separation and Business Combination, on May 8, 2024, Lions Gate Capital Holdings LLC, a Delaware limited liability company and subsidiary of Lionsgate (“LGCH”), which is not a consolidated subsidiary of Lionsgate Studios, entered into an intercompany note and assumption agreement (the “Intercompany Note”) with Lions Gate Television Inc., a Delaware corporation and wholly owned consolidated subsidiary of the Company (“LGTV”).
Pursuant to the Intercompany Note, LGTV is able to borrow up to $
1.1
billion on a revolving basis (the “LGTV Revolver”). LGTV also assumed balances of $
399.3 million in term A loans (“LGTV Term Loan A”) and $819.2 million in term B loans (“LGTV Term Loan B” and together with the LGTV Revolver and the LGTV Term Loan A, the “LGTV Loans”). Assumed balances of the LGTV Term Loan A and LGTV Term Loan B reflected the outstanding balances of Lionsgate’s term loan A and term loan B under the credit and guarantee agreement dated December 8, 2016, as amended (the “Lionsgate Credit Agreement”). The terms of the Intercompany Note provide that the outstanding obligations and debt service requirements (principal and interest payments) of the Company remain substantially similar to the amounts and terms reflected in historical periods prior to the Separation.
LGTV Revolver Availability of Funds
 & Commitment Fee.
The Company’s borrowing capacity under the LGTV Revolver is $1.1 billion, and as of
December 31
, 2024 there was $710.0 million available thereunder. LGTV is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on Lionsgate’s achievement of certain leverage ratios, as defined in the Lionsgate Credit Agreement.
Maturity Date:

•	LGTV Revolver & LGTV Term Loan A: April 6, 2026.

•	LGTV Term Loan B: In November 2024, the Company paid in full the LGTV Term Loan B which was due March 24, 2025. See the “Other Debt Transactions” section below.
Interest:

•
LGTV Revolver
 & LGTV Term Loan A:
The LGTV Revolver and LGTV Term Loan A bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%), with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Lionsgate Credit Agreement (effective interest rate of 6.18% as of
December 31
, 2024, before the impact of interest rate swaps, see Note 18 for interest rate swaps).

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•	LGTV Term Loan B: The LGTV Term Loan B bore interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin).
Required Principal Payments:

•
LGTV Term Loan A:
Principal payments are required in an amount equal to LGTV’s pro rata share (as determined by LGCH in its reasonable discretion) of the principal payments due and payable under the Lionsgate Credit Agreement. The Lionsgate Credit Agreement requires quarterly principal payments, at quarterly rates of 1.75% and increasing to 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.

The LGTV Term Loan A also requires mandatory prepayments in the event LGCH is required to make a mandatory repayment pursuant to the terms of the Lionsgate Credit Agreement. The Lionsgate Credit Agreement requires repayment in connection with certain asset sales, subject to certain significant exceptions.
Optional Prepayment:

•	LGTV Revolver & LGTV Term Loan A: The Company may voluntarily prepay the LGTV Loans at any time without premium or penalty.
Guarantee and Security Matters.
The Company and certain of its subsidiaries continue to be guarantors under the Lionsgate Senior Credit Facilities. The Lionsgate Senior Credit Facilities are secured by a security interest in substantially all of the assets of Lionsgate and the Guarantors (as defined in the Credit Agreement), subject to certain exceptions. The Intercompany Note and the Intercompany Revolver are not secured obligations of the obligors thereunder. In the event the Company and its subsidiaries that are Guarantors cease to be Guarantors under the Lionsgate Senior Credit Facilities, LGCH has the right to cause the Company and such subsidiaries to take actions to become guarantors under the Intercompany Note and provide security over property or assets previously pledged under the Lionsgate Senior Credit Facilities.
Covenants.
The Intercompany Note contains representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings. In addition, the Intercompany Note requires the Company observe and perform each of the covenants set forth in the Lionsgate Credit Agreement which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Lionsgate Credit Agreement and are tested quarterly by Lionsgate. These covenants and ratios are applicable to and computed for the applicable entities pursuant to the Lionsgate Credit Agreement, which includes Lionsgate subsidiaries which are not part of the Company. As of December 31, 2024, the Company and Lionsgate were in compliance with all applicable covenants.
Sale Transaction or Change of Control.
LGTV is required to prepay the LGTV Loans immediately prior to or simultaneously with the closing of any Sale Transaction or Change of Control, as defined in the Intercompany Note.
eOne IP Credit Facility.
In July 2024, certain
 subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $
8.5
million, beginning November 14, 2024, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus
2.25% per annum (effective interest rate of 6.58%
as of December 31, 2024, before the impact of interest rate swaps, see Note 18 for interest rate swaps). The eOne IP Credit Facility matures on July 3, 2029.

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LG IP Credit Facility.
In September 2024, certain subsidiaries of the Company entered into a $455.0 million senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP

Credit Facility to
$
850.0

million as of December 31, 2024, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The LG IP Credit Facility is subject to quarterly required principal payments of $
21.25

million, beginning February 14, 2025, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus

2.25
% per annum (effective interest rate of
6.58
%
as of December 31, 2024, before the impact of interest rate swaps, see Note 18 for interest rate swaps). The LG IP Credit Facility matures on September 30, 2029.
Lionsgate Exchange Notes and Existing Notes:
On May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Lionsgate, which is not a consolidated subsidiary of Lionsgate Studios, issued $389.9 million aggregate principal amount of 5.5% senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon Lionsgate’s completion of the separation of the Starz Business from the Studio Business. Lionsgate may redeem the Exchange Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture governing the Exchange Notes, at certain specified redemption prices set forth in the indenture governing the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
The Exchange Notes and Existing Notes and related interest expense are not reflected in the Company’s unaudited condensed consolidated financial statements. The Company and certain of its subsidiaries are guarantors under the Exchange Notes and the Existing Notes. Upon completion of the separation of the Starz Business from the Studio Business, the Exchange Notes will become obligations of the Company and will be reflected in the Company’s financial statements at that time.
The outstanding principal balance of the Exchange Notes and Existing Notes totaled $715.0 million at
December 31
,
2024 and March 31, 2024.
As of
December 31
,
2024, Lionsgate was in compliance with all applicable covenants with respect to the Exchange Notes and the Existing Notes.
Other Debt Transactions
LGTV Term Loan A and LGTV Term Loan B Prepayment
. In May 2024, the Company used the proceeds from the
equity issuance associated with the
Business Combination
 (Note 2)
to prepay $
84.9
 million principal amount of the LGTV Term Loan A and $
214.1
 million of the LGTV Term Loan B, together with accrued and unpaid interest thereon.
In September 2024
, the Company used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.
In November 2024, the Company used the proceeds from the increase in the LG IP Credit Facility to pay in full the remaining $250.0 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.

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Loss on Extinguishment of Debt
During the three and nine months ended December 31, 2024 and 2023, the Company recorded a loss on extinguishment of debt related to the transactions described above as summarized in the table below.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Loss on Extinguishment of Debt:
Term Loan A and Term Loan B repayment (1)	$ (0.3)	$—	$ (1.8)	$—

(1)	See LGTV Term Loan A and LGTV Term Loan B Prepayment above.
8. Film Related Obligations

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Film related obligations:
Production Loans	$1,346.0	$1,292.2
Production Tax Credit Facility	257.8	260.0
Backlog Facility and Other	179.0	287.3
Film Library Facility	87.5	109.9

Total film related obligations	1,870.3	1,949.4
Unamortized issuance costs	(5.9)	(11.4)

Total film related obligations, net	1,864.4	1,938.0
Less current portion	(1,421.2)	(1,393.1)

Total non-current film related obligations	$443.2	$544.9

Production Loans
.
Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 5.82% (before the impact of interest rate swaps, see Note 18 for interest rate swaps). Production loans amounting to $1,212.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $133.2 million are unsecured.
Production Tax Credit Facility.
In January 2021, as amended in March 2024, the Company entered into a non-recourse
senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.
As of December 31, 2024, the maximum principal amount of the Production Tax Credit Facility was
$260.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of
December 31
, 2024, tax credit receivables amounting to $353.1
million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus
 0.10% to 0.25%
depending on the SOFR term (i.e., one, three or six months), plus
 1.50%
per annum or the base rate plus
 0.50%
per annum (effective interest rate of

5.93%
at December 31, 2024). As of December 31, 2024, there was $2.2 million available under the Production Tax Credit

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Facility. The Production Tax Credit Facility was to mature on January 27, 2025, however in January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million, see Note 21.
Film Library Facility.
In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027
Advances under the Film Library Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 6.75% at
December 31
, 2024). The Film Library Facility matures on July 30, 2027.
Backlog Facility and Other:
Backlog Facility.
In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. The maximum principal amount of the Backlog Facility is $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 5.58% at
December 31
, 2024). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years, 90 days after the revolving period ends, currently August 14, 2027. As of
December 31
, 2024, there was $151.9 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31,
2024—$
175.0 million outstanding).
Other.
The Company
 has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of
December 31
, 2024, there was $27.1 million outstanding (March 31,
2024—$
112.3 million outstanding,) under

the “other” loans, incurring SOFR-based interest at a weighted average rate of
5.76%,
with a contractual repayment date in July 2025. As of December 31, 2024, accounts receivable amounting to
$20.8

million and contracted receivables not yet reflected as accounts receivable on the balance sheet at December 31, 2024 amounting to
$11.0
million represented collateral related to the “other”
loans.

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Lionsgate Film Related Obligations
The Company is a guarantor under certain film related obligations of the Starz Business of Lionsgate with an outstanding principal balance of $75.8 million and nil at December 31, 2024 and March 31, 2024, respectively, with contractual maturity dates in January 2025.
9. Fair Value Measurements
Fair Value
Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair Value Hierarchy
Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of December 31, 2024 and March 31, 2024:

	December 31, 2024			March 31, 2024
	Level 1	Level 2	Total	Level 1	Level 2	Total
Assets:	(Amounts in millions)
Forward exchange contracts (see Note 18)	$—	$1.9	$1.9	$—	$—	$—
Interest rate swaps (see Note 18)	—	0.7	0.7	—	35.6	35.6
Liabilities:
Forward exchange contracts (see Note 18)	—	—	—	—	(2.8)	(2.8)
Interest rate swaps (see Note 18)	—	—	—	—	—	—

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The following table sets forth the carrying values and fair values of the Company’s outstanding debt and film related obligations at December 31, 2024 and March 31, 2024:

	December 31, 2024		March 31, 2024
	(Amounts in millions)
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
		(Level 2)		(Level 2)
Intercompany Revolver	$134.4	$134.4	$—	$—
LGTV Revolver	386.8	390.0	569.9	575.0
LGTV Term Loan A	313.1	313.6	396.6	397.3
LGTV Term Loan B	—	—	816.9	818.1
eOne IP Credit Facility	325.8	331.5	—	—
LG IP Credit Facility	836.0	850.0	—	—
Production Loans	1,342.3	1,346.0	1,286.2	1,292.2
Production Tax Credit Facility	257.7	257.8	258.7	260.0
Backlog Facility and Other	178.6	179.0	285.4	287.3
Film Library Facility	85.7	87.5	107.6	109.9

(1)
The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, other liabilities, and borrowings under Lionsgate’s revolving credit facility prior to the Separation, if any. The carrying values of these financial instruments approximated the fair values at December 31, 2024 and March 31, 2024.
10. Noncontrolling Interests
Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (included in temporary equity on the consolidated balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group, as further described below.
Redeemable noncontrolling interests are
measured
at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to retained earnings or accumulated deficit.

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The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Beginning balance	$123.3	$343.6
Net loss attributable to redeemable noncontrolling interests	(1.6)	(7.3)
Adjustments to redemption value	0.9	71.5
Cash contributions (distributions)	0.5	(1.0)
Purchase of noncontrolling interest	(23.4)	(0.6)

Ending balance	$99.7	$406.2

3 Arts Entertainment.
During the fourth quarter of the year ended March 31, 2024 (in January 2024), the Company closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, the Company purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights under the previous arrangement by providing noncontrolling interest holders the right to sell to the Company and the Company the right to purchase their remaining (24%) interest beginning in January 2027.
At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, during the fourth quarter of fiscal 2024, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities—non-current” in the consolidated balance sheet at March 31, 2024 and December 31, 2024.
The redeemable noncontrolling interest balance related to 3 Arts Entertainment reflects the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest is being adjusted to its redemption value through accumulated deficit through the sale or purchase right date in January 2027. Subsequent to the January 2024 transactions noted above, changes in the carrying value of the redeemable noncontrolling interest are reflected in the calculation of basic and diluted net income or loss per common share attributable to Lionsgate Studios Corp. shareholders, if dilutive, or to the extent the adjustments represent recoveries of amounts previously reflected in the computation of basic and diluted net income or loss per common share attributable to Lionsgate Studios Corp. shareholders (see Note 12).
The liability component of the noncontrolling interest is reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the consolidated statements of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right
date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated to the holders based on performance, and are being expensed within general and administrative expense as incurred.
P
ilgrim Media Group.
In July 2024, the Company acquired the noncontrolling interest holder’s remaining
12.5
% of Pilgrim Media Group for approximately $
13.5
 million, and recorded a reduction to redeemable noncontrolling interest of $
23.4
 million, representing the carrying value of the noncontrolling interest purchased,

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with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the remaining interest recorded as a reduction to accumulated deficit of $
9.9
 million. Prior to the Company’s acquisition of the remaining interest, the noncontrolling interest was presented as a redeemable noncontrolling interest outside shareholders’ equity on the Company’s consolidated balance sheets, due to put and call options which were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company.
Other.
The Company has other immaterial redeemable
noncontrolling
interests.
Other Noncontrolling Interests
Other.
In connection with the Company’s investment in CP LG and acquisition of the acquired library and related assets and liabilities discussed in Note 3, on June 5, 2024, the Company recorded a noncontrolling interest representing approximately 49% of CP LG amounting to $33.6 million
($29.8 million at December 31, 2024). See Note 3 for further information.
In addition, the Company has other immaterial noncontrolling interests that are not redeemable.
11. Revenue
Revenue by Segment, Market or Product Line
The table below presents revenues by segment, market or product line for the three and nine months ended December 31, 2024 and 2023. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 3).

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$35.0	$100.1	$91.1	$194.2
Home Entertainment
Digital Media	145.7	155.5	400.3	495.3
Packaged Media	16.0	21.0	37.8	63.0

Total Home Entertainment	161.7	176.5	438.1	558.3
Television	38.3	65.3	235.0	214.5
International	68.3	94.7	284.3	255.3
Other	5.9	6.6	14.8	23.3

Total Motion Picture revenues (1)	309.2	443.2	1,063.3	1,245.6

Television Production
Television	259.9	182.3	733.1	554.2
International	59.3	32.1	144.8	137.7
Home Entertainment
Digital Media	55.5	17.4	108.7	113.4
Packaged Media	1.7	0.3	3.0	1.0

Total Home Entertainment	57.2	17.7	111.7	114.4
Other	28.2	16.3	72.9	54.4

Total Television Production revenues (2)	404.6	248.4	1,062.5	860.7

Total revenues	$713.8	$691.6	$2,125.8	$2,106.3

(1)	Total Motion Picture revenues for the three months ended December 31, 2024 and 2023 includes $9.9 million and $36.6 million, respectively, of revenues from licensing Motion Picture segment product to

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the Starz Business. Total Motion Picture revenues for the nine months ended December 31, 2024 and 2023 includes $146.2 million and $113.7 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)
Total Television Production revenues for the three months ended
December 31
, 2024 and 2023 includes $77.9 million and $97.1 million, respectively, of revenues from licensing Television Production segment product to the Starz Business. Total Television Production revenues for the nine

months ended
December 31
, 2024 and 2023 includes $267.3 million and $308.4 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Remaining Performance Obligations
Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at
December 31
, 2024 are as follows:

	Rest of Year Ending March 31, 2025	Year Ending March 31,
		2026	2027	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$618.4	$783.7	$184.9	$139.0	$1,726.0

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.
Revenues of $46.3 million and $204.2

million, respectively, including variable and fixed fee arrangements, were recognized during the three and nine months ended December 31, 2024, from performance obligations satisfied prior to March 31, 2024. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand
formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.
Accounts Receivable, Contract Assets and Deferred Revenue
The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue. See the unaudited condensed consolidated balance sheets or Note 19 for accounts receivable, contract assets and deferred revenue balances at December 31, 2024 and March 31, 2024.
Accounts Receivable.
Accounts receivable are presented net of a provision for doubtful accounts. The Company estimates provisions for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records a provision for estimated credit losses expected over the lifetime of the receivables in direct operating expense.
The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.

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Changes in the provision for doubtful accounts consisted of the following:

	March 31, 2024	(Benefit) provision for doubtful accounts	Other (1)	Uncollectible accounts written-off	December 31, 2024
	(Amounts in millions)
Provision for doubtful accounts	$6.4	$(0.9)	$2.5	$(1.0)	$7.0

(1)	Represents a measurement period adjustment to the provision for doubtful accounts acquired in the acquisition of eOne (see Note 3).
Contract Assets.
Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 19 for contract assets at December 31, 2024 and March 31, 2024.
Deferred Revenue.
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Deferred revenue as of December 31, 2024 increased as compared to March 31, 2024 due to the receipt of customers’ payments for certain television programs and motion pictures prior to the Company satisfying the corresponding performance obligation (i.e., completion and delivery of the television programs and motion pictures, and the start of the customers’ exploitation rights). The change in deferred revenue was also impacted by the industry strikes which has affected the timing of content deliveries. Revenues of
$12.0 million and $120.6
million, respectively, were recognized during the three and nine months ended December 31, 2024, related to the balance of deferred revenue at March 31, 2024.
12. Net Income (Loss) Per Share
Basic net income (loss) per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net income (loss) per share for the three and nine months ended December 31, 2024 and 2023 is presented below:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Income (Loss) Per Common Share:
Numerator:
Net income (loss) attributable to Lionsgate Studios Corp. shareholders	$6.4	$(41.1)	$(150.4)	$(46.5)
Accretion of redeemable noncontrolling interest	(0.3)	—	(1.0)	—

Net income (loss) attributable to Lionsgate Studios Corp. shareholders after accretion of redeemable noncontrolling interest	$6.1	$(41.1)	$(151.4)	$(46.5)

Denominator:
Weighted average common shares outstanding	288.7	253.4	283.3	253.4

Basic and diluted net income (loss) per common share	$0.02	$(0.16)	$(0.53)	$(0.18)

For periods prior to the Separation, basic net income (loss) per share and diluted net loss per share was calculated based on the 253.4 million shares issued to Lionsgate at the closing of the Business Combination.

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Additionally, for the three and nine months ended December 31, 2024 and 2023, the outstanding common shares issuable presented below were excluded from diluted net income (loss) per common share because they are contingently issuable upon certain vesting criteria that have not been met as of the reporting period.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
SEAC Sponsor Options	2.2	—	2.2	—

13. Capital Stock
(a) Common Shares
The Company has an unlimited number of authorized shares following the closing of the Business Combination and at December 31, 2024. As of December 31, 2024, common shares reserved for future issuance include SEAC Sponsor Options described below.
As of March 31, 2024 and prior to the Business Combination, the Company was wholly-owned by Lionsgate.
(b) SEAC Sponsor Options
In connection with the Business Combination, 2,200,000 SEAC Sponsor Options to receive LG Studios Common Shares pursuant to the Sponsor Option Agreement, as described in Note 2, were issued and have an exercise price of $0.0001 per share. The SEAC Sponsor Options will become exercisable (i) on or after the date on which the trading price of LG Studios Common Shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) equals or exceeds $16.05 per share or (ii) if a Change of Control (as defined in the Sponsor Option Agreement) occurs, subject to certain conditions. The SEAC Sponsor Options are not considered compensatory nor were they granted in exchange for a good or service. The SEAC Sponsor Options meet the requirements for equity classification because they are considered to be indexed to LG Studios Common Shares and are classified in shareholders’ equity. The Company has recorded the SEAC Sponsor Options to equity at closing of the Business Combination in connection with the reverse recapitalization accounting described at Note 2.
(c) Lionsgate Share-based Compensation
As described in Note 1, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company receive awards of equity and equity-based compensation pursuant to the existing equity incentive plan of Lionsgate, the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Lionsgate Plan”). Such awards will be treated as a capital contribution by Lionsgate to the Company, and the stock based compensation expenses for such awards will be allocated to the Company
.
Prior to the Separation, the unaudited condensed consolidated financial statements included an allocation of share-based compensation expense attributable to corporate and shared service functions.
The following disclosures of unit data are based on grants related directly to Company employees and Lionsgate co rp
orate and shared employees, and exclude unit data related to employees of the Starz Business.

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The Company recognized the following share-based compensation expense during the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Compensation Expense:
Stock options	$0.2	$0.4	$0.6	$1.4
Restricted share units and other share-based compensation	13.9	12.2	30.3	32.6
Share appreciation rights	0.2	0.1	0.5	0.2

Total Lionsgate Studios employee share-based compensation expense	14.3	12.7	31.4	34.2
Corporate allocation of share-based compensation	—	4.5	10.8	12.1

	14.3	17.2	42.2	46.3
Impact of accelerated vesting on equity awards (1)	—	6.8	4.7	7.3

Total share-based compensation expense	$14.3	$24.0	$46.9	$53.6

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements prior to the Separation.
Share-based compensation expense, by expense category, consisted of the following:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Share-Based Compensation Expense:
General and administration	$14.3	$17.2	$42.2	$46.3
Restructuring and other	—	6.8	4.7	7.3

	$14.3	$24.0	$46.9	$53.6

The following table sets forth the stock option, share appreciation rights (“SARs”), restricted stock and restricted share unit activity at Lionsgate for grants related directly to the Company employees and Lionsgate corporate and shared service employees during the nine months ended December 31, 2024:

	Stock Options and SARs				Restricted Stock and Restricted Share Units
	Lions Gate Class A Voting Shares		Lions Gate Class B Non-Voting Shares		Lions Gate Class A Voting Shares		Lions Gate Class B Non-Voting Shares
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Grant- Date Fair Value	Number of Shares	Weighted- Average Grant-Date Fair Value
	(Number of shares in millions)
Outstanding at March 31, 2024	2.4	$22.96	17.1	$13.92	0.1	$9.27	9.8	$8.93
Granted	—	—	— (1)	$7.12	0.1	$8.20	8.1	$7.98
Options exercised or restricted stock or RSUs vested	—	—	(0.1)	$5.50	(0.1)	$9.20	(5.8)	$8.79
Forfeited or expired	(0.1)	$20.26	(2.2)	$14.64	—	—	(0.6)	$8.52

Outstanding at December 31, 2024	2.3	$23.10	14.8	$13.86	0.1	$8.39	11.5	$8.20

(1)	Represents less than 0.1 million shares.

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14. Income Taxes
In connection with the Business Combination, on May 13, 2024, the Company and Lionsgate entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
For periods prior to the Business Combination (including the period from April 1, 2024, through May 13, 2024), income taxes were calculated on a separate tax return basis. The separate tax return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and standalone enterprise. The Company’s U.S. operations, and certain of its
non-U.S.
operations historically were included in the income tax returns of Lionsgate or its subsidiaries that may not be part of the Company. Management believes the assumptions supporting the Company’s allocation and presentation of income taxes on a separate tax return basis to be reasonable.
For periods following the Business Combination (including the period from May 14, 2024, through December 31, 2024), income taxes were calculated by applying an estimated effective income tax rate to the Company’s ordinary income (loss), adjusted for the income tax effects of items that related discretely to the period, if any.
The Company’s income tax expense for the three and nine months ended December 31, 2024 and 2023 differed from the U.S. federal statutory corporate income tax rate of 21% multiplied by income (loss) before taxes due to the mix of earnings across the various jurisdictions in which operations are conducted, changes in valuation allowances against deferred tax assets, certain minimum income and foreign withholding taxes, and benefits from the releases of reserves for uncertain tax benefits due to the close of audits or expirations of statutes of limitations.
15. Restructuring and Other
Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable. During the three and nine
months ended
December 31
, 2024 and 2023, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense in the consolidated statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the three and nine
months ended
December 31
, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Restructuring and other:
Content and other impairments (1)	$7.3	$—	$25.8	$—
Severance (2)	20.3	28.1	24.6	31.6
Transaction and other costs (3)	13.3	24.4	25.4	29.9

Total Restructuring and Other	40.9	52.5	75.8	61.5

Other unusual charges not included in restructuring and other or the Company’s operating segments:
COVID-19 related charges (benefit) included in direct operating expense (4)	—	—	(2.1)	(0.5)
Unallocated rent cost included in direct operating expense (5)	4.1	—	14.6	—

Total restructuring and other and other unusual charges not included in restructuring and other	$45.0	$52.5	$88.3	$61.0

(1)	Amounts in the three and nine months ended December 31, 2024 include content impairments of $7.3 million related to the Motion Picture and Television Production segments associated with exiting local

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production in certain international territories. Amounts in the nine months ended December 31, 2024 also include impairments of certain operating lease right-of-use
and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne.

(2)
Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the quarter ended December 31, 2024, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.1 million in severance expense is expected to be incurred under the voluntary severance program, of which $14.6 million of severance expense was recognized in restructuring and other in the three and nine months ended December 31, 2024, and the remaining amount is expected to be recognized in the fourth quarter ended March 31, 2025. In the three and nine months ended December 31, 2023, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)
Transaction and other costs in the three and nine months ended December 31, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with legal and other matters. In addition, transaction and other costs in the three and nine months ended December 31, 2023 includes approximately $
16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. The Company expects to recover a portion of this amount under its insurance coverage and from the noncontrolling interest holders of this entity.

(4)
Amounts include incremental costs incurred, if any, due to circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries of nil and $2.1 million in the three and nine months ended December 31, 2024, respectively (three and nine months ended December 31, 2023—insurance recoveries of $
0.1 million and $0.6 million, respectively). In the nine months ended December 31, 2024 and the three and nine months ended December 31, 2023, insurance recoveries exceeded the incremental costs expensed in the period, resulting in a net benefit included in direct operating expense.

(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
Changes in the restructuring and other severance liability were as follows for the nine months ended December 31, 2024 and 2023:

	Nine Months Ended December 31,
	2024	2023
	(Amounts in millions)
Severance liability
Beginning balance	$19.3	$3.7
Accruals (2)	19.9	24.3
Severance payments	(16.0)	(5.4)

Ending balance (1)	$23.2	$22.6

(1)	As of December 31 , 2024, the remaining severance liability of approximately $23.2 million is expected to be paid in the next 12 months.
(2)	Excludes $4.7 million and $7.3 million in the nine months ended December 31 , 2024 and 2023, respectively, of accelerated vesting on equity awards.
16. Segment Information
The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s chief operating decision maker.

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The Company has two reportable business segments: (1) Motion Picture and (2) Television Production.
Motion Picture.
Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production.
Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 3).

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Segment revenues
Motion Picture	$309.2	$443.2	$1,063.3	$1,245.6
Television Production	404.6	248.4	1,062.5	860.7

Total revenue	$713.8	$691.6	$2,125.8	$2,106.3

Gross contribution
Motion Picture	$106.0	$127.5	$246.1	$320.3
Television Production	75.4	21.6	145.3	134.6

Total gross contribution	181.4	149.1	391.4	454.9
Segment general and administration
Motion Picture	22.4	27.1	73.6	83.2
Television Production	14.5	13.5	49.3	40.5

Total segment general and administration	36.9	40.6	122.9	123.7
Segment profit
Motion Picture	83.6	100.4	172.5	237.1
Television Production	60.9	8.1	96.0	94.1

Total segment profit	$144.5	$108.5	$268.5	$331.2

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate and allocated general and administrative expense, restructuring and other costs, share-based compensation, certain charges related to the
COVID-19
global pandemic, and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses.

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The reconciliation of total segment profit to the Company’s income (loss) before income taxes is as follows
:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Company’s total segment profit	$144.5	$108.5	$268.5	$331.2
Corporate general and administrative expenses (1)	(28.4)	(25.2)	(87.6)	(76.2)
Adjusted depreciation and amortization (2)	(3.4)	(1.8)	(10.1)	(7.1)
Restructuring and other	(40.9)	(52.5)	(75.8)	(61.5)
COVID-19 related benefit (charges) included in direct operating expense (3)	—	—	2.1	0.5
Content charges (4)	—	(0.3)	—	(1.1)

Unallocated rent cost included in direct operating expense (5)	(4.1)	—	(14.6)	—
Adjusted share-based compensation expense (6)	(14.3)	(17.2)	(42.2)	(46.3)
Purchase accounting and related adjustments (7)	(3.8)	(4.2)	(9.8)	(19.4)

Operating income	49.6	7.3	30.5	120.1
Interest expense	(58.5)	(55.5)	(180.1)	(157.1)
Interest and other income	3.1	1.7	11.4	6.9
Other gains (losses), net	10.1	(0.6)	(5.2)	(14.3)
Loss on extinguishment of debt	(0.3)	—	(1.8)	—
Gain on investments, net	—	4.4	—	2.7
Equity interests income	7.6	4.2	8.5	5.7

Income (loss) before income taxes	$11.6	$(38.5)	$(136.7)	$(36.0)

(1)
Corporate general and administrative expenses reflect the allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services (see Note 1 and Note 20). Amount excludes allocation of share-based compensation expense discussed below. The costs included in corporate general and administrative expenses represent certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

(2)
Adjusted depreciation and amortization represents depreciation and amortization as presented on the unaudited condensed consolidated statements of operations less the depreciation and amortization related to the non-cash
fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Depreciation and amortization	$4.4	$3.0	$13.2	$11.1
Less: Amount included in purchase accounting and related adjustments	(1.0)	(1.2)	(3.1)	(4.0)

Adjusted depreciation and amortization	$3.4	$1.8	$10.1	$7.1

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(3)
Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the
COVID-19
global pandemic, net of insurance recoveries (see Note 15). These benefits (charges) are excluded from segment operating results.

(4)	Content charges represent certain charges included in direct operating expense in the unaudited condensed consolidated statements of operations, and excluded from segment operating results.
(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Total share-based compensation expense	$14.3	$24.0	$46.9	$53.6
Less:
Amount included in restructuring and other (i)	—	(6.8)	(4.7)	(7.3)

Adjusted share-based compensation	$14.3	$17.2	$42.2	$46.3

(i)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(7)	The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Purchase accounting and related adjustments:
General and administrative expense (i)	$2.8	$3.0	$6.7	$15.4
Depreciation and amortization	1.0	1.2	3.1	4.0

	$3.8	$4.2	$9.8	$19.4

(i)
These adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, and the amortization of the recoupable portion of the purchase price ($1.3 million through May 2023) related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the unaudited condensed consolidated statements of operations due to the relationship to continued employment.

See Note 11 for revenues by media or product line as broken down by segment for the three and nine months ended December 31, 2024 and 2023.

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The following table reconciles segment general and administration expense to the Company’s total consolidated general and administration expense:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$36.9	$40.6	$122.9	$123.7
Corporate general and administrative expenses	28.4	25.2	87.6	76.2
Share-based compensation expense included in general and administrative expense	14.3	17.2	42.2	46.3
Purchase accounting and related adjustments	2.8	3.0	6.7	15.4

	$82.4	$86.0	$259.4	$261.6

The reconciliation of total segment assets to the Company’s total consolidated assets is as follows:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Assets
Motion Picture	$1,916.8	$1,851.4
Television Production	2,555.6	2,347.8
Other unallocated assets (1)	902.1	903.8

	$5,374.5	$5,103.0

(1)	Other unallocated assets primarily consist of cash, other assets and investments.
17
. Contingencies
From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.
The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.
As of December 31, 2024, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it currently expects will, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.
18
. Derivative Instruments and Hedging Activities
Forward Foreign Exchange Contracts
The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are

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party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.
As of
December 31
, 2024, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 16 months from
December 31
, 2024):

December 31, 2024
Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)		(Amounts in millions)
British Pound Sterling	0.2 GBP	in exchange for	$0.3	0.77 GBP
Czech Koruna	180.0 CZK	in exchange for	$7.7	23.29 CZK
Euro	13.9 EUR	in exchange for	$14.6	0.94 EUR
Canadian Dollar	8.5 CAD	in exchange for	$6.2	1.37 CAD
Mexican Peso	20.7 MXN	in exchange for	$1.0	20.43 MXN
Hungarian Forint	5,612.8 HUF	in exchange for	$15.0	373.74 HUF
New Zealand Dollar	2.7 NZD	in exchange for	$1.7	1.67 NZD
Interest Rate Swaps
The Company is exposed to the impact of interest rate changes, primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed
interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings.
Pay-fixed
swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).
Cash settlements related to interest rate contracts are generally classified as operating activities on the consolidated statements of cash flows.
In connection with the Separation, Business Combination and Intercompany Note described in Note 7, the Company assumed the rights, obligations, costs and benefits associated with and provided under the terms of Lionsgate’s floating-to-fixed
swap contracts.
Designated Cash Flow Hedges.
As of March 31, 2024, the Company had the following
pay-fixed
interest rate swaps, which were designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8) and were terminated in December 2024, as further described below.

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Designated Cash Flow Hedges at March
 31, 2024:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025
June 25, 2018	$200.0	2.723%	March 23, 2025
July 31, 2018	$300.0	2.885%	March 23, 2025
December 24, 2018	$50.0	2.744%	March 23, 2025
December 24, 2018	$100.0	2.808%	March 23, 2025
December 24, 2018	$50.0	2.728%	March 23, 2025

Total	$1,700.0

In December 2024, the Company terminated all of its
pay-fixed
interest rate swaps which were outstanding at March 31, 2024, as shown in the table above. As a result of the termination, the Company received approximately $9.4 million, which was recorded as a reduction of the interest rate swap asset values, and represents the amount of unrealized gains recorded in accumulated other comprehensive income related to the terminated interest rate swaps which will be amortized as a reduction of interest expense through the remaining term of the terminated swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded to interest expense at that time. The receipt of approximately $9.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities.
During the nine months ended December 31, 2024, the Company entered into the following pay-fixed
interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).
Designated Cash Flow Hedges at December
 31, 2024:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
August 15, 2024	$65.0	4.045%	September 15, 2026
August 15, 2024	$77.5	3.803%	August 15, 2026
August 15, 2024	$77.5	3.810%	September 15, 2026
December 15, 2024	$125.0	3.970%	December 15, 2026

Total	$345.0

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Financial Statement Effect of Derivatives
Unaudited condensed consolidated statements of operations and comprehensive income (loss):

The following table presents the
pre-tax
effect of the Company’s derivatives on the accompanying unaudited condensed consolidated statements of operations and comprehensive income (loss) for the three and nine months ended December 31, 2024 and 2023:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$2.4	$(4.3)	$3.5	$(7.3)
Loss reclassified from accumulated other comprehensive income (loss) into direct operating expense	$(0.1)	$(2.6)	$(1.2)	$(2.5)
Interest rate swaps
Gain (loss) recognized in accumulated other comprehensive income (loss)	$1.6	$(11.7)	$(1.1)	$24.7
Gain reclassified from accumulated other comprehensive income (loss) into interest expense	$2.0	$11.4	$24.3	$31.5
Derivatives not designated as cash flow hedges:
Interest rate swaps
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	$1.4	$(1.8)	$(1.7)	$(5.5)
Total direct operating expense on consolidated statements of operations	$457.1	$433.6	$1,440.9	$1,306.0
Total interest expense on consolidated statements of operations	$58.5	$55.5	$180.1	$157.1
Unaudited condensed consolidated balance sheets:
The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 9). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its unaudited condensed consolidated balance sheets. As of December 31, 2024 and March 31, 2024, there were no swaps outstanding that were subject to a master netting arrangement.

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As of
December 31
, 2024 and March 31, 2024, the Company had the following amounts recorded in the accompanying unaudited condensed consolidated balance sheets related to the Company’s use of derivatives:

	December 31, 2024
	Other Current Assets	Other Non-Current Assets	Other Accrued Liabilities (current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$1.9	$—	$—
Interest rate swaps	—	0.7	—

Fair value of derivatives	$1.9	$0.7	$—

	March 31, 2024
	Other Current Assets	Other Accrued Liabilities (current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$2.8
Interest rate swaps	35.6	—

Fair value of derivatives	$35.6	$2.8

As of
December 31
, 2024, based on the current release schedule, the Company estimates approximately $
1.3
 million of gains associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year
period ending
December 31
, 2025.
As of
December 31
, 2024, the Company estimates approximately $26.7 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense
during the
one-year
period ending
December 31
, 2025.
19. Additional Financial Information
The following tables present supplemental information related to the unaudited condensed consolidated financial statements.

Cash, Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the unaudited condensed consolidated balance sheets to the total amounts reported in the unaudited condensed consolidated statements of cash flows at December 31, 2024 and March 31, 2024. At December 31, 2024 and March 31, 2024, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations.

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Cash and cash equivalents	$186.2	$277.0
Restricted cash included in other current assets	42.8	43.7
Restricted cash included in other non-current assets	10.8	13.7

Total cash, cash equivalents and restricted cash	$239.8	$334.4

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Accounts Receivable Monetization
Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other gains (losses), net” line item on the unaudited condensed consolidated statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the three and nine months ended December 31, 2024 and 2023.
Individual Monetization Agreements.
The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment
by the customers.
The following table sets forth a summary of
the receivables transferred under individual agreements or purchases during the three and nine months ended December 31, 2024 and 2023
:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$51.7	$85.3	$345.5	$385.8
Net cash proceeds received	50.0	81.8	335.7	370.7
Loss recorded related to transfers of receivables	1.7	3.5	9.8	15.1
At December 31, 2024, the

outstanding amount of receivables derecognized from the Company’s unaudited condensed consolidated balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $
399.6
 million (March 31,
2024—$
449.2

million).
Pooled Monetization Agreement.
In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $
100.0
 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment by the customers.

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The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the nine months ended December 31, 2023:

Nine Months Ended December 31,
2023
(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2
Less amounts from collections reinvested under revolving agreement	(9.1)

Proceeds from new transfers	13.1
Collections not reinvested and remitted or to be remitted	(13.4)

Net cash proceeds received (paid or to be paid) (1)	$(0.3)
Carrying value of receivables transferred and derecognized (2)	$22.1
Obligations recorded	$2.1
Loss recorded related to transfers of receivables	$2.0

(1)	During the three and nine months ended December 31, 2023, the Company voluntarily repurchased $46.0 million of receivables previously transferred.
(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.
At December 31, 2024 and March 31, 2024, there were

no
outstanding receivables derecognized from the Company’s unaudited condensed consolidated balance sheet, for which the Company continues to service, related to the pooled monetization agreement.

Other Assets
The composition of the Company’s other assets is as follows as of December 31, 2024 and March 31, 2024:

	December 31, 2024	March 31, 2024
	(Amounts in millions)
Other current assets
Prepaid expenses and other	$38.0	$34.8
Restricted cash	42.8	43.7
Contract assets	72.5	59.9
Interest rate swap assets	—	35.6
Tax credits receivable	140.7	199.1

	$294.0	$373.1

Other non-current assets
Prepaid expenses and other	$16.9	$18.3
Restricted cash	10.8	13.7
Accounts receivable	48.0	111.7
Contract assets	10.3	3.2
Tax credits receivable	440.6	361.7
Operating lease right-of-use assets	300.1	344.3
Interest rate swap assets	0.7	—

	$827.4	$852.9

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Content Related Payables
Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film
or television rights that the Company has acquired or licensed.
Other Accrued Liabilities
Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $40.7 million and $116.2 million at
Dec
ember 3
1
, 2024 and March 31, 2024, respectively.
Accumulated Other Comprehensive Income
The following table summarizes the changes in the components of accumulated other comprehensive income, net of tax. During the nine months ended December 31, 2024 and 2023, there was no income tax expense or benefit reflected in other comprehensive income due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance
.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2024	$(42.1)	$138.8	$96.7
Other comprehensive income (loss)	(12.8)	2.3	(10.5)
Reclassifications to net loss (1)	—	(21.4)	(21.4)

Dec ember 3 1 , 2024	$(54.9)	$119.7	$64.8

March 31, 2023	$(41.1)	$142.6	$101.5
Other comprehensive income (loss)	1.8	17.4	19.2
Reclassifications to net loss (1)	—	(23.5)	(23.5)

Dec ember 3 1 , 2023	$(39.3)	$136.5	$97.2

(1)
Represents a loss of $1.2 million included in direct operating expense and a gain of $22.6 million included in interest expense on the unaudited condensed consolidated statement of operations in the nine
months ended
Dec
ember 3
1
, 2024 (
nine
months ended
Dec
ember 3
1
,
2023—loss of
$2.5 million included in direct operating expense and gain of $26.0 million included in interest expense) (see Note 18).

Supplemental Cash Flow Information
Significant
non-cash
transactions during the nine months ended December 31, 2024 and 2023 include certain interest rate swap agreements, which are discussed in Note 18, “Derivative Instruments and Hedging Activities”.
Except for
non-cash
financing activity described in Note 20, there were no significant non-cash
financing or investing activities for the nine months ended December 31, 2024 and 2023.
20. Related Party Transactions
In connection with the Separation and in the normal course of business, the Company enters into transactions with Lionsgate and the Starz Business which include the following, which unless otherwise indicated prior to the Separation were settled through parent net investment at the time of the transaction:
Lionsgate corporate general and administrative expenses:
As described in Note 1, in connection with the Business Combination, the Company and Lionsgate entered into the Shared Services Agreement which took

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effect upon the Closing. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to Lionsgate. During the three and nine
months ended
Dec
ember 3
1
, 2024, $28.4 million and $87.6 million, respectively, of Lionsgate corporate general and administrative expenses, excluding amounts related to share-based compensation discussed below, were allocated to the Company. Of the total amount allocated to the Company during three and nine
months ended
Dec
ember 3
1
, 2024, $28.4 million and $73.4
million was allocated to the Company after the Separation pursuant to the Shared Services Agreement. Prior to the Separation, during the nine months ended December 31, 2024, $
14.2 million of corporate expenses were allocated to the Company (three and nine
months ended
Dec
ember 3
1
,
2023—$
25.2 million and $76.2 million, respectively).
Share-

based compensation:
The Separation Agreement and the Shared Services Agr
ee
ment provide that officers, employees and directors of LG Studios will continue to receive awards of equity and equity-based compensation pursuant to the existing equity incentive plans of Lionsgate. Such awards are treated as a capital contribution by Lionsgate to LG Studios, and the share-based compensation expense for such awards is allocated to LG Studios.
Prior to the Separation, Lionsgate provided share-based compensation related to the Studio Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Studio Business.
Licensing of content to the Starz Business:
The Company licenses motion pictures and television programming (including Starz original productions) to the Starz Business. The license fees generally are due upon delivery or due at a point in time following the first showing. Prior to the Separation, license fee amounts due were settled with the Starz Business through parent net investment. License fees receivable, not yet due from the Starz Business, are reflected in due from the Starz Business on the unaudited condensed consolidated balance sheets. The consideration to which the Company is entitled under the license agreements with the Starz Business is included in reve
n
ue from contracts with customers and presented separately in the unaudited condensed consolidated statements of operations (see Note 11).
Operating expense reimbursement:

As previously described in Note 1, the Company pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the Company such as legal expenses, software development costs and severance. See

“Transactions with Lionsgate”

below for further discussion of the settlement of these transactions. These expenditures are reflected in the financial statements of the Studio Business and the Starz Business as applicable.
Monetization of certain accounts receivables:
The Company had an agreement with Starz for Starz to transfer certain accounts receivables to the Company to participate in the Company’s pooled monetization arrangement, which matured on October 1, 2023. The Company purchased the transferred receivables at fair value and recorded them at the purchased amount on its balance sheet and classified the purchase price paid in parent net investment (see Note 19). The accounts receivables purchased from the Starz Business were historically pledged as collateral under this agreement. Any discount on the purchase of the receivable from the Starz Business was accreted to interest income over the period to collection of the accounts receivable. The accounts receivable purchased from the Starz Business and subsequent collections were reflected as investing activities in the unaudited condensed consolidated statements of cash flows.
Transactions with Lionsgate
Prior to the Separation, Lionsgate utilized a centralized approach to cash management. Cash generated by the Studio Business was managed by Lionsgate’s centralized treasury function and cash was routinely transferred

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to the Company or to the Starz Business to fund operating activities when needed. Payables to and receivables from Lionsgate, primarily related to the Starz Business, were often settled through movement to the intercompany accounts between Lionsgate, the Starz Business and the Studio Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Studio Business and Lionsgate were accounted for as parent net investment.
Because of this centralized approach to cash management, financial transactions for cash movement and the settlement of payables and receivables when due with Lionsgate were generally accounted for through the parent net investment account. Settlements of amounts payable and receivable when due through the parent net investment account were reflected as cash payments or receipts for the applicable operating transaction within operating activities, with the net change in parent net investment included within financing activities in the unaudited condensed consolidated statements of cash flows.
The net transfers to and from Lionsgate through the period prior to the Separation discussed above were as follows:

	Nine Months Ended December 31,
	2024	2023
Cash pooling and general financing activities	$88.8	$(241.7)
Licensing of content (1)	9.7	428.8
Corporate reimbursements	(5.3)	5.9
Corporate expense allocations (excluding allocation of share-based compensation)	2.3	20.2
Funding of purchases of accounts receivables held for collateral	—	(85.6)

Net transfers to (from) Parent per unaudited condensed consolidated statements of cash flows	$95.5	$127.6

Share-based compensation (including allocation of share-based compensation)	(6.0)	(53.6)
Other non-cash transfer (2)	(33.7)	16.6

Net transfers to (from) Parent per unaudited condensed consolidated statements of equity (deficit)	$55.8	$90.6

(1)	Reflects the settlement of amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.
(2)	Includes a non-cash transfer of debt through Parent net investment of $35.0 million in connection with the Separation in the nine months ended Dec ember 3 1 , 2024.
21. Subsequent Events
In January 2025, the Company entered into a $100.0 million notional, pay-fixed
interest rate swap with a fixed rate of 4.060% and a maturity date
of January 2027. The Company expects to designate this interest rate swap as a cash flow hedge (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).
In January and February 2025, the Company entered into amendments to the Production Tax Credit Facility which extended the maturity to January 27, 2028 and increased the maximum principal amount to $280.0 million.

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Independent Auditors’ Report
Those Charged with Governance
Entertainment One Film and Television Business:
Opinion
We have audited the combined financial statements of Entertainment One Film and Television Business (the Company), which comprise the combined balance sheets as of December 25, 2022 and December 26, 2021, and the related combined statements of operations, comprehensive loss, parent equity and redeemable non-controlling
interests, and cash flows for the years then ended, and the related notes to the combined financial statements.
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 25, 2022 and December 26, 2021, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined financial statements are issued.
Auditors’ Responsibilities for the Audit of the Combined Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.
In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
/s/ KPMG LLP
Providence, Rhode Island
January 17, 2024

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Combined Balance Sheets
December 25, 2022 and December 26, 2021
(Thousands of Dollars)

	2022	2021
ASSETS
Current assets
Cash and cash equivalents, including restricted cash of $13,600 in 2022 and $35,196 in 2021	$91,077	$132,880
Accounts receivable, less allowance for credit losses of $2,266 in 2022 and $3,042 in 2021	157,749	128,417
Inventories	2,974	3,276
Prepaid expenses and other current assets	423,456	400,433

Total current assets	675,256	665,006

Operating lease right-of-use assets	38,233	48,531
Property, plant and equipment, net	28,696	31,079
Investment in productions and investments in acquired content rights	694,002	596,385
Goodwill	231,000	231,000
Other intangibles, net	118,995	141,840
Other	115,091	58,168

Total assets	$1,901,273	$1,772,009

LIABILITIES, NONCONTROLLING INTERESTS AND PARENT EQUITY
Current liabilities
Production financing	$194,781	$170,053
Accounts payable	29,833	6,667
Deferred revenue	22,991	26,604
Accrued participation and residuals	267,037	265,397
Accrued liabilities	207,252	172,940

Total current liabilities	721,894	641,661

Long-term operating lease liabilities	31,012	40,216
Deferred revenue	714	1,474
Other liabilities	32,175	30,467

Total liabilities	785,795	713,818

Commitments and contingencies (Note 17)
Redeemable noncontrolling interests	—	23,938
Parent equity
Net parent investment	1,143,855	1,028,975
Accumulated other comprehensive earnings (loss)	(28,377)	5,278

Total parent equity	1,115,478	1,034,253

Total liabilities, noncontrolling interests and parent equity	$1,901,273	$1,772,009

See accompanying notes to Combined Financial Statements

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Combined Statements of Operations
Fiscal Years Ended December 25, 2022 and December 26, 2021
(Thousands of Dollars)

	2022	2021
Net revenues	$827,811	$921,043
Costs and expenses:
Direct operating	634,506	734,352
Distribution and marketing	19,299	28,742
General and administration	151,176	135,755
Depreciation and amortization	26,013	26,291

Total costs and expenses	830,994	925,140

Operating loss	(3,183)	(4,097)

Interest expense	14,005	8,444
Interest income	(3,204)	(3,571)
Other income, net	(6,661)	1,302

Loss before income taxes	$(7,323)	$(10,272)
Income tax provision	12,738	1,469

Net loss	(20,061)	(11,741)
Less: Net earnings attributable to noncontrolling interests	576	3,355

Net loss attributable to Entertainment One Film and Television Business	$(20,637)	$(15,096)

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Combined Statements of Comprehensive Loss
Fiscal Years Ended December 25, 2022 and December 26, 2021
(Thousands of Dollars)

	2022	2021
Net loss	$(20,061)	$(11,741)
Other comprehensive loss:
Foreign currency translation adjustments, net of tax	(33,066)	6,225
Net gains on cash flow hedging activities, net of tax	1,535	3,564
Reclassifications to earnings, net of tax:
Net losses on cash flow hedging activities	(2,124)	(1,067)

Other comprehensive earnings (loss), net of tax	(33,655)	8,722

Total comprehensive loss, net of tax	(53,716)	(3,019)
Total comprehensive earnings attributable to noncontrolling interests	576	3,355

Total comprehensive loss attributable to Entertainment One Film and Television Business	$(54,292)	$(6,374)

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Combined Statements of Cash Flows
Fiscal Years Ended December 25, 2022 and December 26, 2021
(Thousands of Dollars)

	Year ended December
	2022	2021
Cash flows from operating activities:
Net loss	$(20,061)	$(11,741)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	7,028	6,808
Amortization of intangible assets	18,985	19,483
Program cost amortization	492,474	556,898
Share-based compensation funded by Parent	4,506	3,735
Non-cash lease expense	9,087	10,060
Deferred income taxes	948	1,246
Other non-cash items	(589)	2,497
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,716)	(36,332)
Decrease (increase) in inventories	143	(263)
Increase in prepaid expenses and other current assets	(41,701)	(103,005)
Program spend	(668,874)	(512,064)
Increase (decrease) in accounts payable	27,182	(21,397)
Increase in accrued liabilities	73,213	59,633
Increase (decrease) in accrued participation and residuals	11,786	(11,833)
Decrease in deferred revenue	(3,738)	(39,819)
Decrease in other noncurrent liabilities	(5,504)	(20,130)
Increase in other noncurrent assets	(59,531)	(9,121)

Net cash used in operating activities	(156,362)	(105,345)

Investing activities:
Additions to property, plant and equipment	(5,988)	(5,730)

Net cash used in investing activities	(5,988)	(5,730)

Financing activities:
Buyout of redeemable noncontrolling interest	(18,500)	—
Distributions to noncontrolling interests	(1,900)	(2,600)
Net proceeds from borrowings	257,883	159,646
Repayments of borrowings	(230,974)	(161,612)
Financing transactions with Parent, net	115,625	80,935

Net cash provided by financing activities	122,134	76,369

Effect of exchange rate changes on cash and cash equivalents	(1,587)	2,470

Change in cash and cash equivalents and restricted cash	(41,803)	(32,236)
Cash, cash equivalents and restricted cash at beginning of year	132,880	165,116

Cash, cash equivalents and restricted cash at end of year	$91,077	$132,880

Supplemental information
Income taxes paid	$(6,314)	$(3,648)

Interest paid	$(6,566)	$(3,515)

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Combined Statements of Parent Equity and Redeemable
Non-Controlling
Interests
Fiscal Years Ended December 25, 2022 and December 26, 2021
(Thousands of Dollars)

	2022	2021
Net Parent Investment
Balance at the beginning of the year	$1,028,975	$972,191
Net loss attributable to Entertainment One Film and Television Business	(20,637)	(15,096)
Share-based compensation funded by Parent	4,506	3,735
Net contributions from Parent	131,011	68,145

Balance at the end of the year	$1,143,855	$1,028,975

Accumulated Other Comprehensive Earnings (Loss), net of tax
Balance at the beginning of the year	$5,278	$(3,444)
Other comprehensive earnings (loss)	(33,655)	8,722

Balance at the end of the year	(28,377)	5,278

Total Parent Equity	$1,115,478	$1,034,253

Redeemable Non-Controlling Interest
Balance at the beginning of the year	$23,938	$24,440
Distributions paid to noncontrolling owners and other foreign exchange	(1,900)	(3,857)
Buyout of redeemable noncontrolling interest	(22,614)	—
Net earnings attributable to non-controlling interests	576	3,355

Balance at the end of the year	$—	$23,938

See accompanying notes to Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Notes to Combined Financial Statements
(Thousands of Dollars)
(1)
Description of Business and Basis of Presentation
Description of Business
The accompanying Combined Financial Statements include the accounts of operations that comprise the Entertainment One (“eOne”) Film and Television operations (the “Company”) of Hasbro, Inc.’s (“Hasbro” or the “Parent”). The eOne Film and Television business produces scripted and unscripted television and motion pictures with global distribution and an extensive film and television library. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Combined Financial Statements.
On August 3, 2023, Hasbro and certain of its wholly and majority owned subsidiaries entered into a definitive agreement (the “Purchase Agreement”) to sell the Company’s film and television business to Lionsgate (the “Purchaser” or “Lionsgate”). The deal closed on December 27, 2023 for approximately $375 million in cash, subject to certain purchase price adjustments, plus the assumption by Lionsgate of production financing loans. Upon consummation of the Transaction, the historical operations of the Company were transferred to the Purchaser, and Hasbro and the Purchaser entered into various commercial agreements designed to continue to serve their respective customers. The sale included employees, a content library of nearly 6,500 titles, active productions for non-Hasbro
owned IP and the eOne unscripted business, which includes rights for certain Hasbro-based shows.
The business does not include Hasbro’s Allspark operations, nor any active productions for Hasbro-owned IP such as Dungeons & Dragons. Consequently, these operations and assets are not included in the accompanying Combined Financial Statements of the Company.
The accompanying Combined Financial Statements reflect the pushdown of the initial Hasbro acquisition accounting for the assets and liabilities acquired in 2019 which were directly attributable to the Company, and which existed as of the Lionsgate acquisition.
Basis Of Presentation
The Combined Financial Statements represent the operations of the Company and have been prepared on a
“carve-out”
basis. The Combined Financial Statements have been derived from Hasbro’s Consolidated Financial Statements and accounting records, and reflect the Combined Statements of Operations, Statements of Comprehensive Earnings, Balance Sheets, Cash Flows and Parent Equity of the Company in accordance with accounting principles generally accepted in the United States (“GAAP”).
Hasbro provides certain corporate functions to the Company and costs associated with these provided services have been allocated to the Company. These allocations include treasury functions, tax services and employment legal functions. The costs of such services have been allocated to the Company based on an allocation metric which best represents the Company’s portion of corporate expenses incurred, primarily using the relative percentage of operating income. Management believes such allocations to be reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent company for the period presented. The cost allocations for these items are included in in “General and administration” in the Combined Statement of Operations. The total amounts of these cost allocations were approximately $1,008 thousand and $261 thousand for the years ended December 25, 2022 and December 26, 2021, respectively. See Note 18.

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52

Hasbro maintains a number of share-based compensation programs at a corporate level. The Company’s employees participate in those programs, and as such, the Company was charged a portion of the expenses associated with these programs. The Company was directly attributed share-based compensation expenses of $4,506 thousand and $3,735 thousand for the years ended December 25, 2022 and December 26, 2021, respectively. The charges are included in “General and administration” in the Combined Statements of Operations.
Substantially all employees attributable to the Company are covered by defined contribution plans held by the Company, rather than Hasbro. These related expenses are all directly attributable to the Company and resulting liabilities are in Accrued liabilities in the Combined Balance Sheets.
“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Combined Balance Sheets.
The Company frequently engages in various activities with Hasbro, resulting in accounts receivable and accounts payable positions. These balances do not settle in cash and have been eliminated through Net Parent Investment for the periods presented. Additionally, intercompany transactions within the Film & Television business have been eliminated for the periods presented.
The Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Combined Statements of Operations, Balance Sheets, and Statement of Cash Flows had the Company operated as an independent business from Hasbro during the periods presented.

(2)	Summary of Significant Accounting Policies
Preparation of Combined Financial Statements
The preparation of the Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements and notes thereto. Actual results could differ from those estimates.
Fiscal Year
Entertainment One Film and Television Business’ fiscal year ends on the last Sunday in December. The fiscal years ended December 25, 2022 and December 26, 2021 were both fifty-two-week
periods.
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents include all cash balances and highly liquid investments purchased with an initial maturity to the Company of three months or less. Under the Company’s production financing facilities, certain of the Company’s cash is restricted while the financing is outstanding. At December 25, 2022, $9,494 thousand of the Company’s cash was restricted by such facilities. See Production Financing below and Note 9 for further details. The Company’s cash is also restricted in connection with a historical catalog sale in which the Company sold a future economic interest in certain titles. As part of the sale, the Company agreed to settle a potential unfavorable tax payment of the buyer in relation to the purchased titles. At December 25, 2022, $4,106 thousand of the Company’s cash was restricted for this arrangement.
Accounts Receivable and Allowance for Credit Losses
Credit is granted to customers predominantly on an unsecured basis. Credit limits and payment terms are established based on extensive evaluations made on an ongoing basis throughout the fiscal year with regard to the

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financial performance, cash generation, financing availability and liquidity status of each customer. The majority of customers are formally reviewed at least annually; more frequent reviews are performed based on the customer’s financial condition and the level of credit being extended. The Company uses a variety of financial transactions, based on availability and cost, to increase the collectability of certain of its accounts, including letters of credit, credit insurance, and requiring cash in advance of delivery.
The Company records an allowance for credit losses for accounts receivable based on management’s expected credit losses. Management’s estimate of expected credit losses is based on its assessment of the business environment, customers’ financial condition, historical collection experience, accounts receivable aging and customer disputes.
Accounts receivable, net on the Combined Balance Sheets represents amounts due from customers less the allowance for credit losses as well as allowances for discounts.
Inventories
Inventories are valued at the lower of cost
(first-in,
first-out)
or net realizable value. Based upon a consideration of quantities on hand and actual and projected sales volume, slow-moving and obsolete inventory is written down to its estimated net realizable value. At both December 25, 2022, and December 26, 2021, substantially all inventory is comprised of finished goods.
Noncontrolling Interests
The financial results and position of the redeemable noncontrolling interests are included in their entirety in the Company’s Combined Statements of Operations and Combined Balance Sheets. The value of the redeemable noncontrolling interests is presented in the Combined Balance Sheets as temporary equity between liabilities and parent equity. During 2022, the Company redeemed all outstanding redeemable noncontrolling interest in Renegade Entertainment, LLC, the only entity for which the Company previously held redeemable noncontrolling interest. Earnings (losses) attributable to the redeemable noncontrolling interests are presented as a separate line on the Combined Statements of Operations which is necessary to identify those earnings (losses) specifically attributable to Hasbro.
Property, Plant and Equipment, Net
Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed using accelerated and straight-line methods to depreciate the cost of property, plant, and equipment over their estimated useful lives. The principal lives, in years, used in determining depreciation rates of various assets are: buildings and improvements 15 to 25 and computer hardware and software 3 to 12. Depreciation expense is classified in the Combined Statements of Operations based on the nature of the property and equipment being depreciated.
Property, plant and equipment, net is reviewed for impairment whenever events or circumstances indicate the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset or related asset group to future undiscounted cash flows expected to be generated by the asset or asset group. If such assets are considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying value of the assets exceeds their fair value wherein the fair value is the appraised value. Furthermore, assets to be disposed of are carried at the lower of the net book value or their estimated fair value less disposal costs.
Goodwill and Other Intangible Assets, Net
Goodwill results from the original acquisition of eOne by Hasbro in 2019. Substantially all of the Company’s other intangible assets consist of the cost of exclusive content agreements and libraries. In establishing the value of such rights, the Company considers title ultimate revenue as well as historical collections to date, cash collection timing curves and other financial projections.

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Goodwill was attributed based on the fair value of the historical goodwill recognized at the Hasbro acquisition date related to the eOne Film & TV business. There was no further goodwill from business acquisitions to be allocated to the Combined Financial Statements, nor were any impairments recognized.
Goodwill and intangible assets deemed to have indefinite lives are not amortized and are tested for impairment at least annually as of the third quarter of each year. The annual goodwill test begins with a qualitative assessment, where qualitative factors and their impact on critical inputs are assessed to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If the Company determines there is an indication of impairment in its reporting unit based on the qualitative assessment, it is required to perform a quantitative assessment.
The Company performed a qualitative assessment of goodwill in the fourth quarters of 2022 and 2021. Based on the qualitative assessment, the Company determined that there was no impairment trigger which would require a quantitative analysis. As a result, the Company concluded that there was no impairment.
The Company’s intangible assets having definite lives are being amortized over periods ranging from two
to
fifteen
years, primarily using the straight-line method.
The Company reviews intangible assets with definite lives for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset or asset group. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying value of the assets exceeds their fair value wherein that fair value is determined based on discounted cash flows.
There were no other triggering events in 2022 or 2021 which would indicate the Company’s intangible assets were impaired.
Financial Instruments
The Company’s financial instruments include cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and certain accrued liabilities. At December 25, 2022, the carrying cost of these instruments approximated their fair value. The Company’s financial instruments at December 25, 2022 also include long-term borrowings (see Note 11 for carrying cost and related fair values) as well as certain assets and liabilities measured at fair value (see Notes 11 and 15).

Production Financing
Production financing relates to financing facilities for certain of the Company’s television and film productions. Production financing facilities are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse
to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing. These facilities typically have maturities of less than two years while the titles are in production and are repaid once the production is delivered and all tax credits, broadcaster pre-sales
and international sales have been received. In connection with the production of a television or film program, the Company records initial cash outflows within cash flows from operating activities due to its investment in the production and concurrently records cash inflows within cash flows from financing activities from the production financing it normally obtains. Under these facilities, certain of the Company’s cash is restricted while the financing is outstanding. On December 25, 2022 and December 26, 2021, $9,494 thousand and $31,015 thousand of the Company’s cash was restricted by such facilities, respectively. For further details, see Note 9.

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Revenue Recognition
Revenue is recognized when control of the promised goods, intellectual property or production is transferred to the customers or licensees, in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods. The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable.
The Company enters into contracts to license its intellectual property for use in television and film. The licensees pay the Company either a sales-based or usage-based royalty, or a combination of both, for use of the brands, in some cases subject to minimum guaranteed amounts or fixed fees. The license of the Company’s brands provide access to the intellectual property over the term of the license, generally without any other performance obligation of the Company other than keeping the intellectual property active and is therefore considered a right-to-access
license of symbolic intellectual property. The Company records sales-based or usage-based royalty revenues for right-to-access
licenses at the occurrence of the licensees’ subsequent sale or usage. When the arrangement includes a minimum guarantee, the Company records the minimum guarantee on a ratable basis over the term of the license period and does not record the sales-based or usage-based royalty revenues until they exceed the minimum guarantee.
The Company produces, sells and licenses television and film content for distribution to third parties in formats that include broadcast, digital streaming, transactional and theatrical. These are intellectual property licenses where the licensees pay either a fixed fee for the content license or a variable fee in the form of a sales-based royalty. The content that the Company delivers to its licensees typically has stand-alone functionality, generally without any other performance obligation of the Company, and is therefore considered a right-to-use
license of functional intellectual property. The Company records revenues for right-to-use
licenses once the license period has commenced and the licensee has the ability to use the delivered content. In arrangements where the licensee pays the Company a fixed fee for multiple seasons or multiple series of programming, arrangement fees are recorded as revenues based upon their relative fair values. The Company also earns advertising revenues from certain content made available on free to consumer streaming video on demand platforms where the Company earns a portion of the advertising revenues earned by the service provider. The performance obligation is met, and revenue is recorded when the user accesses the Company’s content through the streaming platform.
Direct Operating Expenses
Direct operating expenses include investment in productions and acquired content rights amortization, program cost amortization and participation and residual expenses.
Participation costs represent contingent consideration payable based on the performance of the film or television program to parties associated with the film or television program, including producers, writers, directors or actors. Residuals represent amounts payable to various unions or “guilds” such as the Screen Actors Guild—American Federation of Television and Radio Artists, Directors Guild of America, and Writers Guild of America, based on the performance of the film or television program in certain ancillary markets or based on the individual’s (i.e., actor, director, writer) salary level in the television market.
The Company enters into minimum guarantee royalty arrangements related to the purchase of film and television rights for content to be delivered in the future. These agreements may call for payment in advance or future payment of minimum guaranteed amounts. Amounts paid in advance are recorded as an asset and charged to Direct operating expense when the related revenue is recognized in the Combined Statements of Operations. If all or a portion of the minimum guaranteed amounts appear not to be recoverable through future use of the rights obtained under the license, the non-recoverable
portion of the guaranty is charged to expense at that time.

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Investment in Productions and Acquired Content Rights
The Company incurs costs in connection with the production of television programming and movies. The majority of these costs are capitalized by the Company as they are incurred and amortized using the individual-film-forecast method, whereby these costs are amortized in the proportion that the current year’s revenues bear to management’s estimate of total ultimate revenues as of the beginning of such period related to the program. Ultimate revenue estimates are periodically reviewed and adjustments, if any, will result in changes to amortization rates and estimated accruals for residuals and participations. Ultimate revenue includes estimates over a period not to exceed ten years following the date of release of the production. Ultimate revenue used in amortization of acquired content rights is estimated over the life of the acquired rights but no longer than a period of ten years. These capitalized costs are reported at the lower of cost, less accumulated amortization, or fair value, and reviewed for impairment when an event or change in circumstances occurs that indicates that impairment may exist. The fair value is determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. Certain of these agreements require the Company to pay minimum guaranteed advances (“MGs”) for participations and residuals. MGs are recognized in the Combined Balance Sheets when a liability arises, usually on delivery of the television or film program to the Company. The current portion of MGs are recorded as Accrued Liabilities.
Distribution and Marketing Expenses
Distribution and marketing expenses primarily include the costs of theatrical prints and advertising (“P&A”) and subscription video-on-demand
(“SVOD”) expense and home entertainment expenses and marketing. Theatrical P&A includes the costs of the theatrical prints delivered to theatrical exhibitors and the advertising and marketing cost associated with the theatrical release of the picture. SVOD expense represents the advertising and marketing cost associated with the SVOD release of the picture. Home entertainment expenses represents manufacturing costs associated with creating the physical products.
Operating Leases
The Company leases certain property through operating leases. Operating lease right-of-use
assets are recorded within Operating lease right-of use assets and the related liabilities are recorded within Accrued liabilities and Other liabilities on the Company’s Combined Balance Sheets. The Company has no material finance leases.
Operating lease assets represent the Company’s right to use the underlying asset for the lease term and lease liabilities represent an obligation to make lease payments according to the terms of the lease. Operating lease assets and liabilities are recognized at the inception of the lease agreement based on the estimated present value of lease payments over the lease term, using our incremental borrowing rate based on information available on the lease commencement date. The Company expenses non-lease
components as incurred for real estate leases. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. For further details on the Company’s operating leases, see Note 14.
Income Taxes
For purposes of the Combined Financial Statements, income tax expense and deferred tax balances have been computed as if the Company filed income tax returns on a separate return basis from Hasbro. As a carve-out
entity, deferred taxes and effective tax rate may differ from those in the historical periods.
The Company uses the asset and liability approach for financial accounting and reporting of income taxes. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred taxes are

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measured using rates expected to apply to taxable income in years in which those temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes deferred tax assets to the extent it believes that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning
strategies, and results of recent operations. The assumptions utilized in determining future taxable income require significant judgment and are consistent with the plans and estimates used to manage the underlying businesses. Actual operating results in future years could differ from current assumptions, judgments and estimates. A valuation allowance is recorded to reduce deferred tax assets to the net amount believed to be more likely than not to be realized. As of December 25, 2022, the valuation allowance of $267,106 thousand was primarily related to net operating losses. If it is determined that our deferred tax assets will be realizable in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.
The Company uses a
two-step
process for the measurement of uncertain tax positions that have been taken or are expected to be taken in a tax return. The first step is a determination of whether the tax position should be recognized in the Combined Financial Statements. The second step determines the measurement of the tax position. The Company records potential interest and penalties on uncertain tax positions as a component of income tax expense.
Foreign Currency Translation
Foreign currency assets and liabilities are translated into U.S. dollars at period-end
exchange rates, and revenues, costs and expenses are translated at weighted average exchange rates during each reporting period. Net loss includes gains or losses resulting from foreign currency. Other gains and losses resulting from translation of financial statements are a component of other comprehensive earnings (loss).
Pension Plans, Postretirement and Postemployment Benefits
The Company has several plans covering certain groups of employees, which may provide benefits to such employees following their period of employment but prior to their retirement. The Company accrues the costs of these obligations in Other liabilities.
Risk Management Contracts
The Company uses foreign currency forward contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter
contracts, which hedge television and film production costs and production financing as well as other cross-border currency requirements not denominated in the functional currency of the business unit, are primarily denominated in United States and Canadian dollars, Euros and British pound sterling. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.
At the inception of the contracts, the Company designates its derivatives as cash flow hedges. The Company formally documents all relationships between hedging instruments and hedged items as well as its risk management objectives and strategies for undertaking various hedge transactions. All hedges designated as cash flow hedges are linked to forecasted transactions and the Company assesses, both at the inception of the hedge and on an on-going
basis, the effectiveness of the derivatives used in hedging transactions in offsetting changes in the cash flows of the forecasted transaction.

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The Company records all derivatives on the Combined Balance Sheets at fair value. Changes in the derivative fair values that are designated as cash flow hedges are deferred and recorded as a component of Accumulated Other Comprehensive Earnings (Loss) (“AOCE”) until the hedged transactions occur and are then recognized in the Combined Statements of Operations. The Company’s foreign currency contracts hedging anticipated cash flows are designated as cash flow hedges. When it is determined that a derivative is not highly effective as a hedge, the Company discontinues hedge accounting prospectively. Any gain or loss deferred through that date remains in AOCE until the forecasted transaction occurs, at which time it is reclassified to the Combined Statements of Operations. To the extent the transaction is no longer deemed probable of occurring, hedge accounting treatment is discontinued, and amounts deferred would be reclassified to the Combined Statements of Operations. In the event hedge accounting requirements are not met, gains and losses on such instruments are included in the Combined Statements of Operations. The Company uses derivatives to economically hedge net balance sheet exposures in foreign currencies. The Company does not use hedge accounting for these contracts as changes in the fair value of these contracts are substantially offset by the remeasurement of the foreign currency denominated balances.

(3)	Revenue Recognition
Contract Assets
In the ordinary course of business, the Entertainment One Film & TV Business enters into contracts to license their intellectual property, providing licensees right-to-use
or access such intellectual property for use in the production and for use within content for distribution over streaming platforms and for television and film. The Company also licenses owned television and film content for distribution to third parties in formats that include broadcast, theatrical and digital streaming. Through these arrangements, the Company may receive advanced royalty payments from licensees, either in advance of a licensees’ subsequent sales to customers or prior to the completion of the Company’s performance obligation. The Company defers revenues on all licenses until the respective performance obligations are satisfied. The Company records the aggregate deferred revenues as contract liabilities, with the current portion recorded within Accrued liabilities and the long-term portion recorded as Other liabilities in the Company’s Combined Balance Sheets. Certain multi-year license arrangements have payment terms over the license period that may differ from the timing of revenue recogntion resulting in the recording of contract assets. The Company records contract assets, primarily related to (1) minimum guarantees being recognized in advance of contractual invoicing, which are recognized ratably over the terms of the respective license periods, and (2) film and television distribution revenues recorded for content delivered, where payment will occur over the license term.
The Company’s contract assets are classified within the following financial statement line items in the Combined Balance Sheets at December 25, 2022 and December 26, 2021 as follows:

(In thousands)	2022	2021
Prepaid expenses and other current assets	$319,045	$311,773
Other	109,607	49,710

Contract assets	$428,652	$361,483

Deferred Revenue
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Revenues of $10,957 thousand were recognized during the year ended December 25, 2022.
Unsatisfied Performance Obligations
Unsatisfied performance obligations relate primarily to
in-production
television content to be delivered in the future under existing agreements with partnering content providers such as broadcasters, distributors,

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television networks and subscription video on demand services. As of December 25, 2022, unrecognized revenue attributable to unsatisfied performance obligations expected to be recognized in the future was $
252,979 thousand. Of this amount, we expect to recognize approximately $205,854 thousand in 2023, $43,172 thousand in 2024, and $3,953 thousand in 2025. These amounts include only fixed consideration.
Accounts Receivable and Allowance for Credit Losses
The Company’s balance for accounts receivable on the Combined Balance Sheets as of December 25, 2022 and December 26, 2021 are primarily from contracts with customers. The Company had no material expense for credit losses in the years ended December 25, 2022 or December 26, 2021.
Disaggregation of revenues
The Company disaggregates its revenues from contracts with customers by category: Home Video and Digital, Broadcast and Licensing and Production and Other. Information by major revenue stream and a reconciliation to reported amounts are as follows:

(In thousands)	2022	2021
Home Video, Digital and Theatrical	$31,803	$46,714
Broadcast and Licensing	242,526	266,965
Production and Other	553,482	607,364

Total revenues	$827,811	$921,043

See further discussion of the Company’s revenue recognition policy in Note 2.

(4)	Other Comprehensive Loss
Components of other comprehensive loss are presented within the Combined Statements of Comprehensive Loss. The following table presents the related tax effects on changes in other comprehensive loss for each of the two fiscal years ended December 25, 2022 and December 26, 2021.

(In thousands)	2022	2021
Other comprehensive earnings (loss), tax effect:
Tax expense on cash flow hedging activities	$(420)	$(616)
Tax (expense) benefit on foreign currency translation amounts	—	—
Reclassifications to earnings, tax effect:
Tax expense on net losses on cash flow hedging activities	404	203

Total tax effect on other comprehensive loss attributable to Entertainment One Film and Television Business Film and Television	$(16)	$(413)

Changes in the components of accumulated other comprehensive loss, net of tax for each of the two fiscal years ended December 25, 2022 and December 26, 2021 are as follows:

(In thousands)	Gains (Losses) on Derivative Instruments	Foreign Currency Translation Adjustments	Total Accumulated Other Comprehensive Earnings (Loss)
2022
Balance at December 26, 2021	$1,886	$3,392	$5,278
Current period other comprehensive earnings (loss)	1,535	(33,066)	(31,531)
Reclassifications from AOCE to earnings	(2,124)	—	(2,124)

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(In thousands)	Gains (Losses) on Derivative Instruments	Foreign Currency Translation Adjustments	Total Accumulated Other Comprehensive Earnings (Loss)
Balance at December 25, 2022	$1,297	$(29,674)	$(28,377)

2021
Balance at December 27, 2020	$(611)	$(2,833)	$(3,444)
Current period other comprehensive earnings	3,564	6,225	9,789
Reclassifications from AOCE to earnings	(1,067)	—	(1,067)

Balance at December 26, 2021	$1,886	$3,392	$5,278

Gains (Losses) on Derivative Instruments
At December 25, 2022, the Company had remaining net deferred gains on foreign currency forward contracts, net of tax, of $1,297 thousand in AOCE. These instruments hedge payments related to television and movie production costs paid in 2022 or expected to be paid in 2023 or 2024. These amounts will be reclassified into the Combined Statements of Operations upon recognition of the related costs.
The Company expects net deferred gains included in AOCE at December 25, 2022 to be reclassified to the Combined Statements of Operations within the next 12 months. However, the amount ultimately realized in earnings is dependent on the fair value of the hedging instruments on the settlement dates.
See Note 15 for additional discussion on reclassifications from AOCE to earnings.

(5)	Property, Plant and Equipment

(In thousands)	2022	2021
Computer software and hardware	$27,802	$16,969
Furniture and fixtures	2,466	9,434
Leasehold improvements	16,108	16,035
Less accumulated depreciation	(17,680)	(11,359)

Total property, plant and equipment, net	$28,696	$31,079

Expenditures for maintenance and repairs which do not materially extend the life of the assets are charged to operations as incurred. In 2022 and 2021 the Company recorded $7,028 thousand and $6,808 thousand, respectively, of depreciation expense.
See Note 14 for additional discussion on right of use assets.

(6)	Goodwill and Other Intangible Assets
Goodwill
The Company’s goodwill was derived from Hasbro’s acquisition in 2019 where the purchase price exceeded the fair value of the net assets acquired. After the allocation of fair values associated with the Acquisition was completed, the Company’s goodwill was approximately $231,000 thousand. The carrying amount of goodwill did not change during the reporting period. The Company performs an annual impairment assessment on goodwill. This annual impairment assessment is performed in the fourth quarter of the Company’s fiscal year. In addition, if an event occurs or circumstances change that indicate that the carrying value may not be recoverable, the Company will perform an interim impairment test at that time.

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During the fourth quarters of 2022 and 2021, the Company performed a qualitative goodwill assessment. Based on the qualitative assessments, the Company determined it was not more likely than not that the carrying value exceeded the fair value of the reporting unit and as a result, the Company concluded it was not necessary to perform a quantitative test for impairment of goodwill.
Accordingly, no goodwill impairment was recorded for each of the years ended December 25, 2022 and December 26, 2021.
Other Intangible Assets, Net
The following table represents a summary of the Company’s other intangible assets, net at December 25, 2022 and December 26, 2021:

(In thousands)	2022	2021
Exclusive content agreements and libraries	$89,481	$95,510
Trade name	85,000	85,000
Accumulated amortization	(55,486)	(38,670)

Total other intangibles assets, net	$118,995	$141,840

The Company’s other intangible assets are amortized straight line over their remaining useful lives, and accumulated amortization of these other intangibles is reflected in other intangible assets, net in the accompanying Combined Balance Sheets.
Intangible assets are reviewed for indications of impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable.
The Company will continue to incur amortization expense related to its exclusive content agreements and libraries and trade name. The Company currently estimates amortization expense related to the above intangible assets to be $
19,311
 thousand for each of the next four years ended 2023 through 2026, with the exclusive content agreements and libraries fully amortizing in the year ended December 2026. Expected amortization expense related to the trade name
will be $5,667 thousand in
2027.

(7)	Investments in Productions and Investments in Acquired Content Rights
Investments in productions and investments in acquired content rights are predominantly monetized on a title-by-title
basis and are recorded within other assets in the Company’s Combined Balance Sheets, to the extent they are considered recoverable against future revenues. These amounts are being amortized to program cost amortization using a model that reflects the consumption of the asset as it is released through various channels including broadcast licenses, theatrical release and home entertainment. Amounts capitalized are reviewed periodically on an individual film basis and any portion of the unamortized amount that appears not to be recoverable from future net revenues is expensed as part of program cost amortization during the period the loss becomes evident.
Programming costs consist of the following at December 25, 2022 and December 26, 2021:

(In thousands)	2022	2021
Investment in Films and Television Programs:
Individual monetization
Released, net of amortization	$489,756	$446,392
Completed and not released	78,644	25,450
In production	21,915	50,755
Pre-production	103,687	73,788

Total program investments	$694,002	$596,385

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The Company recorded $
492,474
 thousand of program cost amortization related to released programming during 2022, consisting of the following:

(In thousands)	Investment in Production	Investment in Content	Total
Program cost amortization	$431,996	$60,478	$492,474
Based on management’s total revenue estimates at December 25, 2022, the Company’s expected future amortization expenses for capitalized programming costs over the next three years are as follows:

(In thousands)	2023	2024	2025
Estimated Future Amortization Expense:
Individual monetization
Released	$(109,119)	$(67,227)	$(58,166)
Completed and not released	(42,310)	N/A	N/A

Total	$(151,429)	$(67,227)	$(58,166)

In the normal course of its business, the Company also enters into contracts related to obtaining right of first refusal (“first look deals”) to purchase, distribute, or license certain entertainment projects or content. See Note 17 for more information on the Company’s expected future payments for first look deals.

(8)	Accrued Liabilities
Components of accrued liabilities for the fiscal years ended on December 25, 2022 and December 26, 2021 are as follows:

(In thousands)	2022	2021
Accrued expenses IIP & IIC	$78,923	$72,827
Severance	21,131	2,688
Payroll	20,793	34,300
Current lease liability	8,155	9,306
Accrued taxes	20,089	—
Other	58,161	53,819

Total accrued liabilities	$207,252	$172,940

(9)	Production Financing
Production Financing
The Company uses production financing to fund certain of its television and film productions which are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse
to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing.
Interest is charged at bank prime rate plus a margin based on the risk of the respective production. The weighted average interest rate on all production financing as of December 25, 2022 was 3.3%.
The Company’s senior revolving film and television production credit facility (the “RPCF”) with MUFG Union Bank, N.A., as administrative agent and lender and certain other financial institutions, as lenders thereto (the “Revolving Production Financing Agreement”) provides the Company with commitments having a maximum aggregate principal amount of $250 thousand. The Revolving Production Financing Agreement also

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provides the Company with the option to request a commitment increase up to an aggregate additional amount of $150 thousand subject to agreement of the lenders. The Revolving Production Financing Agreement extends through November 22, 2024. The Company uses the RPCF to fund certain of the Company’s original film and TV production costs. Borrowings under the RPCF are non-recourse
to the Company’s assets.
The Company has U.S. dollar production credit facilities and Canadian dollar and U.S. dollar production loans with various banks. For all periods presented, the carrying value approximated fair value. The carrying amounts of each component of Production Financing were as follows:

(In thousands)	Production Loans	Credit Facilities	Total Production Financing
As of December 25, 2022	$53,198	$141,583	$194,781
The following table represents the movements in production financing during 2022:

(In thousands)	Production Financing
Balance at December 26, 2021	$170,053
Drawdown	257,884
Repayments	(230,974)
Foreign exchange differences	(2,182)

Balance at December 25, 2022	$194,781

The Company expects to repay all of its outstanding production financing loans in 2023.

(10)	Income Taxes
The components of earnings (loss) before income taxes, determined by tax jurisdiction, are as follows:

(In thousands)	2022	2021
United States	$(25,855)	$17,656
International	18,532	(27,928)

Total loss before income taxes	$(7,323)	$(10,272)

Income tax expense (benefit) attributable to loss before income taxes are:

(In thousands)	2022	2021
Current
United States	$—	$—
State and local	526	802
International	9,634	(778)
	10,160	24
Deferred
United States	—	—
State and local	—	—
International	2,578	1,445
	2,578	1,445
Total income taxes	$12,738	$1,469

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A reconciliation of the statutory United States federal income tax rate to the Company’s effective income tax rate is as follows:

(In thousands)	2022	2021
Statutory income tax rate	$(1,538)	$(2,157)
State and local income taxes, net	(1,203)	650
Tax on international earnings	(1,269)	(297)
Change in valuation allowance	23,579	11,041
Deferred tax rate change	(848)	5,748
Loss on disposition of business	(1,514)	—
Uncertain tax positions	380	(6,393)
Partnership interest	(420)	(420)
Provision to return adjustments	(4,707)	(6,029)
Other permanent adjustments	278	(674)

	$12,738	$1,469

The components of deferred income tax expense (benefit) arise from various temporary differences and relate to items included in the Combined Statements of Operations as well as items recognized in other comprehensive earnings. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 25, 2022 and December 26, 2021 are:

(In thousands)	2022	2021
Deferred Tax Assets
Interest carryforward	$10,050	7,920
Lease liability	16,663	8,902
Depreciation and amortization of long-lived assets	24,039	6,283
Other compensation	6,571	1,016
Loss and credit carryforwards	232,437	249,644
Other	8,504	12,032

Gross deferred tax asset	298,264	285,797

Deferred Tax Liabilities
Right of use asset	16,277	8,834
Depreciation and amortization of long-lived assets	26,260	31,160
Other	5,038	7,475

Gross deferred tax liabilities	47,575	47,469
Valuation allowance	(267,106)	(253,797)

Net deferred income taxes	$(16,417)	$(15,469)

The most significant amount of the loss and credit carryforwards relate to tax attributes of the acquired eOne entities that historically operated at losses in certain jurisdictions. At December 25, 2022, the Company has loss and credit carry forwards of $232,437 thousand, which is a decrease of $17,208 thousand from $249,644 thousand at December 26, 2021. Loss and credit carryforwards as of December 25, 2022 relate primarily to the U.S. and Canada. The Canadian loss carry forwards expire at various dates from 2031 to 2042. Some U.S. federal, state and international loss and credit carryforwards expire at various dates throughout 2023 while others have an indefinite carryforward period.
The recoverability of these future tax deductions and credits is evaluated by assessing the adequacy of future expected taxable income from all sources, including taxable income in prior carryback years, reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. To the extent the

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Company does not consider it more likely than not that a de ferred t
ax asset will be recovered, a valuation allowance is generally established. To the extent that a valuation allowance was established and it is subsequently determined that it is more likely than not that the deferred tax assets will be recovered, the change in the valuation allowance is recognized in the Combined Statements of Operations.
The Company has a valuation allowance for certain net deferred tax assets at December 25, 2022 of $267,106 thousand, which is an increase of $13,309 thousand from $253,797 thousand at December 26, 2021. The valuation allowance pertains to certain U.S. state and international loss and credit carryforwards, some of which have no expiration and others that expire beginning in 2023, and other net deferred tax assets. The increase in the valuation allowance is primarily due to increases in certain net deferred tax assets with no corresponding tax benefit.
At December 25, 2022 and December 26, 2021, the Company’s net deferred income taxes are recorded in the Combined Balance Sheets as follows:

(In thousands)	2022	2021
Other assets	$—	$—
Other liabilities	(16,417)	(15,469)

Net deferred income taxes	$(16,417)	$(15,469)

A reconciliation of unrecognized tax benefits, excluding potential interest and penalties, for the fiscal years ended December 25, 2022, and December 26, 2021 is as follows:

(In thousands)	2022	2021
Balance at beginning of year	$23,850	$31,535
Gross increase in prior period tax positions	—	—
Gross decrease in prior period tax positions	(2,137)	(2,137)
Gross increase in current period tax positions	—	—
Decrease related to settlements with tax authorities	(143)	(5,548)

Decreases from the expiration of statute of limitations	$21,570	$23,850

Some of the unrecognized tax benefits as of December 25, 2022, and December 26, 2021 were recorded within Other liabilities in the Company’s Combined Balance Sheets, and some of the unrecognized tax benefits are netted within the Deferred tax assets, which may include a valuation allowance against the assets. If recognized, these tax benefits would have affected our income tax provision for fiscal years 2022, and 2021 by approximately $5,000 thousand and $5,000 thousand, respectively.

(11)	Fair Value of Financial Instruments
The Company measures certain financial instruments at fair value. The fair value hierarchy consists of three levels: Level 1 fair values are based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. There have been no transfers between levels within the fair value hierarchy.
Accounting standards permit entities to measure many financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar
assets and
liabilities
.

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At December 25, 2022 and December 26, 2021, the Company had the
following
assets and liabilities measured using Level 2 fair value indicators in its Combined Balance Sheets:

(In thousands)	Fair Value
December 25, 2022
Assets:
Derivatives	$6,744

Total assets	$6,744

Liabilities:
Derivatives	$2,266

Total liabilities	$2,266

December 26, 2021
Assets:
Derivatives	$4,294

Total assets	$4,294

Liabilities :
Derivatives	$1,613

Total liabilities	$1,613

The Company’s derivatives consist of foreign currency forward contracts. The Company uses current forward rates of the respective foreign currencies to measure the fair value of these contracts.

(12)	Stock Options and Other Stock Awards
Hasbro has share-based compensation plans under which it grants restricted stock units (RSUs) and performance share units (PSUs) to certain management level employees. In addition, employees and non-employee directors
of the Company may be granted options to purchase shares of Hasbro’s common stock at the fair market value at the time of grant.
For the periods presented, the Company has recorded share-based compensation expense directly attributable to employees in the Entertainment One Film and Television Business. Total allocated share-based compensation expense and the associated income tax benefits recognized by the Company within General and Administration in the Combined Statement of Operations are as follows:

(In thousands)	2022	2021
Share-based compensation expense	$4,506	$3,735
Income tax benefits	(128)	(106)

Total share-based compensation expense after income taxes	$4,378	$3,629

(13)	Pension, Postretirement and Postemployment Benefits
Pension and Postretirement Benefits
Expenses related to the Company’s defined contribution plans for 2022 and 2021 were approximately $1,305 thousand and $1,346 thousand, respectively.
Postemployment Benefits
Hasbro has several plans covering certain groups of employees, which may provide benefits to such employees following their period of active employment but prior to their retirement. These plans include certain

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severance plans which provide benefits to employees involuntarily terminated and certain plans which continue Hasbro’s health and life insurance contributions for employees who have left Hasbro’s employ under terms of its long-term disability plan. For the periods presented, the Company has recorded postemployment benefits expense directly attributable to employees in the Entertainment One Film and Television Business.

(14)	Leases
The Company occupies offices under various operating lease arrangements. The Company has no finance leases. The leases have remaining terms of 1 to 7 years, some of which include options to extend lease terms or options to terminate current lease terms at certain times, subject to notice requirements set out in the lease agreement. Payments under certain of the lease agreements may be subject to adjustment based on a consumer price index or other inflationary indices. The lease liability for such lease agreements as of the adoption date, was based on fixed payments as of the adoption date. Any adjustments to these payments based on the related indices will be recorded to expense as incurred. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. The Company expenses non-lease
components as incurred for real estate leases.
The rent expense under such arrangements and similar arrangements that do not qualify as leases under ASU
2016-02,
net of sublease income amounted to $13,679 thousand and $15,303 thousand, respectively, for each of the years ended December 25, 2022 and December 26, 2021, and was not material to the Company’s financial statements nor were expenses related to short term leases (expected term less than twelve months) or variable lease payments during those same periods.
All leases expire prior to 2030. Real estate taxes, insurance and maintenance expenses are generally obligations of the Company. Operating leases often contain renewal options. In those locations in which the Company continues to operate, management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.
Information related to the Company’s leases for the years ended December 25, 2022 and December 26, 2021 is as follows:

(In thousands)	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$10,100	$10,479
Right-of-use assets obtained in exchange for lease:
Operating leases net of lease modifications	38,233	48,531
Weighted Average Remaining Lease Term:
Operating leases	5.4 years	6.1 years
Weighted Average Discount Rate:
Operating leases	1.7%	1.7%
The following is a reconciliation of future undiscounted cash flows to the operating
liabilities, and the related right of use assets, included in our Combined Balance Sheets as of December 25, 2022:

(In thousands)	Year Ended December 25, 2022
2023	$8,991
2024	7,671
2025	7,739
2026	5,524
2027	5,203

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(In thousands)	Year Ended December 25, 2022
2028 and thereafter	5,963

Total future lease payments	41,091
Less imputed interest	1,924

Present value of future operating lease payments	39,167
Less current portion of operating lease liabilities (1)	8,155

Non-current operating lease liability (2)	31,012

Operating lease right-of-use assets, net (3)	$38,233

(1)	Included in Accrued liabilities on the Combined Balance Sheets
(2)	Included in Other liabilities on the Combined Balance Sheets
(3)	Included in Operating lease right-of-use assets on the Combined Balance Sheets

(15)	Derivative Financial Instruments
The Company uses foreign currency forward and option contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter
contracts, which hedge future currency requirements related to television and film production cost and production financing facilities (see Note 9 as well as other cross-border transactions not denominated in the functional currency of the business unit), are primarily denominated in United States and Canadian Dollars, Pound Sterling and Euros. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a single counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.
Cash Flow Hedges
All the Company’s designated foreign currency forward contracts are considered to be cash flow hedges. These instruments hedge a portion of the Company’s currency requirements associated with certain production financing loans and other cross-border transactions, primarily in years 2023 and to a lesser extent, 2024.
At December 25, 2022 and December 26, 2021, the notional amounts and fair values of the Company’s foreign currency forward and option contracts designated as cash flow hedging instruments were as follows:

	2022		2021
(In thousands)	Notional Amount	Fair Value	Notional Amount	Fair Value
Hedged Transaction

Foreign currency denominated expense	78,298	1,706	166,225	2,222

The fair values of the Company’s foreign currency forward contracts designated as cash flow hedges are recorded in the Combined Balance Sheets at December 25, 2022 and
December
26, 2021 as follows:

(In thousands)	2022	2021
Prepaid expenses and other current assets
Unrealized gains	$2,051	$2,739
Unrealized losses	—	—

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(In thousands)	2022	2021
Net unrealized gains	$2,051	$2,739

Accrued liabilities
Unrealized gains	$—	$—
Unrealized losses	(292)	(517)

Net unrealized losses	$(292)	$(517)

Net gains on cash flow hedging activities have been reclassified from other comprehensive loss to net earnings for the years ended December 25, 2022 and December 26, 2021 as follows:

(In thousands)	2022	2021
Combined Statements of Operations Classification
Other income, net	2,124	(1,067)

Net realized gains	$2,124	$(1,067)

Undesignated Hedges
To manage transactional exposure to fair value movements on certain monetary assets and liabilities denominated in foreign currencies, the Company has implemented a balance sheet hedging program. The Company does not use hedge accounting for these contracts as changes in the fair values of these contracts are offset by changes in the fair value of the balance sheet items. As of December 25, 2022 and December 26, 2021, the total notional amounts of the Company’s undesignated derivative instruments were $296,474 thousand and $505,414 thousand, respectively.
At December 25, 2022 and December 26, 2021, the fair values of the Company’s undesignated derivative financial instruments are recorded in the Combined Balance Sheets as follows:

(In thousands)	2022	2021
Prepaid expenses and other current assets
Unrealized gains	$4,693	$1,555
Unrealized losses	—	—

Net unrealized gains	4,693	1,555

Accrued liabilities
Unrealized gains	—	—
Unrealized losses	(1,974)	(1,096)

Net unrealized losses	(1,974)	(1,096)

Total unrealized (losses) gains, net	$2,719	$459

The Company recorded net gains (losses) of $2,766 thousand and $(1,427) thousand on these instruments to other (income) expense, net for 2022 and 2021, respectively, relating to the change in fair value of such derivatives, substantially offsetting gains and losses from the change in fair value of the items to which the instruments relate.
For additional information related to the Company’s derivative financial instruments
see Notes 4 and 11.

(16)	Restructuring Actions
During 2020, the Company took certain integration actions related to the acquisition of eOne by Hasbro in 2019.

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During 2022, in support of Blueprint 2.0, the Parent announced an Operational Excellence program which the Company took certain restructuring actions, including global workforce reductions, resulting in severance and other employee charges of $23,846 thousand recorded in General and Administration.
The detail of activity related to the Company’s programs as of December 25, 2022 is as follows:

	Integration Program	Operational Excellence Program
Remaining amounts to be paid as of December 27, 2020	$11,121	$—
Payments made in 2021	(8,542)	—

Remaining amounts to be paid as of December 26, 2021	2,579	—
2022 restructuring charges	—	23,846
Payments made in 2022	(1,616)	(3,678)

Remaining amounts to be paid as of December 25, 2022	$963	$20,168

(17)	Commitments and Contingencies
The Company enters into license agreements with strategic partners for the use of intellectual properties in its content. Certain of these agreements contain provisions for the payment of guaranteed or minimum royalty amounts. In addition, the Company enters into contractual commitments to obtain film and television content distribution rights and minimum guarantee commitments related to the purchase of film and television rights for content to be delivered in the future. Under terms of existing agreements as of December 25, 2022, the Company may, provided the other party meets their contractual commitment, be required to pay amounts as follows: 2023: $24,609 thousand; 2024: $1,545 thousand.
The Company enters into contracts with certain partners which among other things, provide the Company with the right of first refusal to purchase, distribute, or license certain entertainment projects or content. At December 25, 2022, the Company estimates that it may be obligated to pay $16,792 thousand and $3,638 thousand, in 2023 and 2024, respectively, related to such agreements.
The Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the Combined Financial Statements.
See Note 14 for additional information on the Company’s future lease payment commitments. See Note 9 for additional information on the Company’s long-term debt and production financing repayments.

(18)	Related Parties
The Company has not historically operated as a standalone business and the Combined Financial Statements are derived from the Consolidated Financial Statements and accounting records of Hasbro. The following disclosure summarizes activity between the Company and Hasbro. The Company historically settles intercompany transaction between entities and will net settle intercompany transactions to parent equity prior to close.
Cost Allocations from Hasbro
Hasbro provides certain services including treasury, tax and legal functions to the Company.
The
Combined Financial Statements reflect an allocation of these costs. See Note 1 for a discussion of these costs and the methodology used to allocate them.

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These allocations are reflected in the Combined Statement of Operations as follows:

(In thousands)	2022	2021
General and administration expenses	$1,008	$261
Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Company during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company operated as a standalone public company. Actual costs that may have been incurred if the Company had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether the functions were outsourced or performed by Company’s employees, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.
Net Parent Investment
“Net parent investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Combined Balance Sheets.

(In thousands)	2022	2021
Net Parent Investment
Corporate allocations	1,008	261
Share-based compensation funded by Parent	4,506	3,735

Net increase in Net Parent Investment	$5,514	$3,996

Related Party Distribution Arrangements
In the ordinary course of
business
, the Company distributes Hasbro
IP-related
content through various physical and digital distribution arrangements. Expenses related to these related party distribution arrangements may not be indicative of the actual expenses the Company would have incurred as a separate, stand-alone company or of the costs the Company will incur in the future.
Expenses related to these arrangements were $3,656 thousand and $5,625 thousand in the Combined Statement of Operations for the years ended December 25, 2022 and December 26, 2021, respectively.

(19)	Subsequent Events
The Company has performed an evaluation of subsequent events through January 17, 2024, which is the which is the date the financial statements were available to be issued.
During the second quarter of 2023, the Company determined that a triggering event occurred following a downward revision of the Company’s financial forecast, driven by challenging industry conditions that included the strike by the Writers Guild of America. As a result, the Company performed a quantitative impairment test and determined that the goodwill related to the Film and TV business was impaired. During the second quarter of 2023, the Company recorded pre-tax
non-cash
impairment charges of $296,167 thousand as the carrying value of the goodwill exceeded its expected fair value, as determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. These impairment charges consisted of a $231,000 thousand goodwill impairment charge associated with goodwill assigned to the Film and TV business, recorded within Impairment of Goodwill and a $65,167 thousand intangible asset impairment charge related to

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the Company’s definite-lived intangible eOne Trade Name. These charges are recorded in General and Administration costs, within the Combined Statements of Operations for the quarter and six months ended July 2, 2023.
On December 27, 2023, Hasbro completed the sale of all of the issued and outstanding equity interests of the eOne Film and Television business to Lionsgate. See Footnote 1 for additional information on the Transaction.
Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Condensed Combined Financial Statements
For the Nine Months Ended October 1, 2023 and September 25, 2022
(Unaudited)

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Condensed Combined Balance Sheets
October 1, 2023 and December 25, 2022
(Thousands of Dollars)

	October 1, 2023	December 25, 2022
ASSETS
Current assets
Cash and cash equivalents, including restricted cash of $4,133 in 2023 and $13,600 in 2022	$71,022	$91,077
Accounts receivable, less allowance for credit losses of $1,398 in 2023 and $2,266 in 2022	85,186	157,749
Inventories	2,730	2,974
Prepaid expenses and other current assets	410,374	423,456

Total current assets	569,312	675,256

Operating lease right-of-use assets	29,233	38,233
Property, plant and equipment, net	22,273	28,696
Investment in productions and investments in acquired content rights	731,855	694,002
Goodwill	—	231,000
Other intangibles, net	42,402	118,995
Other	113,029	115,091

Total assets	$1,508,104	$1,901,273

LIABILITIES, NONCONTROLLING INTERESTS AND PARENT EQUITY

Current liabilities
Production financing	$150,096	$194,781
Accounts payable	22,631	29,833
Deferred revenue	26,484	22,991
Accrued participation and residuals	229,823	267,037
Accrued liabilities	136,727	207,252

Total current liabilities	565,761	721,894

Long-term operating lease liabilities	25,643	31,012
Deferred revenue	1,098	714
Other liabilities	13,785	32,175

Total liabilities	606,287	785,795

Commitments and contingencies (Note 14)
Redeemable noncontrolling interests	—	—
Parent equity
Net parent investment	929,651	1,143,855
Accumulated other comprehensive loss	(27,834)	(28,377)

Total parent equity	901,817	1,115,478

Total liabilities, noncontrolling interests and parent equity	$1,508,104	$1,901,273

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Condensed Combined Statements of Operations
For the Nine Months Ended October 1, 2023 and September 25, 2022
(Thousands of Dollars)

	2023	2022
Net revenues	$419,325	$518,174
Costs and expenses:
Direct operating	320,545	394,479
Distribution and marketing	28,384	12,548
General and administration	87,555	98,221
Depreciation and amortization	18,476	19,584
Impairment of goodwill and trade name	296,167	—
Total costs and expenses	751,127	524,832

Operating loss	(331,802)	(6,658)

Interest expense	29,389	7,261
Interest income	(5,481)	(1,951)
Other expense, net	2,759	311

Loss before income taxes	$(358,469)	$(12,279)
Income tax provision (benefit)	(38,349)	11,237

Net loss	(320,120)	(23,516)
Less: Net earnings attributable to noncontrolling interests	—	576

Net loss attributable to Entertainment One Film and Television Business	$(320,120)	$(24,092)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Condensed Combined Statements of Comprehensive Loss
For the Nine Months Ended October 1, 2023 and September 25, 2022
(Thousands of Dollars)

	2023	2022
Net loss	$(320,120)	$(23,516)
Other comprehensive earnings (loss):
Foreign currency translation adjustments, net of tax	1,894	(37,978)
Net gains on cash flow hedging activities, net of tax	408	8,083
Reclassifications to earnings, net of tax:
Net losses on cash flow hedging activities	(1,759)	(1,186)

Other comprehensive earnings (loss), net of tax	543	(31,081)

Total comprehensive loss, net of tax	(319,577)	(54,597)
Total comprehensive earnings attributable to noncontrolling interests	—	576

Total comprehensive loss attributable to Entertainment One Film and Television Business	$(319,577)	$(55,173)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Condensed Combined Statements of Cash Flows
For the Nine Months Ended October 1, 2023 and September 25, 2022
(Thousands of Dollars)

	2023	2022
Cash flows from operating activities:
Net loss	$(320,120)	$(23,516)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	6,815	5,293
Amortization of intangible assets	11,661	14,291
Program cost amortization	249,848	318,966
Share-based compensation funded by Parent	8,223	3,019
Non-cash lease expense	9,049	6,560
Deferred income taxes	(41,902)	(38)
Impairment of goodwill and trade name	296,167	—
Other non-cash items	(1,351)	6,897
Changes in assets and liabilities:
Decrease in accounts receivable	47,262	4,799
Decrease (increase) in inventories	245	(290)
Decrease in prepaid expenses and other current assets	27,817	4,221
Program spend	(304,052)	(453,483)
Increase (decrease) in accounts payable	(7,503)	10,071
Increase (decrease) in accrued liabilities	(41,829)	39,422
Decrease in accrued participation and residuals	(37,829)	(11,922)
Increase in deferred revenue	3,845	14,438
Decrease in Other noncurrent liabilities	(7,357)	(1,279)
Decrease (increase) in Other noncurrent assets	27,347	(41,186)

Net cash used in operating activities	(73,664)	(103,737)

Investing activities:
Additions to Property, plant and equipment	(478)	(4,972)

Net cash used in investing activities	(478)	(4,972)

Financing activities:
Buyout of redeemable noncontrolling interest	—	(18,500)
Distributions to noncontrolling interests	—	(1,900)
Net proceeds from borrowings	117,944	204,032
Repayments of borrowings	(162,029)	(188,752)
Financing transactions with Parent, net	97,445	79,895

Net cash provided by financing activities	53,360	74,775

Effect of exchange rate changes on cash and cash equivalents	727	(980)

Change in cash and cash equivalents and restricted cash	(20,055)	(34,914)
Cash, cash equivalents and restricted cash at beginning of period	91,077	132,880

Cash, cash equivalents and restricted cash at end of period	$71,022	$97,966

Supplemental information
Income taxes paid	$(8,948)	$(2,824)

Interest paid	$(9,626)	$(202)

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Condensed Combined Statements of Parent Equity and Redeemable
Non-Controlling
Interest
For the Nine Months Ended October 1, 2023 and September 25, 2022
(Thousands of Dollars)

	2023	2022
Net Parent Investment
Balance at the beginning of the period	$1,143,855	$1,028,975
Net loss attributable to Entertainment One Film and Television Business	(320,120)	(24,092)
Share-based compensation funded by Parent	8,223	3,019
Net contributions from Parent	97,693	86,737

Balance at the end of the period	$929,651	$1,094,639

Accumulated Other Comprehensive Earnings (Loss), net of tax
Balance at the beginning of the period	$(28,377)	$5,278
Other comprehensive earnings (loss)	543	(31,081)

Balance at the end of the period	(27,834)	(25,803)

Total Parent Equity	$901,817	$1,068,836

Redeemable Non-Controlling Interest
Balance at the beginning of the period	$—	$23,938
Distributions paid to noncontrolling owners and other foreign exchange	—	(1,500)
Buyout of redeemable noncontrolling interest	—	(23,014)
Net earnings attributable to noncontrolling interests	—	576

Balance at the end of the period	$—	$—

See accompanying notes to Condensed Combined Financial Statements.

Entertainment One Film and Television Business
(A Business of Hasbro, Inc.)
Notes to Condensed Combined Financial Statements
(Thousands of Dollars)
(1)
Description of Business and Basis of Presentation
Description of Business
The accompanying Condensed Combined Financial Statements include the accounts of operations
that comprise the Entertainment One (“eOne”) Film and Television operations of Hasbro, Inc. (“Hasbro” or the “Parent”) (the “Company”). The eOne Film and Television business produces scripted and unscripted television and motion pictures with global distribution and an extensive film and television library. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Condensed Combined Financial Statements.
On August 3, 2023, Hasbro and certain of its wholly and majority owned subsidiaries entered into a definitive agreement (the “Purchase Agreement”) to sell the Company’s film and television business to Lionsgate (the “Purchaser” or “Lionsgate”) for approximately $500,000 thousand (the “Transaction”). Upon consummation of the Transaction, the historical operations of the Company will be transferred to the Purchaser, and Hasbro and the Purchaser will enter into various commercial agreements designed to continue to serve their respective customers. The sale will include employees, a content library of nearly 6,500 titles, active productions for non-Hasbro
owned IP and the eOne unscripted business, which will include rights for certain Hasbro-based shows.
The business does not include Hasbro’s Allspark operations, nor any active productions for Hasbro-owned IP such as Dungeons & Dragons. Consequently, these assets are not included in the accompanying Condensed Combined Financial Statements of the Company.
The accompanying Condensed Combined Financial Statements reflect the pushdown of acquisition accounting for the assets and liabilities which were directly attributable to the Company, and which existed as of the Lionsgate acquisition.
Basis Of Presentation
The Condensed Combined Financial Statements represent the operations of the Company and have been prepared on a
“carve-out”
basis. The Condensed Combined Financial Statements have been derived from Hasbro’s Consolidated Financial Statements and accounting records, and reflect the Condensed Combined Statements of Operations, Statements of Comprehensive Earnings, Balance Sheets, Cash Flows and Equity in accordance with accounting principles generally accepted in the United States (“GAAP”).
Hasbro provides certain corporate functions to the Company and costs associated with these provided services have been allocated to the Company. These allocations include treasury functions, tax services and employment legal functions. The costs of such services have been allocated to the Company based on an allocation metric which best represents the Company’s portion of corporate expenses incurred, primarily using the relative percentage of operating income. Management believes such allocations to be reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent company for the period presented. The cost allocations for these items are included in in “General and administration” in the Condensed Combined Statement of Operations. The total amounts of these cost allocations were approximately $299 thousand and $100 thousand for the nine months ended October 1, 2023 and September 25, 2022, respectively. See note 15.
Hasbro maintains a number of share-based compensation programs at a corporate level. The Company’s employees participate in those programs, and as such, the Company was charged a portion of the expenses

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associated with these programs. The Company was directly attributed share-based compensation expenses of $8,223 thousand and $3,019 thousand for the nine months ended October 1, 2023 and September 25, 2022, respectively. The charges are included in “General and administration” in the Condensed Combined Statements of Operations.
Substantially all employees attributable to the Company are covered by defined contribution plans held by the Company, rather than Hasbro. These related expenses are all directly attributable to the Company and resulting liabilities are in Accrued liabilities in the Condensed Combined Balance Sheet.
“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Condensed Combined Balance Sheets.
The Company frequently engages in various activities with Hasbro, resulting in accounts receivable and accounts payable positions. These balances do not settle in cash and have been eliminated through Net Parent Investment for the periods presented. Additionally, intercompany transactions within the Film and Television business have been eliminated for the periods presented.
The Condensed Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Condensed Combined Statements of Operations, Balance Sheets, and Statement of Cash Flows had the Company operated as an independent business from Hasbro during the periods presented.
Preparation of Condensed Combined Financial Statements
The preparation of the Condensed Combined Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Condensed Combined Financial Statements and notes thereto. Actual results could differ from those estimates.
The nine-month periods ended October 1, 2023 and September 25, 2022 were
40-week
and
39-week
periods, respectively. The results of operations for the nine months ended October 1, 2023 are not necessarily indicative of results to be expected for the full year 2023, nor were those of the comparable 2022 period representative of those actually experienced for the full year 2022.
The Condensed Combined Financial Statements may not be indicative of future performance and do not necessarily reflect the Condensed Combined Statement of Operations, Balance Sheet, and Statement of Cash Flows would have been had the Company operated as an independent business from Hasbro during the periods presented. To the extent that an asset, liability, revenue, or expense is directly associated with the Company, it is reflected in the accompanying Condensed Combined Financial Statements.
Impairment of Reporting Unit
During the second quarter of 2023, the Company determined that a triggering event occurred following a downward revision of the Company’s financial forecast, driven by challenging industry conditions that included the strike by the Writers Guild of America. As a result, the Company performed a quantitative impairment test and determined that the Company’s reporting unit was impaired. During the second quarter of 2023, the Company recorded pre-tax
non-cash
impairment charges of $296,167 thousand as the carrying value of the reporting unit exceeded its expected fair value, as determined using a discounted cash flow model which is primarily based on management’s future revenue and cost estimates. These impairment charges consisted of a $231,000 thousand goodwill impairment charge associated with goodwill and a $65,167 thousand intangible

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asset impairment charge related to the Company’s definite-lived intangible eOne Trade Name, recorded in Impairment of goodwill and trade name, within the Consolidated Statements of Operations for the nine months ended October 1, 2023.
(2)
Revenue Recognition
Contract Assets
In the ordinary course of business, the Entertainment One Film & TV Business enters into contracts to license their intellectual property, providing licensees right-to-use
or access such intellectual property for use in the production and for use within content for distribution over streaming platforms and for television and film. The Company also licenses owned television and film content for distribution to third parties in formats that include broadcast, theatrical and digital streaming. Through these arrangements, the Company may receive advanced royalty payments from licensees, either in advance of a licensees’ subsequent sales to customers or prior to the completion of the Company’s performance obligation. The Company defers revenues on all licenses until the respective performance obligations are satisfied. The Company records the aggregate deferred revenues as contract liabilities, with the current portion recorded within Accrued Liabilities and the long-term portion recorded as Other Liabilities in the Company’s Condensed Combined Balance Sheets. The Company records contract assets, primarily related to (1) minimum guarantees being recognized in advance of contractual invoicing, which are recognized ratably over the terms of the respective license periods, and (2) film and television distribution revenues recorded for content delivered, where payment will occur over the license term.
The Company’s contract assets are classified within the following financial statement line items in the Condensed Combined Balance Sheets at October 1, 2023 and December 25, 2022 as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets	$301,599	$319,045
Other	84,025	109,607

Contract assets	$385,624	$428,652

Deferred Revenue
Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Revenues of $16,430 thousand were recognized during the nine months ended October 1, 2023, related to the balance of deferred revenue at December 25, 2022.
Unsatisfied Performance Obligations
Unsatisfied performance obligations relate primarily to
in-production
television content to be delivered in the future under existing agreements with partnering content providers such as broadcasters, distributors, television networks and subscription video on demand services. As of October 1, 2023, unrecognized revenue attributable to unsatisfied performance obligations expected to be recognized in the future was $120,516 thousand. Of this amount, we expect to recognize approximately $95,616 thousand in 2023, $22,801 thousand in 2024, and $1,959 thousand in 2025, and $140 thousand in 2026. These amounts include only fixed consideration.
Accounts Receivable and Allowance for Credit Losses
The Company’s balance for accounts receivable on the Condensed Combined Balance Sheets as of October 1, 2023 and December 25, 2022 are primarily from contracts with customers. The Company had no material expense for credit losses in the nine months ended October 1, 2023 or September 25, 2022.

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Disaggregation of revenues
The Company disaggregates its revenues from contracts with customers by category: Home Video and Digital, Broadcast and Licensing and Production and Other. Information by major revenue stream and a reconciliation to reported amounts for the nine months ended October 1, 2023 and September 25, 2022 are as follows:

(In thousands)	2023	2022
Home Video, Digital and Theatrical	$18,873	$19,766
Broadcast and Licensing	138,208	129,528
Production and Other	262,244	368,880

Total revenues	$419,325	$518,174

(3)
Other Comprehensive Loss
Components of other comprehensive loss are presented within the Condensed Combined Statements of Comprehensive Loss. The following table presents the related tax effects on changes in other comprehensive loss for each of the nine months ended October 1, 2023 and September 25, 2022.

(In thousands)	2023	2022
Other comprehensive earnings (loss), tax effect:
Tax (expense) benefit on cash flow hedging activities	$(33)	$(1,911)
Tax (expense) benefit on foreign currency translation amounts	—	—
Reclassifications to earnings, tax effect:
Tax expense (benefit) on net (gains) losses on cash flow hedging activities	13	232

Total tax effect on other comprehensive loss attributable to Entertainment One Film and Television Business Film and Television	$(20)	$(1,679)

Changes in the components of accumulated other comprehensive loss, net of tax for each of the nine months ended October 1, 2023 and September 25, 2022 are as follows:

(In thousands)	Gains (Losses) on Derivative Instruments	Foreign Currency Translation Adjustments		Total Accumulated Other Comprehensive Earnings (Loss)
2023
Balance at December 25, 2022	$1,296	$	(29,673)	$(28,377)
Current period other comprehensive earnings (loss)	408		1,894	2,302
Reclassifications from AOCE to earnings	(1,759)		—	(1,759)

Balance at October 1, 2023	$(55)		$(27,779)	$(27,834)

2022
Balance at December 26, 2021	$1,886		$3,392	$5,278
Current period other comprehensive earnings (loss)	8,083		(37,978)	(29,895)
Reclassifications from AOCE to earnings	(1,186)		—	(1,186)

Balance at September 25, 2022	$8,783		$(34,586)	$(25,803)

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Gains (Losses) on Derivative Instruments
At October 1, 2023, the Company had remaining net deferred losses on foreign currency forward contracts, net of tax, of $55 thousand in AOCE. These instruments hedge payments related to television and movie production costs paid in 2023 or expected to be paid in 2024 or 2025. These amounts will be reclassified into the Condensed Combined Statements of Operations upon recognition of the related costs.
The company expects net deferred gains included in AOCE at October 1, 2023, to be reclassified to the Condensed Combined Statements of Operations within the next 12 months. However, the amount ultimately realized in earnings is dependent
on the fair value of the hedging instruments on the settlement dates.
See note 12 for additional discussion on reclassifications from AOCE to earnings.
(4)
Property, Plant and Equipment

(In thousands)	October 1, 2023	December 25, 2022
Computer software and hardware	$27,980	$27,802
Furniture and fixtures	2,612	2,466
Leasehold improvements	16,148	16,108
Less accumulated depreciation	(24,467)	(17,680)

Total property, plant and equipment, net	$22,273	$28,696

Expenditures for maintenance and repairs which do not materially extend the life of the assets are charged to operations as incurred. In the nine months ended October 1, 2023 and September 25, 2022, the Company recorded $6,815 thousand and $5,293 thousand, respectively, of depreciation expense.
See note 11 for additional discussion on right of use assets.
(5)
Goodwill and Other Intangible Assets
Goodwill
Changes in the carrying amount of goodwill, for the nine months ended October 1, 2023 are as follows:

(In thousands)	Goodwill
Balance as of December 25, 2022	$231,000
Impairment during the period (1)	(231,000)

Balance as of October 1, 2023	$—

(1)	See note 1 for discussion of goodwill impairment recorded during the second quarter of 2023.
Other Intangible Assets, Net
The following table represents a summary of the Company’s other intangible assets, net at October 1, 2023 and December 25, 2022:

(In thousands)	2023	2022
Exclusive content agreements and libraries	$89,726	$89,481
Trade name (1)	—	85,000
Accumulated amortization	(47,324)	(55,486)

Total other intangibles assets, net	$42,402	$118,995

(1)	See note 1 for discussion of eOne Trade name impairment recorded during the second quarter of 2023.

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The Company’s other intangible assets are amortized straight line over their remaining useful lives, and accumulated amortization of these other intangibles is reflected in other intangible assets, net in the accompanying Condensed Combined Balance Sheets.
Intangible assets are reviewed for indications of impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. See note 1 for discussion of eOne Trade name impairment recorded during the second quarter of 2023.
(6)
Investments in Productions and Investments in Acquired Content Rights
Investments in productions and investments in acquired content rights are predominantly monetized on a title-by-title
basis and are recorded within other assets in the Company’s Condensed Combined Balance Sheets, to the extent they are considered recoverable against future revenues. These amounts are being amortized to program cost amortization using a model that reflects the consumption of the asset as it is released through various channels including broadcast licenses, theatrical release and home entertainment. Amounts capitalized are reviewed periodically on an individual film basis and any portion of the unamortized amount that appears not to be recoverable from future net revenues is expensed as part of program cost amortization during the period the loss becomes evident. The Company’s unamortized investments in productions and investments in acquired content rights consisted of the following at October 1, 2023 and December 25, 2022:

(In thousands)	2023	2022
Investment in Films and Television Programs:
Individual monetization
Released, net of amortization	$463,657	$489,756
Completed and not released	68,741	78,644
In production	76,013	21,915
Pre-production	123,444	103,687

Total program investments	$731,855	$694,002

The Company recorded $249,848 thousand of program cost amortization related to released programming in the nine months ended October 1, 2023, consisting of the following:

(In thousands)	Investment in Production	Investment in Content	Total
Program cost amortization	$219,847	$30,001	$249,848
(7)
Accrued Liabilities
Components of accrued liabilities for the nine months ended October 1, 2023 and December 25, 2022 are as follows:

(In thousands)	2023	2022
Accrued expenses IIP & IIC	$48,012	$78,923
Severance	12,215	21,131
Payroll	6,417	20,793
Current lease liability	7,035	8,155
Accrued taxes	25,755	20,089
Other	37,293	58,161

Total accrued liabilities	$136,727	$207,252

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(8)
Production Financing
Production Financing
The Company uses production financing to fund certain of its television and film productions
which are arranged on an individual production basis by either special purpose production subsidiaries, each secured by the assets and future revenues of such production subsidiaries, which are non-recourse
to the Company’s assets, or through a senior revolving credit facility obtained in November 2021, dedicated to production financing.
Interest is charged at bank prime rate plus a margin based on the risk of the respective production. The weighted average interest rate on all production financing as of October 1, 2023 was 7.5%.
The Company’s senior revolving film and television production credit facility (the “RPCF”) with MUFG Union Bank, N.A., as administrative agent and lender and certain other financial institutions, as lenders thereto (the “Revolving Production Financing Agreement”) provides the Company with commitments having a maximum aggregate principal amount of $250,000 thousand. The Revolving Production Financing Agreement also provides the Company with the option to request a commitment increase up to an aggregate additional amount of $150,000 thousand subject to agreement of the lenders. The Revolving Production Financing Agreement extends through November 22, 2024. The Company uses the RPCF to fund certain of the Company’s original film and TV production costs. Borrowings under the RPCF are non-recourse
to the Company’s assets.
The Company has U.S. dollar production credit facilities and Canadian dollar and U.S. dollar production loans with various banks. For all periods presented, the carrying value approximated fair value. The carrying amounts of each component of Production Financing were as follows:

(In thousands)	Production Loans	Credit Facilities	Total Production Financing
As of October 1, 2023	$8,185	$141,911	$150,096
The following table represents movements in production financing during the first nine months of 2023:

(In thousands)	Production Financing
Balance at December 25, 2022	$194,781
Drawdown	117,939
Repayments	(162,029)
Foreign exchange differences	(595)

Balance at October 1, 2023	$150,096

(9)
Income Taxes
In preparing the Film and TV
carve-out
financial statements, The Company has determined the tax provision for those operations on a separate return basis. The tax provision and the related tax disclosures set out below are not necessarily representative of the tax provision and the related tax disclosures that may arise in the future.
The Company files income tax returns in the United States and various state and international jurisdictions. In the normal course of business, the Company is regularly audited by U.S. federal, state and local, and international tax authorities in various tax jurisdictions.
Our effective tax rate (“ETR”) from continuing operations was 10.7% for the nine months ended October 1, 2023 and (91.5%) for the nine months ended September 25, 2022. The following items caused the year-to-date
ETR to be significantly different from the prior year ETR:

•	During the nine months ended October 1, 2023, the Company recorded a net discrete tax benefit of $14,046 thousand primarily associated with a tax benefit on the impairment of eOne trade name in the

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UK. During the nine months ended October 1, 2023, the Company also recorded a $3,553 thousand tax expense related to non-recoverable withholding tax in Canada and the US.

•
During the nine months ended September 25, 2022, the Company recorded a net discrete tax benefit of $1,747 thousand primarily associated with certain provision to return adjustments in the UK. During the nine months ended September 25, 2022, the Company also recorded $11,275 thousand of tax expense related to non-recoverable
withholding tax in Canada and the US.

(10)
Fair Value of Financial Instruments
The Company measures certain financial instruments at fair value. The fair value hierarchy consists of three levels: Level 1 fair values are based on quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access; Level 2 fair values are those based on quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities; and Level 3 fair values are based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. There have been no transfers between levels within the fair value hierarchy.
Accounting standards permit entities to measure many financial instruments and certain other items at fair value and establish presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities.
At October 1, 2023 and December 25, 2022, the Company had the following assets and liabilities measured using Level 2 fair value indicators in its Condensed Combined Balance Sheets:

(In thousands)	Fair Value
October 1, 2023
Assets:
Derivatives	$1,890

Total assets	$1,890

Liabilities:
Derivatives	$4,676

Total liabilities	$4,676

December 25, 2022
Assets:
Derivatives	$6,744

Total assets	$6,744

Liabilities :
Derivatives	$2,266

Total liabilities	$2,266

The Company’s derivatives consist of foreign currency forward contracts. The Company uses current forward rates of the respective foreign currencies to measure the fair value of these contracts.
(11)
Leases
The Company occupies offices under various operating lease arrangements. The Company has no finance leases. The leases have remaining terms of 1 to 7 years, some of which include options to extend lease terms or options to terminate current lease terms at certain times, subject to notice requirements set out in the lease

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agreement. Payments under certain of the lease agreements may be subject to adjustment based on a consumer price index or other inflationary indices. The lease liability for such lease agreements as of the adoption date
, was based on fixed payments as of the adoption date. Any adjustments to these payments based on the related indices will be recorded to expense as incurred. Leases with an expected term of 12 months or less are not capitalized. Lease expense under such leases is recorded straight line over the life of the lease. The Company expenses non-lease
components as incurred for real estate leases.
The rent expense under such arrangements and similar arrangements that do not qualify as leases under ASU
2016-02,
net of sublease income amounted to $7,820 thousand and $10,335 thousand, respectively, for each of the nine months period ended October 1, 2023 and September 25, 2022, and was not material to the Company’s financial statements nor were expenses related to short term leases (expected term less than twelve months) or variable lease payments during those same periods.
All leases expire prior to 2030. Real estate taxes, insurance and maintenance expenses are generally obligations of the Company. Operating leases often contain renewal options. In those locations in which the Company continues to operate, management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.
Information related to the Company’s leases for the nine months ended October 1, 2023 and September 25, 2022 is as follows:

(In thousands)	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$7,043	$7,697
Right-of-use assets obtained in exchange for lease:
Operating leases net of lease modifications	29,233	40,409
Weighted Average Remaining Lease Term:
Operating leases	4.9 years	5.6 years
Weighted Average Discount Rate:
Operating leases	1.8%	1.7%
The following is a reconciliation of future undiscounted cash flows to the operating liabilities, and the related right of use assets, included in our Condensed Combined Balance Sheets as of October 1, 2023:

(In thousands)	October 1, 2023
2023 (excluding the nine-month period ended October 1, 2023)	$2,007
2024	7,677
2025	7,745
2026	5,530
2027	5,208
2028 and thereafter	5,966

Total future lease payments	34,133
Less imputed interest	1,455

Present value of future operating lease payments	32,678
Less current portion of operating lease liabilities (1)	7,035

Non-current operating lease liability (2)	25,643

Operating lease right-of-use assets, net (3)	$29,233

(1)	Included in Accrued liabilities on the Condensed Combined Balance Sheets

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(2)	Included in Other liabilities on the Condensed Combined Balance Sheets
(3)	Included in Operating lease right-of-use assets on the Condensed Combined Balance Sheets
(12)
Derivative Financial Instruments
The Company uses foreign currency forward and option contracts to mitigate the impact of currency rate fluctuations on firmly committed and projected future foreign currency transactions. These over-the-counter
contracts, which hedge future currency requirements related to television and film production cost and production financing facilities (see note 8) as well as other cross-border transactions not denominated in the functional currency of the business unit, are primarily denominated in United States and Canadian Dollars, Pound Sterling and Euros. All contracts are entered into with a number of counterparties, all of which are major financial institutions. The Company believes that a default by a single counterparty would not have a material adverse effect on the financial condition of the Company. The Company does not enter into derivative financial instruments for speculative purposes.
Cash Flow Hedges
All the Company’s designated foreign currency forward contracts are considered to be cash flow hedges. These instruments hedge a portion of the Company’s currency requirements associated with certain production financing loans and other cross-border transactions, primarily in years 2023 and to a lesser extent, 2024.
At October 1, 2023 and December 25, 2022, the notional amounts and fair values of the Company’s foreign currency forward and option contracts designated as cash flow hedging instruments were as follows:

	2023		2022
(In thousands)	Notional Amount	Fair Value	Notional Amount	Fair Value
Hedged Item
Foreign Currency denominated expense	28,669	(44)	78,298	1,706

The fair values of the Company’s foreign currency forward contracts designated as cash flow hedges are recorded in the Condensed Combined Balance Sheets at October 1, 2023 and December 25, 2022, as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets
Unrealized gains	$55	$2,051
Unrealized losses	—	—

Net unrealized gains	$55	$2,051

Accrued liabilities
Unrealized gains	$—	$—
Unrealized losses	(98)	(292)

Net unrealized losses	$(98)	$(292)

Net gains on cash flow hedging activities have been reclassified from other comprehensive earnings (loss) to net loss for the nine months ended October 1, 2023 and September 25, 2022 as follows:

(In thousands)	2023	2022
Condensed Combined Statements of Operations Classification
Other expense, net	1,759	1,186

Net realized gains	$1,759	$1,186

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Undesignated Hedges
To manage transactional exposure to fair value movements on certain monetary assets and liabilities denominated in foreign currencies, the Company has implemented a balance sheet hedging program. The Company does not use hedge accounting for these contracts as changes in the fair values of these contracts are offset by changes in the fair value of the balance sheet items. As of October 1, 2023 and December 25, 2022, the total notional amounts of the Company’s undesignated derivative instruments were $289,536 thousand and $296,474 thousand, respectively.
At October 1, 2023 and December 25, 2022, the fair value of the Company’s undesignated derivative financial instruments are recorded in the Condensed Combined Balance Sheets as follows:

(In thousands)	2023	2022
Prepaid expenses and other current assets
Unrealized gains	$1,836	$4,693
Unrealized losses	—	—

Net unrealized gains	1,836	4,693

Accrued liabilities
Unrealized gains	—	—
Unrealized losses	(4,577)	(1,974)

Net unrealized losses	(4,577)	(1,974)

Total unrealized (losses) gains, net	$(2,741)	$2,719

The Company recorded net gains (losses) of $905 thousand and $(8,712) thousand on these instruments to other expense, net for the nine months ended October 1, 2023 and September 25, 2022, respectively, relating to the change in fair value of such derivatives, substantially offsetting gains and losses from the change in fair value of the items to which the instruments relate.
For additional information related to the Company’s derivative financial instruments see notes 3 and 10.
(13)
Restructuring Actions
During 2020, the Company took certain integration actions related to the acquisition of eOne by Hasbro in 2019. Substantially all of the remaining cash payments related to these programs are expected to be made by the end of 2024.
During 2022, in support of Blueprint 2.0, the Parent announced an Operational Excellence program in which the Company took certain restructuring actions, including global workforce reductions, resulting in severance and other employee charges.
The detail of activity related to the Company’s programs as of October 1, 2023 is as follows:

(In thousands)	Integration Program	Operational Excellence Program
Remaining amounts to be paid as of December 25, 2022	$963	$20,168
Payments made in the nine months ended October 1, 2023	—	(8,916)

Remaining amounts to be paid as of October 1, 2023	$963	$11,252

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(14)
Commitments and Contingencies
The Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the Condensed Combined Financial Statements.
See note 11 for additional information on the Company’s future lease payment commitments. See note 8 for additional information on the Company’s long-term debt and production financing repayments.
(15)
Related Parties
The Company has not historically operated as a standalone business and the Condensed Combined Financial Statements are derived from the Consolidated Financial Statements and accounting records of Hasbro. The following disclosure summarizes activity between the Company and Hasbro. The Company historically settles intercompany transaction between entities and will net settle intercompany transactions to equity prior to close.
Cost Allocations from Hasbro
Hasbro provides certain services including treasury, tax and legal functions to the Company. The Consolidated Financial Statements reflect an allocation of these costs. See note 1 for a discussion of these costs and the methodology used to allocate them.
These allocations are reflected in the Condensed Combined Statement of Operations for the nine-month period ended October 1, 2023 and September 25, 2022, as follows:

(In thousands)	2023	2022
General and administration expenses	$299	$100
Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Company during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Company operated as a standalone public company. Actual costs that may have been incurred if the Company had been a standalone public company would depend on a number of factors, including the chosen organizational structure, whether the functions were outsourced or performed by Company’s employees, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.
Net Parent Investment
“Net Parent Investment” represents Hasbro’s interest in the net assets of the Company. The net parent investment balance represents the cumulative net investment by Hasbro in the Company through the periods presented, including any prior net earnings (loss) or comprehensive earnings (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in the Company’s net parent investment in the Condensed Combined Balance Sheets.

(In thousands)	October 1, 2023	December 25, 2022
Net Parent Investment
Corporate allocations	299	1,008
Share-based compensation funded by Parent	8,223	4,506

Net increase in Net Parent Investment	$8,522	$5,514

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Related Party Distribution Arrangements
In the ordinary course of business, the Company distributes Hasbro
IP-relat
ed
content through various physical and digital distribution arrangements. Expenses related to these related party distribution arrangements may not be indicative of the actual expenses the Company would have incurred as a separate, stand-alone company or of the costs the Company will incur in the future.
Expenses related to these arrangements were $3,008 thousand and $2,345 thousand in the Condensed Combined Statement of Operations for the nine months period ended October 1, 2023 and September 25, 2022, respectively.
(16)
Subsequent Events
The Company has performed an evaluation of subsequent events for disclosure through December 21, 2023, which is the date the financial statements were available to be issued.

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Item 21. Exhibits and Financial Statement Schedules

(a)	The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement.

(b)	Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Arrangement Agreement by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC.

2.2	Amendment to Arrangement Agreement by and among Lions Gate Entertainment Corp., Lionsgate Studios Corp., Lionsgate Studios Holding Corp. and LG Sirius Holdings ULC.

2.3	Form of Plan of Arrangement by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC.

2.4	Form of Separation Agreement by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC.

3.1	Form of Interim Articles of Lionsgate Studios Holding Corp.

3.2	Form of Closing Articles of Lionsgate Studios Holding Corp.

5.1	Opinion of Dentons Canada LLP regarding legality of securities being registered.

10.1	Tax Matters Agreement by and between Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp.

10.2	Form of Amendment to Tax Matters Agreement by and between Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp.

10.3	Form of Transition Services Agreement by and between Starz Entertainment, LLC and Lions Gate Entertainment, Inc.

10.4	Form of Employee Matters Agreement by and among Lionsgate Studios Holding Corp., Lionsgate Studios Corp., LG Sirius Holdings ULC and Lions Gate Entertainment Corp.

10.5	Form of Lionsgate Studios Corp. 2025 Performance Incentive Plan.

10.6	Form of Lions Gate Entertainment Corp. 2025 Performance Incentive Plan.

10.7	Employment Agreement between Jon Feltheimer and Lions Gate Entertainment Corp., dated as of August 21, 2020.

10.8	Employment Agreement between Michael Burns and Lions Gate Entertainment Corp., dated as of August 12, 2020.

10.9	Employment Agreement between James W. Barge and Lions Gate Entertainment Corp., dated as of March 21, 2024.

10.10	Employment Agreement between Brian Goldsmith and Lions Gate Entertainment Corp., dated as of October 1, 2022.

Exhibit No.	Description of Document

10.11	Employment Agreement between Bruce Tobey and Lions Gate Entertainment Corp., dated as of March 27, 2023.

10.12	Employment Agreement between Jeffrey A. Hirsch and Lions Gate Entertainment Corp., dated as of September 30, 2019.

10.13	Amendment No. 1 to Employment Agreement between Jeffrey A. Hirsch and Lions Gate Entertainment Corp., dated as of September 28, 2023.

10.14	Form of Investor Rights Agreement by and among Lionsgate Studios Holding Corp., MHR Fund Management, LLC, Liberty Global Ventures Limited, Liberty Global LTD. and Mammoth Funds (as defined therein).

10.15	Form of Voting Agreement by and among Lionsgate Studios Holding Corp., Liberty Global Ventures Limited, MHR Fund Management, LLC, Liberty Global LTD., and Mammoth Funds (as defined therein).

10.16	Form of Registration Rights Agreement by and among Lionsgate Studios Holding Corp. and the MHR Group (as defined therein).

10.17	Form of Registration Rights Agreement by and between Lionsgate Studios Holding Corp. and Liberty Global Incorporated Limited.

10.18	Sponsor Option Agreement by and among Screaming Eagle Acquisition Corp, Eagle Equity Partners V, LLC and SEAC II Corp.

10.19	Form of Amendment to Sponsor Option Agreement by and among Lionsgate Studios Holding Corp. and Eagle Equity Partners V, LLC.

21.1	List of Subsidiaries of Lionsgate Studios Holding Corp.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Lions Gate Entertainment Corp.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Lionsgate Studios Corp.

23.3	Consent of KPMG LLP.

23.4	Consent of Dentons Canada LLP (included as part of Exhibit 5.1 hereto).

107	Filing Fee Table.

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

Item 22. Undertakings.

Each undersigned Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(2)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(e)

that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) Insofar as indemnification by each Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the indemnification provisions described herein, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on March 24, 2025.

LIONSGATE STUDIOS HOLDING CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title	Date

/s/ James W. Barge James W. Barge	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer and Authorized Representative in the United States)	March 24, 2025

/s/ Adrian Kuzycz Adrian Kuzycz	Chief Executive Officer (Principal Executive Officer) and Director	March 24, 2025